FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-191331-09

Prospectus Supplement supplementing the Prospectus dated February 9, 2015

$926,634,000 (Approximate)

GS Mortgage Securities Trust 2015-GC32

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor

Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.

Cantor Commercial Real Estate Lending, L.P.

Starwood Mortgage Funding I LLC

MC-Five Mile Commercial Mortgage Finance LLC

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2015-GC32

The Commercial Mortgage Pass-Through Certificates, Series 2015-GC32 will consist of 18 classes of certificates, 13 of which GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series 2015-GC32 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2015-GC32. The issuing entity’s main assets will be a pool of 63 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date
Class A-1	$54,451,000		1.593%	Fixed	July 2048
Class A-2	$50,885,000		3.062%	Fixed	July 2048
Class A-3	$180,000,000		3.498%	Fixed	July 2048
Class A-4	$331,866,000		3.764%	Fixed	July 2048
Class A-AB	$84,984,000		3.513%	Fixed	July 2048
Class X-A	$772,404,000	(3)	1.061%	Variable IO(4)	July 2048
Class X-B	$60,188,000	(3)	0.010%	Variable IO(4)	July 2048
Class A-S(5)	$70,218,000	(6)	4.018%	Fixed(7)	July 2048
Class B(5)	$60,188,000	(6)	4.549%	Variable(8)	July 2048
Class PEZ(5)	$173,038,000	(6)	(9)	(9)	July 2048
Class C(5)	$42,632,000	(6)	4.559%	Variable(10)	July 2048
Class D	$51,410,000		3.345%	Fixed	July 2048
Class X-D	$51,410,000	(3)	1.214%	Variable IO(4)	July 2048

(Footnotes to table begin on page S-14)

You should carefully consider the risk factors beginning on page S-67 of this prospectus supplement and page 4 of the prospectus.

Neither the Series 2015-GC32 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2015-GC32 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in August 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates-Subordination” in this prospectus supplement.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co. and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about July 31, 2015. GS Mortgage Securities Corporation II expects to receive from this offering approximately 106.5% of the aggregate principal balance of the offered certificates, plus accrued interest from July 1, 2015, before deducting expenses payable by the depositor.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors-Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement). See also “Legal Investment” in this prospectus supplement.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Cantor Fitzgerald & Co.	Drexel Hamilton
Co-Managers

July 17, 2015

GS MORTGAGE SECURITIES TRUST 2015-GC32

Commercial Mortgage Pass-Through Certificates, Series 2015-GC32

Wyoming
11 properties
$18,632,759
1.9% of total
Kansas
8 properties
$2,569,602
0.3% of total
Nebraska
5 properties
$9,708,621
1.0% of total
Missouri
22 properties
$16,552,088
1.7% of total
Minnesota
1 property
$577,514
0.1% of total
Illinois
38 properties
$60,812,689
6.1% of total
Indiana
12 properties
$29,654,435
3.0% of total
Michigan
3 properties
$14,193,034
1.4% of total
Pennsylvania
5 properties
$67,058,884
6.7% of total
New York
3 properties
$2,227,741
0.2% of total
New Hampshire
1 property
$4,270,000
0.4% of total
Washington
10 properties
$ 49,439,530
4.9% of total
Connecticut
2 properties
$28,200,000
2.8% of total
Ohio
3 properties
$12,075,000
1.2% of total
Idaho
2 properties
$13,500,000
1.3% of total
New Jersey
4 properties
$26,994,904
2.7% of total
Maryland
1 property
$469,021
0.05% of total
Nevada
2 properties
$5,818,966
0.6% of total
Virginia
2 properties
$11,518,751
1.1% of total
California
13 properties
$190,810,003
19.0% of total
North Carolina
6 properties
$18,479,952
1.8% of total
South Carolina
2 properties
$13,320,048
1.3% of total
Colorado
9 properties
$127,416,632
12.7% of total
New Mexico
2 properties
$2,806,034
0.3% of total
Georgia
9 properties
$23,272,800
2.3% of total
Oklahoma
2 properties
$4,960,641
0.5% of total
Louisiana
1 property
$154,810
0.02% of total
Alabama
5 properties
$12,735,000
1.3% of total
Texas
18 properties
$166,147,096
16.6% of total
Kentucky
5 properties
$8,309,015
0.8% of total
Tennessee
2 properties
$7,050,000
0.7% of total
Florida
13 properties
$53,387,506
5.3% of total
Mortgaged Properties by Property Type
Self Storage 4.8%
Multifamily 7.0%
Industrial 3.0%
Retail 39.1%
Mixed Use 8.6%
Office 10.5%
Manufactured Housing 11.1%
Hospitality 15.9%
Percent of Initial Pool Balance
>10.0% – 19.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.02% – 1.0%

SUMMARY OF PROSPECTUS		Concentrations Based on Property Type,
SUPPLEMENT	S-16	Geography, Related Borrowers and
RISK FACTORS	S-67	Other Factors May Disproportionately
The Offered Certificates May Not Be a		Increase Losses	S-84
Suitable Investment for You	S-67	Risks Relating to Enforceability of Cross-
The Offered Certificates Are Limited		Collateralization	S-85
Obligations	S-67	The Performance of a Mortgage Loan
The Volatile Economy, Credit Crisis and		and Its Related Mortgaged Property
Downturn in the Real Estate Market		Depends in Part on Who Controls the
Have Adversely Affected and		Borrower and Mortgaged Property	S-86
May Continue To Adversely Affect the		The Borrower’s Form of Entity
Value of CMBS	S-67	May Cause Special Risks	S-86
External Factors May Adversely Affect		A Bankruptcy Proceeding May Result in
the Value and Liquidity of Your		Losses and Delays in Realizing on the
Investment	S-68	Mortgage Loans	S-87
The Certificates May Have Limited		Mortgage Loans Are Non-recourse and
Liquidity and the Market Value of the		Are Not Insured or Guaranteed	S-88
Certificates May Decline	S-69	Adverse Environmental Conditions at or
There Are Risks Relating to the		Near Mortgaged Properties May Result
Exchangeable Certificates	S-70	in Losses	S-88
Subordination of Exchangeable		Risks Related to Redevelopment,
Certificates	S-71	Expansion and Renovation at
Limited Information Causes Uncertainty	S-71	Mortgaged Properties	S-89
Legal and Regulatory Provisions		Risks Relating to Costs of Compliance
Affecting Investors Could Adversely		with Applicable Laws and Regulations	S-89
Affect the Liquidity of the Offered		Litigation Regarding the Mortgaged
Certificates	S-72	Properties or Borrowers May Impair
Your Yield May Be Affected by Defaults,		Your Distributions	S-90
Prepayments and Other Factors	S-74	Other Financings or Ability To Incur Other
Nationally Recognized Statistical Rating		Financings Entails Risk	S-90
Organizations May Assign Different		Borrower May Be Unable To Repay
Ratings to the Certificates; Ratings of		Remaining Principal Balance on
the Certificates Reflect Only the Views		Maturity Date; Longer Amortization
of the Applicable Rating Agencies as of		Schedules and Interest-Only Provisions
the Dates Such Ratings Were Issued;		Increase Risk	S-91
Ratings May Affect ERISA Eligibility;		Risks Relating to Interest on Advances
Ratings May Be Downgraded	S-77	and Special Servicing Compensation	S-92
Commercial, Multifamily and		Increases in Real Estate Taxes
Manufactured Housing Community		May Reduce Available Funds	S-93
Lending Is Dependent on Net		Some Mortgaged Properties May Not Be
Operating Income	S-78	Readily Convertible to Alternative Uses	S-93
Underwritten Net Cash Flow Could Be		Risks Related to Zoning Non-Compliance
Based On Incorrect or Failed		and Use Restrictions	S-94
Assumptions	S-79	Risks Relating to Inspections of
The Mortgage Loans Have Not Been		Properties	S-95
Reunderwritten by Us; Some Mortgage		Insurance May Not Be Available or
Loans May Not Have Complied With		Adequate	S-95
Another Originator’s Underwriting		Terrorism Insurance May Be Unavailable
Criteria	S-80	or Insufficient	S-96
Static Pool Data Would Not Be Indicative		Risks Associated with Blanket Insurance
of the Performance of this Pool	S-80	Policies or Self-Insurance	S-96
Appraisals May Not Reflect Current or		State and Local Mortgage Recording
Future Market Value of Each Property	S-81	Taxes May Apply Upon a Foreclosure
Performance of the Certificates Will Be		or Deed in Lieu of Foreclosure and
Highly Dependent on the Performance		Reduce Net Proceeds	S-97
of Tenants and Tenant Leases	S-82	Risks Relating to a Bankruptcy of an
Originator, a Sponsor or the Depositor,

S-3

or a Receivership or Conservatorship		Tax Matters and Changes in Tax Law
of Goldman Sachs Bank USA	S-97	May Adversely Impact the Mortgage
Interests and Incentives of the		Loans or Your Investment	S-114
Originators, the Sponsors and Their		Combination or “Layering” of Multiple
Affiliates May Not Be Aligned With		Risks May Significantly Increase Risk
Your Interests	S-98	of Loss	S-117
Interests and Incentives of the		DESCRIPTION OF THE MORTGAGE POOL	S-118
Underwriter Entities May Not Be		General	S-118
Aligned With Your Interests	S-99	Certain Calculations and Definitions	S-119
Potential Conflicts of Interest of the		Statistical Characteristics of the Mortgage
Master Servicer and the Special		Loans	S-127
Servicer	S-101	Environmental Considerations	S-142
Potential Conflicts of Interest of the		Litigation and Other Considerations	S-146
Operating Advisor	S-102	Redevelopment, Renovation and
Potential Conflicts of Interest of the		Expansion	S-147
Controlling Class Representative and		Default History, Bankruptcy Issues and
the Companion Loan Holders	S-103	Other Proceedings	S-148
Potential Conflicts of Interest in the		Tenant Issues	S-150
Selection of the Underlying Mortgage		Insurance Considerations	S-162
Loans	S-106	Use Restrictions	S-162
Conflicts of Interest May Occur as a		Appraised Value	S-163
Result of the Rights of the Applicable		Non-recourse Carveout Limitations	S-164
Controlling Class Representative To		Real Estate and Other Tax
Terminate the Special Servicer of the		Considerations	S-164
Applicable Whole Loans	S-106	Certain Terms of the Mortgage Loans	S-165
Other Potential Conflicts of Interest May		The Whole Loans	S-175
Affect Your Investment	S-107	Representations and Warranties	S-208
The Special Servicer May Be Directed To		Sale of Mortgage Loans; Mortgage File
Take Actions by an Entity That Has No		Delivery	S-209
Duty or Liability to Other		Cures, Repurchases and Substitutions	S-210
Certificateholders	S-108	Additional Information	S-213
The Servicing of the Kaiser Center Whole		TRANSACTION PARTIES	S-213
Loan Will Shift to Others	S-108	The Sponsors	S-213
Your Lack of Control Over the Issuing		Compensation of the Sponsors	S-228
Entity and Servicing of the Mortgage		The Depositor	S-228
Loans Can Create Risks	S-109	The Originators	S-229
Rights of the Controlling Class		The Issuing Entity	S-252
Representatives Under Each Other		The Trustee and Certificate Administrator	S-253
PSA Could Adversely Affect Your		Trustee and Certificate Administrator Fee	S-257
Investment	S-111	The Operating Advisor	S-257
You Will Not Have any Control Over the		Servicers	S-258
Servicing of the Non-Serviced Loans	S-111	Servicing Compensation, Operating
The Requirement of the Special Servicer		Advisor Compensation and Payment of
to Obtain FIRREA-Compliant		Expenses	S-263
Appraisals May Result in an Increased		Affiliates and Certain Relationships	S-273
Cost to the Issuing Entity	S-112	DESCRIPTION OF THE OFFERED
Rights of the Operating Advisor and the		CERTIFICATES	S-276
Controlling Class Representative Could		General	S-276
Adversely Affect Your Investment	S-112	Exchanges of Exchangeable Certificates	S-279
The Serviced Whole Loans Pose Special		Distributions	S-280
Risks	S-112	Subordination	S-296
Sponsors May Not Be Able To Make		Appraisal Reductions	S-297
Required Repurchases or Substitutions		Voting Rights	S-301
of Defective Mortgage Loans	S-114	Delivery, Form, Transfer and
Book-Entry Registration Will Mean You		Denomination	S-302
Will Not Be Recognized as a Holder of		Certificateholder Communication	S-306
Record	S-114	YIELD, PREPAYMENT AND MATURITY
		CONSIDERATIONS	S-306
		Yield	S-306

S-4

Yield on the Class X-A, Class X-B and		USE OF PROCEEDS	S-386
Class X-D Certificates	S-310	MATERIAL FEDERAL INCOME TAX
Weighted Average Life of the Offered		CONSEQUENCES	S-386
Certificates	S-310	General	S-386
Price/Yield Tables	S-316	Tax Status of Offered Certificates	S-387
THE POOLING AND SERVICING		Taxation of Offered Certificates	S-387
AGREEMENT	S-321	Taxation of the Exchangeable
General	S-321	Certificates	S-389
Special Note Regarding the Kaiser		Further Information	S-390
Center Whole Loan	S-321	STATE AND LOCAL TAX
Servicing of the Whole Loans	S-321	CONSIDERATIONS	S-390
Assignment of the Mortgage Loans	S-322	ERISA CONSIDERATIONS	S-390
Servicing of the Mortgage Loans	S-323	LEGAL INVESTMENT	S-392
Advances	S-328	CERTAIN LEGAL ASPECTS OF THE
Accounts	S-331	MORTGAGE LOANS	S-393
Application of Penalty Charges and		RATINGS	S-395
Modification Fees	S-333	PLAN OF DISTRIBUTION (UNDERWRITER
Withdrawals from the Collection Account	S-334	CONFLICTS OF INTEREST)	S-397
Enforcement of “Due-On-Sale” and “Due-		LEGAL MATTERS	S-399
On-Encumbrance” Clauses	S-335	INDEX OF SIGNIFICANT DEFINITIONS	S-400
Inspections	S-337
Evidence as to Compliance	S-337	ANNEX A – STATISTICAL
Certain Matters Regarding the Depositor,		CHARACTERISTICS OF THE
the Master Servicer, the Special		MORTGAGE LOANS	A-1
Servicer and the Operating Advisor	S-338	ANNEX B – STRUCTURAL AND
Servicer Termination Events	S-340	COLLATERAL TERM SHEET	B-1
Rights Upon Servicer Termination Event	S-342	ANNEX C – MORTGAGE POOL
Waivers of Servicer Termination Events	S-344	INFORMATION	C-1
Termination of the Special Servicer	S-344	ANNEX D – FORM OF DISTRIBUTION
Amendment	S-345	DATE STATEMENT	D-1
Realization Upon Mortgage Loans	S-348	ANNEX E-1 – SPONSOR
Controlling Class Representative	S-354	REPRESENTATIONS AND
Operating Advisor	S-360	WARRANTIES	E-1-1
Asset Status Reports	S-366	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Rating Agency Confirmations	S-368	REPRESENTATIONS AND
Termination; Retirement of Certificates	S-370	WARRANTIES	E-2-1
Optional Termination; Optional Mortgage		ANNEX F – CLASS A-AB SCHEDULED
Loan Purchase	S-370	PRINCIPAL BALANCE SCHEDULE	F-1
Reports to Certificateholders; Available		ANNEX G – ALDERWOOD MALL
Information	S-371	AMORTIZATION SCHEDULE	G-1
Servicing of the Non-Serviced Loans	S-377

S-5

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this prospectus supplement insofar as they relate to the certificates offered by this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2015-GC32 certificates and the issuing entity in abbreviated form:

•	the “Certificate Summary”, commencing on page S-14 of this prospectus supplement, which sets forth important statistical information relating to the Series 2015-GC32 certificates; and

•	the “Summary of Prospectus Supplement”, commencing on page S-16 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2015-GC32 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page S-67 of this prospectus supplement, describes the material risks that apply to the Series 2015-GC32 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-400 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 114 of the prospectus.

S-6

In this prospectus supplement:

•	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

•	references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A, CLASS X-B AND CLASS X-D CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS B TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS

S-7

(INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A, CLASS X-B AND CLASS X-D CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

THE YIELD TO MATURITY ON THE CLASS X-D CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS D CERTIFICATES, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-D CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-D CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A, CLASS X-B AND CLASS X-D CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

S-8

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

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POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

This PROSPECTUS SUPPLEMENT has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the DEPOSITOR, THE issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

NONE OF THE DEPOSITOR, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for THE DEPOSITOR, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c) in any other circumstances falling within article 3(2) of the Prospectus Directive;

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PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that RELEVANT Member State by any measure implementing the Prospectus Directive in that RELEVANT Member State.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

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WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES” RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(11)	Expected Principal Window(11)
Offered Certificates
Class A-1	$54,451,000		30.000%	(12)	1.593%	Fixed	2.59	8/15 – 4/20
Class A-2	$50,885,000		30.000%	(12)	3.062%	Fixed	4.81	4/20 – 7/20
Class A-3	$180,000,000		30.000%	(12)	3.498%	Fixed	9.81	4/25 – 6/25
Class A-4	$331,866,000		30.000%	(12)	3.764%	Fixed	9.91	6/25 – 7/25
Class A-AB	$84,984,000		30.000%	(12)	3.513%	Fixed	7.43	7/20 – 4/25
Class X-A	$772,404,000	(3)	N/A		1.061%	Variable IO(4)	N/A	N/A
Class X-B	$60,188,000	(3)	N/A		0.010%	Variable IO(4)	N/A	N/A
Class A-S(5)	$70,218,000	(6)	23.000%		4.018%	Fixed(7)	9.94	7/25 – 7/25
Class B(5)	$60,188,000	(6)	17.000%		4.549%	Variable(8)	9.94	7/25 – 7/25
Class PEZ(5)	$173,038,000	(6)	12.750%	(13)	(9)	(9)	9.94	7/25 – 7/25
Class C(5)	$42,632,000	(6)	12.750%	(13)	4.559%	Variable(10)	9.94	7/25 – 7/25
Class D	$51,410,000		7.625%		3.345%	Fixed	9.94	7/25 – 7/25
Class X-D	$51,410,000	(3)	N/A		1.214%	Variable IO(4)	N/A	N/A
Non-Offered Certificates
Class E	$20,063,000		5.625%		4.559%	Variable(10)	9.94	7/25 – 7/25
Class F	$10,031,000		4.625%		4.559%	Variable(10)	9.94	7/25 – 7/25
Class G	$17,555,000		2.875%		4.559%	Variable(10)	9.94	7/25 – 7/25
Class H	$28,840,074		0.000%		4.559%	Variable(10)	9.94	7/25 – 7/25
Class R(14)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	The Class X-A, Class X-B and Class X-D certificates, sometimes collectively referred to as the “Class X certificates”, will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates.

(4)	The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus supplement. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this prospectus supplement. The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class D certificates, as described in this prospectus supplement.

(5)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(6)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $70,218,000, $60,188,000 and $42,632,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such trust components. Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(7)	For any distribution date, the pass-through rate of the Class A-S certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

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(8)	For any distribution date, the pass-through rate of the Class B certificates will be a per annum rate equal to (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus (ii) 0.010%.

(9)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(10)	For any distribution date, the pass-through rate of each class of the Class C, Class E, Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(11)	Assuming no prepayments prior to the maturity date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(12)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(13)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(14)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.

The Class E, Class F, Class G, Class H and Class R certificates are not offered by this prospectus supplement.

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SUMMARY OF prospectus supplement

The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the GS Mortgage Securities Trust 2015-GC32, Commercial Mortgage Pass-Through Certificates, Series 2015-GC32. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination” in this prospectus supplement and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A, Class X-B and Class X-D certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-D certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity	GS Mortgage Securities Trust 2015-GC32, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	•	Goldman Sachs Mortgage Company, a New York limited partnership (40.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Citigroup Global Markets Realty Corp., a New York corporation (30.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (13.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

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	•	Starwood Mortgage Funding I LLC, a Delaware limited liability company (9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	•	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	14	39.4%
Citigroup Global Markets Realty Corp.(1)(2)	Citigroup Global Markets Realty Corp.	12	30.1
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	15	13.4
Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	12	9.6
MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	8	6.5
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	2	1.0
Total		63	100.0%

	(1)	The mortgage loan identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A.

	(2)	The mortgage loan identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Citigroup Global Markets Realty Corp. and Morgan Stanley Bank, N.A.

See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee	Wells Fargo Bank, National Association, a national banking association. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its telephone number is 410-884-2000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (but not the Kaiser Center mortgage loan or the non-serviced loans (as discussed under “—The Mortgage Loans—The Whole Loans” below)) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing.

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The mortgagee of record with respect to the Dallas Market Center whole loan is U.S. Bank National Association, as trustee, under the GSMS 2015-GC30 PSA (referred to in this prospectus supplement as the “GSMS 2015-GC30 trustee”).

Citigroup Global Markets Realty Corp. is the current mortgagee of record with respect to the Kaiser Center whole loan, but (to the extent required by the related mortgage loan purchase agreement) will assign record title to Wells Fargo Bank, National Association, in its capacity as trustee under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the Kaiser Center companion loan, the mortgagee of record with respect to the Kaiser Center whole loan will be the trustee under the pooling and servicing agreement entered into in connection with such securitization, (such pooling and servicing agreement referred to in this prospectus supplement as the “Kaiser Center future PSA”, and such trustee referred to in this prospectus supplement as the “Kaiser Center future trustee”).

The mortgagee of record and custodian with respect to the US StorageMart Portfolio whole loan is Deutsche Bank Trust Company Americas, as trustee, under the CGBAM 2015-SMRT TSA (referred to in this prospectus supplement as the “CGBAM 2015-SMRT trustee”).

The mortgagee of record with respect to the Selig Office Portfolio whole loan is Deutsche Bank Trust Company Americas, as trustee, under the CGCMT 2015-GC29 PSA (referred to in this prospectus supplement as the “CGCMT 2015-GC29 trustee”).

The mortgagee of record with respect to the Alderwood Mall whole loan is Wells Fargo Bank, National Association, as trustee, under the MSCCG 2015-ALDR TSA (referred to in this prospectus supplement as the “MSCCG 2015-ALDR trustee”).

The CGCMT 2015-GC29 trustee, the GSMS 2015-GC30 trustee, the Kaiser Center future trustee, the CGBAM 2015-SMRT trustee and the MSCCG 2015-ALDR trustee are also each referred to in this prospectus supplement as an “Other trustee”.

See “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

The certificate administrator and custodian related to the Dallas Market Center whole loan under the GSMS 2015-GC30 PSA (referred to in this prospectus supplement as the “GSMS 2015 GC30 certificate administrator”) is U.S. Bank National Association.

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Initially, the certificate administrator and custodian related to the Kaiser Center whole loan will be the current certificate administrator and custodian under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the Kaiser Center companion loan, the certificate administrator and custodian related to the Kaiser Center whole loan will be the certificate administrator and custodian under the pooling and servicing agreement entered into in connection with such securitization, referred to in this prospectus supplement as the “Kaiser Center future certificate administrator”.

The certificate administrator related to the US StorageMart Portfolio whole loan under the CGBAM 2015-SMRT TSA (referred to in this prospectus supplement as the “CGBAM 2015—SMRT certificate administrator”) is Citibank, N.A.

The certificate administrator and custodian related to the Selig Office Portfolio whole loan under the CGCMT 2015—GC29 PSA (referred to in this prospectus supplement as the “CGCMT 2015-GC29 certificate administrator”) is Citibank, N.A.

The certificate administrator and custodian related to the Alderwood Mall whole loan under the MSCCG 2015-ALDR TSA (referred to in this prospectus supplement as the “MSCCG 2015-ALDR certificate administrator”) is Wells Fargo Bank, National Association.

The CGCMT 2015-GC29 certificate administrator, the GSMS 2015-GC30 certificate administrator, the Kaiser Center future certificate administrator, the CGBAM 2015-SMRT certificate administrator and the MSCCG 2015-ALDR certificate administrator are also each referred to in this prospectus supplement as an “Other certificate administrator”.

See “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will act as the initial operating advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the Kaiser Center mortgage loan and the non-serviced loans). At any time that (i) none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount (as notionally reduced by appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced loans. In addition, at any time after the occurrence and during the

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continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the mortgage loans (other than with respect to the Kaiser Center mortgage loan and the non-serviced loans) to the extent described in this prospectus supplement and provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis. Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required (if any mortgage loans (other than the Kaiser Center mortgage loan and the non-serviced loans) were specially serviced loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans. Notwithstanding the foregoing, no operating advisor annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year no asset status report was prepared by the special servicer in connection with a specially serviced loan or REO property.

At any time that (i) none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Consultation Termination Event”), the operating advisor (other than with respect to the Kaiser Center whole loan) may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

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In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C or Class D certificates are outstanding, then the controlling class representative may terminate all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

If none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C or Class D certificates are outstanding, then the operating advisor may resign from its obligations and duties under the pooling and servicing agreement without payment of any penalty. No successor operating advisor will be required to be appointed in connection with, or as a condition to, such resignation.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

The operating advisor related to the Dallas Market Center whole loan under the GSMS 2015-GC30 PSA (referred to in this prospectus supplement as the “GSMS 2015-GC30 operating advisor”) is Trimont Real Estate Advisors, Inc.

It is expected that after the securitization of the Kaiser Center companion loan, the operating advisor related to the Kaiser Center whole loan will be the operating advisor under the pooling

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and servicing agreement entered into in connection with such securitization, referred to in this prospectus supplement as the “Kaiser Center future operating advisor”.

The operating advisor related to the Selig Office Portfolio whole loan under the CGCMT 2015-GC29 PSA (referred to in this prospectus supplement as the “CGCMT 2015-GC29 operating advisor”) is Situs Holdings, LLC.

The CGCMT 2015-GC29 operating advisor, the GSMS 2015-GC30 operating advisor and the Kaiser Center future operating advisor are also each referred to in this prospectus supplement as an “Other operating advisor”. There is no operating advisor or similar party with respect to the US StorageMart Portfolio whole loan or the Alderwood Mall whole loan.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor”, “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association. Except as otherwise described below with respect to the non-serviced loans, the master servicer will initially service all of the mortgage loans and the serviced companion loan (as discussed under “—The Mortgage Loans—The Whole Loans” below) either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

The primary servicer of the Dallas Market Center whole loan under the GSMS 2015-GC30 PSA (referred to in this prospectus supplement as the “GSMS 2015 GC30 master servicer”) is Midland Loan Services, a Division of PNC Bank, National Association.

Initially, the primary servicer related to the Kaiser Center whole loan will be the master servicer under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the Kaiser Center companion loan, the Kaiser Center whole loan will be primary serviced by a master servicer designated in the pooling and servicing agreement entered into in connection with that securitization, referred to in this prospectus supplement as the “Kaiser Center future master servicer”.

The primary servicer of the US StorageMart Portfolio whole loan under the CGBAM 2015-SMRT TSA (referred to in this prospectus supplement as the “CGBAM 2015-SMRT master servicer”) is Midland Loan Services, a Division of PNC Bank, National Association.

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The primary servicer of the Selig Office Portfolio whole loan under the CGCMT 2015-GC29 PSA (referred to in this prospectus supplement as the “CGCMT 2015 GC29 master servicer”) is Midland Loan Services, a Division of PNC Bank, National Association.

The primary servicer of the Alderwood Mall whole loan under the MSCCG 2015-ALDR TSA (referred to in this prospectus supplement as the “MSCCG 2015-ALDR master servicer”) is KeyBank National Association.

The CGCMT 2015-GC29 master servicer, the GSMS 2015-GC30 master servicer, the Kaiser Center future master servicer, the CGBAM 2015-SMRT master servicer and the MSCCG 2015-ALDR master servicer are also each referred to in this prospectus supplement as an “Other master servicer”.

See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Special Servicer	CWCapital Asset Management LLC, a Delaware limited liability company, will be the initial special servicer with respect to all of the mortgage loans (other than the non-serviced loans) and the serviced companion loan pursuant to the pooling and servicing agreement. CWCapital Asset Management LLC was appointed to be the special servicer at the request of the initial controlling class representative, which is expected to be Seer Capital Partners Master Fund L.P., or its affiliate. Seer Capital Partners Master Fund L.P., or its affiliate, is expected to purchase the Class E, Class F, Class G and Class H certificates (and may purchase certain other classes of certificates). The principal servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814 and its telephone number is (202) 715-9500.

The special servicer of the Dallas Market Center whole loan under the GSMS 2015-GC30 PSA (referred to in this prospectus supplement as the “GSMS 2015-GC30 special servicer”) is Midland Loan Services, a Division of PNC Bank, National Association.

Initially, the special servicer related to the Kaiser Center whole loan, if necessary, will be the current special servicer under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the Kaiser Center companion loan, the Kaiser Center whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization, referred to in this prospectus supplement as the “Kaiser Center future special servicer”.

The special servicer of the US StorageMart Portfolio whole loan under the CGBAM 2015-SMRT TSA (referred to in this prospectus supplement as the “CGBAM 2015-SMRT special servicer”) is Midland Loan Services, a Division of PNC Bank, National Association.

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The special servicer of the Selig Office Portfolio whole loan under the CGCMT 2015-GC29 PSA (referred to in this prospectus supplement as the “CGCMT 2015 GC29 special servicer”) is Midland Loan Services, a Division of PNC Bank, National Association.

The special servicer of the Alderwood Mall whole loan under the MSCCG 2015-ALDR TSA (referred to in this prospectus supplement as the “MSCCG 2015-ALDR special servicer”) is KeyBank National Association.

The CGCMT 2015-GC29 special servicer, the GSMS 2015-GC30 special servicer, the Kaiser Center future special servicer, the CGBAM 2015-SMRT special servicer and the MSCCG 2015-ALDR special servicer are also each referred to in this prospectus supplement as an “Other special servicer”.

See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The special servicer under the pooling and servicing agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

• prior to the occurrence and continuance of a Control Termination Event, the special servicer may be replaced by the controlling class representative (other than with respect to the Kaiser Center whole loan);

• after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (other than with respect to the Kaiser Center whole loan). The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than any Class X and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) vote affirmatively to so replace; and

• at any time, solely with respect to the Kaiser Center whole loan, the special servicer may be replaced by the holder of the Kaiser Center companion loan (or its representative).

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Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of such special servicer (other than with respect to the Kaiser Center whole loan). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than any Class X and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so replace. Further, in the case of the Ascentia MHC Portfolio mortgage loan, if a servicer termination event on the part of the Special Servicer affects the related serviced companion loan that is part of the serviced whole loan, the holder of the serviced companion loan or the rating on a class of securities backed by the serviced companion loan, then at the direction of the holder of the serviced companion loan, the trustee will be required to terminate the Special Servicer solely with respect to the related serviced whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement. Each Other PSA (as identified under “—The Mortgage Loans—The Whole Loans” below) provides for the potential replacement of the related Other special servicer under certain circumstances by parties related to the applicable other securitization and over which the holders of the offered certificates have no control.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a discussion of the serviced whole loans and the serviced companion loans. See also “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Controlling Class Representative	The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No

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other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Seer Capital Partners Master Fund L.P., or its affiliate, is expected to purchase the Class E, Class F, Class G and Class H certificates (and may purchase certain other classes of certificates) and, on the closing date, be appointed the initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to the non-serviced loans and the Kaiser Center mortgage loan) that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed as and to the extent described above under “—Special Servicer”. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this prospectus supplement.

With respect to the non-serviced loans secured by the mortgaged properties or portfolios of mortgaged properties identified on Annex A to this prospectus supplement as Dallas Market Center, US StorageMart Portfolio, Selig Office Portfolio and Alderwood Mall, the controlling class representative prior to a Control Termination Event will have limited consultation rights with the related Other special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Dallas Market Center Whole Loan”, “—The US StorageMart Portfolio Whole Loan”, “—The Selig Office Portfolio Whole Loan”, “—The Alderwood Mall Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kaiser Center, the controlling class representative prior to a Consultation Termination Event will have limited consultation rights with the special servicer (prior to the securitization of the Kaiser Center companion loan) and the related Other special servicer (after the securitization of the Kaiser Center companion loan), as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

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Whenever such an “opt-out” by a controlling class certificateholder is in effect:

• a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

• the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Companion Loan Holders	As further described under “—The Mortgage Loans—The Whole Loans” below, the mortgage loans secured by the mortgaged properties or portfolios of mortgaged properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, Dallas Market Center, Kaiser Center, US StorageMart Portfolio, Selig Office Portfolio and Alderwood Mall, representing approximately 9.97%, 5.7%, 5.0%, 2.5%, 2.5% and 2.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two or more loans secured by the same mortgage(s) on the same portfolio of mortgaged properties or mortgaged property: (i) the mortgage loan included in the issuing entity; (ii) one or more “pari passu companion loans” that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity; and (iii) in the case of the US StorageMart Portfolio mortgage loan and the Alderwood Mall mortgage loan, one or more “subordinate companion loans” that are held outside the issuing entity and that are generally subordinate in right of payment to the related mortgage loan included in the issuing entity and to the related pari passu companion loans. Each group of related companion loans, together with the related mortgage loan included in the issuing entity, is referred to as a “whole loan”.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and the holder(s) of the related companion loan(s) that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. The directing holder for each whole loan under the related co-lender agreement is (i) in the case of the Ascentia MHC Portfolio whole loan, the trustee as holder of the related mortgage loan, whose rights will, in accordance with the pooling and servicing agreement, be exercised by the controlling class representative unless a Control Termination Event has

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occurred and is continuing; (ii) in the case of the Dallas Market Center whole loan and the Selig Office Portfolio whole loan, the holder of the applicable related pari passu companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the related Other PSA unless a control termination event or similar event under the related Other PSA has occurred and is continuing); (iii) in the case of the Kaiser Center whole loan, the holder of the related pari passu companion loan, which as of the closing date is expected to be Citigroup Global Markets Realty Corp., as described under “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan”), and which holder’s rights, after the expected securitization of such pari passu companion loan, are expected to be exercised by the related controlling class representative or similar party under the related Other PSA unless a control termination event or similar event under the related Other PSA has occurred and is continuing); (iv) in the case of the US StorageMart Portfolio whole loan, the trustee under the CGBAM 2015-SMRT TSA (whose rights are expected to be exercised by the related controlling class representative or similar party under the CGBAM 2015-SMRT TSA unless a control termination event or similar event thereunder has occurred and is continuing)”; and (v) in the case of the Alderwood Mall whole loan, the trustee under the MSCCG 2015-ALDR TSA.

In addition, with respect to the serviced whole loans, the related co-lender agreement provides, among other things, that the Special Servicer will be required (i) to provide the related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to such whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and to consider alternative actions recommended by the related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this prospectus supplement.

The serviced companion loan (as discussed under “—The Mortgage Loans—The Whole Loans” below) will be serviced under the pooling and servicing agreement for this securitization by the master servicer and the Special Servicer (subject to replacement as described above). Neither the serviced

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companion loan holder nor the serviced companion loan holder’s representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Serviced Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Affiliates and Certain Relationships—Transaction Party and Related Party Affiliations” in this prospectus supplement, may:

	•	serve in multiple capacities with respect to this securitization transaction;

	•	be affiliated with other parties to this securitization transaction, a controlling class certificateholder and/or the controlling class representative; or

	•	be affiliated with borrowers and/or guarantors under certain of the mortgage loans being included in this securitization transaction.

In addition, certain parties to this securitization transaction or their respective affiliates may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

	•	serving as warehouse lender to one or more of the sponsors of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Affiliates and Certain Relationships—Warehouse Financing Arrangements” in this prospectus supplement);

	•	serving as interim servicer for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Affiliates and Certain Relationships—Interim Servicing Arrangements” in this prospectus supplement);

	•	serving as interim custodian for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Affiliates and Certain Relationships—Interim and Other Custodial Arrangements” in this prospectus supplement); and/or

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• performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Affiliates and Certain Relationships—Due Diligence” in this prospectus supplement).

In addition, certain of the sponsors to this securitization transaction or their affiliates may hold mezzanine debt, a companion loan or other additional debt related to one or more of the mortgage loans to be included by such sponsor in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Affiliates and Certain Relationships—Whole Loan and Mezzanine Loan Arrangements” in this prospectus supplement.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Affiliates and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the due date in July 2015 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in August 2015, the date that would have been its due date in July 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about July 31, 2015.

Distribution Date	The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in August 2015, to the holders of record at the end of the previous month. The first distribution date will be August 12, 2015.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

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Expected Final Distribution Date	Class A-1	April 2020
	Class A-2	July 2020
	Class A-3	June 2025
	Class A-4	July 2025
	Class A-AB	April 2025
	Class X-A	July 2025
	Class X-B	July 2025
	Class A-S	July 2025
	Class B	July 2025
	Class PEZ	July 2025
	Class C	July 2025
	Class D	July 2025
	Class X-D	July 2025

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of any class of the Class X-A, Class X-B and Class X-D certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, and no repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates, and otherwise based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates will be issued on the closing date and there were no subsequent exchanges of certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in July 2048.

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of July 1, 2015, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the serviced companion loan (other than the specially serviced loans and the non-serviced loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General	The issuing entity’s primary assets will be 63 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,003,123,074. The mortgage loans are secured by first liens on 222 commercial, multifamily and manufactured housing community properties located in 32 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold	Two hundred sixteen (216) mortgaged properties, securing approximately 95.7% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property unless otherwise covered by clause (ii) below), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property. Three (3) mortgaged properties, securing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans by allocated loan amount, as of the cut-off date, is subject to a security instrument that creates a first mortgage lien on the borrower’s (i) leasehold interest in one portion of that mortgaged property and (ii) fee interest in the remainder of the mortgaged property. Three (3) mortgaged properties, securing approximately 1.8% of the

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	aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, is subject to a security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related mortgaged property.

The Whole Loans	The portfolios of mortgaged properties or mortgaged properties identified on Annex A to this prospectus supplement, Ascentia MHC Portfolio, Dallas Market Center, Kaiser Center, US StorageMart Portfolio, Selig Office Portfolio and Alderwood Mall, representing approximately 9.97%, 5.7%, 5.0%, 2.5%, 2.5% and 2.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and one or more related companion loans, which companion loans will not be included in the mortgage pool.

	Certain information regarding the whole loans described above is identified in the following table:

	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance
	Ascentia MHC Portfolio(1)	$100,000,000	9.97%	$45,000,000	$145,000,000
	Dallas Market Center(1)	$56,844,816	5.7%	$201,450,049	$258,294,865
	Kaiser Center(1)	$50,000,000	5.0%	$90,000,000	$140,000,000
	US StorageMart Portfolio(2)	$25,000,000	2.5%	$387,500,000	$412,500,000
	Selig Office Portfolio(1)	$25,000,000	2.5%	$320,000,000	$345,000,000
	Alderwood Mall(3)	$24,439,530	2.4%	$329,999,700	$354,439,230

	(1)	The related mortgage loan has one or more pari passu companion loans.

	(2)	The US StorageMart Portfolio mortgage loan has five pari passu companion loans with an aggregate outstanding principal balance of $163,926,000 and two subordinate companion loans with an aggregate outstanding principal balance of $223,574,000.

	(3)	The Alderwood Mall mortgage loan has four pari passu companion loans with an aggregate outstanding principal balance of $202,199,700 and two subordinate companion loans with an aggregate outstanding principal balance of $127,800,000.

	The portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio secures (i) one mortgage loan (the “Ascentia MHC Portfolio mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $100,000,000, representing approximately 9.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $45,000,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this prospectus supplement as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Ascentia MHC Portfolio mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement and are collectively referred to in this prospectus supplement as the “Ascentia MHC Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

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The mortgaged property identified on Annex A to this prospectus supplement as Dallas Market Center secures (i) one mortgage loan (the “Dallas Market Center mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $56,844,816, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date $129,646,071, which was securitized in connection with the issuance of the GS Mortgage Securities Trust 2015-GC30 Commercial Mortgage Pass-Through Certificates, Series 2015-GC30 (the “GSMS 2015-GC30 transaction”) and (iii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date $71,803,978, which was securitized in connection with the issuance of the Citigroup Commercial Mortgage Trust 2015-GC31 Commercial Mortgage Pass-Through Certificates, Series 2015-GC31 (the “CGCMT 2015-GC31 transaction”). Each pari passu companion loan described above in this paragraph is referred to in this prospectus supplement as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Dallas Market Center mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement and are collectively referred to in this prospectus supplement as the “Dallas Market Center whole loan”, a “whole loan” and a “non-serviced whole loan”. The Dallas Market Center whole loan will be serviced by the GSMS 2015-GC30 master servicer and the GSMS 2015-GC30 special servicer under the GS Mortgage Securities Trust 2015-GC30 pooling and servicing agreement (referred to as the “GSMS 2015-GC30 PSA” in this prospectus supplement).

The mortgaged property identified on Annex A to this prospectus supplement as Kaiser Center secures (i) one mortgage loan (the “Kaiser Center mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $50,000,000, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $90,000,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this prospectus supplement as a “pari passu companion loan”, a “companion loan”, a “serviced companion loan” (prior to the securitization of the Kaiser Center companion loan), and a “non-serviced companion loan” (after the securitization of the Kaiser Center companion loan). The Kaiser Center mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement and are collectively referred to in this prospectus

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supplement as the “Kaiser Center whole loan”, a “whole loan”, a “serviced whole loan” (prior to the securitization of the Kaiser Center companion loan), and a “non-serviced whole loan” (after the securitization of the Kaiser Center companion loan). After the securitization of the Kaiser Center companion loan, the Kaiser Center whole loan will be serviced pursuant to the pooling and servicing agreement related to such other securitization and the related intercreditor agreement as described under “Description of the Mortgage Pool—The Whole Loans”.

The portfolio of mortgaged properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio secures (i) one mortgage loan (the “US StorageMart Portfolio mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $25,000,000, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (ii) three pari passu companion loans with an aggregate outstanding principal balance as of the cut-off date of $89,000,000, which are not included in the issuing entity and have been securitized in connection with the CGBAM 2015-SMRT transaction, (iii) a pari passu companion loan with an outstanding principal balance as of the cut-off date of $31,231,500, which is not included in the issuing entity and has been securitized in connection with the MSBAM 2015-C23 transaction, (iv) a pari passu companion loan with an outstanding principal balance as of the cut-off date of $43,694,500, which is not included in the issuing entity, is currently held by Citigroup Global Markets Realty Corp., a sponsor and an originator, and is expected to be contributed to one or more future securitization trusts and (v) two subordinate companion loans with an aggregate outstanding principal balance as of the cut-off date of $223,574,000, which are not included in the issuing entity and have been securitized in connection with the CGBAM 2015-SMRT transaction. Each pari passu companion loan described above in this paragraph are each referred to in this prospectus supplement as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The subordinate companion loans described above in this paragraph is referred to in this prospectus supplement as a “subordinate companion loan”, a “companion loan” and a “non-serviced companion loan”. The US StorageMart Portfolio mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other and generally senior in right of payment to the related subordinate companion loans to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement and are collectively referred to in this prospectus supplement as the “US StorageMart Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The US StorageMart Portfolio whole loan will be serviced by the CGBAM 2015-SMRT master servicer and the CGBAM 2015-SMRT special servicer under the CGBAM 2015-SMRT trust and servicing agreement (referred to as the “CGBAM 2015-SMRT TSA” in this prospectus supplement).

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The portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Selig Office Portfolio secures (i) one mortgage loan (the “Selig Office Portfolio mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $25,000,000, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date $125,000,000, which was securitized in connection with the issuance of the Citigroup Commercial Mortgage Trust 2015-GC29 Commercial Mortgage Pass-Through Certificates, Series 2015-GC29 (the “CGCMT 2015-GC29 transaction”), (iii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date $123,000,000, which was securitized in connection with the GSMS 2015-GC30 transaction, and (iv) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date $72,000,000, which was securitized in connection with the issuance of the CGCMT 2015-GC31 transaction. Each pari passu companion loan described above in this paragraph is referred to in this prospectus supplement as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Selig Office Portfolio mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement and are collectively referred to in this prospectus supplement as the “Selig Office Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The Selig Office Portfolio whole loan will be serviced by the CGCMT 2015-GC29 master servicer and the CGCMT 2015-GC29 special servicer under the Citigroup Commercial Mortgage Trust 2015-GC29 pooling and servicing agreement (referred to as the “CGCMT 2015-GC29 PSA” in this prospectus supplement).

The mortgaged property identified on Annex A to this prospectus supplement as Alderwood Mall secures (i) one mortgage loan (the “Alderwood Mall mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $24,439,530, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (ii) two pari passu companion loans with an aggregate outstanding principal balance as of the cut-off date of $127,484,567, which are not included in the issuing entity and have been securitized in connection with the MSCCG 2015-ALDR transaction, (iii) a pari passu companion loan with an outstanding principal balance as of the cut-off date of $50,275,604, which is not included in the issuing entity and has been securitized in connection with the MSC 2015-MS1 transaction, (iv) a pari passu companion loan with an outstanding principal balance as of the cut-off date of $24,439,530, which is not included in the issuing entity, is currently held by Citigroup Global Markets Realty Corp., a sponsor and an originator, and is expected to be contributed to one or more future securitization trusts and (iv) two subordinate companion loans with an aggregate outstanding principal balance as of the cut-off date of

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$127,800,000, which are not included in the issuing entity and have been securitized in connection with the MSCCG 2015-ALDR transaction. Each pari passu companion loan described above in this paragraph is referred to in this prospectus supplement as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The subordinate companion loans described above in this paragraph are each referred to in this prospectus supplement as a “subordinate companion loan”, a “companion loan” and a “non-serviced companion loan”. The Alderwood Mall mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other and generally senior in right of payment to the related subordinate companion loans to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. The Alderwood Mall mortgage loan and its related companion loans are collectively referred to in this prospectus supplement as the “Alderwood Mall whole loan”, a “whole loan” and a “non-serviced whole loan”. The Alderwood Mall whole loan will be serviced by the MSCCG 2015-ALDR master servicer and the MSCCG 2015-ALDR special servicer under the MSCCG 2015-ALDR trust and servicing agreement (referred to as the “MSCCG 2015-ALDR TSA” in this prospectus supplement).

The CGCMT 2015-GC29 PSA, the GSMS 2015-GC30 PSA, the Kaiser Center future PSA, the CGBAM 2015-SMRT TSA and the MSCCG 2015-ALDR TSA are also each referred to in this prospectus supplement as an “Other PSA”.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

One of the Dallas Market Center companion loans is an asset in the GS Mortgage Securities Trust 2015-GC30 securitization. The Dallas Market Center mortgage loan and the related non-serviced companion loans are serviced by the GSMS 2015-GC30 master servicer and the GSMS 2015-GC30 special servicer, pursuant to the terms of the GSMS 2015-GC30 PSA. U.S. Bank National Association, as the GSMS 2015-GC30 trustee, or a custodian on its behalf, will hold the mortgage file for the Dallas Market Center whole loan pursuant to the GSMS 2015-GC30 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

Five of the US StorageMart Portfolio companion loans are assets in the CGBAM 2015-SMRT securitization. The US StorageMart Portfolio mortgage loan and the related non-serviced companion loans will be serviced by the CGBAM 2015-SMRT master servicer and the CGBAM 2015-SMRT special servicer pursuant to the terms of the CGBAM 2015-SMRT TSA. Deutsche Bank Trust Company Americas, as the CGBAM 2015-SMRT trustee, or a custodian on its behalf, will hold the mortgage file for the US StorageMart Portfolio whole loan pursuant to the CGBAM 2015-SMRT TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

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	One of the Selig Office Portfolio companion loans is an asset in the Citigroup Commercial Mortgage Trust 2015-GC29 securitization. The Selig Office Portfolio mortgage loan and the related non-serviced companion loans are serviced by the CGCMT 2015-GC29 master servicer and the CGCMT 2015-GC29 special servicer, pursuant to the terms of the CGCMT 2015-GC29 PSA. Deutsche Bank Trust Company Americas, as the CGCMT 2015-GC29 trustee, or a custodian on its behalf, will hold the mortgage file for the Selig Office Portfolio whole loan pursuant to the CGCMT 2015-GC29 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

	Four of the Alderwood Mall companion loans are assets in the MSCCG 2015-ALDR securitization. The Alderwood Mall mortgage loan and the related non-serviced companion loans will be serviced by the MSCCG 2015-ALDR master servicer and the MSCCG 2015-ALDR special servicer pursuant to the terms of the MSCCG 2015-ALDR TSA. Wells Fargo Bank, National Association, as the MSCCG 2015-ALDR certificate administrator, or a custodian on its behalf, will hold the mortgage file for the Alderwood Mall whole loan pursuant to the MSCCG 2015-ALDR TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

	For more information regarding the whole loans, see “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods:

	Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Pool Balance
	6	0		59	83.2%
	6	3	(1)	1	6.5
	6	5	(2)	1	5.7
	1	2	(3)	1	2.4
	6	2	(4)	1	2.2
	Total			63	100.0%

	(1)			One mortgage loan permits a 3 day grace period once per trailing 12-month period.

	(2)			One mortgage loan permits a 5 day grace period once during the loan term.

	(3)			One mortgage loan permits a 2 day grace period once per trailing 12-month period.

	(4)			One mortgage loan permits a one time only 2 day grace period, only in the event (i) a trigger period exists and (ii) sufficient funds are on deposit to pay such amounts but have not been transferred to the cash management account.

	As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan. The

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information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans /
Amortizing Mortgage Loans	Seven (7) mortgage loans, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest only until the related stated maturity date. The remaining 56 mortgage loans, representing approximately 91.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term to maturity of the respective mortgage loan. Nineteen (19) of these 56 mortgage loans, representing approximately 40.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 12 to 84 months following the related origination date.

The Alderwood Mall mortgage loan, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus supplement.

Balloon Loans	All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

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Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,003,123,074
	Number of Mortgage Loans	63
	Number of Mortgaged Properties	222
	Average Cut-off Date Mortgage Loan Balance	$15,922,588
	Weighted Average Mortgage Loan Rate(2)	4.4299%
	Range of Mortgage Loan Rates(2)	3.4788% - 5.3000%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	65.8%
	Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	55.7%
	Weighted Average Cut-off Date Remaining Term to Maturity (months)	117
	Weighted Average Cut-off Date DSCR(2)(3)(6)	1.75x
	Full-Term Amortizing Balloon Mortgage Loans	50.5%
	Partial Interest-Only Balloon Mortgage Loans	40.5%
	Interest-Only Balloon Mortgage Loans	9.0%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan(s) (but not the related subordinate companion loan) are included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR unless otherwise expressly stated. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

	(3)	With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

	(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to five mortgage loans (one of which is secured by a portfolio of mortgaged properties), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date LTV Ratio was calculated using (i) an “as-is” appraised value plus related property improvement plan costs, (ii) an “as-is” appraised value plus a “capital deduction”, (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination or (iv) an “as complete” appraised value. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 66.6%.

	(5)	With respect to eight mortgage loans, representing approximately 20.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date Loan-to-Value Ratios were calculated using an “as stabilized” appraised value instead of the related “as-is” appraised value.

	(6)	The Alderwood Mall mortgage loan, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus supplement. The Cut-off Date DSCR for the Alderwood Mall mortgage loan, is calculated based on an annual debt service assuming the aggregate of the first 12 payments following the Closing Date.

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See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans	Three (3) of the mortgage loans, collectively representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

• With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Dallas Market Center, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to pay off a bridge mortgage loan secured by the buildings included at the property identified as Trade Mart and World Trade Center, which bridge loan was used to refinance a prior loan that went into maturity default in 2014 and had been moved to special servicing.

• With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as River Pointe Shopping Center, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of such mortgage loan were used to refinance a prior loan that experienced default and was transferred to special servicing. The prior loan, including default interest, has been paid off in full.

• With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Moraga Plaza, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to refinance a prior mortgage loan on the mortgaged property that was in maturity default. The prior mortgage loan, including default interest, was paid in full.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

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Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

	•	Fifty-four (54) mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the securitization closing date (or, in the case of the following whole loans, the earlier of (a) the second anniversary of the securitization of the last note included in such whole loan and (b)(i) four years from the origination date of the respective whole loan in the case of the Ascentia MHC Portfolio whole loan and the Kaiser Center whole loan or (ii) three years from the origination date of the respective whole loan and in the case of the US StorageMart Portfolio whole loan and the Alderwood Mall whole loan), and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the related open prepayment period.

	•	Nine (9) mortgage loans, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 25 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, if such prepayment occurs prior to the related open prepayment period.

	The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

	Prepayment Open Periods

	Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
	3	9	7.4%
	4	46	83.1
	5	4	4.5
	6	2	2.2
	7	2	2.9
	Total	63	100.0%

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Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
	Retail	43	$392,708,691	39.1%
	Hospitality	8	159,509,500	15.9
	Manufactured Housing	37	111,545,641	11.1
	Office	13	105,030,000	10.5
	Mixed Use(2)	9	86,099,567	8.6
	Multifamily	36	70,175,970	7.0
	Self Storage	69	48,101,205	4.8
	Industrial	7	29,952,500	3.0
	Total	222	$1,003,123,074	100.0%

	(1)		Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

	(2)		The mixed use properties include office, retail, merchandise mart, self storage and multifamily.

Property Locations	The mortgaged properties are located in 32 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	California	13	$190,810,003	19.0%
	Texas	18	$166,147,096	16.6%
	Colorado	9	$127,416,632	12.7%
	Pennsylvania	5	$67,058,884	6.7%
	Illinois	38	$60,812,689	6.1%
	Florida	13	$53,387,506	5.3%

	(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations
and Definitions

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Prospectus Supplement” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

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When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s). Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls, representing in the aggregate approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted with each other. The cut-off date loan-to-value ratio, maturity date loan-to-value ratio, cut-off date debt service coverage ratio and debt yield for such mortgage loans are presented in the aggregate in this prospectus supplement unless otherwise indicated.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties or the portfolios of mortgaged properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, Dallas Market Center, Kaiser Center, US StorageMart Portfolio, Selig Office Portfolio and Alderwood Mall, each of which also secures one or more companion loans not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

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Certain Variances from
Underwriting Standards	One (1) mortgage loan, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, varies from the underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement. See “Transaction Parties—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” in this prospectus supplement.

Mortgaged Properties with
Limited or No Operating History	Eighteen (18) of the mortgaged properties, securing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount, have limited operating history (e.g. less than 2 full years of historical financials) due to an acquisition, new construction, substantial renovation and/or repositioning of the respective mortgaged property.

Five (5) of the mortgaged properties, securing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount, have no operating history because they were acquired, constructed, substantially renovated or in a lease-up period within the 12-month period preceding the origination date of the respective mortgage loan.

See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

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The Securities

The Offered Certificates

A.	General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2015-GC32:

•	Class A-1
•	Class A-2
•	Class A-3
•	Class A-4
•	Class A-AB
•	Class X-A
•	Class X-B
•	Class A-S
•	Class B
•	Class PEZ
•	Class C
•	Class D
•	Class X-D

		The Series 2015-GC32 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class E, Class F, Class G, Class H and Class R certificates.
B.	Certificate Principal Amounts
	or Notional Amounts	The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A, Class X-B and Class X-D certificates) set forth below, subject to a variance of plus or minus 5%:

			Class A-1	$54,451,000
			Class A-2	$50,885,000
			Class A-3	$180,000,000
			Class A-4	$331,866,000
			Class A-AB	$84,984,000
			Class X-A	$772,404,000	(1)
			Class X-B	$60,188,000	(1)
			Class A-S	$70,218,000	(2)
			Class B	$60,188,000	(2)
			Class PEZ	$173,038,000	(2)
			Class C	$42,632,000	(2)
			Class D	$51,410,000
			Class X-D	$51,410,000	(1)

		(1)	Notional amount.

		(2)	The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

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See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A.	Offered Certificates	The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

			Class A-1	1.593%(1)
			Class A-2	3.062%(1)
			Class A-3	3.498%(1)
			Class A-4	3.764%(1)
			Class A-AB	3.513%(1)
			Class X-A	1.061%(2)
			Class X-B	0.010%(2)
			Class A-S	4.018%(3)
			Class B	4.549%(4)
			Class PEZ	(5)
			Class C	4.559%(6)
			Class D	3.345%(1)
			Class X-D	1.214%(2)

		(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates is fixed at the related initial pass-through rate specified in the table.

		(2)	The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus supplement. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component as described in this prospectus supplement. The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class D certificates as described in this prospectus supplement.

		(3)	The pass-through rate of the Class A-S certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

		(4)	The pass-through rate of the Class B certificates will be a per annum rate equal to (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus (ii) 0.010%.

		(5)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

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(6) The pass-through rate of the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation
Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-D certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Exchangeable Certificates /
Exchange Proportions	If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—There Are Risks Relating to the Exchangeable Certificates” and “—Subordination of Exchangeable Certificates” in this prospectus supplement.

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Distributions

A.	Amount and Order of
	Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

		(A)	to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

		(B)	to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

		(C)	to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

		(D)	to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

		(E)	to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

		(F)	to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2,

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Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

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Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh: Class D and Class X-D certificates: To pay amounts on the Class D and Class X-D certificates as follows: (a) to interest on the Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on the Class D certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class D certificates, together with interest.

Eighth: Non-offered certificates (other than the Class R certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B.	Interest and Principal
	Entitlements	A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable

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percentage interest of the related certificate principal amounts of the Class A-S, Class B and Class C trust components). On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C.	Servicing and
	Administrative Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced whole loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.00500% to 0.06250% per annum (although with respect to the companion loans, the master servicing fee rate will be lower than the indicated rate). The master servicing fee rate includes the primary servicing fees payable to the master servicer under the applicable Other PSA with respect to the related non-serviced loan. The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan (other than the non-serviced loans) and each serviced whole loan that is a specially serviced loan or REO loan under the pooling and servicing agreement for this transaction and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted pay-off of a specially serviced loan (other than a non-serviced loan) for which it is responsible and (b) workout fees from collections on the

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related mortgage loan (other than a non-serviced loan) or serviced whole loan in connection with the workout of a specially serviced loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Prior to the securitization of the Kaiser Center companion loan, the special servicer will be responsible for the servicing and administration of the Kaiser Center whole loan if it becomes a specially serviced mortgage loan and will be entitled to compensation as described under the pooling and servicing agreement and the related intercreditor agreement. If the Kaiser Center whole loan is being specially serviced when the related pari passu companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such whole loan, as well as all surviving indemnity and other rights in respect of such special servicing role. See “Risk Factors—The Servicing of the Kaiser Center Whole Loan Will Shift to Others” in this prospectus supplement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan (including the non-serviced loans, but excluding any companion loans) in the issuing entity and the operating advisor fee rate of 0.00132% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights equal to $12,000 (or such lesser amount as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement).

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00389% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or serviced whole loan, if applicable) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

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The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate (which includes any primary servicing fee rate), the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan. The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

With respect to each non-serviced loan, the master servicer and special servicer under the applicable Other PSA will generally be entitled to fees that are similar but not identical to those fees described above, payable with respect to the related non-serviced loan in accordance with the terms of the applicable Other PSA. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

D.	Prepayment Premiums	The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A.	Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including each non-serviced loan) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) delinquent monthly debt service payments on any companion loan. The master servicer also is not required to advance amounts deemed by the master servicer, the special servicer or the trustee to be non-recoverable because such amounts will not be recoverable from related loan collections, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its

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servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B.	Property Protection Advances	The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (other than the non-serviced loans) and serviced whole loan, if applicable, unless the advance is determined to be non-recoverable from related loan proceeds. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

The special servicer will have no obligation to make any property protection advances.

The Other master servicers and Other trustees, as applicable, will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the related non-serviced loan.

C.	Interest on Advances	The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

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D.	Advances on the
	Non-Serviced Loans	Each Other master servicer is required to make property protection advances with respect to the mortgaged property related to the applicable whole loan serviced by it, unless that Other master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan. If that Other master servicer is required to but fails to make a required property protection advance, then the applicable Other trustee is required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is required to advance delinquent monthly mortgage loan payments with respect to any non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.

Each Other master servicer and Other trustee will be entitled to interest on any property protection advance made with respect to a non-serviced whole loan.

Priority of Payments

A.	Subordination / Allocation
	of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2015-GC32 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component) and the Class X-D certificates (to the extent such losses are allocated to the Class D certificates) and, therefore, the amount of interest they accrue.

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* Class X certificates are interest only.

** Reflects a trust component. Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component as described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.

*** Other than the Class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)).

B.	Shortfalls in Available Funds	In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to

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reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the
Certificates

A.	Information Available to
	Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B.	Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or
	Substitution of Mortgage Loans	Under the circumstances described in this prospectus supplement, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D.	Sale of Defaulted Mortgage
	Loans and REO Properties	Pursuant to the pooling and servicing agreement, the special servicer may solicit offers for defaulted mortgage loans (or, in the case of the Ascentia MHC Portfolio mortgage loan or the Kaiser Center mortgage loan (prior to the securitization of the Kaiser Center companion loan), the related defaulted serviced whole loan) and REO properties and, if it does, is required to accept the

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first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan or relevant portion thereof, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related serviced companion loan holders (as a collective whole as if such certificateholders and such serviced companion loan holders constituted a single lender).

If the Ascentia MHC Portfolio mortgage loan or the Kaiser Center mortgage loan (prior to the securitization of the Kaiser Center companion loan) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then such special servicer will be required to sell the related serviced companion loan together with such mortgage loan as one serviced whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Pursuant to each Other PSA, an Other special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as such whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the Other special servicer is (or is expected to be) required to sell both the mortgage loan and related companion loan(s) in any such whole loan as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement (other than the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as US StorageMart Portfolio, which mezzanine loan is made by borrower affiliates). Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

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Other Investment
Considerations

Potential Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	•	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	•	the ownership of, or of interests in, any pari passu companion loans (or interests in a pari passu companion loan or securities backed by a pari passu companion loan), subordinate companion loans or mezzanine debt, if any, by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	•	the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	•	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

	•	the decision or obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or holder or at the direction or recommendation of a serviced companion loan holder;

	•	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

	•	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

	•	the opportunity of the initial investors in the Class E, Class F, Class G and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool;

	•	the activities of the master servicer, special servicer, operating advisor, sponsors and any of their affiliates in connection with any other transaction; and

	•	the activities of each Other master servicer, Other special servicer, Other operating advisor, Other trustee, Other certificate administrator and any of their affiliates in connection with any other transaction, the ownership by any

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such party of companion loan-backed securities and relationships, including financial dealings, of any such party with any borrower or non-recourse carveout guarantor under a non-serviced whole loan or any affiliate thereof.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—The Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income
Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

	•	The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

	•	The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	•	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	•	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as

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newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components will be issued at a premium, the Class X-A, Class X-B, Class D and Class X-D certificates will be issued with original issue discount and the Class C trust component will be issued with de minimis original issue discount.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations	Fiduciaries of employee benefit plans subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) or other plans that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption (“PTE”) 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

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Ratings

It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade credit ratings from at least two of the three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized

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statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the three selected nationally recognized statistical rating organizations to the classes of certificates they rated. In the case of one of the nationally recognized statistical rating organizations engaged by the depositor, the depositor has only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate the remaining classes of rated certificates not rated by it, its ratings of such certificates may have been different, and potentially lower, than those ratings ultimately assigned to such certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loan, the rating agencies engaged by the applicable depositor under the pooling and servicing agreement of each related securitized pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates are no longer qualified to rate the certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A, Class X-B and/or Class X-D certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A, Class X-B and Class X-D certificates consist only of interest.

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The Class X-A, Class X-B and Class X-D certificates will not be entitled to receive principal distributions and generally will only be entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A, Class X-B and Class X-D certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Class X-A, Class X-B and Class X-D certificates. The notional amounts of the Class X-A, Class X-B and Class X-D certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A, Class X-B and Class X-D certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A, Class X-B and Class X-D certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).

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Risk Factors

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real

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estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action,

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could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

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•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus supplement. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement).

•	A certificateholder that does not own exchangeable certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•	Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

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Subordination of Exchangeable Certificates

As described in this prospectus supplement, if you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component). If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component). If you acquire Class PEZ certificates, then to the extent the Class PEZ certificates represent an interest in the Class A-S, Class B or Class C trust components, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated in the same manner as the Class A-S, Class B or Class C certificates, as the case may be, as described above. See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	The Dodd Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord.

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These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement and in the prospectus.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

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•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor (or in the case of Starwood Mortgage Funding I LLC, the guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, any mezzanine loan lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-D certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A, Class X-B and Class X-D certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component. Because the notional amount of the Class X-D certificates is based upon the outstanding certificate principal amount of the Class D certificates, the yield to maturity on the Class X-D certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class D certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-D certificates. Investors in the Class X-A, Class X-B and Class X-D certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and Class X-D certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B and Class X-D Certificates” in this prospectus supplement.

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Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself, or a master servicer, special servicer, trustee or other party to an Other PSA with respect to a non-serviced loan, out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A, Class X-B and Class X-D certificates) and extending the weighted average lives of the offered certificates with principal balances. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof. A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate principal amount of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

In addition, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the three selected nationally recognized statistical rating organizations to the classes of certificates they rated. In the case of one of the nationally recognized statistical rating organizations engaged by the depositor, the depositor has only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the

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depositor had selected such nationally recognized statistical rating organization to rate the remaining classes of rated certificates not rated by it, its ratings of such certificates may have been different, and potentially lower, than those ratings ultimately assigned to such certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In

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addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and

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make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect

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to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus supplement, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values. However, the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—Cantor Commercial Real Estate Lending, L.P.—Assessments of Property Condition”, “—Starwood Mortgage Capital LLC—Assessments of Property Condition” and “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition” in this prospectus supplement for additional information regarding the appraisals.

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Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

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Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, manufactured housing, office, mixed use and multifamily properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “—Retail Properties Have Special Risks,” “—Hospitality Properties Have Special Risks,” “—Manufactured Housing Community Properties Have Special Risks,” “—Office Properties Have Special Risks” and “Risk Factors—Multifamily Properties Have Special Risks,” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance

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of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, Colorado, Pennsylvania, Illinois and Florida. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

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See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “ Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers may not have been originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Certain of the mortgage loans have been made to special purpose limited partnerships that have a general partner or general partners that are not themselves special purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

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However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common. Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

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Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

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Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and the non-serviced loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

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•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans have “preferred equity” structures, and additional mortgage loans may allow the related borrower to employ such structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this prospectus supplement. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

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•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each Other PSA governing the servicing of a non-serviced loan may permit the special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.

Neither the master servicer nor the special servicers will have the ability to extend or modify any non-serviced loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the applicable Other PSA. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is

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senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus supplement for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, restaurants, theater space, dental or medical offices, health clubs, data centers, parking garages, specialized industrial spaces and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the

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allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twenty-six (26) of the mortgaged properties, securing approximately 25.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss greater than 39%.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount

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realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Be Unavailable or Insufficient

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 which was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as amended, “TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

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Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor. However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates

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would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors and originators and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In the case of four mortgage loans secured by the mortgaged properties or portfolios of mortgaged properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, Kaiser Center, US StorageMart Portfolio and Alderwood Mall, collectively representing approximately 19.9% of the

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aggregate principal balance of the pool of mortgage loans as of the cut-off date, Citigroup Global Markets Realty Corp. is the holder of a related companion loan for each such mortgage loan, although Citigroup Global Markets Realty Corp. expects to contribute such companion loans to one or more future securitization trusts. In its capacity as the holder of any of the foregoing companion loans (other than the Kaiser Center companion loan), Citigroup Global Markets Realty Corp. (or its companion loan holder representative) will generally be entitled to consult with the special servicer or the related Other special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, such special servicer or related Other special servicer is not required to follow the advice or recommendations of the companion loan holder or its representative. In addition, in its capacity as the holder of the Kaiser Center companion loan, Citigroup Global Markets Realty Corp. (or its companion loan holder representative) will be the directing holder of the Kaiser Center whole loan and will be entitled to (i) approve or direct material servicing decisions involving the Kaiser Center whole loan and (ii) replace the special servicer, with respect to the Kaiser Center whole loan with or without cause.

The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliates and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and

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high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

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The Underwriter Entities are playing several roles in this transaction. Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor and originator, and GS Bank, which acts, from time to time, as a warehouse lender to affiliates of each of Cantor Commercial Real Estate Lending, L.P., MC-Five Mile Commercial Mortgage Finance LLC and Starwood Mortgage Funding I LLC. In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., which acts, from time to time, as a warehouse lender to certain affiliates of Cantor Commercial Real Estate Lending, L.P. In addition, Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator.

See “Summary of Prospectus Supplement—Transaction Parties and Significant Dates, Events and Periods—Significant Affiliations and Relationships” and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. Each Other PSA provides that the related non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced loan, each applicable Other master servicer, sub-servicer, Other special servicer or any of their respective affiliates under each Other PSA, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2015-GC32 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other

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certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to all of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Cantor Commercial Real Estate Lending, L.P.

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In addition, Midland Loan Services, a Division of PNC Bank, National Association, which is the master servicer, is also acting as the master servicer and special servicer with respect to the CGCMT 2015-GC29 securitization, as the master servicer and the special servicer for GSMS 2015-GC30 and as the master servicer and special servicer with respect to the CGBAM 2015-SMRT securitization.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the Kaiser Center mortgage loan and the non-serviced loans. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the special servicer will be required to consult on a non-binding basis with the operating advisor with respect to certain actions of the special servicer (other than with respect to the Kaiser Center whole loan). Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

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Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or special service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

A successor operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of any such successor operating advisor and its affiliates and their clients may differ from, and conflict with the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although a successor operating advisor will be required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the successor operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders

It is expected that Seer Capital Partners Master Fund L.P., or its affiliate, will be the initial controlling class representative. The special servicer or the related Other special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist) or the holder of the Kaiser Center companion loan (while the Kaiser Center whole loan is serviced under the pooling and servicing agreement for this securitization), or the controlling class representative (or equivalent entity) or other directing holder under an Other PSA, take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement for this securitization or an Other PSA that could adversely affect the holders of some or all of the classes of certificates. In connection with a non-serviced whole loan, the applicable directing holder under the related Other PSA does not have any duties to the holders of any class of certificates. In addition, in connection with the Kaiser Center whole loan, the holder of the Kaiser Center companion loan (including, after the securitization of the Kaiser Center companion loan, the directing holder under the related Other PSA) does not have any duties to the holders of any class of certificates. The controlling class representative will be controlled by the controlling class certificateholders, which also is expected to initially be Seer Capital Partners Master Fund L.P., or its affiliate.

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The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans and their respective representatives may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) or the controlling class representative (or equivalent entity) or other directing holder under an Other PSA may direct the special servicer or applicable Other special servicer, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. It is anticipated that there will also be a controlling class representative under the CGCMT 2015-GC29 PSA, GSMS 2015-GC30 PSA, the Kaiser Center future PSA and CGBAM 2015-SMRT TSA (but not under the MSCCG 2015-ALDR TSA) and each such controlling class representative may be, or may be an affiliate of, the entity that will be the controlling class representative for this securitization. Set forth below is the identity of the initial controlling class representative/directing holder for each whole loan, the expected trust holding the controlling note in such whole loan, if any, and the pooling and servicing agreement under which it is serviced.

Whole Loan	Servicing Pooling and Servicing Agreement	Controlling Noteholder	Initial Controlling Class Representative/ Directing Holder
Ascentia MHC Portfolio	GSMS 2015-GC32	GSMS 2015-GC32	Seer Capital Partners Master Fund L.P.(1)
Dallas Market Center	GSMS 2015-GC30	GSMS 2015-GC30	DoubleLine Capital LP(2)
Kaiser Center	GSMS 2015-GC32(3)	(4)	(4)
US StorageMart Portfolio	CGBAM 2015-SMRT	CGBAM 2015-SMRT	(5)
Selig Office Portfolio	CGCMT 2015-GC29	CGCMT 2015-GC29	Eightfold Real Estate Capital Fund III, L.P.(6)
Alderwood Mall	MSCCG 2015-ALDR	MSCCG 2015-ALDR	N/A(7)

(1)	Or an affiliate of Seer Capital Partners Master Fund L.P.

(2)	Or an affiliate of DoubleLine Capital LP.

(3)	The servicing of the Kaiser Center whole loan will be transferred after the securitization of the Kaiser Center companion loan.

(4)	The controlling noteholder for the Kaiser Center whole loan is the holder of the Kaiser Center companion loan (or its representative). The initial directing holder of the Kaiser Center whole loan is Citigroup Global Markets Realty Corp., as holder of the Kaiser Center companion loan. After the securitization of the Kaiser Center companion loan, the directing holder of the Kaiser Center whole loan is expected to be the controlling class representative (or equivalent entity) or other directing holder under the Kaiser Center future PSA.

(5)	No controlling class representative has been appointed under the CGBAM 2015-SMRT TSA as of the date of this prospectus supplement.

(6)	Or an affiliate of Eightfold Real Estate Capital Fund III, L.P.

(7)	The MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, prior to the occurrence and continuance of a Control Termination Event, the special servicer may be replaced by the controlling class representative with or without cause at any time (other than with respect to the Kaiser Center whole loan). Solely with respect to the Kaiser Center whole loan, prior to the securitization of the Kaiser Center companion loan, the special servicer may be replaced by the holder of the Kaiser Center companion loan, or its designee, with or without cause. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this prospectus supplement.

Similarly, with respect to the Dallas Market Center whole loan, the US StorageMart Portfolio whole loan and the Selig Office Portfolio whole loan, the applicable controlling class representative (or an equivalent entity) or another directing holder related to the securitization trust indicated in the chart above as the controlling noteholder (1) subject to certain limitations in the Other PSA, may replace the applicable Other special servicer with or without cause at any time, (2) has certain consent and/or consultation rights with respect to the related non-serviced loan under each Other PSA and (3) has similar conflicts of interest with the holders of the certificates and the holders of the CGCMT 2015-GC29 certificates, the GSMS 2015-GC30 certificates and the CGBAM 2015-SMRT certificates, respectively. The MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

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With respect to the Kaiser Center whole loan, the directing holder will be the holder of the Kaiser Center companion loan (or its representative), and will be entitled to (i) approve or direct material servicing decisions involving the Kaiser Center whole loan and (ii) replace the special servicer or related Other special servicer, as applicable, with respect to the Kaiser Center whole loan with or without cause. The Kaiser Center whole loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above) until the Kaiser Center companion loan is included in a securitization. None of the Kaiser Center companion loan holder or the Kaiser Center companion loan holder’s representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related whole loan. After the securitization of the Kaiser Center companion loan, the applicable controlling class representative (or an equivalent entity) related to such securitization trust is expected to have certain consent and/or consultation rights with respect to the Kaiser Center whole loan under the related Other PSA and have similar conflicts of interest with the holders of the certificates and the holders of the certificates issued in such securitization. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

With respect to the Dallas Market Center whole loan, US StorageMart Portfolio whole loan, Selig Office Portfolio whole loan and Alderwood Mall whole loan, the controlling class representative prior to a Consultation Termination Event will have limited consultation rights with the related Other special servicer, as provided for in the related co-lender agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Dallas Market Center Whole Loan”, “—The US StorageMart Portfolio Whole Loan”, “—The Selig Office Portfolio Whole Loan”, “—The Alderwood Mall Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

With respect to the Kaiser Center whole loan, the controlling class representative prior to a Consultation Termination Event will have limited consultation rights with the special servicer (prior to the securitization of the Kaiser Center companion loan) or the related Other special servicer (after the securitization of the Kaiser Center companion loan), as applicable, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

The controlling class representative and its affiliates (and the controlling class representative or directing holder (or equivalent entity) under each Other PSA and their respective affiliates and any companion loan holder (or its representative)) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates or any such companion loan holder (or its representative) holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the controlling class representative or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. In connection with a serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Citigroup Global Markets Realty Corp. is the initial holder of (i) a $45,000,000 pari passu companion loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, (ii) a $ 90,000,000 pari passu companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Kaiser Center, (iii) a $43,694,500 pari passu companion loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as

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US StorageMart Portfolio, and (iv) a $24,439,530 pari passu companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 9.97%, 5.0%, 2.5% and 2.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and it intends (but will not be required) to securitize the related companion loan.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F, Class G and Class H certificates (and possibly certain other classes of certificates) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F, Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer, Seer Capital Partners Master Fund L.P., or its affiliate, will constitute the initial controlling class representative. The controlling class representative will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to the related non-serviced loans under each Other PSA and each co-lender agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—The Whole Loans—The Ascentia MHC Portfolio Whole Loan”—Consultation and Control” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Controlling Class Representative To Terminate the Special Servicer of the Applicable Whole Loans

With respect to each whole loan, the controlling class representative or other directing holder exercising control rights over that whole loan, will be entitled, under certain circumstances, to remove the special servicer or related Other special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer or related Other special servicer for such whole loan (or have certain consent rights with respect

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to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative under the pooling and servicing agreement for this securitization or the controlling class representative (or equivalent entity) or other directing holder under any of the Other PSAs or the holder of any companion loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer (whether the special servicer or a successor (or a special servicer under an Other PSA)) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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The Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative or directing holder, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement. Similarly, prior to the securitization of the Kaiser Center companion loan, the special servicer may, at the direction of the holder of the Kaiser Center companion loan, take actions with respect to the Kaiser Center whole loan that could adversely affect the holders of some or all of the classed of offered certificates to the extent described under “Description of the Mortgage Pool—The Whole Loans.” The controlling class representative will be controlled by the controlling class certificateholders. Each of the controlling class certificateholders, the controlling class representative, and/or the holder of the Kaiser Center companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that (a) the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates and (b) prior to the securitization of the Kaiser Center companion loan, the holder of the Kaiser Center companion loan (or its representative) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Similarly, with respect to the non-serviced loans, a special servicer under an Other PSA may, at the direction or upon the advice of the controlling class representative (or equivalent entity) or other directing holder of the applicable trust holding the controlling note for the related whole loan, take actions with respect to such non-serviced loan that could adversely affect the related non-serviced loan, and therefore, the holders of some or all of the classes of certificates. However, the Other special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard under the applicable Other PSA or the terms of the mortgage loan documents.

The Servicing of the Kaiser Center Whole Loan Will Shift to Others

It is expected that the servicing of the Kaiser Center whole loan will be governed by the pooling and servicing agreement for this transaction only temporarily until such time as the Kaiser Center companion loan is securitized in a separate securitization. At that time, it is expected that servicing responsibilities for the Kaiser Center whole loan will shift to the related master servicer and special servicer under such securitization and will be governed exclusively by the related pooling and servicing agreement related to such securitization and the Kaiser Center whole loan co-lender agreement. Neither the closing date of such securitization nor the identity of such Other master servicer or Other special servicer have been determined. In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the Kaiser Center whole loan co-lender agreement to satisfy the requirements described under “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan” in this prospectus supplement. Prospective investors should be aware that they will not have any control over the identity of the Other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such securitization except to the extent of compliance with the requirements referred to in the previous sentence. See “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan” in this prospectus supplement.

If the Kaiser Center mortgage loan becomes specially serviced prior to the securitization of the Kaiser Center companion loan, the special servicer will be required to service and administer the Kaiser Center whole loan and any related REO property in the same manner as any other specially serviced loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such whole loan as set forth under the pooling and servicing agreement. Prior to the securitization of the Kaiser Center companion loan, no Other special servicer will be entitled to any such compensation or have such rights and obligations. If the Kaiser Center whole loan is being specially serviced when the related Kaiser Center companion loan is securitized, the special servicer will be entitled to compensation

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for the period during which it acted as special servicer with respect to such whole loan, as well as all surviving indemnity and other rights in respect of such special servicing role.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described in this prospectus supplement, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, prior to the occurrence and continuance of a Control Termination Event, the special servicer (other than with respect to the non-serviced loans and the Kaiser Center mortgage loan) may be replaced by the controlling class representative with or without cause at any time. Solely with respect to the Kaiser Center whole loan, for so long as such whole loan is serviced under the pooling and servicing agreement for this securitization, the special servicer may be replaced by the holder of the Kaiser Center companion loan (or its representative), with or without cause. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this prospectus supplement.

With respect to each non-serviced loan (other than the Alderwood Mall mortgage loan, with respect to which the MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder), it is expected that the applicable controlling class representative (or equivalent entity) or other directing holder has, or will have, the right to remove the related Other special servicer with or without cause at any time prior to the occurrence of a control termination event or other similar event under the applicable Other PSA. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (other than with respect to the Kaiser Center whole loan). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace. With respect to the non-serviced loans, it is expected that after the occurrence and during continuance of a control termination event or equivalent event under the related Other PSA (or in the case of the Alderwood Mall whole loan, at any time) the certificateholders relating to each Other PSA will have similar rights to remove the special servicer as described above. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (other than with respect to the Kaiser Center whole loan). That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate

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principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace. However, with respect to the non-serviced loans, the operating advisor in this transaction will generally not have the right to recommend the removal of any special servicer responsible for the special servicing of the related whole loans under the related Other PSA, as such authority is granted to the applicable operating advisor, if any, under the related Other PSA. See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that such rights may be lost upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Similarly, with respect to the Dallas Market Center whole loan, the US StorageMart Portfolio whole loan and the Selig Office Portfolio whole loan (but not the Alderwood Mall whole loan), the applicable controlling class representative (or an equivalent entity) or another directing holder related to the securitization trust has certain consent and/or consultation rights with respect to the related non-serviced loan under each Other PSA. The MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

With respect to the Kaiser Center whole loan, the directing holder will be the holder of the Kaiser Center companion loan (or its representative), and will be entitled to (i) approve or direct material servicing decisions involving the Kaiser Center whole loan and (ii) replace the special servicer or related Other special servicer, as applicable, with respect to the Kaiser Center whole loan with or without cause. The Kaiser Center whole loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above) until the Kaiser Center companion loan is included in a securitization, after which such whole loan will be serviced under the related Other PSA. None of the Kaiser Center companion loan holder or the Kaiser Center companion loan holder’s representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related whole loan.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event or, in the case of a non-serviced whole loan or the Kaiser Center mortgage loan, no consultation rights whatsoever, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the

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interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the non-serviced loans. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Controlling Class Representatives Under Each Other PSA Could Adversely Affect Your Investment

The controlling class representative (or equivalent entity) or other directing holder under each Other PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.

With respect to the non-serviced loans, although the applicable Other special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related Other PSA or the terms of the related loan documents, it is possible that the controlling class representative (or equivalent entity) or other directing holder under such Other PSA may direct or advise, as applicable, the related special servicer to take actions with respect to such non-serviced loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the non-serviced loans, the controlling class representative (or equivalent entity) under the applicable Other PSA:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

You Will Not Have any Control Over the Servicing of the Non-Serviced Loans

The Dallas Market Center mortgage loan, the Kaiser Center mortgage loan (after the securitization of the Kaiser Center companion loan), the US StorageMart Portfolio mortgage loan, the Selig Office Portfolio mortgage loan and the Alderwood Mall mortgage loan are secured by mortgaged properties that also secure companion loans that are not assets of the trust and are each serviced (or, in the case of the Kaiser Center mortgage loan, is expected to be serviced) under the applicable Other PSA, which is separate from the pooling and servicing agreement under which your certificates are issued, by the related Other master servicer and Other special servicer, and according to the servicing standard provided for in the applicable Other PSA. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

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The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a mortgage loan or serviced whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative (or, in the case of the Kaiser Center mortgage loan, the holder of the Kaiser Center companion loan (or its representative)). After the occurrence and during the continuance of a Control Termination Event the special servicer generally will be required to consult with the controlling class representative (except after the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor (other than with respect to the non-serviced loans and the Kaiser Center mortgage loan). These actions and decisions include, among others, certain modifications to the mortgage loans or serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and/or consultation with, or consent of, the controlling class representative (or, in the case of the Kaiser Center mortgage loan, the holder of the Kaiser Center companion loan (or its representative)). As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Serviced Whole Loans Pose Special Risks

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms

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of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus supplement), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a serviced whole loan (other than with respect to the Kaiser Center whole loan), the related serviced companion loan holder(s) or their representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced whole loan. Notwithstanding the foregoing, any such consultation with a serviced companion loan holder or their respective representatives is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by any such serviced companion loan holder (or its representative). In addition, in connection with the servicing of the Kaiser Center whole loan, the holder of the Kaiser Center companion loan (or its representative) will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions, including the actions taken by the special servicer with respect to the related whole loan. In each case, such recommended or directed servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the serviced companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

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Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. However, in the case of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC, an originator, will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. If any sponsor (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates. We cannot assure you that the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) will effect such repurchases or substitutions. In addition, the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or the other special servicer in the case of the non-serviced loans) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or the other special servicer in the case of the non-serviced

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loans) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer (or the other master servicer or the other special servicer, in the case of the non-serviced loans) determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement (or the other PSA, as applicable), any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which,

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after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

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Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2015-GC32 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of 63 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in July 2015 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in August 2015, the date that would have been its due date in July 2015 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,003,123,074 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, hospitality, manufactured housing, office, mixed use, multifamily, self storage and industrial property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

•	Fourteen (14) Mortgage Loans (together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 39.4% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•	Twelve (12) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 30.1% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”); provided, however, that (1) the US StorageMart Portfolio Whole Loan, which includes a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, was co-originated by CGMRC and Bank of America, N.A., and (2) the Alderwood Mall Whole Loan, which includes a Mortgage Loan representing approximately 2.4% of the Initial Pool Balance, was co-originated by CGMRC and Morgan Stanley Bank, N.A.;

•	Fifteen(15) Mortgage Loans (the “CCRE Mortgage Loans”), representing approximately 13.4% of the Initial Pool Balance, were originated by Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending”);

•	Twelve (12) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 9.6% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”);

•	Eight (8) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 6.5% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”); and

•	Two (2) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 1.0% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

GSMC, GS CRE, CGMRC, CCRE Lending, SMC and MC-Five Mile are referred to in this prospectus supplement as the “Originators”. In addition, the US StorageMart Portfolio Whole Loan was co-originated

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by Citigroup Global Markets Realty Corp. and Bank of America, N.A., and the Alderwood Mall Whole Loan was co-originated by Citigroup Global Markets Realty Corp. and Morgan Stanley Bank, N.A. The GS CRE Mortgage Loans were originated for sale to GSMC. GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date. Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date. GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC, CCRE Lending, SMF I and MC-Five Mile (collectively, the “Sponsors”) on or about July 31, 2015 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2015-GC32 pooling and servicing agreement, dated as of July 1, 2015 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement. The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this prospectus supplement with respect to each Mortgage Loan with one or more pari passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related pari passu Companion Loan(s), unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this prospectus supplement. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus supplement (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

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“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2015 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in August 2015, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of August 2015); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. Additionally, with respect to the Alderwood Mall Mortgage Loan, which is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus supplement, the Annual Debt Service reflects the aggregate payment due during the initial 12 months following the Closing Date.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A to this prospectus supplement or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than 6 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this prospectus supplement. The appraisals for certain of the Mortgaged Properties may state an “as stabilized,” “as complete,” “as repaired,” “hypothetical,” “prospective as-is” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement. For such Appraised Values and other values on a property-by-property basis, see, Annex A of this prospectus supplement and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity”.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 9.97% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value of $228,370,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $212,530,000.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value of $676,500,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $598,440,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Bolingbrook, representing approximately 1.0% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value of $13,021,920 represents the “as-is” value plus related property improvement plan costs, 100% of which were reserved for at origination. The “as-is” appraised value of the Mortgaged Property is $10,800,000.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH, representing approximately 0.3% of the Initial Pool Balance, by allocated loan amount, unless otherwise indicated, the Appraised Value of $3,750,000 represents the “as complete” appraised value which assumes the completion of certain improvements at the Mortgaged Property in the near term and the commencement of certain leases on May 29, 2015. The monthly income when the leases commence will be $21,825. The “as-is” appraised value of the Mortgaged Property is $3,450,000.

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“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this prospectus supplement, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related pari passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties;

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bassett Place, representing approximately 6.5% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less a $7,539,861 holdback associated with Dave & Buster’s and food court renovations, for which $5,376,901 and $2,162,960, respectively, were reserved for at origination. The Cut-off Date LTV Ratio, calculated without adjusting for these holdbacks, is 73.5%;

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Bolingbrook, representing approximately 1.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated using the “as-is” appraised value, plus related property improvement plan costs, 100% of which were reserved for at origination. The Cut-off Date LTV Ratio for the Mortgage Loan calculated without adjusting for the property improvement plan costs is 88.7%;

•	with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Amsdell FL/NJ Self Storage Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated by deducting a $150,000 economic holdback reserved for at origination from the Cut-off Date Balance. The Cut-off Date LTV Ratio for the Mortgage Loan calculated without adjusting for the holdback is 72.6%; and

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express & Suites – Sherman TX, representing approximately 0.7% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated using the “as-is” appraised value plus related property improvement plan costs, 125% of which were reserved for at origination. The Cut-off Date LTV Ratio for the Mortgage Loan calculated without adjusting for the property improvement plan costs is 77.0%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan

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and the related pari passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise; and

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related pari passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise; and

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related pari passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise; and

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service that is due in connection with the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as JW Marriott Cherry Creek, representing approximately 6.5% of the Initial Pool Balance, the manager established an operating account (and borrower has pledged its rights in such account to the lender) pursuant to the management agreement into which all of the foregoing amounts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves administered in accordance with the management agreement, and the manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the management agreement until the management agreement has been terminated, however, the loan agreement prohibits the borrower or operating lessee from withdrawing or transferring money from such operating account during the continuance of an event of default under the related loan documents.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents

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with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as JW Marriott Cherry Creek, representing 6.5% of the Initial Pool Balance, see the description of the related lockbox account under the definition of “Hard Lockbox” above.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this prospectus supplement, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Mortgage Loan and the related pari passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

•	with respect to the Mortgaged Properties that secure the Mortgage Loans or Crossed Group listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Bassett Place	6.5%	60.1%	$95,200,000	64.2%	$89,165,000
Kaiser Center	5.0%	60.4%	$220,200,000	67.0%	$198,700,000
Doubletree Tallahassee	2.5%	57.3%	$36,535,000	57.6%	$36,335,000
Selig Office Portfolio(1)	2.5%	62.3%	$553,400,000	63.4%	$544,500,000
Shops at 69th Street	1.1%	53.9%	$17,900,000	56.1%	$17,200,000
Holiday Inn Bolingbrook	1.0%	60.2%	$14,200,000	65.7%	$13,021,920
Holiday Inn Express & Suites – Sherman TX	0.7%	53.8%	$10,900,000	63.0%	$9,300,000
River Pointe Shopping Center	0.6%	53.5%	$10,000,000	54.3%	$9,850,000

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this prospectus supplement as 2901 Third Avenue, 3131 Elliott Avenue, 2615 Fourth Avenue and 200 First Avenue West.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as

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established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.
See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default

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under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

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The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 18 months (or, in the case of one Mortgaged Property, up to 56 months) past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of certain Mortgaged Properties operating as student housing, the number of beds or (d) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

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Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,003,123,074
Number of Mortgage Loans	63
Number of Mortgaged Properties	222
Average Cut-off Date Mortgage Loan Balance	$15,922,588
Weighted Average Mortgage Loan Rate(2)	4.4299%
Range of Mortgage Loan Rates(2)	3.4788% - 5.3000%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	65.8%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	55.7%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	117
Weighted Average Cut-off Date DSCR(2)(3)(6)	1.75x
Full-Term Amortizing Balloon Mortgage Loans	50.5%
Partial Interest-Only Balloon Mortgage Loans	40.5%
Interest-Only Balloon Mortgage Loans	9.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each Mortgage Loan that is part of a Whole Loan, the related pari passu Companion Loan(s) (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR unless otherwise expressly stated. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to five Mortgage Loans (one of which is secured by a portfolio of Mortgaged Properties), representing approximately 9.7% of the Initial Pool Balance, the respective Cut-off Date LTV Ratio was calculated using (i) an “as-is” appraised value plus related property improvement plan costs, (ii) an “as-is” appraised value plus a “capital deduction”, (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination or (iv) an “as complete” appraised value. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 66.6%.

(5)	With respect to eight Mortgage Loans, representing approximately 20.0% of the Initial Pool Balance, the respective Maturity Date Loan-to-Value Ratios were calculated using an “as stabilized” Appraised Value instead of the related “as-is” Appraised Value.

(6)	The Alderwood Mall Mortgage Loan, representing approximately 2.4% of the Initial Pool Balance, is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus supplement. The Cut-off Date DSCR for the Alderwood Mall Mortgage Loan, is calculated based on an annual debt service assuming the aggregate of the first 12 payments following the Closing Date.

See “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes 37 Mortgage Loans, representing approximately 50.5% of the Initial Pool Balance which pay principal and interest for their entire terms, 19 Mortgage Loans, representing approximately 40.5% of the Initial Pool Balance, that pay interest only for a portion of their respective terms and 7 Mortgage Loans, representing approximately 9.0% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

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The Issuing Entity will include 12 Mortgage Loans, representing approximately 22.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Forty-three (43) retail properties, securing approximately 39.1% of the Initial Pool Balance, by allocated loan amount, secure, in whole or in part, 30 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Eighteen (18) of the retail Mortgaged Properties, securing approximately 31.5% of the Initial Pool Balance, by allocated loan amount, consist of a super-regional mall, shopping center, community center and other retail properties that are considered by the applicable Sponsor to have at least one “anchor tenant”. Sixteen (16) of the retail Mortgaged Properties, securing approximately 4.2% of the Initial Pool Balance, by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”. Nine (9) of the retail Mortgaged Properties, securing approximately 3.5% of the Initial Pool Balance, by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bank branches, movie theaters, fitness centers, health clubs, parking garages and/or restaurants, as part of the Mortgaged Property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement. In addition, gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and types of products used or sold in those businesses. See “Risk Factors—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Hospitality Properties

Eight (8) hospitality properties, securing approximately 15.9% of the Initial Pool Balance, by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. All of the hospitality Mortgaged Properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” in the prospectus.

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The following table shows each Mortgaged Property or portfolio of Mortgaged Properties associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
JW Marriott Cherry Creek	$65,000,000	6.5%	October 2026	July 2025
Hilton Garden Inn Pittsburgh/Southpointe	$30,000,000	3.0%	September 2022	July 2025
Doubletree Tallahassee	$25,574,500	2.5%	April 2029	July 2025
Hampton Inn Idaho Falls Airport	$8,050,000	0.8%	June 2030	July 2025
La Quinta Inn & Suites Idaho Falls	$5,450,000	0.5%	June 2035(1)	July 2025
Holiday Inn Bolingbrook	$9,575,000	1.0%	February 2028	July 2020
Four Points Sheraton Columbus Airport	$8,700,000	0.9%	August 2029	July 2025
Holiday Inn Express & Suites – Sherman TX	$7,160,000	0.7%	June 2025	July 2025

(1)	The franchisor and borrower have a reciprocal right to terminate the agreement without cause in June 2020, June 2025 and June 2030.

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Manufactured Housing Community Properties

Thirty-seven (37) manufactured housing community properties, securing approximately 11.1% of the Initial Pool Balance, secure 3 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

For example, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, in the case of two of the Mortgaged Properties, securing approximately 0.3% of the Initial Pool Balance, by allocated loan amount, the related borrowers did not provide evidence that they had legal access to a private water source. The Mortgaged Property known as Valle Grande is served, in part, by a private well. The well permit that provides the right to use and draw water from the well is in the name of an individual who was affiliated with a predecessor owner. The Mortgage Loan documents require the related borrower to verify the current purpose and place of use for the water rights, ensure and verify that the New Mexico’s State Engineer’s records reflect the water rights are owned by the related borrower and secured for the lender,

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and ensure and verify that the water rights are in good standing with the applicable governmental authorities within time periods set forth in the Mortgage Loan documents. The Mortgaged Property known as Riviera de Sandia does not have access to a public water system and the related borrower was unable to deliver evidence that the related Mortgaged Property is legally entitled to access a private water cooperative used by the Mortgaged Property. The Mortgage Loan documents require the related borrower to deliver evidence that the related Mortgaged Property is legally entitled to access a private water cooperative and to at all times provide a source of water to the tenants at the Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Conlon MHC Portfolio 3, representing approximately 0.9% of the Initial Pool Balance, 70 lots located on the All Star, Oakland Glen, Orion Oaks and Princeton Village Mortgaged Properties are subject to a master lease with a borrower affiliate. The annual rent under the master lease is based on the weighted average market rent for the applicable Mortgaged Properties. The number of lots subject to the master lease can be reduced in connection with a fair-market sale of a home to a third party in which the buyer enters into a market lease with the borrower for the related pad site for a minimum of one year.

Certain of the manufactured housing community properties may have specific tenant mixes or other considerations, such as:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, the Mortgaged Property identified as Valle Grande, securing approximately 0.1% of the Initial Pool Balance, by allocated loan amount, is age-restricted, requiring tenants to be 55 years old or older. Additionally, the related portfolio of Mortgaged Properties contains recreational vehicle pads, which may be more transient and variable than other pads at manufactured housing community properties, and we cannot assure you that such pads will not cause greater income fluctuations at the related Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 9.97% of the Initial Pool Balance, certain mobile homes at the individual Mortgaged Properties are owned by certain affiliates of the related borrower (each such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the related borrower; such rents, the “Pad Site Rents”) and (ii) the mobile homes (which rents is property of the Affiliated Owner; such rents, the “Mobile Home Rents”). The related borrower, the Affiliated Owner, the related borrower-affiliated property manager (“Affiliated Manager”), and the related lender entered into a multi-party agreement (the “Four-Party Agreement”) which provides that, in the event a tenant remits the Pad Site Rents and the Mobile Home Rents in a single payment or into a single account (either, a “Unified Payment”), the Affiliated Manager shall deposit the Unified Payment into its operating account maintained by the Affiliated Manager. The related borrower, Affiliated Manager and Affiliated Owner, as applicable, shall (i) account for rents in such a manner such that Pad Sites Rents owed to related borrower are readily ascertainable and identifiable as separate and apart from Mobile Home Rents owed to Affiliated Owner; (ii) remit the Pad Site Rents to the related borrower’s lockbox account for the Mortgage Loan within two (2) Business Days of receipt; and (iii) during a trigger period under the Mortgage Loan documents or after the bankruptcy of Affiliated Manager or Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the Mobile Home Rents to Affiliated Owner into a separate account held by Affiliated Owner or Affiliated Manager.

Office Properties

Thirteen (13) office properties, securing approximately 10.5% of the Initial Pool Balance, by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

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Certain of the office Mortgaged Properties may have specialty use tenants, such as medical offices, banks, restaurants, call centers, parking garages and/or physical therapy facilities, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mixed Use Properties

Nine (9) mixed use properties, securing approximately 8.6% of the Initial Pool Balance, secure, in whole or in part, 5 of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more office, retail, merchandise mart, self storage and multifamily components. To the extent a mixed use Mortgaged Property has an office, retail, self storage or multifamily component, such Mortgaged Property is subject to the risks relating to that property type described in “Risk Factors—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” as applicable, in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties may have tenants occupying specialty use space. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Multifamily Properties

Thirty-six (36) multifamily properties, securing approximately 7.0% of the Initial Pool Balance, by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans.

Certain of the multifamily properties may have specific tenant mixes or other considerations, such as:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Chicago Multifamily Portfolio, representing approximately 1.3% of the Initial Pool Balance, approximately 43% of the tenants at such Mortgaged Properties receive voucher-based subsidies to help pay their rents from government programs or private charities, including, but not limited to: the Chicago Housing Authority’s Housing Choice Voucher Program, the Chicago Department of Housing / Chicago Low Income Housing Trust Fund, Heartland Alliance Services, Catholic Charities, The Innervoice, Inc., and Thresholds. The related loan documents include representations, covenants, and a recourse carve-out addressing continual compliance with the provisions of such subsidy programs, in addition to a default under such subsidy programs being an event of default under the loan documents.

•	With respect to thirteen (13) Mortgaged Properties identified on Annex A to this prospectus supplement as Heron Pointe, Meadowood, 1101 North Lawler Avenue, 7800 South Jeffery Boulevard, 7701 South Yates Boulevard, 9040 South Bishop Street, 7949 South Ellis Avenue, 6200 South Rockwell Street, 7055 South St. Lawrence Avenue, 5402 West Rice Street, 7056 South Eberhart Avenue, 7956 South Burnham Avenue and 9100 South Dauphin Avenue, collectively securing approximately 1.2% of the Initial Pool Balance, by allocated loan amount, such Mortgaged Properties rely, in whole or in part, on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban

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Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrowers to meet their obligations under the related Mortgage Loans.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Pangea 11, representing approximately 0.9% of the Initial Pool Balance, approximately 53 of the 236 units at such Mortgaged Properties are leased to tenants that use voucher-based subsidies from the Chicago Housing Authority’s Housing Choice Voucher Program.

These and a large number of other factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Self Storage Properties

Sixty-nine (69) self storage properties, securing approximately 4.8% of the Initial Pool Balance, secure 4 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail/office tenants operating at the related Mortgaged Property.

Industrial Properties

Seven (7) industrial properties, securing approximately 3.0% of the Initial Pool Balance, by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain of the industrial Mortgaged Properties may have specialty use spaces, such as manufacturing facilities and clean rooms, as part of the Mortgaged Property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement. Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Specialty Use Concentrations

As indicated on Annex A to this prospectus supplement, certain of the Mortgaged Properties have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

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Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Freshwater Commons, Palomar Point, Huntsville Portfolio, Brook Run Shopping Center, Southeast Plaza, 520 West Avenue, River Pointe Shopping Center, Crown Meadows, Cross Creek Medical Office, Binford Shoppes, 4654 Maryland, Shoppes of Old Peachtree, Fairview Corners, White River Landing, Holiday Center and Whiteland Retail Center, which secure approximately 10.7% of the Initial Pool Balance, by allocated loan amount, have tenants or sub-tenants operating medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools as one of the 5 largest tenants at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Bassett Place and Alderwood Mall, securing approximately 9.0% of the Initial Pool Balance, have a theater as part of the respective Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Cypress Retail Center, College Grove and Brook Run Shopping Center securing approximately 4.4% of the Initial Pool Balance, have a gym, fitness center or a health club as one of the 5 largest tenants at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Palomar Point and Shops at 69th Street, securing approximately 2.4% of the Initial Pool Balance, have tenants operating as a school or for other educational purposes as one of the 5 largest tenants at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Cypress Retail Center, Beaver Ruin Village I and Delray Pointe, securing approximately 3.4% of the Initial Pool Balance, by allocated loan amount, have a bank branch as one of the 5 largest tenants. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the mortgaged properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Mortgage Loan	$100,000,000	9.97%
Top 5 Mortgage Loans	$361,544,816	36.0%
Top 10 Mortgage Loans	$517,119,316	51.6%
Largest Related Borrower Concentration(1)	$20,350,000	2.0%
Next Largest Related Borrower Concentration(1)	$13,500,000	1.3%

(1)	Excluding single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans.

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Other than with respect to the largest 10 Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 2.4% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for more information on the largest 20 Mortgage Loans.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls representing in the aggregate approximately 1.3% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 3.4% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 2.0% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Brook Run Shopping Center	$10,950,000	1.1%
Beaver Ruin Village I & II	9,400,000	0.9
	$20,350,000	2.0%

Hampton Inn Idaho Falls Airport	$8,050,000	0.8%
La Quinta Inn & Suites Idaho Falls	5,450,000	0.5
	$13,500,000	1.3%

	$33,850,000	3.4%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	13	$ 190,810,003	19.0%
Texas	18	$ 166,147,096	16.6%
Colorado	9	$ 127,416,632	12.7%
Pennsylvania	5	$ 67,058,884	6.7%
Illinois	38	$ 60,812,689	6.1%
Florida	13	$ 53,387,506	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

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Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•	Mortgaged Properties located in California, Colorado, Idaho, Nevada, New Mexico, Oklahoma, Tennessee, Washington and Wyoming are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

•	Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, California, Florida, Georgia, Illinois, Louisiana, Maryland, Michigan, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas and Virginia, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	Mortgaged Properties, securing approximately 23.2% of the Initial Pool Balance, by allocated loan amount, are located in, among other places, Alabama, Florida, Louisiana or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

•	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Eighteen (18) of the Mortgaged Properties identified on Annex A to this prospectus supplement as All Star, 13905-13957 South Clark Street, 1101 North Lawler Avenue, 7800 South Jeffery Boulevard, 7701 South Yates Boulevard, 9040 South Bishop Street, 7949 South Ellis Avenue, 14138 South School Street, 6200 South Rockwell Street, 7055 South St. Lawrence Avenue, 5402 West Rice Street, 7056 South Eberhart Avenue, 204 West 138th Street, 7956 South Burnham Avenue, 9100 South Dauphin Avenue, 8200 South Exchange Avenue, 8208 South Drexel Avenue and 8640 South Ingleside Avenue, securing approximately 1.4% of the Initial Pool Balance, by allocated loan amount, have limited operating history (e.g. less than 2 full years of historical financials) due to an acquisition, new construction, substantial renovation and/or repositioning of the respective Mortgaged Property.

Five (5) of the Mortgaged Properties identified on Annex A to this prospectus supplement as FedEx Regional Distribution Center, 24 Simon Street, Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH, Destination XL - Evergreen Park, IL and Sleep Number & Noodles & Company - Tulsa, OK, securing approximately 1.6% of the Initial Pool Balance, by allocated loan amount, have no operating history

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because they were acquired, constructed, substantially renovated or in a lease-up period within the 12-month period preceding the origination date of the respective Mortgage Loan.

Tenancies-in-Common and Delaware Statutory Trusts

In the case of the Mortgage Loan, secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as CSRA Food Lion Portfolio I, representing approximately 0.9% of the Initial Pool Balance, the related borrower is a Delaware Statutory Trust.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as FedEx Regional Distribution Center, representing approximately 0.5% of the Initial Pool Balance, two borrowers own the related Mortgaged Property as tenants-in-common. The related tenants-in-common have waived their respective rights to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

Two (2) of the Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as JW Marriott Cherry Creek and Birney Portfolio - Galleria Oaks, collectively representing approximately 7.5% of the Initial Pool Balance, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as JW Marriott Cherry Creek, representing approximately 6.5% of the Initial Pool Balance, the Mortgaged Property is one unit of an 11-unit planned community structure. The other units are comprised of a seven-story office and retail building, other buildings housing retail and office space totaling approximately 590,000 square feet, a residential community comprised of approximately 25 residential units, a 5-story parking structure, a 3-story below-grade parking structure, a 4-story below-grade parking structure, surface and deck parking areas, certain private streets, plazas and common areas. The condominium board consists of five managers, one of which was appointed by the related borrower as owner of one of the units. The related borrower’s unit is responsible for approximately 23.896% of common expenses.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Birney Portfolio - Galleria Oaks, representing approximately 1.0% of the Initial Pool Balance, the Mortgaged Property is a fractured condominium in which the borrower owns 213 out of 224 condominium units.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

The Mortgaged Properties identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport, Beaver Ruin Village I and Lakewood Galleria, securing approximately 1.8% of the Initial Pool Balance, by allocated loan amount, consist solely of a leasehold interest under a ground lease. In addition, the Mortgaged Properties identified on Annex A to this prospectus supplement, Court at Deptford II, Beaver Ruin Village II and 3401 Broadway Boulevard, securing approximately 2.5%, of the Initial Pool Balance, by allocated loan amount, consist of (i) a leasehold interest in a portion of the Mortgaged Property and (ii) a fee interest in the remainder of the Mortgaged Property. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a

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leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property unless otherwise covered by clause (ii) below), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, or as otherwise described above, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this prospectus supplement and any related exceptions on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to prospectus supplement).

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

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The table below provides certain information with respect to each Mortgage Loan that has one or more corresponding Companion Loans:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Number of Companion Loans	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan Interest Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan Underwritten NCF DSCR
Ascentia MHC Portfolio	$100,000,000	1	$45,000,000	N/A	$145,000,000	4.42500%	63.5%	1.68x
Dallas Market Center(1)	$56,844,816	2	$201,450,049	N/A	$258,294,865	4.09750%	64.1%	2.13x
Kaiser Center	$50,000,000	1	$90,000,000	N/A	$140,000,000	4.39000%	70.5%	1.39x
US StorageMart Portfolio(2)	$25,000,000	7	$163,926,000	$223,574,000	$412,500,000	3.79788%	61.0%(3)	2.41x(3)
Selig Office Portfolio(4)	$25,000,000	3	$320,000,000	N/A	$345,000,000	3.90850%	63.4%	2.22x
Alderwood Mall(5)	$24,439,530	6	$202,199,700	$127,800,000	$354,439,230	3.47875%	51.1%(3)	1.71x(3)

(1)	As of the Cut-off Date, the Dallas Market Center Companion Loans are comprised of note A-1 and note A-2, with outstanding principal balances of $129,646,071 and $71,803,978, respectively.

(2)	As of the Cut-off Date, the US StorageMart Portfolio Companion Loans are comprised of five pari passu Companion Loans with an aggregate outstanding principal balance of $163,926,000 and two Subordinate Companion Loans with an aggregate outstanding principal balance of $223,574,000.

(3)	The Cut-off Date Whole Loan LTV and the Cut-off Date Whole Loan Underwritten NCF DSCR includes the related Subordinate Companion Loans.

(4)	As of the Cut-off Date, the Selig Office Portfolio Companion Loans are comprised of note A-1, note A-2 and note A-3, with outstanding principal balances of $125,000,000, $123,000,000 and $72,000,000, respectively. See below for information regarding permitted pari passu debt.

(5)	As of the Cut-off Date, the Alderwood Mall Companion Loans are comprised of four pari passu Companion Loans with an aggregate outstanding principal balance of $202,199,700 and two Subordinate Companion Loans with an aggregate outstanding principal balance of $127,800,000.

•	See “—The Whole Loans” below for more information regarding each Companion Loan. Also see “Structural and Collateral Term Sheet—Ascentia MHC Portfolio”, “—Dallas Market Center”, “—Kaiser Center”, “—Selig Office Portfolio”, “—US StorageMart Portfolio” and “—Alderwood Mall” in Annex B to this prospectus supplement.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor, except as follows:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Weighted Average Cut- off Date Total Debt interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR
US StorageMart Portfolio(1)	$25,000,000	$102,500,000	$515,000,000	4.68000%	27.9%	76.1%	5.27x	1.57x

(1)	As of the Cut-off Date, the related mezzanine loan is held by an unrelated third party.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, a mezzanine loan exists in the original principal amount of $102,500,000 (“StorageMart Mezzanine Indebtedness”). The combined Cut-off Date total debt balance of the US StorageMart Whole Loan and StorageMart Mezzanine Indebtedness is $515,000,000.

The mezzanine loan related to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

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Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” below. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Kaiser Center	$50,000,000	75.0%	1.40x	8.5%	Yes
Selig Office Portfolio(1)	$25,000,000	(1)	2.44x	9.5%	Yes
Alderwood Mall	$24,439,530	48.6%	1.79x	N/A	Yes
Pangea 11	$8,750,000	70.0%	1.50x	9.5%	Yes
Millennium Business Center	$3,000,000	75.0%	1.25x	N/A	Yes

(1)	If borrower requests lender’s approval of an Additional Permitted Debt Election on or prior to March 19, 2020, the aggregate loan to value ratio is required to be equal to or less than 60%. If borrower requests lender’s approval of an Additional Permitted Debt Election any time after March 19, 2020, the aggregate loan to value ratio is required to be equal to or less than 58%.

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With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Dallas Market Center, representing approximately 5.7% of the Initial Pool Balance, the related borrower is permitted under the related loan agreement to accept unsecured loans made by the borrower’s partners to the borrower in accordance with the terms of the borrower’s organizational documents and not exceeding $15,000,000 in the aggregate, provided that each loan is required to be subject to the terms of a subordination and standstill agreement in a form acceptable to the lender and to be entered into by the applicable holder in favor of the lender.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

As of the Cut-off Date, other than as set forth below, each Sponsor has informed us that it is unaware of any existing preferred equity with respect to the Mortgage Loans it is selling to the Depositor.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hunters Point Apartments, representing approximately 0.6% of the Initial Pool Balance, Mark A. Englert, the manager of the borrower, is entitled to a preferred distribution ahead of other equity holders as to any additional capital contributions made by Mark A. Englert to the borrower. The preferred return is an 8% annual preferred return on any such additional capital contributions. There is no maturity date on the return of such additional capital contributions, and Mark A. Englert is not otherwise entitled to any other rights, remedies or required payments for non-payment of the preferred return. Mark A. Englert currently controls the borrower. The preferred return is payable from excess cash flow.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Forest Gate Shopping Center, representing approximately 0.5% of the Initial Pool Balance, each member and manager of the borrower is entitled to an 8% annual preferred return on its capital contribution. There is no maturity date on such preferred return and the members and managers are not otherwise entitled to any other rights, remedies or required payments and cannot take control of the borrower for non-payment of its return. The preferred return is payable from excess cash flow.

Because preferred equity and preferred returns often provide for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects function like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and preferred returns and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

A Mortgage Loan may permit an equity owner in the related borrower to pledge, without lender consent, any equity interest that it could otherwise transfer without lender consent or if the transfer from the enforcement of that pledge would otherwise be permitted without lender consent.

Some Mortgage Loans permit loans to be made to the related borrower to the extent that collection of such loans may not be enforced until the related Mortgage Loan is paid in full, and provided that such loans are not secured by the Mortgaged Property.

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Other Additional and Subordinate Debt

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Office Portfolio, representing approximately 2.5% of the Initial Pool Balance, upon 30 days’ prior written notice to the lender, the borrower may elect (an “Additional Permitted Debt Election”), to incur up to $51,750,000 of additional pari passu fixed-rate debt that is co-terminus with the related Mortgage Loan (“Additional Permitted Debt”) secured by the related portfolio of Mortgaged Properties, provided that (i) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to March 19, 2020, the aggregate loan-to-value ratio (as calculated under the loan documents) may not exceed 60%, and if the borrower requests the lender’s approval of an Additional Permitted Debt Election after March 19, 2020, the aggregate loan-to-value ratio may not exceed 58%; (ii) immediately after giving effect to such Additional Permitted Debt, the debt service coverage ratio (as calculated under the loan documents) for the 12-month period immediately preceding the most recently ended fiscal quarter must be equal to or greater than 2.44x; (iii) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to March 19, 2020, debt yield (as calculated under the loan documents) for the 12-month period immediately preceding the most recently ended fiscal quarter must be no less than 9.25%, and if such request is made after March 19, 2020, the debt yield for the 12-month period immediately preceding such fiscal quarter end must be no less than 9.5%; (iv) the lender of the Additional Permitted Debt is required to enter into a co-lender agreement with the lender in the form attached to the loan agreement; (v) Rating Agency Confirmation is obtained; (vi) a REMIC opinion, as well as updated non-consolidation and enforceability opinions must be delivered; (vii) the borrower, the lender and the lender of the Additional Permitted Debt have executed amendments to the loan documents reasonably requested by any such party to reflect the existence of such Additional Permitted Debt; (viii) borrower must pay all reasonable out of pocket costs and expenses incurred by the lender and (ix) lender has otherwise approved, in its sole discretion applied in good faith and using commercially reasonable standards, the terms, documentation, lender, and incurrence of such loan. Pursuant to the form of co-lender agreement attached as an exhibit to the loan agreement, the borrower and the lender contemplate that such permitted pari passu debt will be secured by the Mortgaged Property pursuant to the existing mortgage granted by the borrower in connection with the origination of the Mortgage Loan, and that such permitted pari passu debt will be serviced by the related Other Master Servicer and the related Other Special Servicer pursuant to the terms of the related Other PSA. In addition, the lender of such Additional Permitted Debt will have the right to consult with the related Other Special Servicer with respect to the following proposed actions by the related Other Special Servicer (provided that in no event will the related Other Special Servicer be obligated to act upon the direction, advice or objection of such lender or its representative in connection therewith): (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the Mortgaged Property securing the Selig Office Portfolio Whole Loan and the Additional Permitted Debt if it comes into and continues in default; (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of late payment or default charges) or any material non-monetary term (including the waiver of any “due-on-sale” or “due-on-encumbrance” clause) of the Selig Office Portfolio Whole Loan; (iii) any proposed sale of REO Property (other than in connection with the termination of the related securitization trust) for less than the mortgage option price; (iv) any acceptance of a discounted payoff with respect to the Selig Office Portfolio Whole Loan and the Additional Permitted Debt; (v) any determination to bring any related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at any related REO Property; (vi) any release of real property collateral for the Selig Office Portfolio Whole Loan and the Additional Permitted Debt (other than any release made in connection with the grant of a non-material easement or right-of-way or in accordance with the terms of the Selig Office Portfolio Whole Loan and the Additional Permitted Debt); (vii) any acceptance of substitute or additional collateral for the Selig Office Portfolio Whole Loan and the Additional Permitted Debt; (viii) any releases of earn-out reserve funds or related letters of credit with respect to a related Mortgaged Property; (ix) any determination by the related Other Master Servicer or Other Special Servicer not to maintain or cause the borrower to maintain for a related Mortgaged Property or REO Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite

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the fact that such insurance may be required under the terms of the subject Whole Loan; and (x) any change in the property manager for a related Mortgaged Property or REO Property.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, an “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•	as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

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It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials, radon or lead based paint, an abatement or removal program or mitigation system. Other identified conditions could be, for example, surface level storage tanks, underground storage tanks (“USTs”), leaking underground storage tanks (“LUSTs”), onsite dry cleaning facilities, gas stations and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. In certain cases, gas stations operate or previously operated at Mortgaged Properties or on third-party properties adjacent to the Mortgaged Properties, and the related environmental site assessments concluded that such gas stations and their underground storage tanks are not significant concerns for reasons, including, but not limited to, no identified past or present spills or other releases, regulatory closure achieved for past spills or releases, and direction of hydraulic gradient. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties; see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Fig Garden Village, securing approximately 7.4% of the Initial Pool Balance, the related Phase I ESA reported that prior dry cleaning activities at the Mortgaged Property resulted in contamination onsite and also may be impacting an offsite municipal water well. A Fixed Fee Environmental Service Agreement (“Remediation Agreement”) was entered into in 1998 between the property owner at that time and ARCADIS Geraghty & Miller, Inc. (“ARCADIS”, whose successor’s parent company, ARCADIS NV, is a publicly traded company) in which ARCADIS assumed responsibility for remediating the then-existing contamination, with no monetary cap or time limit, until regulatory closure is obtained in the form of a no further action letter. Following active remediation, the dry cleaning release has been in groundwater monitoring status. No further remediation currently is foreseen onsite. However, contamination levels in the off-site municipal water well have been increasing, although still below federal and state action levels. Under the Remediation Agreement, ARCADIS is responsible for the costs of any off-site municipal well-head treatment that is necessary in response to the offsite presence of contamination that is determined by the environmental authority to be the responsibility of the site. Accordingly, the ESA did not recommend any further investigation or other action by the owner of the Mortgaged Property. The borrower sponsor has provided an environmental guaranty that, in the event that ARCADIS should fail to complete its obligations under the Remediation Agreement, then the borrower sponsor would be liable for any damages to the extent not covered by the borrower or by environmental insurance. Additionally, the borrower sponsor purchased a $20.0 million environmental insurance policy at the origination with a minimum term of 10 years. The policy will cover third party claims and remediation costs but not remediation costs for dry cleaning constituents in the groundwater commencing prior to the inception date of the policy and resulting from dry cleaning operations conducted at the Mortgaged Property. We cannot assure you that ARCADIS or the borrower sponsor will in fact fund any or all remaining required

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remediation to achieve regulatory closure, that the environmental insurance policy will cover all or any part of any claims that may arise, or that any governmental agency or private party will not bring any environmental claims or demands directly against the owner or any successor to the owner of the Mortgaged Property.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Eddystone Crossing Shopping Center, securing approximately 1.8% of the Initial Pool Balance, the Phase I ESA for the related Mortgaged Property identified a controlled recognized environmental condition at the Mortgaged Property. A release from an underground storage tank occurred in 1994 and cleanup was completed in 1997. In 2000, the Pennsylvania Department of Environmental Protection (“PADEP”) determined that certain contaminants in soil and groundwater exceeded the applicable Statewide Health Standards. Certain engineering controls (i.e., building improvements and asphalt paved parking areas) were constructed onsite and PADEP determined the site to be in compliance with related remediation standards. The environmental consultant recommended that those engineering controls remain in place and be inspected annually.

With respect to the Mortgaged Property identified on Annex A of this prospectus supplement as Shops at 69th Street, securing approximately 1.1% of the Initial Pool Balance, the Phase I ESA identifies as a Recognized Environmental Condition for the Mortgaged Property the existence of historic fill ports and two vent pipes indicating the possible presence of USTs. Following the Phase I ESA, ground penetrating radar testing was conducted at the Mortgaged Property and the presence of two out-of-use USTs was confirmed. A Phase II subsurface investigation was recommended to determine whether the historic USTs may have impacted the Mortgaged Property. Such Phase II subsurface investigation will be conducted as a post-closing obligation. A $100,000 reserve was established at origination of the Mortgage Loan to address the Phase II subsurface investigation and possible removal of the USTs.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Southeast Plaza, securing approximately 1.1% of the Initial Pool Balance, an environmental consultant reported the Mortgaged Property is on the Florida Department of Environmental Protection (the “FDEP”) Dry Cleaning Solvent Clean Up Program due to the former presence of on-site dry cleaning facilities at the Mortgaged Property. The FDEP Dry Cleaning Solvent Clean Up Program provides limited liability protection to the owner and operator of the dry cleaning facility and the real property owner for cleanup of dry cleaning solvent contamination if the parties meet certain eligibility conditions. As of April 2015, the Mortgaged Property received a score of 78 and the highest priority ranking score on the FDEP Priority Ranking List is currently 159. The lender obtained a lender environmental collateral protection and liability insurance policy in the amount of $2,000,000 from Steadfast Insurance Company, a member of Zurich North America, with a 10-year term and having a $100,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

With respect to the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Beaver Ruin Village I & II, securing approximately 0.9% of the Initial Pool Balance, an environmental consultant reported the possible use of tetrachloroethylene at the Mortgaged Property due to the former presence of dry-cleaning facilities at the Mortgaged Property. The facility received a Focused Compliance Inspection on November 18, 2002 and no other pertinent information was found regarding the former dry-cleaning operations. The lender obtained a lender environmental collateral protection and liability insurance policy in the amount of $2,000,000 from Steadfast Insurance Company, a member of Zurich North America, with a 10-year term and having a $50,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

With respect to the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Pangea 11, securing approximately 0.9% of the Initial Pool Balance, the related ESA reported that the 8640 South Ingleside Avenue Mortgaged Property adjoins properties listed in the related regulatory database in connection with the installation and removal, as applicable, of various underground

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storage tanks since the 1950s. One such adjoining property (which is currently operated as an automotive repair facility and was previously operated as a filling station and a car wash) contains existing underground storage tanks with respect to which insufficient information was available for the environmental consultant’s review as well as a vent pipe that may be connected to such underground storage tanks. Given the historic usage of such adjoining property and the lack of information pertaining to its existing underground storage tanks, along with the lack of documentation concerning the status of underground storage tanks previously installed at other adjoining properties, it is possible that the related Mortgaged Property has been impacted by spills and/or releases of petroleum products and/or hazardous substances, which constitutes a recognized environmental condition. In addition, the ESA reported that such Mortgaged Property is located in close proximity to and down-gradient of a former dry cleaning facility that appears to have operated for at least thirty years, which is considered a recognized environmental condition. The lender has obtained an environmental insurance policy in the amount of $1,000,000 with a 10-year term and a $25,000 deductible.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Crown Meadows, securing approximately 0.6% of the Initial Pool Balance, the Phase I ESA for the related Mortgaged Property identified the operation of a dry cleaner at the Mortgaged Property from approximately 1986 to 2010 as a recognized environmental condition. The environmental consultant recommended further investigation into the potential for sub-surface impacts, at an estimated cost of $8,000 - $10,000. The related loan agreement requires the borrower to complete a Phase II ESA within 90 days of the origination of the Mortgage Loan.

With respect to the Mortgaged Property identified on Annex A of this prospectus supplement as 24 Simon Street, securing approximately 0.4% of the Initial Pool Balance, the Phase I ESA identified a 10,000-gallon No. 4 fuel oil UST and a 7,600-gallon No. 2 fuel oil UST as being historically located on the Mortgaged Property. These USTs were removed from the Mortgaged Property and permanently closed on the Mortgaged Property, respectively, in 1987. In relation to the removal of the 10,000 gallon UST from the Mortgaged Property, three soil samples were collected and were screened with an Organic Vapor Meter for total detectable Volatile Organic Compounds (“VOCs”). An historic tank closure report indicated that VOC concentrations were identified, but were likely attributable to tank overfills, and not an indication of a release from the UST. Confirmatory soil samples were not collected for laboratory analysis. Based on the documented UST closure and the absence of elevated VOC concentrations, the Phase I ESA consultant identified the former 10,000-gallon UST as an historical REC for the Mortgaged Property and did not recommend any additional investigation. No tank closure report or other report was available to the Phase I ESA consultant for review in relation to the 7,600-gallon No .2 fuel oil UST. Based on the absence of closure documentation, the Phase I ESA consultant identified the former 7,600-gallon UST as a REC for the Mortgaged Property and recommended a limited subsurface investigation to determine whether the historical operation of the 7,600-gallon UST may have impacted the Property. In lieu of the subsurface investigation and to mitigate the potential of environmental liability caused by the historic use, present use, and future use of the Mortgaged Property, an environmental insurance policy, issued by Beazley ECLIPSE, was in place at the time of closing with a $2,000,0000 limit of liability.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Moraga Plaza, securing approximately 0.3% of the Initial Pool Balance, an environmental consultant reported that the current dry cleaning facility used tetrachloroethylene (“PCE”) until at least 2005 (and potentially until 2007), which represents a recognized environmental condition at the Mortgaged Property. Based upon recent tests, PCE was not detected in any samples. The lender obtained a lender environmental collateral protection and liability insurance policy in the amount of $3,250,000 from Steadfast Insurance Company, a member of Zurich North America, with a 10-year term and having a $50,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as College Lakes Plaza, securing approximately 0.2% of the Initial Pool Balance, by allocated loan amount, an environmental consultant reported groundwater contamination above groundwater screening levels

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due to a leaking underground storage tank at the gasoline station on the adjoining property. The groundwater at the Mortgaged Property is not used for drinking water purposes. Based on the current subject property use and the intervening distance from the on-site structure to the detected impacts above regulatory screening levels (at least 200 feet away), the environmental consultant recommended no further action at this time.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 2615 Fourth Avenue, securing approximately 0.2% of the Initial Pool Balance, by allocated loan amount, the related Phase I ESA reported that a gas station operated onsite prior to redevelopment for a high rise office building with underground garage, and the gas station’s underground storage tanks were removed. Previous subsurface investigation identified residual contamination entombed beneath the garage floor slab; however, the ESA concluded that vapor intrusion is not a significant concern. The Mortgaged Property is classified as an active clean-up site and the responsible party is Martin Selig Property. The ESA recommended that investigation and remediation be continued and that documentation of such be reviewed.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 401 North Euclid, securing approximately 0.2% of the Initial Pool Balance, by allocated loan amount, environmental consultant reported the possible use of tetrachloroethylene at the Mortgaged Property due to the former presence of dry-cleaning facilities at the Mortgaged Property. The lender obtained a lender environmental collateral protection and liability insurance policy in the amount of $3,000,000 from Steadfast Insurance Company, a member of Zurich North America, with a 10-year term and having a $100,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 4229 Manchester, securing approximately 0.1% of the Initial Pool Balance, by allocated loan amount, an environmental consultant reported the former presence of a dry cleaning facility between at least 1930 and 1970 at the Mortgaged Property. The Mortgaged Property was enrolled into the Missouri Department of Natural Resources (the “MDNR”) Brownfields/VCP program in 2008 to address past dry cleaning activities. Groundwater monitoring was proposed and approved by the MDNR in 2008 but has not yet been initiated. The lender obtained a lender environmental collateral protection and liability insurance policy in the amount of $3,000,000 from Steadfast Insurance Company, a member of Zurich North America, with a 10-year term and having a $100,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

Litigation and Other Considerations

Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Cypress Retail Center, representing approximately 2.2% of the Initial Pool Balance, a $30,000,000 judgment was filed against the related guarantor in a divorce proceeding, and financing statements have been filed against various properties (excluding the Mortgaged Property) and accounts in which the related guarantor has an interest.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Freshwater Commons, representing approximately 1.9% of the Initial Pool Balance, the related non-recourse carve-out guarantor previously served as a personal guarantor on two prior loans secured by properties unrelated to the Mortgaged Property that were the subjects of foreclosure proceedings, in connection with which the holder of such prior loans obtained judgments against the guarantor in the amounts of $3,983,473.80 and $2,080,008.24, respectively, in 2012 and

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2013. However, the non-recourse carve-out guarantor has reported that there has been no further action by the holder of such prior loans in pursuit of such judgments or otherwise.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shops at 69th Street, representing approximately 1.1% of the Initial Pool Balance, the second-largest tenant at the Mortgaged Property, Harris School of Business, representing 25.3% of the net rentable square footage of the Mortgaged Property, is the defendant in litigation alleging that Harris School of Business misled students about their career prospects and falsified records to continue to receive government grants and loan funding. $1,000,000 has been reserved with respect to the litigation, which may be disbursed to the related borrower upon the related lender’s receipt of evidence that the litigation has been settled and the Mortgaged Property continues to have a debt yield of 9.25% or higher.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Flamingo Retail, representing approximately 0.4% of the Initial Pool Balance, a lawsuit that commenced in 2013 is currently pending between the related guarantors regarding business opportunities associated with a partnership arrangement unrelated to the Mortgaged Property or the borrower. The guarantors have continued a business relationship and currently own and operate, directly or indirectly, 46 entities together. The borrower’s operating agreement includes a mechanism to address the resolution of potential future disagreements between the guarantors with respect to running the Mortgaged Property.

We cannot assure you that any such litigation would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

See Sponsor Representations and Warranties No. 13 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and any related exceptions on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to prospectus supplement).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bassett Place, representing approximately 6.5% of the Initial Pool Balance, $5,376,901 was reserved at origination to address the expenses associated with delivering the new space to Dave & Buster’s (Dave & Buster’s recently signed a new 15 year lease and the borrower is in the process of reconfiguring the old food court area) and $2,393,960 was reserved at origination to address expenses associated with the development of the new food court area (includes $420,851 for tenant improvement allowances and rent holdbacks for the four food court tenants). Both Dave & Buster’s and the four food court tenants are expected to open for business in December 2015.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Doubletree Tallahassee, representing approximately 2.5% of the Initial Pool Balance, $1,000,000 was reserved at origination in connection with pool renovations, room renovations and certain other repairs and renovations (including approximately $65,000 relating to a PIP) at the Mortgaged Property. The pool is expected to be closed while being renovated. We cannot assure you that these renovations and repairs will not further interfere with the use and operation of the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Myrtle Beach Self Storage Center, representing approximately 1.0%, of the Initial Pool Balance, the borrower is permitted to construct additional self-storage units at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Bolingbrook, representing approximately 1.0% of the Initial Pool Balance, a PIP in the amount of approximately $2,221,920 is expected to commence shortly after origination of the Mortgage Loan. Such PIP includes upgrades to the guestrooms, lobby, restaurant and common areas. A reserve in the amount of $2,221,920 was established at origination of the Mortgage Loan to cover costs associated with the PIP.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Express & Suites – Sherman TX, representing approximately 0.7% of the Initial Pool Balance, a PIP in the amount of approximately $650,000 is expected to commence shortly after origination of the Mortgage Loan. A reserve in the amount of $815,200 was established at origination of the Mortgage Loan to cover costs associated with the PIP.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will be completed and will not temporarily interfere with the use and operation of portions of the related Mortgaged Property. Further, we cannot assure you that any required reserves will sufficiently cover the cost of such renovations and build outs. See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for additional information on any redevelopment, renovation and expansion at the Mortgaged Properties securing the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Three (3) of the Mortgage Loans, representing in the aggregate approximately 6.6% of the Initial Pool Balance, were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Dallas Market Center, representing approximately 5.7% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to pay off a bridge mortgage loan secured by the buildings included at the property identified as Trade Mart and World Trade Center, which bridge loan was used to refinance a prior loan that went into maturity default in 2014 and had been moved to special servicing.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as River Pointe Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the proceeds of such Mortgage Loan were used to refinance a prior loan that experienced default and was transferred to special servicing. The prior loan, including default interest, has been paid off in full.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Moraga Plaza, representing approximately 0.3% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to refinance a prior mortgage loan on the mortgaged property that was in maturity default. The prior mortgage loan, including default interest, was paid in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-

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in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation and Other Considerations”. For example, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bassett Place, representing approximately 6.5% of the Initial Pool Balance, one of the related non-recourse carveout guarantors was involved in a workout of a commercial loan secured by the Mortgaged Property in 2011. The loan went into maturity default in September 2011 and was paid in full in October 2011.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Doubletree Tallahassee, representing approximately 2.5% of the Initial Pool Balance, the related non-recourse carveout guarantor was an indirect owner of an entity that was involved in a discounted pay-off of a commercial mortgage loan not related to the Mortgaged Property in 2012.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Court at Deptford II, representing approximately 2.2% of the Initial Pool Balance, the related non-recourse carveout guarantor controlled an entity that was involved in a commercial loan foreclosure in 2012 and partially controlled an entity that was involved in a commercial loan foreclosure settlement in 2011.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as ART Multi-State Portfolio II, representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Properties partially secured a prior loan secured by 230 properties that went into special servicing in 2010 due to the prior owner’s neglect of the properties. In 2011, the current sponsor took control of the properties and the interest rate and term of the prior loan were modified. The modified loan returned to master servicing in February 2013. Proceeds of the Mortgage Loan were used to partially pay off the prior modified loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Freshwater Commons, representing approximately 1.9% of the Initial Pool Balance, the related non-recourse carveout guarantor previously guaranteed prior loans secured by properties unrelated to such Mortgaged Property that were the subjects of foreclosure proceedings.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Eddystone Crossing Shopping Center, representing approximately 1.8% of the Initial Pool Balance, the non-recourse carveout guarantor (a) controlled an entity that was involved in a deed-in-lieu of foreclosure transaction in 2003 and partially controlled an entity that was involved in a discounted payoff of a commercial mortgage loan in 2011, neither of which were related to the Mortgaged Property and (b) was involved in a discounted pay-off of a commercial loan secured by the Mortgaged Property in 2004.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

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Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

On February 4, 2015, Staples, Inc. (“Staples”) and Office Depot, Inc. (“Office Depot”) announced that the companies entered into a definitive agreement under which Staples will acquire all of the outstanding shares of Office Depot. Office Depot expects to close approximately 135 stores in 2015 and approximately 100 stores in 2016. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Bassett Place, Cypress Retail Center and Delray Pointe representing approximately 9.2% of the Initial Pool Balance, Office Depot is a tenant at the Mortgaged Properties. We cannot assure you that Office Depot will not continue to report earnings losses or otherwise exhibit signs of financial distress. We cannot assure you that Office Max or Office Depot will remain open for business or that the closing of any other Office Depot or Office Max store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On February 5, 2015, RadioShack Corporation (“RadioShack”) filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack Corporation also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Bassett Place representing approximately 6.5% of the Initial Pool Balance, RadioShack is a tenant at the related Mortgaged Property. RadioShack released a preliminary list of 1,784 stores slated for closure, which list did not include RadioShack at the Mortgaged Property. We cannot assure you that RadioShack will remain open for business or that the closing of any other RadioShack store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On January 5, 2015, J. C. Penney Company, Inc. (“JCPenney”) notified impacted non-management associates at affected store locations of its plan to close approximately 40 underperforming JCPenney department stores in fiscal 2015 and expects to substantially complete the store closings by April 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4%, of the Initial Pool Balance, JCPenney is an anchor at the mall but is not part of the collateral for the related Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JCPenney terminates its lease or goes dark. We cannot assure you that JCPenney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JCPenney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On June 15, 2015, Gap, Inc. (“Gap”) announced plans to close approximately 175 stores, approximately 140 stores will close this year in an effort to reduce store locations. Although specific properties have not been identified by the company, we cannot assure you that Mortgaged Properties having such tenants will not be adversely affected. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance, Gap is a tenant at such Mortgaged Property. In addition,

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in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fig Garden Village, representing approximately 7.4% of the Initial Pool Balance, Banana Republic, which is a subsidiary of Gap, is a tenant at the related Mortgaged Property. Furthermore, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Court at Deptford II, representing approximately 2.2% of the Initial Pool Balance, Old Navy, which is also a subsidiary of Gap, is a tenant at the related Mortgaged Property. We cannot assure you that Gap, or its subsidiaries, will remain open for business or that the closing of any other Gap, Banana Republic or Old Navy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On July 7, 2015, Sears Holdings Corp. (“Sears”), announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage“), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears Holdings properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears Holdings, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears Holdings, Seritage and the Joint Ventures have the right to recapture space from Sears Holdings, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance, Sears is an anchor at the mall but is not part of the collateral for the related Mortgage Loan. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears store will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the mortgage pool.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

•	Seven (7) of the Mortgaged Properties, securing, in whole or in part, 7 Mortgage Loans, representing in the aggregate approximately 4.7% of the Initial Pool Balance by allocated loan amount are leased to a single tenant.

•	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.4% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the related Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the related Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.0% or more of the Initial Pool Balance, as set forth below:

•	CVS is a tenant at each of 4 Mortgaged Properties, and such Mortgaged Properties secure approximately 9.2% in the aggregate, of the Initial Pool Balance.

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•	24 Hour Fitness is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.3% in the aggregate, of the Initial Pool Balance.

•	Subway is a tenant at each of 5 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.2% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Ashley Stewart is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.9% in the aggregate, of the Initial Pool Balance.

•	Office Depot is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.7% in the aggregate, of the Initial Pool Balance.

•	Rite Aid is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.4% in the aggregate, of the Initial Pool Balance.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•	For example, with respect to the Mortgage Loan secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
24 Simon Street	0.4%	April 2022	July 2025
CVS Shelby	0.4%	January 2025	June 2025
Destination XL – Evergreen Park, IL	0.2%	March 2025	July 2025

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

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Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity Date
Kaiser Center	5.0%	57.7%	2021	June 2025
Eddystone Crossing Shopping Center	1.8%	61.1%	2025	July 2025
College Grove	1.1%	79.8%	2019	June 2025
Crown Meadows	0.6%	56.1%	2018	July 2025
Forest Gate Shopping Center	0.5%	66.7%	2022	July 2025
Delray Pointe	0.4%	64.4%	2019	July 2025
Flamingo Retail	0.4%	100.0%	2024	July 2025
Binford Shoppes	0.4%	58.5%	2019	July 2025
West Pointe Village Shopping Center	0.3%	68.4%	2025	July 2025
3101 Western Avenue	0.3%	54.4%	2022	April 2025
Kris Krossing Shopping Center	0.3%	66.3%	2025	July 2025
300 Elliott Avenue West	0.3%	79.0%	2016	April 2025
Mattress Firm & Vitamin Shoppe – Cuyahoga Falls, OH	0.3%	100.0%	2025	July 2025
Sleep Number & Noodles & Company – Tulsa, OK	0.2%	54.0%	2024	July 2025
Beaver Ruin Village II	0.2%	80.2%	2023	July 2025
College Lakes Plaza	0.2%	60.8%	2025	July 2025
401 North Euclid	0.2%	93.0%	2016	July 2025
White River Landing	0.1%	51.4%	2018	July 2025
190 Queen Anne Avenue North	0.1%	79.9%	2023	April 2025
Greensboro Plaza	0.1%	65.1%	2017	July 2025
Franklin Shoppes	0.1%	75.0%	2022	July 2025
4229 Manchester	0.1%	68.4%	2015	July 2025
18 West Mercer Street	0.0%	57.2%	2017	April 2025

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

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Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kaiser Center, representing approximately 5.0% of the Initial Pool Balance, the third largest tenant, Kaiser Foundation Health Plan, representing approximately 12.4% of the net rentable square footage at the related Mortgaged Property, has a one-time right to terminate its lease at the related Mortgaged Property effective February 2019 upon 15 months’ notice and payment of $2,200,000.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Office Portfolio, representing approximately 2.5% of the Initial Pool Balance, solely among the five largest tenants at each of the Mortgaged Properties there are eight tenants, collectively representing approximately 13.6% of the aggregate net rentable square footage of the Selig Office Portfolio Mortgaged Properties, which have the option to terminate their respective leases upon providing notice of such termination within a specified period prior to the termination date.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as River Pointe Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Children’s Healthcare, representing approximately 34.1% of the net rentable square footage, has a one-time right to terminate its lease by giving written notice to the related borrower after the expiration of the fifth lease year (estimated to occur in November 2020), provided that the tenant must give such notice at least eighteen months prior to the date it will vacate the related premises and that the termination date must be on an anniversary date of the related rent commencement date (estimated to be a calendar date in November).

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 300 Elliott Avenue West, representing approximately 0.3% of the Initial Pool Balance, by allocated loan amount, the largest tenant, Holland America, representing approximately 79.2% of the net rentable area at the related Mortgaged Property, has the right to contract its space by up to 10% per year on a noncumulative basis. However, the premises may not be reduced below 71,300 SF.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Beaver Ruin Village II, representing approximately 0.2% of the Initial Pool Balance, by allocated loan amount, the largest tenant, AutoZone, representing approximately 80.2% of the net rentable area at the related Mortgaged Property, has a one-time right to terminate its lease for the extended space (11,880 square feet) at the related Mortgaged Property effective September 30, 2018, upon 180 days’ prior written notice.

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Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to the prospectus supplement as Alderwood Mall, securing approximately 2.4% of the Initial Pool Balance, the fourth largest tenant, H&M, representing approximately 3.1% of the net rentable area at the related Mortgaged Property, may terminate if its sales fail to exceed $6,000,120 in the 4th full lease year (February 2016- January 2017) upon 180 days’ notice and payment of a termination fee equal to 50% of the unamortized portion of the construction allowance.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Delray Pointe, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Office Depot, representing approximately 64.4% of the net rentable area at the Mortgaged Property, may terminate its lease between June 1, 2018 and July 31, 2019 with one years’ notice if tenant’s sales are below $2,800,000 during the period of June 1, 2017 and May 31, 2018.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 20 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 1000 Second Avenue, representing approximately 0.9% of the Initial Pool Balance, by allocated loan amount, the largest tenant, DDB Seattle, representing approximately 12.1% of the net rentable area at the related Mortgaged Property, subleases 51,179 square feet of its space to ThePlatform through its lease expiration on March 31, 2018. ThePlatform has executed a lease on floors 9, 10 and 11 of the 1000 Second Avenue Mortgaged Property that commences on April 1, 2018 and expires on March 31, 2023.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 3131 Elliott Avenue, representing approximately 0.3% of the Initial Pool Balance, by allocated loan amount, the largest tenant, Emeritus Corporation, representing approximately 40.4% of the net rentable area at the related Mortgaged Property, subleases 7,969 square feet of its space to TCS & Starquest Expeditions, Inc. (sublease expires November 30, 2021) and 26,386 square feet of its space to Hart-Crowser (sublease expires September 30, 2025).

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fig Garden Village, representing approximately 7.4% of the Initial Pool Balance, the third largest tenant, Pottery Barn, representing approximately 4.1% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate its lease if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bassett Place, representing approximately 6.5% of the Initial Pool Balance, four of the five largest tenants, Target, Kohl’s, Conn’s, and Ross Dress for Less, collectively representing approximately 47.7% of the net rentable area, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance, REI, the second largest tenant, representing approximately 4.4% of the net rentable area, will pay 50% of minimum rent plus 100% of all additional charges if Nordstrom plus 4 of 6 certain tenants cease to remain open and operating for at least 40 hours per week for 30 consecutive days at a time. If the operating failure continues for a period of 180 days, REI may terminate upon 60 days’ notice. H&M, the fourth largest tenant at the related Mortgaged Property, representing approximately 3.1% of the net rentable area, will pay 6% of net sales in lieu of all rent every month that (a) fewer than 3 anchors (one of which must be Macy’s) are open and operating or (b) less than 85% of the gross leasable area of the shopping center is leased and occupied, excluding anchors and the premises. If the failure exists continuously for 12 months after H&M begins paying substitute rent, H&M has the ongoing right to terminate one time each year on the anniversary of the end of the 12 month period upon 12 months’ written notice delivered within 90 days of the end of the 12 month period or anniversary thereof. Claim Jumper, the fifth largest tenant representing approximately 2.2% of the net rentable area, will pay 4% of gross sales as alternative rent with no termination right should there fail to be a motion picture theater operating for a continuous period of 12 months at the related Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Court at Deptford II, representing approximately 2.2% of the Initial Pool Balance, two of the five largest tenants, Barnes & Noble and TJ Maxx Homegoods, collectively representing approximately 35.4% of the net rentable area, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Eddystone Crossing Shopping Center, representing approximately 1.8% of the Initial Pool Balance, two of the five largest tenants, Rainbow and Ashley Stewart, collectively representing approximately 12.5% of the net rentable area, may pay reduced rent or terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Heartland Village Shopping Center, representing approximately 0.4% of the Initial Pool Balance, by allocated loan amount, GameStop, the fifth largest tenant representing 8.1% of the net rentable area, has a lease containing a co-tenancy provision that provides that if the shadow-anchor Menards becomes vacant or the shopping center is less than 80% occupied, the tenant will pay 50% of its stated rent. If the vacancy continues for 9 months or more, the tenant or landlord has the right to terminate the lease.

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fig Garden Village, representing approximately 7.4% of the Initial Pool Balance, the second largest tenant, CVS, representing approximately 7.7% of the net

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rentable square footage of the related Mortgaged Property, may go dark at any time with 120 days prior notice.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Cypress Retail Center, representing approximately 2.2% of the Initial Pool Balance, 24 Hour Fitness, the largest tenant representing 49.8% of the net rentable square footage, has the right to go dark with a right of recapture after 180 days; Office Depot, the second largest tenant, representing 24.2% of the net rentable square footage, has the right to go dark with no right of recapture, and each of Pacific Premier Bank, the third largest tenant representing 4.7% of the net rentable square footage, and Rockstar Tan, the fifth largest tenant representing 3.2% of the net rentable square footage, has the right to go dark with right of recapture after 30 days.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Heartland Village Shopping Center, representing approximately 0.4% of the Initial Pool Balance, by allocated loan amount, Dollar Tree, the largest tenant representing 24.4% of the net rentable area, and GameStop, the fifth largest tenant representing 8.1% of the net rentable area, each have leases that do not require them to continuously operate.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CVS Shelby, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, CVS, is not required under its lease to remain open for business.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CVS Jersey Shore, representing approximately 0.3% of the Initial Pool Balance, the sole tenant, CVS, is not required under its lease to remain open for business.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Franklin Shoppes, representing approximately 0.1% of the Initial Pool Balance, by allocated loan amount, Firehouse Subs, the largest tenant representing 50.0% of the NRA, and Prime Communications of IN, the second largest tenant representing 25.0% of the NRA, each have leases that do not require them to continuously operate.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kaiser Center, representing approximately 5.0% of the Initial Pool Balance, the fifth-largest tenant, WestEd, representing approximately 3.3% of the net rentable square footage at the related Mortgaged Property, is a nonprofit research, development and service agency.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Freshwater Commons, representing approximately 1.9% of the Initial Pool Balance, the third-largest tenant, Goodwill, representing approximately 11.1% of the net rentable area, is a not-for-profit entity.

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Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant	% of Net Rentable Area	% of Base Rent
1000 Second Avenue	0.9%	WA State Housing Finance Commission(1)	5.9%	5.3%

(1)	The tenant may terminate its lease at any time by giving 6 months’ notice and subject to certain conditions in its lease.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material termination options relating to the largest 20 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Freshwater Commons, representing approximately 1.9% of the Initial Pool Balance, the third-largest tenant, Goodwill, representing approximately 11.1% of the net rentable area, has executed a lease but has not yet taken occupancy or commenced paying rent. The related lease provides that rent payments will commence on the earlier of September 1, 2015 and the date on which the tenant opens for business to the public. We cannot assure you that such tenant will take occupancy or begin paying rent as expected or at all.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Southeast Plaza, representing approximately 1.1% of the Initial Pool Balance, the fourth largest tenant, Greenberg Dental, representing approximately 3.4% of the net rentable area at the Mortgaged Property, is currently in a rent abatement period, which is scheduled to expire in September 2015.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as River Pointe Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Children’s Healthcare, representing approximately 34.1% of the net rentable square footage, has executed a lease but is continuing to build out its space and has not yet commenced paying rent. Such tenant is expected to take occupancy by October 2015 and to commence paying full unabated rent in November 2015. At origination of the Mortgage Loan, reserves were established in the amounts of approximately $465,680 (to cover the estimated costs of related tenant improvements and leasing commissions) and approximately $259,350 (which amount equals twelve months of rental payments under the related lease). We cannot assure you that such tenant will take occupancy or begin paying rent as expected or at all.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Delray Pointe, representing approximately 0.4% of the Initial Pool Balance, the former owner, Southern Development Services, currently occupies the office space, representing approximately 19.2% of the net rentable area at the Mortgaged Property, until Opotowsky’s lease commences on February 1, 2016. Southern Development Services is in a free rent period until August 2015. A reserve was established at origination of the Mortgage Loan to cover such free rent period.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 200 First Avenue West, representing approximately 0.1% of the Initial Pool Balance, by allocated loan amount, the largest tenant, CKCA2 Inc. (Cosmo Kids), representing approximately 11.8% of the net rentable area at the related Mortgaged Property, has an executed lease but has not taken occupancy or begun paying rent. An unexecuted lease holdback of $3,900,807 was established at the origination of the Mortgage Loan and has been released to the related borrower. We cannot assure you that this tenant will take occupancy or begin paying rent as expected or at all.

We cannot assure you that any of the tenants described above will execute leases, commence paying rent or take occupancy at the related Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as JW Marriott Cherry Creek, representing approximately 6.5% of the Initial Pool Balance, Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgaged Property if there is a proposed transfer of such Mortgaged Property to a competitor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Garden Inn Pittsburgh/Southpointe, representing approximately 3.0% of the Initial Pool Balance, the related franchise agreement grants the related franchisor a right of first offer to purchase or lease the hotel located on the Mortgaged Property or purchase the entity that owns the hotel located on the Mortgaged Property, or a controlling interest in such entity (a “Hilton Transfer”), such that the related franchisor is entitled to receive notice of the related borrower’s intention to enter into a Hilton Transfer, including the terms and price of the intended transaction, after which the franchisor has 60 days to enter into a Hilton

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Transfer. The related borrower is required to accept an offer of substantially similar or better terms than the borrower proposed. If the related borrower rejects the offer, the related borrower may enter into a Hilton Transfer at greater than 100% of the price, and on substantially the same or better terms, than the franchisor offered, for 180 days following the franchisor’s offer. If the franchisor waives its right of first offer, then the related borrower is free, for 180 days from the date of (i) franchisor’s waiver or (ii) the date of expiration of franchisor’s 60 day election period, to enter into a Hilton Transfer for an amount that is greater than 95% of the price specified in the borrower’s offer notice, and on substantially similar terms or conditions as those contained therein.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, a portion of the roof top space at the Mortgaged Property identified as 1015 North Halsted is subject to an agreement pursuant to which the tenant has a right of first refusal to purchase the related portion of such Mortgaged Property should the related borrower receive a bona fide offer from a third party to purchase such Mortgaged Property. Such right of first refusal does not apply in the case of a foreclosure sale or deed-in-lieu of foreclosure with respect to such Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sysmex Way, representing approximately 2.4% of the Initial Pool Balance, the sole tenant, Sysmex America (which operates under multiple leases), has the option to purchase the Mortgaged Property for a price determined pursuant to the valuation procedures contained in the related leases (i) in the event the borrower terminates the leases following a casualty in accordance with the terms thereof and (ii) on January 31, 2030, which is when the leases expire.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Rio Linda Shopping Center, representing approximately 1.3% of the Initial Pool Balance, the largest tenant, Food Source, has a right of first offer to purchase the leased premises with 45 days’ prior written notice. The tenant has entered into a subordination agreement subordinating its right of first offer to purchase to the Mortgage Loan, and such right is not exercisable in connection with a foreclosure or deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport, representing approximately 0.8% of the Initial Pool Balance, the ground lessor under the ground lease encumbering such Mortgaged Property holds a right of first refusal to purchase the Mortgaged Property, which right has been subordinated to the lien of the related Mortgage.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Binford Shoppes, representing approximately 0.4% of the Initial Pool Balance, Kroger, the shadow anchor for the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property. Kroger has executed a Right of First Refusal Limited Waiver Agreement under which Kroger agrees that its right of first refusal does not apply to a foreclosure, deed-in-lieu of foreclosure, or the sale by the lender (or a lender affiliate) after a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Fairview Corners, securing approximately 0.1% of the Initial Pool Balance, by allocated loan amount, a prior owner in the chain of title has a right of first refusal with respect to the Mortgaged Property. Title coverage was obtained and the borrower covenanted to use commercially reasonable efforts to obtain a subordination agreement post-closing. The related Mortgage Loan Documents contain a recourse carveout for any loss related to the right of first refusal.

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Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 9.97% of the Initial Pool Balance, certain mobile homes at the individual Mortgaged Properties are owned by certain affiliates of the related borrower (each such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the related borrower; such rents, the “Pad Site Rents”) and (ii) the mobile homes (which rents are property of the Affiliated Owner; such rents, the “Mobile Home Rents”). The related borrower, the Affiliated Owner, the related borrower-affiliated property manager (“Affiliated Manager”), and the related lender entered into a multi-party agreement (the “Four-Party Agreement”) which provides that, in the event a tenant remits the Pad Site Rents and the Mobile Home Rents in a single payment or into a single account (either, a “Unified Payment”), the Affiliated Manager shall deposit the Unified Payment into its operating account maintained by the Affiliated Manager. The related borrower, Affiliated Manager and Affiliated Owner, as applicable, shall: (i) account for rents in such a manner such that Pad Sites Rents owed to related borrower are readily ascertainable and identifiable as separate and apart from Mobile Home Rents owed to Affiliated Owner; (ii) remit the Pad Site Rents to the related borrower’s lockbox account for the Mortgage Loan within two (2) Business Days of receipt; and (iii) during a trigger period under the Mortgage Loan documents or after the bankruptcy of Affiliated Manager or Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the Mobile Home Rents to Affiliated Owner into a separate account held by Affiliated Owner or Affiliated Manager.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Conlon MHC Portfolio 3, representing approximately 0.9% of the Initial Pool Balance, 70 lots located on the All Star, Oakland Glen, Orion Oaks and Princeton Village Mortgaged Properties are subject to a master lease with a borrower affiliate. The annual rent under the master lease is based on the weighted average market rent for the applicable Mortgaged Properties. The number of lots subject to the master lease can be reduced in connection with a fair-market sale of a home to a third party in which the buyer enters into a market lease with the borrower for the related pad site for a minimum of one year.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as CSRA Food Lion Portfolio I, representing approximately 0.9% of the Initial Pool Balance, the borrower is a Delaware Statutory Trust that master leases the entire Mortgaged Property to a borrower affiliate.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Cross Creek Medical Office, representing approximately 0.6% of the Initial Pool Balance, three tenants, collectively representing approximately 59.3% of the net rentable area, are affiliated with the borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

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Insurance Considerations

In the case of 188 Mortgaged Properties which secure in whole or in part 39 Mortgage Loans, securing approximately 81.8% of the Initial Pool Balance, by allocated loan amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self insurance on the part of, a sole or significant tenant or the property manager.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sysmex Way, Cypress Retail Center, Freshwater Commons, Rio Linda Shopping Center and Rite Aid Cedar Springs, MI, collectively representing approximately 8.2% of the Initial Pool Balance, the borrower is permitted to rely on the property coverage obtained by certain tenants with respect to portions of its insurance requirements relating to the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as FedEx Regional Distribution Center, representing approximately 0.5% of the Initial Pool Balance, the related borrower is permitted to rely on the insurance provided by the sole tenant, doing business as FedEx, for its leased premises so long as such insurance is maintained in compliance with the terms of the applicable lease and satisfies the other requirements set forth in the related Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in this prospectus supplement.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 520 West Avenue, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a Development Plan and Agreement for Sharing of Development Rights (the “Development Agreement”) by and among the property owners located within the district, pursuant to which the property owners agreed to allocate certain residential development rights among the parcels. No parcel covered by the Development Agreement loses any development rights currently held, other than the residential development rights which have been allocated. The lender obtained standard title coverage via a comprehensive endorsement and the borrower represented that it is in compliance with the Development Agreement and covenanted that it will comply with the Development Agreement, will promptly notify the lender of any material default under the Development Agreement, and that it will not modify or terminate the Development Agreement without the lender’s consent, other than as expressly permitted in the related Mortgage Loan documents.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Properties identified on Annex A to this prospectus supplement as 4900-4910 West Jackson Boulevard, 5300 South Martin Luther King Junior Drive, 5248 South Martin Luther King Junior Drive, and 8231-8239 South Ingleside, representing, in aggregate, approximately 0.5% of the Initial Pool Balance, by allocated loan amount, such Mortgaged Properties (which partially secure a single Mortgage Loan) are subject to deed restrictions or land use restrictions (“LURAs”). The restrictions require

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that the borrower take one or more of the following actions: (a) lease units at the respective Mortgaged Properties to moderate and low income tenants, (b) comply with the requirements of the Department of Housing or Illinois Housing Development Authority, (c) certify as to the income and assets of the tenants before leasing and annually thereafter and (d) not discriminate on certain basis (primarily complying with the Fair Housing Act and the Chicago Fair Housing Ordinance). All necessary assignments have been obtained and are being recorded. The loan documents include representations, covenants, and a recourse carve-out addressing continual compliance with the provisions of such regulatory agreements, in addition to a default under such regulatory agreements being an event of default under the loan documents.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 401 North Euclid, representing approximately 0.2% of the Initial Pool Balance, such Mortgaged Property is within the Central West End District established in 1974, which is a Certified Local Historic District. Any contributing building or structure within these districts are eligible for listing in the National Register of Historic Places and receives the same benefits as if it were formally listed in the National Register of Historic Places, which includes protection from federally-funded projects that can negatively impact the district and the ability to qualify for state or federal historic preservation tax credits. Exterior work on a building within the district must be reviewed for compliance with the district’s rehabilitation and new construction standards.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect “as stabilized,” “as complete,” and “as-is” values. However, the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

•	With respect to the loan-to-value ratios at maturity of eight Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as identified in the definition of “Maturity Date LTV Ratio”, the related LTV Ratio at Maturity, reflected in this prospectus supplement, is calculated using an “as stabilized” appraised value.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, including, without limitation: (a) with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 9.97% of the Initial Pool Balance, the related Appraised Value of the portfolio of Mortgaged Properties taken as a whole includes, in each applicable circumstance, a 7.5% premium over the sum of the applicable Appraised Values of the individual Mortgaged Properties included in such portfolio; (b) with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, the related Appraised Value of the portfolio of Mortgaged Properties taken as a whole includes an approximately 13.0% premium over the sum of the Appraised Values of the individual Mortgaged Properties included in such portfolio; (c) with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Bolingbrook, representing approximately 1.0% of the Initial Pool Balance, unless otherwise indicated, the related Appraised Value of $13,021,920 represents the “as-is” value of $10,800,000 plus related property improvement plan costs, 100% of which were reserved for at origination; and (d) with respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH, representing approximately 0.3% of the Initial Pool Balance, by allocated loan amount, unless

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otherwise indicated, the related Appraised Value of $3,750,000 represents the “as complete” appraised value of the Mortgaged Property which assumes the completion of certain improvements at the Mortgaged Property in the near term and the commencement of certain leases on May 29, 2015.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex E-2 to this prospectus supplement for additional information.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this prospectus supplement.

•	With respect to the Mortgage Loan secured in part by the Mortgaged Properties identified on Annex A to this prospectus supplement as 4900-4910 West Jackson Boulevard, 5300 South Martin Luther King Junior Drive, and 5248 South Martin Luther King Junior Drive, representing, in aggregate, approximately 0.4% of the Initial Pool Balance, by allocated loan amount, such Mortgaged Properties (which all partially secure a single Mortgage Loan) are part of the Cook County Class 9 program and receive reduced property tax assessments for ten years from the completion date of major rehabilitation. Upon application and approval from the local assessor, renewals of the incentive may be made in ten year terms. If the Mortgaged Properties did not qualify for Class 9 status they would be classified as Class 3 properties, which are currently assessed at the same rate as Class 9 properties.

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•	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 4229 Manchester, representing approximately 0.1% of the Initial Pool Balance, such Mortgaged Property is subject to a historic tax credit in the amount of approximately $352,756. The recapture period ends on or about December 29, 2016.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period:

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	59	83.2%
6	3(1)	1	6.5
6	5(2)	1	5.7
1	2(3)	1	2.4
6	2(4)	1	2.2
Total		63	100.0%

(1)	One mortgage loan permits a 3 day grace period once per trailing 12-month period.

(2)	One mortgage loan permits a 5 day grace period once during the loan term.

(3)	One mortgage loan permits a 2 day grace period once per trailing 12-month period.

(4)	One mortgage loan has a one time only 2 day grace period, only in the event (i) a trigger period exists and (ii) sufficient funds are on deposit to pay such amounts but have not been transferred to the cash management account.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Seven (7) of the Mortgage Loans, representing approximately 9.0% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date (the “Interest Only Mortgage Loans”). The remaining 56 Mortgage Loans, representing approximately 91.0% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Nineteen (19) of these Balloon Mortgage Loans, representing approximately 40.5% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 84 months following the related origination date. The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Included in the 63 Balloon Mortgage Loans is the Alderwood Mall Mortgage Loan, which represents approximately 2.4% of the Initial Pool Balance and is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus supplement.

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Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. Such borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrowers’ activities to the ownership of only the related Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated or unsecured debt permitted under the Mortgage Loan documents. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above in this prospectus supplement. Such provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the related Mortgaged Properties and Mortgage Loans. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

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Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this prospectus supplement and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or, in the case of the Kaiser Center Whole Loan, the Kaiser Center Companion Loan Holder (or its representative) and any consultation rights of any related Serviced Companion Loan Holder or its representative, as applicable, to any waiver of any such clause. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due on sale or due on encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 54 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 93.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of these Mortgage Loans may permit prepayments and partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” below. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date (or, in the case of the following Whole Loans, the earlier of (a) the second anniversary of the securitization of the last note included in such Whole Loan and (b)(i) four years from the origination date of the respective Whole Loan in the case of the Ascentia MHC Portfolio Whole Loan and the Kaiser Center Whole Loan or (ii) three years from the origination date of the respective Whole Loan in the case of the US StorageMart Portfolio Whole Loan and the Alderwood Mall Whole Loan).

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Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Serviced Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Serviced Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Serviced Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Serviced Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Serviced Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance, the related borrower may acquire parcels (i) not owned by the related borrower that constitute an integral part of, or adjoining, the shopping center of which the Mortgaged Property is a part or (ii) in conjunction

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with a transfer of a parcel comprising the Mortgaged Property to an entity other than the related borrower, a parcel reasonably equivalent to the released parcel at or adjacent to the related shopping center, provided that certain conditions are met, including, among others, that in the case of (ii) above, the loan-to-value ratio after giving effect to such substitution is equal to or less than 125%, and with respect to each of (i) and (ii) above, that (x) no event of default under the Mortgage Loan documents is continuing on the date of the substitution or acquisition; (y) the related borrower has paid all reasonable costs associated therewith and a $25,000 fee; and (z) the related borrower has delivered a REMIC opinion and Rating Agency Confirmation.

Voluntary Prepayments

Nine (9) of the Mortgage Loans, representing approximately 6.8% of the Initial Pool Balance, permit the related borrower, after a lockout period of 11 to 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	9	7.4%
4	46	83.1
5	4	4.5
6	2	2.2
7	2	2.9
Total	63	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 9.97% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any of the individual Mortgaged Properties (other than Eagle River, Foxridge Farm and River Valley) at any time after the second anniversary of the Closing Date, if the borrower defeases a portion of the Mortgage Loan, subject to satisfaction of certain conditions, including: (i) the borrower must defease an amount equal to greater of 120% of the allocated loan amount for the Mortgaged Property to be released and 85% of the net sales proceeds for the applicable Mortgaged Property; (ii) after giving effect to the release, the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all then remaining Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan prior to the release date and (b) 1.70x, (iii) after giving effect to the release, the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser

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of (a) 68.2% and (b) the loan-to-value ratio for all then remaining Mortgaged Properties securing the Mortgage Loan immediately prior to the release date, (iv) after giving effect to such release, the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt yield for all Mortgaged Properties securing the Mortgage Loan immediately prior to the release notice date and (b) 10.13%, and (v) the borrower’s delivery to lender of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fig Garden Village, representing approximately 7.4% of the Initial Pool Balance, at any time after the second anniversary of the Closing Date, the borrower may obtain the release of a non-income producing vacant portion of the Mortgaged Property, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) no event of default is then continuing and the release will not cause an event of default to occur, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining portion of the Mortgaged Property is at least 1.67x, (iii) after giving effect to the release, the loan-to-value ratio (as calculated under the Mortgage Loan documents) for the remaining portion of the Mortgaged Property is no greater than 60.3% and (iv) the borrower delivers a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as JW Marriott Cherry Creek, representing approximately 6.5% of the Initial Pool Balance, at any time on or after the first due date following the second anniversary of the Closing Date, the borrower is permitted to defease the Mortgage Loan only to the extent necessary to cause the debt yield (as calculated under the related loan documents) for the related trailing twelve-month period (ending on the last day of any fiscal quarter) to be greater than 7.0% (during a trigger period under the loan documents) or 10.8% (during a lease sweep period under the loan documents), subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of Rating Agency Confirmation with respect to such defeasance and (ii) delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kaiser Center, representing approximately 5.0% of the Initial Pool Balance, the related borrower may, simultaneously with a transfer of the portion of the related Mortgaged Property referred to in the Mortgage Loan documents as Kaiser II to a third party, obtain the release of Kaiser II (a mixed use parcel, the income and expenses from which are excluded from the underwritten cash flow, and the value of which is excluded from the Appraised Value, of the related Mortgaged Property) from the lien of the Mortgage Loan documents provided that certain conditions are met, including, among others, that (i) no event of default under the Mortgage Loan documents is continuing on the date of the release and (ii) the loan-to-value ratio after giving effect to such transfer and release is equal to or less than 125%.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Garden Inn Pittsburgh/Southpointe, representing approximately 3.0% of the Initial Pool Balance, the related borrower may obtain the release of the retail portion of the Mortgaged Property without defeasance or payment of a release price at any time in conjunction with the conveyance of the retail portion of the Mortgaged Property to a party other than the related borrower (which party may be an affiliate) and other than 60 days prior or following any secondary market transaction upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Mortgage Loan documents, (ii) the borrower has delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) if the release does not occur within the first year after the origination of the Mortgage Loan, the debt service coverage ratio is at least equal to 1.50x and the debt yield is at least equal to 11.65% after any such release and the loan-to-value ratio after any such release is no greater than 70% and (iv) any future owner of the retail property shall be prohibited from using or developing such retail property as a restaurant (other

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than certain restaurant types described in the related Mortgage Loan documents that would not compete with the restaurant at the related Mortgaged Property) or other similar uses that would in any way to directly compete with the hotel at the related Mortgaged Property or poaching any tenants from the related Mortgaged property.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, at any time after the earlier of the third anniversary of origination or the second anniversary of the last securitization of any note comprising the US StorageMart Portfolio Whole Loan, partial releases of one or more related Mortgaged Properties are permitted in connection with the conveyance of the related Mortgaged Property to an unaffiliated third party subject to certain terms and conditions contained in the related Mortgage Loan documents, including, but not limited to, that: (i) the US StorageMart Portfolio Loan is partially defeased in the amount equal to (x) with respect to any Mortgaged Property other than the Mortgaged Properties identified on Annex A to this prospectus supplement as 50 Wallabout Street and the 980 4th Avenue Individual Property, an amount equal to 114% of the allocated loan amount with respect to such Mortgaged Property; (y) with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 50 Wallabout Street, an amount equal to 135% of the allocated loan amount for such Mortgaged Property; and (z) with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 980 4th Avenue, an amount equal to 120% of the Allocated Loan Amount for such Mortgaged Property; (ii) the debt yield for the remaining Mortgaged Properties is equal to or greater than the greater of 7.34% and the debt yield for all Mortgaged Properties immediately prior to the release; and (iii) the related borrower delivers a Rating Agency Confirmation and a REMIC opinion with respect to the release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Office Portfolio, representing approximately 2.5% of the Initial Pool Balance, provided no event of default is then continuing under the related Mortgage Loan, at any time on or after the first due date following the second anniversary of the Closing Date, the borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the greater of (x) 90% of net sales proceeds with respect to such Mortgaged Property and (y)(a) in the case of the Mortgaged Properties identified on Annex A to this prospectus supplement as 1000 Second Avenue, 2901 Third Avenue, 300 Elliott Avenue West and 3131 Elliott Avenue, 125% of their respective allocated loan amounts and (b) in the case of the Mortgaged Properties identified on Annex A to this prospectus supplement as 3101 Western Avenue, 2615 Fourth Avenue, 190 Queen Anne Avenue North, 200 First Avenue West and 18 West Mercer Street, 115% of their respective allocated loan amounts, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Mortgaged Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.32x and (b) the debt service coverage ratio immediately prior to the release, (iii) delivery of Rating Agency Confirmation with respect to such defeasance, and (iv) the borrower delivers a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance, the related borrower may release from the lien of the Mortgage Loan documents certain vacant, non-income-producing, unimproved parcels in conjunction with their transfer to an entity not owned directly by the related borrower, provided that certain conditions are met, including, among others, that (i) no event of default under the Mortgage Loan documents is continuing on the date of the release; (ii) the loan-to-value ratio after giving effect to such transfer and release is equal to or less than 125%; (iii) the related borrower has paid all reasonable costs associated therewith and a $25,000 fee; and (iv) the related borrower has delivered a REMIC opinion and Rating Agency Confirmation.

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•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as ART Multi-State Portfolio II, representing approximately 2.0% of the Initial Pool Balance, the loan documents permit the release of an individual property from the lien of the security instrument in connection with a defeasance after the permitted defeasance date, subject to satisfaction of certain conditions set forth in the loan documents, including: (i) defeasance in an amount equal to the greater of (A) 115% of the allocated loan amount with respect to such release parcel and (B) an amount such that, after giving effect to such partial defeasance, (1) the post-defeasance debt service coverage ratio for the undefeased note, based on income from the remaining parcel, is not less than 1.40x and (2) the post defeasance loan to value ratio for the remaining parcel does not exceed 74.9% and (ii) satisfaction of the REMIC requirements. No individual property (other than the Heron Pointe property) may be released from the lien of the security instrument until after the Heron Pointe property has been released (unless such individual property and the Heron Pointe property are simultaneously released).

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Skyline Property Portfolio, representing approximately 1.5% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of any of the individual Mortgaged Properties upon defeasance of a portion of the amount of the Mortgage Loan equal to the greater of (a) 125% of the principal amount allocated to such Mortgaged Property at origination and (b) the amount such that, after such release, the remaining Mortgaged Properties (in the aggregate) satisfy the following conditions: (i) a debt service coverage ratio at least equal to the greater of 1.55x and the debt service coverage ratio immediately prior to such release, (ii) a debt yield at least equal to the greater of 10.0% and the debt yield immediately prior to such release, and (iii) a loan to value ratio not to exceed the lesser of 62.5% and the loan to value ratio immediately prior to such release. The defeasance must also comply with applicable REMIC requirements in effect at the time of such defeasance.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls, which are cross-collateralized and cross-defaulted with each other and collectively represent approximately 1.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the termination of the related cross-default and cross-collateralization provisions in connection with the prepayment in full of either such Mortgage Loan upon the satisfaction of certain conditions, including: (i) the contemporaneous prepayment of the other such Mortgage Loan in full or in an amount equal to the greater of (a) 25% of its outstanding principal balance and (b) the amount which would result in the related loan-to-value ratio (after giving effect to such prepayment) being equal to or less than 70%, the related debt service coverage ratio (after giving effect to such prepayment) being equal to or greater than 1.60x and the related debt yield (after giving effect to such prepayment) being equal to or greater than 10.5%. In addition, the termination of the cross-default and cross-collateralization provisions is permitted in connection with certain transfers of either Mortgaged Property that are permitted under the related Mortgage Loan documents, subject to the satisfaction of certain conditions, including: (i) the debt yield (after giving effect to such termination) with respect to both Mortgaged Properties being equal to or greater than 11.5%, (ii) the debt service coverage ratio (after giving effect to such termination) being equal to or greater than 1.70x and (iii) the loan-to-value ratio (after giving effect to such termination) being equal to or less than 70%.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Chicago Multifamily Portfolio, representing approximately 1.3% of the Initial Pool Balance, individual properties may be partially defeased provided that (i) the remaining debt service coverage ratio is not less than the greater of (x) 1.50x to 1.00x and (y) the debt service coverage ratio for the Mortgage Loan immediately prior to the date of partial defeasance, (ii) the debt yield is not less than the greater of (x) 10% if the remaining properties are part of “Release Properties-Group 1” or 10.5% if the remaining properties are part of “Release Properties-Group 2” and (y) the debt yield immediately prior to the

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date of partial defeasance; (iii) the loan to value ratio must not exceed the lesser of (x) 60% and (y) the loan to value ratio immediately prior to the date of partial defeasance, and (iv) the defeasance complies with the REMIC provisions. “Release Properties – Group 1” includes the following Mortgaged Properties: 5334-5362 West Madison Street, 4900-4910 West Jackson Boulevard, 130-136 North Leamington and 3101 W. Lexington Street “Release Properties – Group 2” includes the following Mortgaged Properties: 5300 South Martin Luther King Junior Drive, 1115-27 East 81st Street, 5248 South Martin Luther King Junior Drive, 8211-8213, 8214, and 8223 South Exchange Avenue, 8231-8239 South Ingleside and 8200 South Exchange Avenue. The related borrower is required to purchase defeasance collateral at least equal to 125% of the allocated loan amount of the Mortgaged Properties being defeased.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brook Run Shopping Center, representing approximately 1.1% of the Initial Pool Balance, subject to the satisfaction of conditions set forth in the mortgage loan documents, including the satisfaction of REMIC requirements, the mortgage loan documents permit, without any required partial prepayment or defeasance of the Mortgage Loan, a partial release of an unimproved or minimally improved portion of real property collateral.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Beaver Ruin Village I & II, representing approximately 0.9% of the Initial Pool Balance, the loan documents permit the release of an individual property from the lien of the security instrument after the permitted release date, subject to satisfaction of certain conditions set forth in the loan documents, including: (i) payment of a release price equal to, with respect to the Beaver Ruin Village I property, 115% of the allocated loan amount, and with respect to the Beaver Village II property, 100% of the allocated loan amount, plus any yield maintenance premium, (ii) the debt yield for the remaining property after giving effect to the release is at least the greater of (A) 11.1% or (B) the debt yield immediately prior to the proposed release, and (iii) satisfaction of the REMIC requirements.

Escrows

Fifty-five (55) the Mortgage Loans, representing approximately 85.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-eight (48) of the Mortgage Loans, representing approximately 58.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fifty-one (51) of the Mortgage Loans, representing approximately 74.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-nine (29) of the Mortgage Loans, representing approximately 62.3% of that portion of the Initial Pool Balance secured by retail, office, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. Such reserves may be subject to a cap.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

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Additional Mortgage Loan Information

Each of the tables presented in Annex B to this prospectus supplement sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

The Whole Loans

General

Six (6) of the Mortgage Loans, representing approximately 28.0%, in the aggregate, of the Initial Pool Balance, are each part of a split loan structure where each such Mortgage Loan is represented by a note that has one or more companion notes that are pari passu or subordinate in right of payment to the related Mortgage Loan. Each companion loan will be held outside the Issuing Entity and is referred to in this prospectus supplement as a “Companion Loan” and, together with the related Mortgage Loan, a “Whole Loan”, and each holder of a Companion Loan is referred to as a “Companion Loan Holder“.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 9.97% of the Initial Pool Balance (the “Ascentia MHC Portfolio Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Ascentia MHC Portfolio Mortgage Loan (the “Ascentia MHC Portfolio Companion Loan” and, together with the Ascentia MHC Portfolio Mortgage Loan, the “Ascentia MHC Portfolio Whole Loan”). The Ascentia MHC Portfolio Companion Loan has a principal balance as of the Cut-off Date of approximately $45,000,000. Only the Ascentia MHC Portfolio Mortgage Loan is included in the Issuing Entity. The Ascentia MHC Portfolio Companion Loan is not an asset of the Issuing Entity. The Companion Loan Holder with respect to the Ascentia MHC Portfolio Companion Loan is sometimes referred to in this prospectus supplement as the “Ascentia MHC Portfolio Companion Loan Holder”. The Ascentia MHC Portfolio Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Dallas Market Center, representing approximately 5.7% of the Initial Pool Balance (the “Dallas Market Center Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the Dallas Market Center Mortgage Loan (each, a “Dallas Market Center Companion Loan” and, together with the Dallas Market Center Mortgage Loan, the “Dallas Market Center Whole Loan”). The Dallas Market Center Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $201,450,049. Only the Dallas Market Center Mortgage Loan is included in the Issuing Entity. The Dallas Market Center Companion Loans are not assets of the Issuing Entity. The Companion Loan Holders with respect to a Dallas Market Center Companion Loans are sometimes referred to in this prospectus supplement as the “Dallas Market Center Companion Loan Holders”. One of the Dallas Market Center Companion Loans has been included in the securitization governed by the GSMS 2015-GC30 PSA, and the Dallas Market Center Whole Loan will be serviced pursuant to the GSMS 2015-GC30 PSA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kaiser Center, representing approximately 5.0% of the Initial Pool Balance (the “Kaiser Center Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Kaiser Center Mortgage Loan (the “Kaiser Center Companion Loan” and, together with the Kaiser Center Mortgage Loan, the “Kaiser Center Whole Loan”). The Kaiser Center Companion Loan has a principal balance as of the Cut-off Date of approximately $90,000,000. Only the Kaiser Center Mortgage Loan is included in the Issuing Entity. The Kaiser Center Companion Loan is not an asset of the Issuing Entity. The Companion Loan Holder with respect to the Kaiser Center Companion Loan is sometimes referred to in this prospectus supplement as the “Kaiser Center

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Companion Loan Holder”. The Kaiser Center Whole Loan will initially be serviced pursuant to the Pooling and Servicing Agreement. On and after the date in which the Kaiser Center Companion Loan is securitized (the “Kaiser Center Companion Loan Securitization Date”), the Kaiser Center Whole Loan will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization (the “Kaiser Center Future PSA”, and the trust created by the Kaiser Center Future PSA, the “Kaiser Center Securitization Trust”).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance (the “US StorageMart Portfolio Mortgage Loan”), the related Mortgaged Properties also secure (i) five (5) other loans that are pari passu in right of payment with the US StorageMart Portfolio Mortgage Loan (individually, a $48,000,000 note referred to as the “US StorageMart Portfolio Note A-1A Companion Loan”, a $16,000,000 note referred to as the “US StorageMart Portfolio Note A-1B Companion Loan”, a $25,000,000 note referred to as the “US StorageMart Portfolio Note A-1C Companion Loan”, a $43,694,500 note referred to as the “US StorageMart Portfolio Note A-1E Companion Loan” and a $31,231,500 note referred to as the “US StorageMart Portfolio Note A-1F Companion Loan”, and collectively, the “US StorageMart Portfolio Pari Passu Companion Loans”) and (ii) a two subordinate companion loans that are generally subordinate in right of payment to the US StorageMart Portfolio Mortgage Loan (the “US StorageMart Portfolio Subordinate Companion Loans”, and together with the US StorageMart Portfolio Pari Passu Companion Loans, the “US StorageMart Portfolio Companion Loans”, and together with the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans, the “US StorageMart Portfolio Whole Loan”). The US StorageMart Portfolio Pari Passu Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $163,926,000. The US StorageMart Portfolio Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $223,574,000. Only the US StorageMart Portfolio Mortgage Loan is included in the Issuing Entity. The US StorageMart Portfolio Companion Loans are not assets of the Issuing Entity. Each Companion Loan Holder with respect to a US StorageMart Portfolio Companion Loan is sometimes referred to in this prospectus supplement as a “US StorageMart Portfolio Companion Loan Holder”, or, as applicable, a “US StorageMart Portfolio Pari Passu Companion Loan Holder” or a “US StorageMart Portfolio Subordinate Companion Loan Holder”. The US StorageMart Portfolio Note A-1A Companion Loan, the US StorageMart Portfolio Note A-1B Companion Loan, the US StorageMart Portfolio Note A-1C Companion Loan and the US StorageMart Portfolio Subordinate Companion Loans have been included in the securitization governed by the CGBAM 2015-SMRT TSA, and the US StorageMart Portfolio Whole Loan will be serviced pursuant to the CGBAM 2015-SMRT TSA. The US StorageMart Portfolio Note A-1F Companion Loan has been included in the MSBAM 2015-C23 securitization.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Office Portfolio, representing approximately 2.5% of the Initial Pool Balance (the “Selig Office Portfolio Mortgage Loan”), the related Mortgaged Properties also secure (three) 3 other loans that are pari passu in right of payment with the Selig Office Portfolio Mortgage Loan (the “Selig Office Portfolio Companion Loans” and, together with the Selig Office Portfolio Mortgage Loan, the “Selig Office Portfolio Whole Loan”). The Selig Office Portfolio Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $320,000,000. Only the Selig Office Portfolio Mortgage Loan is included in the Issuing Entity. The Selig Office Portfolio Companion Loans are not assets of the Issuing Entity. The Companion Loan Holders with respect to the Selig Office Portfolio Companion Loans are sometimes referred to in this prospectus supplement as the “Selig Office Portfolio Companion Loan Holders”. One of the Selig Office Portfolio Companion Loans has been included in the securitization governed by the CGCMT 2015-GC29 PSA, and the Selig Office Portfolio Whole Loan will be serviced pursuant to the CGCMT 2015-GC29 PSA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance (the “Alderwood Mall Mortgage Loan”), the related Mortgaged Properties also secure (i) four (4) other loans that are pari passu in right of payment with the Alderwood Mall Mortgage Loan (individually, a $64,800,000 note referred to as the “Alderwood Mall Note A-1-1 Companion Loan”, a $63,000,000 note

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referred to as the “Alderwood Mall Note A-1-2 Companion Loan”, a $50,400,000 note referred to as the “Alderwood Mall Note A-1-3 Companion Loan”, and a $24,500,000 note referred to as the “Alderwood Mall Note A-1-4-2 Companion Loan”, and collectively, the “Alderwood Mall Pari Passu Companion Loans”) and (ii) a two subordinate companion loans that are generally subordinate in right of payment to the Alderwood Mall Mortgage Loan (the “Alderwood Mall Subordinate Companion Loans”, and together with the Alderwood Mall Pari Passu Companion Loans, the “Alderwood Mall Companion Loans”, and together with the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans, the “Alderwood Mall Whole Loan”). The Alderwood Mall Pari Passu Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $202,199,700. The Alderwood Mall Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $127,800,000. Only the Alderwood Mall Mortgage Loan is included in the Issuing Entity. The Alderwood Mall Companion Loans are not assets of the Issuing Entity. Each Companion Loan Holder with respect to an Alderwood Mall Companion Loan is sometimes referred to in this prospectus supplement as an “Alderwood Mall Companion Loan Holder”, or, as applicable, an “Alderwood Mall Pari Passu Companion Loan Holder” or an “Alderwood Mall Subordinate Companion Loan Holder”, as applicable. The Alderwood Mall Note A-1-1 Companion Loan, the Alderwood Mall Note A-1-2 Companion Loan and the Alderwood Mall Subordinate Companion Loans have been included in the securitization governed by the MSCCG 2015-ALDR TSA, and the Alderwood Mall Whole Loan will be serviced pursuant to the MSCCG 2015-ALDR TSA. The Alderwood Note A-1-3 Companion Loan has been included in the MSC 2015-MS1 securitization.

The CGCMT 2015-GC29 Master Servicer, the GSMS 2015-GC30 Master Servicer, the Kaiser Center Future Master Servicer, the CGBAM 2015-SMRT Master Servicer and the MSCCG 2015-ALDR Master Servicer are also each referred to as an “Other Master Servicer”. The CGCMT 2015-GC29 Special Servicer, the GSMS 2015-GC30 Special Servicer, the Kaiser Center Future Special Servicer, the CGBAM 2015-SMRT Special Servicer and the MSCCG 2015-ALDR Special Servicer are also each referred to as an “Other Special Servicer”. The CGCMT 2015-GC29 Trustee, the GSMS 2015-GC30 Trustee, the Kaiser Center Future Trustee, the CGBAM 2015-SMRT Trustee and the MSCCG 2015-ALDR Trustee are also each referred to as an “Other Trustee”. The CGCMT 2015-GC29 Certificate Administrator, the GSMS 2015-GC30 Certificate Administrator, the Kaiser Center Future Certificate Administrator, the CGBAM 2015-SMRT Certificate Administrator and the MSCCG 2015-ALDR Certificate Administrator are also each referred to as an “Other Certificate Administrator”. The CGCMT 2015-GC29 Operating Advisor, the GSMS 2015-GC30 Operating Advisor and the Kaiser Center Future Operating Advisor are also each referred to as an “Other Operating Advisor”. There is no operating advisor or similar party under the CGBAM 2015-SMRT TSA or the MSCCG 2015-ALDR TSA.

Each of the Dallas Market Center Mortgage Loan, the Kaiser Center Mortgage Loan (on or after the Kaiser Center Companion Loan Securitization Date), the US StorageMart Portfolio Mortgage Loan, the Selig Office Portfolio Mortgage Loan and Alderwood Mall Mortgage Loan is referred to as a “Non-Serviced Loan”. Each of the Ascentia MHC Portfolio Companion Loan and the Kaiser Center Companion Loan (prior to the Kaiser Center Companion Loan Securitization Date) is referred to as a “Serviced Companion Loan”. Each of the Ascentia MHC Portfolio Whole Loan and the Kaiser Center Whole Loan (prior to the Kaiser Center Companion Loan Securitization Date ) is referred to as a “Serviced Whole Loan”, and the Dallas Market Center Whole Loan, the Kaiser Center Whole Loan (on or after the Kaiser Center Companion Loan Securitization Date), the US StorageMart Portfolio Whole Loan, the Selig Office Portfolio Whole Loan, and the Alderwood Mall Whole Loan are referred to as the “Non-Serviced Whole Loans”, and together with the Serviced Whole Loans are referred to as the “Whole Loans”. Each of the US StorageMart Portfolio Subordinate Companion Loans and the Alderwood Mall Subordinate Companion Loans is referred to as a “Subordinate Companion Loan”. Each of the Dallas Market Center Companion Loans, the Kaiser Center Companion Loan (on or after the Kaiser Center Companion Loan Securitization Date), the US StorageMart Portfolio Companion Loans, the Selig Office Portfolio Companion Loans, and the Alderwood Mall Companion Loans is referred to as a “Non-Serviced Companion Loan”. Each holder of a Non-Serviced Companion Loan is referred to as a “Non-Serviced Companion Loan Holder”. Each holder of a Serviced Companion Loan is referred to as a “Serviced Companion Loan Holder”, and together with each Non-Serviced Companion Loan Holder as a “Companion Loan Holder”. The CGCMT 2015 GC29 PSA, the GSMS 2015-GC30 PSA, the Kaiser

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Center Future PSA, the CGBAM 2015-SMRT TSA and the MSCCG 2015-ALDR TSA are also each referred to in this prospectus supplement as an “Other PSA”.

With respect to each Whole Loan, the related Mortgage Loan and Companion Loan(s) are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the related Mortgage Loan, and the related Companion Loan Holder(s) are generally governed by one or more co-lender agreements (each, a “Co-Lender Agreement” and individually, the Ascentia MHC Portfolio Co-Lender Agreement”, the Dallas Market Center Co-Lender Agreement”, the Kaiser Center Co-Lender Agreement”), the US StorageMart Portfolio Co-Lender Agreement”, the Selig Office Portfolio Co-Lender Agreement”) and the “Alderwood Mall Co-Lender Agreement”, respectively).

The table below provides certain information with respect to each Mortgage Loan that has one or more corresponding Companion Loans:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Number of Companion Loans	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan Interest Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan Underwritten NCF DSCR
Ascentia MHC Portfolio	$100,000,000	1	$45,000,000	N/A	$145,000,000	4.42500%	63.5%	1.68x
Dallas Market Center(1)	$56,844,816	2	$201,450,049	N/A	$258,294,865	4.09750%	64.1%	2.13x
Kaiser Center	$50,000,000	1	$90,000,000	N/A	$140,000,000	4.39000%	70.5%	1.39x
US StorageMart Portfolio(2)	$25,000,000	7	$163,926,000	$223,574,000	$412,500,000	3.79788%	61.0%(3)	2.41x(3)
Selig Office Portfolio(4)	$25,000,000	3	$320,000,000	N/A	$345,000,000	3.90850%	63.4%	2.22x
Alderwood Mall(5)	$24,439,530	6	$202,199,700	$127,800,000	$354,439,230	3.47875%	51.1%(3)	1.71x(3)

(1)	As of the Cut-off Date, the Dallas Market Center Companion Loans are comprised of note A-1 and note A-2, with outstanding principal balances of $129,646,071 and $71,803,978, respectively.

(2)	As of the Cut-off Date, the US StorageMart Portfolio Companion Loans are comprised of five pari passu Companion Loans with an aggregate outstanding principal balance of $163,926,000 and two Subordinate Companion Loans with an aggregate outstanding principal balance of $223,574,000.

(3)	The Cut-off Date Whole Loan LTV and the Cut-off Date Whole Loan Underwritten NCF DSCR includes the related Subordinate Companion Loans.

(4)	As of the Cut-off Date, the Selig Office Portfolio Companion Loans are comprised of note A-1, note A-2 and note A-3, with outstanding principal balances of $125,000,000, $123,000,000 and $72,000,000, respectively. See below for information regarding permitted pari passu debt.

(5)	As of the Cut-off Date, the Alderwood Mall Companion Loans are comprised of four pari passu Companion Loans with an aggregate outstanding principal balance of $202,199,700 and two Subordinate Companion Loans with an aggregate outstanding principal balance of $127,800,000.

The Ascentia MHC Portfolio Whole Loan

Servicing

The Ascentia MHC Portfolio Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Ascentia MHC Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Ascentia MHC Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the Ascentia MHC Portfolio Companion Loan as set forth in the related Co-Lender Agreement.

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Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Ascentia MHC Portfolio Mortgage Loan and the holder of the Ascentia MHC Portfolio Companion Loan with respect to distributions of funds received in respect of the Ascentia MHC Portfolio Whole Loan, and provides, in general, that:

•	the Ascentia MHC Portfolio Mortgage Loan and the Ascentia MHC Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Ascentia MHC Portfolio Whole Loan or the related Mortgaged Properties will be applied to the Ascentia MHC Portfolio Mortgage Loan and the Ascentia MHC Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Ascentia MHC Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Ascentia MHC Portfolio Mortgage Loan and the Ascentia MHC Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Ascentia MHC Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Ascentia MHC Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Ascentia MHC Portfolio Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Ascentia MHC Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Ascentia MHC Portfolio Companion Loan or from general collections with respect to the securitization of the Ascentia MHC Portfolio Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Ascentia MHC Portfolio Whole Loan, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the related Mortgage Loan; provided, that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Ascentia MHC Portfolio Whole Loan. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement with respect to the Ascentia MHC Portfolio Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to the Ascentia MHC Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Ascentia MHC Portfolio Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity that do not have Companion Loans.

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In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Ascentia MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Ascentia MHC Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Ascentia MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Ascentia MHC Portfolio Whole Loan. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Ascentia MHC Portfolio Whole Loan. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action based on advice or consultation provided by the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Ascentia MHC Portfolio Whole Loan, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Ascentia MHC Portfolio Whole Loan.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Ascentia MHC Portfolio Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Ascentia MHC Portfolio Mortgage Loan and the Ascentia MHC Portfolio Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Ascentia MHC Portfolio Mortgage Loan and the Ascentia MHC Portfolio Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Ascentia MHC Portfolio Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Ascentia MHC Portfolio Companion Loan) made with respect to such loan by such

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party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Ascentia MHC Portfolio Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Ascentia MHC Portfolio Mortgage Loan and the Ascentia MHC Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Ascentia MHC Portfolio Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Ascentia MHC Portfolio Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Ascentia MHC Portfolio Companion Loan, be paid, (x) prior to the securitization of the Ascentia MHC Portfolio Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Ascentia MHC Portfolio Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Ascentia MHC Portfolio Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Ascentia MHC Portfolio Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Ascentia MHC Portfolio Companion Loan together with the Ascentia MHC Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Ascentia MHC Portfolio Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Ascentia MHC Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Ascentia MHC Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Ascentia MHC Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Ascentia MHC Portfolio Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the Pooling and Servicing Agreement, the directing holder with respect to the Ascentia MHC Portfolio Whole Loan (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Ascentia MHC Portfolio Mortgage Loan, or its representative which, prior to a Control Termination Event, will be the Controlling Class Representative) will have the right to replace the Special Servicer then acting with respect to the Ascentia MHC Portfolio Whole Loan at any time, with or without cause, and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The applicable Certificateholders with the requisite percentage of voting rights (after a

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Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Ascentia MHC Portfolio Whole Loan and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Dallas Market Center Whole Loan

Servicing

The Dallas Market Center Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “GSMS 2015-GC30 PSA”), dated as of May 1, 2015, among GS Mortgage Securities Corporation II, as depositor, Trimont Real Estate Advisors, Inc., as operating advisor (the “GSMS 2015-GC30 Operating Advisor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2015-GC30 Master Servicer”), and as special servicer (the “GSMS 2015-GC30 Special Servicer”), U.S. Bank National Association, as certificate administrator (in such capacity, the “GSMS 2015-GC30 Certificate Administrator”), and U.S. Bank National Association, as trustee (in such capacity, the “GSMS 2015-GC30 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the GSMS 2015-GC30 Master Servicer and the GSMS 2015-GC30 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Dallas Market Center Whole Loan, the servicing standard set forth in the GSMS 2015-GC30 PSA will require the GSMS 2015-GC30 Master Servicer and the GSMS 2015-GC30 Special Servicer to take into account the interests of the Certificateholders and the holders of the Dallas Market Center Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the Dallas Market Center Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Dallas Market Center Mortgage Loan and the holders of the Dallas Market Center Companion Loans with respect to distributions of funds received in respect of the Dallas Market Center Whole Loan, and provides, in general, that:

•	the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Dallas Market Center Whole Loan or the related Mortgaged Property will be applied to the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2015-GC30 Master Servicer, the GSMS 2015-GC30 Special Servicer, the GSMS 2015-GC30 Operating Advisor, the GSMS 2015-GC30 Certificate Administrator and the GSMS 2015-GC30 Trustee) in accordance with the terms of the related Co-Lender Agreement and the GSMS 2015-GC30 PSA; and

•	expenses, losses and shortfalls relating to the Dallas Market Center Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans.

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Notwithstanding the foregoing, if a P&I Advance is made with respect to the Dallas Market Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Dallas Market Center Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Dallas Market Center Companion Loans. Similarly, P&I advances on the Dallas Market Center Companion Loans are not reimbursable out of payments or other collections on the Dallas Market Center Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property advance) allocable to the Dallas Market Center Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2015-GC30 securitization, subject to the GSMS 2015-GC30 issuing entity’s right to reimbursement from future payments and other collections on the Dallas Market Center Mortgage Loan.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Dallas Market Center Whole Loan, as of any date of determination, will be the GSMS 2015-GC30 Trustee on behalf of the GSMS 2015-GC30 issuing entity as holder of the controlling Dallas Market Center Companion Loan; provided, that, unless a control termination event exists under the GSMS 2015-GC30 PSA, the controlling class representative under the GSMS 2015-GC30 PSA (“the “GSMS 2015-GC30 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Dallas Market Center Whole Loan. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the GSMS 2015-GC30 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Dallas Market Center Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Dallas Market Center Whole Loan will require the approval of the GSMS 2015-GC30 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement. Pursuant to the terms of the GSMS 2015-GC30 PSA, the GSMS 2015-GC30 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Dallas Market Center Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2015-GC30 issuing entity and serviced under the GSMS 2015-GC30 PSA.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Dallas Market Center Mortgage Loan (or its representative, which, until a Consultation Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer, as applicable, is required to provide to the GSMS 2015-GC30 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2015-GC30 Controlling Class Representative under the GSMS 2015-GC30 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2015-GC30 PSA) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Dallas Market Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Dallas Market Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Dallas Market Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Dallas Market Center Whole Loan. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its

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representative) has responded within such period; provided, that if the GSMS 2015-GC30 Master Servicer (or the GSMS 2015-GC30 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Dallas Market Center Whole Loan. Neither the GSMS 2015-GC30 Master Servicer nor the GSMS 2015-GC30 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Similarly, such rights as described in the paragraph above are held by the CGCMT 2015-GC31 issuing entity, as holder of the Dallas Market Center Companion Loan evidenced by the non-controlling note A-2 (or its representative).

Neither the GSMS 2015-GC30 Master Servicer nor the GSMS 2015-GC30 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative), or CGCMT 2015-GC31 Issuing Entity, as holder of the Dallas Market Center Companion Loan evidenced by the non-controlling note A-2 (or its representative), that would cause the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer, as applicable, to violate applicable law, the terms of the Dallas Market Center Whole Loan, the related Co-Lender Agreement, the GSMS 2015-GC30 PSA, including the servicing standard under the GSMS 2015-GC30 PSA, or the REMIC provisions or that would (i) expose the GSMS 2015-GC30 Master Servicer, the GSMS 2015-GC30 Special Servicer, the GSMS 2015-GC30 depositor, a mortgage loan seller with respect to the GSMS 2015-GC30 transaction, the GSMS 2015-GC30 issuing entity, the GSMS 2015-GC30 Trustee, the GSMS 2015-GC30 Operating Advisor, the GSMS 2015-GC30 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2015-GC30 Master Servicer’s or the GSMS 2015-GC30 Special Servicer’s responsibilities, or (iii) cause the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2015-GC30 certificateholders.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Dallas Market Center Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Dallas Market Center Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans by the amount necessary to reimburse the GSMS 2015-GC30 Master Servicer, the GSMS 2015-GC30 Trustee or the GSMS 2015-GC30 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GSMS 2015-GC30 PSA, second, be used to reduce the respective amounts payable on each of the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the GSMS 2015-GC30 Master Servicer, the CGCMT 2015-GC30 Trustee, the CGCMT 2015-GC31 master servicer and the CGCMT 2015-GC31 trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2015-GC30 PSA or the CGCMT 2015-GC31 pooling and servicing agreement, as applicable) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the GSMS 2015-GC30 PSA or

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the CGCMT 2015-GC31 pooling and servicing agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2015-GC30 PSA) incurred with respect to the Dallas Market Center Whole Loan (as specified in the GSMS 2015-GC30 PSA) and, finally, in the case of the remaining amount of Penalty Charges allocable to the Dallas Market Center Mortgage Loan and the Dallas Market Center Companion Loans, be paid to the GSMS 2015-GC30 Master Servicer and/or the GSMS 2015-GC30 Special Servicer as additional servicing compensation as provided in the GSMS 2015-GC30 PSA.

Sale of Defaulted Dallas Market Center Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Dallas Market Center Whole Loan becomes a defaulted mortgage loan under the GSMS 2015-GC30 PSA, and if the GSMS 2015-GC30 Special Servicer determines to sell the controlling Dallas Market Center Companion Loan in accordance with the GSMS 2015-GC30 PSA, then the GSMS 2015-GC30 Special Servicer will be required to sell all the Dallas Market Center Companion Loans together with the Dallas Market Center Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Notwithstanding the foregoing, the GSMS 2015-GC30 Special Servicer will not be permitted to sell the Dallas Market Center Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2015-GC30 PSA without the written consent of the Issuing Entity (or its representative), as holder of the Dallas Market Center Mortgage Loan, and the CGCMT 2015-GC31 issuing entity, as holder of the Dallas Market Center Companion Loan evidenced by the non-controlling note A-2 (or its representative), unless the GSMS 2015-GC30 Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Dallas Market Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2015-GC30 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Dallas Market Center Whole Loan, and any documents in the servicing file reasonably requested by such holder (or its representative), that are material to the price of the Dallas Market Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2015-GC30 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2015-GC30 Master Servicer or the GSMS 2015-GC30 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) or the CGCMT 2015-GC31 issuing entity, as holder of the Dallas Market Center Companion Loan evidenced by the non-controlling note A-2 (or its representative), may waive as to itself any of the delivery or timing requirements set forth in this sentence. The related Issuing Entity (or its representative) will be permitted to bid at any sale of the Dallas Market Center Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Dallas Market Center Whole Loan (which, as of any date of determination, will be the GSMS 2015-GC30 Trustee on behalf of the GSMS 2015-GC30 issuing entity, as holder of the controlling Dallas Market Center Companion Loan, or its representative which, prior to a GSMS 2015-GC30 control termination event, will be the GSMS 2015-GC30 Controlling Class Representative) will have the right, with or without cause, to replace the GSMS 2015-GC30 Special Servicer then acting with respect to the Dallas Market Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the CGCMT 2015-GC31 issuing entity, as holder of the Dallas Market

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Center Companion Loan evidenced by the non-controlling note A-2 (or its representative). The applicable GSMS 2015-GC30 certificateholders with the requisite percentage of voting rights (after a control termination event under the GSMS 2015-GC30 PSA) will have the right, with or without cause, to replace the GSMS 2015-GC30 Special Servicer then acting with respect to the Dallas Market Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the CGCMT 2015-GC31 issuing entity, as holder of the Dallas Market Center Companion Loan evidenced by the non-controlling note A-2 (or its representative), in accordance with the GSMS 2015-GC30 PSA, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

The Kaiser Center Whole Loan

Servicing

The Kaiser Center Whole Loan and any related REO Property will be serviced and administered (i) prior to the Kaiser Center Companion Loan Securitization Date, by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement and (ii) on and after the Kaiser Center Companion Loan Securitization Date, by the master servicer and special servicer designated in the Kaiser Center Future PSA (the “Kaiser Center Future Master Servicer” and “Kaiser Center Future Special Servicer”, respectively), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans”, but subject to the related Co-Lender Agreement. The certificate administrator, trustee, operating advisor and depositor under the Kaiser Center Future PSA are referred to herein as the “Kaiser Center Future Certificate Administrator”, the “Kaiser Center Future Trustee”, the “Kaiser Center Future Operating Advisor” and the “Kaiser Center Depositor”, respectively. No parties to the Kaiser Center Future PSA have yet been identified.

The Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole. The servicing standard set forth in the Kaiser Center Future PSA will require the Kaiser Center Future Master Servicer and the Kaiser Center Future Special Servicer to take into account the interests of both the holders of certificates issued under the Kaiser Center Future PSA (the “Kaiser Center Certificateholders”) and the Issuing Entity, as holder of the Kaiser Center Mortgage Loan, as a collective whole. Amounts payable to the Issuing Entity as holder of the Kaiser Center Mortgage Loan pursuant to the related Co-Lender Agreement will be distributed net of certain fees and expenses on the Kaiser Center Mortgage Loan as set forth in the related Co-Lender Agreement and will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

If any of the Kaiser Center Mortgage Loan or the Kaiser Center Companion Loan becomes specially serviced prior to the Kaiser Center Companion Loan Securitization Date, the Special Servicer will be required to service and administer the Kaiser Center Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the Pooling and Servicing Agreement. Prior to the Kaiser Center Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after the Kaiser Center Companion Loan Securitization Date, the Kaiser Center Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement but will be serviced by the applicable master servicer and special servicer pursuant to the Kaiser Center Future PSA. If the Kaiser Center Whole Loan is being specially serviced when the Kaiser Center Companion Loan Securitization Date occurs, the Special Servicer will be entitled to compensation for the period during which it acted as Special Servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement.

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Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Kaiser Center Mortgage Loan and the holder of the Kaiser Center Companion Loan with respect to distributions of funds received in respect of the Kaiser Center Whole Loan, and provides, in general, that:

•	the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Kaiser Center Whole Loan or the related Mortgaged Property will be applied to the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable operating advisor, the applicable certificate administrator and the applicable trustee) in accordance with the terms of the related Co-Lender Agreement and either the Pooling and Servicing Agreement or the Kaiser Center Future PSA, as applicable; and

•	expenses, losses and shortfalls relating to the Kaiser Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Kaiser Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Kaiser Center Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Kaiser Center Companion Loan.

Prior to the Kaiser Center Companion Loan Securitization Date, the Master Servicer will be obligated to make any necessary Property Advances in respect of the Kaiser Center Whole Loan, and certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Kaiser Center Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Kaiser Center Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders. After the Kaiser Center Companion Loan Securitization Date, the Kaiser Center Future Master Servicer will generally be obligated to make any necessary property advances in respect of the Kaiser Center Whole Loan, and certain costs and expenses (such as a pro rata share of a property advance) allocable to the Kaiser Center Mortgage Loan may be paid or reimbursed out of payments and other collections on the Kaiser Center Securitization Trust, subject to the Kaiser Center Securitization Trust’s right to reimbursement from future payments and other collections on the Kaiser Center Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Kaiser Center Whole Loan (the “Kaiser Center Whole Loan Directing Holder”), as of any date of determination, will be the holder of the Kaiser Center Companion Loan, which prior to the Kaiser Center Companion Loan Securitization Date is (and is expected to remain) Citigroup Global Markets Realty Corp., and which after the securitization of such Kaiser Center Companion Loan will be the Kaiser Center Future Trustee; provided, that, it is expected that unless a control termination event exists under the Kaiser Center Future PSA, the controlling class representative under the Kaiser Center Future PSA (the “Kaiser Center Controlling Class Representative“) will be entitled to exercise the rights of the Kaiser Center Whole Loan Directing Holder. The Kaiser Center Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are generally similar to, but not

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necessarily identical to, the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) with respect to the Kaiser Center Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to the Kaiser Center Whole Loan will require the approval of the Kaiser Center Whole Loan Directing Holder. It is expected that, while the Kaiser Center Controlling Class Representative is the Kaiser Center Whole Loan Directing Holder, the Kaiser Center Controlling Class Representative’s consent and/or consultation rights with respect to the Kaiser Center Whole Loan will be the same as its rights with respect to the other mortgage loans included in the Kaiser Center Securitization Trust.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Kaiser Center Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable (prior to the Kaiser Center Companion Loan Securitization Date), or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer, as applicable (on and after the Kaiser Center Companion Loan Securitization Date), is required to provide to the Controlling Class Representative (prior to a Kaiser Center Companion Loan Securitization Date) or the Kaiser Center Controlling Class Representative (on and after a Kaiser Center Companion Loan Securitization Date) (in each case, within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement (prior to the Kaiser Center Companion Loan Securitization Date) or the Kaiser Center Controlling Class Representative under the Kaiser Center Future PSA (on and after the Kaiser Center Companion Loan Securitization Date) without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Kaiser Center Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Kaiser Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Kaiser Center Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Kaiser Center Whole Loan. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative (prior to a Kaiser Center Companion Loan Securitization Date) and the Kaiser Center Controlling Class Representative (following a Kaiser Center Companion Loan Securitization Date), whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the Master Servicer or the Special Servicer, as applicable (prior to the Kaiser Center Companion Loan Securitization Date), or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer, as applicable (on and after the Kaiser Center Companion Loan Securitization Date), proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the Issuing Entity’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable (prior to the Kaiser Center Companion Loan Securitization Date), or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer, as applicable (on and after the Kaiser Center Companion Loan Securitization Date), is permitted to make any “major decision” (as defined in the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines, in accordance with the applicable servicing standard, that immediate action with respect to such decision is necessary to protect the interests of the holders of the Kaiser Center Whole Loan. None of the Master Servicer or the Special Servicer, as applicable (prior to the Kaiser Center Companion Loan Securitization Date), or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer, as applicable (on and after the Kaiser Center Companion Loan Securitization Date) will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

None the Master Servicer or the Special Servicer (prior to the Kaiser Center Companion Loan Securitization Date), or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer (on and after the Kaiser Center Companion Loan Securitization Date), may take or refrain from

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taking any action based on advice or consultation provided by the Issuing Entity (or its representative) that would cause such master servicer or special servicer, as applicable, to violate the terms of the Kaiser Center Whole Loan, applicable law, the Pooling and Servicing Agreement (prior to the Kaiser Center Companion Loan Securitization Date), the Kaiser Center Future PSA (on and after the Kaiser Center Companion Loan Securitization Date), the related Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to annual meetings (which may be held telephonically or in person) with the Master Servicer or the Special Servicer (prior to the Kaiser Center Companion Loan Securitization Date), or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer (on and after the Kaiser Center Companion Loan Securitization Date), upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Kaiser Center Whole Loan are discussed. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges (or analogous penalty charges under the Kaiser Center Future PSA) paid on the Kaiser Center Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and for reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement (prior to the Kaiser Center Companion Loan Securitization Date) or to pay the Kaiser Center Future Master Servicer, the Kaiser Center Future Trustee or the Kaiser Center Future Special Servicer for any interest accrued on any property advances and for reimbursement of any property advances in accordance with the terms of the Kaiser Center Future PSA, second, be used to reduce the respective amounts payable on each of the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the Kaiser Center Future Master Servicer and the Kaiser Center Future Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the Kaiser Center Future PSA) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the Kaiser Center Future PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Kaiser Center Whole Loan (as specified in the Pooling and Servicing Agreement (prior to the Kaiser Center Companion Loan Securitization Date) or as specified in the Kaiser Center Future PSA (on and after the Kaiser Center Companion Loan Securitization Date)) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Kaiser Center Mortgage Loan, be paid (x) prior to the Kaiser Center Companion Loan Securitization Date, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement, and (y) on and after the Kaiser Center Companion Loan Securitization Date, to the Kaiser Center Future Master Servicer and/or the Kaiser Center Future Special Servicer as additional servicing compensation as provided in the Kaiser Center Future PSA, and (ii) in the case of the remaining amount of Penalty Charges allocable to the Kaiser Center Companion Loan, be paid, (x) prior to the Kaiser Center Companion Loan Securitization Date, to the related Companion Loan Holder and (y) on and after the Kaiser Center Companion Loan Securitization Date, to the Kaiser Center Future Master Servicer and/or the Kaiser Center Future Special Servicer as additional servicing compensation as provided in the Kaiser Center Future PSA.

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Sale of Defaulted Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Kaiser Center Whole Loan becomes a defaulted mortgage loan under the Pooling and Servicing Agreement or the Kaiser Center Future PSA, as applicable (depending on which agreement it is then being serviced under at such time), and if the Special Servicer or the Kaiser Center Future Special Servicer, as applicable, determines to sell the Kaiser Center Mortgage Loan in accordance with the Pooling and Servicing Agreement or the Kaiser Center Companion Loan in accordance with the Kaiser Center Future PSA, as applicable, then the Special Servicer or the Kaiser Center Future Special Servicer, as applicable, will be required to sell the Kaiser Center Mortgage Loan together with the Kaiser Center Companion Loan as one whole loan in accordance with the procedures, or procedures generally consistent with those, set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Notwithstanding the foregoing, the Special Servicer or the Kaiser Center Future Special Servicer, as applicable, will not be permitted to sell the Kaiser Center Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Issuing Entity (or its representative) unless the Special Servicer or the Kaiser Center Future Special Servicer, as applicable, has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Kaiser Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer or the Kaiser Center Future Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Kaiser Center Whole Loan, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the Kaiser Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative (prior to the Kaiser Center Companion Loan Securitization Date) or the Kaiser Center Controlling Class Representative (on and after the Kaiser Center Companion Loan Securitization Date)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer or the Kaiser Center Future Master Servicer or the Kaiser Center Future Special Servicer, as applicable, in connection with the proposed sale; provided, that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative) and the Kaiser Center Whole Loan Directing Holder (or its representative) will be permitted to submit an offer at any sale of the Kaiser Center Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the Kaiser Center Whole Loan Directing Holder will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Kaiser Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement. After the Kaiser Center Companion Loan Securitization Date, it is anticipated that either the controlling class representative (or an equivalent entity) under the Kaiser Center Future PSA or, during the occurrence of a control termination event (or the equivalent) under the Kaiser Center Future PSA the applicable Kaiser Center Certificateholders with the requisite percentage of voting rights, will be permitted to exercise the foregoing right. After the Kaiser Center Companion Loan Securitization Date, the Issuing Entity will be permitted to terminate the Kaiser Center Future Special Servicer upon the occurrence of a servicer termination event under the Kaiser Center Future PSA on the part of the Kaiser Center Future Special Servicer that affects the Issuing Entity, however, such termination will only be with respect to the Kaiser Center Whole Loan.

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The US StorageMart Portfolio Whole Loan

Servicing

The US StorageMart Portfolio Whole Loan and any related REO Property is expected to be serviced and administered in accordance with the trust and servicing agreement (the “CGBAM 2015-SMRT TSA”), dated as of May 6, 2015, between Citigroup Commercial Mortgage Securities Inc., as depositor (the “CGBAM 2015-SMRT Depositor“), Midland Loan Services, a Division of PNC Bank, National Association, as servicer (in such capacity, the “CGBAM 2015-SMRT Master Servicer”), and special servicer (in such capacity, the “CGBAM 2015-SMRT Special Servicer”), Deutsche Bank Trust Company Americas, as trustee (the “CGBAM 2015-SMRT Trustee”), and Citibank, N.A., as certificate administrator (the “CGBAM 2015-SMRT Certificate Administrator”), by the CGBAM 2015-SMRT Master Servicer and the CGBAM 2015-SMRT Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the US StorageMart Portfolio Whole Loan, the servicing standard set forth in the CGBAM 2015-SMRT TSA will require the CGBAM 2015-SMRT Master Servicer and the CGBAM 2015-SMRT Special Servicer to take into account the interests of the Certificateholders and the holders of the US StorageMart Portfolio Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the US StorageMart Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

Application of Payments

The US StorageMart Portfolio Co-Lender Agreement sets forth the respective rights of the holders of the related Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the related Whole Loan, and provides, in general, that:

•	the US StorageMart Portfolio Subordinate Companion Loans are, at all times, junior, subject and subordinate to the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans, and the right of the US StorageMart Portfolio Subordinate Companion Loan Holders to receive payments with respect to the US StorageMart Portfolio Subordinate Companion Loans are, at all times, junior, subject and subordinate to the rights of the holders of the US StorageMart Portfolio Mortgage Loan and US StorageMart Portfolio Pari Passu Companion Loans to receive payments with respect to the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans.

•	the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	the US StorageMart Portfolio Subordinate Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all expenses and losses relating to the US StorageMart Portfolio Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the US StorageMart Portfolio Subordinate Companion Loans on a pro rata and pari passu basis, and second to the Issuing Entity, as holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Pari Passu Companion Loan Holders on a pro rata and pari passu basis, provided that (i) P&I advances with respect to any loan are reimbursable solely out of collections allocable to such loan in accordance with the US StorageMart Portfolio Co-Lender Agreement and will not be reimbursed or paid, as the case may be, out of collections allocable to any other loan, and (ii) if any cost or expense is paid out of amounts otherwise

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payable to the Issuing Entity, as holder of the US StorageMart Portfolio Mortgage Loan, or a US StorageMart Portfolio Pari Passu Companion Loan Holder because of insufficient collection on the US StorageMart Portfolio Subordinate Companion Loans from which such cost or expense would have been paid had it remained outstanding, then the Issuing Entity and such US StorageMart Portfolio Pari Passu Companion Loan Holder, as applicable, will be entitled to reimbursement of such cost or expense pursuant to the US StorageMart Portfolio Co-Lender Agreement.

•	Expenses and losses allocated to a particular loan will be applied, first to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon.

•	All amounts tendered by the borrowers or otherwise available for payment on the US StorageMart Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other expenses) will be applied in the following order of priority:

○	first, to the Issuing Entity, as the holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Pari Passu Companion Loan Holders, pro rata and pari passu (based on their respective entitlements), up to the amount of any unreimbursed costs and expenses paid or advanced by the Issuing Entity or such US StorageMart Portfolio Pari Passu Companion Loan Holder with respect to the US StorageMart Portfolio Whole Loan pursuant to the US StorageMart Portfolio Co-Lender Agreement or the CGBAM 2015-SMRT TSA including, but not limited to, any outstanding property advance (with advance interest thereon);

○	second, to the Issuing Entity, as the holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Pari Passu Companion Loan Holders, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest (through the end of the then most recently ended interest accrual period) on the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans at the applicable note interest rate (net of the applicable servicing fee rate), until all such interest is paid in full;

○	third, to the US StorageMart Portfolio Subordinate Companion Loan Holders, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest (through the end of the then most recently ended interest accrual period) on the US StorageMart Subordinate Companion Loans at the applicable note interest rate (net of the applicable servicing fee rate), until all such interest is paid in full;

○	fourth, to the Issuing Entity, as the holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Pari Passu Companion Loan Holders, (i) at any time that no Special Loan Event of Default (as defined below) has occurred and is continuing, in an amount equal to all payments and prepayments of principal of the US StorageMart Portfolio Whole Loan, on a pro rata and pari passu basis, in an amount equal to the respective principal balances of the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans, until such principal balances have been reduced to zero, and (ii) at any time that a Special Loan Event of Default has occurred and is continuing, on a pro rata and pari passu basis, in an amount equal to the respective principal balances of the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans until such principal balances have been reduced to zero;

○	fifth, to the US StorageMart Portfolio Subordinate Companion Loan Holders, (i) at any time that no Special Loan Event of Default (as defined below) has occurred and is continuing, in an amount equal to all payments and prepayments of principal of the US StorageMart Portfolio Whole Loan (exclusive of any portion applied pursuant to subclause (i) of clause fourth above), on a pro rata and pari passu basis, in an

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amount equal to the respective principal balances of the US StorageMart Portfolio Subordinate Companion Loans until such principal balances have been reduced to zero, and (ii) at any time that a Special Loan Event of Default has occurred and is continuing, on a pro rata and pari passu basis, in an amount equal to the respective principal balances of the US StorageMart Portfolio Subordinate Companion Loans until such principal balances have been reduced to zero;

○	sixth, to the Issuing Entity, as the holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Pari Passu Companion Loan Holders, pro rata and pari passu, any default yield maintenance premium due in accordance with the US StorageMart Portfolio Whole Loan documents in connection with a payment or prepayment on the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans;

○	seventh, to the US StorageMart Portfolio Subordinate Companion Loan Holders, pro rata and pari passu, any default yield maintenance premium due in accordance with the US StorageMart Portfolio Whole Loan documents in connection with a payment or prepayment on the US StorageMart Portfolio Subordinate Companion Loans;

○	eighth, to the Issuing Entity, as the holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Pari Passu Companion Loan Holders, pro rata and pari passu, any late payment charges or interest at the default rate due in respect of the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans in accordance with the US StorageMart Portfolio Whole Loan documents (after application as provided in the CGBAM 2015-SMRT TSA), until all such amounts are paid;

○	ninth, to the US StorageMart Portfolio Subordinate Companion Loan Holders, pro rata and pari passu, any late payment charges or interest at the default rate due in respect of the US StorageMart Portfolio Subordinate Companion Loans in accordance with the US StorageMart Portfolio Whole Loan documents (after application as provided in the CGBAM 2015-SMRT TSA), until all such amounts are paid; and

○	tenth, to the Issuing Entity, as the holder of the US StorageMart Portfolio Mortgage Loan, and the US StorageMart Portfolio Companion Loan Holders, any remaining amounts to be allocated between the Issuing Entity and the US StorageMart Portfolio Companion Loan Holders, on a pro rata and pari passu basis.

•	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the US StorageMart Portfolio Companion Loans included in the CGBAM 2015-SMRT transaction(as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), shall be allocated to reduce the principal balances of the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Companion Loans in the manner permitted by the REMIC provisions.

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For the purpose of this “Application of Payments” section, the term a “Special Loan Event of Default” means (a) a monetary event of default with respect to the US StorageMart Portfolio Whole Loan, (b) a non-monetary event of default with respect to the US StorageMart Portfolio Whole Loan with respect to which (i) the repayment of the US StorageMart Portfolio Whole Loan is accelerated or (ii) the US StorageMart Portfolio Whole Loan becomes a specially serviced loan, (c) any related Mortgaged Property becomes REO property, or (d) an event of default with respect to the US StorageMart Portfolio Whole Loan which occurs due to an insolvency proceeding with respect to or against the related borrower.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the US StorageMart Portfolio Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the US StorageMart Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on any US StorageMart Portfolio Companion Loan. Similarly, P&I advances on the US StorageMart Portfolio Companion Loans are not reimbursable out of payments or other collections on the US StorageMart Portfolio Mortgage Loan. Interest on P&I Advances made with respect to the US StorageMart Portfolio Mortgage Loan may only be reimbursed out of future payments and collections on the US StorageMart Portfolio Subordinate Companion Loans (as and to the extent provided in the CGBAM 2015-SMRT TSA) and the US StorageMart Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the US StorageMart Portfolio Pari Passu Companion Loans.

Certain costs and expenses allocable to the US StorageMart Portfolio Mortgage Loan (such as a pro rata share of a property advance not recoverable from the US StorageMart Subordinate Companion Loans) may be paid or reimbursed out of payments and other collections on the CGBAM 2015-SMRT securitization, subject to the CGBAM 2015-SMRT Securitization Trust’s right to reimbursement from future payments and other collections on the US StorageMart Portfolio Mortgage Loan or from general collections on the Mortgage Pool.

Control and Consultation

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the US StorageMart Portfolio Whole Loan (the “US StorageMart Portfolio Whole Loan Directing Holder”), as of any date of determination, will be the CGBAM 2015-SMRT Trustee on behalf of the CGBAM 2015-SMRT issuing entity as holder of the US StorageMart Portfolio Note A-1A Companion Loan, the US StorageMart Portfolio Note A-1B Companion Loan, the US StorageMart Portfolio Note A-1C Companion Loan and the US StorageMart Subordinate Companion Loans; provided, that, unless a control termination event exists under the CGBAM 2015-SMRT TSA, the controlling class representative under the CGBAM 2015-SMRT TSA (the “CGBAM 2015-SMRT Controlling Class Representative”) will be entitled to exercise the rights of the US StorageMart Portfolio Whole Loan Directing Holder. In its capacity as representative of the US StorageMart Portfolio Whole Loan Directing Holder, the CGBAM 2015-SMRT Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) with respect to the US StorageMart Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the US StorageMart Portfolio Whole Loan will require the approval of the CGBAM 2015-SMRT Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”).

Pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the US StorageMart Portfolio Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the CGBAM 2015-SMRT Master Servicer or the CGBAM 2015-SMRT Special Servicer, as applicable, is required to provide to the CGBAM 2015-SMRT Controlling Class Representative pursuant to the CGBAM 2015-SMRT TSA (within the same time frame such notices, information and reports are or would have been required to be provided to the CGBAM 2015-

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SMRT Controlling Class Representative under the CGBAM 2015-SMRT TSA without regard to the occurrence of a control termination event or consultation termination event under the CGBAM 2015-SMRT TSA) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to US StorageMart Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the US StorageMart Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the US StorageMart Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the US StorageMart Portfolio Whole Loan. The consultation right of the Issuing Entity will expire 10 business days (or, in connection with a leasing matter, 5 business days, or in connection with an acceptable insurance default, 30 days) following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the CGBAM 2015-SMRT Controlling Class Representative; provided that if the CGBAM 2015-SMRT Master Servicer (or the CGBAM 2015-SMRT Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the such consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGBAM 2015-SMRT Master Servicer or the CGBAM 2015-SMRT Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the US StorageMart Portfolio Whole Loan (as a collective whole). Neither the CGBAM 2015-SMRT Master Servicer nor the CGBAM 2015-SMRT Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or any holder of a US StorageMart Portfolio Pari Passu Companion Loan not held by the CGBAM 2015-SMRT trust.

Neither the CGBAM 2015-SMRT Master Servicer nor the CGBAM 2015-SMRT Special Servicer may follow any advice, direction or objection by the Issuing Entity (or its representative) or any holder of a US StorageMart Portfolio Pari Passu Companion Loan not held by the CGBAM 2015-SMRT trust or the CGBAM 2015-SMRT Controlling Class Representative that would (i) require or cause the CGBAM 2015-SMRT Master Servicer or the CGBAM 2015-SMRT Special Servicer, as applicable, to violate applicable law, the terms of the US StorageMart Portfolio Whole Loan, the related Co-Lender Agreement, the related mezzanine intercreditor agreement, the CGBAM 2015-SMRT TSA, including the servicing standard under the CGBAM 2015-SMRT TSA, (ii) result in the imposition of federal income tax on the CGBAM 2015-SMRT issuing entity or cause it to fail to qualify as a REMIC; (iii) expose the CGBAM 2015-SMRT issuing entity, the CGBAM 2015-SMRT certificateholders, the Issuing Entity, any holder of a US StorageMart Portfolio Pari Passu Companion Loan not held by the CGBAM 2015-SMRT trust, the CGBAM 2015-SMRT Depositor, the CGBAM 2015-SMRT Master Servicer, the CGBAM 2015-SMRT Special Servicer, the CGBAM 2015-SMRT Trustee, the CGBAM 2015-SMRT Certificate Administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the CGBAM 2015-SMRT Master Servicer’s or the CGBAM 2015-SMRT Special Servicer’s responsibilities under the CGBAM 2015-SMRT TSA or the scope of the CGBAM 2015-SMRT Trustee’s or CGBAM 2015-SMRT Certificate Administrator’s responsibilities under the CGBAM 2015-SMRT TSA.

In addition to the consultation rights of the Issuing Entity described above, pursuant to the terms of the related Co-Lender Agreement, each of the Issuing Entity (or its representative) and each holder of an US StorageMart Portfolio Pari Passu Companion Loan not held by the CGBAM 2015-SMRT trust will have the right to annual meetings (which may be held telephonically) with the CGBAM 2015-SMRT Master Servicer or the CGBAM 2015-SMRT Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGBAM 2015-SMRT Master Servicer or the CGBAM 2015-SMRT Special Servicer, as applicable, in which servicing issues related to the US StorageMart Portfolio Whole Loan are discussed. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

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Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the US StorageMart Portfolio Mortgage Loan or any US StorageMart Portfolio Companion Loan will be applied first, to pay the CGBAM 2015-SMRT Master Servicer, the CGBAM 2015-SMRT Trustee or the CGBAM 2015-SMRT Special Servicer for any interest accrued on any property advances and reimbursements of any property advances in accordance with the terms of the CGBAM 2015-SMRT TSA, second, to pay the CGBAM 2015-SMRT Master Servicer, the CGBAM 2015-SMRT Trustee, the Master Servicer, the Trustee, the MSBAM 2015-C23 master servicer, the MSBAM 2015-C23 trustee and the master servicer and the trustee for the securitization of the US StorageMart Portfolio Note A-1E Companion Loan, as applicable, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGBAM 2015-SMRT TSA, the MSBAM 2015-C23 pooling and servicing agreement or the document governing the securitization of the US StorageMart Portfolio Note A-1E Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the CGBAM 2015-SMRT TSA, the MSBAM 2015-C23 pooling and servicing agreement or the document governing the securitization of the US StorageMart Portfolio Note A-1E Companion Loan, as applicable), third, to pay trust fund expenses (including administrative advances but not including special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGBAM 2015-SMRT TSA) incurred with respect to the US StorageMart Portfolio Whole Loan (as specified in the CGBAM 2015-SMRT TSA) and, fourth, (a) in the case of the remaining amount allocable to the US StorageMart Portfolio Mortgage Loan, the US StorageMart Portfolio Pari Passu Companion Loans (other than the US StorageMart Portfolio Note A-1E Companion Loan) and the US StorageMart Portfolio Subordinate Companion Loans, to pay the CGBAM 2015-SMRT Master Servicer and/or the CGBAM 2015-SMRT Special Servicer as additional servicing compensation as provided in the CGBAM 2015-SMRT TSA and (b) in the case of the remaining amount allocable to the US StorageMart Portfolio Note A-1E Companion Loan, to pay (x) prior to the securitization of such loan, the holder of the US StorageMart Portfolio Note A-1E Companion Loan and (y) following the securitization of such loan, the CGBAM 2015-SMRT Master Servicer and/or the CGBAM 2015-SMRT Special Servicer as additional servicing compensation as provided in the CGBAM 2015-SMRT TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the US StorageMart Portfolio Whole Loan becomes a defaulted mortgage loan under the CGBAM 2015-SMRT TSA, and if the CGBAM 2015-SMRT Special Servicer determines to sell the US StorageMart Portfolio Companion Loans held by the CGBAM 2015-SMRT issuing entity in accordance with the CGBAM 2015-SMRT TSA, then the CGBAM 2015-SMRT Special Servicer will be required to sell the US StorageMart Portfolio Companion Loans together with the US StorageMart Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Notwithstanding the foregoing, the CGBAM 2015-SMRT Special Servicer will not be permitted to sell the US StorageMart Portfolio Whole Loan if it becomes a defaulted mortgage loan under the CGBAM 2015-SMRT TSA without the written consent of the Issuing Entity (or its representative), as holder of the US StorageMart Portfolio Mortgage Loan, or any other holder of an US StorageMart Portfolio Pari Passu Companion Loan not held by the CGBAM 2015-SMRT securitization, unless the CGBAM 2015-SMRT Special Servicer has delivered to the Issuing Entity (or its representative) and each such other such US StorageMart Portfolio Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the US StorageMart Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGBAM 2015-SMRT Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the US StorageMart Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) or such US StorageMart Portfolio Pari Passu Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is

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afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGBAM 2015-SMRT Master Servicer or the CGBAM 2015-SMRT Special Servicer in connection with the proposed sale, provided however that the Issuing Entity (or its representative) or such US StorageMart Portfolio Pari Passu Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative) will be permitted to submit an offer at any sale of the US StorageMart Portfolio Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the US StorageMart Portfolio Whole Loan Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the CGBAM 2015-SMRT Special Servicer then acting with respect to the US StorageMart Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The applicable CGBAM 2015-SMRT certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the CGBAM 2015-SMRT TSA) will have the right, with or without cause, to replace the CGBAM 2015-SMRT Special Servicer then acting with respect to the US StorageMart Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the CGBAM 2015-SMRT TSA. The Issuing Entity or the holder of the US StorageMart Portfolio Note A-1E Companion Loan or the holder of the US StorageMart Portfolio Note A-1F Companion Loan (currently the MSBAM 2015-C23 securitization) may terminate the CGBAM 2015-SMRT Special Servicer upon a servicer termination event with respect to the CGBAM 2015-SMRT Special Servicer under the CGBAM 2015-SMRT TSA that affects the Issuing Entity or the holder of the US StorageMart Portfolio Note A-1E Companion Loan or the holder of the US StorageMart Portfolio Note A-1F Companion Loan, respectively.

The Selig Office Portfolio Whole Loan

Servicing

The Selig Office Portfolio Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “CGCMT 2015-GC29 PSA”), dated as of April 1, 2015, among Citigroup Commercial Mortgage Securities Inc., as depositor, Situs Holdings, LLC, as operating advisor (the “CGCMT 2015-GC29 Operating Advisor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “CGCMT 2015-GC29 Master Servicer”), and as special servicer (the “CGCMT 2015-GC29 Special Servicer”), Citibank, N.A., as certificate administrator (in such capacity, the “CGCMT 2015-GC29 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2015-GC29 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the CGCMT 2015-GC29 Master Servicer and the CGCMT 2015-GC29 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Selig Office Portfolio Whole Loan, the servicing standard set forth in the CGCMT 2015-GC29 PSA will require the CGCMT 2015-GC29 Master Servicer and the CGCMT 2015-GC29 Special Servicer to take into account the interests of the Certificateholders and the holders of the Selig Office Portfolio Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the Selig Office Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

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In addition, the borrower is permitted to obtain up to $51,750,000 of additional pari passu debt that will be secured by the related portfolio of Mortgaged Properties. See “—Additional Indebtedness” above for more information. Such additional debt will be serviced by the CGCMT 2015-GC29 Master Servicer as a Selig Office Portfolio Companion Loan in the same manner as each other Selig Office Portfolio Companion Loan, subject to certain non-binding consultation rights held by the lender of such additional debt.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Selig Office Portfolio Mortgage Loan and the holders of the Selig Office Portfolio Companion Loans with respect to distributions of funds received in respect of the Selig Office Portfolio Whole Loan, and provides, in general, that:

•	the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Selig Office Portfolio Whole Loan or the related Mortgaged Property will be applied to the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2015-GC29 Master Servicer, the CGCMT 2015-GC29 Special Servicer, the CGCMT 2015-GC29 Operating Advisor, the CGCMT 2015-GC29 Certificate Administrator and the CGCMT 2015-GC29 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CGCMT 2015-GC29 PSA; and

•	expenses, losses and shortfalls relating to the Selig Office Portfolio Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Selig Office Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Selig Office Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Selig Office Portfolio Companion Loans. Similarly, P&I advances on the Selig Office Portfolio Companion Loans are not reimbursable out of payments or other collections on the Selig Office Portfolio Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property advance) allocable to the Selig Office Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2015-GC29 securitization, subject to the CGCMT 2015-GC29 issuing entity’s right to reimbursement from future payments and other collections on the Selig Office Portfolio Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Selig Office Portfolio Whole Loan, as of any date of determination, will be the CGCMT 2015-GC29 Trustee on behalf of the CGCMT 2015-GC29 issuing entity as holder of the controlling Selig Office Portfolio Companion Loan; provided, that, unless a control termination event exists under the CGCMT 2015-GC29 PSA, the controlling class representative under the CGCMT 2015-GC29 PSA (“the “CGCMT 2015-GC29 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Selig Office Portfolio Whole Loan. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the CGCMT 2015-GC29 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative

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set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Selig Office Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Selig Office Portfolio Whole Loan will require the approval of the CGCMT 2015-GC29 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement. Pursuant to the terms of the CGCMT 2015-GC29 PSA, the CGCMT 2015-GC29 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Selig Office Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2015-GC29 issuing entity and serviced under the CGCMT 2015-GC29 PSA.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Selig Office Portfolio Mortgage Loan (or its representative, which, until a Consultation Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer, as applicable, is required to provide to the CGCMT 2015-GC29 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2015-GC29 Controlling Class Representative under the CGCMT 2015-GC29 PSA without regard to the occurrence of a control termination event or consultation termination event under the CGCMT 2015-GC29 PSA) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Selig Office Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Selig Office Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Selig Office Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Selig Office Portfolio Whole Loan. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the CGCMT 2015-GC29 Master Servicer (or the CGCMT 2015-GC29 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Selig Office Portfolio Whole Loan. Neither the CGCMT 2015-GC29 Master Servicer nor the CGCMT 2015-GC29 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Similarly, such rights as described in the paragraph above are held by the GSMS 2015-GC30 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), and CGCMT 2015-GC31 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-3 (or its representative).

Neither the CGCMT 2015-GC29 Master Servicer nor the CGCMT 2015-GC29 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative), the GSMS 2015-GC30 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or the CGCMT 2015-GC31 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-3 (or its representative), that would cause the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer, as applicable, to violate applicable law, the terms of the Selig Office Portfolio Whole Loan, the related Co-Lender Agreement, the CGCMT 2015-GC29 PSA, including the servicing standard under the CGCMT 2015-GC29 PSA, or the REMIC provisions or that would (i) expose the

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CGCMT 2015-GC29 Master Servicer, the CGCMT 2015-GC29 Special Servicer, the CGCMT 2015-GC29 depositor, a mortgage loan seller with respect to the CGCMT 2015-GC29 transaction, the CGCMT 2015-GC29 issuing entity, the CGCMT 2015-GC29 Trustee, the CGCMT 2015-GC29 Operating Advisor, the CGCMT 2015-GC29 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2015-GC29 Master Servicer’s or the CGCMT 2015-GC29 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2015-GC29 certificateholders.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Selig Office Portfolio Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Selig Office Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans by the amount necessary to reimburse the CGCMT 2015-GC29 Master Servicer, the CGCMT 2015-GC29 Trustee or the CGCMT 2015-GC29 Special Servicer for any interest accrued on any Property Advances and reimbursement of any property advances in accordance with the terms of the CGCMT 2015-GC29 PSA, second, be used to reduce the respective amounts payable on each of the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the CGCMT 2015-GC29 Master Servicer, the CGCMT 2015-GC29 Trustee, the GSMS 2015-GC30 Master Servicer, the CGCMT 2015-GC30 Trustee, the CGCMT 2015-GC31 master servicer and the CGCMT 2015-GC31 trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2015-GC29 PSA, the GSMS 2015-GC30 PSA or the CGCMT 2015-GC31 pooling and servicing agreement, as applicable) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the CGCMT 2015-GC29 PSA, the GSMS 2015-GC30 PSA or the CGCMT 2015-GC31 pooling and servicing agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2015-GC29 PSA) incurred with respect to the Selig Office Portfolio Whole Loan (as specified in the CGCMT 2015-GC29 PSA) and, finally, in the case of the remaining amount of Penalty Charges allocable to the Selig Office Portfolio Mortgage Loan and the Selig Office Portfolio Companion Loans, be paid to the CGCMT 2015-GC29 Master Servicer and/or the CGCMT 2015-GC29 Special Servicer as additional servicing compensation as provided in the CGCMT 2015-GC29 PSA.

Sale of Defaulted Selig Office Portfolio Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Selig Office Portfolio Whole Loan becomes a defaulted mortgage loan under the CGCMT 2015-GC29 PSA, and if the CGCMT 2015-GC29 Special Servicer determines to sell the controlling Selig Office Portfolio Companion Loan in accordance with the CGCMT 2015-GC29 PSA, then the CGCMT 2015-GC29 Special Servicer will be required to sell all the Selig Office Portfolio Companion Loans together with the Selig Office Portfolio Mortgage Loan (as well as any note related to Additional Permitted Debt) as one whole loan in accordance with the procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

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Notwithstanding the foregoing, the CGCMT 2015-GC29 Special Servicer will not be permitted to sell the Selig Office Portfolio Whole Loan if it becomes a defaulted mortgage loan under the CGCMT 2015-GC29 PSA without the written consent of the Issuing Entity (or its representative), as holder of the Selig Office Portfolio Mortgage Loan, the GSMS 2015-GC30 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), and the CGCMT 2015-GC31 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-3 (or its representative) (as well as the holder of any note related to Additional Permitted Debt) unless the CGCMT 2015-GC29 Special Servicer has delivered to each such holder (or their representatives): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Selig Office Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2015-GC29 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Selig Office Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Selig Office Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2015-GC29 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2015-GC29 Master Servicer or the CGCMT 2015-GC29 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative), the GSMS 2015-GC30 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or the CGCMT 2015-GC31 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-3 (or its representative) (as well as the holder of any note related to Additional Permitted Debt) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The related Issuing Entity (or its representative) will be permitted to bid at any sale of the Selig Office Portfolio Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Selig Office Portfolio Whole Loan (which, as of any date of determination, will be the CGCMT 2015-GC29 Trustee on behalf of the CGCMT 2015-GC29 issuing entity, as holder of the controlling Selig Office Portfolio Companion Loan, or its representative which, prior to a CGCMT 2015-GC29 control termination event, will be the Controlling Class Representative) will have the right, with or without cause, to replace the CGCMT 2015-GC29 Special Servicer then acting with respect to the Selig Office Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), the GSMS 2015-GC30 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or the CGCMT 2015-GC31 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-3 (or its representative) (or the holder of any note related to Additional Permitted Debt). The applicable CGCMT 2015-GC29 certificateholders with the requisite percentage of voting rights (after a control termination event under the CGCMT 2015-GC29 PSA) will have the right, with or without cause, to replace the CGCMT 2015-GC29 Special Servicer then acting with respect to the Selig Office Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), the GSMS 2015-GC30 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-2 (or its representative), or the CGCMT 2015-GC31 issuing entity, as holder of the Selig Office Portfolio Companion Loan evidenced by the non-controlling note A-3 (or its representative) (or the holder of any note related to Additional Permitted Debt) in accordance with the CGCMT 2015-GC29 PSA, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

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The Alderwood Mall Whole Loan

Servicing

The Alderwood Mall Whole Loan and any related REO Property will be serviced and administered in accordance with the trust and servicing agreement (the “MSCCG 2015-ALDR TSA”), dated as of May 5, 2015, between Morgan Stanley Capital I Inc., as depositor (the “MSCCG 2015-ALDR Depositor“), KeyBank National Association, as servicer (in such capacity, the “MSCCG 2015-ALDR Master Servicer”) and special servicer (in such capacity, the “MSCCG 2015-ALDR Special Servicer”) and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “MSCCG 2015-ALDR Certificate Administrator”) and trustee (in such capacity, the “MSCCG 2015-ALDR Trustee”), by the MSCCG 2015-ALDR Master Servicer and the MSCCG 2015-ALDR Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Alderwood Mall Whole Loan, the servicing standard set forth in the MSCCG 2015-ALDR TSA will require the MSCCG 2015-ALDR Master Servicer and the MSCCG 2015-ALDR Special Servicer to take into account the interests of the Certificateholders and the holders of the Alderwood Mall Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the Alderwood Mall Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

Application of Payments

The Alderwood Mall Co-Lender Agreement sets forth the respective rights of the holders of the related Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the related Whole Loan, and provides, in general, that:

•	if no Alderwood Mall Payment Application Trigger Event (as defined below) has occurred and is continuing with respect to the Alderwood Mall Whole Loan, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Alderwood Mall Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for required reserves, escrows and certain other expenses) will be applied in the following order of priority:

○	first, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Pari Passu Companion Loan Holders, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity or such Alderwood Mall Pari Passu Companion Loan Holder (or paid or advanced by the MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Special Servicer or the MSCCG 2015-ALDR Trustee, as applicable) with respect to the Alderwood Mall Whole Loan pursuant to the Alderwood Mall Co-Lender Agreement or the MSCCG 2015-ALDR TSA;

○	second, pro rata based on their respective interest entitlements, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders, in amounts equal to the accrued and unpaid interest on the Alderwood Mall Mortgage Loan and the Alderwood Mall Companion Loans, as applicable, at the applicable note interest rate (net of the applicable servicing fee rate);

○	third, pro rata based on the principal balances of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Pari Passu Companion Loan Holders, in amounts equal to their respective principal entitlements with respect to the applicable monthly payment date, which amount will be applied in

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reduction of the principal balances of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans;

○	fourth, if the proceeds of any foreclosure sale or any liquidation of the Alderwood Mall Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balances of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the MSCCG 2015-ALDR TSA by reason of the insufficiency of the Alderwood Mall Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Pari Passu Companion Loan Holders, pro rata and pari passu, in an amount up to the reduction of the aggregate principal balance of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the interest rate for the Alderwood Mall Whole Loan;

○	fifth, to the Alderwood Mall Subordinate Companion Loan Holders, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by such Alderwood Mall Subordinate Companion Loan Holders (or paid or advanced by the MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Special Servicer or the MSCCG 2015-ALDR Trustee, as applicable) with respect to the Alderwood Mall Whole Loan pursuant to the Alderwood Mall Co-Lender Agreement or the MSCCG 2015-ALDR TSA;

○	sixth, pro rata based on the principal balances of the Alderwood Mall Subordinate Companion Loans, to the Alderwood Mall Subordinate Companion Loan Holders, in amounts equal to their respective principal entitlements with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balances of the Alderwood Mall Subordinate Companion Loans;

○	seventh, if the proceeds of any foreclosure sale or any liquidation of the Alderwood Mall Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the principal balances of the Alderwood Mall Subordinate Companion Loans have been reduced, such excess amount will be paid to the Alderwood Mall Subordinate Companion Loan Holders, pro rata and pari passu, in an amount up to the reduction of the aggregate principal balance of the Alderwood Mall Subordinate Companion Loans as a result of such workout, plus interest on such amount at the interest rate for the Alderwood Mall Whole Loan;

○	eighth, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders, pro rata, based on their respective Percentage Interests (as defined below), any prepayment or yield maintenance premium, to the extent paid by the related borrower;

○	ninth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the MSCCG 2015-ALDR TSA, including, without limitation, to provide reimbursement for interest on administrative advances, property advances and P&I advances, to pay any additional servicing expenses or to compensate the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Alderwood Mall Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the

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Alderwood Mall Companion Loan Holders, pro rata, based on their respective Percentage Interests; and

○	tenth, if any excess amount is available to be distributed in respect of the Alderwood Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount shall be paid pro rata to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders in accordance with their respective Percentage Interests.

•	Upon the occurrence and during the continuance of (i) a monetary event of default with respect to the Alderwood Mall Whole Loan or (ii) a non-monetary event of default as a result of which the Alderwood Mall Whole Loan becomes a specially serviced loan (an “Alderwood Mall Payment Application Trigger Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Alderwood Mall Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for required reserves, escrows and certain other expenses) will be applied in the following order of priority:

○	first, to the Issuing Entity, as holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Pari Passu Companion Loan Holders, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity or such Alderwood Mall Pari Passu Companion Loan Holders (or paid or advanced by the MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Special Servicer or the MSCCG 2015-ALDR Trustee, as applicable) with respect to the Alderwood Mall Whole Loan pursuant to the Alderwood Mall Co-Lender Agreement or the MSCCG 2015-ALDR TSA;

○	second, pro rata based on their respective interest entitlements, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders, in amounts equal to the accrued and unpaid interest on the Alderwood Mall Mortgage Loan and the Alderwood Mall Companion Loans, as applicable, at the applicable note interest rate (net of the applicable servicing fee rate);

○	third, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Pari Passu Companion Loan Holders, pro rata and pari passu, until the principal balances of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans have been reduced to zero;

○	fourth, if the proceeds of any foreclosure sale or any liquidation of the Alderwood Mall Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balances of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the MSCCG 2015-ALDR TSA by reason of the insufficiency of the Alderwood Mall Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Pari Passu Companion Loan Holders, pro rata and pari passu, in an amount up to the reduction of the aggregate principal balance of the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the interest rate for the Alderwood Mall Whole Loan;

○	fifth, to the Alderwood Mall Subordinate Companion Loan Holders, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by such Alderwood Mall Subordinate Companion Loan Holders (or paid or advanced by the

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MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Special Servicer or the MSCCG 2015-ALDR Trustee, as applicable) with respect to the Alderwood Mall Whole Loan pursuant to the Alderwood Mall Co-Lender Agreement or the MSCCG 2015-ALDR TSA;

○	sixth, to the Alderwood Mall Subordinate Companion Loan Holders, pro rata and pari passu, until the principal balances of the Alderwood Mall Subordinate Companion Loans have been reduced to zero;

○	seventh, if the proceeds of any foreclosure sale or any liquidation of the Alderwood Mall Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the principal balances of the Alderwood Mall Subordinate Companion Loans have been reduced, such excess amount will be paid to the Alderwood Mall Subordinate Companion Loan Holders, pro rata and pari passu, in an amount up to the reduction, if any, of the principal balances of the Alderwood Mall Subordinate Companion Loans as a result of such workout, plus interest on such amount at the interest rate for the Alderwood Mall Whole Loan;

○	eighth, to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders, pro rata, based on their respective Percentage Interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

○	ninth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the MSCCG 2015-ALDR TSA, including, without limitation, to provide reimbursement for interest on administrative advances, property advances and P&I advances, to pay any additional servicing expenses or to compensate the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Alderwood Mall Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders, pro rata, based on their respective Percentage Interests; and

○	tenth, if any excess amount is available to be distributed in respect of the Alderwood Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount shall be paid pro rata to the Issuing Entity, as the holder of the Alderwood Mall Mortgage Loan, and the Alderwood Mall Companion Loan Holders in accordance with their respective Percentage Interests.

•	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Alderwood Mall Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), shall be allocated to reduce the principal balances of the Alderwood Mall Mortgage Loan and the Alderwood Mortgage Companion Loans in the manner permitted by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Alderwood Mall Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Alderwood Mall Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Alderwood Mall Companion Loans. Similarly,

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P&I advances on the Alderwood Mall Companion Loans are not reimbursable out of payments or other collections on the Alderwood Mall Mortgage Loan.

Certain costs and expenses allocable to the Alderwood Mall Mortgage Loan (such as a pro rata share of a property advance not recoverable from the Alderwood Mall Subordinate Companion Loans) may be paid or reimbursed out of payments and other collections on the MSCCG 2015-ALDR securitization, subject to the MSCCG 2015-ALDR issuing entity’s right to reimbursement from future payments and other collections on the Alderwood Mall Mortgage Loan or from general collections on the Mortgage Pool.

For the purpose of this “Application of Payments” section, with respect to the Alderwood Mall Mortgage Loan, each Alderwood Mall Pari Passu Companion Loan and each Alderwood Mall Subordinate Companion Loan, the term “Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Alderwood Mall Whole Loan.

Control and Consultation

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Alderwood Mall Whole Loan (the “Alderwood Mall Whole Loan Directing Holder”), as of any date of determination, will be the MSCCG 2015-ALDR Trustee on behalf of the MSCCG 2015-ALDR issuing entity as holder of the Alderwood Mall Note A-1-1 Companion Loan, the Alderwood Mall Note A-1-2 Companion Loan and the Alderwood Mall Subordinate Companion Loans. The MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder, and accordingly, the rights of the Alderwood Mall Whole Loan Directing Holder will only be exercised, if at all, by the MSCCG 2015-ALDR Trustee.

Pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Alderwood Mall Mortgage Loan (or its representative) will (i) have a right to receive reasonable prior notice of the implementation of any “major decision” (as defined under the related Co-Lender Agreement) to be taken with respect to the Alderwood Mall Whole Loan or any recommended actions outlined in an asset status report relating to the Alderwood Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Alderwood Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Alderwood Mall Whole Loan. The consultation right of the Issuing Entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notice, information and report provided to the MSCCG 2015-ALDR certificateholders, whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer, as applicable, is permitted to take any “major decision” (as defined in the related Co-Lender Agreement) or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Alderwood Mall Whole Loan. Neither the MSCCG 2015-ALDR Master Servicer nor the MSCCG 2015-ALDR Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or any holder of an Alderwood Mall Pari Passu Companion Loan not held by the MSCCG 2015-ALDR trust.

In addition to the consultation rights of the Issuing Entity described above, pursuant to the terms of the related Co-Lender Agreement, each of the Issuing Entity (or its representative) and each holder of an Alderwood Mall Pari Passu Companion Loan not held by the MSCCG 2015-ALDR trust will have the right to an annual meeting (which may be held telephonically) with the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer, as applicable, in which servicing issues related to the Alderwood Mall Whole Loan are discussed. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

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Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Alderwood Mall Mortgage Loan or any Alderwood Mall Companion Loan will be applied first, to pay the MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Trustee or the MSCCG 2015-ALDR Special Servicer for any interest accrued on any property advances and administrative advances and reimbursements of any property advances or administrative advances in accordance with the terms of the MSCCG 2015-ALDR TSA, second, to pay the MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Trustee, the Master Servicer, the Trustee, the MSC 2015-MS1 master servicer, the MSC 2015-MS1 trustee and the master servicer and the trustee for the securitization of the Alderwood Mall Note A-1-4-2 Companion Loan, as applicable, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the MSCCG 2015-ALDR TSA, the MSC 2015-MS1 pooling and servicing agreement or the document governing the securitization of the Alderwood Mall Note A-1-4-2 Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the MSCCG 2015-ALDR TSA, the MSC 2015-MS1 pooling and servicing agreement or the document governing the securitization of the Alderwood Mall Note A-1-4-2 Companion Loan, as applicable), third, to pay trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the MSCCG 2015-ALDR TSA) incurred with respect to the Alderwood Mall Whole Loan (as specified in the MSCCG 2015-ALDR TSA) and, finally, to pay, pro rata, (i) the MSCCG 2015-ALDR Master Servicer and/or the MSCCG 2015-ALDR Special Servicer as additional servicing compensation as provided in the MSCCG 2015-ALDR TSA and (ii) the holder of the Alderwood Mall Note A-1-4-2 Companion Loan (or following the securitization of such loan, the MSCCG 2015-ALDR Master Servicer and/or the MSCCG 2015-ALDR Special Servicer as additional servicing compensation as provided in the MSCCG 2015-ALDR TSA).

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Alderwood Mall Whole Loan becomes a defaulted mortgage loan under the MSCCG 2015-ALDR TSA, and if the MSCCG 2015-ALDR Special Servicer determines to sell the Alderwood Mall Companion Loans that are included in the MSCCG 2015-ALDR securitization in accordance with the MSCCG 2015-ALDR TSA, then the MSCCG 2015-ALDR Special Servicer will be required to sell the Alderwood Mall Companion Loans together with the Alderwood Mall Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Notwithstanding the foregoing, the MSCCG 2015-ALDR Special Servicer will not be permitted to sell the Alderwood Mall Whole Loan if it becomes a defaulted mortgage loan under the MSCCG 2015-ALDR TSA without the written consent of the Issuing Entity (or its representative), as holder of the Alderwood Mall Mortgage Loan, or any other holder of an Alderwood Mall Pari Passu Companion Loan not held by the MSCCG 2015-ALDR securitization, unless the MSCCG 2015-ALDR Special Servicer has delivered to the Issuing Entity (or its representative) and each such other such Alderwood Mall Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Alderwood Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the MSCCG 2015-ALDR Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Alderwood Mall Whole Loan, and any documents in the servicing file requested by the Issuing Entity (or its representative) or such Alderwood Mall Pari Passu Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the MSCCG 2015-ALDR Master Servicer or the MSCCG 2015-ALDR Special Servicer in connection with the proposed sale. The Issuing Entity (or its representative) will be permitted to submit an offer at any sale of the Alderwood Mall Whole Loan.

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See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the Alderwood Mall Whole Loan Directing Holder will have the right, at any time, with or without cause, to replace the MSCCG 2015-ALDR Special Servicer then acting with respect to the Alderwood Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), provided that, for so long as the Alderwood Mall Note A-1-1 Companion Loan is included in the MSCCG 2015-ALDR securitization, the MSCCG 2015-ALDR Special Servicer will be replaceable in accordance with the terms and conditions of the MSCCG 2015-ALDR TSA. The MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder, and accordingly no single entity has the right to replace the MSCCG 2015-ALDR Special Servicer without cause. Rather, the applicable MSCCG 2015-ALDR certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the MSCCG 2015-ALDR Special Servicer then acting with respect to the Alderwood Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the MSCCG 2015-ALDR TSA. The Issuing Entity or the holder of the Alderwood Mall Note A-1-3 Companion Loan (currently the MSC 2015-MS1 securitization) or the Alderwood Mall Note A-1-4-2 Companion Loan may terminate the MSCCG 2015-ALDR Special Servicer upon a servicer termination event under the MSCCG 2015-ALDR TSA that affects the Issuing Entity or the holder of the Alderwood Mall Note A-1-3 Companion Loan or the Alderwood Mall Note A-1-4-2 Companion Loan, as applicable, however, such termination will only be with respect to the Alderwood Mall Whole Loan.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated July 1, 2015 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below. Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

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We cannot assure you that the applicable Sponsor (or SMC (as a guarantor of the repurchase or substitution obligation of SMF I)) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”): (i) (A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note) and (B) in the case of a Whole Loan, a copy of the executed promissory note for each related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, as applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of the lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, an original or copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, as applicable), or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather

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than the Trustee or the Certificate Administrator, is responsible for the filing of such assignment financing statements); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, as applicable) and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer) and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters. Notwithstanding anything to the contrary contained in this prospectus supplement, (1) in the case of each Non-Serviced Loan, the preceding document delivery requirement will be met by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, copies of the related documents, except that any assignments in favor of the Trustee referenced above will instead be in favor of the applicable Other Trustee, and (2) in the case of the Kaiser Center Mortgage Loan, the related Mortgage File will be delivered to the custodian on or prior to the Closing Date and such Mortgage File (other than the documents described in clause (i) of the prior sentence) will, upon submission of a request for release to the custodian, be transferred to the other custodian related to the securitization of the Kaiser Center Companion Loan on the Kaiser Center Companion Loan Securitization Date with the expectation that the entity transferring the related Companion Loan to such other securitization will cause the assignments referred to in clauses (iv) and (v) of the prior sentence to be recorded in the name of the trustee for that securitization.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•	within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i)     the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)    all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)   all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)   all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

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(v)    to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)   if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to each Non-Serviced Loan if a “material document defect” exists under the applicable Other PSA, and the related Sponsor or other applicable party repurchases the related Non-Serviced Companion Loan securitized under such Other PSA from the Citigroup Commercial Mortgage Trust 2015-GC29, GS Mortgage Securities Trust 2015-GC30, the Kaiser Center Securitization Trust, CGBAM Commercial Mortgage Trust 2015-SMRT or MSCCG Trust 2015-ALDR, as applicable, such Sponsor is required to repurchase the related Non-Serviced Loan; provided, however, that such repurchase obligation does not apply to any material document defect related to the promissory note for such related Non-Serviced Companion Loan.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (“SMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property); provided that, subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; and provided, further, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service

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coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2015-GC32 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in July 2048.

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Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

Transaction Parties

The Sponsors

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., Cantor Commercial Real Estate Lending, L.P., Starwood Mortgage Funding I LLC and MC-Five Mile Commercial Mortgage Finance LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2014, GSMC originated or acquired approximately 2,374 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $78.5 billion. As of December 31, 2014, GSMC had acted as a sponsor and mortgage loan seller on 100 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion and $5.098 billion of commercial loans in public and private offerings in calendar years 2011, 2012, 2013 and 2014, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

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Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans. These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its

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securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—Fig Garden Village,” “—Bassett Place,” “—JW Marriott Cherry Creek” “—Dallas Market Center,” “—Doubletree Tallahassee,” “—Selig Office Portfolio,” “—Court at Deptford II” and “—Eddystone Crossing Shopping Center” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 15, 2015. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2012 to and including March 31, 2015, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in

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connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion and $5.23 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

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•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

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•	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

•	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

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•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “Description of the Mortgage Pool—Representations and Warranties”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for

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any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 10 largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 17, 2015. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including July 1, 2012 to and including June 30, 2015, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement. CCRE Lending is a Delaware limited partnership. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending is an affiliate of Cantor Fitzgerald & Co., one of the underwriters. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of March  31, 2015, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $2.017 billion, total liabilities of approximately $1.008 billion and total partners’ equity of approximately $1.009 billion. As of March  31, 2015, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.325 billion of master repurchase facilities.

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Citibank, N.A., an affiliate of CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. As of the date of this prospectus supplement, 3 of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $25,825,000 as of the Cut-off Date, are subject to the repurchase facility (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. As of the date of this prospectus supplement, Goldman Sachs Bank USA is the repurchase agreement counterparty with respect to 3 of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $32,575,000 as of the Cut-off Date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

Cantor Commercial Real Estate Lending, L.P.’s Commercial Mortgage Securitization Program

Since its founding in July 2010 through March 31, 2015, CCRE Lending has originated or acquired approximately 989 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $18.7 billion and has acted as a sponsor and mortgage loan seller on 43 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this prospectus supplement.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

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Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Structural and Collateral Term Sheet” in Annex B this prospectus supplement.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan,

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CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.” below. See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2012. The CCRE Depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including March 31, 2015, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 5, 2015. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October  1, 2011 to and including March 31, 2015, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, “Starwood”). SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus supplement. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

Goldman Sachs Bank USA, an affiliate of GSMC, provides short-term warehousing of mortgage loans originated by Starwood through a master repurchase facility. As of the date of this prospectus supplement, all of the SMF I Mortgage Loans are subject to such master repurchase facility, with an aggregate principal balance of approximately $96,338,253 as of the Cut-off Date. SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Goldman Sachs Bank USA free and clear of any liens.

Starwood’s Securitization Program

This is the thirty-sixth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial

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mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $4.88 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview. SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this prospectus supplement regarding the SMF I Mortgage Loans. These procedures included:

•	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

•	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the SMF I Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal

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credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—Sysmex Way,” “—Freshwater Commons,” and “—Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below. See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this prospectus supplement is accurate in all material respects. Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2015. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this prospectus supplement. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of MC-Five Mile through a repurchase facility. As of the date of this prospectus supplement, 6 of the MC-Five Mile Mortgage Loans, with an aggregate principal balance of approximately $49,795,641 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

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MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program.  As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations.  This is MC-Five Mile’s nineteenth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $2.3 billion as of the cut-off date for such securitizations.   MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management.  Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity.  MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this prospectus supplement.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview.  MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”).  The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process.  After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal

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Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this prospectus supplement regarding the MC-Five Mile Mortgage Loans.  These procedures included:

•	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

•	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the MC-Five Mile Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents.  In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Other Review Procedures.  With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below.  See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this prospectus supplement is accurate in

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all material respects.  MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria.  MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013.  MC-Five Mile most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2015. MC-Five Mile’s Central Index Key Number is 001576832.  MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by

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reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, Citigroup Global Markets Realty Corp., CCRE Lending, Starwood Mortgage Capital LLC and MC-Five Mile are referred to as the “Originators” in this prospectus supplement.  In addition, the US StorageMart Portfolio Whole Loan was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A., and the Alderwood Mall Whole Loan was co-originated by Citigroup Global Markets Realty Corp. and Morgan Stanley Bank, N.A.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

      The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

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Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

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A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth

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individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the

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value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

•	Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator

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origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•	Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•	Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria. None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage

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brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

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Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for

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all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor

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representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

•	Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Co-Originations.  From time to time, CGMRC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CGMRC as the payee. CGMRC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CGMRC Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as US StorageMart Portfolio, representing approximately 2.5% of the Initial Pool Balance, was (together with the related Companion Loans) co-originated with Bank of America, N.A. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Alderwood Mall, representing approximately 2.4% of the Initial Pool Balance, was (together with the related Companion Loans) co-originated with Morgan Stanley Bank, N.A. Each of the US StorageMart Portfolio Mortgage Loan and the Alderwood Mall Mortgage Loan and their respective related Companion Loans were co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Cantor Commercial Real Estate Lending, L.P.

Overview.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

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A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit

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reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The Mortgage Loan documents typically also require the borrower to maintain:  (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing

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community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvement/Lease Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower

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or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria. Except as described below, none of the CCRE Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Bolingbrook, representing approximately 1.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio for the Mortgage Loan calculated without adjusting for the property improvement plan costs is 88.7%, which is above CCRE’s 80.0% threshold. The “as-is” appraised value of the Mortgaged Property plus the related property improvement plan costs, 100% of which were reserved for at origination of the Mortgage Loan, results in a Cut-off Date LTV Ratio equal to 73.5%. Based on the foregoing compensating factor, CCRE approved inclusion of the Mortgage Loan into this securitization transaction.

Servicing.  Interim servicing for all loans originated by CCRE Lending prior to securitization is typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association.  However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third party servicer may retain primary servicing.

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     Starwood Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect

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ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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•	However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

•	Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or

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periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

MC-Five Mile Commercial Mortgage Finance LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

 Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the

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circumstances indicated:  (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine.  It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

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The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms.  MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

•	Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following:  (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

•	Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient

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funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy.  The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:  (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance.  Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

•	Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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•	Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

•	Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party

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unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis, (ii)  the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) MC-Five Mile has structured springing escrows that arise for identified risks, (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria.  None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association.  In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date.  From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2015-GC32, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property (which includes, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loans pursuant to the applicable Other PSA, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special

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Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loans pursuant to the applicable Other PSA, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired pursuant to the applicable Other PSA and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”), as certificate administrator (in that capacity, the “Certificate Administrator”), as custodian and as paying agent under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust fund and, to the extent required, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

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Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of December 31, 2014, Wells Fargo Bank was acting as trustee on approximately 344 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $157 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2014, Wells Fargo Bank was acting as custodian of more than 116,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of such Sponsor, one or more of which mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts.  On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice.  That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs.  The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief.  Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions. There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information contained in the preceding seven (7) paragraphs has been provided by Wells Fargo Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

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Each of the Trustee and the Certificate Administrator may resign at any time by giving 30 days written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon 30 days written notice if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon 30 days written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The outgoing Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal for cause or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement. In addition, if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses (including reasonable attorney’s fees and expenses) of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator.   Any successor Trustee or Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A2” by Moody’s, and, if rated by KBRA, a rating by KBRA at least equivalent to “A2” by Moody’s, and (b) its unsecured short-term debt of at least “P-1” by Moody’s and, if rated by KBRA, a rating by KBRA at least equivalent to “P-1” by Moody’s, or have such other rating(s) with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) in connection with the Pooling and Servicing Agreement or arising in respect of the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator.  Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by

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the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee and Certificate Administrator (except for the information under the first eleven paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will not make any representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

Each of the Trustee and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans, or funds deposited in or withdrawn from the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Certificate Administrator, nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

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Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00389% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans (other than any Non-Serviced Loan and the Kaiser Center Mortgage Loan) and Serviced Whole Loans (other than the Kaiser Center Whole Loan) (in such capacity, the “Operating Advisor”).  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments.  These engagements have included:  mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.  Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $60.66 billion issued in 55 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information under this heading has been provided by the Operating Advisor. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability

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under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of such Mortgage Loans and Serviced Companion Loan to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

      The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer (the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans and any Serviced Whole Loans for which it is responsible under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services (“S&P”) ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as

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necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2015, Midland was servicing approximately 30,297 commercial and multifamily mortgage loans with a principal balance of approximately $366 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,038 of such loans, with a total principal balance of approximately $166 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2015, Midland was named the special servicer in approximately 185 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $101 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 102 assets with an outstanding principal balance of approximately $831 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
Total	$82	$70	$85

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Pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to all of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the CCRE Mortgage Loans.

Midland will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the Sponsors pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Midland is also the CGCMT 2015-GC29 Master Servicer and the CGCMT 2015-GC29 Special Servicer of the Selig Office Portfolio Mortgage Loan under the CGCMT 2015-GC29 PSA, the GSMS 2015-GC30 Master Servicer and GSMS 2015-GC30 Special Servicer of the Dallas Market Center Mortgage Loan under the GSMS 2015-GC30 PSA and the CGBAM 2015-SMRT Master Servicer and CGBAM 2015-SMRT Special Servicer of the US StorageMart Portfolio Mortgage Loan under the CGBAM 2015-SMRT TSA.

The foregoing information regarding Midland under this heading “—The Master Servicer” has been provided by Midland.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Master Servicer will  generally be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Master Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of the Master Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses”, “—Inspections”, and “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement. The ability of the Master Servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Master Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Master Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

The Special Servicer

CWCapital Asset Management LLC (“CWCAM”), a Delaware limited liability company, will act as special servicer (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of Specially Serviced Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to the Mortgage Loans (other than any Non-Serviced Loans) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the Pooling and Servicing

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Agreement.  CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management and insurance brokerage services; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC.  CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $140 billion.  As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $125 billion.  As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing approximately 7,800 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $110 billion.  As of June 30, 2015, CWCAM acted as special servicer with respect to 137 domestic CMBS pools containing approximately 7,100 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $102 billion.  Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of June 30, 2015, CWCAM had 108 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2015, within the CMBS pools described in the preceding paragraph, 465 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.  CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing

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business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Recent refinements include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage subservicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as the special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM may enter into one or more arrangements with the applicable directing holder, Holders of Certificates of the Controlling Class, the Controlling Class Representative, a Companion Loan holder or any person with the right to appoint or remove and replace CWCAM as the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as the Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Special Servicer.

CWCAM or an affiliate of CWCAM assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding the Special Servicer set forth in this section entitled “—The Special Servicer” has been provided by CWCAM.  None of the Depositor, the underwriters, the Master Servicer, the Trust Advisor, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans (other than with respect to the Kaiser Center Mortgage Loan) with or without cause by the applicable Certificateholders if a Control Termination Event has occurred and is continuing.  Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may be replaced by the Controlling Class Representative (other than with respect to the Kaiser Center Mortgage Loan) with or without cause at any time.  Solely with respect to the Kaiser Center Whole Loan, prior to the securitization of the Kaiser Center Companion Loan, the Special Servicer may be replaced by the Kaiser Center Companion Loan Holder, or its designee, with or without cause. See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

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The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses”, “—Inspections”, and “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement. The ability of the Special Servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee (including any primary servicing fee) of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including any Specially Serviced Loan or Non-Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan).  With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans and the Serviced Companion Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation a specified percentage (which may be zero) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Mortgage Loan (other than the Non-Serviced Loans) and the Serviced Companion Loan, and 100% of any assumption application fees, in any event with respect to each Mortgage Loan (other than the Non-Serviced Loans) and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan and any defeasance fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (other than the Non-Serviced Loans) or Serviced Whole Loan (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees allocable to and payable to the Special Servicer in connection with a defeasance to which the Special Servicer is entitled to under the Pooling and Servicing Agreement, with it being acknowledged that such entitlement to modification fees or waiver fees will arise only in connection with the material defeasance provisions), and 100% of fees for insufficient or returned checks actually received from borrowers on all Mortgage Loans (other than the Non-Serviced Loans) or Serviced Whole Loan, if applicable.  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses

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resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the related Mortgage Loan (or Serviced Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the related Mortgage Loan (or Serviced Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan).  If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of

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(i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan or Serviced Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), (or successor REO Mortgage Loan or successor REO Serviced Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Serviced Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by or on behalf of the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Similar fees and/or fee provisions to those described above will be payable to the related Other Master Servicer under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and any REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

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“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Loan) and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a)(ii) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to the lesser of  (a) 1.0% with respect to any Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans Loan and Serviced Whole Loan that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor special servicer will not be entitled to any portion of those Workout Fees.

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A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted pay-off (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted for by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a)(ii) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Loan) repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, or the holder of any Companion Loan, in each case within 90 days of when such holder’s first purchase option first becomes exercisable under the related intercreditor agreement (provided, however, if such Specially Serviced Loan becomes a Corrected Loan, then upon the occurrence of a subsequent purchase option event, a new 90 day period will commence and no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with any such purchase of such Specially Serviced Loan during such new 90 day period); or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest in the Mortgage Loans and REO Properties) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Serviced Whole Loan) (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Mortgage Loan (other than a Non-Serviced Loan) or Serviced

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Whole Loan and 100% of any assumption application fees with respect to each Specially Serviced Loan and (b) any interest or other income earned on deposits in the related REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer, within 2 business days following the Determination Date, and the Master Servicer will be required to deliver or cause to be delivered, to the extent it has received, to the Certificate Administrator, without charge and within 3 business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and their respective affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than (1) any compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement or (2) to the extent included in a CREFC® Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

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If either of the Kaiser Center Mortgage Loan or the Kaiser Center Companion Loan becomes a Specially Serviced Loan prior to the Kaiser Center Companion Loan Securitization Date, then the Kaiser Center Whole Loan will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the Special Servicer will be entitled to receive the same special servicing compensation for the Kaiser Center Whole Loan as if the Kaiser Center Companion Loan were a mortgage loan under the Pooling and Servicing Agreement. Prior to the Kaiser Center Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations.  On and after the Kaiser Center Companion Loan Securitization Date, the Kaiser Center Whole Loan will be serviced under the Kaiser Center Future PSA.  After such securitization, the Kaiser Center Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement.  If the Kaiser Center Whole Loan is being specially serviced when the Kaiser Center Companion Loan is securitized, the Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Whole Loan, including its share of any liquidation or workout fees and its share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

Similar fees and/or fee provisions to those described above will be  payable to the related Other Special Servicer under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Non-Serviced Loans, but excluding any Companion Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including the Non-Serviced Loans) on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00132% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided further, that the Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents and subject to the provisos to the definition of “Operating Advisor Consulting Fee” above.

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Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer	with respect to each Mortgage Loan (or Serviced Whole Loan) (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (or Serviced Whole Loan), including any Non-Serviced Loan(1) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections

Additional Servicing Compensation(2) / Master Servicer	– a specified percentage (which may be zero) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees, fees for insufficient or returned checks, extension fees and Assumption Fees with respect to each Mortgage Loan (or Serviced Whole Loan, if applicable)(3)	from time to time	the related fee/ investment income

	– 100% of assumption application fees on non-Specially Serviced Loans and any defeasance fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable)(3)	from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts(3)	monthly

Special Servicing Fee(2) / Special Servicer	with respect to any Specially Serviced Loan or REO Property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Property and prorated for partial periods)	monthly	general collections

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Type/Recipient	Amount	Frequency	Source of Funds

Workout Fee(2) / Special Servicer	with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest) with respect to any Mortgage Loan (or Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date; provided, however, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest) on any Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date	monthly	the related collections of principal and interest

Liquidation Fee(2) / Special Servicer	with some limited exceptions, an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a Liquidation Fee of $1,000,000, when applied to each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; provided, however, that, no Liquidation Fee will be less than $25,000	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(2) / Special Servicer	– a specified percentage (which may be zero) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees(3)	from time to time	the related fee/ investment income
	– 100% of assumption application fees on Specially Serviced Loans	from time to time

	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	accrues at a per annum rate equal to 0.00389% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

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Type/Recipient	Amount	Frequency	Source of Funds

Operating Advisor Fee(4) / Operating Advisor	accrues at a per annum rate equal to 0.00132% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of each Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Operating Advisor Consulting Fee(4) / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan	from time to time	paid by related borrower

Property Advances(5) / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances(5) / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections

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Type/Recipient	Amount	Frequency	Source of Funds

Indemnification Expenses(5) / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification	from time to time	general collections

(1)	With respect to the Non-Serviced Loans, the related Other Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (a) 0.0025% per annum with respect to the Dallas Market Center Mortgage Loan, (b) on and after the Kaiser Center Companion Loan Securitization Date 0.0025% per annum, with respect to the Kaiser Center Mortgage Loan, (c) 0.0025% per annum with respect to the Selig Office Portfolio Mortgage Loan, (d) 0.0050% per annum with respect to the US StorageMart Portfolio Mortgage Loan and (e) 0.0050% per annum with respect to the Alderwood Mall Mortgage Loan.

(2)	In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer and/or Other Special Servicer, as applicable, will be entitled to receive fees with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. The rights to compensation for such parties will be governed by the applicable Other PSA. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

(3)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement. The allocations between each Other Master Servicer and each Other Special Servicer pursuant to the related Other PSA may be different.

(4)	In general, with respect to each Non-Serviced Loan (other than the US StorageMart Portfolio Mortgage Loan and the Alderwood Mall Mortgage Loan, with respect to which there is no operating advisor or similar party under the related Other PSA) and with respect to the Kaiser Center Mortgage Loan after the Kaiser Center Companion Loan Securitization Date, we anticipate that the related Other Operating Advisor will be entitled to receive fees with respect to such Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table for the Operating Advisor. The rights to compensation for such parties will be governed by the applicable Other PSA. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

(5)	In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator and Other Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Affiliates and Certain Relationships

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters.

CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.

CCRE Lending, a Sponsor and an Originator and Cantor Fitzgerald & Co., one of the underwriters are affiliated with each other.

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, is also the CGCMT 2015-GC29 Master Servicer and the CGCMT 2015-GC29 Special Servicer of the Selig Office Portfolio Mortgage Loan under the CGCMT 2015-GC29 PSA, the GSMS 2015-GC30 Master Servicer and

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GSMS 2015-GC30 Special Servicer of the Dallas Market Center Mortgage Loan under the GSMS 2015-GC30 PSA and the CGBAM 2015-SMRT Master Servicer and CGBAM 2015-SMRT Special Servicer of the US StorageMart Portfolio Mortgage Loan under the CGBAM 2015-SMRT TSA.

Wells Fargo Bank, National Association, the Certificate Administrator and Trustee, is also the MSCCG 2015-ALDR Certificate Administrator and the MSCCG 2015-ALDR Trustee of the Alderwood Mall Mortgage Loan under the MSCCG 2015-ALDR.

Warehouse Financing Arrangements

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, the Depositor, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to SMF I through a repurchase facility.  As of the date of this prospectus supplement, all of the SMF I Mortgage Loans are subject to such master repurchase facility, with an aggregate principal balance of approximately $96,338,253 as of the Cut-off Date. Proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, the Depositor, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to MC-Five Mile through a repurchase facility. As of the date of this prospectus supplement, 6 of the MC-Five Mile Mortgage Loans, with an aggregate principal balance of approximately $49,795,641 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Citibank, N.A., an affiliate of CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, provides warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  As of the date of this prospectus supplement, 3 of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $25,825,000 as of the Cut-off Date, are subject to the repurchase facility (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  As of the date of this prospectus supplement, Goldman Sachs Bank USA is the repurchase agreement counterparty with respect to 3 of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $32,575,000 as of the Cut-off Date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

Interim Servicing Arrangements

Pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to all of the GSMC Mortgage Loans.

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Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $40,525,000 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between CGMRC and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain of the CGMRC Mortgage Loans, with an aggregate principal balance of approximately $252,482,589 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between SMF I and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to all of the SMF I Mortgage Loans.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $93,509,503 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between MC-Five Mile and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain of the MC-Five Mile Mortgage Loans, with an aggregate principal balance of approximately $46,197,611 as of the Cut-off Date.

Interim and Other Custodial Arrangements

Wells Fargo Bank, which is the Trustee, Certificate Administrator, paying agent, certificate registrar, authenticating agent and custodian, is also acting as the interim custodian of the loan files for (i) all of the  GSMC Mortgage Loans and CGMRC Mortgage Loans and (ii) 12 of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $111,154,503 as of the Cut-off Date.

Whole Loan and Mezzanine Loan Arrangements

With respect to the Ascentia MHC Portfolio Mortgage Loan, the Kaiser Center Mortgage Loan, the US StorageMart Portfolio Mortgage Loan and the Alderwood Mall Mortgage Loan, Citigroup Global Markets Realty Corp., an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold the Ascentia MHC Portfolio Companion Loan, the Kaiser Center Companion Loan, the US StorageMart Portfolio Note A-1E Companion Loan and the Alderwood Mall Note A-1-4-2 Companion Loan, but is expected to transfer each of such Companion Loans to one or more future commercial mortgage securitization transactions.

        Due Diligence

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

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DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class X-D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates and the Class X-D Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A Certificates, the Class X-B Certificates and the Class X-D Certificates are referred to as the “Class X Certificates” in this prospectus supplement.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this prospectus supplement.  The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class R Certificates (collectively, the “Non-Offered Certificates”) are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Serviced Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property or, in the case of the Non-Serviced Loans, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any Non-Serviced Loan under the applicable Other PSA, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

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Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$54,451,000
Class A-2	$50,885,000
Class A-3	$180,000,000
Class A-4	$331,866,000
Class A-AB	$84,984,000
Class X-A	$772,404,000
Class X-B	$60,188,000
Class A-S(1)	$70,218,000	(2)
Class B(1)	$60,188,000	(2)
Class PEZ(1)	$173,038,000	(2)
Class C(1)	$42,632,000	(2)
Class D	$51,410,000
Class X-D	$51,410,000
Class E	$20,063,000
Class F	$10,031,000
Class G	$17,555,000
Class H	$28,840,074

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)	On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $70,218,000, $60,188,000 and $42,632,000 respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates. The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange. The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero. The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date. The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

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The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-D Certificates will equal the Certificate Principal Amount of the Class D Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class D Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be 100.0%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the lesser of 4.018% per annum and the WAC Rate.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be 0.0%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be 100.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate minus 0.010%.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

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“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be 0.0%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be 100.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be 0.0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the portion of the principal amount of the Class PEZ Component with the same letter designation as that Trust Component, that is evidenced by such Certificate) to (b) the outstanding principal balance of that Trust Component.

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There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See ”—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

       Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in August 2015.  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs

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or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.  For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)      the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Non-Serviced Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the applicable Other PSA and/or the applicable Co-Lender Agreement), including any amounts that may be transferred to the Collection Account from the Serviced Whole Loan Custodial Accounts on the business day prior to the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)   all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)   all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date (or in the case of the Non-Serviced Loans, after the related Master Servicer Remittance Date);

(C)   all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)   with respect to each Mortgage Loan that accrued interest on an Actual/360 Basis and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)   all yield maintenance charges and prepayment premiums;

(F)   all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

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(G)   any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)     all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)    for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan and/or REO Serviced Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Serviced Companion Loan or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Serviced Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Non-Serviced Loans) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.  In the case of the Non-Serviced Loans, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with the related Non-Serviced Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August 2015, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in August 2015.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

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The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 1.593%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 3.062%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 3.498%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 3.764%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 3.513%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to the lesser of 4.018% and the WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate minus 0.010%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 3.345%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per

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annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class D Certificates. The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this prospectus supplement.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, for each Serviced Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the Serviced Companion Loan will be equal to the Servicing Fee Rate for such Serviced Companion Loan.

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“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to the CREFC® Intellectual Property Royalty License Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“CREFC® Intellectual Property Royalty License Fee Rate” will be a rate equal to 0.0005%.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Serviced Companion Loan (including REO Serviced Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date. The “Stated Principal Balance” of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder of such Serviced Companion Loan in the month of such Distribution Date. The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan is paid in full or the Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Serviced Whole Loan) is otherwise liquidated, then as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Serviced Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Serviced Companion Loan(s).

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)   the sum, without duplication, of:

(1)    the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)    the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Non-Serviced Loans, by the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)   Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date (or, in the case of the Non-Serviced Loans, as of the related Master Servicer Remittance Date); and

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(4)   the Principal Shortfall, if any, for such Distribution Date, less

(b)   the sum, without duplication, of the amount of any reimbursements of:

(1)   Non-Recoverable Advances (including any servicing advance with respect to a Non-Serviced Loan under the related Other PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)   Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” with respect to the Mortgage Loans or any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any Non-Serviced Loan) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans, and any REO Properties (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any of the Non-Serviced Loans under the applicable Other PSA.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)    to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate

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Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the ”Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)   to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)  to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)   to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)    to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)   to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

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Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

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Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

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Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-eighth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4  and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class  A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, based upon the aggregate amount of principal distributed to the Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date; and (b) as among the respective Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) in each YM Group in the following manner: (i) each Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Sequential Pay Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Components in such YM Group on such

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Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Sequential Pay Certificates and/or Trust Component(s), will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class H or Class R Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

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Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (and in the case of the Non-Serviced Loans, subject to any prior or alternative allocations under the related Co-Lender Agreement and/or under the applicable Other PSA) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period in which such collections are received by or on behalf of the Issuing Entity, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

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Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (in the case of the Non-Serviced Loans, subject to any prior or alternative allocations under the related Co-Lender Agreement or the applicable Other PSA) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, with respect to any Serviced Whole Loan, except as expressly set forth in the related Co-Lender Agreement or Other PSA) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period in which such collections are received by or on behalf of the Issuing Entity, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

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Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then allocated to Operating Advisor Consulting Fees).

Pursuant to the Pooling and Servicing Agreement, payments, collections and recoveries related to a Non-Serviced Loan are subject to allocation in accordance with the terms and conditions of the applicable Other PSA, the applicable Co-Lender Agreement and the related Non-Serviced Whole Loan.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this prospectus supplement.

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero: first, to the Class H Certificates; then, to the Class G Certificates, then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates;  then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class D Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal

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Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans or Serviced Companion Loans (other than a Specially Serviced Loan, Non-Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.0025% per annum for the related Distribution Date with respect to each Mortgage Loan or Serviced Whole Loan (and related REO Mortgage Loan and, if applicable, REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the

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related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the related Mortgage Loan or Serviced Companion Loan, as applicable. No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loans and no Other Master Servicer will be required to make Compensating Interest Payments on the Non-Serviced Loans.  Any Compensating Interest Payments required to be made by the Master Servicer with respect to any Prepayment Interest Shortfalls on a Companion Loan will be remitted to the holder of the related Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and, except in the case of the Class X-D Certificates, principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F, Class G and Class H certificates. The Class D and Class X-D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G and Class H Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class H Certificates; then, to the Class G Certificates; then, to the Class F Certificates; then, to

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the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4  and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) on the earliest of:

•	the date on which a modification of the Mortgage Loan (or Serviced Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Serviced Whole Loan), or changes any other material economic term of the Mortgage Loan (or Serviced Whole Loan) or impairs the security of the Mortgage Loan (or Serviced Whole Loan), becomes effective as a result of a modification of the related Mortgage Loan (or Serviced Whole Loan) following the occurrence of a Servicing Transfer Event;

•	the date on which the Mortgage Loan (or Serviced Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, will be required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

•	the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

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Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan (other than a Non-Serviced Loan), the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  The appraisal obtained by the Special Servicer will also be required to contain a statement, or be accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the Appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan, but not with respect to any Non-Serviced Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Serviced Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

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In the case of Non-Serviced Loans, appraisals will be required and Appraisal Reductions will be calculated in a manner similar to that set forth above for the Serviced Whole Loans pursuant to the applicable Other PSA.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates).  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan (or Serviced Whole Loan, but not with respect to any Non-Serviced Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and correspondingly to the applicable Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer in writing of any such Appraisal Reduction, and upon the Certificate Administrator’s receipt of such notice, the Certificate Administrator will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

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The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be the Class E, Class F, Class G and Class H Certificates.

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Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B and Class X-D Certificates, allocated between such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person actually known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer,

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the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, the Controlling Class Representative to the extent the Controlling Class Representative is not a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) or a Companion Loan Holder or its representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or to a Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing, (C) such person has received a copy of the final prospectus supplement and the prospectus and (D) such person agrees to keep any Privileged Information confidential and to not violate any securities laws; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable. A holder of a mezzanine loan will be considered an affiliate of a borrower with respect to the related Mortgage Loan upon the occurrence of an event that would permit acceleration of the mezzanine loan.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will be required to restrict access to the Certificate Administrator’s website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that an event of default has occurred under such mezzanine loan. The Special Servicer, to the extent it has actual knowledge, will be required to promptly give notice to the Certificate Administrator that an event of default under a mezzanine loan has occurred.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A, Class X-B and Class X-D Certificates will be issued, maintained and transferred only in minimum denominations of

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authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules

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and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby

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eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

      Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with

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such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates, in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates and in the case of the Class D Certificates will also reduce the Notional Amount of the Class X-D Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates, in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates and in the case of the Class D Certificates will also reduce the Notional Amount of the Class X-D Certificates) may result from repurchases of, or

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substitutions for, Mortgage Loans made by the Sponsors (or Starwood Mortgage Capital LLC, in the case of Starwood Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of purchase options by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-A Certificates.  Any reduction of the Certificate Principal Amount of the Class B Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-B Certificates. Any reduction of the Certificate Principal Amount of the Class D Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-D Certificates. Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X-A, Class X-B, Class X-D, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, provisions requiring a partial principal prepayment in connection with a partial release of real estate collateral, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and

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Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any underlying Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and/or Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or has reimbursed a party to an Other PSA with respect to a Non-Serviced Loan for a non-recoverable advance), then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

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If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates, in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates and in the case of the Class D Certificates will also reduce the Notional Amount of the Class X-D Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates, in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates and in the case of the Class D Certificates will also reduce the Notional Amount of the Class X-D Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

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The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A, Class X-B and Class X-D Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-D Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class D Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A, Class X-B and Class X-D Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A, Class X-B and Class X-D Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A, Class X-B and Class X-D Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A, Class X-B or Class X-D Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated constant prepayment rate (“CPR”); additionally, it is assumed that any prepayments will occur after the expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the respective rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment

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Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in August 2015, (x) the Certificates will be issued on July 31, 2015, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiii) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount, (xiv) with respect to the Alderwood Mall Mortgage Loan, for the purpose of assumed CPR prepayment rate prepayments are determined on the basis of the principal balance of the Mortgage Loan only (instead of the related Whole Loan) and (xv) the initial Certificate Principal Amounts or Notional Amounts (or, in the case of Exchangeable Certificates, the maximum Certificate Principal Amounts) of the Certificates are as set forth in the table and the footnotes to the table under “Certificate Summary” in this prospectus supplement.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A, Class X-B or Class X-D Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A, Class X-B or Class X-D Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C or Class D Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

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Percentages of the Initial Certificate Principal Amount of

the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	85%	85%	85%	85%	85%
July 10, 2017	66%	66%	66%	66%	66%
July 10, 2018	44%	44%	44%	44%	44%
July 10, 2019	18%	18%	18%	18%	18%
July 10, 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.59	2.59	2.59	2.59	2.59
First Principal Payment Date	Aug 2015	Aug 2015	Aug 2015	Aug 2015	Aug 2015
Last Principal Payment Date	Apr 2020	Feb 2020	Feb 2020	Jan 2020	Jan 2020

Percentages of the Initial Certificate Principal Amount of

the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.81	4.80	4.78	4.75	4.55
First Principal Payment Date	Apr 2020	Feb 2020	Feb 2020	Jan 2020	Jan 2020
Last Principal Payment Date	Jul 2020	Jul 2020	Jul 2020	Jul 2020	Jul 2020

Percentages of the Initial Certificate Principal Amount of

the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.81	9.77	9.72	9.67	9.53
First Principal Payment Date	Apr 2025	Dec 2024	Dec 2024	Dec 2024	Dec 2024
Last Principal Payment Date	Jun 2025	Jun 2025	Jun 2025	May 2025	Mar 2025

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Percentages of the Initial Certificate Principal Amount of

the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.90	9.89	9.86	9.66
First Principal Payment Date	Jun 2025	Jun 2025	Jun 2025	May 2025	Mar 2025
Last Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025

Percentages of the Initial Certificate Principal Amount of

the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	81%	81%	81%	81%	81%
July 10, 2022	61%	61%	61%	61%	61%
July 10, 2023	39%	39%	39%	39%	39%
July 10, 2024	16%	16%	16%	16%	16%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.43	7.43	7.43	7.43	7.43
First Principal Payment Date	Jul 2020	Jul 2020	Jul 2020	Jul 2020	Jul 2020
Last Principal Payment Date	Apr 2025	Apr 2025	Apr 2025	Apr 2025	Apr 2025

Percentages of the Initial Certificate Principal Amount of

the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025
Last Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025

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Percentages of the Initial Certificate Principal Amount of

the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025
Last Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025

Percentages of the Initial Certificate Principal Amount of

the Class PEZ Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025
Last Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025

Percentages of the Initial Certificate Principal Amount of

the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025
Last Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025

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Percentages of the Initial Certificate Principal Amount of

the Class D Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—

otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 10, 2016	100%	100%	100%	100%	100%
July 10, 2017	100%	100%	100%	100%	100%
July 10, 2018	100%	100%	100%	100%	100%
July 10, 2019	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025
Last Principal Payment Date	Jul 2025	Jul 2025	Jul 2025	Jul 2025	Apr 2025

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Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including July 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Sequential Pay Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.650%	3.652%	3.653%	3.655%	3.655%
96-00	3.224%	3.225%	3.226%	3.227%	3.227%
97-00	2.804%	2.805%	2.805%	2.806%	2.806%
98-00	2.390%	2.391%	2.391%	2.392%	2.392%
99-00	1.982%	1.983%	1.983%	1.983%	1.983%
100-00	1.581%	1.581%	1.581%	1.581%	1.581%
101-00	1.185%	1.184%	1.184%	1.184%	1.184%
102-00	0.795%	0.794%	0.794%	0.793%	0.793%
103-00	0.411%	0.409%	0.409%	0.408%	0.408%
104-00	0.032%	0.030%	0.029%	0.028%	0.028%
105-00	-0.342%	-0.344%	-0.345%	-0.347%	-0.347%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.229%	4.232%	4.235%	4.241%	4.290%
96-00	3.990%	3.992%	3.995%	4.000%	4.038%
97-00	3.754%	3.755%	3.758%	3.761%	3.790%
98-00	3.521%	3.522%	3.523%	3.525%	3.544%
99-00	3.290%	3.291%	3.291%	3.292%	3.301%
100-00	3.062%	3.062%	3.062%	3.062%	3.061%
101-00	2.837%	2.837%	2.836%	2.834%	2.824%
102-00	2.614%	2.613%	2.612%	2.609%	2.590%
103-00	2.394%	2.393%	2.390%	2.387%	2.358%
104-00	2.177%	2.175%	2.172%	2.167%	2.129%
105-00	1.961%	1.959%	1.955%	1.949%	1.902%

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Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.141%	4.143%	4.146%	4.149%	4.156%
96-00	4.012%	4.014%	4.016%	4.018%	4.024%
97-00	3.885%	3.886%	3.888%	3.889%	3.894%
98-00	3.759%	3.760%	3.761%	3.762%	3.765%
99-00	3.635%	3.635%	3.635%	3.636%	3.637%
100-00	3.512%	3.512%	3.512%	3.512%	3.511%
101-00	3.390%	3.390%	3.389%	3.389%	3.387%
102-00	3.270%	3.269%	3.268%	3.267%	3.264%
103-00	3.152%	3.150%	3.149%	3.147%	3.142%
104-00	3.034%	3.033%	3.030%	3.028%	3.022%
105-00	2.918%	2.916%	2.913%	2.911%	2.903%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.414%	4.414%	4.415%	4.416%	4.427%
96-00	4.284%	4.284%	4.285%	4.286%	4.295%
97-00	4.156%	4.156%	4.156%	4.157%	4.164%
98-00	4.029%	4.029%	4.030%	4.030%	4.034%
99-00	3.904%	3.904%	3.904%	3.905%	3.907%
100-00	3.781%	3.781%	3.781%	3.781%	3.781%
101-00	3.659%	3.659%	3.658%	3.658%	3.656%
102-00	3.538%	3.538%	3.538%	3.537%	3.532%
103-00	3.419%	3.418%	3.418%	3.417%	3.411%
104-00	3.301%	3.300%	3.300%	3.299%	3.290%
105-00	3.184%	3.184%	3.183%	3.181%	3.171%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.327%	4.327%	4.327%	4.327%	4.327%
96-00	4.162%	4.162%	4.162%	4.162%	4.162%
97-00	4.000%	4.000%	4.000%	4.000%	4.000%
98-00	3.839%	3.839%	3.839%	3.839%	3.839%
99-00	3.680%	3.680%	3.680%	3.680%	3.680%
100-00	3.524%	3.524%	3.524%	3.524%	3.524%
101-00	3.369%	3.369%	3.369%	3.369%	3.369%
102-00	3.216%	3.216%	3.216%	3.216%	3.216%
103-00	3.064%	3.064%	3.064%	3.064%	3.064%
104-00	2.915%	2.915%	2.915%	2.915%	2.915%
105-00	2.767%	2.767%	2.767%	2.767%	2.767%

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Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
4-12	13.785%	13.757%	13.721%	13.670%	13.404%
4-16	12.934%	12.905%	12.869%	12.817%	12.545%
4-20	12.122%	12.093%	12.055%	12.002%	11.725%
4-24	11.346%	11.316%	11.278%	11.223%	10.941%
4-28	10.603%	10.572%	10.533%	10.478%	10.190%
5-00	9.890%	9.860%	9.820%	9.763%	9.471%
5-04	9.207%	9.175%	9.135%	9.077%	8.780%
5-08	8.550%	8.518%	8.477%	8.418%	8.116%
5-12	7.918%	7.886%	7.844%	7.784%	7.477%
5-16	7.310%	7.277%	7.234%	7.173%	6.862%
5-20	6.723%	6.689%	6.646%	6.584%	6.268%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
0-01	32.006%	32.006%	32.006%	32.006%	31.833%
0-02	10.241%	10.241%	10.241%	10.241%	9.860%
0-03	1.131%	1.131%	1.131%	1.131%	0.629%
0-04	-4.395%	-4.395%	-4.395%	-4.395%	-4.978%
0-05	-8.286%	-8.286%	-8.286%	-8.286%	-8.930%
0-06	-11.257%	-11.257%	-11.257%	-11.257%	-11.949%
0-07	-13.645%	-13.645%	-13.645%	-13.645%	-14.376%
0-08	-15.632%	-15.632%	-15.632%	-15.632%	-16.396%
0-09	-17.328%	-17.328%	-17.328%	-17.328%	-18.120%
0-10	-18.803%	-18.803%	-18.803%	-18.803%	-19.621%
0-11	-20.107%	-20.107%	-20.107%	-20.107%	-20.946%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.677%	4.677%	4.677%	4.677%	4.690%
96-00	4.546%	4.546%	4.546%	4.546%	4.557%
97-00	4.417%	4.417%	4.417%	4.417%	4.424%
98-00	4.289%	4.289%	4.289%	4.289%	4.294%
99-00	4.163%	4.163%	4.163%	4.163%	4.165%
100-00	4.038%	4.038%	4.038%	4.038%	4.038%
101-00	3.915%	3.915%	3.915%	3.915%	3.912%
102-00	3.793%	3.793%	3.793%	3.793%	3.787%
103-00	3.672%	3.672%	3.672%	3.672%	3.664%
104-00	3.553%	3.553%	3.553%	3.553%	3.543%
105-00	3.435%	3.435%	3.435%	3.435%	3.423%

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Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.150%	5.150%	5.150%	5.150%	5.164%
96-00	5.016%	5.016%	5.016%	5.016%	5.027%
97-00	4.883%	4.883%	4.884%	4.884%	4.892%
98-00	4.752%	4.753%	4.753%	4.753%	4.758%
99-00	4.623%	4.623%	4.624%	4.624%	4.627%
100-00	4.496%	4.496%	4.496%	4.496%	4.496%
101-00	4.369%	4.370%	4.370%	4.370%	4.368%
102-00	4.245%	4.245%	4.245%	4.245%	4.240%
103-00	4.122%	4.122%	4.122%	4.122%	4.115%
104-00	4.000%	4.000%	4.000%	4.000%	3.990%
105-00	3.880%	3.880%	3.880%	3.880%	3.868%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.961%	4.961%	4.961%	4.961%	4.974%
96-00	4.828%	4.828%	4.828%	4.828%	4.839%
97-00	4.696%	4.697%	4.697%	4.697%	4.705%
98-00	4.567%	4.567%	4.567%	4.567%	4.572%
99-00	4.439%	4.439%	4.439%	4.439%	4.442%
100-00	4.312%	4.312%	4.312%	4.313%	4.313%
101-00	4.187%	4.187%	4.187%	4.188%	4.185%
102-00	4.064%	4.064%	4.064%	4.064%	4.059%
103-00	3.942%	3.942%	3.942%	3.942%	3.934%
104-00	3.821%	3.821%	3.821%	3.821%	3.811%
105-00	3.702%	3.702%	3.702%	3.702%	3.689%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.160%	5.160%	5.161%	5.161%	5.174%
96-00	5.026%	5.026%	5.026%	5.027%	5.037%
97-00	4.894%	4.894%	4.894%	4.894%	4.902%
98-00	4.763%	4.763%	4.763%	4.763%	4.769%
99-00	4.633%	4.634%	4.634%	4.634%	4.637%
100-00	4.506%	4.506%	4.506%	4.506%	4.506%
101-00	4.380%	4.380%	4.380%	4.380%	4.378%
102-00	4.255%	4.255%	4.255%	4.255%	4.250%
103-00	4.132%	4.132%	4.132%	4.132%	4.125%
104-00	4.010%	4.010%	4.010%	4.010%	4.000%
105-00	3.889%	3.890%	3.890%	3.890%	3.877%

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Pre-Tax Yield to Maturity (CBE) for the Class D Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.975%	3.975%	3.975%	3.975%	3.988%
96-00	3.848%	3.848%	3.848%	3.848%	3.859%
97-00	3.723%	3.723%	3.723%	3.723%	3.731%
98-00	3.600%	3.600%	3.600%	3.600%	3.605%
99-00	3.478%	3.478%	3.478%	3.478%	3.480%
100-00	3.357%	3.357%	3.357%	3.357%	3.357%
101-00	3.238%	3.238%	3.238%	3.238%	3.235%
102-00	3.120%	3.120%	3.120%	3.120%	3.115%
103-00	3.004%	3.004%	3.004%	3.004%	2.996%
104-00	2.889%	2.889%	2.889%	2.889%	2.878%
105-00	2.775%	2.775%	2.775%	2.775%	2.762%

Pre-Tax Yield to Maturity (CBE) for the Class X-D Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
4-12	24.217%	24.218%	24.220%	24.223%	23.995%
4-16	23.270%	23.271%	23.273%	23.276%	23.040%
4-20	22.367%	22.369%	22.371%	22.374%	22.130%
4-24	21.506%	21.507%	21.509%	21.512%	21.260%
4-28	20.682%	20.684%	20.686%	20.689%	20.429%
5-00	19.894%	19.895%	19.897%	19.901%	19.633%
5-04	19.138%	19.139%	19.142%	19.145%	18.870%
5-08	18.412%	18.414%	18.416%	18.419%	18.138%
5-12	17.715%	17.717%	17.719%	17.722%	17.433%
5-16	17.044%	17.046%	17.048%	17.052%	16.756%
5-20	16.398%	16.399%	16.402%	16.405%	16.103%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

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THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans (including the Serviced Whole Loans but not the Non-Serviced Loans) and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Special Note Regarding the Kaiser Center Whole Loan

As to particular servicing matters, the discussion under this heading ‘‘The Pooling and Servicing Agreement” is applicable with respect to the Kaiser Center Whole Loan only while the Pooling and Servicing Agreement governs the servicing of the Kaiser Center Whole Loan.  As described under ‘‘Risk Factors—The Servicing of the Kaiser Center Whole Loan Will Shift to Others” in this prospectus supplement, on and after the Kaiser Center Companion Loan Securitization Date, the Kaiser Center Whole Loan will be serviced pursuant to the Kaiser Center Future PSA, and the provisions of the Kaiser Center Future PSA may be different than the terms of the Pooling and Servicing Agreement, although the Kaiser Center Whole Loan will still need to be serviced in compliance with the requirements of the related Kaiser Center Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan” in this prospectus supplement.

Servicing of the Whole Loans

In general, each Serviced Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Serviced Whole Loan was a part of the Mortgage Pool.  With respect to each Serviced Whole Loan, if the related Mortgage Loan becomes a Specially Serviced Loan, then the related Companion Loan(s) will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

With respect to the Non-Serviced Loans, each Non-Serviced Loan and the related Companion Loan(s) are being serviced and administered in accordance with the applicable Other PSA, and the related Co-Lender Agreements (and all decisions, consents, waivers, approvals and other actions on the part of the holders of each Non-Serviced Loan and the related Companion Loan will be effected in accordance with the applicable Other PSA and the related Co-Lender Agreements).  Consequently, the servicing provisions set forth in this prospectus supplement and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Loans, but instead such servicing and administration of the Non-Serviced Loans will be governed by the applicable Other PSA.

The Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any master servicer, special servicer, operating advisor, certificate administrator and/or trustee that is a party to any Other PSA, or to make property protection advances with respect to the related Non-Serviced Loans or P&I Advances with respect to any Companion Loans.  The obligation of the Master Servicer and Special Servicer to provide information or remit collections on the Non-Serviced Loans are dependent on its receipt of the same from the applicable party under the applicable Other PSA.  Each Other PSA provides for servicing in a manner acceptable for

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rated transactions similar in nature to this securitization.  The servicing arrangements under each Other PSA are similar but not identical to, and may vary in various material respects from, the servicing arrangements under the Pooling and Servicing Agreement.  For more information, please see “—Servicing of the Non-Serviced Loans” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Whole Loans and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Loans.  In certain instances references are made that specifically exclude the Non-Serviced Loans from the servicing provisions in this prospectus supplement by indicating actions that are taken with respect to the Mortgage Loans “other than the Non-Serviced Loans” or “except with respect to the Non-Serviced Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator or the Trustee are not responsible for the particular servicing or administrative activity with respect to the Non-Serviced Loans and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator or the Trustee are responsible for those duties with respect to the Non-Serviced Loans.

If a Companion Loan has been included in a securitization, the related Companion Loan Holder will be deemed to be the related master servicer under the related Other PSA for purposes of providing notice(s) to the Companion Loan Holder under the Pooling and Servicing Agreement, unless the notifying party has received written notice otherwise.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available; provided, further, that, with respect to a Non-Serviced Loan, all documents other than the related Mortgage Note may be copies as further described in the definition of “Mortgage File”.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

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The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Serviced Companion Loan Holders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  SMC is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of SMC in respect of SMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding the Non-Serviced Loans).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Serviced Whole Loans to one or more third-party sub-servicers, with the consent of the Depositor.  Each Other Master Servicer may also delegate and/or assign some or all of their respective obligations with regard to the Non-Serviced Whole Loans under the related Other PSA.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Serviced Whole Loan, if applicable, but excluding the Non-Serviced Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of their servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans (but not the Non-Serviced Loans), the Serviced Whole Loans and each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of such respective Mortgage Loans (and Serviced Whole Loan) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

•	the higher of the following standards of care:

1.    with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

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in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Serviced Whole Loan;

•	with a view to—

1.   the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Serviced Whole Loans); or

2.   in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Companion Loan Holder(s) (as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

3.   any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer, as the case may be, may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

4.   the ownership of any Certificate (or any Serviced Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

5.   the obligation, if any, of the Master Servicer to make Advances;

6.   the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

7.   the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer, as the case may be.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of their respective representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

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In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Loans) and related Serviced Companion Loan—

•	which is not and is not part of a Specially Serviced Loan; or

•	that is, or is part of, a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan (including an REO Mortgage Loan and REO Serviced Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)   the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

(i)    except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

(ii)   solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)   there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing, or, in the case of the Kaiser Center Whole Loan, with the consent of the Kaiser Center Companion Loan Holder (or its representative)), determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or any Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or any Serviced Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder); or

(c)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related

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Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)   the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)   the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)    the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)   the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) or, in the case of the Kaiser Center Whole Loan, with the consent of the Kaiser Center Companion Loan Holder (or its representative)), determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan).

An “Acceptable Insurance Default” occurs (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) or, in the case of the Kaiser Center Whole Loan, with the consent of the Kaiser Center Companion Loan Holder (or its representative)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative or the Kaiser Center Companion Loan Holder, as applicable, will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or the Kaiser Center Companion Loan Holder, as applicable, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•	with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Serviced Whole Loan, as applicable, (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or

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amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•	with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstances described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Mortgage Loan (including a Serviced Whole Loan but excluding the Non-Serviced Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by any of the others of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Loan) to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in REO Property acquired with respect to any  Non-Serviced Whole Loan).

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan or Serviced Whole Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that

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approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below, including a non-recoverability determination) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee on the Mortgage Loan or, with respect to any Non-Serviced Loan, the master or similar servicing and administrative fees payable to each Other Master Servicer or other parties under each Other PSA), on each Mortgage Loan (excluding each Companion Loan but including the Non-Serviced Loans) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan that is subject to an Appraisal Reduction will equal (i) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  No P&I Advance will be made by the Master Servicer on any Companion Loan.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including the Serviced Whole Loans, but not the Non-Serviced Loans) and related REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination. None of the Master Servicer, the Special Servicer or the Trustee has any obligation to make any Property Advances with regard to any Non-Serviced Loan.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer or the Special Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

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The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to any expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Certificates and possibly cause a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The Other Master Servicer will be obligated to make servicing advances with respect to the applicable Non-Serviced Whole Loan and will be entitled to reimbursement for such servicing advances pursuant to provisions that are generally similar to, but not identical to, the provisions set forth above with respect to any Serviced Whole Loan.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the applicable Other PSA, then such master servicer or trustee, as applicable, will be entitled to reimbursement, with interest, from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related Co-Lender Agreement.

None of the Master Servicer or the Trustee may make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or Whole Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, or advance determined as non-recoverable under an Other PSA and reimbursed out of general collections on the Mortgage Loans, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to

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have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  Any such non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances may be conclusively relied upon by the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee.  Although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph.  With respect to a Non-Serviced Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by a master servicer or a trustee under the applicable Other PSA.  In addition, the master servicer under the applicable Other PSA will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to any Non-Serviced Loan, with interest on those servicing advances.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder(s) constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Property Advances made with respect to each Serviced Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan (or Serviced Whole Loan) by the borrower and any other collections on the Mortgage Loan (or Serviced Whole Loan), (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan  (or Serviced Whole Loan) or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed

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portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing) or, with respect to the Kaiser Center Whole Loan, the consent of the holder of the Kaiser Center Companion Loan (or its representative).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account or established as a ledger entry account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Serviced Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in a Serviced Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

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The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges received as of the related Determination Date.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  Commencing in 2016, on each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates and/or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

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The Collection Account, any Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and any Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), for the benefit of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, the Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, any Serviced Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and any Serviced Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will be payable to the Certificate Administrator. Notwithstanding any of the foregoing to the contrary, for so long as Wells Fargo Bank is acting as Certificate Administrator, any amounts held in the Certificate Administrator’s accounts may remain uninvested.

If with respect to any Mortgage Loan (or Serviced Whole Loan) the related Mortgage Loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as the case may be, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan), or for any other purpose consistent with the Servicing Standard and the Mortgage Loan documents, upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted, or otherwise applied, under the related Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan or Serviced Whole Loan (in each case, subject to any related Co-Lender Agreement, and, in the case of Non-Serviced Loans only to the extent remitted to the Master Servicer by an Other Master Servicer) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

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second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Serviced Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Serviced Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Ascentia MHC Portfolio Whole Loan—Application of Penalty Charges,” “Description of the Mortgage Pool—The Whole Loans—The Dallas Market Center Whole Loan—Application of Penalty Charges,” “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan—Application of Penalty Charges,” “—The US StorageMart Portfolio Whole Loan—Application of Payments,” “—The Selig Office Portfolio Whole Loan—Application of Penalty Charges,” and “—The Alderwood Mall Whole Loan—Application of Penalty Charges” in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”; (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer (who will be required to pay the holder of the excess servicing fee rights the portion of the Servicing Fee that represents excess servicing fees in accordance with the Pooling and Servicing Agreement) and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was

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determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Serviced Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Serviced Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Other PSA, pursuant to the related Co-Lender Agreement.  If the Master Servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to such Serviced Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder (which after a securitization of such Serviced Companion Loan may be a securitization trust).

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on a related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on a related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

     Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Master Servicer (with respect to Mortgage Loans (other than Non-Serviced Loans) or any Serviced Whole Loans that are non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Mortgage Loan or Serviced Whole Loan may have under a due-on-sale clause (which will include, without limitation, any rights arising out of sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan.  With respect to any Mortgage Loans (other than Non-Serviced Loans) that are non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the

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Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Master Servicer (with respect to Mortgage Loans (other than Non-Serviced Loans) or Serviced Whole Loans that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Mortgage Loan or Serviced Whole Loan may have under a due-on-encumbrance clause (which will include, without limitation, any rights arising out of any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan.  With respect to any Mortgage Loans (other than Non-Serviced Loans) or Serviced Whole Loans that are non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans”“ in this prospectus supplement) to approve or disapprove of the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose,

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(ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision. In any such case, the Master Servicer or the Special Servicer, as the case may be, will be entitled to 100% of the related fees.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2016; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of a securitization, to the extent that the Master Servicer, Special Servicer, Certificate Administrator, Trustee or Operating Advisor has received notice that the applicable Companion Loan has been

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transferred to such other securitization, the applicable depositor and any other applicable reporting parties), the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “servicing function participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

The Master Servicer, the Special Servicer and the Operating Advisor may each assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  Except as otherwise provided below under “—Operating Advisor—Termination of the Operating Advisor without Cause” with respect to the resignation by the Operating Advisor in certain circumstances, the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation (except in circumstances where no successor Operating Advisor is required to be appointed) may become effective until the Trustee or a successor master servicer, special servicer or operating advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees and Liquidation Fees which the prior

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Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Serviced Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, the Master Servicer, the Special Servicer and the Operating Advisor, as applicable, will each indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective obligations or duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses):  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

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The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that each master servicer, special servicer, depositor, certificate administrator, operating advisor and trustee under the applicable Other PSA, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with or relating to the related Serviced Whole Loan, other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the applicable Other PSA.

The Pooling and Servicing Agreement will provide that, with respect to each Non-Serviced Whole Loan, the Master Servicer will be required to promptly reimburse out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the related Non-Serviced Loan are insufficient therefor,  the Other Master Servicer, the Other Special Servicer, the Other Trustee or the Other Certificate Administrator, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses of the related securitization incurred in connection with the servicing and administration of such Non-Serviced Whole Loan.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Serviced Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or the Serviced Whole Loan Custodial Account, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)  any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice

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of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable to such Class (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of a Serviced Companion Loan, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of a Serviced Companion Loan, any Companion Loan Rating Agency) within 60 days of such event);

(g)      the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days of downgrade or withdrawal of such rating, or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days of downgrade or withdrawal of such rating, as the case may be; and

(h)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor  (or any other depositor or other Exchange Act reporting party relating to any Companion Loan) to comply with the Issuing Entity’s reporting obligations under the Exchange Act

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(any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of the related Serviced Whole Loan only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, (i) solely with respect to the Kaiser Center Whole Loan, while serviced under the Pooling and Servicing Agreement, the Kaiser Center Companion Loan Holder (or its representative) will have the right to approve a successor special servicer and (ii) for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor special servicer (other than with respect to the Kaiser Center Whole Loan).  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor master servicer or special servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

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Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” above only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

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Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of the Special Servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes and any Serviced Companion Loan Holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor and any Serviced Companion Loan Holder affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor special servicer appointed, at any time, as follows:

(a)      prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may be replaced by the Controlling Class Representative (other than with respect to the Kaiser Center Whole Loan) with or without cause at any time;

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans (other than the Kaiser Center Mortgage Loan) and Serviced Whole Loans (other than the Kaiser Center Whole Loan) in accordance with the procedures set forth below, at the written direction of (x) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than the Class R Certificates) or (y) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose); and

(c)      solely with respect to the Kaiser Center Whole Loan, while serviced under the Pooling and Servicing Agreement, the Special Servicer may be replaced by the Kaiser Center Companion Loan Holder (or its representative), with or without cause.

The procedures for removing the Special Servicer (other than with respect to the Kaiser Center Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer (other than with respect to the Kaiser Center Whole Loan) under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if that written direction is not provided within 180 days of the

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initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor special servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the Kaiser Center Whole Loan). In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement special servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to vote whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor special servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor special servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the consent of any holder of a Companion Loan:

(a)   to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of a Companion Loan;

(b)   to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event

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be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)   to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of a Companion Loan, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)   to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel;

(f)    to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(g)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, or (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments

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received on the Mortgage Loans (or Serviced Whole Loan, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of any Serviced Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Serviced Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent, or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request, and will be entitled to rely conclusively upon, an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) of the first paragraph of this section entitled “—Amendment” (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable), then at the expense of the Issuing Entity) stating that the execution of the amendment is authorized or permitted by the Pooling and Servicing Agreement.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

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Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, other than with respect to a Non-Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as, a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and any Serviced Companion Loan Holder to the extent the identity of any such Serviced Companion Loan Holder is actually known to such Special Servicer; provided that to the extent the related Companion Loan has been included in a securitization transaction, all notices and documentation required to be provided to the related Serviced Companion Loan Holder will be provided to the Other Master Servicer under such securitization transaction.

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicers will not, on behalf of the Issuing Entity or, if applicable, the related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity, without their consent, or the holders of Certificates or any Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it

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would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder(s), constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates, and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from

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foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) constituted a single lender), to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s), of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

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If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Repurchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such offer constitutes a fair price for such Mortgage Loan or Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party will be covered by, and will be reimbursable by, the Interested Person; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if a Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then such Special Servicer will be required to sell the related Serviced Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, such Special Servicer will not be permitted to sell a Serviced Whole Loan if it becomes a Defaulted Mortgage Loan unless it complies with the procedures specified in “Description of the Mortgage Pool—The Whole Loans—The Ascentia MHC Portfolio Whole Loan—Sale of Defaulted Whole Loan” and “—The Kaiser Center Whole Loan—Sale of Defaulted Whole Loan” in this prospectus supplement.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender).

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An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any known affiliate of any of the preceding entities, and, with respect to a Serviced Whole Loan if it is a Defaulted Mortgage Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Serviced Companion Loan, and each related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Mortgage Loan (other than Non-Serviced Loans) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent except as provided below), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor following a Control Termination Event and the consent and/or consultation rights (if any) of the Controlling Class Representative or the Kaiser Center Companion Loan Holder (or its representative), as applicable, and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Mortgage Loan (other than Non-Serviced Loans) or Serviced Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan (other than Non-Serviced Loans) or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Each of the Master Servicer and the Special Servicer will be permitted to rely on an opinion of counsel with respect to such determination.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan (other than a Non-Serviced Loan) or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as the case may be, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan (other than a Non-Serviced Loan), then unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Whole Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment that constitutes a Major Decision, with regard to any Mortgage Loan (other than any Non-Serviced Loan) or any Serviced Companion Loan that is not a Specially Serviced Loan, and the Special Servicer will also be required to obtain the consent of the Controlling Class Representative to the extent described below under “—Controlling Class Representative” in this prospectus supplement. The Special Servicer is also required to obtain the consent of the Controlling Class Representative in connection with any modification, waiver or amendment that is a Major Decision to the extent described below under
“—Controlling Class Representative” in this prospectus supplement.

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When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for a modification, waiver or amendment that is a Major Decision accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the Controlling Class Representative may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. Prior to the occurrence and continuance of an applicable Control Termination Event, with respect to all applicable Specially Serviced Loan(s) and non- Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the Controlling Class Representative, which consent will be deemed given if the Controlling Class Representative does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consultation rights of the related Serviced Companion Loan Holder(s), each as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Master Servicer or the Special Servicer, as the case may be, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Serviced Companion Loan Holder(s) in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date of the modification, waiver or amendment and deliver a copy to the Trustee, any related Serviced Companion Loan Holder(s) in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Serviced Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), the Kaiser Center Companion Loan Holder (prior to the Kaiser Center Companion Loan Securitization Date) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as applicable, is responsible.

With respect to any Non-Serviced Loan, any modifications, waivers and amendments will be effected by the Other Special Servicer or the Other Master Servicer, as applicable, in accordance with the terms of the Other PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The

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Whole Loans” and “—Servicing of the Non-Serviced Loans” in this prospectus supplement. Any consent or consultation rights entitled to be exercised by the holder of such Non-Serviced Loan with respect to modifications or waivers to, and amendments of, or certain other major decisions under the Other PSA, will be exercised by the Controlling Class Representative (in the case of consent rights, for so long as no Control Termination Event has occurred or is continuing, and in the case of consultation rights, for so long as no Consultation Termination Event has occurred or is continuing). The Master Servicer and the Special Servicer will only be obligated to forward any requests received from the Other Master Servicer or the Other Special Servicer, as applicable, for such consent and/or consultation to the Controlling Class Representative and will have no right or obligation to exercise any such consent or consultation rights.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans (other than the Kaiser Center Mortgage Loan) and (2) the Special Servicer, with respect to Mortgage Loans (other than the Non-Serviced Loans and the Kaiser Center Mortgage Loan) that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below. The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement, and the right of the Kaiser Center Companion Loan Holder with respect to the Kaiser Center Whole Loan.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(B) any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges (which the Master Servicer or Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement)) or material non-monetary term (including, without limitation, the timing of payments, the acceptance of discounted pay-offs and material defeasance provisions, but excluding the waiver of Penalty Charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(C) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

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(E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G) any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H) releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(I) any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(J) the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K) following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L) any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M) any determination of an Acceptable Insurance Default;

(N) any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan (if applicable), the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s (but

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only with respect to a non-Specially Serviced Loan)) response. The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion in the next paragraph under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Serviced Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, or any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

Notwithstanding the foregoing described rights of the Controlling Class Representative, in the case of the Kaiser Center Whole Loan, only the Kaiser Center Companion Loan Holder (or its representative) may exercise the consent and approval rights of the Controlling Class Representative described in this “—Controlling Class Representative” section, it will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee, the Certificate Administrator and the Operating Advisor; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be Seer Capital Partners Master Fund L.P.or its affiliate, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of Seer Capital Partners Master Fund L.P., or its affiliate, as holder (or beneficial owner) of a majority of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that Seer Capital Partners Master Fund L.P., or its affiliate, is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial

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Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section. After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party. The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request in writing (which may be by email) that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class, (2) applicable contact information and (3) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request. The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative.

A “Control Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.

After the occurrence and during the continuance of a Control Termination Event and before a Consultation Termination Event, the Controlling Class Representative will only have consultation rights and rights to receive certain notices, reports or information under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative. However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time

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appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of each Companion Loan Holder, the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on such information so provided by the Certificate Administrator.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to continue until such time as the Certificate Registrar receives either such notice.

With respect to the Non-Serviced Loans, any consent or approvals on actions to be taken by the Other Special Servicer or Other Master Servicer under the applicable Other PSA, are governed by the terms of the applicable Other PSA and the related Co-Lender Agreements and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Principal Amount), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any

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Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Consultation Termination Event will be deemed to have occurred and continue; and

•	the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to each Serviced Whole Loan (other than with respect to the Kaiser Center Mortgage Loan), the Special Servicer will be required (i) to provide to each related Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event), and (ii) upon request, to consult with each related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by each related Serviced Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to a related Serviced Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with such Serviced Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed. Other than with respect to the Kaiser Center Whole Loan, the Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Serviced Companion Loan Holder (or its representative). See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

In addition to the foregoing, with respect to the Kaiser Center Mortgage Loan (prior to the Kaiser Center Companion Loan Securitization Date) and only for so long as no Consultation Termination Event has occurred or is continuing, the Special Servicer will be required (i) to provide to the Controlling Class Representative copies of any notice, information and report that it is required to provide to the Kaiser Center Companion Loan Holder (or its representative) pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan, within the same time frame it is required to provide its recommendation and analysis on other loans and (ii) upon request, to consult with the Controlling Class Representative on a strictly non-binding basis and consider alternative actions recommended by the Controlling Class Representative; provided, that after the expiration of a period of ten business days from the delivery to the Controlling Class Representative of such items, the Special Servicer will no longer be obligated to consult with the Controlling Class Representative, unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed. The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by the Controlling Class Representative with respect to the Kaiser Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling

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Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)   may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement and set forth in the Pooling and Servicing Agreement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult on a non-binding basis with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or sub-servicer, and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

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Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement. In addition, the Operating Advisor will have no obligations with respect to the Kaiser Center Mortgage Loan or any Non-Serviced Loan at any time.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the Controlling Class Representative or a Serviced Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or a Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Kaiser Center Companion Loan Holder (with respect to the Kaiser Center Whole Loan) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and the Kaiser Center Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, in the case of a Serviced Whole Loan (other than the Kaiser Center Whole Loan), the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holder(s) constituted a single lender), and not any particular Class of those Certificateholders or any

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particular Serviced Companion Loan Holder (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Serviced Whole Loan, a related Serviced Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Serviced Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Kaiser Center Companion Loan Holder (with respect to the Kaiser Center Whole Loan), the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Serviced Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (other than with respect to the Kaiser Center Whole Loan) or the Kaiser Center Companion Loan Holder (with respect to the Kaiser Center Whole Loan) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula

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in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and the Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will describe any limitation or prohibition in its annual report and will not be subject to liability arising from its lack of access to Privileged Information.

Notwithstanding the foregoing, the Operating Advisor will not have any of the above described consultation or other rights or obligations with respect the Kaiser Center Whole Loan.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer (including any information reasonably requested by the Operating Advisor), the Operating Advisor will (if any Mortgage Loans (other than the Kaiser Center Mortgage Loan) were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year. No annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In addition, in the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor’s annual report will only relate to the entity that was acting as the Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.

As used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any Assessment of Compliance report, Attestation Report, asset status report and other information delivered to the Operating Advisor by the Special Servicer (including any information reasonably requested by the Operating Advisor) (other than any communications between the Controlling Class Representative or any related directing holder, as applicable, and the Special Servicer that would be Privileged Information) pursuant to the provisions of the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (no less than 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

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Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” in this prospectus supplement, subject to any Serviced Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)  any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)  the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

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(f)  the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (except in circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor master servicer or a successor special servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause”, the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, KBRA, DBRS, Inc. (“DBRS”), Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch and/or Morningstar Credit Ratings, LLC (“Morningstar”), but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, DBRS, S&P and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, Controlling Class Representative or an affiliate of the Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by the Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

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Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests. Notwithstanding the foregoing, if there are no classes of Sequential Pay Certificates (other than the Class E, Class F, Class G and Class H Certificates) outstanding and the Class PEZ Certificates are not outstanding, then the Controlling Class Representative may terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the Operating Advisor will continue to receive the Operating Advisor Fee until the termination of the trust fund.

Notwithstanding the foregoing, the Operating Advisor may resign from its obligations and duties under the Pooling and Servicing Agreement, without payment of any penalty, at any time when the aggregate Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates have been reduced to zero. No successor operating advisor will be required to be appointed in connection with, or as a condition to, such resignation.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered in electronic format to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder. For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days (or, in the case of an asset status report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as a Control

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Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days (or, in the case of an asset status report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period (or 20 business day period, if applicable) if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period (or 20 business day period, if applicable) would materially and adversely affect the interest of the Certificateholders and any related Serviced Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Serviced Companion Loan, if applicable. In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable. At all times, with respect to a Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Serviced Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, no Special Servicer will be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Serviced Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

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Notwithstanding the foregoing, in the case of the Kaiser Center Whole Loan, only the Kaiser Center Companion Loan Holder (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consent or (in the case of the Operating Advisor) consultation rights, as applicable, unless permitted under the related Co-Lender Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not granted such request, rejected such request or replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then:

(x)  with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z)  below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans, as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or, in the case of the Kaiser Center Whole Loan, with the consent of the Kaiser Center Companion Loan Holder (or its representative)), and in any event, only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Controlling Class Representative does not respond within 7 business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans, as the case may be) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any applicable Rating Agency Confirmation requirement in the related Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then, the Master Servicer (with respect to non-Specially Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans), as applicable; provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied));

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(y)   with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	as certified in writing by the replacement master servicer or special servicer, as applicable, Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;

(3)	as certified in writing by the replacement master servicer or special servicer, as applicable, KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)   with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination, as certified in writing by the replacement operating advisor.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y) or (z), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to a Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Serviced Whole Loan, or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan

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Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be deemed not to apply on or be deemed waived on, as applicable, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such party, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as the case may be, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

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The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (other than the Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)	a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

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(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or a master servicer, a special servicer or other similar party under an Other PSA or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date (except solely as to the initial Distribution Date, where only the CREFC® loan periodic update file will be required), the Master Servicer will deliver to the Certificate Administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file; and

•	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to non-Specially Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and each REO Property), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending December 31, 2015, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus supplement, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than the Non-Serviced Loans) is on the CREFC® Servicer Watch List). The Master Servicer (with respect to non-Specially Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•	Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2015, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (8) above. The Special Servicer or the Master Servicer will deliver to the Certificate

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Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

•	the prospectus and the final prospectus supplement;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

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(E)  the following “special notices”:

•	all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

•	notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance delivered to the Certificate Administrator; and

•	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

•	The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the

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applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as the case may be, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Serviced Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

•	the prospectus and the final prospectus supplement;

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•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

•	the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as the case may be, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•	the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

•	the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as the case may be, and delivered to the Certificate Administrator for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to those parties);

•	notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to

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have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Markit Group Limited and Thomson Reuters).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Non-Serviced Loans

Each Non-Serviced Loan, and any related REO Property, will be serviced under the applicable Other PSA. Accordingly, the applicable Other Master Servicer will generally make servicing advances and remit collections on the respective Non-Serviced Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Loans, and make P&I Advances with respect to the Non-Serviced Loans, subject to their non-recoverability determination. The servicing arrangements under the applicable Other PSA differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, except as expressly addressed in the Pooling and Servicing Agreement, with respect to each Non-Serviced Loan:

•	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the applicable Other Master Servicer, the applicable Other Special Servicer, the applicable Other Certificate Administrator, the applicable Other Trustee or the applicable Other Operating Advisor or (b) make property protection advances with respect to such Non-Serviced Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to each Non-Serviced Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or the applicable Other Special Servicer.

•	If the Master Servicer or the Special Servicer receives a request from a party to the applicable Other PSA to consent to a modification, waiver or amendment of, or other loan level action related to, the related Non-Serviced Loan (except a modification, waiver or amendment of such Other PSA and/or the related Co-Lender Agreement), then the Master Servicer will be required to promptly forward any such request it receives to the Special Servicer and the Special Servicer will be required to promptly deliver a copy of such request it receives to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) and the Controlling Class Representative may exercise any right of consent; provided, however, that, if the Non-Serviced Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative may not exercise such right of consent without first having received such Rating Agency Confirmation (payable at the expense of the party requesting such approval, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

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•	If the Trustee receives a written request from any party to the applicable. Other PSA for consent to or approval of a modification, waiver or amendment of the applicable Other PSA and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Other PSA in effect as of the Closing Date or a change in servicer under the applicable Other PSA, then the Trustee (if it has received a prior Rating Agency Confirmation from each Rating Agency (at the expense of the party requesting such approval of the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement and otherwise from the Collection Account) with respect to such consent or approval) will grant such consent or approval; provided that unless a Control Termination Event has occurred and is continuing, the Trustee will be required to obtain the consent of the Controlling Class Representative prior to granting any such consent. The Trustee may not take any action and will not be liable for failing to take any action except upon obtaining such consent and direction. During the continuation of any termination event under the applicable Other Pooling and Servicing Agreement, each of the Trustee, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account as a servicing advance.

Servicing of the Dallas Market Center Mortgage Loan

The Dallas Market Center Mortgage Loan and any related REO Properties will be serviced under the GSMS 2015-GC30 PSA. The servicing arrangements under the GSMS 2015-GC30 PSA are generally similar to those under the Pooling and Servicing Agreement. In that regard, in the case of the GSMS 2015-GC30 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between such Other PSA and the Pooling and Servicing Agreement:

•	The GSMS 2015-GC30 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the related Dallas Market Center Companion Loan that is to be calculated at 0.0025% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2015-GC30 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.

•	Items with respect to the Dallas Market Center Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2015-GC30 Master Servicer and the GSMS 2015-GC30 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicers in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	Penalty Charges with respect to the Dallas Market Center Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

•	No items with respect to the Dallas Market Center Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Dallas Market Center Mortgage Loan.

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•	The rating agencies rating the securities issued under the GSMS 2015-GC30 PSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2015-GC30 PSA than under the Pooling and Servicing Agreement.

•	The concept of “major decisions” is included in the GSMS 2015-GC30 PSA, specifying specific decisions over which the GSMS 2015-GC30 Special Servicer has an approval right.

•	The liability of the parties to the GSMS 2015-GC30 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Dallas Market Center Whole Loan will be maintained under the GSMS 2015-GC30 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loans under the Pooling and Servicing Agreement.

•	The provisions of the GSMS 2015-GC30 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

The GSMS 2015-GC30 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Dallas Market Center Whole Loan” in this prospectus supplement.

The GSMS 2015-GC30 Depositor, the GSMS 2015-GC30 Master Servicer, the GSMS 2015-GC30 Special Servicer, the GSMS 2015-GC30 Certificate Administrator and the GSMS 2015-GC30 Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Dallas Market Center Whole Loan” in this prospectus supplement.

Servicing of the Kaiser Center Mortgage Loan

It is anticipated that the Kaiser Center Mortgage Loan and any related REO Property will initially be serviced under the Pooling and Servicing Agreement until the Kaiser Center Companion Loan Securitization Date, after which the Kaiser Center Mortgage Loan will be serviced under the Kaiser Center Future PSA. On and after the Kaiser Center Companion Loan Securitization Date, the Kaiser Center Future Master Servicer will make property protection advances and remit collections on the Kaiser Center Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Kaiser Center Mortgage Loan and make P&I Advances with respect to the Kaiser Center Mortgage Loan, subject to any non-recoverability determination. It is expected that the servicing arrangements under the Kaiser Center Future PSA will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	It is expected that, pursuant to the Kaiser Center Future PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Kaiser Center Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus supplement.

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•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Kaiser Center Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the Kaiser Center Mortgage Loan.

•	The Kaiser Center Future Master Servicer will be obligated to make the equivalent of Property Advances with respect to the Kaiser Center Whole Loan. It is expected that, pursuant to the terms of the Kaiser Center Future PSA, the Kaiser Center Future Master Servicer will be entitled to reimbursement of any such property protection advance with respect to the Kaiser Center Whole Loan, first, from amounts that would have been allocable to the Kaiser Center Mortgage Loan and the Kaiser Center Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the property protection advance is nonrecoverable, from general collections on all of the mortgage loans included in the Kaiser Center Securitization and is required to seek reimbursement from the Issuing Entity (as holder of the Kaiser Center Mortgage Loan) for its pro rata share.

•	It is expected that the Kaiser Center Future Special Servicer will be required to take actions with respect to the Kaiser Center Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are generally expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

•	The rating agencies rating the securities issued under the Kaiser Center Future PSA may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the Kaiser Center Future PSA than under the Pooling and Servicing Agreement.

•	With respect to the Kaiser Center Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information pursuant to the Kaiser Center Future PSA are expected to be generally similar to those of the Pooling and Servicing Agreement.

•	The requirement of the Kaiser Center Future Master Servicer under the Kaiser Center Future PSA to make the equivalent of Compensating Interest Payments in respect of the Kaiser Center Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement as described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

•	The Kaiser Center Future Master Servicer and the Kaiser Center Future Special Servicer under the Kaiser Center Future PSA (a) are expected to have rights related to resignation generally similar to those of the Master Servicer and the Special Servicer and (b) are expected to be subject to servicer termination events generally similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The Kaiser Center Future PSA is expected to differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, eligibility requirements for service providers and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Special Servicer (with respect to the Kaiser Center Whole Loan) or the Kaiser Center Future Special Servicer, as applicable, may be removed at any time, with or without cause, by the holder of the Kaiser Center Companion Loan (which, prior to the securitization of the Kaiser Center Companion Loan,

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is (and is expected to remain) Citigroup Global Markets Realty Corp., and which, following the securitization of the Kaiser Center Companion Loan, is expected to initially be the controlling class representative under the Kaiser Center Future PSA) pursuant to the terms of the Co-Lender Agreement and the Pooling and Servicing Agreement or the Kaiser Center Future PSA, as applicable. It is expected that the rights to remove the Kaiser Center Future Special Servicer will be generally similar to those rights held by the Controlling Class Representative under the Pooling and Servicing Agreement.

The Kaiser Center Future Master Servicer, the Kaiser Center Future Special Servicer, the Kaiser Center Future Certificate Administrator, the Kaiser Center Future Trustee, the Kaiser Center Future Operating Advisor and the Kaiser Center Depositor and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Kaiser Center Whole Loan” in this prospectus supplement.

Servicing of the US StorageMart Portfolio Mortgage Loan

The US StorageMart Portfolio Mortgage Loan and any related REO Property will be serviced under the CGBAM 2015-SMRT TSA by the CGBAM 2015-SMRT Master Servicer and the CGBAM 2015-SMRT Special Servicer. The CGBAM 2015-SMRT Master Servicer will make property protection advances and remit collections on the US StorageMart Portfolio Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the US StorageMart Portfolio Mortgage Loan and make P&I Advances with respect to the US StorageMart Portfolio Mortgage Loan, subject to any non-recoverability determination. It is expected that the servicing arrangements under the CGBAM 2015-SMRT TSA will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	It is expected that, pursuant to the CGBAM 2015-SMRT TSA, the special servicing fee, the workout fee and the liquidation fee with respect to the US StorageMart Portfolio Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus supplement, except that the special servicing fee, the workout fee and the liquidation fee will accrue or be calculated, as applicable, at 0.25% per annum, 0.50% and 0.50%, respectively, and all liquidation fees and workout fees in respect of the US StorageMart Portfolio Whole Loan will be offset by any modification fees collected or earned by the CGBAM 2015-SMRT Special Servicer within the prior 24 months in connection with any modification, restructure, extension, waiver, amendment or work-out of the US StorageMart Portfolio Whole Loan, but only to the extent those fees have not previously been deducted from a workout fee or liquidation fee.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the US StorageMart Portfolio Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the US StorageMart Portfolio Mortgage Loan.

•	The CGBAM 2015-SMRT Master Servicer will be obligated to make the equivalent of Property Advances with respect to the US StorageMart Portfolio Whole Loan. It is expected that, pursuant to the terms of the CGBAM 2015-SMRT TSA, the CGBAM 2015-SMRT Master Servicer will be entitled to reimbursement of any such property protection advance with respect to the US StorageMart Portfolio Whole Loan, first, from amounts that would have been allocable to the US StorageMart Portfolio Subordinate Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), second, from amounts that would have been allocable to the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu

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Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, pro rata, from general collections on the Mortgage Pool and from general collections on any other mortgage loans held by a securitization trust holding a US StorageMart Portfolio Pari Passu Companion Loan not included in the CGBAM 2015-SMRT transaction.

•	The CGBAM 2015-SMRT Special Servicer will be required to take actions with respect to the US StorageMart Portfolio Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are generally expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement. However, if the CGBAM 2015-SMRT Special Servicer determines to sell the US StorageMart Portfolio Whole Loan as a single mortgage loan for a purchase price less than the sum of the outstanding principal balance thereof plus accrued interest thereon and unreimbursed advances with respect thereto, the controlling class representative under the CGBAM 2015-SMRT TSA will have a right of first refusal to buy the US StorageMart Portfolio Whole Loan at the purchase price proposed therefor.

•	Appraisal reduction amounts with respect to the US StorageMart Portfolio Whole Loan will be allocated first, to the US StorageMart Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, with any remainder being allocated to the US StorageMart Portfolio Mortgage Loan and the US StorageMart Portfolio Pari Passu Companion Loans.

•	With respect to the US StorageMart Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information pursuant to the CGBAM 2015-SMRT TSA are expected to be generally similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CGBAM 2015-SMRT Master Servicer under the CGBAM 2015-SMRT TSA to make the equivalent of Compensating Interest Payments in respect of the US StorageMart Portfolio Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement as described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement, except that the CGBAM 2015-SMRT Master Servicer’s obligation generally will be capped at the amount of its servicing fee calculated at a rate of 0.0025% per annum; provided that, notwithstanding the foregoing, if a prepayment interest shortfall occurs as a result of the CGBAM 2015-SMRT Master Servicer allowing the related borrowers to deviate from the terms of the mortgage loan documents regarding principal prepayments (other than (w) subsequent to a mortgage loan event of default, (x) pursuant to applicable law or a court order, (y) in connection with the receipt of insurance proceeds or condemnation proceeds, or (z) at the request or with the consent of the CGBAM 2015-SMRT Special Servicer), then the compensating interest payment will include the entire servicing fee for the applicable month plus any net investment earnings earned on prepayments during the related collection period.

•	The CGBAM 2015-SMRT Master Servicer and the CGBAM 2015-SMRT Special Servicer under the CGBAM 2015-SMRT TSA (a) have rights related to resignation generally similar to those of the Master Servicer and the Special Servicer and (b) are expected to be subject to servicer termination events generally similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The CGBAM 2015-SMRT TSA is expected to differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, eligibility requirements for service providers and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

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•	The CGBAM 2015-SMRT TSA does not provide for an operating advisor or similar entity.

The CGBAM 2015-SMRT Special Servicer may be removed as described above under “Description of the Mortgage Pool—The Whole Loans—The US StorageMart Portfolio Whole Loan” in this prospectus supplement.

The CGBAM 2015-SMRT Depositor, the CGBAM 2015-SMRT Master Servicer, the CGBAM 2015-SMRT Special Servicer, the CGBAM 2015-SMRT Certificate Administrator and the CGBAM 2015-SMRT Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The US StorageMart Portfolio Whole Loan” in this prospectus supplement.

Servicing of the Selig Office Portfolio Mortgage Loan

The Selig Office Portfolio Mortgage Loan and any related REO Properties will be serviced under the CGCMT 2015-GC29 PSA. The servicing arrangements under the CGCMT 2015-GC29 PSA are generally similar to those under the Pooling and Servicing Agreement. In that regard, in the case of the CGCMT 2015-GC29 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between such Other PSA and the Pooling and Servicing Agreement:

•	The CGCMT 2015-GC29 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the Selig Office Portfolio Companion Loan that is to be calculated at 0.0025% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the CGCMT 2015-GC29 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.

•	Items with respect to the Selig Office Portfolio Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2015-GC29 Master Servicer and the CGCMT 2015-GC29 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicers in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	Penalty Charges with respect to the Selig Office Portfolio Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

•	No items with respect to the Selig Office Portfolio Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Selig Office Portfolio Mortgage Loan.

•	The rating agencies rating the securities issued under the CGCMT 2015-GC29 PSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CGCMT 2015-GC29 PSA than under the Pooling and Servicing Agreement.

•	The concept of “major decisions” is included in the CGCMT 2015-GC29 PSA, specifying specific decisions over which the CGCMT 2015-GC29 Special Servicer has an approval right.

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•	The liability of the parties to the CGCMT 2015-GC29 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Selig Office Portfolio Whole Loan will be maintained under the CGCMT 2015-GC29 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loans under the Pooling and Servicing Agreement.

•	The provisions of the CGCMT 2015-GC29 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

The CGCMT 2015-GC29 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Selig Office Portfolio Whole Loan” in this prospectus supplement.

The CGCMT 2015-GC29 Depositor, the CGCMT 2015-GC29 Master Servicer, the CGCMT 2015-GC29 Special Servicer, the CGCMT 2015-GC29 Certificate Administrator and the CGCMT 2015-GC29 Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Selig Office Portfolio Whole Loan” in this prospectus supplement.

Servicing of the Alderwood Mall Mortgage Loan

The Alderwood Mall Mortgage Loan and any related REO Property will be serviced under the MSCCG 2015-ALDR TSA by the MSCCG 2015-ALDR Master Servicer and the MSCCG 2015-ALDR Special Servicer. The MSCCG 2015-ALDR Master Servicer will make property protection advances and remit collections on the Alderwood Mall Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Alderwood Mall Mortgage Loan and make P&I Advances with respect to the Alderwood Mall Mortgage Loan, subject to any non-recoverability determination. It is expected that the servicing arrangements under the MSCCG 2015-ALDR TSA will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	It is expected that, pursuant to the MSCCG 2015-ALDR TSA, the special servicing fee, the workout fee and the liquidation fee with respect to the Alderwood Mall Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus supplement, except that the special servicing fee, the workout fee and the liquidation fee will accrue or be calculated, as applicable, at 0.25% per annum, 0.50% and 0.50%, respectively, and all liquidation fees and workout fees in respect of the Alderwood Mall Whole Loan will be reduced by the amount of any modification fees paid by or on behalf of the related borrower with respect to the Alderwood Mall Whole Loan or any REO Property and received by the MSCCG 2015-ALDR Special Servicer as compensation, but only to the extent those fees have not previously been deducted from a workout fee or liquidation fee.

•	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Alderwood Mall Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on the Alderwood Mall Mortgage Loan.

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•	The MSCCG 2015-ALDR Master Servicer will be obligated to make the equivalent of Property Advances with respect to the Alderwood Mall Whole Loan. It is expected that, pursuant to the terms of the MSCCG 2015-ALDR TSA, the MSCCG 2015-ALDR Master Servicer will be entitled to reimbursement of any such property protection advance with respect to the Alderwood Mall Whole Loan, first, from amounts that would have been allocable to the Alderwood Mall Subordinate Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), second, from amounts that would have been allocable to the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, pro rata, from general collections on the Mortgage Pool and from general collections on any other mortgage loans held by a securitization trust holding a Alderwood Mall Pari Passu Companion Loan not included in the MSCCG 2015-ALDR transaction.

•	The MSCCG 2015-ALDR Special Servicer will be required to take actions with respect to the Alderwood Mall Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are generally expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

•	Appraisal reduction amounts with respect to the Alderwood Mall Whole Loan will be allocated, first, to the Alderwood Mall Subordinate Companion Loans, on a pro rata and pari passu basis (based on their respective principal balances) until their aggregate principal balance has been notionally reduced to zero, and second, to the Alderwood Mall Mortgage Loan and the Alderwood Mall Pari Passu Companion Loans, on a pro rata and pari passu basis (based on their respective principal balances) until their aggregate principal balance has been notionally reduced to zero.

•	With respect to the Alderwood Mall Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information pursuant to the MSCCG 2015-ALDR TSA are expected to be generally similar to those of the Pooling and Servicing Agreement.

•	The MSCCG 2015-ALDR Master Servicer under the MSCCG 2015-ALDR TSA is not required to make the equivalent of Compensating Interest Payments in respect of the Alderwood Mall Mortgage Loan or any Alderwood Mall Companion Loan.

•	The MSCCG 2015-ALDR Master Servicer and the MSCCG 2015-ALDR Special Servicer under the MSCCG 2015-ALDR TSA (a) have rights related to resignation generally similar to those of the Master Servicer and the Special Servicer and (b) are expected to be subject to servicer termination events generally similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The MSCCG 2015-ALDR TSA is expected to differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, eligibility requirements for service providers and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The MSCCG 2015-ALDR TSA does not provide for a controlling class representative or directing holder.

•	The MSCCG 2015-ALDR TSA does not provide for an operating advisor or similar entity.

The MSCCG 2015-ALDR Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Alderwood Mall Whole Loan” in this prospectus supplement.

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The MSCCG 2015-ALDR Depositor, the MSCCG 2015-ALDR Master Servicer, the MSCCG 2015-ALDR Special Servicer, the MSCCG 2015-ALDR Certificate Administrator and the MSCCG 2015-ALDR Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Alderwood Mall Whole Loan” in this prospectus supplement.

Use of Proceeds

GS Mortgage Securities Corporation II expects to receive from this offering approximately 106.5% of the aggregate principal balance of the Offered Certificates, plus accrued interest from July 1, 2015, before deducting expenses payable by the Depositor. The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any foreclosure property (including a beneficial interest in real property in the case of a Non-Serviced Loan) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of such Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC. For the purposes of the following discussion, the Offered Certificates other than the Exchangeable Certificates are referred to as the “Offered Regular Certificates”.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement, (3) compliance with the provisions of each Other PSA and the continued qualification of all REMICs formed under each such Other PSA, respectively, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a

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REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence ownership of the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-S Certificates will represent undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties. As of the Cut-off Date, 8 Mortgage Loans are secured, in whole or in part, by multifamily properties representing approximately 7.2% of the Initial Pool Balance, by allocated loan amount. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” in this prospectus supplement.

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Original Issue Discount

Holders of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates. Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Regular Certificates. See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Regular Certificates and each of the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate. The total amount of original issue discount on an Offered Regular Certificate and a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price”. The issue price of a class of Offered Regular Certificates or a Trust Component is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components. The stated redemption price at maturity of an Offered Regular Certificate or a Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or a Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A, Class X-B or Class X-D Certificates) or Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class D Certificates will be issued with original issue discount and the Class C Trust Component will be issued with de minimis original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A, Class X-B and Class X-D Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A, Class X-B or Class X-D Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such

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Classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S and Class B Trust Components will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this prospectus supplement.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this prospectus supplement. See “—Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class PEZ Certificates among the

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interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the Certificateholder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA Considerations

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA or other plan, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction

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provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied. The Depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

•	The acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party.

•	The Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

•	The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

•	The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

•	The investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

The Exemption also requires that the Issuing Entity meet the following requirements: (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by

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investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

The fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and availability of exemptive relief under applicable Similar Law.

Prospective investors should note that the Teacher Retirement System of Texas, which is a governmental plan, owns an indirect equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bassett Place, representing approximately 6.5% of the Initial Pool Balance. Persons who have an ongoing relationship with the Teacher Retirement System of Texas should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative

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uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

The Issuing Entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).

Certain Legal Aspects of the Mortgage Loans

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in California, Texas and Colorado, representing approximately 19.0%, 16.6% and 12.7%, respectively, of the Initial Pool Balance, by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

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On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Colorado.  Mortgage loans in Colorado are typically secured by a deed of trust to the public trustee.  Mortgages and deeds of trust to a private trustee, both of which require a judicial foreclosure, are valid but used infrequently.  As a result, the process described below relates only to mortgage loans secured by a deed of trust to the public trustee.  Following a default, the foreclosure is commenced by filing with the appropriate public trustee of the county in which the property is located a notice of election and demand for sale.  Within ten (10) working days following the receipt of the notice, the public trustee records the notice of election and demand for sale with the clerk and recorder of the county, and commences publication of the notice of sale once a week for five (5) consecutive weeks.  During the publication period a summary proceeding is brought in the district court to obtain an order authorizing sale

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from the court.  The issues before the court are generally limited to whether a default has occurred under the indebtedness or the security instrument and any other issues required to be examined pursuant to the Servicemembers Civil Relief Act.  A court order authorizing the sale is a prerequisite to the public trustee’s sale.  Under Colorado law the borrower, a guarantor or a holder of a junior encumbrance is entitled to cure the default if the default is solely monetary, and if a notice of the intent to cure is filed with the public trustee or sheriff conducting the sale at least fifteen (15) days prior to the scheduled foreclosure sale.  At the scheduled foreclosure sale the property is sold by the public trustee to the highest bidder, who is usually the foreclosing lender.  An uncontested public trustee foreclosure procedure, not including the redemption periods and the issuance of a public trustee’s deed, typically takes approximately one hundred ten (110) to one hundred twenty-five (125) days to complete for non-agricultural property and approximately two hundred fifteen (215) to two hundred thirty (230) days to complete for agricultural property.  Neither the owner, nor any other person who is liable for a deficiency, has any redemption period following the foreclosure sale.  However, a holder of a lien that is junior to the one being foreclosed, if any, does have a redemption period following the foreclosure sale.  The price for redemption is the sum for which the property was sold at the foreclosure sale, with interest from the date of the sale, plus any taxes or other charges authorized with interest on such charges from the date paid.  Interest is chargeable at the default rate specified in the instrument or if no default rate is specified, at the regular rate specified.  In order to recover a deficiency, the holder of the indebtedness must bid, at minimum, its good faith estimate of the fair market value of the property being sold.

Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from at least two of the three NRSROs engaged by the Depositor to rate the Offered Certificates (“Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, an Other Master Servicer, an Other Special Servicer, an Other Trustee, an Other Certificate Administrator, an Other Operating Advisor or another person may have an adverse effect on the ratings of the Certificates, and thus on the liquidity, market value and regulatory characteristics of the Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated. In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such

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Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The Notional Amount of the Class X-D Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class D Certificates. The securities ratings do not address the timing or magnitude of reductions of any such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A, Class X-B and Class X-D Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate certain Classes of the Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would have assigned to the Certificates would not have been lower than the ratings assigned by the Rating Agencies to the Classes of Certificates they rated. In the case of one of the Rating Agencies, the Depositor has only requested ratings for certain Classes of rated Certificates, due in part to the final subordination levels provided by such Rating Agency for the Classes of Certificates. If the Depositor had selected such Rating Agency to rate the remaining Classes of rated Certificates not rated by it, its ratings of such Certificates may have been different, and potentially lower, than those ratings ultimately assigned to such Certificates by the other Rating Agencies. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Certificates, pursuant to the Pooling and Servicing Agreement your

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acceptance of Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under “The Pooling and Servicing Agreement—Rating Agency Confirmations” in this prospectus supplement.

Any rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Certificates. Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Plan of Distribution (Underwriter Conflicts of Interest)

Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts or Notional Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%. Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners with respect to approximately 63.6% and 36.4%, respectively, of the total principal balance of the Offered Certificates. Cantor Fitzgerald & Co. and Drexel Hamilton, LLC are acting as co-managers.

Class	Goldman, Sachs & Co.	Citigroup Global Markets Inc.	Cantor Fitzgerald & Co.	Drexel Hamilton, LLC
Class A-1	$ 34,607,627	$ 19,843,373	$ —	$ —
Class A-2	$ 32,341,171	$ 18,543,829	$ —	$ —
Class A-3	$ 114,403,277	$ 65,596,723	$ —	$ —
Class A-4	$ 210,925,321	$ 120,940,679	$ —	$ —
Class A-AB	$ 54,013,600	$ 30,970,400	$ —	$ —
Class X-A	$ 490,919,714	$ 281,484,286	$ —	$ —
Class X-B	$ 38,253,913	$ 21,934,087	$ —	$ —
Class A-S	$ 44,628,718	$ 25,589,282	$ —	$ —
Class B	$ 38,253,913	$ 21,934,087	$ —	$ —
Class PEZ	$ —	$ —	$ —	$ —
Class C	$ 27,095,781	$ 15,536,219	$ —	$ —
Class D	$ 32,674,847	$ 18,735,153	$ —	$ —
Class X-D	$ 32,674,847	$ 18,735,153	$ —	$ —

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,700,000.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale (which may result in some investors in such Class paying more or less for their Certificates than other investors in such Class). The underwriters may effect the transactions by selling each Class of the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

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The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the Offered Certificates or that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the respective Certificate Principal Amounts and Notional Amounts of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman, Sachs & Co., one of the underwriters, is an affiliate of the Depositor, GSMC (a Sponsor and an Originator) and GS CRE (an Originator). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CGMRC (a Sponsor and an Originator). Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE (a Sponsor and an Originator). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering and (iii) Cantor Fitzgerald & Co., one of the underwriters and one of the co- managers for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, (ii) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans and (iii) the payment by the Depositor to CCRE, an affiliate of Cantor Fitzgerald & Co., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans. See “Transaction Parties—Compensation of the Sponsors” in this prospectus supplement.

Additionally, proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, GS Bank, an affiliate of Goldman, Sachs & Co., as the related repurchase agreement counterparty. In addition, proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, GS Bank, an affiliate of Goldman, Sachs & Co., as the related repurchase agreement counterparty. Further, proceeds received by CCRE Lending in connection with the contribution of the CCRE Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., as the related repurchase agreement counterparty. In addition, proceeds received by CCRE in connection with the contribution of the CCRE Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, GS Bank, an affiliate of Goldman, Sachs & Co., as the related repurchase agreement counterparty.

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As result of the circumstances described above, Goldman, Sachs & Co., Citigroup Global Markets Inc. and Cantor Fitzgerald & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

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INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

Acceptable Insurance Default	S-326	Ascentia MHC Portfolio Mortgage Loan	S-175
Acting General Counsel’s Opinion	S-98	Ascentia MHC Portfolio Whole Loan	S-175
Actual/360 Basis	S-165	Assessment of Compliance	S-338
Additional Permitted Debt	S-141	Assumption Fees	S-265
Additional Permitted Debt Election	S-141	Attestation Report	S-338
Administrative Fee Rate	S-257, S-284	Available Funds	S-281
ADR	S-119	Balloon Balance	S-121
Advance Rate	S-329	Balloon Mortgage Loans	S-165
Advances	S-328	Bankruptcy Code	S-68
Alderwood Mall Co-Lender Agreement	S-178	Base Interest Fraction	S-291
Alderwood Mall Companion Loan Holder	S-177	Beds	S-126
Alderwood Mall Companion Loans	S-177	Borrower Delayed Reimbursements	S-265
Alderwood Mall mortgage loan	S-37	B-Piece Buyer	S-106
Alderwood Mall Mortgage Loan	S-176	CBE	S-316
Alderwood Mall Note A-1-1 Companion		CCRE Data Tape	S-222
Loan	S-176	CCRE Deal Team	S-221
Alderwood Mall Note A-1-2 Companion		CCRE Depositor	S-223
Loan	S-177	CCRE Lending	S-118, S-220
Alderwood Mall Note A-1-3 Companion		CCRE Mortgage Loans	S-118, S-220
Loan	S-177	Certificate Administrator	S-253
Alderwood Mall Note A-1-4-2		Certificate Owners	S-304
Companion Loan	S-177	Certificate Principal Amount	S-278
Alderwood Mall Pari Passu Companion		Certificate Registrar	S-303
Loan Holder	S-177	Certificateholder	S-301
Alderwood Mall Pari Passu Companion		Certificates	S-276
Loans	S-177	Certifying Certificateholder	S-306
Alderwood Mall Payment Application		CGBAM 2015-SMRT Certificate
Trigger Event	S-204	Administrator	S-191
Alderwood Mall Subordinate Companion		CGBAM 2015-SMRT Controlling Class
Loan	S-177	Representative	S-194
Alderwood Mall Subordinate Companion		CGBAM 2015-SMRT Depositor	S-191
Loan Holder	S-177	CGBAM 2015-SMRT Master Servicer	S-191
Alderwood Mall Whole Loan	S-177	CGBAM 2015-SMRT Special Servicer	S-191
Alderwood Mall Whole Loan Directing		CGBAM 2015-SMRT Trustee	S-191
Holder	S-206	CGBAM 2015-SMRT TSA	S-36
Allocated Cut-off Date Loan Amount	S-119	CGBAM 2015-SMRT TSA	S-191
Ancillary Fees	S-265	CGCMT 2015-GC29 Certificate
Annual Debt Service	S-120	Administrator	S-197
Appraisal Reduction	S-298	CGCMT 2015-GC29 Controlling Class
Appraisal Reduction Event	S-297	Representative	S-198
Appraised Value	S-120	CGCMT 2015-GC29 Master Servicer	S-197
Appraised-Out Class	S-300	CGCMT 2015-GC29 operating advisor	S-22
Appraiser	S-298	CGCMT 2015-GC29 Operating Advisor	S-197
ARCADIS	S-143	CGCMT 2015-GC29 PSA	S-37
Ascentia MHC Portfolio Co-Lender		CGCMT 2015-GC29 PSA	S-197
Agreement	S-178	CGCMT 2015-GC29 Special Servicer	S-197
Ascentia MHC Portfolio Companion		CGCMT 2015-GC29 transaction	S-37
Loan	S-175	CGCMT 2015-GC29 Trustee	S-197
Ascentia MHC Portfolio Companion		CGCMT 2015-GC31 transaction	S-35
Loan Holder	S-175	CGMRC	S-118, S-215
Ascentia MHC Portfolio mortgage loan	S-34	CGMRC Data File	S-217

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CGMRC Mortgage Loans	S-118	Cut-off Date Loan-to-Value Ratio	S-121
CGMRC Securitization Database	S-216	Cut-off Date LTV Ratio	S-121
Class	S-276	CWCAM	S-260
Class A-AB Scheduled Principal		Dallas Market Center Co-Lender
Balance	S-287	Agreement	S-178
Class A-S Percentage Interest	S-278	Dallas Market Center Companion Loan	S-175
Class A-S Trust Component	S-278	Dallas Market Center Companion Loan
Class A-S-PEZ Percentage Interest	S-278	Holder	S-175
Class B Percentage Interest	S-278	Dallas Market Center mortgage loan	S-35
Class B Trust Component	S-278	Dallas Market Center Mortgage Loan	S-175
Class B-PEZ Percentage Interest	S-279	Dallas Market Center Whole Loan	S-175
Class C Percentage Interest	S-279	DBRS	S-365
Class C Trust Component	S-279	Debt Service Coverage Ratio	S-122
Class C-PEZ Percentage Interest	S-279	Debt Yield on Underwritten NCF	S-121
Class PEZ Component	S-279	Debt Yield on Underwritten Net Cash
Class PEZ Component A-S	S-279	Flow	S-121
Class PEZ Component B	S-279	Debt Yield on Underwritten Net
Class PEZ Component C	S-279	Operating Income	S-122
Class X Certificates	S-276	Debt Yield on Underwritten NOI	S-122
Class X Strip Rate	S-284	Defaulted Mortgage Loan	S-267
Clearstream	S-303	Defeasance Deposit	S-169
Clearstream Participants	S-304	Defeasance Loans	S-168
Closing Date	S-119	Defeasance Lock-Out Period	S-168
CMAE	S-261	Defeasance Option	S-168
CMBS	S-67	Definitive Certificate	S-303
Code	S-63, S-115, S-386	Depositaries	S-303
Co-Lender Agreement	S-178	Depositor	S-119,S-228
Collection Account	S-331	Determination Date	S-282
Collection Period	S-282	Disclosable Special Servicer Fees	S-268
Companion Loan	S-175	Distribution Accounts	S-332
Companion Loan Holder	S-175, S-177	Distribution Date	S-280
Companion Loan Rating Agency	S-342	Dodd-Frank Act	S-72
Compensating Interest Payment	S-295	DSCR	S-122,S-239
Complaint	S-254	DTC	S-303
Condemnation Proceeds	S-282	DTC Participants	S-303
Consent Fees	S-264	Due Date	S-165
Consultation Termination Event	S-20, S-357	Due Diligence Questionnaire	S-217
Control Eligible Certificates	S-300	Due Diligence Requirement	S-72
Control Termination Event	S-19, S-357	EEA	S-72
Controlling Class	S-356	Eligible Operating Advisor	S-365
Controlling Class Certificateholder	S-356	ERISA	S-390
Controlling Class Representative	S-356	ERISA Plan	S-390
Corrected Loan	S-326	ESA	S-142
CPR	S-310	Escrow/Reserve Mitigating
CREFC®	S-371	Circumstances	S-252
CREFC® Intellectual Property Royalty		Euroclear	S-303
License Fee	S-285	Euroclear Operator	S-305
CREFC® Intellectual Property Royalty		Euroclear Participants	S-305
License Fee Rate	S-285	Excess Liquidation Proceeds Reserve
CREFC® Reports	S-371	Account	S-332
Cross Over Date	S-290	Excess Modification Fees	S-264
Crossed Group	S-121	Excess Penalty Charges	S-265
CRR	S-72	Excess Prepayment Interest Shortfall	S-295
Cut-off Date	S-118	Exchange Act	S-213
Cut-off Date Balance	S-118	Exchange Date	S-280
Cut-off Date DSCR	S-122	Exchangeable Certificates	S-276

S-401

Exchangeable Distribution Account	S-332	IRS	S-115
Exchangeable Proportion	S-279	Issuing Entity	S-118
Excluded Plan	S-392	JCPenney	S-150
Exemption	S-390	Joint Ventures	S-151
Exemption Rating Agency	S-391	Kaiser Center Certificateholders	S-186
FDIA	S-97	Kaiser Center Co-Lender Agreement	S-178
FDIC	S-97	Kaiser Center Companion Loan	S-175
FDIC Safe Harbor	S-97	Kaiser Center Companion Loan Holder	S-176
FIEL	S-12	Kaiser Center Companion Loan
Final Asset Status Report	S-362	Securitization Date	S-176
Financial Promotion Order	S-9	Kaiser Center Controlling Class
FIRREA	S-112, S-298	Representative	S-187
Fitch	S-341	Kaiser Center Depositor	S-186
Form 8-K	S-213	Kaiser Center Future Certificate
FPO Persons	S-9	Administrator	S-186
FSMA	S-9	Kaiser Center Future Master Servicer	S-186
Gap	S-150	Kaiser Center Future Operating Advisor	S-186
Goldman Originators	S-229	Kaiser Center Future PSA	S-176
Grantor Trust	S-387	Kaiser Center Future Special Servicer	S-186
GS Bank	S-97	Kaiser Center Future Trustee	S-186
GS CRE	S-118	Kaiser Center mortgage loan	S-35
GS CRE Mortgage Loan	S-118	Kaiser Center Mortgage Loan	S-175
GSMC	S-118, S-213	Kaiser Center Securitization Trust	S-176
GSMC Data Tape	S-214	Kaiser Center Whole Loan	S-175
GSMC Deal Team	S-214	KBRA	S-341
GSMC Mortgage Loans	S-118	Largest Tenant	S-123
GSMS 2015-GC30 Certificate		Largest Tenant Lease Expiration	S-123
Administrator	S-182	Liquidation Fee	S-267
GSMS 2015-GC30 Controlling Class		Liquidation Fee Rate	S-267
Representative	S-183	Liquidation Proceeds	S-267
GSMS 2015-GC30 Master Servicer	S-182	Loan Per Unit	S-123
GSMS 2015-GC30 operating advisor	S-21	Lower-Tier Distribution Account	S-332
GSMS 2015-GC30 Operating Advisor	S-182	Lower-Tier Regular Interests	S-386
GSMS 2015-GC30 PSA	S-35	Lower-Tier REMIC	S-62,S-386
GSMS 2015-GC30 PSA	S-182	LTV	S-239
GSMS 2015-GC30 Special Servicer	S-182	LTV Ratio at Maturity	S-123
GSMS 2015-GC30 transaction	S-35	LUSTs	S-143
GSMS 2015-GC30 trustee	S-18	MAI	S-298
GSMS 2015-GC30 Trustee	S-182	Major Decision	S-354
Hard Lockbox	S-122	Master Servicer	S-258
High Net Worth Companies,		Master Servicer Remittance Date	S-328
Unincorporated Associations, Etc.	S-9	Material Breach	S-211
Indirect Participants	S-303	Material Document Defect	S-211
Initial Pool Balance	S-118	Maturity Date Loan-to-Value Ratio	S-123
In-Place Cash Management	S-122	Maturity Date LTV Ratio	S-123
Interest Accrual Amount	S-282	MC-Five Mile	S-118, S-225
Interest Accrual Period	S-283	MC-Five Mile Data Tape	S-227
Interest Distribution Amount	S-283	MC-Five Mile Deal Team	S-226
Interest Only Mortgage Loans	S-165	MC-Five Mile Mortgage Loans	S-118,S-225
Interest Reserve Account	S-332	Midland	S-258
Interest Shortfall	S-283	Modeling Assumptions	S-310
Interested Person	S-352	Modification Fees	S-265
Investment Company Act	S-393	Monthly Payment	S-282
Investor Certification	S-302	Moody’s	S-341
Investor Q&A Forum	S-374	Morningstar	S-365
Investor Registry	S-375	Mortgage	S-118

S-402

Mortgage File	S-209	Pass-Through Rate	S-283
Mortgage Loan Purchase Agreement	S-208	PCE	S-145
Mortgage Loan Rate	S-285	PCIS Persons	S-9
Mortgage Loan Schedule	S-322	PCR	S-234, S-238
Mortgage Loans	S-118	Penalty Charges	S-265
Mortgage Note	S-118	Percentage Interest	S-281
Mortgage Pool	S-118	Permitted Special Servicer/Affiliate Fees	S-268
Mortgaged Property	S-118	PIPs	S-89, S-147
Most Recent NOI	S-123	Plan	S-390
MSCCG 2015-ALDR Certificate		PML	S-234,S-241
Administrator	S-202	Pooling and Servicing Agreement	S-119
MSCCG 2015-ALDR Depositor	S-202	Prepayment Assumption	S-389
MSCCG 2015-ALDR Master Servicer	S-202	Prepayment Interest Excess	S-295
MSCCG 2015-ALDR Special Servicer	S-202	Prepayment Interest Shortfall	S-295
MSCCG 2015-ALDR Trustee	S-202	Prepayment Penalty Description	S-124
MSCCG 2015-ALDR TSA	S-38	Prepayment Provision	S-124
MSCCG 2015-ALDR TSA	S-202	Prime Rate	S-329
Net Cash Flow	S-125	Principal Balance Certificates	S-277
Net Condemnation Proceeds	S-282	Principal Distribution Amount	S-285
Net Mortgage Loan Rate	S-284	Principal Shortfall	S-286
Non-Offered Certificates	S-276	Privileged Information	S-362
Non-Recoverable Advance	S-329	Privileged Information Exception	S-362
Non-Reduced Certificates	S-301	Privileged Person	S-375
Non-Serviced Companion Loan	S-177	Promotion of Collective Investment
Non-Serviced Companion Loan Holder	S-177	Schemes Exemptions Order	S-9
Non-Serviced Loan	S-177	Property Advances	S-328
Non-Serviced Whole Loan	S-177	PTE	S-63
Notional Amount	S-278	Public Documents	S-373
NRSRO	S-391	Qualified Substitute Mortgage Loan	S-211
Occupancy	S-124	RadioShack	S-150
Occupancy Date	S-124	Rated Final Distribution Date	S-212
Offered Certificates	S-276	Rating Agencies	S-395
Offered Regular Certificates	S-386	Rating Agency Confirmation	S-369
Office Depot	S-150	Rating Agency Declination	S-369
OID Regulations	S-388	Realized Loss	S-294
OLA	S-98	REC	S-142
Operating Advisor	S-257	Record Date	S-281
Operating Advisor Consulting Fee	S-269	Regular Certificates	S-276
Operating Advisor Fee	S-269	Related Group	S-124
Operating Advisor Fee Rate	S-269	Release Date	S-169
Operating Advisor Standard	S-361	Relevant Member State	S-10
Operating Advisor Termination Event	S-364	Relevant Persons	S-9
Original Balance	S-124	REMIC	S-386
Originators	S-118,S-229	REO Account	S-276
Other Certificate Administrator	S-177	REO Mortgage Loan	S-286
Other Master Servicer	S-177	REO Property	S-276
Other Operating Advisor	S-177	REO Serviced Companion Loan	S-286
Other PSA	S-38, S-178	Repurchase Price	S-210
Other Special Servicer	S-177	Requesting Holders	S-300
Other Trustee	S-177	Requesting Party	S-368
P&I Advance	S-328	Restricted Group	S-391
Pads	S-126	Restricted Party	S-362
Pari Passu Indemnified Party	S-340	Retention Requirement	S-72
Park Bridge Financial	S-257	RevPAR	S-124
Park Bridge Lender Services	S-257	RMBS	S-254
Participants	S-303	Rooms	S-126

S-403

Rule 17g-5	S-346	Trustee/Certificate Administrator Fee	S-257
Rules	S-304	Trustee/Certificate Administrator Fee
S&P	S-258, S-365	Rate	S-257
Sears	S-151	Underwriter Entities	S-99
SEC	S-213	Underwritten EGI	S-126
SEL	S-234, S-241	Underwritten Expenses	S-125
Selig Office Portfolio Co-Lender		Underwritten NCF	S-125
Agreement	S-178	Underwritten NCF DSCR	S-122
Selig Office Portfolio Companion Loan	S-176	Underwritten Net Cash Flow	S-125
Selig Office Portfolio Companion Loan		Underwritten Net Operating Income	S-125
Holder	S-176	Underwritten NOI	S-125
Selig Office Portfolio mortgage loan	S-37	Underwritten Revenues	S-126
Selig Office Portfolio Mortgage Loan	S-176	Units	S-126
Selig Office Portfolio Whole Loan	S-176	Unscheduled Payments	S-286
Sequential Pay Certificates	S-277	Updated Appraisal	S-348
Seritage	S-151	Upper-Tier Distribution Account	S-332
Serviced Companion Loan	S-177	Upper-Tier REMIC	S-62, S-386
Serviced Companion Loan Holder	S-177	US StorageMart Portfolio Co-Lender
Serviced Companion Loan Securities	S-342	Agreement	S-178
Serviced Whole Loan	S-177	US StorageMart Portfolio Companion
Servicer Termination Events	S-340	Loan Holder	S-176
Servicing Fee	S-263	US StorageMart Portfolio Companion
Servicing Fee Rate	S-263	Loans	S-176
Servicing Standard	S-323	US StorageMart Portfolio mortgage loan	S-36
Servicing Transfer Event	S-325	US StorageMart Portfolio Mortgage
SFA	S-11	Loan	S-176
Similar Law	S-390	US StorageMart Portfolio Note A-1A
Similar Requirements	S-72	Companion Loan	S-176
SMC	S-118, S-211	US StorageMart Portfolio Note A-1B
SMF I	S-119, S-223	Companion Loan	S-176
SMF I Data Tape	S-224	US StorageMart Portfolio Note A-1C
SMF I Mortgage Loans	S-118	Companion Loan	S-176
Soft Lockbox	S-124	US StorageMart Portfolio Note A-1E
Soft Springing Lockbox	S-124	Companion Loan	S-176
Special Servicer	S-260	US StorageMart Portfolio Note A-1F
Special Servicing Fee	S-265	Companion Loan	S-176
Special Servicing Fee Rate	S-266	US StorageMart Portfolio Pari Passu
Specially Serviced Loan	S-325	Companion Loan Holder	S-176
Sponsors	S-119, S-213	US StorageMart Portfolio Pari Passu
Springing Cash Management	S-125	Companion Loans	S-176
Springing Lockbox	S-125	US StorageMart Portfolio Subordinate
Staples	S-150	Companion Loan Holder	S-176
Starwood	S-223	US StorageMart Portfolio Subordinate
Starwood Review Team	S-224	Companion Loans	S-176
Stated Principal Balance	S-285	US StorageMart Portfolio Whole Loan	S-176
Subordinate Companion Loan	S-177	US StorageMart Portfolio Whole Loan
Terms and Conditions	S-305	Directing Holder	S-194
Third Party Report	S-119	USTs	S-143
Trailing 12 NOI	S-123	Volcker Rule	S-73
Tranche Percentage Interest	S-279	Voting Rights	S-301
TRIA	9	WAC Rate	S-284
TRIPRA	S-96	Weighted Average Mortgage Loan Rate	S-126
Trust Component	S-279	Wells Fargo Bank	S-253
Trust REMIC	S-62	Whole	S-177
Trust REMICs	S-386	Whole Loan	S-175
Trustee	S-253	Whole Loan Custodial Account	S-331

S-404

Withheld Amounts	S-332	YM Group A	S-290
Workout Fee	S-266	YM Group B	S-290
Workout Fee Rate	S-266	YM Groups	S-290
Workout-Delayed Reimbursement
Amount	S-331

S-405

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ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	NAP	NAP
1.01	Property				Eagle River			32700 Highway 6	Edwards	Colorado	81632	Manufactured Housing	Manufactured Housing
1.02	Property				Foxridge Farm			26900 East Colfax Avenue	Aurora	Colorado	80018	Manufactured Housing	Manufactured Housing
1.03	Property				River Valley			10910 Turner Boulevard	Longmont	Colorado	80504	Manufactured Housing	Manufactured Housing
1.04	Property				West Winds			505 Williams Street	Cheyenne	Wyoming	82007	Manufactured Housing	Manufactured Housing
1.05	Property				Skyline Village			1700 Swanson Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing
1.06	Property				Gaslight Village			2801 North 1st Street	Lincoln	Nebraska	68521	Manufactured Housing	Manufactured Housing
1.07	Property				Dream Island			1315 Dream Island Plaza	Steamboat Springs	Colorado	80487	Manufactured Housing	Manufactured Housing
1.08	Property				Valley Ridge			8671 Southwest Loop 410	San Antonio	Texas	78242	Manufactured Housing	Manufactured Housing
1.09	Property				Western Hills			45 Purple Sage Road	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing
1.10	Property				Lake Fork			150 Highway 300	Leadville	Colorado	80461	Manufactured Housing	Manufactured Housing
1.11	Property				Aloha Vegas			500 Miller Avenue	North Las Vegas	Nevada	89030	Manufactured Housing	Manufactured Housing
1.12	Property				Kingswood Estates			2323 Bellwood Drive	Grand Island	Nebraska	68801	Manufactured Housing	Manufactured Housing
1.13	Property				Country Oaks			7510 Talley Road	San Antonio	Texas	78253	Manufactured Housing	Manufactured Housing
1.14	Property				Woodlawn Estates			2720 North 2nd Street	Lincoln	Nebraska	68521	Manufactured Housing	Manufactured Housing
1.15	Property				Buckingham Village			2910 Pat Booker Road	Universal City	Texas	78148	Manufactured Housing	Manufactured Housing
1.16	Property				Woodview			1301 West Oltorf Street	Austin	Texas	78704	Manufactured Housing	Manufactured Housing
1.17	Property				West Park Plaza			129 Melody Lane	Grand Island	Nebraska	68803	Manufactured Housing	Manufactured Housing
1.18	Property				Valle Grande			8900 2nd Street Northwest	Albuquerque	New Mexico	87114	Manufactured Housing	Manufactured Housing
1.19	Property				Riviera de Sandia			12145 State Highway 14 North, Lot J3	Cedar Crest	New Mexico	87008	Manufactured Housing	Manufactured Housing
1.20	Property				Cedar Village			15814 East Colfax Avenue	Aurora	Colorado	80011	Manufactured Housing	Manufactured Housing
1.21	Property				Rancho Bridger			5020 Springs Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing
1.22	Property				Sheltered Valley			1700 Wilson Street	Green River	Wyoming	82935	Manufactured Housing	Manufactured Housing
1.23	Property				Vals			125 Clinton Road	Cibolo	Texas	78108	Manufactured Housing	Manufactured Housing
1.24	Property				Countryside Estates			2400 North 1st Street	Lincoln	Nebraska	68521	Manufactured Housing	Manufactured Housing
1.25	Property				W bar K			3800 Sunset Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing
1.26	Property				Trails End			1925 East Murray Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing
1.27	Property				Windgate			2800 Windgate Drive	New Braunfels	Texas	78130	Manufactured Housing	Manufactured Housing
1.28	Property				Golden Eagle			1016 Harshman Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing
1.29	Property				Mountain Springs			701 Antelope Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing
1.30	Property				North Breeze			8360 Eckhert Road	San Antonio	Texas	78240	Manufactured Housing	Manufactured Housing
1.31	Property				Sugar Creek			211 Monroe Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing
1.32	Property				Hillside			300 Harshman Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing
2	Loan		GSMC	GSMC	Fig Garden Village	NAP	NAP	632-770 West Shaw Avenue and 5056-5128 North Palm Avenue	Fresno	California	93704	Retail	Anchored
3	Loan	15, 16	GSMC	GSMC	Bassett Place	NAP	NAP	6101 Gateway Boulevard West	El Paso	Texas	79925	Retail	Power Center/Big Box
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	NAP	NAP	150 Clayton Lane	Denver	Colorado	80206	Hospitality	Full Service
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	NAP	NAP	2050 and 2100 North Stemmons Freeway	Dallas	Texas	75207	Mixed Use	Merchandise Mart/Retail
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	NAP	NAP	300 Lakeside Drive	Oakland	California	94612	Office	CBD
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	NAP	NAP	1000 Corporate Drive	Canonsburg	Pennsylvania	15317	Hospitality	Full Service
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	NAP	NAP	101 South Adams Street	Tallahassee	Florida	32301	Hospitality	Full Service
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	NAP	NAP
9.01	Property				50 Wallabout Street			50 Wallabout Street	Brooklyn	New York	11249	Self Storage	Self Storage
9.02	Property				250 Flanagan Way			250 Flanagan Way	Secaucus	New Jersey	07094	Self Storage	Self Storage
9.03	Property				6700 River Road			6700 River Road	West New York	New Jersey	07093	Self Storage	Self Storage
9.04	Property				1015 North Halsted Street			1015 North Halsted Street	Chicago	Illinois	60642	Self Storage	Self Storage
9.05	Property				7536 Wornall Road			7536 Wornall Road	Kansas City	Missouri	64114	Self Storage	Self Storage
9.06	Property				640 Southwest 2nd Avenue			640 Southwest 2nd Avenue	Miami	Florida	33130	Self Storage	Self Storage
9.07	Property				4920 Northwest 7th Street			4920 Northwest 7th Street	Miami	Florida	33126	Self Storage	Self Storage
9.08	Property				9925 Southwest 40th Street			9925 Southwest 40th Street	Miami	Florida	33165	Self Storage	Self Storage
9.09	Property				9220 West 135th Street			9220 West 135th Street	Overland Park	Kansas	66221	Self Storage	Self Storage
9.10	Property				980 4th Avenue			980 4th Avenue	Brooklyn	New York	11232	Self Storage	Self Storage
9.11	Property				405 South Federal Highway			405 South Federal Highway	Pompano Beach	Florida	33062	Mixed Use	Self Storage/Retail
9.12	Property				11001 Excelsior Boulevard			11001 Excelsior Boulevard	Hopkins	Minnesota	55343	Self Storage	Self Storage
9.13	Property				11325 Lee Highway			11325 Lee Highway	Fairfax	Virginia	22030	Self Storage	Self Storage
9.14	Property				2021 Griffin Road			2021 Griffin Road	Fort Lauderdale	Florida	33312	Self Storage	Self Storage
9.15	Property				400 West Olmos Drive			400 West Olmos Drive	San Antonio	Texas	78212	Self Storage	Self Storage
9.16	Property				14151 Wyandotte Street			14151 Wyandotte Street	Kansas City	Missouri	64145	Self Storage	Self Storage
9.17	Property				5979 Butterfield Road			5979 Butterfield Road	Hillside	Illinois	60162	Self Storage	Self Storage
9.18	Property				115 Park Avenue			115 Park Avenue	Basalt	Colorado	81621	Self Storage	Self Storage
9.19	Property				3500 Southwest 160th Avenue			3500 Southwest 160th Avenue	Miramar	Florida	33027	Self Storage	Self Storage
9.20	Property				2445 Crain Highway			2445 Crain Highway	Waldorf	Maryland	20601	Self Storage	Self Storage
9.21	Property				100 West North Avenue			100 West North Avenue	Lombard	Illinois	60148	Self Storage	Self Storage
9.22	Property				2727 Shermer Road			2727 Shermer Road	Northbrook	Illinois	60062	Self Storage	Self Storage
9.23	Property				15201 Antioch Road			15201 Antioch Road	Overland Park	Kansas	66221	Self Storage	Self Storage
9.24	Property				2450 Mandela Parkway			2450 Mandela Parkway	Oakland	California	94607	Self Storage	Self Storage
9.25	Property				184-02 Jamaica Avenue			184-02 Jamaica Avenue	Hollis	New York	11423	Self Storage	Self Storage
9.26	Property				9012 Northwest Prairie View Road			9012 Northwest Prairie View Road	Kansas City	Missouri	64153	Self Storage	Self Storage

A-1

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
9.27	Property				16101 West 95th Street			16101 West 95th Street	Lenexa	Kansas	66219	Self Storage	Self Storage
9.28	Property				3100 North Mannheim			3100 North Mannheim	Franklin Park	Illinois	60131	Self Storage	Self Storage
9.29	Property				9580 Potranco Road			9580 Potranco Road	San Antonio	Texas	78251	Self Storage	Self Storage
9.30	Property				18025 Monterey Street			18025 Monterey Street	Morgan Hill	California	95037	Self Storage	Self Storage
9.31	Property				9N 004 Route 59			9N 004 Route 59	Elgin	Illinois	60120	Self Storage	Self Storage
9.32	Property				5115 Clayton Road			5115 Clayton Road	Concord	California	94521	Self Storage	Self Storage
9.33	Property				9702 West 67th Street			9702 West 67th Street	Merriam	Kansas	66203	Self Storage	Self Storage
9.34	Property				794 Scenic Highway			794 Scenic Highway	Lawrenceville	Georgia	30046	Self Storage	Self Storage
9.35	Property				12430 Bandera Road			12430 Bandera Road	Helotes	Texas	78023	Self Storage	Self Storage
9.36	Property				4000 South Providence Road			4000 South Providence Road	Columbia	Missouri	65203	Self Storage	Self Storage
9.37	Property				2743 San Pablo Avenue			2743 San Pablo Avenue	Oakland	California	94612	Self Storage	Self Storage
9.38	Property				819 North Eola Road			819 North Eola Road	Aurora	Illinois	60502	Self Storage	Self Storage
9.39	Property				2506 West Worley Street			2506 West Worley Street	Columbia	Missouri	65203	Self Storage	Self Storage
9.40	Property				15601 FM 1325			15601 FM 1325	Austin	Texas	78728	Self Storage	Self Storage
9.41	Property				10700 West 159th Street			10700 West 159th Street	Orland Park	Illinois	60467	Self Storage	Self Storage
9.42	Property				2403 Rangeline Street			2403 Rangeline Street	Columbia	Missouri	65202	Self Storage	Self Storage
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue			6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	Chicago	Illinois	60637	Self Storage	Self Storage
9.44	Property				2277 Walters Road			2277 Walters Road	Fairfield	California	94533	Self Storage	Self Storage
9.45	Property				1575 Thousand Oaks Drive			1575 Thousand Oaks Drive	San Antonio	Texas	78232	Self Storage	Self Storage
9.46	Property				7460 Frontage Road			7460 Frontage Road	Merriam	Kansas	66203	Self Storage	Self Storage
9.47	Property				6401 Third Street			6401 Third Street	Key West	Florida	33040	Self Storage	Self Storage
9.48	Property				2816 Eaton Road			2816 Eaton Road	Kansas City	Kansas	66103	Self Storage	Self Storage
9.49	Property				3985 Atlanta Highway			3985 Atlanta Highway	Athens	Georgia	30606	Self Storage	Self Storage
9.50	Property				11510 North Main Street			11510 North Main Street	Kansas City	Missouri	64155	Self Storage	Self Storage
9.51	Property				750 Winchester Road			750 Winchester Road	Lexington	Kentucky	40505	Self Storage	Self Storage
9.52	Property				3401 Broadway Boulevard			3401 Broadway Boulevard	Kansas City	Missouri	64111	Self Storage	Self Storage
9.53	Property				1720 Grand Boulevard			1720 Grand Boulevard	Kansas City	Missouri	64108	Self Storage	Self Storage
9.54	Property				1310 South Enterprise Street			1310 South Enterprise Street	Olathe	Kansas	66061	Self Storage	Self Storage
9.55	Property				2420 St Mary’s Boulevard			2420 St Mary’s Boulevard	Jefferson City	Missouri	65109	Self Storage	Self Storage
9.56	Property				3500 I-70 Drive Southeast			3500 I-70 Drive Southeast	Columbia	Missouri	65201	Self Storage	Self Storage
9.57	Property				195 Southwest Boulevard			195 Southwest Boulevard	Kansas City	Kansas	66103	Self Storage	Self Storage
9.58	Property				8900 Northwest Prairie View Road			8900 Northwest Prairie View Road	Kansas City	Missouri	64153	Self Storage	Self Storage
9.59	Property				1601 Twilight Trail			1601 Twilight Trail	Frankfort	Kentucky	40601	Self Storage	Self Storage
9.60	Property				1515 Church Street			1515 Church Street	Lake Charles	Louisiana	70601	Self Storage	Self Storage
9.61	Property				1891 North Columbia Street			1891 North Columbia Street	Milledgeville	Georgia	31061	Self Storage	Self Storage
9.62	Property				1200 US #1			1200 US #1	Key West	Florida	33040	Self Storage	Self Storage
9.63	Property				251 Collins Industrial Boulevard			251 Collins Industrial Boulevard	Athens	Georgia	30601	Self Storage	Self Storage
9.64	Property				2310 Paris Road			2310 Paris Road	Columbia	Missouri	65202	Self Storage	Self Storage
9.65	Property				1820 West Business Loop 70			1820 West Business Loop 70	Columbia	Missouri	65202	Self Storage	Self Storage
9.66	Property				1723 East Florida			1723 East Florida	Springfield	Missouri	65803	Self Storage	Self Storage
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	NAP	NAP
10.01	Property	27			1000 Second Avenue			1000 Second Avenue	Seattle	Washington	98104	Office	CBD
10.02	Property	28			2901 Third Avenue			2901 Third Avenue	Seattle	Washington	98121	Office	CBD
10.03	Property				3101 Western Avenue			3101 Western Avenue	Seattle	Washington	98121	Office	CBD
10.04	Property	29			300 Elliott Avenue West			300 Elliott Avenue West	Seattle	Washington	98119	Office	CBD
10.05	Property	30			3131 Elliott Avenue			3131 Elliott Avenue	Seattle	Washington	98121	Office	CBD
10.06	Property				2615 Fourth Avenue			2615 Fourth Avenue	Seattle	Washington	98121	Office	CBD
10.07	Property				190 Queen Anne Avenue North			190 Queen Anne Avenue North	Seattle	Washington	98109	Office	CBD
10.08	Property	31			200 First Avenue West			200 First Avenue West	Seattle	Washington	98119	Office	CBD
10.09	Property				18 West Mercer Street			18 West Mercer Street	Seattle	Washington	98119	Office	CBD
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	NAP	NAP	3000 184th Street Southwest	Lynnwood	Washington	98037	Retail	Super Regional Mall
12	Loan		SMC	SMF I	Sysmex Way	NAP	NAP	1 and 2 Sysmex Way	Mundelein	Illinois	60060	Office	General Suburban
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	NAP	NAP	4951-4961 Katella Avenue	Cypress	California	90720	Retail	Anchored
14	Loan		GSMC	GSMC	Court at Deptford II	NAP	NAP	1553-1563 Almonesson Road	Woodbury	New Jersey	08096	Retail	Anchored
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	NAP	NAP
15.01	Property				Annhurst			535 North Lewis Run Road	Clairton	Pennsylvania	15025	Multifamily	Garden
15.02	Property				Applegate			4055 North Everett Road	Muncie	Indiana	47304	Multifamily	Garden
15.03	Property				Heron Pointe			2553 State Road A1A	Atlantic Beach	Florida	32233	Multifamily	Garden
15.04	Property				Meadowood			201 Orchard Drive	Nicholasville	Kentucky	40356	Multifamily	Garden
15.05	Property				Ridgewood			3206 Abshire Lane	Louisville	Kentucky	40220	Multifamily	Garden
15.06	Property				Heathmoore			11559 Ford Place	Louisville	Kentucky	40241	Multifamily	Garden
16	Loan	36	SMC	SMF I	Freshwater Commons	NAP	NAP	51 Palomba Drive	Enfield	Connecticut	06082	Retail	Anchored
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	NAP	NAP	1562-1566 Chester Pike	Eddystone	Pennsylvania	19022	Retail	Anchored
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	NAP	NAP
18.01	Property				Heartland Village Shopping Center			8411 Windfall Lane	Camby	Indiana	46113	Retail	Unanchored
18.02	Property				Park 52			8364-8478 Brookville Road	Indianapolis	Indiana	46239	Industrial	Flex
18.03	Property				Andrade Business Park			10702-10816 Deandra Drive and 10656-10668 Andrade Drive	Zionsville	Indiana	46077	Industrial	Flex
18.04	Property				Fairview Corners			520 North State Road 135	Greenwood	Indiana	46142	Retail	Unanchored
18.05	Property				Elmwood Tech			5555-5575 Elmwood Avenue	Indianapolis	Indiana	46203	Industrial	Flex
18.06	Property				White River Landing			205 North State Road 135	Greenwood	Indiana	46142	Retail	Unanchored
18.07	Property				Holiday Center			3992 25th Street	Columbus	Indiana	47203	Retail	Unanchored
18.08	Property				Whiteland Retail Center			989 North US Highway 31	Whiteland	Indiana	46184	Retail	Unanchored
18.09	Property				Franklin Shoppes			1701-1713 North Morton Street	Franklin	Indiana	46131	Retail	Unanchored
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	Group 2	Group A	645 Lindsay Boulevard	Idaho Falls	Idaho	83402	Hospitality	Limited Service
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	Group 2	Group A	2501 South 25th East	Ammon	Idaho	83406	Hospitality	Limited Service

A-2

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	NAP	NAP	420-440 Elkhorn Boulevard	Rio Linda	California	95673	Retail	Anchored
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	NAP	NAP
22.01	Property				5334-5362 West Madison Street			5334-5362 West Madison Street	Chicago	Illinois	60644	Multifamily	Garden
22.02	Property				5300 South Martin Luther King Junior Drive			5300 South King Drive	Chicago	Illinois	60615	Multifamily	Mid-Rise
22.03	Property				1115-27 East 81st Street			1115-27 East 81st Street	Chicago	Illinois	60619	Multifamily	Mid-Rise
22.04	Property				5248 South Martin Luther King Junior Drive			5248 South King Drive	Chicago	Illinois	60615	Multifamily	Mid-Rise
22.05	Property				4900-4910 West Jackson Boulevard			4900-4910 West Jackson Boulevard	Chicago	Illinois	60644	Multifamily	Garden
22.06	Property				130-136 North Leamington Avenue			130-136 North Leamington Avenue	Chicago	Illinois	60644	Multifamily	Garden
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue			8211-8214 and 8223 South Exchange Avenue	Chicago	Illinois	60617	Multifamily	Mid-Rise
22.08	Property				8231-8239 South Ingleside			8231-8239 South Ingleside Avenue	Chicago	Illinois	60619	Multifamily	Mid-Rise
22.09	Property				3101 W. Lexington Street			3101 West Lexington Street	Chicago	Illinois	60612	Multifamily	Mid-Rise
22.10	Property				8200 South Exchange Avenue			8200 South Exchange Avenue	Chicago	Illinois	60617	Multifamily	Garden
23	Loan		GSMC	GSMC	Palomar Point	NAP	NAP	1910, 1920 and 1930 Palomar Point Way	Carlsbad	California	92008	Industrial	Flex
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	NAP	NAP
24.01	Property				Paramount Place			1420 Paramount Drive	Huntsville	Alabama	35806	Retail	Unanchored
24.02	Property				Memorial Plaza			1150 Mineral Wells Avenue	Paris	Tennessee	38242	Retail	Shadow Anchored
24.03	Property				Creekside Corners			10300 Bailey Cove Road Southeast	Huntsville	Alabama	35803	Retail	Unanchored
24.04	Property				Greensboro Plaza			115 Main Street	Greensboro	Alabama	36774	Retail	Shadow Anchored
24.05	Property				Exchange Place			210 Exchange Place Northwest	Huntsville	Alabama	35806	Office	General Suburban
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	NAP	NAP	20 South 69th Street	Upper Darby	Pennsylvania	19082	Mixed Use	Office/Retail
26	Loan		CGMRC	CGMRC	College Grove	NAP	NAP	6348 College Grove Way	San Diego	California	92115	Retail	Anchored
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	Group 1	NAP	5644 Brook Road	Richmond	Virginia	23227	Retail	Anchored
28	Loan		CCRE	CCRE	Southeast Plaza	NAP	NAP	4230 Bee Ridge Road	Sarasota	Florida	34233	Retail	Anchored
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	NAP	NAP	870 Frontage Road East	Myrtle Beach	South Carolina	29577	Self Storage	Self Storage
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	NAP	NAP	5151 Richmond Avenue	Houston	Texas	77056	Multifamily	Garden
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	NAP	NAP	205 Remington Boulevard	Bolingbrook	Illinois	60440	Hospitality	Full Service
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	Group 1	NAP
32.01	Property				Beaver Ruin Village I			4145-4155 Lawrenceville Highway Northwest	Lilburn	Georgia	30047	Retail	Shadow Anchored
32.02	Property				Beaver Ruin Village II			4145-4155 Lawrenceville Highway Northwest	Lilburn	Georgia	30047	Retail	Shadow Anchored
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	NAP	NAP
33.01	Property				4654 Maryland			4654-4660 Maryland Avenue	Saint Louis	Missouri	63108	Mixed Use	Retail/Office
33.02	Property				401 North Euclid			401-411 North Euclid Avenue and 4911 McPherson Avenue	Saint Louis	Missouri	63108	Mixed Use	Multifamily/Retail
33.03	Property				7370 Manchester			7370-7376 Manchester Road	Maplewood	Missouri	63143	Mixed Use	Retail/Office
33.04	Property				7350 Manchester			7350-7354 Manchester Road	Maplewood	Missouri	63143	Mixed Use	Retail/Office
33.05	Property				7344 Manchester			7344-7348 Manchester Road	Maplewood	Missouri	63143	Mixed Use	Retail/Office
33.06	Property				4229 Manchester			4229 Manchester Avenue	Saint Louis	Missouri	63110	Retail	Unanchored
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	NAP	NAP	520 West Avenue	Norwalk	Connecticut	06850	Mixed Use	Retail/Office
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	NAP	NAP
35.01	Property				All Star			2217 Michael Drive	Raleigh	North Carolina	27603	Manufactured Housing	Manufactured Housing
35.02	Property				Orion Oaks			5004 Crowders Trail	Gastonia	North Carolina	28052	Manufactured Housing	Manufactured Housing
35.03	Property				Oakland Glen			2516 Heidelberg Drive	Concord	North Carolina	28025	Manufactured Housing	Manufactured Housing
35.04	Property				Princeton Village			8873 Princeton Glendale Road	Hamilton	Ohio	45011	Manufactured Housing	Manufactured Housing
36	Loan		SMC	SMF I	Pangea 11	NAP	NAP
36.01	Property				13905-13957 South Clark Street			13905-13957 South Clark Street	Riverdale	Illinois	60827	Multifamily	Garden
36.02	Property				1101 North Lawler Avenue			1101 North Lawler Avenue	Chicago	Illinois	60651	Multifamily	Garden
36.03	Property				7800 South Jeffery Boulevard			7800 South Jeffery Boulevard	Chicago	Illinois	60649	Multifamily	Garden
36.04	Property				7701 South Yates Boulevard			7701 South Yates Boulevard	Chicago	Illinois	60649	Multifamily	Garden
36.05	Property				9040 South Bishop Street			9040 South Bishop Street	Chicago	Illinois	60620	Multifamily	Garden
36.06	Property				7949 South Ellis Avenue			7949 South Ellis Avenue	Chicago	Illinois	60619	Multifamily	Garden
36.07	Property				14138 South School Street			14138 South School Street	Riverdale	Illinois	60827	Multifamily	Garden
36.08	Property				6200 South Rockwell Street			6200 South Rockwell Street	Chicago	Illinois	60629	Multifamily	Garden
36.09	Property				7055 South St. Lawrence Avenue			7055 South St. Lawrence Avenue	Chicago	Illinois	60637	Multifamily	Garden
36.10	Property				5402 West Rice Street			5402 West Rice Street	Chicago	Illinois	60651	Multifamily	Garden
36.11	Property				7056 South Eberhart Avenue			7056 South Eberhart Avenue	Chicago	Illinois	60637	Multifamily	Garden
36.12	Property				204 West 138th Street			204 West 138th Street	Riverdale	Illinois	60827	Multifamily	Garden
36.13	Property				7956 South Burnham Avenue			7956 South Burnham Avenue	Chicago	Illinois	60617	Multifamily	Garden
36.14	Property				9100 South Dauphin Avenue			9100 South Dauphin Avenue	Chicago	Illinois	60619	Multifamily	Garden
36.15	Property				8208 South Drexel Avenue			8208 South Drexel Avenue	Chicago	Illinois	60619	Multifamily	Garden
36.16	Property				8640 South Ingleside Avenue			8640 South Ingleside Avenue	Chicago	Illinois	60619	Multifamily	Garden

A-3

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	NAP	NAP
37.01	Property				West Pointe Village Shopping Center			433 North Carolina Highway 49 South	Asheboro	North Carolina	27205	Retail	Anchored
37.02	Property				Kris Krossing Shopping Center			3320 4th Avenue	Conway	South Carolina	29527	Retail	Anchored
37.03	Property				College Lakes Plaza			929 McArthur Road	Fayetteville	North Carolina	28311	Retail	Anchored
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	NAP	NAP	3030 Plaza Properties Boulevard	Columbus	Ohio	43219	Hospitality	Select Service
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	NAP	NAP	575 East Torrey Street	New Braunfels	Texas	78130	Multifamily	Garden
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	NAP	NAP
40.01	Property				Compass Self Storage			2435 West State Road 426	Oviedo	Florida	32765	Self Storage	Self Storage
40.02	Property				Access Self Storage			55 Beekman Street and 502 South Main Street	Manville	New Jersey	08835	Self Storage	Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	NAP	NAP
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH			1190 Main Street	Cuyahoga Falls	Ohio	44221	Retail	Unanchored
41.02	Property				Destination XL - Evergreen Park, IL			9152 South Western Avenue	Evergreen Park	Illinois	60805	Retail	Shadow Anchored
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK			9205 East 71st Street	Tulsa	Oklahoma	74133	Retail	Unanchored
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	NAP	NAP	2909 Michelle Drive	Sherman	Texas	75092	Hospitality	Limited Service
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	NAP	NAP	1550-1558 Riverstone Parkway	Canton	Georgia	30114	Retail	Shadow Anchored
44	Loan		GSCRE	GSMC	Hunters Point Apartments	NAP	NAP	1422 Hunters Point Drive	Zionsville	Indiana	46077	Multifamily	Garden
45	Loan	11	GSMC	GSMC	Crown Meadows	NAP	NAP	7614-7616 Culebra Road	San Antonio	Texas	78251	Retail	Unanchored
46	Loan		SMC	SMF I	Cross Creek Medical Office	NAP	NAP	3100 Cross Creek Parkway	Auburn Hills	Michigan	48326	Office	Medical
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	NAP	NAP	5885 West Colfax Avenue	Lakewood	Colorado	80214	Self Storage	Self Storage
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	NAP	NAP	4300 Coalburg Road	Birmingham	Alabama	35207	Industrial	Warehouse/Distribution
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	NAP	NAP	105 Forest Gate Drive	Pisgah Forest	North Carolina	28768	Retail	Anchored
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	NAP	NAP	4166 17 Mile Road Northeast	Cedar Springs	Michigan	49319	Retail	Single Tenant Retail
51	Loan		CCRE	CCRE	Delray Pointe	NAP	NAP	1110 South Federal Highway	Delray Beach	Florida	33483	Retail	Unanchored
52	Loan		CGMRC	CGMRC	24 Simon Street	NAP	NAP	24 Simon Street	Nashua	New Hampshire	03060	Industrial	Flex/Manufacturing
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	NAP	NAP	5868 East 71st Street	Indianapolis	Indiana	46220	Retail	Shadow Anchored
54	Loan		SMC	SMF I	CVS Shelby	NAP	NAP	15121 24 Mile Road	Shelby Township	Michigan	48315	Retail	Single Tenant Retail
55	Loan		SMC	SMF I	Flamingo Retail	NAP	NAP	10062 and 10082 West Flamingo Road	Las Vegas	Nevada	89147	Retail	Shadow Anchored
56	Loan		SMC	SMF I	Harrisonville Crossing	NAP	NAP	1902 Missouri State Highway 291	Harrisonville	Missouri	64701	Retail	Shadow Anchored
57	Loan		GSCRE	GSMC	Redan Cove Apartments	NAP	NAP	3737 Redan Road	Decatur	Georgia	30032	Multifamily	Garden
58	Loan		CCRE	CCRE	Moraga Plaza	NAP	NAP	29760-29764 Rancho California Road	Temecula	California	92591	Retail	Unanchored
59	Loan		CCRE	CCRE	CVS Jersey Shore	NAP	NAP	1321 Alleghany Street	Jersey Shore	Pennsylvania	17740	Retail	Single Tenant Retail
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	NAP	NAP	5115 Candlewood Street	Lakewood	California	90712	Retail	Unanchored
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	NAP	NAP	1160 Old Peachtree Road	Duluth	Georgia	30097	Retail	Unanchored
62	Loan		SMC	SMF I	Millennium Business Center	NAP	NAP	3639-3675 New Getwell Road and 3835-3874 Viscount Avenue	Memphis	Tennessee	38118	Industrial	Flex
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	NAP	NAP	65651 East 255 Road	Grove	Oklahoma	74344	Manufactured Housing	Manufactured Housing

A-4

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio			4,965	Pads	29,204.43		100,000,000	100,000,000	100,000,000	9.97%
1.01	Property				Eagle River	1975	2013-2014	381	Pads		Fee Simple			28,272,414
1.02	Property				Foxridge Farm	1974	NAP	481	Pads		Fee Simple			13,339,655
1.03	Property				River Valley	1974	2014	210	Pads		Fee Simple			8,276,724
1.04	Property				West Winds	1973	NAP	295	Pads		Fee Simple			5,517,241
1.05	Property				Skyline Village	1972	NAP	304	Pads		Fee Simple			5,034,483
1.06	Property				Gaslight Village	1970	NAP	437	Pads		Fee Simple			3,241,379
1.07	Property				Dream Island	1959	NAP	86	Pads		Fee Simple			2,965,517
1.08	Property				Valley Ridge	1970	NAP	308	Pads		Fee Simple			2,672,414
1.09	Property				Western Hills	1970	NAP	143	Pads		Fee Simple			2,327,586
1.10	Property				Lake Fork	1967	NAP	151	Pads		Fee Simple			2,241,379
1.11	Property				Aloha Vegas	1965	NAP	213	Pads		Fee Simple			2,068,966
1.12	Property				Kingswood Estates	1972	2011	213	Pads		Fee Simple			2,068,966
1.13	Property				Country Oaks	1985	NAP	131	Pads		Fee Simple			1,972,414
1.14	Property				Woodlawn Estates	1975	NAP	258	Pads		Fee Simple			1,793,103
1.15	Property				Buckingham Village	1970	NAP	127	Pads		Fee Simple			1,724,138
1.16	Property				Woodview	1969	NAP	71	Pads		Fee Simple			1,655,172
1.17	Property				West Park Plaza	1968	NAP	227	Pads		Fee Simple			1,482,759
1.18	Property				Valle Grande	1970	NAP	71	Pads		Fee Simple			1,448,276
1.19	Property				Riviera de Sandia	1967	NAP	80	Pads		Fee Simple			1,357,759
1.20	Property				Cedar Village	1954	NAP	43	Pads		Fee Simple			1,344,828
1.21	Property				Rancho Bridger	1975	NAP	75	Pads		Fee Simple			1,293,103
1.22	Property				Sheltered Valley	1975	NAP	55	Pads		Fee Simple			1,172,414
1.23	Property				Vals	1974	NAP	90	Pads		Fee Simple			1,129,310
1.24	Property				Countryside Estates	1971	NAP	164	Pads		Fee Simple			1,122,414
1.25	Property				W bar K	1980	NAP	51	Pads		Fee Simple			1,034,483
1.26	Property				Trails End	1975	NAP	62	Pads		Fee Simple			853,448
1.27	Property				Windgate	1986	NAP	55	Pads		Fee Simple			706,897
1.28	Property				Golden Eagle	1980	NAP	51	Pads		Fee Simple			517,241
1.29	Property				Mountain Springs	1980	NAP	40	Pads		Fee Simple			482,759
1.30	Property				North Breeze	1960	NAP	36	Pads		Fee Simple			482,759
1.31	Property				Sugar Creek	1977	NAP	33	Pads		Fee Simple			275,862
1.32	Property				Hillside	1960	NAP	23	Pads		Fee Simple			124,138
2	Loan		GSMC	GSMC	Fig Garden Village	1956	2007	301,501	SF	246.10	Fee Simple	74,200,000	74,200,000	74,200,000	7.4%
3	Loan	15, 16	GSMC	GSMC	Bassett Place	1962	2004-2005, 2007	595,412	SF	110.01	Fee Simple	65,500,000	65,500,000	65,500,000	6.5%
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	2004	2012-2013	196	Rooms	331,632.65	Fee Simple	65,000,000	65,000,000	65,000,000	6.5%
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	1959, 1974, 1978, 1984, 2007	2007	3,101,772	SF	83.27	Fee Simple	57,000,000	56,844,816	56,844,816	5.7%
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	1962	2005	811,005	SF	172.63	Fee Simple	50,000,000	50,000,000	50,000,000	5.0%
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	2001	2013-2014	175	Rooms	171,428.57	Fee Simple	30,000,000	30,000,000	30,000,000	3.0%
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	1971	2014-2015	243	Rooms	105,244.86	Fee Simple	25,574,500	25,574,500	25,574,500	2.5%
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio			4,519,664	SF	91.27		25,000,000	25,000,000	25,000,000	2.5%
9.01	Property				50 Wallabout Street	1944	2004	87,513	SF		Fee Simple			1,221,278
9.02	Property				250 Flanagan Way	2001	NAP	94,971	SF		Fee Simple			1,013,564
9.03	Property				6700 River Road	2006	NAP	82,023	SF		Fee Simple			955,568
9.04	Property				1015 North Halsted Street	1913	2006	99,615	SF		Fee Simple			762,785
9.05	Property				7536 Wornall Road	1951	NAP	86,390	SF		Fee Simple			737,331
9.06	Property				640 Southwest 2nd Avenue	2002	NAP	45,922	SF		Fee Simple			708,167
9.07	Property				4920 Northwest 7th Street	2001	NAP	81,195	SF		Fee Simple			705,069
9.08	Property				9925 Southwest 40th Street	2004	NAP	92,015	SF		Fee Simple			689,135
9.09	Property				9220 West 135th Street	2001	NAP	98,800	SF		Fee Simple			619,659
9.10	Property				980 4th Avenue	1910	2004	39,949	SF		Fee Simple			601,703
9.11	Property				405 South Federal Highway	1979, 2001, 2002, 2004	NAP	111,125	SF		Fee Simple			598,795
9.12	Property				11001 Excelsior Boulevard	1964	2008	162,995	SF		Fee Simple			577,514
9.13	Property				11325 Lee Highway	1990	NAP	44,418	SF		Fee Simple			568,751
9.14	Property				2021 Griffin Road	2000	NAP	99,519	SF		Fee Simple			559,153
9.15	Property				400 West Olmos Drive	2002	NAP	71,225	SF		Fee Simple			550,390
9.16	Property				14151 Wyandotte Street	2005	NAP	87,028	SF		Fee Simple			513,670
9.17	Property				5979 Butterfield Road	2002	NAP	107,220	SF		Fee Simple			494,475
9.18	Property				115 Park Avenue	1983	NAP	80,923	SF		Fee Simple			476,115
9.19	Property				3500 Southwest 160th Avenue	2008	NAP	84,248	SF		Fee Simple			475,698
9.20	Property				2445 Crain Highway	2005	NAP	65,246	SF		Fee Simple			469,021
9.21	Property				100 West North Avenue	1969	2002	81,166	SF		Fee Simple			464,014
9.22	Property				2727 Shermer Road	2002	NAP	89,302	SF		Fee Simple			443,150
9.23	Property				15201 Antioch Road	2009	NAP	88,650	SF		Fee Simple			433,970
9.24	Property				2450 Mandela Parkway	1943	NAP	47,361	SF		Fee Simple			411,437
9.25	Property				184-02 Jamaica Avenue	1920	NAP	41,072	SF		Fee Simple			404,760
9.26	Property				9012 Northwest Prairie View Road	1997	NAP	91,535	SF		Fee Simple			391,825

A-5

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
9.27	Property				16101 West 95th Street	2001	NAP	81,710	SF		Fee Simple			360,946
9.28	Property				3100 North Mannheim	1958	2001	90,571	SF		Fee Simple			328,398
9.29	Property				9580 Potranco Road	2005	NAP	69,778	SF		Fee Simple			323,391
9.30	Property				18025 Monterey Street	1975	NAP	48,564	SF		Fee Simple			321,722
9.31	Property				9N 004 Route 59	2002	NAP	92,350	SF		Fee Simple			315,463
9.32	Property				5115 Clayton Road	1985	NAP	48,120	SF		Fee Simple			311,290
9.33	Property				9702 West 67th Street	1998	NAP	75,220	SF		Fee Simple			308,786
9.34	Property				794 Scenic Highway	2005	NAP	75,320	SF		Fee Simple			307,952
9.35	Property				12430 Bandera Road	2005	NAP	69,275	SF		Fee Simple			303,779
9.36	Property				4000 South Providence Road	1990	NAP	70,949	SF		Fee Simple			300,441
9.37	Property				2743 San Pablo Avenue	1949	NAP	51,764	SF		Fee Simple			292,095
9.38	Property				819 North Eola Road	2002	NAP	69,450	SF		Fee Simple			287,088
9.39	Property				2506 West Worley Street	1987	NAP	77,100	SF		Fee Simple			286,670
9.40	Property				15601 FM 1325	2002	NAP	74,975	SF		Fee Simple			283,749
9.41	Property				10700 West 159th Street	1967	2007	53,758	SF		Fee Simple			268,310
9.42	Property				2403 Rangeline Street	1975	NAP	141,775	SF		Fee Simple			268,310
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	1942, 1994	NAP	53,175	SF		Fee Simple			252,036
9.44	Property				2277 Walters Road	1985	NAP	57,475	SF		Fee Simple			250,367
9.45	Property				1575 Thousand Oaks Drive	2003	NAP	59,650	SF		Fee Simple			250,367
9.46	Property				7460 Frontage Road	1997	NAP	66,115	SF		Fee Simple			250,367
9.47	Property				6401 Third Street	1986	NAP	29,550	SF		Fee Simple			244,108
9.48	Property				2816 Eaton Road	1998	NAP	61,995	SF		Fee Simple			237,849
9.49	Property				3985 Atlanta Highway	1986	1987, 1991, 2002, 2005, 2007	64,085	SF		Fee Simple			215,316
9.50	Property				11510 North Main Street	1998	NAP	76,085	SF		Fee Simple			213,647
9.51	Property				750 Winchester Road	1985	NAP	55,000	SF		Fee Simple			207,387
9.52	Property				3401 Broadway Boulevard	1950	2007	41,608	SF		Fee Simple/Leasehold			205,301
9.53	Property				1720 Grand Boulevard	1950	2008	46,307	SF		Fee Simple			190,279
9.54	Property				1310 South Enterprise Street	1995	NAP	63,325	SF		Fee Simple			186,941
9.55	Property				2420 St Mary’s Boulevard	1979	NAP	58,075	SF		Fee Simple			175,257
9.56	Property				3500 I-70 Drive Southeast	1994	NAP	42,483	SF		Fee Simple			171,919
9.57	Property				195 Southwest Boulevard	1973	2005	28,510	SF		Fee Simple			171,084
9.58	Property				8900 Northwest Prairie View Road	2006	NAP	43,765	SF		Fee Simple			168,998
9.59	Property				1601 Twilight Trail	1979	NAP	54,250	SF		Fee Simple			166,494
9.60	Property				1515 Church Street	1982	NAP	63,280	SF		Fee Simple			154,810
9.61	Property				1891 North Columbia Street	1987	NAP	50,900	SF		Fee Simple			141,875
9.62	Property				1200 US #1	1986	NAP	15,389	SF		Fee Simple			114,334
9.63	Property				251 Collins Industrial Boulevard	2003-2004	NAP	45,150	SF		Fee Simple			107,658
9.64	Property				2310 Paris Road	1982	NAP	36,854	SF		Fee Simple			101,399
9.65	Property				1820 West Business Loop 70	2006	NAP	21,700	SF		Fee Simple			53,829
9.66	Property				1723 East Florida	1981	NAP	32,834	SF		Fee Simple			52,994
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio			1,631,457	SF	211.47		25,000,000	25,000,000	25,000,000	2.5%
10.01	Property	27			1000 Second Avenue	1986	NAP	447,792	SF		Fee Simple			8,815,427
10.02	Property	28			2901 Third Avenue	1982	NAP	269,862	SF		Fee Simple			3,764,922
10.03	Property				3101 Western Avenue	1984	NAP	187,035	SF		Fee Simple			3,168,044
10.04	Property	29			300 Elliott Avenue West	1981	NAP	226,159	SF		Fee Simple			2,777,778
10.05	Property	30			3131 Elliott Avenue	1986	NAP	189,849	SF		Fee Simple			2,731,864
10.06	Property				2615 Fourth Avenue	1974	NAP	124,276	SF		Fee Simple			1,643,710
10.07	Property				190 Queen Anne Avenue North	1974	NAP	84,582	SF		Fee Simple			968,779
10.08	Property	31			200 First Avenue West	1971	NAP	66,470	SF		Fee Simple			734,619
10.09	Property				18 West Mercer Street	1984	NAP	35,432	SF		Fee Simple			394,858
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	1979	1995, 2003, 2009	575,704	SF	615.66	Fee Simple	24,500,000	24,439,530	24,439,530	2.4%
12	Loan		SMC	SMF I	Sysmex Way	1991, 2007	2003	140,000	SF	170.36	Fee Simple	23,850,000	23,850,000	23,850,000	2.4%
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	2005	NAP	74,289	SF	299.75	Fee Simple	22,300,000	22,268,382	22,268,382	2.2%
14	Loan		GSMC	GSMC	Court at Deptford II	1998	NAP	141,822	SF	156.36	Fee Simple/Leasehold	22,205,000	22,175,773	22,175,773	2.2%
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II			517		39,746.62		20,549,000	20,549,000	20,549,000	2.0%
15.01	Property				Annhurst	1984	NAP	97	Units		Fee Simple			4,865,884
15.02	Property				Applegate	1984	NAP	132	Units		Fee Simple			4,304,435
15.03	Property				Heron Pointe	1985	NAP	98	Units		Fee Simple			3,443,548
15.04	Property				Meadowood	1983	2014	67	Units		Fee Simple			2,994,390
15.05	Property				Ridgewood	1984	2009	61	Units		Fee Simple			2,620,091
15.06	Property				Heathmoore	1983	2009	62	Units		Fee Simple			2,320,652
16	Loan	36	SMC	SMF I	Freshwater Commons	1998	NAP	130,953	SF	146.62	Fee Simple	19,200,000	19,200,000	19,200,000	1.9%
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	2001	NAP	95,930	SF	184.65	Fee Simple	17,713,000	17,713,000	17,713,000	1.8%
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio			284,737	SF	53.21		15,150,000	15,150,000	15,150,000	1.5%
18.01	Property				Heartland Village Shopping Center	2004	NAP	40,219	SF		Fee Simple			4,500,000
18.02	Property				Park 52	1974, 1978	NAP	57,600	SF		Fee Simple			2,212,500
18.03	Property				Andrade Business Park	1983-1988	1984-1988	45,000	SF		Fee Simple			1,972,500
18.04	Property				Fairview Corners	1985	NAP	16,000	SF		Fee Simple			1,425,000
18.05	Property				Elmwood Tech	1987-1988	NAP	28,901	SF		Fee Simple			1,237,500
18.06	Property				White River Landing	1983	NAP	14,000	SF		Fee Simple			1,065,000
18.07	Property				Holiday Center	1970, 1971, 1978, 1997	NAP	58,845	SF		Fee Simple			1,012,500
18.08	Property				Whiteland Retail Center	1989	NAP	19,372	SF		Fee Simple			1,012,500
18.09	Property				Franklin Shoppes	1988	2012	4,800	SF		Fee Simple			712,500
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	1996	2012	127	Rooms	63,385.83	Leasehold	8,050,000	8,050,000	8,050,000	0.8%
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	2000	2012	84	Rooms	64,880.95	Fee Simple	5,450,000	5,450,000	5,450,000	0.5%

A-6

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	2005	NAP	77,080	SF	166.39	Fee Simple	12,825,000	12,825,000	12,825,000	1.3%
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio			262	Units	47,908.28		12,566,250	12,551,970	12,551,970	1.3%
22.01	Property				5334-5362 West Madison Street	1910	NAP	48	Units		Fee Simple			2,911,667
22.02	Property				5300 South Martin Luther King Junior Drive	1913	2007	25	Units		Fee Simple			1,704,311
22.03	Property				1115-27 East 81st Street	1929	NAP	39	Units		Fee Simple			1,488,307
22.04	Property				5248 South Martin Luther King Junior Drive	1905	2007	27	Units		Fee Simple			1,303,517
22.05	Property				4900-4910 West Jackson Boulevard	1926	2008	29	Units		Fee Simple			1,234,116
22.06	Property				130-136 North Leamington Avenue	1919	2008	21	Units		Fee Simple			1,213,619
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue	1973	2012	27	Units		Fee Simple			1,123,722
22.08	Property				8231-8239 South Ingleside	1930	NAP	28	Units		Fee Simple			771,123
22.09	Property				3101 W. Lexington Street	1927	2012-2013	10	Units		Fee Simple			449,489
22.10	Property				8200 South Exchange Avenue	1965	NAP	8	Units		Fee Simple			352,099
23	Loan		GSMC	GSMC	Palomar Point	2006	NAP	84,121	SF	148.60	Fee Simple	12,500,000	12,500,000	12,500,000	1.2%
24	Loan	42	CCRE	CCRE	Huntsville Portfolio			153,875	SF	78.15		12,025,000	12,025,000	12,025,000	1.2%
24.01	Property				Paramount Place	2006	NAP	33,934	SF		Fee Simple			4,500,000
24.02	Property				Memorial Plaza	1997	NAP	53,219	SF		Fee Simple			4,050,000
24.03	Property				Creekside Corners	1989	NAP	24,087	SF		Fee Simple			2,175,000
24.04	Property				Greensboro Plaza	1977	NAP	37,200	SF		Fee Simple			820,000
24.05	Property				Exchange Place	1989	NAP	5,435	SF		Fee Simple			480,000
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	1993	NAP	128,860	SF	87.30	Fee Simple	11,250,000	11,250,000	11,250,000	1.1%
26	Loan		CGMRC	CGMRC	College Grove	1960	2004	51,910	SF	211.60	Fee Simple	11,000,000	10,984,207	10,984,207	1.1%
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	1990	2012	147,738	SF	74.12	Fee Simple	10,950,000	10,950,000	10,950,000	1.1%
28	Loan		CCRE	CCRE	Southeast Plaza	1965	2004	129,700	SF	82.69	Fee Simple	10,725,000	10,725,000	10,725,000	1.1%
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	2000, 2003, 2008	NAP	137,377	SF	74.25	Fee Simple	10,200,000	10,200,000	10,200,000	1.0%
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	1965	2010	213	Units	46,948.36	Fee Simple	10,000,000	10,000,000	10,000,000	1.0%
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	1998	2013	145	Rooms	66,034.48	Fee Simple	9,575,000	9,575,000	9,575,000	1.0%
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II			110,808	SF	84.83		9,400,000	9,400,000	9,400,000	0.9%
32.01	Property				Beaver Ruin Village I	1976	1996	75,883	SF		Leasehold			7,000,000
32.02	Property				Beaver Ruin Village II	1976	1996	34,925	SF		Fee Simple/Leasehold			2,400,000
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use			70,733	SF	127.59		9,025,000	9,025,000	9,025,000	0.9%
33.01	Property				4654 Maryland	1926	1991	15,445	SF		Fee Simple			3,258,123
33.02	Property				401 North Euclid	1903	Various	14,114	SF		Fee Simple			1,906,002
33.03	Property				7370 Manchester	1920	Various	15,633	SF		Fee Simple			1,547,608
33.04	Property				7350 Manchester	1925	Various	11,682	SF		Fee Simple			993,727
33.05	Property				7344 Manchester	1920	Various	7,410	SF		Fee Simple			700,496
33.06	Property				4229 Manchester	1926	1991	6,449	SF		Fee Simple			619,043
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	1930	NAP	28,199	SF	319.16	Fee Simple	9,000,000	9,000,000	9,000,000	0.9%
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3			479	Pads	18,789.14		9,000,000	9,000,000	9,000,000	0.9%
35.01	Property				All Star	1987	NAP	220	Pads		Fee Simple			4,750,000
35.02	Property				Orion Oaks	1997	NAP	100	Pads		Fee Simple			1,750,000
35.03	Property				Oakland Glen	1988, 1998	NAP	95	Pads		Fee Simple			1,750,000
35.04	Property				Princeton Village	1959	NAP	64	Pads		Fee Simple			750,000
36	Loan		SMC	SMF I	Pangea 11			236	Units	37,076.27		8,750,000	8,750,000	8,750,000	0.9%
36.01	Property				13905-13957 South Clark Street	1962	2014	60	Units		Fee Simple			2,115,385
36.02	Property				1101 North Lawler Avenue	1931	2014	15	Units		Fee Simple			714,286
36.03	Property				7800 South Jeffery Boulevard	1930	2014	13	Units		Fee Simple			631,868
36.04	Property				7701 South Yates Boulevard	1929	2014	13	Units		Fee Simple			549,451
36.05	Property				9040 South Bishop Street	1929	2014	13	Units		Fee Simple			494,505
36.06	Property				7949 South Ellis Avenue	1930	2014	12	Units		Fee Simple			439,560
36.07	Property				14138 South School Street	1970	2014	12	Units		Fee Simple			412,088
36.08	Property				6200 South Rockwell Street	1930	2014	10	Units		Fee Simple			412,088
36.09	Property				7055 South St. Lawrence Avenue	1930	2014	12	Units		Fee Simple			412,088
36.10	Property				5402 West Rice Street	1931	2014	12	Units		Fee Simple			412,088
36.11	Property				7056 South Eberhart Avenue	1932	2014	8	Units		Fee Simple			398,352
36.12	Property				204 West 138th Street	1971	2014	12	Units		Fee Simple			384,615
36.13	Property				7956 South Burnham Avenue	1931	2014	9	Units		Fee Simple			357,143
36.14	Property				9100 South Dauphin Avenue	1931	2014	10	Units		Fee Simple			357,143
36.15	Property				8208 South Drexel Avenue	1932	2014	13	Units		Fee Simple			329,670
36.16	Property				8640 South Ingleside Avenue	1967	2014	12	Units		Fee Simple			329,670

A-7

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I			141,087	SF	62.02		8,750,000	8,750,000	8,750,000	0.9%
37.01	Property				West Pointe Village Shopping Center	1998	NAP	48,246	SF		Fee Simple			3,355,784
37.02	Property				Kris Krossing Shopping Center	1999	NAP	49,800	SF		Fee Simple			3,120,048
37.03	Property				College Lakes Plaza	1987	NAP	43,041	SF		Fee Simple			2,274,168
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	2009	NAP	110	Rooms	79,090.91	Fee Simple	8,700,000	8,700,000	8,700,000	0.9%
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	1986	NAP	147	Units	58,163.27	Fee Simple	8,550,000	8,550,000	8,550,000	0.9%
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio			111,083	SF	72.02		8,000,000	8,000,000	8,000,000	0.8%
40.01	Property				Compass Self Storage	2001	NAP	65,800	SF		Fee Simple			5,150,000
40.02	Property				Access Self Storage	1999, 2000, 2004	NAP	45,283	SF		Fee Simple			2,850,000
41	Loan		CCRE	CCRE	Midwest Retail Portfolio			21,201	SF	354.23		7,510,000	7,510,000	7,510,000	0.7%
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH	2015	NAP	7,098	SF		Fee Simple			2,625,000
41.02	Property				Destination XL - Evergreen Park, IL	2015	NAP	7,992	SF		Fee Simple			2,470,000
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK	2014	NAP	6,111	SF		Fee Simple			2,415,000
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	2006	2012	84	Rooms	85,238.10	Fee Simple	7,160,000	7,160,000	7,160,000	0.7%
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	1996	NAP	39,000	SF	164.10	Fee Simple	6,400,000	6,400,000	6,400,000	0.6%
44	Loan		GSCRE	GSMC	Hunters Point Apartments	1991	NAP	112	Units	54,464.29	Fee Simple	6,100,000	6,100,000	6,100,000	0.6%
45	Loan	11	GSMC	GSMC	Crown Meadows	1986	NAP	52,732	SF	114.49	Fee Simple	6,037,500	6,037,500	6,037,500	0.6%
46	Loan		SMC	SMF I	Cross Creek Medical Office	1997	NAP	42,514	SF	134.07	Fee Simple	5,700,000	5,700,000	5,700,000	0.6%
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	2005	NAP	66,980	SF	82.11	Fee Simple	5,500,000	5,500,000	5,500,000	0.5%
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	1998	2012	90,465	SF	52.62	Fee Simple	4,760,000	4,760,000	4,760,000	0.5%
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	1993-1996	2012-2014	62,735	SF	73.32	Fee Simple	4,600,000	4,600,000	4,600,000	0.5%
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	2010	NAP	14,673	SF	306.69	Fee Simple	4,500,000	4,500,000	4,500,000	0.4%
51	Loan		CCRE	CCRE	Delray Pointe	2004	NAP	18,269	SF	240.85	Fee Simple	4,400,000	4,400,000	4,400,000	0.4%
52	Loan		CGMRC	CGMRC	24 Simon Street	1964	1997	78,000	SF	54.74	Fee Simple	4,270,000	4,270,000	4,270,000	0.4%
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	1970	2008-2010	24,637	SF	166.42	Fee Simple	4,100,000	4,100,000	4,100,000	0.4%
54	Loan		SMC	SMF I	CVS Shelby	2004	NAP	13,013	SF	306.85	Fee Simple	4,000,000	3,993,034	3,993,034	0.4%
55	Loan		SMC	SMF I	Flamingo Retail	2005	NAP	20,665	SF	181.47	Fee Simple	3,750,000	3,750,000	3,750,000	0.4%
56	Loan		SMC	SMF I	Harrisonville Crossing	2005	NAP	45,260	SF	81.64	Fee Simple	3,700,000	3,695,219	3,695,219	0.4%
57	Loan		GSCRE	GSMC	Redan Cove Apartments	1988	2012	124	Units	29,637.10	Fee Simple	3,675,000	3,675,000	3,675,000	0.4%
58	Loan		CCRE	CCRE	Moraga Plaza	1990	NAP	19,198	SF	174.26	Fee Simple	3,350,000	3,345,503	3,345,503	0.3%
59	Loan		CCRE	CCRE	CVS Jersey Shore	2005	NAP	10,125	SF	319.01	Fee Simple	3,230,000	3,230,000	3,230,000	0.3%
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	2006	NAP	19,008	SF	163.09	Leasehold	3,100,000	3,100,000	3,100,000	0.3%
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	2004	NAP	16,057	SF	188.39	Fee Simple	3,025,000	3,025,000	3,025,000	0.3%
62	Loan		SMC	SMF I	Millennium Business Center	1978-1980	NAP	132,430	SF	22.65	Fee Simple	3,000,000	3,000,000	3,000,000	0.3%
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	1986	NAP	124	Pads	20,529.36	Fee Simple	2,550,000	2,545,641	2,545,641	0.3%

A-8

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	80,655,477	4.42500%	0.01071%	4.41429%	502,238.75	6,026,865.00	226,007.44	2,712,089.25	Amortizing	Actual/360	0	0
1.01	Property				Eagle River
1.02	Property				Foxridge Farm
1.03	Property				River Valley
1.04	Property				West Winds
1.05	Property				Skyline Village
1.06	Property				Gaslight Village
1.07	Property				Dream Island
1.08	Property				Valley Ridge
1.09	Property				Western Hills
1.10	Property				Lake Fork
1.11	Property				Aloha Vegas
1.12	Property				Kingswood Estates
1.13	Property				Country Oaks
1.14	Property				Woodlawn Estates
1.15	Property				Buckingham Village
1.16	Property				Woodview
1.17	Property				West Park Plaza
1.18	Property				Valle Grande
1.19	Property				Riviera de Sandia
1.20	Property				Cedar Village
1.21	Property				Rancho Bridger
1.22	Property				Sheltered Valley
1.23	Property				Vals
1.24	Property				Countryside Estates
1.25	Property				W bar K
1.26	Property				Trails End
1.27	Property				Windgate
1.28	Property				Golden Eagle
1.29	Property				Mountain Springs
1.30	Property				North Breeze
1.31	Property				Sugar Creek
1.32	Property				Hillside
2	Loan		GSMC	GSMC	Fig Garden Village	67,493,513	4.13550%	0.01071%	4.12479%	360,062.90	4,320,754.80			Interest Only, Then Amortizing	Actual/360	1	60
3	Loan	15, 16	GSMC	GSMC	Bassett Place	57,205,452	4.39850%	0.02071%	4.37779%	327,940.36	3,935,284.32			Interest Only, Then Amortizing	Actual/360	0	36
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	53,781,754	4.32800%	0.01071%	4.31729%	322,736.02	3,872,832.24			Interest Only, Then Amortizing	Actual/360	0	12
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	45,446,015	4.09750%	0.01571%	4.08179%	275,340.41	3,304,084.92	975,767.79	11,709,213.48	Amortizing	Actual/360	2	0
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	47,522,431	4.39000%	0.01071%	4.37929%	250,085.19	3,001,022.28	450,153.35	5,401,840.22	Interest Only, Then Amortizing	Actual/360	1	84
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	25,519,896	4.35000%	0.01071%	4.33929%	149,343.54	1,792,122.48			Interest Only, Then Amortizing	Actual/360	0	24
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	20,917,814	4.83650%	0.02821%	4.80829%	134,745.35	1,616,944.20			Amortizing	Actual/360	0	0
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	25,000,000	3.79788%	0.01321%	3.78467%	80,221.42	962,657.04	1,243,432.07	14,921,184.84	Interest Only	Actual/360	3	60
9.01	Property				50 Wallabout Street
9.02	Property				250 Flanagan Way
9.03	Property				6700 River Road
9.04	Property				1015 North Halsted Street
9.05	Property				7536 Wornall Road
9.06	Property				640 Southwest 2nd Avenue
9.07	Property				4920 Northwest 7th Street
9.08	Property				9925 Southwest 40th Street
9.09	Property				9220 West 135th Street
9.10	Property				980 4th Avenue
9.11	Property				405 South Federal Highway
9.12	Property				11001 Excelsior Boulevard
9.13	Property				11325 Lee Highway
9.14	Property				2021 Griffin Road
9.15	Property				400 West Olmos Drive
9.16	Property				14151 Wyandotte Street
9.17	Property				5979 Butterfield Road
9.18	Property				115 Park Avenue
9.19	Property				3500 Southwest 160th Avenue
9.20	Property				2445 Crain Highway
9.21	Property				100 West North Avenue
9.22	Property				2727 Shermer Road
9.23	Property				15201 Antioch Road
9.24	Property				2450 Mandela Parkway
9.25	Property				184-02 Jamaica Avenue
9.26	Property				9012 Northwest Prairie View Road

A-9

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)
9.27	Property				16101 West 95th Street
9.28	Property				3100 North Mannheim
9.29	Property				9580 Potranco Road
9.30	Property				18025 Monterey Street
9.31	Property				9N 004 Route 59
9.32	Property				5115 Clayton Road
9.33	Property				9702 West 67th Street
9.34	Property				794 Scenic Highway
9.35	Property				12430 Bandera Road
9.36	Property				4000 South Providence Road
9.37	Property				2743 San Pablo Avenue
9.38	Property				819 North Eola Road
9.39	Property				2506 West Worley Street
9.40	Property				15601 FM 1325
9.41	Property				10700 West 159th Street
9.42	Property				2403 Rangeline Street
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue
9.44	Property				2277 Walters Road
9.45	Property				1575 Thousand Oaks Drive
9.46	Property				7460 Frontage Road
9.47	Property				6401 Third Street
9.48	Property				2816 Eaton Road
9.49	Property				3985 Atlanta Highway
9.50	Property				11510 North Main Street
9.51	Property				750 Winchester Road
9.52	Property				3401 Broadway Boulevard
9.53	Property				1720 Grand Boulevard
9.54	Property				1310 South Enterprise Street
9.55	Property				2420 St Mary’s Boulevard
9.56	Property				3500 I-70 Drive Southeast
9.57	Property				195 Southwest Boulevard
9.58	Property				8900 Northwest Prairie View Road
9.59	Property				1601 Twilight Trail
9.60	Property				1515 Church Street
9.61	Property				1891 North Columbia Street
9.62	Property				1200 US #1
9.63	Property				251 Collins Industrial Boulevard
9.64	Property				2310 Paris Road
9.65	Property				1820 West Business Loop 70
9.66	Property				1723 East Florida
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	25,000,000	3.90850%	0.01071%	3.89779%	82,558.02	990,696.24	1,056,742.59	12,680,911.05	Interest Only	Actual/360	3	120
10.01	Property	27			1000 Second Avenue
10.02	Property	28			2901 Third Avenue
10.03	Property				3101 Western Avenue
10.04	Property	29			300 Elliott Avenue West
10.05	Property	30			3131 Elliott Avenue
10.06	Property				2615 Fourth Avenue
10.07	Property				190 Queen Anne Avenue North
10.08	Property	31			200 First Avenue West
10.09	Property				18 West Mercer Street
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	16,048,591	3.47875%	0.01321%	3.46554%	130,829.03	1,569,948.36	1,459,071.60	17,508,859.20	Amortizing	Actual/360	1	0
12	Loan		SMC	SMF I	Sysmex Way	19,421,534	4.70500%	0.01071%	4.69429%	123,766.80	1,485,201.60			Amortizing	Actual/360	0	0
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	17,773,966	4.09000%	0.01071%	4.07929%	107,623.91	1,291,486.92			Amortizing	Actual/360	1	0
14	Loan		GSMC	GSMC	Court at Deptford II	17,956,650	4.50250%	0.01071%	4.49179%	112,542.46	1,350,509.52			Amortizing	Actual/360	1	0
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	17,721,811	4.86850%	0.03071%	4.83779%	108,665.94	1,303,991.28			Interest Only, Then Amortizing	Actual/360	0	24
15.01	Property				Annhurst
15.02	Property				Applegate
15.03	Property				Heron Pointe
15.04	Property				Meadowood
15.05	Property				Ridgewood
15.06	Property				Heathmoore
16	Loan	36	SMC	SMF I	Freshwater Commons	15,582,017	4.60500%	0.01071%	4.59429%	98,485.10	1,181,821.20			Amortizing	Actual/360	0	0
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	14,302,106	4.45650%	0.01071%	4.44579%	89,291.93	1,071,503.16			Amortizing	Actual/360	0	0
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	11,770,746	4.83500%	0.01071%	4.82429%	83,821.37	1,005,856.44			Amortizing	Actual/360	0	0
18.01	Property				Heartland Village Shopping Center
18.02	Property				Park 52
18.03	Property				Andrade Business Park
18.04	Property				Fairview Corners
18.05	Property				Elmwood Tech
18.06	Property				White River Landing
18.07	Property				Holiday Center
18.08	Property				Whiteland Retail Center
18.09	Property				Franklin Shoppes
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	5,970,304	4.77300%	0.05821%	4.71479%	46,001.00	552,012.00			Amortizing	Actual/360	0	0
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	4,042,006	4.77300%	0.05821%	4.71479%	31,143.54	373,722.48			Amortizing	Actual/360	0	0

A-10

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	12,234,878	4.78900%	0.03071%	4.75829%	67,203.09	806,437.08			Interest Only, Then Amortizing	Actual/360	0	24
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	10,433,503	5.30000%	0.01071%	5.28929%	69,780.97	837,371.64			Amortizing	Actual/360	1	0
22.01	Property				5334-5362 West Madison Street
22.02	Property				5300 South Martin Luther King Junior Drive
22.03	Property				1115-27 East 81st Street
22.04	Property				5248 South Martin Luther King Junior Drive
22.05	Property				4900-4910 West Jackson Boulevard
22.06	Property				130-136 North Leamington Avenue
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue
22.08	Property				8231-8239 South Ingleside
22.09	Property				3101 W. Lexington Street
22.10	Property				8200 South Exchange Avenue
23	Loan		GSMC	GSMC	Palomar Point	10,873,785	4.23150%	0.05821%	4.17329%	61,357.18	736,286.16			Interest Only, Then Amortizing	Actual/360	1	36
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	9,922,398	5.10450%	0.03071%	5.07379%	65,322.96	783,875.52			Amortizing	Actual/360	0	0
24.01	Property				Paramount Place
24.02	Property				Memorial Plaza
24.03	Property				Creekside Corners
24.04	Property				Greensboro Plaza
24.05	Property				Exchange Place
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	9,644,618	4.64000%	0.01071%	4.62929%	57,941.73	695,300.76			Interest Only, Then Amortizing	Actual/360	0	24
26	Loan		CGMRC	CGMRC	College Grove	8,745,366	4.02000%	0.01071%	4.00929%	52,642.59	631,711.08			Amortizing	Actual/360	1	0
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	10,950,000	4.07580%	0.03071%	4.04509%	37,708.23	452,498.76			Interest Only	Actual/360	1	120
28	Loan		CCRE	CCRE	Southeast Plaza	8,712,020	4.63200%	0.03071%	4.60129%	55,186.40	662,236.80			Amortizing	Actual/360	0	0
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	8,960,578	4.65200%	0.01071%	4.64129%	52,607.18	631,286.16			Interest Only, Then Amortizing	Actual/360	0	36
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	8,105,942	4.57000%	0.01071%	4.55929%	51,085.30	613,023.60			Amortizing	Actual/360	0	0
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	8,553,527	5.23000%	0.03071%	5.19929%	57,265.05	687,180.60			Amortizing	Actual/360	0	0
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	9,400,000	4.72500%	0.03071%	4.69429%	37,526.56	450,318.72			Interest Only	Actual/360	0	120
32.01	Property				Beaver Ruin Village I
32.02	Property				Beaver Ruin Village II
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	7,605,130	4.93500%	0.03071%	4.90429%	48,090.27	577,083.24			Interest Only, Then Amortizing	Actual/360	0	12
33.01	Property				4654 Maryland
33.02	Property				401 North Euclid
33.03	Property				7370 Manchester
33.04	Property				7350 Manchester
33.05	Property				7344 Manchester
33.06	Property				4229 Manchester
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	7,357,206	4.82000%	0.01071%	4.80929%	47,328.74	567,944.88			Amortizing	Actual/360	0	0
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	7,281,599	4.51500%	0.01071%	4.50429%	45,681.93	548,183.16			Amortizing	Actual/360	0	0
35.01	Property				All Star
35.02	Property				Orion Oaks
35.03	Property				Oakland Glen
35.04	Property				Princeton Village
36	Loan		SMC	SMF I	Pangea 11	8,750,000	4.49100%	0.01071%	4.48029%	33,201.69	398,420.31			Interest Only	Actual/360	0	120
36.01	Property				13905-13957 South Clark Street
36.02	Property				1101 North Lawler Avenue
36.03	Property				7800 South Jeffery Boulevard
36.04	Property				7701 South Yates Boulevard
36.05	Property				9040 South Bishop Street
36.06	Property				7949 South Ellis Avenue
36.07	Property				14138 South School Street
36.08	Property				6200 South Rockwell Street
36.09	Property				7055 South St. Lawrence Avenue
36.10	Property				5402 West Rice Street
36.11	Property				7056 South Eberhart Avenue
36.12	Property				204 West 138th Street
36.13	Property				7956 South Burnham Avenue
36.14	Property				9100 South Dauphin Avenue
36.15	Property				8208 South Drexel Avenue
36.16	Property				8640 South Ingleside Avenue

A-11

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	7,604,466	4.70900%	0.03071%	4.67829%	45,428.15	545,137.80			Interest Only, Then Amortizing	Actual/360	0	30
37.01	Property				West Pointe Village Shopping Center
37.02	Property				Kris Krossing Shopping Center
37.03	Property				College Lakes Plaza
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	7,222,787	5.29500%	0.03071%	5.26429%	48,284.49	579,413.88			Amortizing	Actual/360	0	0
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	7,467,311	4.40000%	0.06071%	4.33929%	42,815.06	513,780.72			Interest Only, Then Amortizing	Actual/360	1	36
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	6,484,754	4.57000%	0.04071%	4.52929%	40,868.24	490,418.88			Amortizing	Actual/360	0	0
40.01	Property				Compass Self Storage
40.02	Property				Access Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	6,180,349	5.02250%	0.03071%	4.99179%	40,418.64	485,023.68			Amortizing	Actual/360	0	0
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH
41.02	Property				Destination XL - Evergreen Park, IL
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	5,860,862	4.86000%	0.01071%	4.84929%	37,826.15	453,913.80			Amortizing	Actual/360	0	0
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	5,350,857	4.66900%	0.01071%	4.65829%	33,073.68	396,884.16			Interest Only, Then Amortizing	Actual/360	0	12
44	Loan		GSCRE	GSMC	Hunters Point Apartments	6,100,000	4.34850%	0.01071%	4.33779%	22,411.89	268,942.68			Interest Only	Actual/360	0	120
45	Loan	11	GSMC	GSMC	Crown Meadows	5,007,728	4.40700%	0.01071%	4.39629%	30,258.41	363,100.92			Interest Only, Then Amortizing	Actual/360	0	12
46	Loan		SMC	SMF I	Cross Creek Medical Office	4,663,289	4.84400%	0.01071%	4.83329%	30,057.71	360,692.52			Amortizing	Actual/360	0	0
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	5,500,000	4.00350%	0.01071%	3.99279%	18,604.23	223,250.76			Interest Only	Actual/360	1	120
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	3,808,798	4.19850%	0.01071%	4.18779%	23,273.05	279,276.60			Amortizing	Actual/360	0	0
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	3,917,995	4.39650%	0.01071%	4.38579%	23,025.49	276,305.88			Interest Only, Then Amortizing	Actual/360	0	24
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	3,052,128	4.76800%	0.01071%	4.75729%	27,551.38	330,616.56			Amortizing	Actual/360	0	0
51	Loan		CCRE	CCRE	Delray Pointe	3,892,259	4.96250%	0.03071%	4.93179%	23,519.41	282,232.92			Interest Only, Then Amortizing	Actual/360	0	36
52	Loan		CGMRC	CGMRC	24 Simon Street	3,444,586	4.43000%	0.01071%	4.41929%	21,458.23	257,498.76			Amortizing	Actual/360	0	0
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	3,320,022	4.54000%	0.06821%	4.47179%	20,871.66	250,459.92			Amortizing	Actual/360	0	0
54	Loan		SMC	SMF I	CVS Shelby	2,964,419	4.75500%	0.01071%	4.74429%	22,816.20	273,794.40			Amortizing	Actual/360	1	0
55	Loan		SMC	SMF I	Flamingo Retail	3,076,705	4.93000%	0.05071%	4.87929%	19,970.69	239,648.28			Amortizing	Actual/360	0	0
56	Loan		SMC	SMF I	Harrisonville Crossing	3,002,518	4.60400%	0.01071%	4.59329%	18,976.69	227,720.28			Amortizing	Actual/360	1	0
57	Loan		GSCRE	GSMC	Redan Cove Apartments	2,987,518	4.65450%	0.01071%	4.64379%	18,959.57	227,514.84			Amortizing	Actual/360	0	0
58	Loan		CCRE	CCRE	Moraga Plaza	2,698,959	4.39450%	0.03071%	4.36379%	16,764.61	201,175.32			Amortizing	Actual/360	1	0
59	Loan		CCRE	CCRE	CVS Jersey Shore	2,769,843	4.65200%	0.03071%	4.62129%	16,658.94	199,907.28			Interest Only, Then Amortizing	Actual/360	1	24
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	2,497,027	4.68500%	0.01071%	4.67429%	16,217.29	194,607.48			Amortizing	Actual/360	0	0
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	2,469,122	4.77500%	0.05821%	4.71679%	15,825.45	189,905.40			Amortizing	Actual/360	0	0
62	Loan		SMC	SMF I	Millennium Business Center	2,566,287	4.55900%	0.06071%	4.49829%	15,305.91	183,670.92			Interest Only, Then Amortizing	Actual/360	1	24
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	1,898,584	4.88000%	0.01071%	4.86929%	14,729.31	176,751.72			Amortizing	Actual/360	1	0

A-12

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Interest- Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	0	120	120	360	360	7/1/2015	6	8/6/2015		8/6/2015	7/6/2025	No
1.01	Property				Eagle River
1.02	Property				Foxridge Farm
1.03	Property				River Valley
1.04	Property				West Winds
1.05	Property				Skyline Village
1.06	Property				Gaslight Village
1.07	Property				Dream Island
1.08	Property				Valley Ridge
1.09	Property				Western Hills
1.10	Property				Lake Fork
1.11	Property				Aloha Vegas
1.12	Property				Kingswood Estates
1.13	Property				Country Oaks
1.14	Property				Woodlawn Estates
1.15	Property				Buckingham Village
1.16	Property				Woodview
1.17	Property				West Park Plaza
1.18	Property				Valle Grande
1.19	Property				Riviera de Sandia
1.20	Property				Cedar Village
1.21	Property				Rancho Bridger
1.22	Property				Sheltered Valley
1.23	Property				Vals
1.24	Property				Countryside Estates
1.25	Property				W bar K
1.26	Property				Trails End
1.27	Property				Windgate
1.28	Property				Golden Eagle
1.29	Property				Mountain Springs
1.30	Property				North Breeze
1.31	Property				Sugar Creek
1.32	Property				Hillside
2	Loan		GSMC	GSMC	Fig Garden Village	59	120	119	360	360	6/3/2015	6	7/6/2015	6/6/2020	7/6/2020	6/6/2025	No
3	Loan	15, 16	GSMC	GSMC	Bassett Place	36	120	120	360	360	6/9/2015	6	8/6/2015	7/6/2018	8/6/2018	7/6/2025	No
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	12	120	120	360	360	7/1/2015	6	8/6/2015	7/6/2016	8/6/2016	7/6/2025	No
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	0	120	118	360	358	4/29/2015	6	6/6/2015		6/6/2015	5/6/2025	No
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	83	120	119	360	360	6/3/2015	6	7/6/2015	6/6/2022	7/6/2022	6/6/2025	No
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	24	120	120	360	360	6/23/2015	6	8/6/2015	7/6/2017	8/6/2017	7/6/2025	No
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	0	120	120	360	360	6/18/2015	6	8/6/2015		8/6/2015	7/6/2025	No
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	57	60	57	0	0	3/26/2015	6	5/6/2015	4/6/2020		4/6/2020	No
9.01	Property				50 Wallabout Street
9.02	Property				250 Flanagan Way
9.03	Property				6700 River Road
9.04	Property				1015 North Halsted Street
9.05	Property				7536 Wornall Road
9.06	Property				640 Southwest 2nd Avenue
9.07	Property				4920 Northwest 7th Street
9.08	Property				9925 Southwest 40th Street
9.09	Property				9220 West 135th Street
9.10	Property				980 4th Avenue
9.11	Property				405 South Federal Highway
9.12	Property				11001 Excelsior Boulevard
9.13	Property				11325 Lee Highway
9.14	Property				2021 Griffin Road
9.15	Property				400 West Olmos Drive
9.16	Property				14151 Wyandotte Street
9.17	Property				5979 Butterfield Road
9.18	Property				115 Park Avenue
9.19	Property				3500 Southwest 160th Avenue
9.20	Property				2445 Crain Highway
9.21	Property				100 West North Avenue
9.22	Property				2727 Shermer Road
9.23	Property				15201 Antioch Road
9.24	Property				2450 Mandela Parkway
9.25	Property				184-02 Jamaica Avenue
9.26	Property				9012 Northwest Prairie View Road

A-13

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Interest- Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)
9.27	Property				16101 West 95th Street
9.28	Property				3100 North Mannheim
9.29	Property				9580 Potranco Road
9.30	Property				18025 Monterey Street
9.31	Property				9N 004 Route 59
9.32	Property				5115 Clayton Road
9.33	Property				9702 West 67th Street
9.34	Property				794 Scenic Highway
9.35	Property				12430 Bandera Road
9.36	Property				4000 South Providence Road
9.37	Property				2743 San Pablo Avenue
9.38	Property				819 North Eola Road
9.39	Property				2506 West Worley Street
9.40	Property				15601 FM 1325
9.41	Property				10700 West 159th Street
9.42	Property				2403 Rangeline Street
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue
9.44	Property				2277 Walters Road
9.45	Property				1575 Thousand Oaks Drive
9.46	Property				7460 Frontage Road
9.47	Property				6401 Third Street
9.48	Property				2816 Eaton Road
9.49	Property				3985 Atlanta Highway
9.50	Property				11510 North Main Street
9.51	Property				750 Winchester Road
9.52	Property				3401 Broadway Boulevard
9.53	Property				1720 Grand Boulevard
9.54	Property				1310 South Enterprise Street
9.55	Property				2420 St Mary’s Boulevard
9.56	Property				3500 I-70 Drive Southeast
9.57	Property				195 Southwest Boulevard
9.58	Property				8900 Northwest Prairie View Road
9.59	Property				1601 Twilight Trail
9.60	Property				1515 Church Street
9.61	Property				1891 North Columbia Street
9.62	Property				1200 US #1
9.63	Property				251 Collins Industrial Boulevard
9.64	Property				2310 Paris Road
9.65	Property				1820 West Business Loop 70
9.66	Property				1723 East Florida
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	117	120	117	0	0	3/19/2015	6	5/6/2015	4/6/2025		4/6/2025	No
10.01	Property	27			1000 Second Avenue
10.02	Property	28			2901 Third Avenue
10.03	Property				3101 Western Avenue
10.04	Property	29			300 Elliott Avenue West
10.05	Property	30			3131 Elliott Avenue
10.06	Property				2615 Fourth Avenue
10.07	Property				190 Queen Anne Avenue North
10.08	Property	31			200 First Avenue West
10.09	Property				18 West Mercer Street
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	0	120	119	360	359	5/5/2015	1	7/1/2015		7/1/2015	6/1/2025	No
12	Loan		SMC	SMF I	Sysmex Way	0	120	120	360	360	6/25/2015	6	8/6/2015		8/6/2015	7/6/2025	No
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	0	120	119	360	359	6/1/2015	6	7/6/2015		7/6/2015	6/6/2025	No
14	Loan		GSMC	GSMC	Court at Deptford II	0	120	119	360	359	6/5/2015	6	7/6/2015		7/6/2015	6/6/2025	No
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	24	120	120	360	360	6/24/2015	6	8/6/2015	7/6/2017	8/6/2017	7/6/2025	No
15.01	Property				Annhurst
15.02	Property				Applegate
15.03	Property				Heron Pointe
15.04	Property				Meadowood
15.05	Property				Ridgewood
15.06	Property				Heathmoore
16	Loan	36	SMC	SMF I	Freshwater Commons	0	120	120	360	360	6/26/2015	6	8/6/2015		8/6/2015	7/6/2025	No
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	0	120	120	360	360	6/11/2015	6	8/6/2015		8/6/2015	7/6/2025	No
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	0	120	120	324	324	7/1/2015	6	8/6/2015		8/6/2015	7/6/2025	No
18.01	Property				Heartland Village Shopping Center
18.02	Property				Park 52
18.03	Property				Andrade Business Park
18.04	Property				Fairview Corners
18.05	Property				Elmwood Tech
18.06	Property				White River Landing
18.07	Property				Holiday Center
18.08	Property				Whiteland Retail Center
18.09	Property				Franklin Shoppes
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	0	120	120	300	300	6/24/2015	6	8/6/2015		8/6/2015	7/6/2025	No
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	0	120	120	300	300	6/24/2015	6	8/6/2015		8/6/2015	7/6/2025	No

A-14

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Interest- Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	24	60	60	360	360	6/24/2015	6	8/6/2015	7/6/2017	8/6/2017	7/6/2020	No
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	0	120	119	360	359	6/4/2015	6	7/6/2015		7/6/2015	6/6/2025	No
22.01	Property				5334-5362 West Madison Street
22.02	Property				5300 South Martin Luther King Junior Drive
22.03	Property				1115-27 East 81st Street
22.04	Property				5248 South Martin Luther King Junior Drive
22.05	Property				4900-4910 West Jackson Boulevard
22.06	Property				130-136 North Leamington Avenue
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue
22.08	Property				8231-8239 South Ingleside
22.09	Property				3101 W. Lexington Street
22.10	Property				8200 South Exchange Avenue
23	Loan		GSMC	GSMC	Palomar Point	35	120	119	360	360	5/19/2015	6	7/6/2015	6/6/2018	7/6/2018	6/6/2025	No
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	0	120	120	360	360	6/23/2015	6	8/6/2015		8/6/2015	7/6/2025	No
24.01	Property				Paramount Place
24.02	Property				Memorial Plaza
24.03	Property				Creekside Corners
24.04	Property				Greensboro Plaza
24.05	Property				Exchange Place
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	24	120	120	360	360	6/26/2015	6	8/6/2015	7/6/2017	8/6/2017	7/6/2025	No
26	Loan		CGMRC	CGMRC	College Grove	0	120	119	360	359	6/4/2015	6	7/6/2015		7/6/2015	6/6/2025	No
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	119	120	119	0	0	6/1/2015	6	7/6/2015	6/6/2025		6/6/2025	No
28	Loan		CCRE	CCRE	Southeast Plaza	0	120	120	360	360	6/26/2015	6	8/6/2015		8/6/2015	7/6/2025	No
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	36	120	120	360	360	6/30/2015	6	8/6/2015	7/6/2018	8/6/2018	7/6/2025	No
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	0	120	120	360	360	6/30/2015	6	8/6/2015		8/6/2015	7/6/2025	No
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	0	60	60	300	300	7/1/2015	6	8/6/2015		8/6/2015	7/6/2020	No
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	120	120	120	0	0	7/1/2015	6	8/6/2015	7/6/2025		7/6/2025	No
32.01	Property				Beaver Ruin Village I
32.02	Property				Beaver Ruin Village II
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	12	120	120	360	360	6/30/2015	6	8/6/2015	7/6/2016	8/6/2016	7/6/2025	No
33.01	Property				4654 Maryland
33.02	Property				401 North Euclid
33.03	Property				7370 Manchester
33.04	Property				7350 Manchester
33.05	Property				7344 Manchester
33.06	Property				4229 Manchester
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	0	120	120	360	360	7/1/2015	6	8/6/2015		8/6/2015	7/6/2025	No
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	0	120	120	360	360	6/19/2015	6	8/6/2015		8/6/2015	7/6/2025	No
35.01	Property				All Star
35.02	Property				Orion Oaks
35.03	Property				Oakland Glen
35.04	Property				Princeton Village
36	Loan		SMC	SMF I	Pangea 11	120	120	120	0	0	6/25/2015	6	8/6/2015	7/6/2025		7/6/2025	No
36.01	Property				13905-13957 South Clark Street
36.02	Property				1101 North Lawler Avenue
36.03	Property				7800 South Jeffery Boulevard
36.04	Property				7701 South Yates Boulevard
36.05	Property				9040 South Bishop Street
36.06	Property				7949 South Ellis Avenue
36.07	Property				14138 South School Street
36.08	Property				6200 South Rockwell Street
36.09	Property				7055 South St. Lawrence Avenue
36.10	Property				5402 West Rice Street
36.11	Property				7056 South Eberhart Avenue
36.12	Property				204 West 138th Street
36.13	Property				7956 South Burnham Avenue
36.14	Property				9100 South Dauphin Avenue
36.15	Property				8208 South Drexel Avenue
36.16	Property				8640 South Ingleside Avenue

A-15

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Interest- Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	30	120	120	360	360	6/19/2015	6	8/6/2015	1/6/2018	2/6/2018	7/6/2025	No
37.01	Property				West Pointe Village Shopping Center
37.02	Property				Kris Krossing Shopping Center
37.03	Property				College Lakes Plaza
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	0	120	120	360	360	7/1/2015	6	8/6/2015		8/6/2015	7/6/2025	No
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	35	120	119	360	360	6/2/2015	6	7/6/2015	6/6/2018	7/6/2018	6/6/2025	No
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	0	120	120	360	360	6/16/2015	6	8/6/2015		8/6/2015	7/6/2025	No
40.01	Property				Compass Self Storage
40.02	Property				Access Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	0	120	120	360	360	6/9/2015	6	8/6/2015		8/6/2015	7/6/2025	No
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH
41.02	Property				Destination XL - Evergreen Park, IL
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	0	120	120	360	360	6/26/2015	6	8/6/2015		8/6/2015	7/6/2025	No
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	12	120	120	360	360	6/11/2015	6	8/6/2015	7/6/2016	8/6/2016	7/6/2025	No
44	Loan		GSCRE	GSMC	Hunters Point Apartments	120	120	120	0	0	6/8/2015	6	8/6/2015	7/6/2025		7/6/2025	No
45	Loan	11	GSMC	GSMC	Crown Meadows	12	120	120	360	360	6/24/2015	6	8/6/2015	7/6/2016	8/6/2016	7/6/2025	No
46	Loan		SMC	SMF I	Cross Creek Medical Office	0	120	120	360	360	7/2/2015	6	8/6/2015		8/6/2015	7/6/2025	No
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	119	120	119	0	0	5/28/2015	6	7/6/2015	6/6/2025		6/6/2025	No
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	0	120	120	360	360	6/22/2015	6	8/6/2015		8/6/2015	7/6/2025	No
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	24	120	120	360	360	6/24/2015	6	8/6/2015	7/6/2017	8/6/2017	7/6/2025	No
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	0	120	120	264	264	6/11/2015	6	8/6/2015		8/6/2015	7/6/2025	No
51	Loan		CCRE	CCRE	Delray Pointe	36	120	120	360	360	6/29/2015	6	8/6/2015	7/6/2018	8/6/2018	7/6/2025	No
52	Loan		CGMRC	CGMRC	24 Simon Street	0	120	120	360	360	6/29/2015	6	8/6/2015		8/6/2015	7/6/2025	No
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	0	120	120	360	360	6/8/2015	6	8/6/2015		8/6/2015	7/6/2025	No
54	Loan		SMC	SMF I	CVS Shelby	0	120	119	300	299	6/5/2015	6	7/6/2015		7/6/2015	6/6/2025	No
55	Loan		SMC	SMF I	Flamingo Retail	0	120	120	360	360	6/26/2015	6	8/6/2015		8/6/2015	7/6/2025	No
56	Loan		SMC	SMF I	Harrisonville Crossing	0	120	119	360	359	6/5/2015	6	7/6/2015		7/6/2015	6/6/2025	No
57	Loan		GSCRE	GSMC	Redan Cove Apartments	0	120	120	360	360	6/11/2015	6	8/6/2015		8/6/2015	7/6/2025	No
58	Loan		CCRE	CCRE	Moraga Plaza	0	120	119	360	359	6/4/2015	6	7/6/2015		7/6/2015	6/6/2025	No
59	Loan		CCRE	CCRE	CVS Jersey Shore	23	120	119	360	360	6/4/2015	6	7/6/2015	6/6/2017	7/6/2017	6/6/2025	No
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	0	120	120	352	352	6/17/2015	6	8/6/2015		8/6/2015	7/6/2025	No
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	0	120	120	360	360	6/12/2015	6	8/6/2015		8/6/2015	7/6/2025	No
62	Loan		SMC	SMF I	Millennium Business Center	23	120	119	360	360	5/14/2015	6	7/6/2015	6/6/2017	7/6/2017	6/6/2025	No
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	0	120	119	300	299	6/3/2015	6	7/6/2015		7/6/2015	6/6/2025	No

A-16

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio		0	0	Lockout/24_Defeasance/92_0%/4	21,793,168	10,530,326	11,262,841	23,205,098	10,321,190	12,883,908
1.01	Property				Eagle River					4,154,757	1,033,978	3,120,779	4,410,044	940,850	3,469,194
1.02	Property				Foxridge Farm					2,367,676	1,260,501	1,107,175	2,859,659	1,343,573	1,516,086
1.03	Property				River Valley					1,348,487	478,505	869,982	1,384,391	480,793	903,598
1.04	Property				West Winds					1,287,119	652,286	634,833	1,395,830	608,951	786,879
1.05	Property				Skyline Village					1,464,149	728,884	735,265	1,461,750	678,334	783,416
1.06	Property				Gaslight Village					1,097,544	682,843	414,701	1,230,126	624,354	605,772
1.07	Property				Dream Island					595,070	290,576	304,494	774,874	331,056	443,818
1.08	Property				Valley Ridge					730,663	590,800	139,863	725,162	547,942	177,220
1.09	Property				Western Hills					647,977	299,576	348,401	641,424	276,787	364,637
1.10	Property				Lake Fork					557,017	270,268	286,749	577,408	295,256	282,152
1.11	Property				Aloha Vegas					875,461	541,208	334,253	724,805	522,999	201,806
1.12	Property				Kingswood Estates					665,277	331,813	333,464	690,338	324,148	366,190
1.13	Property				Country Oaks					412,872	256,227	156,645	480,122	218,747	261,375
1.14	Property				Woodlawn Estates					650,788	356,809	293,979	655,176	372,528	282,648
1.15	Property				Buckingham Village					541,128	294,425	246,703	546,725	312,300	234,425
1.16	Property				Woodview					415,285	203,132	212,153	408,435	227,452	180,983
1.17	Property				West Park Plaza					438,600	258,575	180,025	491,946	246,052	245,894
1.18	Property				Valle Grande					292,984	136,993	155,991	323,109	132,219	190,890
1.19	Property				Riviera de Sandia					370,232	245,531	124,701	421,938	254,259	167,679
1.20	Property				Cedar Village					246,316	120,998	125,318	274,131	128,145	145,986
1.21	Property				Rancho Bridger					321,959	181,720	140,239	343,051	151,968	191,083
1.22	Property				Sheltered Valley					255,273	97,091	158,182	251,696	85,293	166,403
1.23	Property				Vals					334,642	262,418	72,224	369,150	215,137	154,013
1.24	Property				Countryside Estates					469,522	283,855	185,667	444,248	260,314	183,934
1.25	Property				W bar K					258,877	102,787	156,090	253,379	98,228	155,151
1.26	Property				Trails End					219,382	91,148	128,234	224,321	130,831	93,490
1.27	Property				Windgate					181,488	117,220	64,268	183,563	103,662	79,901
1.28	Property				Golden Eagle					130,462	54,807	75,655	136,875	64,668	72,207
1.29	Property				Mountain Springs					180,532	104,053	76,479	194,407	108,985	85,422
1.30	Property				North Breeze					162,821	137,009	25,812	194,342	149,940	44,402
1.31	Property				Sugar Creek					75,260	42,430	32,830	78,268	55,254	23,014
1.32	Property				Hillside					43,548	21,860	21,688	54,405	30,165	24,240
2	Loan		GSMC	GSMC	Fig Garden Village		0	0	Lockout/25_Defeasance/91_0%/4	7,770,925	2,119,171	5,651,754	8,205,444	2,197,959	6,007,485
3	Loan	15, 16	GSMC	GSMC	Bassett Place		0	0	Lockout/24_Defeasance/92_0%/4	8,284,976	3,001,719	5,283,257	9,154,469	3,096,276	6,058,193
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek		3 days grace, once per trailing 12-month period	3 days grace, once per trailing 12-month period	Lockout/24_Defeasance/92_0%/4	20,075,658	14,113,784	5,961,874	22,139,410	15,309,093	6,830,317
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center		5 days grace, one time only	5 days grace, one time only	Lockout/26_Defeasance/90_0%/4	61,705,096	30,976,915	30,728,181	62,837,850	31,005,176	31,832,674
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center		0	0	Lockout/25_Defeasance/91_0%/4	26,105,221	12,895,370	13,209,851	25,189,124	13,205,494	11,983,630
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe		0	0	Lockout/24_Defeasance/92_0%/4	11,133,153	7,393,516	3,739,637	11,463,893	7,332,252	4,131,641
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee		0	0	Lockout/24_Defeasance/92_0%/4	8,770,748	6,940,063	1,830,685	9,290,017	6,806,752	2,483,265
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio		0	0	Lockout/27_Defeasance/29_0%/4	50,454,452	16,559,350	33,895,102	56,076,930	17,954,978	38,121,951
9.01	Property				50 Wallabout Street					2,039,762	481,568	1,558,194	2,361,134	518,067	1,843,067
9.02	Property				250 Flanagan Way					1,647,495	459,682	1,187,813	1,773,187	471,127	1,302,059
9.03	Property				6700 River Road					1,591,299	468,091	1,123,208	1,720,213	483,903	1,236,310
9.04	Property				1015 North Halsted Street					1,272,934	524,542	748,392	1,608,955	610,297	998,658
9.05	Property				7536 Wornall Road					1,461,055	327,323	1,133,732	1,553,116	317,657	1,235,459
9.06	Property				640 Southwest 2nd Avenue					1,530,288	336,096	1,194,192	1,524,980	413,290	1,111,690
9.07	Property				4920 Northwest 7th Street					1,349,942	375,278	974,664	1,490,725	414,684	1,076,042
9.08	Property				9925 Southwest 40th Street					1,079,142	374,628	704,514	1,404,409	343,441	1,060,967
9.09	Property				9220 West 135th Street					1,184,838	328,628	856,211	1,275,897	350,215	925,682
9.10	Property				980 4th Avenue					1,243,301	307,877	935,424	1,343,245	355,044	988,201
9.11	Property				405 South Federal Highway					1,677,719	790,935	886,784	1,628,602	856,940	771,662
9.12	Property				11001 Excelsior Boulevard					1,265,769	468,540	797,230	1,396,573	512,040	884,532
9.13	Property				11325 Lee Highway					1,030,590	270,955	759,635	1,056,477	262,782	793,695
9.14	Property				2021 Griffin Road					1,294,843	428,898	865,945	1,402,066	416,253	985,813
9.15	Property				400 West Olmos Drive					994,888	251,769	743,118	1,065,146	262,099	803,047
9.16	Property				14151 Wyandotte Street					960,373	222,810	737,563	1,125,782	244,984	880,797
9.17	Property				5979 Butterfield Road					1,143,379	567,249	576,130	1,320,171	658,525	661,647
9.18	Property				115 Park Avenue					919,774	267,716	652,058	1,022,537	288,725	733,812
9.19	Property				3500 Southwest 160th Avenue					757,040	340,462	416,579	934,349	401,253	533,096
9.20	Property				2445 Crain Highway					775,053	222,927	552,126	885,605	235,014	650,591
9.21	Property				100 West North Avenue					819,073	235,465	583,608	952,004	255,348	696,656
9.22	Property				2727 Shermer Road					1,081,109	397,008	684,102	1,159,441	464,672	694,769
9.23	Property				15201 Antioch Road					712,053	297,904	414,149	915,947	348,598	567,349
9.24	Property				2450 Mandela Parkway					767,625	271,654	495,971	897,458	307,302	590,155
9.25	Property				184-02 Jamaica Avenue					635,930	249,998	385,931	743,943	263,217	480,726
9.26	Property				9012 Northwest Prairie View Road					853,637	222,958	630,680	903,711	235,271	668,440

A-17

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)
9.27	Property				16101 West 95th Street					879,408	348,803	530,605	945,871	345,283	600,589
9.28	Property				3100 North Mannheim					905,675	395,758	509,918	1,047,679	510,296	537,382
9.29	Property				9580 Potranco Road					747,867	226,930	520,937	767,257	250,431	516,826
9.30	Property				18025 Monterey Street					541,774	201,095	340,679	629,044	203,718	425,326
9.31	Property				9N 004 Route 59					778,499	316,757	461,743	879,867	389,500	490,367
9.32	Property				5115 Clayton Road					622,196	221,588	400,608	670,024	224,668	445,356
9.33	Property				9702 West 67th Street					626,544	189,508	437,036	681,434	215,998	465,436
9.34	Property				794 Scenic Highway					591,126	184,511	406,615	640,986	191,290	449,696
9.35	Property				12430 Bandera Road					571,869	160,109	411,759	696,122	175,702	520,421
9.36	Property				4000 South Providence Road					678,085	163,666	514,419	738,462	158,571	579,890
9.37	Property				2743 San Pablo Avenue					560,510	232,709	327,802	634,418	261,876	372,542
9.38	Property				819 North Eola Road					618,412	231,331	387,081	682,644	252,200	430,443
9.39	Property				2506 West Worley Street					568,347	117,208	451,139	669,477	128,858	540,620
9.40	Property				15601 FM 1325					519,745	197,341	322,405	643,807	213,653	430,154
9.41	Property				10700 West 159th Street					631,242	257,577	373,665	713,558	268,454	445,104
9.42	Property				2403 Rangeline Street					718,083	202,632	515,451	802,694	222,576	580,118
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue					573,255	216,320	356,935	676,736	313,245	363,490
9.44	Property				2277 Walters Road					533,843	197,789	336,054	590,044	210,207	379,838
9.45	Property				1575 Thousand Oaks Drive					547,661	174,283	373,378	591,789	189,381	402,409
9.46	Property				7460 Frontage Road					605,976	221,944	384,032	641,112	234,589	406,524
9.47	Property				6401 Third Street					537,850	140,945	396,905	561,774	140,281	421,493
9.48	Property				2816 Eaton Road					509,529	187,656	321,873	566,787	204,659	362,128
9.49	Property				3985 Atlanta Highway					491,119	157,970	333,149	566,887	154,544	412,343
9.50	Property				11510 North Main Street					518,404	198,487	319,917	563,042	202,874	360,168
9.51	Property				750 Winchester Road					548,478	151,033	397,445	559,650	159,257	400,393
9.52	Property				3401 Broadway Boulevard					404,066	180,566	223,499	470,089	198,497	271,592
9.53	Property				1720 Grand Boulevard					278,463	163,042	115,421	387,693	166,613	221,080
9.54	Property				1310 South Enterprise Street					441,204	169,973	271,232	484,429	181,161	303,268
9.55	Property				2420 St Mary’s Boulevard					473,056	127,447	345,610	478,576	134,370	344,205
9.56	Property				3500 I-70 Drive Southeast					392,430	111,782	280,649	445,709	118,357	327,353
9.57	Property				195 Southwest Boulevard					301,459	83,072	218,386	322,758	77,552	245,206
9.58	Property				8900 Northwest Prairie View Road					371,170	98,483	272,687	392,650	109,672	282,978
9.59	Property				1601 Twilight Trail					467,624	146,875	320,749	488,431	155,594	332,838
9.60	Property				1515 Church Street					355,041	131,134	223,907	406,630	125,119	281,511
9.61	Property				1891 North Columbia Street					359,964	106,124	253,840	375,819	101,271	274,548
9.62	Property				1200 US #1					277,766	120,881	156,885	301,494	133,077	168,417
9.63	Property				251 Collins Industrial Boulevard					217,384	110,488	106,896	253,163	111,904	141,259
9.64	Property				2310 Paris Road					265,446	90,186	175,260	297,759	74,911	222,847
9.65	Property				1820 West Business Loop 70					156,640	56,243	100,396	174,530	71,404	103,126
9.66	Property				1723 East Florida					178,329	78,146	100,183	170,365	82,615	87,749
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio		0	0	Lockout/27_Defeasance/89_0%/4	39,509,460	12,267,650	27,241,810	43,169,757	12,489,151	30,680,606
10.01	Property	27			1000 Second Avenue					13,324,992	3,969,000	9,355,992	13,797,754	4,095,615	9,702,139
10.02	Property	28			2901 Third Avenue					7,572,447	1,808,766	5,763,681	7,755,750	1,843,866	5,911,884
10.03	Property				3101 Western Avenue					2,366,959	1,206,845	1,160,114	4,753,342	1,289,419	3,463,923
10.04	Property	29			300 Elliott Avenue West					5,272,702	1,555,687	3,717,015	5,392,337	1,614,432	3,777,905
10.05	Property	30			3131 Elliott Avenue					5,016,763	1,645,380	3,371,383	5,195,912	1,711,407	3,484,505
10.06	Property				2615 Fourth Avenue					2,701,086	853,133	1,847,953	3,029,651	854,929	2,174,722
10.07	Property				190 Queen Anne Avenue North					1,392,503	570,004	822,499	1,687,937	509,285	1,178,653
10.08	Property	31			200 First Avenue West					1,052,643	357,682	694,961	720,204	275,850	444,354
10.09	Property				18 West Mercer Street					809,365	301,152	508,213	836,869	294,348	542,520
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall		0	2 days grace, once per trailing 12-month period	Lockout/25_Defeasance/88_0%/7	37,528,421	8,197,087	29,331,334	39,585,451	7,941,621	31,643,830
12	Loan		SMC	SMF I	Sysmex Way		0	0	Lockout/24_Defeasance/92_0%/4	2,466,247	393,146	2,073,101	2,540,160	414,946	2,125,214
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center		0	0	Lockout/25_Defeasance/92_0%/3	2,399,196	403,573	1,995,623	2,425,790	483,720	1,942,070
14	Loan		GSMC	GSMC	Court at Deptford II		0	0	Lockout/25_Defeasance/91_0%/4	2,740,947	786,604	1,954,343	2,236,833	840,623	1,396,210
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	3,082,511	1,573,144	1,509,367
15.01	Property				Annhurst					N/A	N/A	N/A	745,674	321,232	424,442
15.02	Property				Applegate					N/A	N/A	N/A	702,454	351,592	350,862
15.03	Property				Heron Pointe					N/A	N/A	N/A	379,069	346,892	32,177
15.04	Property				Meadowood					N/A	N/A	N/A	430,773	184,546	246,227
15.05	Property				Ridgewood					N/A	N/A	N/A	433,440	191,500	241,940
15.06	Property				Heathmoore					N/A	N/A	N/A	391,101	177,382	213,719
16	Loan	36	SMC	SMF I	Freshwater Commons		0	0	Lockout/24_Defeasance/92_0%/4	2,034,322	699,303	1,335,019	2,051,814	747,435	1,304,379
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center		0	0	Lockout/24_Defeasance/91_0%/5	1,973,720	610,425	1,363,295	1,999,222	611,548	1,387,674
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio		0	0	Lockout/24_Defeasance/92_0%/4	2,260,197	929,912	1,330,285	2,445,919	1,127,075	1,318,844
18.01	Property				Heartland Village Shopping Center					523,863	200,921	322,942	554,775	208,489	346,286
18.02	Property				Park 52					300,478	141,907	158,571	356,109	128,802	227,307
18.03	Property				Andrade Business Park					316,848	135,472	181,376	300,290	131,507	168,783
18.04	Property				Fairview Corners					197,935	76,258	121,677	185,760	83,713	102,047
18.05	Property				Elmwood Tech					184,785	71,497	113,288	179,498	71,498	108,000
18.06	Property				White River Landing					194,844	59,472	135,372	188,221	62,603	125,618
18.07	Property				Holiday Center					484,038	204,944	279,094	347,489	233,757	113,732
18.08	Property				Whiteland Retail Center					N/A	N/A	N/A	243,449	162,863	80,586
18.09	Property				Franklin Shoppes					57,406	39,441	17,965	90,328	43,843	46,485
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport		0	0	Lockout/24_>YM or 1%/92_0%/4	N/A	N/A	N/A	2,530,502	1,721,649	808,853
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls		0	0	Lockout/24_>YM or 1%/92_0%/4	N/A	N/A	N/A	1,817,849	1,256,973	560,877

A-18

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center		0	0	Lockout/24_Defeasance/30_0%/6	1,268,577	226,150	1,042,427	1,320,476	229,116	1,091,360
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio		0	0	Lockout/25_Defeasance/91_0%/4	2,124,683	1,068,839	1,055,844	2,204,677	983,987	1,220,688
22.01	Property				5334-5362 West Madison Street					480,632	188,420	292,212	451,991	146,488	305,503
22.02	Property				5300 South Martin Luther King Junior Drive					285,125	182,035	103,090	308,941	131,171	177,770
22.03	Property				1115-27 East 81st Street					277,479	133,142	144,337	280,066	137,528	142,538
22.04	Property				5248 South Martin Luther King Junior Drive					248,773	134,007	114,766	250,697	121,809	128,888
22.05	Property				4900-4910 West Jackson Boulevard					218,422	117,791	100,630	238,528	107,926	130,602
22.06	Property				130-136 North Leamington Avenue					203,791	66,157	137,635	190,551	68,549	122,002
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue					153,776	95,239	58,537	218,051	118,609	99,442
22.08	Property				8231-8239 South Ingleside					188,613	120,038	68,575	194,115	116,710	77,404
22.09	Property				3101 W. Lexington Street					68,072	32,010	36,062	71,737	35,197	36,539
22.10	Property				8200 South Exchange Avenue					N/A	N/A	N/A	N/A	N/A	N/A
23	Loan		GSMC	GSMC	Palomar Point		0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	1,774,989	471,365	1,303,624
24	Loan	42	CCRE	CCRE	Huntsville Portfolio		0	0	Lockout/24_Defeasance/92_0%/4	1,533,988	377,679	1,156,309	1,525,129	387,532	1,137,597
24.01	Property				Paramount Place					551,856	128,235	423,621	540,221	120,322	419,899
24.02	Property				Memorial Plaza					552,723	132,609	420,114	562,660	134,331	428,329
24.03	Property				Creekside Corners					249,491	68,762	180,729	251,178	82,369	168,809
24.04	Property				Greensboro Plaza					121,698	30,001	91,697	119,758	27,567	92,191
24.05	Property				Exchange Place					58,220	18,072	40,148	51,312	22,943	28,369
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street		0	0	Lockout/24_Defeasance/92_0%/4	2,178,827	890,850	1,287,977	2,197,179	883,369	1,313,810
26	Loan		CGMRC	CGMRC	College Grove		0	0	Lockout/25_>YM or 1%/91_0%/4	1,516,409	221,049	1,295,360	1,565,601	229,263	1,336,338
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center		0	0	Lockout/25_Defeasance/91_0%/4	1,816,250	509,409	1,306,840	1,888,402	476,635	1,411,767
28	Loan		CCRE	CCRE	Southeast Plaza		0	0	Lockout/24_Defeasance/92_0%/4	1,842,235	448,868	1,393,367	1,830,200	456,117	1,374,083
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center		0	0	Lockout/24_Defeasance/92_0%/4	851,332	313,896	537,435	945,918	295,003	650,915
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks		0	0	Lockout/24_Defeasance/92_0%/4	2,166,758	1,261,244	905,514	2,305,845	1,291,208	1,014,637
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook		0	0	Lockout/12_>YM or 1%/44_0%/4	4,218,290	2,874,482	1,343,809	4,089,561	2,963,898	1,125,663
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II		0	0	Lockout/24_>YM or 1%/92_0%/4	1,664,784	508,862	1,155,922	1,580,294	477,469	1,102,825
32.01	Property				Beaver Ruin Village I					1,099,811	373,137	726,674	1,161,248	358,345	802,903
32.02	Property				Beaver Ruin Village II					564,973	135,725	429,248	419,046	119,124	299,922
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use		0	0	Lockout/24_Defeasance/93_0%/3	1,089,588	343,949	745,639	1,025,357	319,214	706,018
33.01	Property				4654 Maryland					404,342	113,893	290,449	356,372	87,199	269,048
33.02	Property				401 North Euclid					228,013	67,529	160,484	233,600	67,566	166,034
33.03	Property				7370 Manchester					250,369	78,120	172,249	163,632	70,797	92,835
33.04	Property				7350 Manchester					69,727	40,897	28,830	71,711	43,419	28,292
33.05	Property				7344 Manchester					116,769	29,257	87,513	103,744	31,156	72,588
33.06	Property				4229 Manchester					20,367	14,252	6,115	96,298	19,078	77,220
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue		0	0	Lockout/24_Defeasance/91_0%/5	1,034,915	191,300	843,615	1,058,503	194,961	863,542
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	572,143	299,839	272,304
35.01	Property				All Star					N/A	N/A	N/A	N/A	N/A	N/A
35.02	Property				Orion Oaks					N/A	N/A	N/A	216,383	126,333	90,050
35.03	Property				Oakland Glen					N/A	N/A	N/A	214,253	121,533	92,720
35.04	Property				Princeton Village					N/A	N/A	N/A	141,507	51,973	89,534
36	Loan		SMC	SMF I	Pangea 11		0	0	Lockout/24_Defeasance/90_0%/6	N/A	N/A	N/A	N/A	N/A	N/A
36.01	Property				13905-13957 South Clark Street					N/A	N/A	N/A	N/A	N/A	N/A
36.02	Property				1101 North Lawler Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.03	Property				7800 South Jeffery Boulevard					N/A	N/A	N/A	N/A	N/A	N/A
36.04	Property				7701 South Yates Boulevard					N/A	N/A	N/A	N/A	N/A	N/A
36.05	Property				9040 South Bishop Street					N/A	N/A	N/A	N/A	N/A	N/A
36.06	Property				7949 South Ellis Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.07	Property				14138 South School Street					N/A	N/A	N/A	N/A	N/A	N/A
36.08	Property				6200 South Rockwell Street					N/A	N/A	N/A	N/A	N/A	N/A
36.09	Property				7055 South St. Lawrence Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.10	Property				5402 West Rice Street					N/A	N/A	N/A	N/A	N/A	N/A
36.11	Property				7056 South Eberhart Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.12	Property				204 West 138th Street					N/A	N/A	N/A	N/A	N/A	N/A
36.13	Property				7956 South Burnham Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.14	Property				9100 South Dauphin Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.15	Property				8208 South Drexel Avenue					N/A	N/A	N/A	N/A	N/A	N/A
36.16	Property				8640 South Ingleside Avenue					N/A	N/A	N/A	N/A	N/A	N/A

A-19

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	1,250,479	384,923	865,556
37.01	Property				West Pointe Village Shopping Center					N/A	N/A	N/A	459,442	120,397	339,045
37.02	Property				Kris Krossing Shopping Center					N/A	N/A	N/A	452,718	135,454	317,264
37.03	Property				College Lakes Plaza					N/A	N/A	N/A	338,320	129,072	209,247
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport		0	0	Lockout/24_>YM or 1%/93_0%/3	2,928,770	2,022,083	906,686	2,837,163	1,974,699	862,465
39	Loan		CGMRC	CGMRC	Torrey Place Apartments		0	0	Lockout/25_Defeasance/91_0%/4	1,286,541	556,190	730,351	1,346,244	573,823	772,421
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio		0	0	Lockout/24_Defeasance/92_0%/4	964,382	422,098	542,283	1,052,411	459,529	592,882
40.01	Property				Compass Self Storage					522,608	226,048	296,559	576,102	234,100	342,002
40.02	Property				Access Self Storage					441,774	196,050	245,724	476,309	225,429	250,880
41	Loan		CCRE	CCRE	Midwest Retail Portfolio		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	N/A	N/A	N/A
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH					N/A	N/A	N/A	N/A	N/A	N/A
41.02	Property				Destination XL - Evergreen Park, IL					N/A	N/A	N/A	N/A	N/A	N/A
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK					N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	1,939,885	1,115,007	824,878
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center		0	0	Lockout/24_>YM or 1%/92_0%/4	601,471	134,104	467,368	518,274	110,114	408,159
44	Loan		GSCRE	GSMC	Hunters Point Apartments		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	1,136,898	630,009	506,889
45	Loan	11	GSMC	GSMC	Crown Meadows		0	0	Lockout/24_Defeasance/92_0%/4	821,821	265,692	556,130	847,972	278,274	569,699
46	Loan		SMC	SMF I	Cross Creek Medical Office		0	0	Lockout/24_>YM or 1%/91_0%/5	1,138,326	429,105	709,221	1,065,657	398,758	666,899
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan		0	0	Lockout/25_Defeasance/91_0%/4	770,090	281,677	488,413	876,880	299,648	577,232
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center		0	0	Lockout/24_Defeasance/89_0%/7	606,337	160,050	446,287	548,128	138,309	409,819
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI		0	0	Lockout/24_Defeasance/92_0%/4	454,980	16,659	438,321	454,980	13,729	441,251
51	Loan		CCRE	CCRE	Delray Pointe		0	0	Lockout/24_Defeasance/93_0%/3	640,683	168,262	472,421	635,465	165,423	470,043
52	Loan		CGMRC	CGMRC	24 Simon Street		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes		0	0	Lockout/24_Defeasance/92_0%/4	626,719	182,367	444,352	598,363	164,535	433,828
54	Loan		SMC	SMF I	CVS Shelby		0	0	Lockout/25_Defeasance/91_0%/4	425,925	86,286	339,639	352,652	75,760	276,892
55	Loan		SMC	SMF I	Flamingo Retail		0	0	Lockout/24_Defeasance/92_0%/4	542,669	83,946	458,723	554,081	76,234	477,847
56	Loan		SMC	SMF I	Harrisonville Crossing		0	0	Lockout/25_Defeasance/91_0%/4	456,788	140,586	316,202	449,755	141,993	307,762
57	Loan		GSCRE	GSMC	Redan Cove Apartments		0	0	Lockout/11_>YM or 1%/105_0%/4	549,477	361,420	188,056	820,422	497,767	322,655
58	Loan		CCRE	CCRE	Moraga Plaza		0	0	Lockout/25_Defeasance/91_0%/4	426,629	108,692	317,937	422,229	109,834	312,395
59	Loan		CCRE	CCRE	CVS Jersey Shore		0	0	Lockout/25_Defeasance/92_0%/3	258,188	N/A	258,188	258,188	N/A	258,188
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	830,003	504,203	325,800
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree		0	0	Lockout/24_Defeasance/93_0%/3	403,109	106,163	296,946	409,147	110,914	298,233
62	Loan		SMC	SMF I	Millennium Business Center		0	0	Lockout/25_Defeasance/91_0%/4	602,800	304,756	298,044	600,436	289,783	310,653
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village		0	0	Lockout/25_Defeasance/91_0%/4	381,253	89,829	291,424	400,282	54,109	346,173

A-20

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	25,125,643	10,598,724	14,526,919	25,527,117	10,807,232	14,719,885	3/31/2015	12	Trailing 12	25,988,254	11,037,793
1.01	Property				Eagle River	4,582,053	928,142	3,653,911	4,601,623	940,919	3,660,704	3/31/2015	12	Trailing 12	4,695,127	968,014
1.02	Property				Foxridge Farm	3,114,371	1,263,926	1,850,446	3,116,750	1,318,485	1,798,266	3/31/2015	12	Trailing 12	3,147,635	1,333,815
1.03	Property				River Valley	1,518,435	465,537	1,052,898	1,538,410	460,091	1,078,319	3/31/2015	12	Trailing 12	1,597,489	469,294
1.04	Property				West Winds	1,454,103	612,845	841,258	1,518,459	640,565	877,894	3/31/2015	12	Trailing 12	1,559,120	651,939
1.05	Property				Skyline Village	1,540,442	749,168	791,274	1,575,211	771,950	803,262	3/31/2015	12	Trailing 12	1,609,920	779,958
1.06	Property				Gaslight Village	1,337,219	751,617	585,602	1,389,655	806,979	582,676	3/31/2015	12	Trailing 12	1,463,782	874,799
1.07	Property				Dream Island	810,690	316,451	494,239	819,424	298,987	520,438	3/31/2015	12	Trailing 12	816,809	302,502
1.08	Property				Valley Ridge	938,302	589,399	348,903	986,398	620,155	366,243	3/31/2015	12	Trailing 12	978,579	645,788
1.09	Property				Western Hills	656,623	275,720	380,903	657,002	265,867	391,135	3/31/2015	12	Trailing 12	643,125	266,557
1.10	Property				Lake Fork	651,110	298,490	352,621	670,255	269,577	400,678	3/31/2015	12	Trailing 12	681,394	275,876
1.11	Property				Aloha Vegas	754,421	522,367	232,055	755,294	508,162	247,132	3/31/2015	12	Trailing 12	779,336	515,216
1.12	Property				Kingswood Estates	785,238	418,981	366,257	808,136	439,749	368,387	3/31/2015	12	Trailing 12	836,344	454,474
1.13	Property				Country Oaks	554,926	229,087	325,839	556,187	226,493	329,694	3/31/2015	12	Trailing 12	544,036	232,915
1.14	Property				Woodlawn Estates	708,513	418,646	289,867	725,154	446,115	279,039	3/31/2015	12	Trailing 12	733,911	429,844
1.15	Property				Buckingham Village	599,433	327,164	272,269	603,677	337,451	266,226	3/31/2015	12	Trailing 12	607,608	360,110
1.16	Property				Woodview	435,919	213,403	222,516	448,562	235,769	212,793	3/31/2015	12	Trailing 12	489,662	239,465
1.17	Property				West Park Plaza	559,461	297,288	262,172	581,383	325,006	256,377	3/31/2015	12	Trailing 12	592,301	334,416
1.18	Property				Valle Grande	351,665	128,648	223,016	356,838	129,801	227,037	3/31/2015	12	Trailing 12	378,795	130,053
1.19	Property				Riviera de Sandia	438,871	212,758	226,113	444,991	207,712	237,279	3/31/2015	12	Trailing 12	442,539	210,089
1.20	Property				Cedar Village	292,491	118,132	174,359	296,958	122,671	174,287	3/31/2015	12	Trailing 12	308,008	124,856
1.21	Property				Rancho Bridger	353,937	136,720	217,217	355,955	124,654	231,301	3/31/2015	12	Trailing 12	363,310	124,568
1.22	Property				Sheltered Valley	273,938	91,292	182,646	279,713	88,978	190,735	3/31/2015	12	Trailing 12	292,355	89,479
1.23	Property				Vals	406,708	214,183	192,526	413,321	208,901	204,420	3/31/2015	12	Trailing 12	410,895	194,286
1.24	Property				Countryside Estates	432,868	265,015	167,853	435,338	260,253	175,085	3/31/2015	12	Trailing 12	425,785	264,538
1.25	Property				W bar K	260,721	93,979	166,742	265,017	85,179	179,838	3/31/2015	12	Trailing 12	272,520	86,266
1.26	Property				Trails End	275,238	144,396	130,843	275,406	154,539	120,867	3/31/2015	12	Trailing 12	275,822	157,062
1.27	Property				Windgate	209,763	85,993	123,770	212,907	80,923	131,984	3/31/2015	12	Trailing 12	224,464	84,505
1.28	Property				Golden Eagle	201,588	83,886	117,702	201,883	82,859	119,025	3/31/2015	12	Trailing 12	200,359	84,193
1.29	Property				Mountain Springs	195,370	88,807	106,563	195,652	84,212	111,440	3/31/2015	12	Trailing 12	192,369	85,971
1.30	Property				North Breeze	222,496	136,115	86,380	224,459	140,593	83,867	3/31/2015	12	Trailing 12	207,402	141,095
1.31	Property				Sugar Creek	137,626	65,345	72,281	141,673	66,090	75,583	3/31/2015	12	Trailing 12	138,711	67,618
1.32	Property				Hillside	71,100	55,223	15,877	75,426	57,550	17,876	3/31/2015	12	Trailing 12	78,739	58,235
2	Loan		GSMC	GSMC	Fig Garden Village	8,598,537	2,385,287	6,213,250	8,712,972	2,426,717	6,286,255	4/30/2015	12	Trailing 12	9,532,223	3,022,008
3	Loan	15, 16	GSMC	GSMC	Bassett Place	8,695,124	3,195,275	5,499,849	9,152,706	3,215,238	5,937,468	4/30/2015	12	Trailing 12	10,098,176	3,724,745
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	23,329,056	15,799,170	7,529,886	24,081,831	16,092,286	7,989,545	5/31/2015	12	Trailing 12	24,081,831	16,137,460
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	64,714,008	31,529,354	33,184,654	N/A	N/A	N/A	N/A	N/A	Not Available	66,737,601	32,904,905
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	23,713,460	13,199,805	10,513,655	24,324,275	13,319,634	11,004,641	3/31/2015	12	Trailing 12	27,576,010	14,488,393
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	11,778,458	7,604,830	4,173,628	11,449,797	7,519,195	3,930,602	4/30/2015	12	Trailing 12	11,405,754	7,484,967
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	9,145,568	6,601,101	2,544,468	10,054,212	6,834,429	3,219,783	5/31/2015	12	Trailing 12	10,054,161	6,824,801
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	59,980,961	19,321,871	40,659,090	60,558,531	19,305,053	41,253,477	2/28/2015	12	Trailing 12	61,300,250	22,188,390
9.01	Property				50 Wallabout Street	2,590,872	599,564	1,991,308	2,653,118	606,704	2,046,414	2/28/2015	12	Trailing 12	2,765,975	720,722
9.02	Property				250 Flanagan Way	1,911,089	513,035	1,398,053	1,945,078	512,945	1,432,133	2/28/2015	12	Trailing 12	1,913,382	591,416
9.03	Property				6700 River Road	1,790,825	512,097	1,278,729	1,807,883	489,143	1,318,740	2/28/2015	12	Trailing 12	1,813,466	568,211
9.04	Property				1015 North Halsted Street	1,765,206	660,998	1,104,207	1,753,031	630,744	1,122,287	2/28/2015	12	Trailing 12	1,716,939	762,876
9.05	Property				7536 Wornall Road	1,589,665	335,570	1,254,095	1,595,828	326,203	1,269,625	2/28/2015	12	Trailing 12	1,643,753	414,885
9.06	Property				640 Southwest 2nd Avenue	1,588,373	396,077	1,192,296	1,577,655	391,829	1,185,826	2/28/2015	12	Trailing 12	1,643,612	469,183
9.07	Property				4920 Northwest 7th Street	1,602,465	434,773	1,167,691	1,620,830	431,599	1,189,231	2/28/2015	12	Trailing 12	1,653,876	520,920
9.08	Property				9925 Southwest 40th Street	1,597,492	408,688	1,188,804	1,606,566	420,373	1,186,193	2/28/2015	12	Trailing 12	1,602,368	504,694
9.09	Property				9220 West 135th Street	1,321,909	385,720	936,189	1,324,610	387,022	937,589	2/28/2015	12	Trailing 12	1,276,373	441,047
9.10	Property				980 4th Avenue	1,375,544	384,302	991,241	1,393,826	394,549	999,277	2/28/2015	12	Trailing 12	1,415,378	452,855
9.11	Property				405 South Federal Highway	1,691,861	833,011	858,850	1,729,356	836,129	893,227	2/28/2015	12	Trailing 12	1,806,635	920,319
9.12	Property				11001 Excelsior Boulevard	1,596,134	565,847	1,030,287	1,623,865	574,684	1,049,181	2/28/2015	12	Trailing 12	1,676,736	650,989
9.13	Property				11325 Lee Highway	1,094,772	250,328	844,444	1,100,821	251,244	849,577	2/28/2015	12	Trailing 12	1,084,141	298,439
9.14	Property				2021 Griffin Road	1,520,273	486,653	1,033,620	1,536,297	483,216	1,053,081	2/28/2015	12	Trailing 12	1,530,428	555,079
9.15	Property				400 West Olmos Drive	1,182,514	251,130	931,384	1,194,750	249,367	945,383	2/28/2015	12	Trailing 12	1,195,712	303,385
9.16	Property				14151 Wyandotte Street	1,183,815	270,806	913,009	1,188,321	270,043	918,279	2/28/2015	12	Trailing 12	1,189,486	321,024
9.17	Property				5979 Butterfield Road	1,433,105	612,270	820,834	1,445,664	612,356	833,308	2/28/2015	12	Trailing 12	1,422,936	745,029
9.18	Property				115 Park Avenue	1,213,998	309,430	904,568	1,253,426	301,086	952,340	2/28/2015	12	Trailing 12	1,321,818	349,144
9.19	Property				3500 Southwest 160th Avenue	1,131,367	463,860	667,507	1,167,623	459,833	707,790	2/28/2015	12	Trailing 12	1,225,041	513,279
9.20	Property				2445 Crain Highway	941,076	265,537	675,539	940,340	268,935	671,405	2/28/2015	12	Trailing 12	933,030	310,417
9.21	Property				100 West North Avenue	1,042,865	287,276	755,589	1,058,833	282,981	775,852	2/28/2015	12	Trailing 12	1,079,319	328,126
9.22	Property				2727 Shermer Road	1,221,910	541,330	680,581	1,223,462	535,071	688,391	2/28/2015	12	Trailing 12	1,241,039	625,545
9.23	Property				15201 Antioch Road	985,284	371,330	613,954	994,995	378,266	616,729	2/28/2015	12	Trailing 12	1,012,517	421,930
9.24	Property				2450 Mandela Parkway	965,167	347,852	617,315	989,892	350,448	639,444	2/28/2015	12	Trailing 12	1,047,334	394,793
9.25	Property				184-02 Jamaica Avenue	820,398	294,673	525,725	818,758	286,158	532,600	2/28/2015	12	Trailing 12	836,402	331,404
9.26	Property				9012 Northwest Prairie View Road	933,924	246,286	687,638	929,221	241,136	688,085	2/28/2015	12	Trailing 12	886,766	280,647

A-21

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
9.27	Property				16101 West 95th Street	980,603	385,479	595,124	981,867	389,193	592,674	2/28/2015	12	Trailing 12	954,247	429,534
9.28	Property				3100 North Mannheim	1,129,652	612,083	517,569	1,140,216	643,549	496,667	2/28/2015	12	Trailing 12	1,148,855	658,117
9.29	Property				9580 Potranco Road	798,917	250,704	548,213	792,346	250,041	542,305	2/28/2015	12	Trailing 12	753,813	283,015
9.30	Property				18025 Monterey Street	743,572	187,784	555,788	759,418	179,902	579,516	2/28/2015	12	Trailing 12	790,109	231,835
9.31	Property				9N 004 Route 59	935,452	432,029	503,423	940,697	439,997	500,700	2/28/2015	12	Trailing 12	976,247	480,553
9.32	Property				5115 Clayton Road	720,260	244,051	476,210	727,694	244,635	483,059	2/28/2015	12	Trailing 12	746,919	277,680
9.33	Property				9702 West 67th Street	728,417	229,997	498,420	727,897	231,448	496,450	2/28/2015	12	Trailing 12	701,730	261,060
9.34	Property				794 Scenic Highway	730,637	180,246	550,391	734,045	181,993	552,052	2/28/2015	12	Trailing 12	754,062	212,890
9.35	Property				12430 Bandera Road	719,861	211,779	508,082	727,846	217,420	510,426	2/28/2015	12	Trailing 12	713,786	247,582
9.36	Property				4000 South Providence Road	735,579	181,320	554,259	733,202	179,175	554,027	2/28/2015	12	Trailing 12	682,851	208,774
9.37	Property				2743 San Pablo Avenue	732,030	250,391	481,640	759,732	249,120	510,612	2/28/2015	12	Trailing 12	857,033	285,228
9.38	Property				819 North Eola Road	716,787	261,541	455,246	723,288	257,124	466,164	2/28/2015	12	Trailing 12	727,802	287,656
9.39	Property				2506 West Worley Street	682,934	137,442	545,492	683,596	137,553	546,042	2/28/2015	12	Trailing 12	634,420	164,974
9.40	Property				15601 FM 1325	696,563	223,514	473,049	701,607	223,484	478,124	2/28/2015	12	Trailing 12	674,302	254,132
9.41	Property				10700 West 159th Street	737,846	289,662	448,183	746,324	289,405	456,919	2/28/2015	12	Trailing 12	738,854	339,845
9.42	Property				2403 Rangeline Street	793,606	242,607	551,000	801,465	236,082	565,383	2/28/2015	12	Trailing 12	828,144	273,158
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	702,029	340,730	361,299	714,549	358,534	356,015	2/28/2015	12	Trailing 12	799,397	392,368
9.44	Property				2277 Walters Road	621,778	231,346	390,432	630,075	228,413	401,661	2/28/2015	12	Trailing 12	713,034	258,762
9.45	Property				1575 Thousand Oaks Drive	626,434	215,848	410,586	633,687	217,000	416,687	2/28/2015	12	Trailing 12	652,612	245,948
9.46	Property				7460 Frontage Road	657,838	269,064	388,774	660,149	274,417	385,732	2/28/2015	12	Trailing 12	660,265	302,162
9.47	Property				6401 Third Street	578,624	147,596	431,028	576,118	147,740	428,378	2/28/2015	12	Trailing 12	568,718	175,358
9.48	Property				2816 Eaton Road	601,967	219,629	382,338	605,118	220,404	384,715	2/28/2015	12	Trailing 12	589,626	246,046
9.49	Property				3985 Atlanta Highway	612,583	167,878	444,705	620,403	171,268	449,135	2/28/2015	12	Trailing 12	632,807	198,328
9.50	Property				11510 North Main Street	578,057	218,674	359,383	581,948	213,417	368,531	2/28/2015	12	Trailing 12	575,311	239,379
9.51	Property				750 Winchester Road	567,877	167,339	400,538	572,795	168,755	404,040	2/28/2015	12	Trailing 12	624,276	195,348
9.52	Property				3401 Broadway Boulevard	515,961	224,730	291,231	519,159	226,129	293,031	2/28/2015	12	Trailing 12	553,594	249,742
9.53	Property				1720 Grand Boulevard	442,786	185,020	257,766	450,446	185,888	264,558	2/28/2015	12	Trailing 12	476,194	207,257
9.54	Property				1310 South Enterprise Street	500,963	198,881	302,082	493,100	193,230	299,870	2/28/2015	12	Trailing 12	446,396	213,671
9.55	Property				2420 St Mary’s Boulevard	511,921	147,367	364,554	518,040	143,612	374,429	2/28/2015	12	Trailing 12	530,808	166,697
9.56	Property				3500 I-70 Drive Southeast	422,721	125,967	296,754	425,069	124,612	300,457	2/28/2015	12	Trailing 12	432,603	143,499
9.57	Property				195 Southwest Boulevard	362,562	93,057	269,505	363,469	95,938	267,531	2/28/2015	12	Trailing 12	368,949	110,497
9.58	Property				8900 Northwest Prairie View Road	418,133	115,793	302,340	418,694	113,244	305,450	2/28/2015	12	Trailing 12	427,104	131,885
9.59	Property				1601 Twilight Trail	499,165	155,742	343,424	508,928	160,255	348,673	2/28/2015	12	Trailing 12	527,886	182,602
9.60	Property				1515 Church Street	412,029	132,102	279,927	419,413	135,172	284,241	2/28/2015	12	Trailing 12	438,221	153,388
9.61	Property				1891 North Columbia Street	402,982	113,407	289,575	407,155	110,322	296,834	2/28/2015	12	Trailing 12	408,890	127,253
9.62	Property				1200 US #1	328,297	141,371	186,926	329,088	138,356	190,732	2/28/2015	12	Trailing 12	312,822	158,830
9.63	Property				251 Collins Industrial Boulevard	286,554	107,703	178,851	291,230	106,875	184,355	2/28/2015	12	Trailing 12	268,714	118,380
9.64	Property				2310 Paris Road	283,048	84,812	198,236	285,131	84,909	200,222	2/28/2015	12	Trailing 12	311,353	98,163
9.65	Property				1820 West Business Loop 70	176,901	76,232	100,670	181,142	72,335	108,807	2/28/2015	12	Trailing 12	169,083	79,982
9.66	Property				1723 East Florida	195,131	92,509	102,621	198,334	92,044	106,290	2/28/2015	12	Trailing 12	193,952	100,459
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	43,943,344	12,835,713	31,107,630	44,081,390	12,810,605	31,270,786	1/31/2015	Various	Various	44,652,839	12,576,474
10.01	Property	27			1000 Second Avenue	14,046,111	4,080,341	9,965,770	14,150,092	4,073,715	10,076,377	1/31/2015	12	Trailing 12	14,683,901	4,083,127
10.02	Property	28			2901 Third Avenue	7,740,134	1,936,169	5,803,964	7,714,978	1,923,295	5,791,683	1/31/2015	12	Trailing 12	6,162,374	1,870,943
10.03	Property				3101 Western Avenue	5,283,281	1,433,799	3,849,482	5,292,550	1,453,153	3,839,397	1/31/2015	12	Trailing 12	5,826,950	1,433,227
10.04	Property	29			300 Elliott Avenue West	5,407,266	1,588,142	3,819,124	5,408,484	1,579,312	3,829,172	1/31/2015	12	Trailing 12	5,586,331	1,531,758
10.05	Property	30			3131 Elliott Avenue	5,128,485	1,701,790	3,426,694	5,172,812	1,676,221	3,496,591	1/31/2015	12	Trailing 12	5,320,897	1,635,565
10.06	Property				2615 Fourth Avenue	3,182,810	863,540	2,319,270	3,185,557	857,722	2,327,835	1/31/2015	12	Trailing 12	3,071,393	831,397
10.07	Property				190 Queen Anne Avenue North	1,782,005	534,119	1,247,887	1,785,020	531,680	1,253,340	1/31/2015	12	Trailing 12	1,787,392	503,308
10.08	Property	31			200 First Avenue West	567,513	420,146	147,367	570,891	449,911	120,981	1/31/2015	7	Annualized	1,354,243	428,391
10.09	Property				18 West Mercer Street	805,740	277,668	528,072	801,006	265,596	535,410	1/31/2015	12	Trailing 12	859,357	258,757
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	39,665,127	7,772,933	31,892,193	40,058,601	7,890,005	32,168,596	2/28/2015	12	Trailing 12	41,736,151	7,605,321
12	Loan		SMC	SMF I	Sysmex Way	2,494,690	418,080	2,076,610	2,430,800	418,391	2,012,409	3/31/2015	12	Trailing 12	2,326,320	467,518
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	2,464,545	542,641	1,921,904	2,401,557	569,333	1,832,224	3/31/2015	12	Trailing 12	2,516,020	534,283
14	Loan		GSMC	GSMC	Court at Deptford II	1,812,027	967,333	844,694	N/A	N/A	N/A	N/A	N/A	Not Available	2,777,937	929,220
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	3,539,174	1,651,141	1,888,033	3,571,928	1,612,714	1,959,214	2/28/2015	12	Trailing 12	3,677,079	1,610,967
15.01	Property				Annhurst	808,328	373,342	434,986	813,754	362,902	450,852	2/28/2015	12	Trailing 12	817,878	362,923
15.02	Property				Applegate	797,085	388,189	408,896	795,092	387,807	407,285	2/28/2015	12	Trailing 12	838,594	385,693
15.03	Property				Heron Pointe	595,633	315,736	279,897	625,831	293,143	332,688	2/28/2015	12	Trailing 12	679,280	293,808
15.04	Property				Meadowood	472,138	189,069	283,069	472,754	191,854	280,900	2/28/2015	12	Trailing 12	465,344	193,435
15.05	Property				Ridgewood	456,576	188,907	267,669	451,981	183,462	268,519	2/28/2015	12	Trailing 12	451,771	183,455
15.06	Property				Heathmoore	409,414	195,898	213,516	412,516	193,546	218,970	2/28/2015	12	Trailing 12	424,212	191,653
16	Loan	36	SMC	SMF I	Freshwater Commons	2,124,811	768,257	1,356,554	2,251,827	779,484	1,472,343	5/31/2015	12	Trailing 12	2,413,540	792,805
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	2,033,854	699,911	1,333,943	2,133,287	709,975	1,423,312	3/31/2015	12	Trailing 12	2,144,079	685,245
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	2,589,318	1,086,068	1,503,250	2,680,607	961,629	1,718,978	5/31/2015	12	Trailing 12	2,667,219	1,000,752
18.01	Property				Heartland Village Shopping Center	580,685	197,680	383,005	604,044	170,255	433,789	5/31/2015	12	Trailing 12	637,680	195,833
18.02	Property				Park 52	338,693	124,672	214,021	343,830	92,874	250,956	5/31/2015	12	Trailing 12	375,679	118,765
18.03	Property				Andrade Business Park	344,498	130,625	213,873	353,177	122,953	230,224	5/31/2015	12	Trailing 12	366,387	119,325
18.04	Property				Fairview Corners	213,147	82,566	130,581	227,392	77,324	150,068	5/31/2015	12	Trailing 12	254,051	81,302
18.05	Property				Elmwood Tech	236,627	75,984	160,643	238,653	74,519	164,134	5/31/2015	12	Trailing 12	194,650	67,028
18.06	Property				White River Landing	174,796	66,770	108,026	188,152	63,073	125,079	5/31/2015	12	Trailing 12	179,064	64,384
18.07	Property				Holiday Center	339,489	234,398	105,091	359,124	202,316	156,808	5/31/2015	12	Trailing 12	343,099	209,862
18.08	Property				Whiteland Retail Center	236,870	123,339	113,531	245,599	110,768	134,831	5/31/2015	12	Trailing 12	188,660	94,624
18.09	Property				Franklin Shoppes	124,513	50,034	74,479	120,636	47,547	73,089	5/31/2015	12	Trailing 12	127,949	49,629
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	2,942,198	1,931,022	1,011,175	2,995,098	1,986,921	1,008,177	4/30/2015	12	Trailing 12	2,995,098	1,968,986
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	1,999,515	1,329,906	669,610	2,076,153	1,395,802	680,351	4/30/2015	12	Trailing 12	2,076,153	1,366,660

A-22

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	1,331,652	220,607	1,111,045	1,330,335	242,376	1,087,959	3/31/2015	12	Trailing 12	1,503,102	407,624
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	2,295,564	1,097,345	1,198,219	2,376,211	1,163,897	1,212,314	3/31/2015	12	Trailing 12	2,355,991	1,084,119
22.01	Property				5334-5362 West Madison Street	446,630	170,804	275,826	457,958	163,413	294,545	3/31/2015	12	Trailing 12	457,958	174,973
22.02	Property				5300 South Martin Luther King Junior Drive	311,512	128,462	183,050	302,793	138,736	164,057	3/31/2015	12	Trailing 12	302,793	126,494
22.03	Property				1115-27 East 81st Street	296,955	165,350	131,605	301,769	169,133	132,636	3/31/2015	12	Trailing 12	301,769	157,502
22.04	Property				5248 South Martin Luther King Junior Drive	286,407	118,503	167,904	293,879	138,566	155,313	3/31/2015	12	Trailing 12	285,741	122,551
22.05	Property				4900-4910 West Jackson Boulevard	227,310	138,877	88,433	228,819	138,799	90,020	3/31/2015	12	Trailing 12	228,819	113,725
22.06	Property				130-136 North Leamington Avenue	194,571	64,428	130,143	202,694	64,812	137,882	3/31/2015	12	Trailing 12	193,362	70,027
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue	233,737	112,930	120,807	229,438	125,311	104,127	3/31/2015	12	Trailing 12	229,438	122,752
22.08	Property				8231-8239 South Ingleside	188,154	129,843	58,311	195,624	140,150	55,474	3/31/2015	12	Trailing 12	195,624	113,813
22.09	Property				3101 W. Lexington Street	76,489	36,473	40,016	83,857	44,315	39,542	3/31/2015	12	Trailing 12	83,857	41,244
22.10	Property				8200 South Exchange Avenue	33,799	31,675	2,124	79,380	40,662	38,718	3/31/2015	12	Trailing 12	76,630	41,038
23	Loan		GSMC	GSMC	Palomar Point	1,847,783	493,961	1,353,822	N/A	N/A	N/A	N/A	N/A	Not Available	1,855,970	506,394
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	1,523,092	356,271	1,166,821	N/A	N/A	N/A	N/A	N/A	Not Available	1,482,039	351,920
24.01	Property				Paramount Place	546,824	112,261	434,563	N/A	N/A	N/A	N/A	N/A	Not Available	520,937	107,976
24.02	Property				Memorial Plaza	527,662	136,380	391,282	N/A	N/A	N/A	N/A	N/A	Not Available	541,958	139,418
24.03	Property				Creekside Corners	263,709	65,540	198,169	N/A	N/A	N/A	N/A	N/A	Not Available	245,509	65,185
24.04	Property				Greensboro Plaza	120,269	29,408	90,861	N/A	N/A	N/A	N/A	N/A	Not Available	114,257	27,463
24.05	Property				Exchange Place	64,628	12,682	51,946	N/A	N/A	N/A	N/A	N/A	Not Available	59,377	11,878
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	2,460,498	908,694	1,551,804	2,447,328	871,260	1,576,068	3/31/2015	12	Trailing 12	2,407,164	927,326
26	Loan		CGMRC	CGMRC	College Grove	1,593,791	222,931	1,370,860	1,630,270	224,066	1,406,204	4/30/2015	12	Trailing 12	1,611,116	244,196
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	1,958,865	473,442	1,485,424	1,929,686	484,682	1,445,004	3/31/2015	12	Trailing 12	1,677,902	463,343
28	Loan		CCRE	CCRE	Southeast Plaza	1,631,890	463,932	1,167,958	N/A	N/A	N/A	N/A	N/A	Not Available	1,739,144	497,484
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	1,134,044	333,282	800,762	1,200,031	346,640	853,391	5/31/2015	12	Trailing 12	1,349,664	350,995
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	2,429,035	1,359,840	1,069,194	2,478,225	1,376,984	1,101,241	4/30/2015	12	Trailing 12	2,478,225	1,509,369
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	4,558,799	3,098,100	1,460,699	4,673,751	3,174,581	1,499,171	3/31/2015	12	Trailing 12	4,673,751	3,172,959
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	1,694,920	493,189	1,201,731	1,779,340	504,872	1,274,468	3/31/2015	12	Trailing 12	1,740,866	563,676
32.01	Property				Beaver Ruin Village I	1,226,614	375,888	850,726	1,288,393	382,401	905,992	3/31/2015	12	Trailing 12	1,261,341	432,834
32.02	Property				Beaver Ruin Village II	468,306	117,301	351,005	490,947	122,471	368,476	3/31/2015	12	Trailing 12	479,525	130,842
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	1,101,218	388,348	712,870	1,088,004	336,652	751,352	5/31/2015	12	Trailing 12	1,332,053	447,968
33.01	Property				4654 Maryland	351,265	125,365	225,899	368,188	126,881	241,307	5/31/2015	12	Trailing 12	427,611	135,982
33.02	Property				401 North Euclid	251,564	70,441	181,123	213,203	74,856	138,347	5/31/2015	12	Trailing 12	269,488	78,084
33.03	Property				7370 Manchester	195,176	93,063	102,113	188,054	58,138	129,916	5/31/2015	12	Trailing 12	268,047	118,200
33.04	Property				7350 Manchester	89,555	48,415	41,140	106,926	34,129	72,797	5/31/2015	12	Trailing 12	134,733	57,522
33.05	Property				7344 Manchester	102,379	30,813	71,565	106,126	29,886	76,240	5/31/2015	12	Trailing 12	122,231	36,107
33.06	Property				4229 Manchester	111,280	20,251	91,029	105,506	12,761	92,745	5/31/2015	12	Trailing 12	109,943	22,074
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	1,057,025	209,808	847,217	1,049,554	212,428	837,126	3/31/2015	12	Trailing 12	1,010,638	211,042
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	714,702	306,460	408,242	1,490,547	473,365	1,017,182	5/31/2015	Various	Various	1,565,102	503,671
35.01	Property				All Star	N/A	N/A	N/A	707,271	170,888	536,383	5/31/2015	9	Annualized	751,525	197,127
35.02	Property				Orion Oaks	288,805	122,630	166,175	314,865	111,730	203,135	5/31/2015	12	Trailing 12	320,604	109,993
35.03	Property				Oakland Glen	257,729	116,556	141,173	290,890	120,131	170,759	5/31/2015	12	Trailing 12	308,569	119,151
35.04	Property				Princeton Village	168,168	67,274	100,894	177,521	70,616	106,905	5/31/2015	12	Trailing 12	184,404	77,400
36	Loan		SMC	SMF I	Pangea 11	979,894	701,532	278,362	1,454,493	800,034	654,459	4/30/2015	12	Trailing 12	1,940,240	869,040
36.01	Property				13905-13957 South Clark Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.02	Property				1101 North Lawler Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.03	Property				7800 South Jeffery Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.04	Property				7701 South Yates Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.05	Property				9040 South Bishop Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.06	Property				7949 South Ellis Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.07	Property				14138 South School Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.08	Property				6200 South Rockwell Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.09	Property				7055 South St. Lawrence Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.10	Property				5402 West Rice Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.11	Property				7056 South Eberhart Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.12	Property				204 West 138th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.13	Property				7956 South Burnham Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.14	Property				9100 South Dauphin Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.15	Property				8208 South Drexel Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
36.16	Property				8640 South Ingleside Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A

A-23

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	1,238,765	396,075	842,690	N/A	N/A	N/A	N/A	N/A	Not Available	1,300,518	386,192
37.01	Property				West Pointe Village Shopping Center	474,061	129,959	344,102	N/A	N/A	N/A	N/A	N/A	Not Available	494,018	125,965
37.02	Property				Kris Krossing Shopping Center	440,125	133,831	306,294	N/A	N/A	N/A	N/A	N/A	Not Available	442,390	129,652
37.03	Property				College Lakes Plaza	324,579	132,285	192,294	N/A	N/A	N/A	N/A	N/A	Not Available	364,111	130,575
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	3,129,535	2,080,591	1,048,944	3,111,963	2,047,126	1,064,837	4/30/2015	12	Trailing 12	3,111,963	2,094,086
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	1,378,656	605,627	773,029	1,407,689	619,046	788,643	2/28/2015	12	Trailing 12	1,392,271	654,606
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	1,149,513	509,477	640,036	1,192,991	502,304	690,687	4/30/2015	12	Trailing 12	1,192,991	495,490
40.01	Property				Compass Self Storage	673,217	264,205	409,012	707,010	267,382	439,628	4/30/2015	12	Trailing 12	707,010	263,942
40.02	Property				Access Self Storage	476,296	245,272	231,024	485,981	234,922	251,059	4/30/2015	12	Trailing 12	485,981	231,548
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	749,133	89,888
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	271,133	31,637
41.02	Property				Destination XL - Evergreen Park, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	229,008	24,155
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	248,992	34,096
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	2,264,867	1,293,602	971,265	2,203,753	1,251,017	952,736	4/30/2015	12	Trailing 12	2,173,957	1,270,620
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	471,451	116,228	355,223	471,861	121,493	350,368	4/30/2015	12	Trailing 12	771,285	140,074
44	Loan		GSCRE	GSMC	Hunters Point Apartments	1,140,857	625,840	515,017	1,169,470	613,875	555,595	5/31/2015	12	Trailing 12	1,182,167	605,872
45	Loan	11	GSMC	GSMC	Crown Meadows	879,765	272,531	607,235	891,131	260,216	630,916	5/31/2015	12	Trailing 12	902,660	283,151
46	Loan		SMC	SMF I	Cross Creek Medical Office	1,065,962	391,084	674,878	1,086,229	407,137	679,092	5/31/2015	12	Trailing 12	1,119,662	408,765
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	950,047	344,013	606,034	978,854	343,408	635,445	4/30/2015	12	Trailing 12	1,009,530	347,921
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	529,678	64,654
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	574,723	123,259	451,464	N/A	N/A	N/A	N/A	N/A	Not Available	615,395	156,421
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	454,980	16,851	438,129	454,980	16,800	438,180	5/31/2015	12	Trailing 12	445,880	20,302
51	Loan		CCRE	CCRE	Delray Pointe	527,176	167,017	360,159	N/A	N/A	N/A	N/A	N/A	Not Available	553,145	179,973
52	Loan		CGMRC	CGMRC	24 Simon Street	517,488	15,525	501,963	N/A	N/A	N/A	N/A	N/A	Not Available	627,306	128,207
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	599,351	180,368	418,983	N/A	N/A	N/A	N/A	N/A	Not Available	601,676	129,013
54	Loan		SMC	SMF I	CVS Shelby	367,285	73,951	293,334	N/A	N/A	N/A	N/A	N/A	Not Available	352,195	7,044
55	Loan		SMC	SMF I	Flamingo Retail	327,144	71,922	255,222	345,116	78,801	266,315	4/30/2015	12	Trailing 12	407,249	75,042
56	Loan		SMC	SMF I	Harrisonville Crossing	488,468	154,193	334,275	506,001	176,338	329,663	4/30/2015	12	Trailing 12	530,836	155,697
57	Loan		GSCRE	GSMC	Redan Cove Apartments	880,897	483,430	397,467	930,971	478,363	452,608	5/31/2015	12	Trailing 12	925,220	504,045
58	Loan		CCRE	CCRE	Moraga Plaza	471,382	110,777	360,605	487,486	107,696	379,791	3/31/2015	12	Trailing 12	505,680	117,986
59	Loan		CCRE	CCRE	CVS Jersey Shore	258,188	N/A	258,188	N/A	N/A	N/A	N/A	N/A	Not Available	253,024	5,060
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	906,850	536,059	370,791	808,324	472,783	335,542	5/31/2015	11	Trailing 11	873,805	598,351
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	427,631	102,528	325,104	N/A	N/A	N/A	N/A	N/A	Not Available	400,823	111,182
62	Loan		SMC	SMF I	Millennium Business Center	614,581	334,622	279,959	636,894	353,702	283,192	3/31/2015	12	Trailing 12	707,345	330,352
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	424,109	57,923	366,186	417,972	58,721	359,251	3/31/2015	12	Trailing 12	401,727	119,081

A-24

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	14,950,460	10.3%	263,530	0	14,686,930	1.68	10.1%	228,370,000	Various
1.01	Property				Eagle River	3,727,114		23,825	0	3,703,289			54,660,000	5/16/2015
1.02	Property				Foxridge Farm	1,813,820		22,450	0	1,791,370			25,790,000	5/15/2015
1.03	Property				River Valley	1,128,195		9,808	0	1,118,387			16,220,000	5/16/2015
1.04	Property				West Winds	907,181		19,688	0	887,494			11,830,000	5/11/2015
1.05	Property				Skyline Village	829,962		7,313	0	822,650			10,970,000	5/11/2015
1.06	Property				Gaslight Village	588,983		24,873	0	564,110			9,150,000	5/12/2015
1.07	Property				Dream Island	514,307		6,993	0	507,314			6,350,000	5/16/2015
1.08	Property				Valley Ridge	332,791		7,152	0	325,640			6,220,000	5/19/2015
1.09	Property				Western Hills	376,568		3,138	0	373,430			5,070,000	5/11/2015
1.10	Property				Lake Fork	405,518		9,013	0	396,506			4,930,000	5/16/2015
1.11	Property				Aloha Vegas	264,120		2,571	0	261,550			6,400,000	5/19/2015
1.12	Property				Kingswood Estates	381,871		11,474	0	370,397			4,710,000	5/12/2015
1.13	Property				Country Oaks	311,121		5,273	0	305,848			4,950,000	5/19/2015
1.14	Property				Woodlawn Estates	304,067		13,179	0	290,888			4,330,000	5/12/2015
1.15	Property				Buckingham Village	247,499		9,792	0	237,707			4,360,000	5/13/2015
1.16	Property				Woodview	250,196		3,167	0	247,030			3,560,000	5/23/2015
1.17	Property				West Park Plaza	257,885		11,717	0	246,168			2,930,000	5/12/2015
1.18	Property				Valle Grande	248,742		11,617	0	237,125			2,800,000	5/14/2015
1.19	Property				Riviera de Sandia	232,450		8,663	0	223,787			3,300,000	5/14/2015
1.20	Property				Cedar Village	183,152		2,598	0	180,555			2,650,000	5/15/2015
1.21	Property				Rancho Bridger	238,742		3,000	0	235,742			2,950,000	5/11/2015
1.22	Property				Sheltered Valley	202,876		2,264	0	200,612			2,460,000	5/11/2015
1.23	Property				Vals	216,608		8,303	0	208,306			2,810,000	5/13/2015
1.24	Property				Countryside Estates	161,247		21,555	0	139,693			2,170,000	5/12/2015
1.25	Property				W bar K	186,254		1,307	0	184,947			2,270,000	5/11/2015
1.26	Property				Trails End	118,760		1,000	0	117,760			1,650,000	5/11/2015
1.27	Property				Windgate	139,960		2,682	0	137,278			1,780,000	5/13/2015
1.28	Property				Golden Eagle	116,166		1,642	0	114,524			1,330,000	5/11/2015
1.29	Property				Mountain Springs	106,398		2,667	0	103,732			1,390,000	5/11/2015
1.30	Property				North Breeze	66,307		2,392	0	63,915			1,230,000	5/19/2015
1.31	Property				Sugar Creek	71,093		1,553	0	69,540			950,000	5/11/2015
1.32	Property				Hillside	20,504		867	0	19,637			360,000	5/11/2015
2	Loan		GSMC	GSMC	Fig Garden Village	6,510,215	8.8%	142,644	245,171	6,122,400	1.42	8.3%	107,000,000	5/13/2015
3	Loan	15, 16	GSMC	GSMC	Bassett Place	6,373,431	9.7%	138,300	301,706	5,933,425	1.51	9.1%	89,165,000	4/27/2015
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	7,944,371	12.2%	963,273	0	6,981,098	1.80	10.7%	93,300,000	5/26/2015
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	33,832,696	13.1%	764,053	1,153,463	31,915,179	2.13	12.4%	403,000,000	3/23/2015
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	13,087,617	9.3%	202,751	1,163,073	11,721,793	1.39	8.4%	198,700,000	4/21/2015
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	3,920,787	13.1%	456,230	0	3,464,556	1.93	11.5%	43,700,000	5/13/2015
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	3,229,360	12.6%	402,166	0	2,827,193	1.75	11.1%	36,335,000	5/26/2015
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	39,111,860	20.7%	768,343	0	38,343,518	5.27	20.3%	676,500,000	Various
9.01	Property				50 Wallabout Street	2,045,253		14,877	0	2,030,376			32,600,000	10/29/2014
9.02	Property				250 Flanagan Way	1,321,967		16,145	0	1,305,822			22,900,000	11/3/2014
9.03	Property				6700 River Road	1,245,255		13,944	0	1,231,311			22,900,000	11/3/2014
9.04	Property				1015 North Halsted Street	954,063		16,935	0	937,129			18,340,000	11/13/2014
9.05	Property				7536 Wornall Road	1,228,867		14,686	0	1,214,181			17,670,000	11/7/2014
9.06	Property				640 Southwest 2nd Avenue	1,174,430		7,807	0	1,166,623			16,000,000	10/30/2014
9.07	Property				4920 Northwest 7th Street	1,132,956		13,803	0	1,119,153			16,100,000	10/30/2014
9.08	Property				9925 Southwest 40th Street	1,097,674		15,643	0	1,082,032			15,600,000	10/30/2014
9.09	Property				9220 West 135th Street	835,326		16,796	0	818,530			14,850,000	11/8/2014
9.10	Property				980 4th Avenue	962,523		6,791	0	955,732			14,000,000	10/29/2014
9.11	Property				405 South Federal Highway	886,315		18,891	0	867,424			14,350,000	10/30/2014
9.12	Property				11001 Excelsior Boulevard	1,025,747		27,709	0	998,038			13,840,000	11/13/2014
9.13	Property				11325 Lee Highway	785,702		7,551	0	778,151			13,630,000	11/12/2014
9.14	Property				2021 Griffin Road	975,348		16,918	0	958,430			13,400,000	10/30/2014
9.15	Property				400 West Olmos Drive	892,328		12,108	0	880,220			13,240,000	11/12/2014
9.16	Property				14151 Wyandotte Street	868,463		14,795	0	853,668			12,380,000	11/7/2014
9.17	Property				5979 Butterfield Road	677,907		18,227	0	659,679			11,850,000	11/13/2014
9.18	Property				115 Park Avenue	972,674		13,757	0	958,917			11,680,000	11/4/2014
9.19	Property				3500 Southwest 160th Avenue	711,761		14,322	0	697,439			11,400,000	10/30/2014
9.20	Property				2445 Crain Highway	622,613		11,092	0	611,522			11,240,000	11/12/2014
9.21	Property				100 West North Avenue	751,193		13,798	0	737,395			11,120,000	11/13/2014
9.22	Property				2727 Shermer Road	615,494		15,181	0	600,313			10,380,000	11/13/2014
9.23	Property				15201 Antioch Road	590,587		15,071	0	575,517			10,400,000	11/8/2014
9.24	Property				2450 Mandela Parkway	652,541		8,051	0	644,489			9,860,000	11/12/2014
9.25	Property				184-02 Jamaica Avenue	504,998		6,982	0	498,016			9,700,000	10/29/2014
9.26	Property				9012 Northwest Prairie View Road	606,119		15,561	0	590,558			9,390,000	11/8/2014

A-25

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
9.27	Property				16101 West 95th Street	524,713		13,891	0	510,822			8,650,000	11/8/2014
9.28	Property				3100 North Mannheim	490,738		15,397	0	475,341			7,870,000	11/13/2014
9.29	Property				9580 Potranco Road	470,798		11,862	0	458,936			7,750,000	11/12/2014
9.30	Property				18025 Monterey Street	558,274		8,256	0	550,018			7,760,000	11/12/2014
9.31	Property				9N 004 Route 59	495,694		15,700	0	479,994			7,560,000	11/13/2014
9.32	Property				5115 Clayton Road	469,239		8,180	0	461,059			7,460,000	11/12/2014
9.33	Property				9702 West 67th Street	440,671		12,787	0	427,883			7,400,000	11/8/2014
9.34	Property				794 Scenic Highway	541,172		12,804	0	528,368			7,380,000	11/8/2014
9.35	Property				12430 Bandera Road	466,204		11,777	0	454,428			7,280,000	11/12/2014
9.36	Property				4000 South Providence Road	474,077		12,061	0	462,016			7,200,000	11/6/2014
9.37	Property				2743 San Pablo Avenue	571,805		8,800	0	563,005			7,000,000	11/12/2014
9.38	Property				819 North Eola Road	440,146		11,807	0	428,339			6,880,000	11/13/2014
9.39	Property				2506 West Worley Street	469,445		13,107	0	456,338			6,870,000	11/6/2014
9.40	Property				15601 FM 1325	420,170		12,746	0	407,425			6,800,000	11/6/2014
9.41	Property				10700 West 159th Street	399,009		9,139	0	389,871			6,600,000	11/13/2014
9.42	Property				2403 Rangeline Street	554,986		24,102	0	530,885			6,430,000	11/6/2014
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	407,029		9,040	0	397,989			6,040,000	11/13/2014
9.44	Property				2277 Walters Road	454,272		9,771	0	444,501			6,000,000	11/12/2014
9.45	Property				1575 Thousand Oaks Drive	406,664		10,141	0	396,523			6,000,000	11/12/2014
9.46	Property				7460 Frontage Road	358,103		11,240	0	346,863			6,000,000	11/8/2014
9.47	Property				6401 Third Street	393,359		5,024	0	388,336			5,850,000	11/6/2014
9.48	Property				2816 Eaton Road	343,580		10,539	0	333,041			5,700,000	11/4/2014
9.49	Property				3985 Atlanta Highway	434,480		10,894	0	423,585			5,160,000	11/8/2014
9.50	Property				11510 North Main Street	335,932		12,934	0	322,997			5,120,000	11/8/2014
9.51	Property				750 Winchester Road	428,928		9,350	0	419,578			4,970,000	11/5/2014
9.52	Property				3401 Broadway Boulevard	303,852		7,073	0	296,779			4,970,000	11/7/2014
9.53	Property				1720 Grand Boulevard	268,937		7,872	0	261,065			4,560,000	11/7/2014
9.54	Property				1310 South Enterprise Street	232,725		10,765	0	221,960			4,480,000	11/8/2014
9.55	Property				2420 St Mary’s Boulevard	364,111		9,873	0	354,239			4,200,000	11/6/2014
9.56	Property				3500 I-70 Drive Southeast	289,105		7,222	0	281,882			4,120,000	11/6/2014
9.57	Property				195 Southwest Boulevard	258,453		4,847	0	253,606			4,100,000	11/8/2014
9.58	Property				8900 Northwest Prairie View Road	295,219		7,440	0	287,779			4,050,000	11/8/2014
9.59	Property				1601 Twilight Trail	345,284		9,223	0	336,061			3,990,000	11/5/2014
9.60	Property				1515 Church Street	284,833		10,758	0	274,076			3,710,000	11/14/2014
9.61	Property				1891 North Columbia Street	281,637		8,653	0	272,984			3,400,000	11/8/2014
9.62	Property				1200 US #1	153,992		2,616	0	151,376			2,740,000	11/6/2014
9.63	Property				251 Collins Industrial Boulevard	150,334		7,676	0	142,658			2,580,000	11/8/2014
9.64	Property				2310 Paris Road	213,190		6,265	0	206,925			2,430,000	11/6/2014
9.65	Property				1820 West Business Loop 70	89,101		3,689	0	85,412			1,290,000	11/6/2014
9.66	Property				1723 East Florida	93,493		5,582	0	87,911			1,270,000	11/7/2014
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	32,076,365	9.3%	407,864	1,361,353	30,307,148	2.22	8.8%	544,500,000	3/2/2015
10.01	Property	27			1000 Second Avenue	10,600,774		111,948	382,322	10,106,504			192,000,000	3/2/2015
10.02	Property	28			2901 Third Avenue	4,291,431		67,466	165,082	4,058,884			82,000,000	3/2/2015
10.03	Property				3101 Western Avenue	4,393,722		46,759	179,300	4,167,663			69,000,000	3/2/2015
10.04	Property	29			300 Elliott Avenue West	4,054,573		56,540	207,115	3,790,919			60,500,000	3/2/2015
10.05	Property	30			3131 Elliott Avenue	3,685,333		47,462	174,152	3,463,718			59,500,000	3/2/2015
10.06	Property				2615 Fourth Avenue	2,239,996		31,069	111,657	2,097,270			35,800,000	3/2/2015
10.07	Property				190 Queen Anne Avenue North	1,284,083		21,146	53,364	1,209,573			21,100,000	3/2/2015
10.08	Property	31			200 First Avenue West	925,852		16,618	56,295	852,940			16,000,000	3/2/2015
10.09	Property				18 West Mercer Street	600,601		8,858	32,065	559,677			8,600,000	3/2/2015
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	34,130,830	15.1%	86,356	1,434,194	32,610,280	2.24	14.4%	693,500,000	3/17/2015
12	Loan		SMC	SMF I	Sysmex Way	1,858,802	7.8%	12,750	0	1,846,052	1.24	7.7%	33,200,000	4/15/2015
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	1,981,737	8.9%	14,858	79,420	1,887,459	1.46	8.5%	32,500,000	4/29/2015
14	Loan		GSMC	GSMC	Court at Deptford II	1,848,717	8.3%	28,364	78,828	1,741,525	1.29	7.9%	32,500,000	3/26/2015
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	2,066,112	10.1%	158,530	0	1,907,582	1.46	9.3%	27,450,000	Various
15.01	Property				Annhurst	454,955		33,987	0	420,967			6,500,000	4/29/2015
15.02	Property				Applegate	452,901		37,482	0	415,419			5,750,000	4/23/2015
15.03	Property				Heron Pointe	385,472		30,571	0	354,901			4,600,000	4/28/2015
15.04	Property				Meadowood	271,910		21,386	0	250,524			4,000,000	4/28/2015
15.05	Property				Ridgewood	268,316		17,241	0	251,075			3,500,000	4/23/2015
15.06	Property				Heathmoore	232,559		17,863	0	214,696			3,100,000	4/23/2015
16	Loan	36	SMC	SMF I	Freshwater Commons	1,620,735	8.4%	26,191	41,500	1,553,044	1.31	8.1%	26,000,000	5/20/2015
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	1,458,834	8.2%	23,625	52,422	1,382,788	1.29	7.8%	25,000,000	5/15/2015
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	1,666,468	11.0%	37,015	134,899	1,494,552	1.49	9.9%	22,600,000	Various
18.01	Property				Heartland Village Shopping Center	441,847		5,228	32,395	404,224			6,000,000	5/18/2015
18.02	Property				Park 52	256,914		7,488	21,414	228,012			2,950,000	5/13/2015
18.03	Property				Andrade Business Park	247,063		5,850	13,781	227,431			2,630,000	5/13/2015
18.04	Property				Fairview Corners	172,749		2,080	15,400	155,269			1,900,000	5/18/2015
18.05	Property				Elmwood Tech	127,622		3,757	9,370	114,495			1,650,000	5/13/2015
18.06	Property				White River Landing	114,680		1,820	11,498	101,362			1,450,000	5/18/2015
18.07	Property				Holiday Center	133,237		7,650	15,667	109,920			2,870,000	5/18/2015
18.08	Property				Whiteland Retail Center	94,036		2,518	10,118	81,399			2,200,000	5/18/2015
18.09	Property				Franklin Shoppes	78,320		624	5,256	72,440			950,000	5/18/2015
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	1,026,112	12.9%	119,804	0	906,308	1.66	11.4%	11,500,000	5/28/2015
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	709,493	12.9%	83,046	0	626,447	1.66	11.4%	7,800,000	5/28/2015

A-26

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	1,095,479	8.5%	11,562	57,810	1,026,107	1.27	8.0%	17,100,000	4/20/2015
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	1,271,872	10.1%	82,651	0	1,189,222	1.42	9.5%	17,285,000	5/12/2015
22.01	Property				5334-5362 West Madison Street	282,985		14,400	0	268,585			3,950,000	5/12/2015
22.02	Property				5300 South Martin Luther King Junior Drive	176,299		9,742	0	166,558			2,275,000	5/12/2015
22.03	Property				1115-27 East 81st Street	144,267		11,700	0	132,567			2,020,000	5/12/2015
22.04	Property				5248 South Martin Luther King Junior Drive	163,190		9,909	0	153,281			1,790,000	5/12/2015
22.05	Property				4900-4910 West Jackson Boulevard	115,094		8,700	0	106,394			1,940,000	5/12/2015
22.06	Property				130-136 North Leamington Avenue	123,335		6,300	0	117,035			1,620,000	5/12/2015
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue	106,686		8,100	0	98,586			1,500,000	5/12/2015
22.08	Property				8231-8239 South Ingleside	81,811		8,400	0	73,411			1,100,000	5/12/2015
22.09	Property				3101 W. Lexington Street	42,613		3,000	0	39,613			620,000	5/12/2015
22.10	Property				8200 South Exchange Avenue	35,592		2,400	0	33,192			470,000	5/12/2015
23	Loan		GSMC	GSMC	Palomar Point	1,349,575	10.8%	15,983	48,410	1,285,183	1.75	10.3%	20,100,000	4/10/2015
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	1,130,119	9.4%	31,012	76,938	1,022,169	1.30	8.5%	16,510,000	Various
24.01	Property				Paramount Place	412,961		6,787	16,967	389,207			6,000,000	1/19/2015
24.02	Property				Memorial Plaza	402,540		13,837	26,610	362,094			5,750,000	1/20/2015
24.03	Property				Creekside Corners	180,324		3,613	12,044	164,668			3,000,000	1/19/2015
24.04	Property				Greensboro Plaza	86,795		5,580	18,600	62,615			1,100,000	1/20/2015
24.05	Property				Exchange Place	47,499		1,196	2,718	43,586			660,000	1/19/2015
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	1,479,838	13.2%	25,772	119,685	1,334,381	1.92	11.9%	17,200,000	5/20/2015
26	Loan		CGMRC	CGMRC	College Grove	1,366,920	12.4%	9,344	54,795	1,302,781	2.06	11.9%	22,000,000	5/14/2015
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	1,214,559	11.1%	29,548	110,804	1,074,208	2.37	9.8%	18,300,000	4/23/2015
28	Loan		CCRE	CCRE	Southeast Plaza	1,241,660	11.6%	31,184	129,700	1,080,776	1.63	10.1%	15,400,000	4/16/2015
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	998,669	9.8%	16,942	0	981,727	1.56	9.6%	13,600,000	4/29/2015
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	968,856	9.7%	53,250	0	915,606	1.49	9.2%	14,060,000	6/3/2015
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	1,500,792	15.7%	186,950	0	1,313,842	1.91	13.7%	13,021,920	5/11/2015
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	1,177,190	12.5%	22,098	110,808	1,044,284	2.32	11.1%	17,200,000	4/2/2015
32.01	Property				Beaver Ruin Village I	828,507		15,133	75,883	737,491			12,700,000	4/2/2015
32.02	Property				Beaver Ruin Village II	348,683		6,965	34,925	306,793			4,500,000	4/2/2015
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	884,085	9.8%	17,044	70,733	796,308	1.38	8.8%	13,850,000	4/10/2015
33.01	Property				4654 Maryland	291,630		3,861	15,445	272,323			5,000,000	4/10/2015
33.02	Property				401 North Euclid	191,404		4,323	14,114	172,967			2,925,000	4/10/2015
33.03	Property				7370 Manchester	149,847		3,752	15,633	130,462			2,375,000	4/10/2015
33.04	Property				7350 Manchester	77,211		2,336	11,682	63,192			1,525,000	4/10/2015
33.05	Property				7344 Manchester	86,125		1,482	7,410	77,233			1,075,000	4/10/2015
33.06	Property				4229 Manchester	87,869		1,290	6,449	80,130			950,000	4/10/2015
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	799,597	8.9%	6,486	27,302	765,809	1.35	8.5%	13,190,000	2/24/2015
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	1,061,432	11.8%	23,950	0	1,037,482	1.89	11.5%	14,685,000	Various
35.01	Property				All Star	554,398		11,000	0	543,398			7,610,000	5/19/2015
35.02	Property				Orion Oaks	210,611		5,000	0	205,611			2,965,000	5/20/2015
35.03	Property				Oakland Glen	189,419		4,750	0	184,669			2,990,000	5/20/2015
35.04	Property				Princeton Village	107,004		3,200	0	103,804			1,120,000	5/20/2015
36	Loan		SMC	SMF I	Pangea 11	1,071,200	12.2%	59,000	0	1,012,200	2.54	11.6%	15,925,000	5/14/2015
36.01	Property				13905-13957 South Clark Street	N/A		N/A	N/A	N/A			3,850,000	5/14/2015
36.02	Property				1101 North Lawler Avenue	N/A		N/A	N/A	N/A			1,300,000	5/14/2015
36.03	Property				7800 South Jeffery Boulevard	N/A		N/A	N/A	N/A			1,150,000	5/14/2015
36.04	Property				7701 South Yates Boulevard	N/A		N/A	N/A	N/A			1,000,000	5/14/2015
36.05	Property				9040 South Bishop Street	N/A		N/A	N/A	N/A			900,000	5/14/2015
36.06	Property				7949 South Ellis Avenue	N/A		N/A	N/A	N/A			800,000	5/14/2015
36.07	Property				14138 South School Street	N/A		N/A	N/A	N/A			750,000	5/14/2015
36.08	Property				6200 South Rockwell Street	N/A		N/A	N/A	N/A			750,000	5/14/2015
36.09	Property				7055 South St. Lawrence Avenue	N/A		N/A	N/A	N/A			750,000	5/14/2015
36.10	Property				5402 West Rice Street	N/A		N/A	N/A	N/A			750,000	5/14/2015
36.11	Property				7056 South Eberhart Avenue	N/A		N/A	N/A	N/A			725,000	5/14/2015
36.12	Property				204 West 138th Street	N/A		N/A	N/A	N/A			700,000	5/14/2015
36.13	Property				7956 South Burnham Avenue	N/A		N/A	N/A	N/A			650,000	5/14/2015
36.14	Property				9100 South Dauphin Avenue	N/A		N/A	N/A	N/A			650,000	5/14/2015
36.15	Property				8208 South Drexel Avenue	N/A		N/A	N/A	N/A			600,000	5/14/2015
36.16	Property				8640 South Ingleside Avenue	N/A		N/A	N/A	N/A			600,000	5/14/2015

A-27

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	914,326	10.4%	28,217	126,978	759,130	1.39	8.7%	12,620,000	Various
37.01	Property				West Pointe Village Shopping Center	368,052		9,649	43,421	314,982			4,840,000	4/11/2015
37.02	Property				Kris Krossing Shopping Center	312,738		9,960	44,820	257,958			4,500,000	4/13/2015
37.03	Property				College Lakes Plaza	233,535		8,608	38,737	186,190			3,280,000	4/18/2015
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	1,017,877	11.7%	124,479	0	893,399	1.54	10.3%	12,500,000	5/1/2015
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	737,665	8.6%	44,100	0	693,565	1.35	8.1%	11,400,000	2/26/2015
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	697,501	8.7%	16,662	0	680,839	1.39	8.5%	11,020,000	Various
40.01	Property				Compass Self Storage	443,068		9,870	0	433,198			7,100,000	5/14/2015
40.02	Property				Access Self Storage	254,433		6,792	0	247,641			3,920,000	5/1/2015
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	659,245	8.8%	4,240	14,841	640,164	1.32	8.5%	10,740,000	Various
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH	239,496		1,420	4,969	233,108			3,750,000	5/29/2015
41.02	Property				Destination XL - Evergreen Park, IL	204,853		1,598	5,594	197,660			3,540,000	4/23/2015
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK	214,897		1,222	4,278	209,397			3,450,000	3/30/2015
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	903,337	12.6%	86,958	0	816,379	1.80	11.4%	9,300,000	3/23/2015
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	631,210	9.9%	4,680	19,500	607,030	1.53	9.5%	9,850,000	5/26/2015
44	Loan		GSCRE	GSMC	Hunters Point Apartments	576,295	9.4%	34,358	0	541,937	2.02	8.9%	9,800,000	4/30/2015
45	Loan	11	GSMC	GSMC	Crown Meadows	619,509	10.3%	7,910	23,724	587,875	1.62	9.7%	8,050,000	4/24/2015
46	Loan		SMC	SMF I	Cross Creek Medical Office	710,897	12.5%	10,629	53,143	647,126	1.79	11.4%	9,100,000	6/9/2015
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	661,609	12.0%	11,914	0	649,695	2.91	11.8%	11,100,000	5/4/2015
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	465,025	9.8%	12,665	0	452,360	1.62	9.5%	7,350,000	5/14/2015
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	458,974	10.0%	9,410	28,461	421,103	1.52	9.2%	6,150,000	5/26/2015
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	425,579	9.5%	1,467	0	424,111	1.28	9.4%	6,280,000	5/7/2015
51	Loan		CCRE	CCRE	Delray Pointe	373,172	8.5%	3,654	10,885	358,634	1.27	8.2%	6,000,000	4/7/2015
52	Loan		CGMRC	CGMRC	24 Simon Street	499,100	11.7%	11,700	15,085	472,315	1.83	11.1%	7,100,000	3/9/2015
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	472,663	11.5%	4,958	28,746	438,958	1.75	10.7%	5,950,000	4/14/2015
54	Loan		SMC	SMF I	CVS Shelby	345,152	8.6%	1,562	0	343,590	1.25	8.6%	5,390,000	5/19/2015
55	Loan		SMC	SMF I	Flamingo Retail	332,207	8.9%	4,133	10,396	317,677	1.33	8.5%	5,420,000	5/15/2015
56	Loan		SMC	SMF I	Harrisonville Crossing	375,139	10.2%	6,789	27,856	340,494	1.50	9.2%	5,000,000	4/24/2015
57	Loan		GSCRE	GSMC	Redan Cove Apartments	421,175	11.5%	37,200	0	383,975	1.69	10.4%	4,900,000	5/7/2015
58	Loan		CCRE	CCRE	Moraga Plaza	387,694	11.6%	6,719	19,198	361,777	1.80	10.8%	5,600,000	4/1/2015
59	Loan		CCRE	CCRE	CVS Jersey Shore	247,963	7.7%	2,025	0	245,938	1.23	7.6%	4,500,000	4/13/2015
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	275,454	8.9%	3,802	16,465	255,187	1.31	8.2%	4,300,000	2/16/2015
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	289,641	9.6%	3,211	16,057	270,373	1.42	8.9%	4,050,000	4/9/2015
62	Loan		SMC	SMF I	Millennium Business Center	376,993	12.6%	26,486	28,165	322,342	1.75	10.7%	4,000,000	3/20/2015
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	282,646	11.1%	6,150	0	276,496	1.56	10.9%	3,550,000	4/2/2015

A-28

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	NAP	Various	63.5%	51.2%	84.3%		NAP	NAP
1.01	Property				Eagle River	NAP	NAP			99.2%	3/31/2015	NAP	NAP	NAP
1.02	Property				Foxridge Farm	NAP	NAP			96.9%	3/31/2015	NAP	NAP	NAP
1.03	Property				River Valley	NAP	NAP			99.0%	3/31/2015	NAP	NAP	NAP
1.04	Property				West Winds	NAP	NAP			85.4%	3/31/2015	NAP	NAP	NAP
1.05	Property				Skyline Village	NAP	NAP			93.8%	3/31/2015	NAP	NAP	NAP
1.06	Property				Gaslight Village	NAP	NAP			71.6%	3/31/2015	NAP	NAP	NAP
1.07	Property				Dream Island	NAP	NAP			96.5%	3/31/2015	NAP	NAP	NAP
1.08	Property				Valley Ridge	NAP	NAP			74.4%	3/31/2015	NAP	NAP	NAP
1.09	Property				Western Hills	NAP	NAP			81.1%	3/31/2015	NAP	NAP	NAP
1.10	Property				Lake Fork	NAP	NAP			87.4%	3/31/2015	NAP	NAP	NAP
1.11	Property				Aloha Vegas	8,570,000	5/19/2017			58.2%	3/31/2015	NAP	NAP	NAP
1.12	Property				Kingswood Estates	NAP	NAP			93.0%	3/31/2015	NAP	NAP	NAP
1.13	Property				Country Oaks	NAP	NAP			86.3%	3/31/2015	NAP	NAP	NAP
1.14	Property				Woodlawn Estates	NAP	NAP			64.0%	3/31/2015	NAP	NAP	NAP
1.15	Property				Buckingham Village	NAP	NAP			89.0%	3/31/2015	NAP	NAP	NAP
1.16	Property				Woodview	NAP	NAP			91.5%	3/31/2015	NAP	NAP	NAP
1.17	Property				West Park Plaza	NAP	NAP			69.2%	3/31/2015	NAP	NAP	NAP
1.18	Property				Valle Grande	NAP	NAP			97.2%	3/31/2015	NAP	NAP	NAP
1.19	Property				Riviera de Sandia	NAP	NAP			95.0%	3/31/2015	NAP	NAP	NAP
1.20	Property				Cedar Village	NAP	NAP			100.0%	3/31/2015	NAP	NAP	NAP
1.21	Property				Rancho Bridger	NAP	NAP			92.0%	3/31/2015	NAP	NAP	NAP
1.22	Property				Sheltered Valley	NAP	NAP			98.2%	3/31/2015	NAP	NAP	NAP
1.23	Property				Vals	NAP	NAP			86.7%	3/31/2015	NAP	NAP	NAP
1.24	Property				Countryside Estates	NAP	NAP			52.4%	3/31/2015	NAP	NAP	NAP
1.25	Property				W bar K	NAP	NAP			100.0%	3/31/2015	NAP	NAP	NAP
1.26	Property				Trails End	NAP	NAP			87.1%	3/31/2015	NAP	NAP	NAP
1.27	Property				Windgate	NAP	NAP			90.9%	3/31/2015	NAP	NAP	NAP
1.28	Property				Golden Eagle	NAP	NAP			82.4%	3/31/2015	NAP	NAP	NAP
1.29	Property				Mountain Springs	NAP	NAP			85.0%	3/31/2015	NAP	NAP	NAP
1.30	Property				North Breeze	NAP	NAP			91.7%	3/31/2015	NAP	NAP	NAP
1.31	Property				Sugar Creek	NAP	NAP			93.9%	3/31/2015	NAP	NAP	NAP
1.32	Property				Hillside	NAP	NAP			73.9%	3/31/2015	NAP	NAP	NAP
2	Loan		GSMC	GSMC	Fig Garden Village	NAP	NAP	69.3%	63.1%	92.8%	4/1/2015	NAP	NAP	Whole Foods Market	30,819
3	Loan	15, 16	GSMC	GSMC	Bassett Place	95,200,000	1/1/2016	65.0%	60.1%	98.1%	6/3/2015	NAP	NAP	Target (GL)	117,380
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	NAP	NAP	69.7%	57.6%	80.7%	5/31/2015	263.01	212.25	NAP
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	NAP	NAP	64.1%	51.2%	88.3%	4/22/2015	NAP	NAP	The L.D. Kichler Company	23,948
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	220,200,000	4/21/2016	70.5%	60.4%	88.3%	5/28/2015	NAP	NAP	Bay Area Rapid Transit	311,714
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	NAP	NAP	68.6%	58.4%	73.0%	4/30/2015	128.92	94.07	NAP
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	36,535,000	7/26/2015	70.4%	57.3%	74.8%	5/31/2015	126.49	94.67	NAP
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	NAP	NAP	27.9%	27.9%	85.7%		NAP	NAP
9.01	Property				50 Wallabout Street	NAP	NAP			94.0%	2/28/2015	NAP	NAP	NAP
9.02	Property				250 Flanagan Way	NAP	NAP			88.7%	2/28/2015	NAP	NAP	NAP
9.03	Property				6700 River Road	NAP	NAP			85.0%	2/28/2015	NAP	NAP	NAP
9.04	Property				1015 North Halsted Street	NAP	NAP			83.5%	2/28/2015	NAP	NAP	NAP
9.05	Property				7536 Wornall Road	NAP	NAP			93.5%	2/28/2015	NAP	NAP	NAP
9.06	Property				640 Southwest 2nd Avenue	NAP	NAP			91.9%	2/28/2015	NAP	NAP	NAP
9.07	Property				4920 Northwest 7th Street	NAP	NAP			91.6%	2/28/2015	NAP	NAP	NAP
9.08	Property				9925 Southwest 40th Street	NAP	NAP			86.9%	2/28/2015	NAP	NAP	NAP
9.09	Property				9220 West 135th Street	NAP	NAP			84.8%	2/28/2015	NAP	NAP	NAP
9.10	Property				980 4th Avenue	NAP	NAP			93.8%	2/28/2015	NAP	NAP	NAP
9.11	Property				405 South Federal Highway	NAP	NAP			82.5%	2/28/2015	NAP	NAP	NAP
9.12	Property				11001 Excelsior Boulevard	NAP	NAP			88.1%	2/28/2015	NAP	NAP	NAP
9.13	Property				11325 Lee Highway	NAP	NAP			88.4%	2/28/2015	NAP	NAP	NAP
9.14	Property				2021 Griffin Road	NAP	NAP			87.1%	2/28/2015	NAP	NAP	NAP
9.15	Property				400 West Olmos Drive	NAP	NAP			90.5%	2/28/2015	NAP	NAP	NAP
9.16	Property				14151 Wyandotte Street	NAP	NAP			90.2%	2/28/2015	NAP	NAP	NAP
9.17	Property				5979 Butterfield Road	NAP	NAP			85.8%	2/28/2015	NAP	NAP	NAP
9.18	Property				115 Park Avenue	NAP	NAP			92.5%	2/28/2015	NAP	NAP	NAP
9.19	Property				3500 Southwest 160th Avenue	NAP	NAP			84.7%	2/28/2015	NAP	NAP	NAP
9.20	Property				2445 Crain Highway	NAP	NAP			81.1%	2/28/2015	NAP	NAP	NAP
9.21	Property				100 West North Avenue	NAP	NAP			87.9%	2/28/2015	NAP	NAP	NAP
9.22	Property				2727 Shermer Road	NAP	NAP			89.8%	2/28/2015	NAP	NAP	NAP
9.23	Property				15201 Antioch Road	NAP	NAP			84.3%	2/28/2015	NAP	NAP	NAP
9.24	Property				2450 Mandela Parkway	NAP	NAP			82.8%	2/28/2015	NAP	NAP	NAP
9.25	Property				184-02 Jamaica Avenue	NAP	NAP			80.6%	2/28/2015	NAP	NAP	NAP
9.26	Property				9012 Northwest Prairie View Road	NAP	NAP			80.3%	2/28/2015	NAP	NAP	NAP

A-29

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
9.27	Property				16101 West 95th Street	NAP	NAP			80.5%	2/28/2015	NAP	NAP	NAP
9.28	Property				3100 North Mannheim	NAP	NAP			84.9%	2/28/2015	NAP	NAP	NAP
9.29	Property				9580 Potranco Road	NAP	NAP			77.7%	2/28/2015	NAP	NAP	NAP
9.30	Property				18025 Monterey Street	NAP	NAP			92.0%	2/28/2015	NAP	NAP	NAP
9.31	Property				9N 004 Route 59	NAP	NAP			86.7%	2/28/2015	NAP	NAP	NAP
9.32	Property				5115 Clayton Road	NAP	NAP			87.8%	2/28/2015	NAP	NAP	NAP
9.33	Property				9702 West 67th Street	NAP	NAP			80.8%	2/28/2015	NAP	NAP	NAP
9.34	Property				794 Scenic Highway	NAP	NAP			86.3%	2/28/2015	NAP	NAP	NAP
9.35	Property				12430 Bandera Road	NAP	NAP			81.2%	2/28/2015	NAP	NAP	NAP
9.36	Property				4000 South Providence Road	NAP	NAP			69.0%	2/28/2015	NAP	NAP	NAP
9.37	Property				2743 San Pablo Avenue	NAP	NAP			73.1%	2/28/2015	NAP	NAP	NAP
9.38	Property				819 North Eola Road	NAP	NAP			85.7%	2/28/2015	NAP	NAP	NAP
9.39	Property				2506 West Worley Street	NAP	NAP			72.9%	2/28/2015	NAP	NAP	NAP
9.40	Property				15601 FM 1325	NAP	NAP			72.1%	2/28/2015	NAP	NAP	NAP
9.41	Property				10700 West 159th Street	NAP	NAP			87.2%	2/28/2015	NAP	NAP	NAP
9.42	Property				2403 Rangeline Street	NAP	NAP			84.9%	2/28/2015	NAP	NAP	NAP
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	NAP	NAP			83.5%	2/28/2015	NAP	NAP	NAP
9.44	Property				2277 Walters Road	NAP	NAP			86.1%	2/28/2015	NAP	NAP	NAP
9.45	Property				1575 Thousand Oaks Drive	NAP	NAP			89.4%	2/28/2015	NAP	NAP	NAP
9.46	Property				7460 Frontage Road	NAP	NAP			89.9%	2/28/2015	NAP	NAP	NAP
9.47	Property				6401 Third Street	NAP	NAP			74.1%	2/28/2015	NAP	NAP	NAP
9.48	Property				2816 Eaton Road	NAP	NAP			82.2%	2/28/2015	NAP	NAP	NAP
9.49	Property				3985 Atlanta Highway	NAP	NAP			77.4%	2/28/2015	NAP	NAP	NAP
9.50	Property				11510 North Main Street	NAP	NAP			77.1%	2/28/2015	NAP	NAP	NAP
9.51	Property				750 Winchester Road	NAP	NAP			88.3%	2/28/2015	NAP	NAP	NAP
9.52	Property				3401 Broadway Boulevard	NAP	NAP			85.9%	2/28/2015	NAP	NAP	NAP
9.53	Property				1720 Grand Boulevard	NAP	NAP			82.7%	2/28/2015	NAP	NAP	NAP
9.54	Property				1310 South Enterprise Street	NAP	NAP			70.6%	2/28/2015	NAP	NAP	NAP
9.55	Property				2420 St Mary’s Boulevard	NAP	NAP			85.0%	2/28/2015	NAP	NAP	NAP
9.56	Property				3500 I-70 Drive Southeast	NAP	NAP			79.6%	2/28/2015	NAP	NAP	NAP
9.57	Property				195 Southwest Boulevard	NAP	NAP			91.1%	2/28/2015	NAP	NAP	NAP
9.58	Property				8900 Northwest Prairie View Road	NAP	NAP			89.6%	2/28/2015	NAP	NAP	NAP
9.59	Property				1601 Twilight Trail	NAP	NAP			92.6%	2/28/2015	NAP	NAP	NAP
9.60	Property				1515 Church Street	NAP	NAP			87.4%	2/28/2015	NAP	NAP	NAP
9.61	Property				1891 North Columbia Street	NAP	NAP			84.7%	2/28/2015	NAP	NAP	NAP
9.62	Property				1200 US #1	NAP	NAP			72.5%	2/28/2015	NAP	NAP	NAP
9.63	Property				251 Collins Industrial Boulevard	NAP	NAP			54.4%	2/28/2015	NAP	NAP	NAP
9.64	Property				2310 Paris Road	NAP	NAP			78.7%	2/28/2015	NAP	NAP	NAP
9.65	Property				1820 West Business Loop 70	NAP	NAP			66.6%	2/28/2015	NAP	NAP	NAP
9.66	Property				1723 East Florida	NAP	NAP			76.1%	2/28/2015	NAP	NAP	NAP
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	553,400,000	Various	63.4%	62.3%	92.4%		NAP	NAP
10.01	Property	27			1000 Second Avenue	NAP	NAP			97.8%	2/23/2015	NAP	NAP	DDB Seattle	54,369
10.02	Property	28			2901 Third Avenue	84,000,000	3/1/2016			76.7%	2/23/2015	NAP	NAP	Washington State Ferries	86,510
10.03	Property				3101 Western Avenue	NAP	NAP			96.1%	2/23/2015	NAP	NAP	Cell Therapeutics	66,045
10.04	Property	29			300 Elliott Avenue West	NAP	NAP			99.7%	2/23/2015	NAP	NAP	Holland America	179,042
10.05	Property	30			3131 Elliott Avenue	63,500,000	3/1/2016			91.3%	2/23/2015	NAP	NAP	Emeritus Corporation	76,690
10.06	Property				2615 Fourth Avenue	37,200,000	9/1/2015			89.4%	2/23/2015	NAP	NAP	Oncothyreon, Inc.	18,177
10.07	Property				190 Queen Anne Avenue North	NAP	NAP			98.1%	2/23/2015	NAP	NAP	Seattle Housing Authority	67,601
10.08	Property	31			200 First Avenue West	17,500,000	6/1/2016			85.2%	2/23/2015	NAP	NAP	CKCA2 Inc. (Cosmo Kids)	7,826
10.09	Property				18 West Mercer Street	NAP	NAP			94.6%	2/23/2015	NAP	NAP	Comcast of Washington IV, Inc.	17,822
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	NAP	NAP	32.7%	21.5%	96.4%	2/28/2015	NAP	NAP	Loews Cineplex	79,330
12	Loan		SMC	SMF I	Sysmex Way	NAP	NAP	71.8%	58.5%	100.0%	6/22/2015	NAP	NAP	Sysmex America	85,000
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	NAP	NAP	68.5%	54.7%	95.0%	3/31/2015	NAP	NAP	24 Hour Fitness	37,000
14	Loan		GSMC	GSMC	Court at Deptford II	NAP	NAP	68.2%	55.3%	100.0%	6/1/2015	NAP	NAP	Bob’s Furniture	38,000
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	NAP	NAP	74.9%	64.6%	92.5%		NAP	NAP
15.01	Property				Annhurst	NAP	NAP			94.8%	4/22/2015	NAP	NAP	NAP
15.02	Property				Applegate	NAP	NAP			90.2%	4/22/2015	NAP	NAP	NAP
15.03	Property				Heron Pointe	NAP	NAP			90.8%	4/22/2015	NAP	NAP	NAP
15.04	Property				Meadowood	NAP	NAP			92.5%	4/22/2015	NAP	NAP	NAP
15.05	Property				Ridgewood	NAP	NAP			98.4%	4/22/2015	NAP	NAP	NAP
15.06	Property				Heathmoore	NAP	NAP			90.3%	4/22/2015	NAP	NAP	NAP
16	Loan	36	SMC	SMF I	Freshwater Commons	NAP	NAP	73.8%	59.9%	100.0%	5/1/2015	NAP	NAP	Big Y Foods, Inc.	52,523
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	NAP	NAP	70.9%	57.2%	97.5%	5/1/2015	NAP	NAP	Shop Rite	54,760
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	23,830,000	Various	67.0%	52.1%	85.2%		NAP	NAP
18.01	Property				Heartland Village Shopping Center	NAP	NAP			92.0%	5/13/2015	NAP	NAP	Dollar Tree	9,800
18.02	Property				Park 52	NAP	NAP			97.2%	5/13/2015	NAP	NAP	Powder Metal	15,050
18.03	Property				Andrade Business Park	NAP	NAP			100.0%	5/13/2015	NAP	NAP	Accurate Laser	5,400
18.04	Property				Fairview Corners	NAP	NAP			100.0%	5/13/2015	NAP	NAP	Ellas Frozen Yogurt	2,560
18.05	Property				Elmwood Tech	1,750,000	9/1/2016			83.4%	5/13/2015	NAP	NAP	Paul Davis Restoration	6,400
18.06	Property				White River Landing	NAP	NAP			91.4%	5/13/2015	NAP	NAP	Western / Advance Auto	7,200
18.07	Property				Holiday Center	3,700,000	6/1/2018			58.0%	5/13/2015	NAP	NAP	Dollar General	6,740
18.08	Property				Whiteland Retail Center	2,500,000	6/1/2016			66.3%	5/13/2015	NAP	NAP	Mac’s Circle K	3,500
18.09	Property				Franklin Shoppes	NAP	NAP			100.0%	5/13/2015	NAP	NAP	Firehouse Subs	2,400
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	NAP	NAP	69.9%	51.9%	68.2%	4/30/2015	93.36	63.63	NAP
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	NAP	NAP	69.9%	51.9%	71.1%	4/30/2015	93.77	66.63	NAP

A-30

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	NAP	NAP	75.0%	71.5%	93.5%	1/22/2015	NAP	NAP	Food Source	60,000
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	NAP	NAP	72.6%	60.4%	97.7%		NAP	NAP
22.01	Property				5334-5362 West Madison Street	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
22.02	Property				5300 South Martin Luther King Junior Drive	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
22.03	Property				1115-27 East 81st Street	NAP	NAP			92.3%	5/31/2015	NAP	NAP	NAP
22.04	Property				5248 South Martin Luther King Junior Drive	NAP	NAP			92.6%	5/31/2015	NAP	NAP	NAP
22.05	Property				4900-4910 West Jackson Boulevard	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
22.06	Property				130-136 North Leamington Avenue	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
22.08	Property				8231-8239 South Ingleside	NAP	NAP			96.4%	5/31/2015	NAP	NAP	NAP
22.09	Property				3101 W. Lexington Street	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
22.10	Property				8200 South Exchange Avenue	NAP	NAP			100.0%	5/31/2015	NAP	NAP	NAP
23	Loan		GSMC	GSMC	Palomar Point	NAP	NAP	62.2%	54.1%	93.7%	5/1/2015	NAP	NAP	Aurora Spine	17,288
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	NAP	NAP	72.8%	60.1%	91.8%		NAP	NAP
24.01	Property				Paramount Place	NAP	NAP			75.5%	3/11/2015	NAP	NAP	Gigaparts	7,970
24.02	Property				Memorial Plaza	NAP	NAP			94.7%	3/11/2015	NAP	NAP	Peebles	21,049
24.03	Property				Creekside Corners	NAP	NAP			93.8%	3/11/2015	NAP	NAP	Ortiz Chips & Salsa	7,588
24.04	Property				Greensboro Plaza	NAP	NAP			100.0%	3/11/2015	NAP	NAP	Piggly Wiggly	18,200
24.05	Property				Exchange Place	NAP	NAP			100.0%	3/11/2015	NAP	NAP	Better Business Bureau of North Alabama	2,700
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	17,900,000	5/20/2016	65.4%	53.9%	80.6%	5/13/2015	NAP	NAP	Delaware County Services	54,000
26	Loan		CGMRC	CGMRC	College Grove	NAP	NAP	49.9%	39.8%	100.0%	5/27/2015	NAP	NAP	24 Hour Fitness	39,998
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	NAP	NAP	59.8%	59.8%	89.5%	5/4/2015	NAP	NAP	Martin’s	58,473
28	Loan		CCRE	CCRE	Southeast Plaza	NAP	NAP	69.6%	56.6%	83.0%	3/31/2015	NAP	NAP	Winn Dixie	46,295
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	NAP	NAP	75.0%	65.9%	83.5%	6/17/2015	NAP	NAP	NAP
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	NAP	NAP	71.1%	57.7%	99.5%	6/24/2015	NAP	NAP	NAP
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	14,200,000	6/1/2018	73.5%	60.2%	69.6%	3/31/2015	108.04	75.21	NAP
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	NAP	NAP	54.7%	54.7%	89.5%		NAP	NAP
32.01	Property				Beaver Ruin Village I	NAP	NAP			84.7%	3/1/2015	NAP	NAP	FlexFit	12,325
32.02	Property				Beaver Ruin Village II	NAP	NAP			100.0%	3/1/2015	NAP	NAP	AutoZone	28,000
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	NAP	NAP	65.2%	54.9%	94.7%		NAP	NAP
33.01	Property				4654 Maryland	NAP	NAP			94.1%	6/1/2015	NAP	NAP	The Tremendousness Collective	3,605
33.02	Property				401 North Euclid	NAP	NAP			100.0%	6/1/2015	NAP	NAP	Herbie’s Vintage 72 Restaurant	13,127
33.03	Property				7370 Manchester	NAP	NAP			81.8%	6/1/2015	NAP	NAP	True Sites	5,200
33.04	Property				7350 Manchester	NAP	NAP			100.0%	6/1/2015	NAP	NAP	The Book House	5,500
33.05	Property				7344 Manchester	NAP	NAP			100.0%	6/1/2015	NAP	NAP	Boogaloo LLC	2,940
33.06	Property				4229 Manchester	NAP	NAP			100.0%	6/1/2015	NAP	NAP	Soho Restaurant	4,413
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	NAP	NAP	68.2%	55.8%	96.3%	3/31/2015	NAP	NAP	The Norwalk Hospital	22,000
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	15,980,000	Various	61.3%	49.6%	85.6%		NAP	NAP
35.01	Property				All Star	NAP	NAP			94.1%	6/15/2015	NAP	NAP	NAP
35.02	Property				Orion Oaks	3,200,000	5/20/2016			80.0%	6/15/2015	NAP	NAP	NAP
35.03	Property				Oakland Glen	3,200,000	3/20/2016			84.2%	6/15/2015	NAP	NAP	NAP
35.04	Property				Princeton Village	1,970,000	5/20/2019			67.2%	6/15/2015	NAP	NAP	NAP
36	Loan		SMC	SMF I	Pangea 11	NAP	NAP	54.9%	54.9%	95.8%		NAP	NAP
36.01	Property				13905-13957 South Clark Street	NAP	NAP			98.3%	6/23/2015	NAP	NAP	NAP
36.02	Property				1101 North Lawler Avenue	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.03	Property				7800 South Jeffery Boulevard	NAP	NAP			92.3%	6/23/2015	NAP	NAP	NAP
36.04	Property				7701 South Yates Boulevard	NAP	NAP			92.3%	6/23/2015	NAP	NAP	NAP
36.05	Property				9040 South Bishop Street	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.06	Property				7949 South Ellis Avenue	NAP	NAP			91.7%	6/23/2015	NAP	NAP	NAP
36.07	Property				14138 South School Street	NAP	NAP			91.7%	6/23/2015	NAP	NAP	NAP
36.08	Property				6200 South Rockwell Street	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.09	Property				7055 South St. Lawrence Avenue	NAP	NAP			91.7%	6/23/2015	NAP	NAP	NAP
36.10	Property				5402 West Rice Street	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.11	Property				7056 South Eberhart Avenue	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.12	Property				204 West 138th Street	NAP	NAP			91.7%	6/23/2015	NAP	NAP	NAP
36.13	Property				7956 South Burnham Avenue	NAP	NAP			88.9%	6/23/2015	NAP	NAP	NAP
36.14	Property				9100 South Dauphin Avenue	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.15	Property				8208 South Drexel Avenue	NAP	NAP			100.0%	6/23/2015	NAP	NAP	NAP
36.16	Property				8640 South Ingleside Avenue	NAP	NAP			83.3%	6/23/2015	NAP	NAP	NAP

A-31

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	NAP	NAP	69.3%	60.3%	95.7%		NAP	NAP
37.01	Property				West Pointe Village Shopping Center	NAP	NAP			100.0%	6/4/2015	NAP	NAP	Food Lion	33,000
37.02	Property				Kris Krossing Shopping Center	NAP	NAP			88.0%	6/4/2015	NAP	NAP	Food Lion	33,000
37.03	Property				College Lakes Plaza	NAP	NAP			100.0%	6/4/2015	NAP	NAP	Food Lion	26,171
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	NAP	NAP	69.6%	57.8%	73.2%	4/30/2015	91.99	67.29	NAP
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	NAP	NAP	75.0%	65.5%	91.2%	4/1/2015	NAP	NAP	NAP
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	NAP	NAP	71.2%	58.8%	78.0%		NAP	NAP
40.01	Property				Compass Self Storage	NAP	NAP			82.5%	4/8/2015	NAP	NAP	NAP
40.02	Property				Access Self Storage	NAP	NAP			71.5%	5/11/2015	NAP	NAP	NAP
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	NAP	NAP	69.9%	57.5%	100.0%		NAP	NAP
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH	NAP	NAP			100.0%	4/8/2015	NAP	NAP	Mattress Firm	4,080
41.02	Property				Destination XL - Evergreen Park, IL	NAP	NAP			100.0%	4/8/2015	NAP	NAP	Destination XL - Evergreen Park, IL	7,992
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK	NAP	NAP			100.0%	4/8/2015	NAP	NAP	Sleep Number	3,300
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	10,900,000	4/1/2018	72.0%	53.8%	73.7%	4/30/2015	96.04	70.74	NAP
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	10,000,000	12/1/2015	65.0%	53.5%	85.6%	5/31/2015	NAP	NAP	Children’s Healthcare	13,300
44	Loan		GSCRE	GSMC	Hunters Point Apartments	NAP	NAP	62.2%	62.2%	94.6%	6/14/2015	NAP	NAP	NAP
45	Loan	11	GSMC	GSMC	Crown Meadows	NAP	NAP	75.0%	62.2%	88.9%	3/1/2015	NAP	NAP	Gonzaba Medical Group	15,609
46	Loan		SMC	SMF I	Cross Creek Medical Office	NAP	NAP	62.6%	51.2%	84.2%	7/1/2015	NAP	NAP	Rochester Knee and Sports Medicine	13,723
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	NAP	NAP	49.5%	49.5%	94.9%	4/30/2015	NAP	NAP	NAP
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	NAP	NAP	64.8%	51.8%	100.0%	4/30/2015	NAP	NAP	FedEx	90,465
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	NAP	NAP	74.8%	63.7%	100.0%	6/9/2015	NAP	NAP	BI-LO	41,847
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	NAP	NAP	71.7%	48.6%	100.0%	6/9/2015	NAP	NAP	Rite Aid	14,673
51	Loan		CCRE	CCRE	Delray Pointe	NAP	NAP	73.3%	64.9%	100.0%	4/17/2015	NAP	NAP	Office Depot	11,762
52	Loan		CGMRC	CGMRC	24 Simon Street	NAP	NAP	60.1%	48.5%	100.0%	5/31/2015	NAP	NAP	Axsys Technologies	78,000
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	NAP	NAP	68.9%	55.8%	100.0%	4/19/2015	NAP	NAP	KeyBank	4,509
54	Loan		SMC	SMF I	CVS Shelby	NAP	NAP	74.1%	55.0%	100.0%	5/29/2015	NAP	NAP	CVS	13,013
55	Loan		SMC	SMF I	Flamingo Retail	NAP	NAP	69.2%	56.8%	100.0%	6/11/2015	NAP	NAP	Mr. Pool and Mrs. Patio	14,016
56	Loan		SMC	SMF I	Harrisonville Crossing	NAP	NAP	73.9%	60.1%	94.2%	6/4/2015	NAP	NAP	Dollar Tree	9,200
57	Loan		GSCRE	GSMC	Redan Cove Apartments	NAP	NAP	75.0%	61.0%	99.2%	5/31/2015	NAP	NAP	NAP
58	Loan		CCRE	CCRE	Moraga Plaza	NAP	NAP	59.7%	48.2%	82.0%	5/1/2015	NAP	NAP	Quick Stop Mini Market	3,000
59	Loan		CCRE	CCRE	CVS Jersey Shore	NAP	NAP	71.8%	61.6%	100.0%	7/6/2015	NAP	NAP	Jersey Shore PA CVS, Inc. (CVS Guarantor)	10,125
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	NAP	NAP	72.1%	58.1%	100.0%	6/1/2015	NAP	NAP	Corner Bakery Cafe	2,974
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	NAP	NAP	74.7%	61.0%	91.7%	4/13/2015	NAP	NAP	Andronica Dental	2,800
62	Loan		SMC	SMF I	Millennium Business Center	NAP	NAP	75.0%	64.2%	88.2%	4/22/2015	NAP	NAP	Spartan Products	5,600
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	NAP	NAP	71.7%	53.5%	93.5%	5/18/2015	NAP	NAP	NAP

A-32

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio
1.01	Property				Eagle River		NAP			NAP			NAP
1.02	Property				Foxridge Farm		NAP			NAP			NAP
1.03	Property				River Valley		NAP			NAP			NAP
1.04	Property				West Winds		NAP			NAP			NAP
1.05	Property				Skyline Village		NAP			NAP			NAP
1.06	Property				Gaslight Village		NAP			NAP			NAP
1.07	Property				Dream Island		NAP			NAP			NAP
1.08	Property				Valley Ridge		NAP			NAP			NAP
1.09	Property				Western Hills		NAP			NAP			NAP
1.10	Property				Lake Fork		NAP			NAP			NAP
1.11	Property				Aloha Vegas		NAP			NAP			NAP
1.12	Property				Kingswood Estates		NAP			NAP			NAP
1.13	Property				Country Oaks		NAP			NAP			NAP
1.14	Property				Woodlawn Estates		NAP			NAP			NAP
1.15	Property				Buckingham Village		NAP			NAP			NAP
1.16	Property				Woodview		NAP			NAP			NAP
1.17	Property				West Park Plaza		NAP			NAP			NAP
1.18	Property				Valle Grande		NAP			NAP			NAP
1.19	Property				Riviera de Sandia		NAP			NAP			NAP
1.20	Property				Cedar Village		NAP			NAP			NAP
1.21	Property				Rancho Bridger		NAP			NAP			NAP
1.22	Property				Sheltered Valley		NAP			NAP			NAP
1.23	Property				Vals		NAP			NAP			NAP
1.24	Property				Countryside Estates		NAP			NAP			NAP
1.25	Property				W bar K		NAP			NAP			NAP
1.26	Property				Trails End		NAP			NAP			NAP
1.27	Property				Windgate		NAP			NAP			NAP
1.28	Property				Golden Eagle		NAP			NAP			NAP
1.29	Property				Mountain Springs		NAP			NAP			NAP
1.30	Property				North Breeze		NAP			NAP			NAP
1.31	Property				Sugar Creek		NAP			NAP			NAP
1.32	Property				Hillside		NAP			NAP			NAP
2	Loan		GSMC	GSMC	Fig Garden Village	9/30/2020	CVS	23,244	4/30/2019	Pottery Barn	12,500	1/31/2019	Elbow Room
3	Loan	15, 16	GSMC	GSMC	Bassett Place	1/31/2020	Kohl’s (GL)	83,130	1/31/2017	Premiere Cinema (IMAX)	61,028	10/31/2023	Conn’s
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek		NAP			NAP			NAP
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	8/31/2016	Generation Brands LLC dba Murray Feiss Imports and Monte Carlo Fans	23,667	8/31/2016	Bill Luttrell, Inc.	23,219	3/31/2019	Ivystone Group, LLC
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	7/17/2021	University of California	127,623	4/30/2021	Kaiser Foundation Health Plan	100,240	2/29/2024	The Port Workspaces
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe		NAP			NAP			NAP
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee		NAP			NAP			NAP
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio
9.01	Property				50 Wallabout Street		NAP			NAP			NAP
9.02	Property				250 Flanagan Way		NAP			NAP			NAP
9.03	Property				6700 River Road		NAP			NAP			NAP
9.04	Property				1015 North Halsted Street		NAP			NAP			NAP
9.05	Property				7536 Wornall Road		NAP			NAP			NAP
9.06	Property				640 Southwest 2nd Avenue		NAP			NAP			NAP
9.07	Property				4920 Northwest 7th Street		NAP			NAP			NAP
9.08	Property				9925 Southwest 40th Street		NAP			NAP			NAP
9.09	Property				9220 West 135th Street		NAP			NAP			NAP
9.10	Property				980 4th Avenue		NAP			NAP			NAP
9.11	Property				405 South Federal Highway		NAP			NAP			NAP
9.12	Property				11001 Excelsior Boulevard		NAP			NAP			NAP
9.13	Property				11325 Lee Highway		NAP			NAP			NAP
9.14	Property				2021 Griffin Road		NAP			NAP			NAP
9.15	Property				400 West Olmos Drive		NAP			NAP			NAP
9.16	Property				14151 Wyandotte Street		NAP			NAP			NAP
9.17	Property				5979 Butterfield Road		NAP			NAP			NAP
9.18	Property				115 Park Avenue		NAP			NAP			NAP
9.19	Property				3500 Southwest 160th Avenue		NAP			NAP			NAP
9.20	Property				2445 Crain Highway		NAP			NAP			NAP
9.21	Property				100 West North Avenue		NAP			NAP			NAP
9.22	Property				2727 Shermer Road		NAP			NAP			NAP
9.23	Property				15201 Antioch Road		NAP			NAP			NAP
9.24	Property				2450 Mandela Parkway		NAP			NAP			NAP
9.25	Property				184-02 Jamaica Avenue		NAP			NAP			NAP
9.26	Property				9012 Northwest Prairie View Road		NAP			NAP			NAP

A-33

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
9.27	Property				16101 West 95th Street		NAP			NAP			NAP
9.28	Property				3100 North Mannheim		NAP			NAP			NAP
9.29	Property				9580 Potranco Road		NAP			NAP			NAP
9.30	Property				18025 Monterey Street		NAP			NAP			NAP
9.31	Property				9N 004 Route 59		NAP			NAP			NAP
9.32	Property				5115 Clayton Road		NAP			NAP			NAP
9.33	Property				9702 West 67th Street		NAP			NAP			NAP
9.34	Property				794 Scenic Highway		NAP			NAP			NAP
9.35	Property				12430 Bandera Road		NAP			NAP			NAP
9.36	Property				4000 South Providence Road		NAP			NAP			NAP
9.37	Property				2743 San Pablo Avenue		NAP			NAP			NAP
9.38	Property				819 North Eola Road		NAP			NAP			NAP
9.39	Property				2506 West Worley Street		NAP			NAP			NAP
9.40	Property				15601 FM 1325		NAP			NAP			NAP
9.41	Property				10700 West 159th Street		NAP			NAP			NAP
9.42	Property				2403 Rangeline Street		NAP			NAP			NAP
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue		NAP			NAP			NAP
9.44	Property				2277 Walters Road		NAP			NAP			NAP
9.45	Property				1575 Thousand Oaks Drive		NAP			NAP			NAP
9.46	Property				7460 Frontage Road		NAP			NAP			NAP
9.47	Property				6401 Third Street		NAP			NAP			NAP
9.48	Property				2816 Eaton Road		NAP			NAP			NAP
9.49	Property				3985 Atlanta Highway		NAP			NAP			NAP
9.50	Property				11510 North Main Street		NAP			NAP			NAP
9.51	Property				750 Winchester Road		NAP			NAP			NAP
9.52	Property				3401 Broadway Boulevard		NAP			NAP			NAP
9.53	Property				1720 Grand Boulevard		NAP			NAP			NAP
9.54	Property				1310 South Enterprise Street		NAP			NAP			NAP
9.55	Property				2420 St Mary’s Boulevard		NAP			NAP			NAP
9.56	Property				3500 I-70 Drive Southeast		NAP			NAP			NAP
9.57	Property				195 Southwest Boulevard		NAP			NAP			NAP
9.58	Property				8900 Northwest Prairie View Road		NAP			NAP			NAP
9.59	Property				1601 Twilight Trail		NAP			NAP			NAP
9.60	Property				1515 Church Street		NAP			NAP			NAP
9.61	Property				1891 North Columbia Street		NAP			NAP			NAP
9.62	Property				1200 US #1		NAP			NAP			NAP
9.63	Property				251 Collins Industrial Boulevard		NAP			NAP			NAP
9.64	Property				2310 Paris Road		NAP			NAP			NAP
9.65	Property				1820 West Business Loop 70		NAP			NAP			NAP
9.66	Property				1723 East Florida		NAP			NAP			NAP
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio
10.01	Property	27			1000 Second Avenue	3/31/2023	Immigration and Customs Enforcement (ICE)	51,235	3/31/2017	CBP (Customs & Border Protection)	48,220	3/31/2017	WA State Housing Finance Commission
10.02	Property	28			2901 Third Avenue	8/31/2020	Cisco Systems	66,363	7/10/2019	Ben Bridge	41,686	8/23/2022	Hearst Seattle Media
10.03	Property				3101 Western Avenue	4/30/2022	Digital Fortress	24,084	8/31/2022	Riverstone Residential	19,997	4/14/2023	RLI Insurance
10.04	Property	29			300 Elliott Avenue West	12/31/2016	Harris Group	26,170	1/9/2019	WA State Hospital Assoc	20,311	11/14/2015	Electric Lightwave
10.05	Property	30			3131 Elliott Avenue	9/30/2025	Alphagraphics	23,175	7/24/2025	TCS&Starquest Expeditions,Inc.	20,286	12/15/2021	Twisted Pair Solutions
10.06	Property				2615 Fourth Avenue	12/17/2018	Graham Lundberg & Peschel	18,177	11/21/2023	Axio Research	15,501	8/31/2017	BN Builders
10.07	Property				190 Queen Anne Avenue North	3/25/2023	Washington Hardwoods	4,408	9/29/2016	Julep, Inc	4,152	3/31/2016	College Spark
10.08	Property	31			200 First Avenue West	5/31/2025	Koru Careers, Inc.	6,816	3/22/2020	Lovsted Worthington	5,412	1/25/2021	Susan Hall Properties
10.09	Property				18 West Mercer Street	1/31/2017	Schwerin Campbell Barnard, LLP	8,771	8/31/2021	Zymeworks Biopharmaceuticals	3,539	1/25/2020	National Cable Communications
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	12/31/2025	REI	25,543	1/31/2020	Forever 21	24,320	1/31/2022	H&M
12	Loan		SMC	SMF I	Sysmex Way	1/31/2030	Sysmex America (GL)	55,000	1/31/2030	NAP			NAP
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	10/31/2024	Office Depot	18,000	12/31/2017	Pacific Premier Bank	3,505	1/31/2020	Aroma Italiano Café
14	Loan		GSMC	GSMC	Court at Deptford II	2/28/2025	Barnes & Noble	25,719	7/31/2018	TJ Maxx Homegoods	24,434	10/31/2024	Old Navy
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II
15.01	Property				Annhurst		NAP			NAP			NAP
15.02	Property				Applegate		NAP			NAP			NAP
15.03	Property				Heron Pointe		NAP			NAP			NAP
15.04	Property				Meadowood		NAP			NAP			NAP
15.05	Property				Ridgewood		NAP			NAP			NAP
15.06	Property				Heathmoore		NAP			NAP			NAP
16	Loan	36	SMC	SMF I	Freshwater Commons	9/30/2029	Tractor Supply Company	20,000	5/31/2022	Goodwill	14,500	8/31/2030	Rite Aid of Connecticut
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	11/30/2025	Rainbow	8,000	1/31/2018	Wine & Spirits	4,463	2/29/2016	Ashley Stewart
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio
18.01	Property				Heartland Village Shopping Center	8/31/2020	Heavy’s Sports Cafe	4,864	9/30/2022	Royal Buffet	4,678	10/31/2018	Fuentes Mexican Rest/Rancho Grande
18.02	Property				Park 52	2/28/2017	Service Glass of Indpls/Fultz	11,200	2/28/2019	Satellite Oasis	5,128	6/30/2016	MS Distributors
18.03	Property				Andrade Business Park	8/31/2017	M & M Wrecker	5,400	6/30/2017	Ali Hamed	5,400	5/31/2019	Cameron Fence
18.04	Property				Fairview Corners	2/28/2017	Elmore’s Firearms	2,560	12/31/2017	Striped Lizard Foods / Pizza King	2,497	7/31/2019	Dr. Leanne Schlueter
18.05	Property				Elmwood Tech	12/31/2017	Asher Collins - Big Guy Sign Co.	4,800	5/31/2016	Window Man	3,386	8/31/2017	Hoosier Connection Limousine
18.06	Property				White River Landing	12/31/2018	Griesemer Chiropratic	3,180	1/31/2016	China King	1,220	6/17/2017	Audio Xcellance / Belltone
18.07	Property				Holiday Center	2/29/2016	Cozy’s Restaurant	5,000	3/31/2017	Hall’s Laundries	4,160	10/31/2025	Doug Wilson, MD
18.08	Property				Whiteland Retail Center	9/30/2017	El Abuelo Mexican Restaurant	3,025	8/14/2023	Subway	2,400	10/31/2015	Dr. Armbruster
18.09	Property				Franklin Shoppes	10/31/2022	Prime Communications of IN	1,200	4/30/2018	Domino’s Pizza	1,200	6/30/2022	NAP
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport		NAP			NAP			NAP
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls		NAP			NAP			NAP

A-34

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	6/30/2025	Papa’s Pizza	4,000	6/30/2016	Villa Fat Chinese Restaurant	2,500	7/31/2015	Subway
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio
22.01	Property				5334-5362 West Madison Street		NAP			NAP			NAP
22.02	Property				5300 South Martin Luther King Junior Drive		NAP			NAP			NAP
22.03	Property				1115-27 East 81st Street		NAP			NAP			NAP
22.04	Property				5248 South Martin Luther King Junior Drive		NAP			NAP			NAP
22.05	Property				4900-4910 West Jackson Boulevard		NAP			NAP			NAP
22.06	Property				130-136 North Leamington Avenue		NAP			NAP			NAP
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue		NAP			NAP			NAP
22.08	Property				8231-8239 South Ingleside		NAP			NAP			NAP
22.09	Property				3101 W. Lexington Street		NAP			NAP			NAP
22.10	Property				8200 South Exchange Avenue		NAP			NAP			NAP
23	Loan		GSMC	GSMC	Palomar Point	11/14/2018	Global Resource Investments	16,693	7/20/2022	Neuroscience Education Institute	14,415	6/30/2016	Duvera Billing Services
24	Loan	42	CCRE	CCRE	Huntsville Portfolio
24.01	Property				Paramount Place	5/31/2016	Terranovas Restaurant	5,700	1/31/2017	Beauregards	5,000	5/31/2016	Manpower
24.02	Property				Memorial Plaza	1/31/2018	The Cato Corp.	4,800	1/31/2017	Hibbett Sports	4,570	2/29/2020	The Shoe Show
24.03	Property				Creekside Corners	12/31/2017	CGF, DDS, P.C.	3,099	8/31/2017	Nick’s	3,000	8/31/2025	Dr. Russell D. Cole
24.04	Property				Greensboro Plaza	9/30/2017	Variety Stores, Inc.	13,000	8/31/2016	Piggly Wiggly (Warehouse)	6,000	9/22/2017	NAP
24.05	Property				Exchange Place	12/31/2017	Prometric, Inc	1,740	5/31/2019	Cradle to Rocker, LLC. (Early Term)	995	10/31/2016	NAP
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	7/31/2025	Harris School of Business	32,560	12/31/2020	Fashion Gallery	8,000	6/30/2019	Villa Join The Movement
26	Loan		CGMRC	CGMRC	College Grove	12/31/2019	Maly’s West Inc.	2,508	1/31/2018	Jamba Juice Company	1,723	3/31/2020	Subway
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	8/31/2020	Crunch Fitness	32,000	1/31/2023	Caremore	11,979	12/31/2019	CVS
28	Loan		CCRE	CCRE	Southeast Plaza	12/14/2020	Pet Supermarket	10,000	1/31/2018	Aarons	10,000	12/31/2015	Greenberg Dental
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center		NAP			NAP			NAP
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks		NAP			NAP			NAP
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook		NAP			NAP			NAP
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II
32.01	Property				Beaver Ruin Village I	9/30/2017	Legacy Station	10,995	9/30/2018	Bambinelli’s	3,571	4/30/2017	Music Go Round
32.02	Property				Beaver Ruin Village II	9/30/2023	Agavero Cantina	4,125	11/30/2016	Metro PCS	1,400	MTM	Fred Loya Insurance Agency
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use
33.01	Property				4654 Maryland	12/31/2018	Stacey Smith and Richard Katz	2,190	6/30/2019	Gamlin LLC	2,055	4/30/2018	Starbucks Corporation
33.02	Property				401 North Euclid	10/31/2016	West End Eyes	987	2/28/2018	NAP			NAP
33.03	Property				7370 Manchester	3/31/2016	The Post LLC	3,655	5/31/2019	Jimmy John’s	1,850	4/3/2017	Objex Design LLC
33.04	Property				7350 Manchester	7/31/2017	Salon Lofts	3,182	2/29/2016	Herman London Realtors	3,000	5/31/2015	NAP
33.05	Property				7344 Manchester	12/31/2016	Paramount Jewelers, Inc.	1,470	5/31/2018	Sheila Armstrong	1,000	8/31/2015	Shanti Yoga STL, LLC
33.06	Property				4229 Manchester	10/31/2015	Urban Breath Yoga	2,036	5/31/2018	NAP			NAP
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	6/30/2026	Lacrosse Unlimited, Inc	1,800	11/3/2019	Advanced Dental Associates	1,195	7/31/2020	Why Not Sylvia’s Beauty Salon
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3
35.01	Property				All Star		NAP			NAP			NAP
35.02	Property				Orion Oaks		NAP			NAP			NAP
35.03	Property				Oakland Glen		NAP			NAP			NAP
35.04	Property				Princeton Village		NAP			NAP			NAP
36	Loan		SMC	SMF I	Pangea 11
36.01	Property				13905-13957 South Clark Street		NAP			NAP			NAP
36.02	Property				1101 North Lawler Avenue		NAP			NAP			NAP
36.03	Property				7800 South Jeffery Boulevard		NAP			NAP			NAP
36.04	Property				7701 South Yates Boulevard		NAP			NAP			NAP
36.05	Property				9040 South Bishop Street		NAP			NAP			NAP
36.06	Property				7949 South Ellis Avenue		NAP			NAP			NAP
36.07	Property				14138 South School Street		NAP			NAP			NAP
36.08	Property				6200 South Rockwell Street		NAP			NAP			NAP
36.09	Property				7055 South St. Lawrence Avenue		NAP			NAP			NAP
36.10	Property				5402 West Rice Street		NAP			NAP			NAP
36.11	Property				7056 South Eberhart Avenue		NAP			NAP			NAP
36.12	Property				204 West 138th Street		NAP			NAP			NAP
36.13	Property				7956 South Burnham Avenue		NAP			NAP			NAP
36.14	Property				9100 South Dauphin Avenue		NAP			NAP			NAP
36.15	Property				8208 South Drexel Avenue		NAP			NAP			NAP
36.16	Property				8640 South Ingleside Avenue		NAP			NAP			NAP

A-35

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I
37.01	Property				West Pointe Village Shopping Center	4/30/2025	Dollar General	7,500	1/12/2019	18 Sluggers	4,266	9/30/2022	Unique Nails
37.02	Property				Kris Krossing Shopping Center	4/30/2025	Family Dollar	7,200	12/31/2019	Panda Chinese Restaurant	1,200	12/31/2021	Southside Pharmacy
37.03	Property				College Lakes Plaza	4/30/2025	Family Dollar	8,470	12/31/2019	Panda King	1,200	9/30/2023	Nail Club
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport		NAP			NAP			NAP
39	Loan		CGMRC	CGMRC	Torrey Place Apartments		NAP			NAP			NAP
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio
40.01	Property				Compass Self Storage		NAP			NAP			NAP
40.02	Property				Access Self Storage		NAP			NAP			NAP
41	Loan		CCRE	CCRE	Midwest Retail Portfolio
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH	4/30/2025	Vitamin Shoppe	3,018	4/30/2025	NAP			NAP
41.02	Property				Destination XL - Evergreen Park, IL	3/31/2025	NAP			NAP			NAP
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK	12/31/2024	Noodles & Company	2,811	1/31/2025	NAP			NAP
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX		NAP			NAP			NAP
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	8/31/2025	Stevie B’s Pizza	4,200	11/30/2020	Dos Margaritas	4,200	12/31/2019	H&R Block
44	Loan		GSCRE	GSMC	Hunters Point Apartments		NAP			NAP			NAP
45	Loan	11	GSMC	GSMC	Crown Meadows	9/30/2018	Fast Eddies	7,401	6/30/2018	W Dental Group	5,462	2/29/2020	Baptist Health System
46	Loan		SMC	SMF I	Cross Creek Medical Office	6/30/2027	Michigan Surgery Specialist	5,815	6/30/2027	North Oakland Internists, PC	5,651	12/31/2018	St. Joseph Sleep Center
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan		NAP			NAP			NAP
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	4/30/2027	NAP			NAP			NAP
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	8/31/2022	Cato	5,256	1/31/2017	Hibbett Sports	4,244	10/31/2024	Sora Restaurant
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	8/31/2030	NAP			NAP			NAP
51	Loan		CCRE	CCRE	Delray Pointe	5/31/2019	Stuart Opotowsky, LLB and CPA	3,500	1/31/2021	City National Bank	3,007	7/31/2024	NAP
52	Loan		CGMRC	CGMRC	24 Simon Street	4/16/2022	NAP			NAP			NAP
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	8/31/2019	21st Amendment	4,278	3/31/2019	Indiana Farm Bureau Insurance	4,240	8/31/2019	Subway
54	Loan		SMC	SMF I	CVS Shelby	1/31/2025	NAP			NAP			NAP
55	Loan		SMC	SMF I	Flamingo Retail	9/1/2024	Lindo Michoacan	6,649	7/1/2024	NAP			NAP
56	Loan		SMC	SMF I	Harrisonville Crossing	1/31/2019	Shoe Show	5,200	3/31/2020	Cato	4,160	1/31/2019	Rent-A-Center
57	Loan		GSCRE	GSMC	Redan Cove Apartments		NAP			NAP			NAP
58	Loan		CCRE	CCRE	Moraga Plaza	3/31/2020	Shear Nirvana Salon	2,400	MTM	NY Pizzeria	1,660	2/28/2019	Jinmao Jiang
59	Loan		CCRE	CCRE	CVS Jersey Shore	1/31/2028	NAP			NAP			NAP
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	11/30/2016	Rubio’s Fresh Mexican Grill	2,400	9/14/2016	Pick Up Stix	2,223	2/28/2023	Ohana Hawaiian BBQ
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	11/30/2019	Graffiti Café	2,627	9/30/2019	Café Raik	2,240	6/30/2019	Cleaners
62	Loan		SMC	SMF I	Millennium Business Center	2/28/2016	Cynthia Lea Inc Happi N	4,230	MTM	A-One Staffing, LLC	3,600	3/31/2017	Hesco-Mild-South, Inc.
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village		NAP			NAP			NAP

A-36

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio
1.01	Property				Eagle River			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.02	Property				Foxridge Farm			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.03	Property				River Valley			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.04	Property				West Winds			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.05	Property				Skyline Village			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.06	Property				Gaslight Village			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.07	Property				Dream Island			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.08	Property				Valley Ridge			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.09	Property				Western Hills			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.10	Property				Lake Fork			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.11	Property				Aloha Vegas			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.12	Property				Kingswood Estates			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.13	Property				Country Oaks			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.14	Property				Woodlawn Estates			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.15	Property				Buckingham Village			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.16	Property				Woodview			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.17	Property				West Park Plaza			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.18	Property				Valle Grande			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.19	Property				Riviera de Sandia			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.20	Property				Cedar Village			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.21	Property				Rancho Bridger			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.22	Property				Sheltered Valley			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.23	Property				Vals			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.24	Property				Countryside Estates			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.25	Property				W bar K			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.26	Property				Trails End			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.27	Property				Windgate			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.28	Property				Golden Eagle			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.29	Property				Mountain Springs			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.30	Property				North Breeze			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.31	Property				Sugar Creek			NAP			5/19/2015	No	NAP	5/19/2015	NAP
1.32	Property				Hillside			NAP			5/19/2015	No	NAP	5/19/2015	NAP
2	Loan		GSMC	GSMC	Fig Garden Village	11,592	7/31/2022	Talbots Woman	10,372	5/31/2020	5/22/2015	No	NAP	5/11/2015	5/11/2015
3	Loan	15, 16	GSMC	GSMC	Bassett Place	47,005	12/31/2022	Ross Dress for Less	36,250	1/31/2021	4/16/2015	No	NAP	4/15/2015	NAP
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek			NAP			6/5/2015	No	NAP	6/5/2015	NAP
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	22,759	4/30/2017	UMA Enterprises, Inc.	22,647	12/31/2016	4/24/2015	No	NAP	4/3/2015	NAP
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	28,423	6/30/2021	WestEd	26,787	1/31/2018	4/27/2015	No	NAP	4/27/2015	4/27/2015
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe			NAP			5/20/2015	No	NAP	5/20/2015	NAP
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee			NAP			5/27/2015	No	NAP	5/22/2015	NAP
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio
9.01	Property				50 Wallabout Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.02	Property				250 Flanagan Way			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.03	Property				6700 River Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.04	Property				1015 North Halsted Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.05	Property				7536 Wornall Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.06	Property				640 Southwest 2nd Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.07	Property				4920 Northwest 7th Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.08	Property				9925 Southwest 40th Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.09	Property				9220 West 135th Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.10	Property				980 4th Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.11	Property				405 South Federal Highway			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.12	Property				11001 Excelsior Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.13	Property				11325 Lee Highway			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.14	Property				2021 Griffin Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.15	Property				400 West Olmos Drive			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.16	Property				14151 Wyandotte Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.17	Property				5979 Butterfield Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.18	Property				115 Park Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.19	Property				3500 Southwest 160th Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.20	Property				2445 Crain Highway			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.21	Property				100 West North Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.22	Property				2727 Shermer Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.23	Property				15201 Antioch Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.24	Property				2450 Mandela Parkway			NAP			11/21/2014	No	NAP	11/21/2014	11/21/2014
9.25	Property				184-02 Jamaica Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.26	Property				9012 Northwest Prairie View Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP

A-37

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
9.27	Property				16101 West 95th Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.28	Property				3100 North Mannheim			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.29	Property				9580 Potranco Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.30	Property				18025 Monterey Street			NAP			11/21/2014	No	NAP	11/21/2014	11/21/2014
9.31	Property				9N 004 Route 59			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.32	Property				5115 Clayton Road			NAP			11/21/2014	No	NAP	11/21/2014	11/21/2014
9.33	Property				9702 West 67th Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.34	Property				794 Scenic Highway			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.35	Property				12430 Bandera Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.36	Property				4000 South Providence Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.37	Property				2743 San Pablo Avenue			NAP			11/21/2014	No	NAP	11/21/2014	11/21/2014
9.38	Property				819 North Eola Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.39	Property				2506 West Worley Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.40	Property				15601 FM 1325			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.41	Property				10700 West 159th Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.42	Property				2403 Rangeline Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.44	Property				2277 Walters Road			NAP			11/21/2014	No	NAP	11/21/2014	11/21/2014
9.45	Property				1575 Thousand Oaks Drive			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.46	Property				7460 Frontage Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.47	Property				6401 Third Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.48	Property				2816 Eaton Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.49	Property				3985 Atlanta Highway			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.50	Property				11510 North Main Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.51	Property				750 Winchester Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.52	Property				3401 Broadway Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.53	Property				1720 Grand Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.54	Property				1310 South Enterprise Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.55	Property				2420 St Mary’s Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.56	Property				3500 I-70 Drive Southeast			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.57	Property				195 Southwest Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.58	Property				8900 Northwest Prairie View Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.59	Property				1601 Twilight Trail			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.60	Property				1515 Church Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.61	Property				1891 North Columbia Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.62	Property				1200 US #1			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.63	Property				251 Collins Industrial Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.64	Property				2310 Paris Road			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.65	Property				1820 West Business Loop 70			NAP			11/21/2014	No	NAP	11/21/2014	NAP
9.66	Property				1723 East Florida			NAP			11/21/2014	No	NAP	11/21/2014	NAP
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio
10.01	Property	27			1000 Second Avenue	26,440	6/30/2016	Bader, Martin, Ross & Smith PS	18,683	12/31/2020	3/4/2015	No	NAP	3/4/2015	3/4/2015
10.02	Property	28			2901 Third Avenue	6,085	2/28/2017	MSRE	5,900	MTM	3/4/2015	No	NAP	3/4/2015	3/4/2015
10.03	Property				3101 Western Avenue	14,799	4/15/2019	Merrick Hofstedt Lindsey	13,968	2/28/2018	3/4/2015	No	NAP	3/4/2015	3/4/2015
10.04	Property	29			300 Elliott Avenue West	56	MTM	NAP			3/4/2015	No	NAP	3/4/2015	3/4/2015
10.05	Property	30			3131 Elliott Avenue	19,246	9/30/2017	Softchoice Corporation	16,623	8/14/2016	3/4/2015	No	NAP	3/4/2015	3/4/2015
10.06	Property				2615 Fourth Avenue	14,813	6/30/2018	Municipal Research	8,889	7/31/2019	3/4/2015	No	NAP	3/4/2015	3/4/2015
10.07	Property				190 Queen Anne Avenue North	3,373	12/6/2016	Buddy TV	3,348	9/30/2015	3/4/2015	No	NAP	3/4/2015	3/4/2015
10.08	Property	31			200 First Avenue West	4,874	11/14/2019	Pacific Crest Real Estate, LLC	4,576	12/31/2019	3/6/2015	No	NAP	3/6/2015	3/6/2015
10.09	Property				18 West Mercer Street	1,991	12/31/2017	Sharon Sanborn	930	5/31/2019	3/6/2015	No	NAP	3/6/2015	3/6/2015
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	18,000	1/31/2023	Claim Jumper	12,641	10/31/2024	3/23/2015	No	NAP	3/24/2015	3/24/2015
12	Loan		SMC	SMF I	Sysmex Way			NAP			4/29/2015	No	NAP	4/29/2015	NAP
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	3,150	5/14/2019	Rockstar Tan	2,400	7/31/2019	4/29/2015	No	NAP	4/30/2015	4/29/2015
14	Loan		GSMC	GSMC	Court at Deptford II	15,736	2/28/2018	David’s Bridal	13,330	4/30/2019	5/22/2015	No	NAP	5/26/2015	NAP
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II
15.01	Property				Annhurst			NAP			5/6/2015	No	NAP	5/1/2015	NAP
15.02	Property				Applegate			NAP			5/4/2015	No	NAP	5/1/2015	NAP
15.03	Property				Heron Pointe			NAP			5/15/2015	No	NAP	5/1/2015	NAP
15.04	Property				Meadowood			NAP			5/11/2015	No	NAP	5/1/2015	NAP
15.05	Property				Ridgewood			NAP			5/20/2015	No	NAP	5/1/2015	NAP
15.06	Property				Heathmoore			NAP			5/26/2015	No	NAP	5/1/2015	NAP
16	Loan	36	SMC	SMF I	Freshwater Commons	11,180	8/31/2018	Sleepy’s	8,000	11/30/2025	6/2/2015	No	NAP	6/2/2015	NAP
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	4,000	6/30/2017	McDonald’s (GL)	3,834	12/31/2025	6/4/2015	No	NAP	5/22/2015	NAP
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio
18.01	Property				Heartland Village Shopping Center	3,800	4/16/2017	GameStop	3,277	1/31/2016	5/19/2015	No	NAP	5/19/2015	NAP
18.02	Property				Park 52	4,800	8/31/2016	The Whole Fish LLC	3,200	7/31/2018	5/19/2015	No	NAP	6/30/2015	NAP
18.03	Property				Andrade Business Park	3,600	12/31/2016	Genoa Racing	3,600	3/31/2018	5/19/2015	No	NAP	6/30/2015	NAP
18.04	Property				Fairview Corners	1,983	8/31/2016	Geek Brigade	1,280	7/31/2019	5/19/2015	No	NAP	6/30/2015	NAP
18.05	Property				Elmwood Tech	3,033	11/30/2019	Mud Slingers Pool & Patio LLC	2,331	2/28/2018	5/19/2015	No	NAP	6/30/2015	NAP
18.06	Property				White River Landing	1,200	7/31/2016	NAP			5/19/2015	No	NAP	6/30/2015	NAP
18.07	Property				Holiday Center	3,436	2/28/2017	Lin Liu / Esushi	2,146	10/31/2017	6/26/2015	No	NAP	5/19/2015	NAP
18.08	Property				Whiteland Retail Center	1,792	1/31/2016	Taste of China	1,200	1/31/2017	5/19/2015	No	NAP	6/30/2015	NAP
18.09	Property				Franklin Shoppes			NAP			6/25/2015	No	NAP	6/30/2015	NAP
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport			NAP			5/28/2015	No	NAP	5/28/2015	5/28/2015
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls			NAP			5/28/2015	No	NAP	5/28/2015	5/28/2015

A-38

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	1,200	7/31/2015	Hi Tek Nails	1,200	6/30/2015	6/24/2015	No	NAP	4/27/2015	4/27/2015
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio
22.01	Property				5334-5362 West Madison Street			NAP			11/21/2014	No	NAP	11/21/2014	NAP
22.02	Property				5300 South Martin Luther King Junior Drive			NAP			11/21/2014	No	NAP	11/21/2014	NAP
22.03	Property				1115-27 East 81st Street			NAP			11/21/2014	No	NAP	11/18/2014	NAP
22.04	Property				5248 South Martin Luther King Junior Drive			NAP			11/21/2014	No	NAP	11/21/2014	NAP
22.05	Property				4900-4910 West Jackson Boulevard			NAP			11/21/2014	No	NAP	11/21/2014	NAP
22.06	Property				130-136 North Leamington Avenue			NAP			11/21/2014	No	NAP	11/21/2014	NAP
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue			NAP			11/21/2014	No	NAP	11/18/2014	NAP
22.08	Property				8231-8239 South Ingleside			NAP			11/21/2014	No	NAP	11/18/2014	NAP
22.09	Property				3101 W. Lexington Street			NAP			11/21/2014	No	NAP	11/18/2014	NAP
22.10	Property				8200 South Exchange Avenue			NAP			11/21/2014	No	NAP	11/18/2014	NAP
23	Loan		GSMC	GSMC	Palomar Point	10,120	2/28/2017	Compound Solutions	7,573	4/30/2018	5/12/2015	No	NAP	5/7/2015	5/7/2015
24	Loan	42	CCRE	CCRE	Huntsville Portfolio
24.01	Property				Paramount Place	2,154	10/31/2017	McLain Coldwell Bank RE	1,600	5/1/2018	1/28/2015	No	NAP	1/28/2015	NAP
24.02	Property				Memorial Plaza	4,200	5/1/2019	American Cellular, Inc.	3,600	8/31/2019	1/28/2015	No	NAP	1/29/2015	NAP
24.03	Property				Creekside Corners	1,900	MTM	The Pizzeria	1,750	11/30/2016	2/10/2015	No	NAP	1/28/2015	NAP
24.04	Property				Greensboro Plaza			NAP			1/29/2015	No	NAP	1/28/2015	NAP
24.05	Property				Exchange Place			NAP			3/23/2015	No	NAP	1/28/2015	NAP
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	5,100	2/20/2023	Ashley Stewart	4,200	1/31/2017	5/21/2015	Yes	6/25/2015	5/21/2015	NAP
26	Loan		CGMRC	CGMRC	College Grove	1,411	8/31/2019	Go Wireless	1,254	6/30/2018	5/18/2015	No	NAP	5/18/2015	5/18/2015
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	10,344	11/30/2017	Vision Center	4,815	10/31/2017	6/1/2015	No	NAP	5/6/2015	NAP
28	Loan		CCRE	CCRE	Southeast Plaza	4,349	6/30/2025	Sherwin Williams	3,657	4/30/2019	5/15/2015	No	NAP	4/24/2015	NAP
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center			NAP			5/7/2015	No	NAP	5/5/2015	NAP
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks			NAP			10/17/2014	No	NAP	10/27/2014	NAP
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook			NAP			5/20/2015	No	NAP	5/19/2015	NAP
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II
32.01	Property				Beaver Ruin Village I	3,035	8/31/2017	Chase	2,747	9/30/2016	6/30/2015	No	NAP	4/7/2015	NAP
32.02	Property				Beaver Ruin Village II	1,400	2/28/2017	NAP			6/30/2015	No	NAP	4/7/2015	NAP
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use
33.01	Property				4654 Maryland	1,708	2/28/2022	Lindell Residences, LLC	906	12/31/2016	6/12/2015	No	NAP	4/28/2015	NAP
33.02	Property				401 North Euclid			NAP			6/12/2015	No	NAP	4/28/2015	NAP
33.03	Property				7370 Manchester	850	5/31/2017	The Post LLC	325	5/14/2015	6/12/2015	No	NAP	4/28/2015	NAP
33.04	Property				7350 Manchester			NAP			4/29/2015	No	NAP	4/28/2015	NAP
33.05	Property				7344 Manchester	1,000	1/31/2016	Shanti Yoga STL, LLC	1,000	5/31/2016	4/30/2015	No	NAP	4/28/2015	NAP
33.06	Property				4229 Manchester			NAP			5/1/2015	No	NAP	4/28/2015	NAP
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	1,112	12/14/2021	J&M Variety	1,046	9/30/2019	6/17/2015	No	NAP	6/24/2015	NAP
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3
35.01	Property				All Star			NAP			5/26/2015	No	NAP	4/6/2015	NAP
35.02	Property				Orion Oaks			NAP			5/26/2015	No	NAP	5/26/2015	NAP
35.03	Property				Oakland Glen			NAP			5/26/2015	No	NAP	5/26/2015	NAP
35.04	Property				Princeton Village			NAP			5/26/2015	No	NAP	5/26/2015	NAP
36	Loan		SMC	SMF I	Pangea 11
36.01	Property				13905-13957 South Clark Street			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.02	Property				1101 North Lawler Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.03	Property				7800 South Jeffery Boulevard			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.04	Property				7701 South Yates Boulevard			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.05	Property				9040 South Bishop Street			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.06	Property				7949 South Ellis Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.07	Property				14138 South School Street			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.08	Property				6200 South Rockwell Street			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.09	Property				7055 South St. Lawrence Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.10	Property				5402 West Rice Street			NAP			5/19/2015	No	NAP	5/22/2015	NAP
36.11	Property				7056 South Eberhart Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.12	Property				204 West 138th Street			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.13	Property				7956 South Burnham Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.14	Property				9100 South Dauphin Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.15	Property				8208 South Drexel Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP
36.16	Property				8640 South Ingleside Avenue			NAP			5/22/2015	No	NAP	5/22/2015	NAP

A-39

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I
37.01	Property				West Pointe Village Shopping Center	1,200	12/31/2024	Cuttin-Up Salon	1,200	2/29/2016	4/22/2015	No	NAP	4/22/2015	NAP
37.02	Property				Kris Krossing Shopping Center	1,200	8/31/2017	Nail Pro	1,200	4/30/2020	4/22/2015	No	NAP	4/22/2015	NAP
37.03	Property				College Lakes Plaza	1,200	7/31/2016	Cora’s	1,200	MTM	5/29/2015	No	NAP	4/22/2015	NAP
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport			NAP			6/30/2015	No	NAP	5/6/2015	NAP
39	Loan		CGMRC	CGMRC	Torrey Place Apartments			NAP			12/16/2014	No	NAP	12/16/2014	NAP
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio
40.01	Property				Compass Self Storage			NAP			5/13/2015	No	NAP	5/13/2015	NAP
40.02	Property				Access Self Storage			NAP			4/21/2015 and 4/22/2015	No	NAP	5/6/2015	NAP
41	Loan		CCRE	CCRE	Midwest Retail Portfolio
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH			NAP			4/21/2015	No	NAP	5/5/2015	NAP
41.02	Property				Destination XL - Evergreen Park, IL			NAP			4/27/2015	No	NAP	4/27/2015	NAP
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK			NAP			4/10/2015	No	NAP	3/25/2015	NAP
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX			NAP			4/7/2015	No	NAP	4/7/2015	NAP
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	2,800	4/30/2016	AT&T	2,100	3/31/2016	6/1/2015	No	NAP	6/1/2015	NAP
44	Loan		GSCRE	GSMC	Hunters Point Apartments			NAP			5/7/2015	No	NAP	5/11/2015	NAP
45	Loan	11	GSMC	GSMC	Crown Meadows	4,100	6/30/2018	Umberto’s Italian Grill	3,500	12/31/2017	5/1/2015	No	NAP	5/1/2015	NAP
46	Loan		SMC	SMF I	Cross Creek Medical Office	5,036	6/30/2020	North Oakland North Macomb Imaging	4,545	12/31/2018	6/16/2015	No	NAP	6/16/2015	NAP
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan			NAP			5/8/2015	No	NAP	5/4/2015	NAP
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center			NAP			6/19/2015	No	NAP	5/22/2015	NAP
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	2,101	2/28/2016	Sally Beauty	1,794	5/31/2020	6/9/2015	No	NAP	6/9/2015	NAP
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI			NAP			5/8/2015	No	NAP	5/8/2015	NAP
51	Loan		CCRE	CCRE	Delray Pointe			NAP			4/7/2015	No	NAP	4/7/2015	NAP
52	Loan		CGMRC	CGMRC	24 Simon Street			NAP			3/24/2015	No	NAP	3/20/2015	NAP
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	2,130	1/13/2020	Affordavet	1,969	6/30/2016	4/27/2015	No	NAP	4/27/2015	NAP
54	Loan		SMC	SMF I	CVS Shelby			NAP			5/27/2015	No	NAP	5/27/2015	NAP
55	Loan		SMC	SMF I	Flamingo Retail			NAP			6/15/2015	No	NAP	6/17/2015	NAP
56	Loan		SMC	SMF I	Harrisonville Crossing	4,000	8/31/2017	El Mezcal Mexican Restaurant	3,200	2/28/2017	4/28/2015	No	NAP	4/29/2015	NAP
57	Loan		GSCRE	GSMC	Redan Cove Apartments			NAP			5/21/2015	No	NAP	5/14/2015	NAP
58	Loan		CCRE	CCRE	Moraga Plaza	1,600	10/31/2015	Lewis Cleaners	1,320	3/31/2016	4/30/2015	No	NAP	4/15/2015	4/15/2015
59	Loan		CCRE	CCRE	CVS Jersey Shore			NAP			6/1/2015	No	NAP	4/17/2015	NAP
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	2,023	6/30/2023	Boulevard Cleaners & Gift Shop	2,016	6/30/2023	2/19/2015	No	NAP	2/17/2015	2/19/2015
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	1,750	9/30/2019	Subway	1,600	3/31/2018	6/9/2015	No	NAP	4/22/2015	NAP
62	Loan		SMC	SMF I	Millennium Business Center	3,600	MTM	Neely Agency & V Rock	3,525	2/28/2016	3/30/2015	No	NAP	3/30/2015	5/11/2015
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village			NAP			4/13/2015	No	NAP	4/13/2015	NAP

A-40

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio		No	344,296	86,074	284,344	25,849	0	21,961	0	0	0	0
1.01	Property				Eagle River	NAP	No
1.02	Property				Foxridge Farm	NAP	No
1.03	Property				River Valley	NAP	No
1.04	Property				West Winds	NAP	No
1.05	Property				Skyline Village	NAP	No
1.06	Property				Gaslight Village	NAP	No
1.07	Property				Dream Island	NAP	No
1.08	Property				Valley Ridge	NAP	No
1.09	Property				Western Hills	NAP	No
1.10	Property				Lake Fork	NAP	No
1.11	Property				Aloha Vegas	NAP	No
1.12	Property				Kingswood Estates	NAP	No
1.13	Property				Country Oaks	NAP	No
1.14	Property				Woodlawn Estates	NAP	No
1.15	Property				Buckingham Village	NAP	No
1.16	Property				Woodview	NAP	No
1.17	Property				West Park Plaza	NAP	No
1.18	Property				Valle Grande	NAP	No
1.19	Property				Riviera de Sandia	NAP	No
1.20	Property				Cedar Village	NAP	No
1.21	Property				Rancho Bridger	NAP	No
1.22	Property				Sheltered Valley	NAP	No
1.23	Property				Vals	NAP	No
1.24	Property				Countryside Estates	NAP	No
1.25	Property				W bar K	NAP	No
1.26	Property				Trails End	NAP	No
1.27	Property				Windgate	NAP	No
1.28	Property				Golden Eagle	NAP	No
1.29	Property				Mountain Springs	NAP	No
1.30	Property				North Breeze	NAP	No
1.31	Property				Sugar Creek	NAP	No
1.32	Property				Hillside	NAP	No
2	Loan		GSMC	GSMC	Fig Garden Village	3%	No	327,676	109,225	0	0	0	0	144,720	0	0	150,751
3	Loan	15, 16	GSMC	GSMC	Bassett Place	NAP	No	450,619	75,103	0	0	0	11,525	0	0	25,000	600,000
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	NAP	No	0	0	0	0	0	0	0	0	0	0
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	NAP	No	439,167	87,833	47,500	0	910,580	0	910,580	1,500,000	0	1,500,000
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	19%	No	1,491,823	248,637	0	0	0	16,551	595,836	0	0	0
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	NAP	No	238,074	29,759	0	6,415	0	38,019	0	0	0	0
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	NAP	No	92,612	18,522	24,302	12,151	0	33,514	0	0	0	0
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio		Various	0	0	0	0	0	0	0	0	0	0
9.01	Property				50 Wallabout Street	NAP	No
9.02	Property				250 Flanagan Way	NAP	No
9.03	Property				6700 River Road	NAP	No
9.04	Property				1015 North Halsted Street	NAP	No
9.05	Property				7536 Wornall Road	NAP	No
9.06	Property				640 Southwest 2nd Avenue	NAP	No
9.07	Property				4920 Northwest 7th Street	NAP	No
9.08	Property				9925 Southwest 40th Street	NAP	No
9.09	Property				9220 West 135th Street	NAP	No
9.10	Property				980 4th Avenue	NAP	No
9.11	Property				405 South Federal Highway	NAP	No
9.12	Property				11001 Excelsior Boulevard	NAP	No
9.13	Property				11325 Lee Highway	NAP	No
9.14	Property				2021 Griffin Road	NAP	No
9.15	Property				400 West Olmos Drive	NAP	No
9.16	Property				14151 Wyandotte Street	NAP	No
9.17	Property				5979 Butterfield Road	NAP	No
9.18	Property				115 Park Avenue	NAP	No
9.19	Property				3500 Southwest 160th Avenue	NAP	No
9.20	Property				2445 Crain Highway	NAP	No
9.21	Property				100 West North Avenue	NAP	No
9.22	Property				2727 Shermer Road	NAP	No
9.23	Property				15201 Antioch Road	NAP	No
9.24	Property				2450 Mandela Parkway	31%	Yes
9.25	Property				184-02 Jamaica Avenue	NAP	No
9.26	Property				9012 Northwest Prairie View Road	NAP	No

A-41

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
9.27	Property				16101 West 95th Street	NAP	No
9.28	Property				3100 North Mannheim	NAP	No
9.29	Property				9580 Potranco Road	NAP	No
9.30	Property				18025 Monterey Street	12%	No
9.31	Property				9N 004 Route 59	NAP	No
9.32	Property				5115 Clayton Road	15%	No
9.33	Property				9702 West 67th Street	NAP	No
9.34	Property				794 Scenic Highway	NAP	No
9.35	Property				12430 Bandera Road	NAP	No
9.36	Property				4000 South Providence Road	NAP	No
9.37	Property				2743 San Pablo Avenue	39%	Yes
9.38	Property				819 North Eola Road	NAP	No
9.39	Property				2506 West Worley Street	NAP	No
9.40	Property				15601 FM 1325	NAP	No
9.41	Property				10700 West 159th Street	NAP	No
9.42	Property				2403 Rangeline Street	NAP	No
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue	NAP	No
9.44	Property				2277 Walters Road	10%	No
9.45	Property				1575 Thousand Oaks Drive	NAP	No
9.46	Property				7460 Frontage Road	NAP	No
9.47	Property				6401 Third Street	NAP	No
9.48	Property				2816 Eaton Road	NAP	No
9.49	Property				3985 Atlanta Highway	NAP	No
9.50	Property				11510 North Main Street	NAP	No
9.51	Property				750 Winchester Road	NAP	No
9.52	Property				3401 Broadway Boulevard	NAP	No
9.53	Property				1720 Grand Boulevard	NAP	No
9.54	Property				1310 South Enterprise Street	NAP	No
9.55	Property				2420 St Mary’s Boulevard	NAP	No
9.56	Property				3500 I-70 Drive Southeast	NAP	No
9.57	Property				195 Southwest Boulevard	NAP	No
9.58	Property				8900 Northwest Prairie View Road	NAP	No
9.59	Property				1601 Twilight Trail	NAP	No
9.60	Property				1515 Church Street	NAP	No
9.61	Property				1891 North Columbia Street	NAP	No
9.62	Property				1200 US #1	NAP	No
9.63	Property				251 Collins Industrial Boulevard	NAP	No
9.64	Property				2310 Paris Road	NAP	No
9.65	Property				1820 West Business Loop 70	NAP	No
9.66	Property				1723 East Florida	NAP	No
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio		No	255,019	255,019	0	0	0	33,989	0	0	203,932	0
10.01	Property	27			1000 Second Avenue	18%	No
10.02	Property	28			2901 Third Avenue	12%	No
10.03	Property				3101 Western Avenue	17%	No
10.04	Property	29			300 Elliott Avenue West	14%	No
10.05	Property	30			3131 Elliott Avenue	17%	No
10.06	Property				2615 Fourth Avenue	17%	No
10.07	Property				190 Queen Anne Avenue North	18%	No
10.08	Property	31			200 First Avenue West	17%	No
10.09	Property				18 West Mercer Street	12%	No
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	7%	No	0	0	0	0	0	0	0	0	0	0
12	Loan		SMC	SMF I	Sysmex Way	NAP	No	160,408	32,082	18,417	1,985	0	1,063	50,000	0	0	0
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	9%	No	101,322	16,887	20,675	1,880	30,000	0	30,000	170,000	0	170,000
14	Loan		GSMC	GSMC	Court at Deptford II	NAP	No	179,160	44,790	4,847	0	305,000	2,364	0	0	7,500	270,000
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II		No	89,107	19,802	21,359	2,670	0	13,209	0	0	0	0
15.01	Property				Annhurst	NAP	No
15.02	Property				Applegate	NAP	No
15.03	Property				Heron Pointe	NAP	No
15.04	Property				Meadowood	NAP	No
15.05	Property				Ridgewood	NAP	No
15.06	Property				Heathmoore	NAP	No
16	Loan	36	SMC	SMF I	Freshwater Commons	NAP	No	31,759	31,759	0	0	0	0	0	0	7,667	276,000
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	NAP	No	0	0	0	0	0	0	0	0	0	0
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio		No	97,189	32,396	17,109	4,277	0	3,085	0	100,000	12,500	650,000
18.01	Property				Heartland Village Shopping Center	NAP	No
18.02	Property				Park 52	NAP	No
18.03	Property				Andrade Business Park	NAP	No
18.04	Property				Fairview Corners	NAP	No
18.05	Property				Elmwood Tech	NAP	No
18.06	Property				White River Landing	NAP	No
18.07	Property				Holiday Center	NAP	No
18.08	Property				Whiteland Retail Center	NAP	No
18.09	Property				Franklin Shoppes	NAP	No
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	4%	No	19,240	9,620	21,219	2,099	0	0	0	0	0	0
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	4%	No	12,485	6,243	16,332	1,618	0	0	0	0	0	0

A-42

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	3%	No	23,000	3,833	0	0	0	964	57,810	125,000	4,818	173,430
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio		No	75,250	12,542	16,826	8,413	0	7,417	0	0	0	0
22.01	Property				5334-5362 West Madison Street	NAP	No
22.02	Property				5300 South Martin Luther King Junior Drive	NAP	No
22.03	Property				1115-27 East 81st Street	NAP	No
22.04	Property				5248 South Martin Luther King Junior Drive	NAP	No
22.05	Property				4900-4910 West Jackson Boulevard	NAP	No
22.06	Property				130-136 North Leamington Avenue	NAP	No
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue	NAP	No
22.08	Property				8231-8239 South Ingleside	NAP	No
22.09	Property				3101 W. Lexington Street	NAP	No
22.10	Property				8200 South Exchange Avenue	NAP	No
23	Loan		GSMC	GSMC	Palomar Point	5%	No	44,802	14,933	0	0	0	1,472	0	185,000	5,000	400,000
24	Loan	42	CCRE	CCRE	Huntsville Portfolio		No	60,017	9,594	30,563	4,366	0	2,584	0	0	16,029	0
24.01	Property				Paramount Place	NAP	No
24.02	Property				Memorial Plaza	NAP	No
24.03	Property				Creekside Corners	NAP	No
24.04	Property				Greensboro Plaza	NAP	No
24.05	Property				Exchange Place	NAP	No
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	NAP	No	148,784	29,757	0	0	0	2,148	0	0	10,738	0
26	Loan		CGMRC	CGMRC	College Grove	8%	No	73,846	9,231	6,868	1,145	0	779	0	0	0	0
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	NAP	No	32,806	10,935	16,371	2,339	0	6,156	0	300,000	0	300,000
28	Loan		CCRE	CCRE	Southeast Plaza	NAP	No	139,125	15,458	19,407	6,469	0	2,598	0	0	10,808	0
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	NAP	No	46,825	6,689	0	1,655	0	1,412	67,768	0	0	0
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	NAP	No	132,931	18,990	57,305	7,163	0	5,325	0	0	0	0
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	NAP	No	0	14,667	8,517	4,259	0	15,579	0	0	0	0
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II		No	218,785	14,777	23,066	2,883	0	1,816	0	0	0	0
32.01	Property				Beaver Ruin Village I	NAP	No
32.02	Property				Beaver Ruin Village II	NAP	No
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use		No	112,583	16,083	48,600	4,050	0	1,304	0	0	12,201	275,000
33.01	Property				4654 Maryland	NAP	No
33.02	Property				401 North Euclid	NAP	No
33.03	Property				7370 Manchester	NAP	No
33.04	Property				7350 Manchester	NAP	No
33.05	Property				7344 Manchester	NAP	No
33.06	Property				4229 Manchester	NAP	No
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	NAP	No	12,163	6,082	0	0	0	540	0	0	2,937	70,498
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3		No	65,271	6,527	4,184	1,046	0	1,996	0	0	0	0
35.01	Property				All Star	NAP	No
35.02	Property				Orion Oaks	NAP	No
35.03	Property				Oakland Glen	NAP	No
35.04	Property				Princeton Village	NAP	No
36	Loan		SMC	SMF I	Pangea 11		No	108,035	18,006	13,836	4,612	0	4,917	177,000	0	0	0
36.01	Property				13905-13957 South Clark Street	NAP	No
36.02	Property				1101 North Lawler Avenue	NAP	No
36.03	Property				7800 South Jeffery Boulevard	NAP	No
36.04	Property				7701 South Yates Boulevard	NAP	No
36.05	Property				9040 South Bishop Street	NAP	No
36.06	Property				7949 South Ellis Avenue	NAP	No
36.07	Property				14138 South School Street	NAP	No
36.08	Property				6200 South Rockwell Street	NAP	No
36.09	Property				7055 South St. Lawrence Avenue	NAP	No
36.10	Property				5402 West Rice Street	NAP	No
36.11	Property				7056 South Eberhart Avenue	NAP	No
36.12	Property				204 West 138th Street	NAP	No
36.13	Property				7956 South Burnham Avenue	NAP	No
36.14	Property				9100 South Dauphin Avenue	NAP	No
36.15	Property				8208 South Drexel Avenue	NAP	No
36.16	Property				8640 South Ingleside Avenue	NAP	No

A-43

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I		No	75,500	10,786	30,330	2,333	0	2,351	0	200,000	10,582	0
37.01	Property				West Pointe Village Shopping Center	NAP	No
37.02	Property				Kris Krossing Shopping Center	NAP	No
37.03	Property				College Lakes Plaza	NAP	No
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	NAP	No	13,333	13,333	11,532	2,306	0	10,373	0	0	0	0
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	NAP	No	67,635	11,272	12,836	3,209	148,750	3,675	0	0	0	0
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio		No	49,380	9,876	175	175	0	1,389	0	0	0	0
40.01	Property				Compass Self Storage	NAP	No
40.02	Property				Access Self Storage	NAP	No
41	Loan		CCRE	CCRE	Midwest Retail Portfolio		No	10,824	5,412	1,765	882	0	353	0	0	1,237	0
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH	NAP	No
41.02	Property				Destination XL - Evergreen Park, IL	NAP	No
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK	NAP	No
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	NAP	No	114,565	10,415	11,087	2,772	0	7,247	0	0	0	0
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	NAP	No	36,910	4,614	12,595	1,581	0	0	0	100,000	2,015	300,000
44	Loan		GSCRE	GSMC	Hunters Point Apartments	NAP	No	35,965	11,988	21,837	3,120	2,863	2,863	0	0	0	0
45	Loan	11	GSMC	GSMC	Crown Meadows	NAP	No	80,048	11,435	2,801	1,816	0	875	0	0	4,394	210,928
46	Loan		SMC	SMF I	Cross Creek Medical Office	NAP	No	0	9,233	9,185	765	0	886	42,514	150,000	0	150,000
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	NAP	No	6,712	6,712	3,040	507	0	0	0	0	0	0
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	NAP	No	0	0	0	0	0	0	0	0	0	0
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	NAP	No	29,821	4,260	1,631	815	0	785	0	31,368	2,614	94,104
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	NAP	No	0	0	921	199	0	122	0	0	0	0
51	Loan		CCRE	CCRE	Delray Pointe	NAP	No	63,750	7,083	11,950	2,390	0	304	0	0	907	0
52	Loan		CGMRC	CGMRC	24 Simon Street	NAP	No	0	0	0	0	0	0	0	0	0	0
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	NAP	No	15,390	5,130	2,155	718	0	413	0	0	2,053	100,000
54	Loan		SMC	SMF I	CVS Shelby	NAP	No	12,809	2,135	572	572	0	130	0	0	0	0
55	Loan		SMC	SMF I	Flamingo Retail	NAP	No	10,603	2,121	3,398	261	0	344	0	0	1,292	62,016
56	Loan		SMC	SMF I	Harrisonville Crossing	NAP	No	38,630	5,519	2,144	1,072	0	566	0	0	3,772	40,000
57	Loan		GSCRE	GSMC	Redan Cove Apartments	NAP	No	63,375	7,042	18,071	2,008	0	3,100	0	0	0	0
58	Loan		CCRE	CCRE	Moraga Plaza	10%	No	14,167	2,833	959	479	0	560	30,000	0	1,600	150,000
59	Loan		CCRE	CCRE	CVS Jersey Shore	NAP	No	0	0	2,063	0	0	169	0	0	0	0
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	11%	No	31,882	7,970	14,248	1,425	0	317	0	56,500	2,083	75,000
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	NAP	No	34,750	3,475	2,583	517	0	268	0	0	1,338	0
62	Loan		SMC	SMF I	Millennium Business Center	8%	No	63,130	7,710	10,276	1,841	0	2,207	100,000	50,000	0	50,000
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	NAP	No	4,182	597	2,353	1,177	17,200	513	0	0	0	0

A-44

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	0	0	775,343	0	0	0	3,000	0
1.01	Property				Eagle River
1.02	Property				Foxridge Farm
1.03	Property				River Valley
1.04	Property				West Winds
1.05	Property				Skyline Village
1.06	Property				Gaslight Village
1.07	Property				Dream Island
1.08	Property				Valley Ridge
1.09	Property				Western Hills
1.10	Property				Lake Fork
1.11	Property				Aloha Vegas
1.12	Property				Kingswood Estates
1.13	Property				Country Oaks
1.14	Property				Woodlawn Estates
1.15	Property				Buckingham Village
1.16	Property				Woodview
1.17	Property				West Park Plaza
1.18	Property				Valle Grande
1.19	Property				Riviera de Sandia
1.20	Property				Cedar Village
1.21	Property				Rancho Bridger
1.22	Property				Sheltered Valley
1.23	Property				Vals
1.24	Property				Countryside Estates
1.25	Property				W bar K
1.26	Property				Trails End
1.27	Property				Windgate
1.28	Property				Golden Eagle
1.29	Property				Mountain Springs
1.30	Property				North Breeze
1.31	Property				Sugar Creek
1.32	Property				Hillside
2	Loan		GSMC	GSMC	Fig Garden Village	0	0	0	0	0	0	669,305	0
3	Loan	15, 16	GSMC	GSMC	Bassett Place	0	0	0	0	0	0	7,770,861	0
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	0	0	0	0	0	0	31,362	5,227
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	0	0	0	0	0	0	0	0
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	0	0	0	0	0	0	5,706,695	0
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	0	0	111,865	0	0	0	0	0
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	0	0	0	0	0	0	1,000,000	0
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	0	0	0	0	0	0	0	0
9.01	Property				50 Wallabout Street
9.02	Property				250 Flanagan Way
9.03	Property				6700 River Road
9.04	Property				1015 North Halsted Street
9.05	Property				7536 Wornall Road
9.06	Property				640 Southwest 2nd Avenue
9.07	Property				4920 Northwest 7th Street
9.08	Property				9925 Southwest 40th Street
9.09	Property				9220 West 135th Street
9.10	Property				980 4th Avenue
9.11	Property				405 South Federal Highway
9.12	Property				11001 Excelsior Boulevard
9.13	Property				11325 Lee Highway
9.14	Property				2021 Griffin Road
9.15	Property				400 West Olmos Drive
9.16	Property				14151 Wyandotte Street
9.17	Property				5979 Butterfield Road
9.18	Property				115 Park Avenue
9.19	Property				3500 Southwest 160th Avenue
9.20	Property				2445 Crain Highway
9.21	Property				100 West North Avenue
9.22	Property				2727 Shermer Road
9.23	Property				15201 Antioch Road
9.24	Property				2450 Mandela Parkway
9.25	Property				184-02 Jamaica Avenue
9.26	Property				9012 Northwest Prairie View Road

A-45

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
9.27	Property				16101 West 95th Street
9.28	Property				3100 North Mannheim
9.29	Property				9580 Potranco Road
9.30	Property				18025 Monterey Street
9.31	Property				9N 004 Route 59
9.32	Property				5115 Clayton Road
9.33	Property				9702 West 67th Street
9.34	Property				794 Scenic Highway
9.35	Property				12430 Bandera Road
9.36	Property				4000 South Providence Road
9.37	Property				2743 San Pablo Avenue
9.38	Property				819 North Eola Road
9.39	Property				2506 West Worley Street
9.40	Property				15601 FM 1325
9.41	Property				10700 West 159th Street
9.42	Property				2403 Rangeline Street
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue
9.44	Property				2277 Walters Road
9.45	Property				1575 Thousand Oaks Drive
9.46	Property				7460 Frontage Road
9.47	Property				6401 Third Street
9.48	Property				2816 Eaton Road
9.49	Property				3985 Atlanta Highway
9.50	Property				11510 North Main Street
9.51	Property				750 Winchester Road
9.52	Property				3401 Broadway Boulevard
9.53	Property				1720 Grand Boulevard
9.54	Property				1310 South Enterprise Street
9.55	Property				2420 St Mary’s Boulevard
9.56	Property				3500 I-70 Drive Southeast
9.57	Property				195 Southwest Boulevard
9.58	Property				8900 Northwest Prairie View Road
9.59	Property				1601 Twilight Trail
9.60	Property				1515 Church Street
9.61	Property				1891 North Columbia Street
9.62	Property				1200 US #1
9.63	Property				251 Collins Industrial Boulevard
9.64	Property				2310 Paris Road
9.65	Property				1820 West Business Loop 70
9.66	Property				1723 East Florida
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	0	0	337,524	0	0	0	7,278,662	0
10.01	Property	27			1000 Second Avenue
10.02	Property	28			2901 Third Avenue
10.03	Property				3101 Western Avenue
10.04	Property	29			300 Elliott Avenue West
10.05	Property	30			3131 Elliott Avenue
10.06	Property				2615 Fourth Avenue
10.07	Property				190 Queen Anne Avenue North
10.08	Property	31			200 First Avenue West
10.09	Property				18 West Mercer Street
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	0	0	0	0	0	0	0	0
12	Loan		SMC	SMF I	Sysmex Way	0	0	33,625	0	0	0	0	0
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	0	0	7,500	0	0	0	0	0
14	Loan		GSMC	GSMC	Court at Deptford II	0	0	0	0	0	0	2,950,000	0
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	0	0	125,488	0	0	0	0	0
15.01	Property				Annhurst
15.02	Property				Applegate
15.03	Property				Heron Pointe
15.04	Property				Meadowood
15.05	Property				Ridgewood
15.06	Property				Heathmoore
16	Loan	36	SMC	SMF I	Freshwater Commons	0	0	0	0	0	0	970,000	0
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	0	0	0	0	0	0	0	0
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	0	0	169,881	0	0	0	0	0
18.01	Property				Heartland Village Shopping Center
18.02	Property				Park 52
18.03	Property				Andrade Business Park
18.04	Property				Fairview Corners
18.05	Property				Elmwood Tech
18.06	Property				White River Landing
18.07	Property				Holiday Center
18.08	Property				Whiteland Retail Center
18.09	Property				Franklin Shoppes
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	0	0	0	0	0	0	179,467	31,750
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	0	0	0	0	0	0	384,732	14,000

A-46

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	0	0	0	0	0	0	0	0
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	0	0	33,988	0	0	0	0	0
22.01	Property				5334-5362 West Madison Street
22.02	Property				5300 South Martin Luther King Junior Drive
22.03	Property				1115-27 East 81st Street
22.04	Property				5248 South Martin Luther King Junior Drive
22.05	Property				4900-4910 West Jackson Boulevard
22.06	Property				130-136 North Leamington Avenue
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue
22.08	Property				8231-8239 South Ingleside
22.09	Property				3101 W. Lexington Street
22.10	Property				8200 South Exchange Avenue
23	Loan		GSMC	GSMC	Palomar Point	0	0	0	0	0	0	0	0
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	97,896	0	127,482	0	0	0	1,625	0
24.01	Property				Paramount Place
24.02	Property				Memorial Plaza
24.03	Property				Creekside Corners
24.04	Property				Greensboro Plaza
24.05	Property				Exchange Place
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	0	0	11,250	0	100,000	0	0	0
26	Loan		CGMRC	CGMRC	College Grove	0	0	0	0	0	0	0	0
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	0	0	223,866	0	0	0	250,000	0
28	Loan		CCRE	CCRE	Southeast Plaza	0	0	71,796	0	0	0	0	0
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	0	0	0	0	0	0	0	0
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	0	0	0	0	0	0	0	0
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	0	0	10,100	0	0	0	2,242,670	20,750
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	0	0	40,335	0	0	0	0	0
32.01	Property				Beaver Ruin Village I
32.02	Property				Beaver Ruin Village II
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	0	0	26,125	0	0	0	0	0
33.01	Property				4654 Maryland
33.02	Property				401 North Euclid
33.03	Property				7370 Manchester
33.04	Property				7350 Manchester
33.05	Property				7344 Manchester
33.06	Property				4229 Manchester
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	0	0	5,500	0	0	0	0	0
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	0	0	102,063	0	0	0	0	0
35.01	Property				All Star
35.02	Property				Orion Oaks
35.03	Property				Oakland Glen
35.04	Property				Princeton Village
36	Loan		SMC	SMF I	Pangea 11	0	0	0	0	0	0	0	0
36.01	Property				13905-13957 South Clark Street
36.02	Property				1101 North Lawler Avenue
36.03	Property				7800 South Jeffery Boulevard
36.04	Property				7701 South Yates Boulevard
36.05	Property				9040 South Bishop Street
36.06	Property				7949 South Ellis Avenue
36.07	Property				14138 South School Street
36.08	Property				6200 South Rockwell Street
36.09	Property				7055 South St. Lawrence Avenue
36.10	Property				5402 West Rice Street
36.11	Property				7056 South Eberhart Avenue
36.12	Property				204 West 138th Street
36.13	Property				7956 South Burnham Avenue
36.14	Property				9100 South Dauphin Avenue
36.15	Property				8208 South Drexel Avenue
36.16	Property				8640 South Ingleside Avenue

A-47

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	0	0	0	0	50,000	0	800,154	0
37.01	Property				West Pointe Village Shopping Center
37.02	Property				Kris Krossing Shopping Center
37.03	Property				College Lakes Plaza
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	0	0	0	0	0	0	50,000	0
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	0	0	51,250	0	0	0	0	0
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	0	0	0	0	0	0	150,000	0
40.01	Property				Compass Self Storage
40.02	Property				Access Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	0	0	6,594	0	0	0	130,000	0
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH
41.02	Property				Destination XL - Evergreen Park, IL
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	0	0	0	0	0	0	815,200	0
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	0	0	136,800	0	0	0	725,030	0
44	Loan		GSCRE	GSMC	Hunters Point Apartments	0	0	44,845	0	0	0	0	0
45	Loan	11	GSMC	GSMC	Crown Meadows	0	0	234,076	0	45,040	0	0	0
46	Loan		SMC	SMF I	Cross Creek Medical Office	0	0	0	0	0	0	162,461	0
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	0	0	0	0	0	0	0	0
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	0	0	0	0	0	0	0	0
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	0	0	0	0	0	0	0	0
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	0	0	0	0	0	0	0	0
51	Loan		CCRE	CCRE	Delray Pointe	0	0	125	0	0	0	47,277	0
52	Loan		CGMRC	CGMRC	24 Simon Street	0	0	0	0	0	0	0	0
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	0	0	625	0	0	0	0	0
54	Loan		SMC	SMF I	CVS Shelby	0	0	14,125	0	0	0	0	0
55	Loan		SMC	SMF I	Flamingo Retail	0	0	0	0	0	0	0	0
56	Loan		SMC	SMF I	Harrisonville Crossing	0	0	0	0	0	0	0	0
57	Loan		GSCRE	GSMC	Redan Cove Apartments	0	0	7,700	0	0	0	0	0
58	Loan		CCRE	CCRE	Moraga Plaza	0	0	2,500	0	0	0	0	0
59	Loan		CCRE	CCRE	CVS Jersey Shore	0	0	2,500	0	0	0	0	0
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	0	0	0	0	0	0	77,500	0
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	0	0	0	0	0	0	0	0
62	Loan		SMC	SMF I	Millennium Business Center	0	0	0	0	0	0	0	0
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	0	0	22,500	0	0	0	30,000	0

A-48

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	Capped Well Work Reserve
1.01	Property				Eagle River
1.02	Property				Foxridge Farm
1.03	Property				River Valley
1.04	Property				West Winds
1.05	Property				Skyline Village
1.06	Property				Gaslight Village
1.07	Property				Dream Island
1.08	Property				Valley Ridge
1.09	Property				Western Hills
1.10	Property				Lake Fork
1.11	Property				Aloha Vegas
1.12	Property				Kingswood Estates
1.13	Property				Country Oaks
1.14	Property				Woodlawn Estates
1.15	Property				Buckingham Village
1.16	Property				Woodview
1.17	Property				West Park Plaza
1.18	Property				Valle Grande
1.19	Property				Riviera de Sandia
1.20	Property				Cedar Village
1.21	Property				Rancho Bridger
1.22	Property				Sheltered Valley
1.23	Property				Vals
1.24	Property				Countryside Estates
1.25	Property				W bar K
1.26	Property				Trails End
1.27	Property				Windgate
1.28	Property				Golden Eagle
1.29	Property				Mountain Springs
1.30	Property				North Breeze
1.31	Property				Sugar Creek
1.32	Property				Hillside
2	Loan		GSMC	GSMC	Fig Garden Village	Unfunded Obligations Reserve
3	Loan	15, 16	GSMC	GSMC	Bassett Place	Unfunded Obligations Reserve
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	Space Rent Reserve
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	Unfunded Obligations Reserve
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	Capital Improvement Reserve
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio
9.01	Property				50 Wallabout Street
9.02	Property				250 Flanagan Way
9.03	Property				6700 River Road
9.04	Property				1015 North Halsted Street
9.05	Property				7536 Wornall Road
9.06	Property				640 Southwest 2nd Avenue
9.07	Property				4920 Northwest 7th Street
9.08	Property				9925 Southwest 40th Street
9.09	Property				9220 West 135th Street
9.10	Property				980 4th Avenue
9.11	Property				405 South Federal Highway
9.12	Property				11001 Excelsior Boulevard
9.13	Property				11325 Lee Highway
9.14	Property				2021 Griffin Road
9.15	Property				400 West Olmos Drive
9.16	Property				14151 Wyandotte Street
9.17	Property				5979 Butterfield Road
9.18	Property				115 Park Avenue
9.19	Property				3500 Southwest 160th Avenue
9.20	Property				2445 Crain Highway
9.21	Property				100 West North Avenue
9.22	Property				2727 Shermer Road
9.23	Property				15201 Antioch Road
9.24	Property				2450 Mandela Parkway
9.25	Property				184-02 Jamaica Avenue
9.26	Property				9012 Northwest Prairie View Road

A-49

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
9.27	Property				16101 West 95th Street
9.28	Property				3100 North Mannheim
9.29	Property				9580 Potranco Road
9.30	Property				18025 Monterey Street
9.31	Property				9N 004 Route 59
9.32	Property				5115 Clayton Road
9.33	Property				9702 West 67th Street
9.34	Property				794 Scenic Highway
9.35	Property				12430 Bandera Road
9.36	Property				4000 South Providence Road
9.37	Property				2743 San Pablo Avenue
9.38	Property				819 North Eola Road
9.39	Property				2506 West Worley Street
9.40	Property				15601 FM 1325
9.41	Property				10700 West 159th Street
9.42	Property				2403 Rangeline Street
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue
9.44	Property				2277 Walters Road
9.45	Property				1575 Thousand Oaks Drive
9.46	Property				7460 Frontage Road
9.47	Property				6401 Third Street
9.48	Property				2816 Eaton Road
9.49	Property				3985 Atlanta Highway
9.50	Property				11510 North Main Street
9.51	Property				750 Winchester Road
9.52	Property				3401 Broadway Boulevard
9.53	Property				1720 Grand Boulevard
9.54	Property				1310 South Enterprise Street
9.55	Property				2420 St Mary’s Boulevard
9.56	Property				3500 I-70 Drive Southeast
9.57	Property				195 Southwest Boulevard
9.58	Property				8900 Northwest Prairie View Road
9.59	Property				1601 Twilight Trail
9.60	Property				1515 Church Street
9.61	Property				1891 North Columbia Street
9.62	Property				1200 US #1
9.63	Property				251 Collins Industrial Boulevard
9.64	Property				2310 Paris Road
9.65	Property				1820 West Business Loop 70
9.66	Property				1723 East Florida
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	Unexecuted Lease Holdback ($3,900,807); Unfunded Obligations ($3,377,855)
10.01	Property	27			1000 Second Avenue
10.02	Property	28			2901 Third Avenue
10.03	Property				3101 Western Avenue
10.04	Property	29			300 Elliott Avenue West
10.05	Property	30			3131 Elliott Avenue
10.06	Property				2615 Fourth Avenue
10.07	Property				190 Queen Anne Avenue North
10.08	Property	31			200 First Avenue West
10.09	Property				18 West Mercer Street
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall
12	Loan		SMC	SMF I	Sysmex Way
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center
14	Loan		GSMC	GSMC	Court at Deptford II	Old Navy Holdback ($2,250,000); Unfunded Obligations ($700,000)
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II
15.01	Property				Annhurst
15.02	Property				Applegate
15.03	Property				Heron Pointe
15.04	Property				Meadowood
15.05	Property				Ridgewood
15.06	Property				Heathmoore
16	Loan	36	SMC	SMF I	Freshwater Commons	Goodwill Reserve ($925,000); DaVita TI Reserve ($45,000)
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio
18.01	Property				Heartland Village Shopping Center
18.02	Property				Park 52
18.03	Property				Andrade Business Park
18.04	Property				Fairview Corners
18.05	Property				Elmwood Tech
18.06	Property				White River Landing
18.07	Property				Holiday Center
18.08	Property				Whiteland Retail Center
18.09	Property				Franklin Shoppes
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	PIP Reserve ($92,371); Seasonality Reserve ($63,500); Ground Lease Reserve ($23,596)
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	PIP Reserve ($356,732); Seasonality Reserve ($28,000)

A-50

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
21	Loan		CCRE	CCRE	Rio Linda Shopping Center
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio
22.01	Property				5334-5362 West Madison Street
22.02	Property				5300 South Martin Luther King Junior Drive
22.03	Property				1115-27 East 81st Street
22.04	Property				5248 South Martin Luther King Junior Drive
22.05	Property				4900-4910 West Jackson Boulevard
22.06	Property				130-136 North Leamington Avenue
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue
22.08	Property				8231-8239 South Ingleside
22.09	Property				3101 W. Lexington Street
22.10	Property				8200 South Exchange Avenue
23	Loan		GSMC	GSMC	Palomar Point
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	Free Rent Holdback
24.01	Property				Paramount Place
24.02	Property				Memorial Plaza
24.03	Property				Creekside Corners
24.04	Property				Greensboro Plaza
24.05	Property				Exchange Place
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street
26	Loan		CGMRC	CGMRC	College Grove
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	Anchor Lease Rollover Reserve
28	Loan		CCRE	CCRE	Southeast Plaza
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	PIP Reserve ($2,221,920); Seasonality Reserve ($20,750)
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II
32.01	Property				Beaver Ruin Village I
32.02	Property				Beaver Ruin Village II
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use
33.01	Property				4654 Maryland
33.02	Property				401 North Euclid
33.03	Property				7370 Manchester
33.04	Property				7350 Manchester
33.05	Property				7344 Manchester
33.06	Property				4229 Manchester
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3
35.01	Property				All Star
35.02	Property				Orion Oaks
35.03	Property				Oakland Glen
35.04	Property				Princeton Village
36	Loan		SMC	SMF I	Pangea 11
36.01	Property				13905-13957 South Clark Street
36.02	Property				1101 North Lawler Avenue
36.03	Property				7800 South Jeffery Boulevard
36.04	Property				7701 South Yates Boulevard
36.05	Property				9040 South Bishop Street
36.06	Property				7949 South Ellis Avenue
36.07	Property				14138 South School Street
36.08	Property				6200 South Rockwell Street
36.09	Property				7055 South St. Lawrence Avenue
36.10	Property				5402 West Rice Street
36.11	Property				7056 South Eberhart Avenue
36.12	Property				204 West 138th Street
36.13	Property				7956 South Burnham Avenue
36.14	Property				9100 South Dauphin Avenue
36.15	Property				8208 South Drexel Avenue
36.16	Property				8640 South Ingleside Avenue

A-51

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	Outstanding TI Reserve
37.01	Property				West Pointe Village Shopping Center
37.02	Property				Kris Krossing Shopping Center
37.03	Property				College Lakes Plaza
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	Seasonality Reserve
39	Loan		CGMRC	CGMRC	Torrey Place Apartments
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	Economic Holdback
40.01	Property				Compass Self Storage
40.02	Property				Access Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	Noodles & Company TI Reserve
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH
41.02	Property				Destination XL - Evergreen Park, IL
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	PIP Reserve
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	Children’s Healthcare TI/LC Reserve ($465,680); Children’s Healthcare Rent Reserve ($259,350)
44	Loan		GSCRE	GSMC	Hunters Point Apartments
45	Loan	11	GSMC	GSMC	Crown Meadows
46	Loan		SMC	SMF I	Cross Creek Medical Office	Documentation Reserve
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI
51	Loan		CCRE	CCRE	Delray Pointe	Free Rent Reserve ($32,744); Tenant Holdback Reserve ($14,533)
52	Loan		CGMRC	CGMRC	24 Simon Street
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes
54	Loan		SMC	SMF I	CVS Shelby
55	Loan		SMC	SMF I	Flamingo Retail
56	Loan		SMC	SMF I	Harrisonville Crossing
57	Loan		GSCRE	GSMC	Redan Cove Apartments
58	Loan		CCRE	CCRE	Moraga Plaza
59	Loan		CCRE	CCRE	CVS Jersey Shore
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	Ground Lease Reserve
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree
62	Loan		SMC	SMF I	Millennium Business Center
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	Seasonality Reserve

A-52

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name	Delaware Statutory Trust?	Carve-out Guarantor
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	Cedar Village MHC, LLC, Cheyenne MHP, LLC, Country Oaks MHC, LLC, Countryside Mobile Home Park, LLC Dream Island Mobile Home Park, LLC, Grand Island Mobile Home Community, LLC, Lincoln Mobile Home Parks, LLC, Aloha Vegas MHC, LLC, Rancho Bridger MHC, LLC, Valle Grande MHC, LLC, River Valley Mobile Home Park, LLC, Hillside MHC, LLC, West Park Plaza Mobile Home Park, LLC, Western Hills MHP, LLC, Buckingham Woodview, LLC, Woodview MHC, LLC, Eagle River Mobile Home Park, LLC, Windgate MHC, LLC, Golden Eagle MHC, LLC, Leadville MHC, LLC, Foxridge Mobile Home Park Associates, LLC, North Breeze MHC, LLC, Riviera De Sandia MHC, LLC, Valley Ridge MHC, LLC, Val’s MHC, LLC, Mountain Springs MHC-WK, LLC, Sugar Creek MHC, LLC, Trails End MHC-WK, LLC, Skyline MHC, LLC and W Bar K MHC-WK, LLC	No	John J. Eberle, Boris B Vukovich and Ascentia Real Estate Holding Company, LLC
1.01	Property				Eagle River
1.02	Property				Foxridge Farm
1.03	Property				River Valley
1.04	Property				West Winds
1.05	Property				Skyline Village
1.06	Property				Gaslight Village
1.07	Property				Dream Island
1.08	Property				Valley Ridge
1.09	Property				Western Hills
1.10	Property				Lake Fork
1.11	Property				Aloha Vegas
1.12	Property				Kingswood Estates
1.13	Property				Country Oaks
1.14	Property				Woodlawn Estates
1.15	Property				Buckingham Village
1.16	Property				Woodview
1.17	Property				West Park Plaza
1.18	Property				Valle Grande
1.19	Property				Riviera de Sandia
1.20	Property				Cedar Village
1.21	Property				Rancho Bridger
1.22	Property				Sheltered Valley
1.23	Property				Vals
1.24	Property				Countryside Estates
1.25	Property				W bar K
1.26	Property				Trails End
1.27	Property				Windgate
1.28	Property				Golden Eagle
1.29	Property				Mountain Springs
1.30	Property				North Breeze
1.31	Property				Sugar Creek
1.32	Property				Hillside
2	Loan		GSMC	GSMC	Fig Garden Village	RPI Fig Garden, LP	No	Rouse Properties, LP
3	Loan	15, 16	GSMC	GSMC	Bassett Place	Bassett Place Real Estate Company, LLC	No	Cypress Ventures, LLC and Christopher C. Maguire
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	DiamondRock Cherry Creek Owner, LLC	No	DiamondRock Hospitality Limited Partnership
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	WTC-Trade Mart 2015, L.P.	No	Dallas Market Center Financial, L.L.C.
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	SIC-Lakeside Drive, LLC	No	Swig Investment Company, LLC
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	Southpointe Hotel and Conference Center, L.P.	No	Millcraft Investments, Inc.
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	IB Tallahassee, LLC	No	John Thomas Burnette
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	TKG-StorageMart Partners Portfolio, LLC and New TKG-StorageMart Partners Portfolio, LLC	No	E. Stanley Kroenke
9.01	Property				50 Wallabout Street
9.02	Property				250 Flanagan Way
9.03	Property				6700 River Road
9.04	Property				1015 North Halsted Street
9.05	Property				7536 Wornall Road
9.06	Property				640 Southwest 2nd Avenue
9.07	Property				4920 Northwest 7th Street
9.08	Property				9925 Southwest 40th Street
9.09	Property				9220 West 135th Street
9.10	Property				980 4th Avenue
9.11	Property				405 South Federal Highway
9.12	Property				11001 Excelsior Boulevard
9.13	Property				11325 Lee Highway
9.14	Property				2021 Griffin Road
9.15	Property				400 West Olmos Drive
9.16	Property				14151 Wyandotte Street
9.17	Property				5979 Butterfield Road
9.18	Property				115 Park Avenue
9.19	Property				3500 Southwest 160th Avenue
9.20	Property				2445 Crain Highway
9.21	Property				100 West North Avenue
9.22	Property				2727 Shermer Road
9.23	Property				15201 Antioch Road
9.24	Property				2450 Mandela Parkway
9.25	Property				184-02 Jamaica Avenue
9.26	Property				9012 Northwest Prairie View Road

A-53

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name	Delaware Statutory Trust?	Carve-out Guarantor
9.27	Property				16101 West 95th Street
9.28	Property				3100 North Mannheim
9.29	Property				9580 Potranco Road
9.30	Property				18025 Monterey Street
9.31	Property				9N 004 Route 59
9.32	Property				5115 Clayton Road
9.33	Property				9702 West 67th Street
9.34	Property				794 Scenic Highway
9.35	Property				12430 Bandera Road
9.36	Property				4000 South Providence Road
9.37	Property				2743 San Pablo Avenue
9.38	Property				819 North Eola Road
9.39	Property				2506 West Worley Street
9.40	Property				15601 FM 1325
9.41	Property				10700 West 159th Street
9.42	Property				2403 Rangeline Street
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue
9.44	Property				2277 Walters Road
9.45	Property				1575 Thousand Oaks Drive
9.46	Property				7460 Frontage Road
9.47	Property				6401 Third Street
9.48	Property				2816 Eaton Road
9.49	Property				3985 Atlanta Highway
9.50	Property				11510 North Main Street
9.51	Property				750 Winchester Road
9.52	Property				3401 Broadway Boulevard
9.53	Property				1720 Grand Boulevard
9.54	Property				1310 South Enterprise Street
9.55	Property				2420 St Mary’s Boulevard
9.56	Property				3500 I-70 Drive Southeast
9.57	Property				195 Southwest Boulevard
9.58	Property				8900 Northwest Prairie View Road
9.59	Property				1601 Twilight Trail
9.60	Property				1515 Church Street
9.61	Property				1891 North Columbia Street
9.62	Property				1200 US #1
9.63	Property				251 Collins Industrial Boulevard
9.64	Property				2310 Paris Road
9.65	Property				1820 West Business Loop 70
9.66	Property				1723 East Florida
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	Selig Holdings Company L.L.C.	No	Selig Family Holdings, LLC and Martin Selig
10.01	Property	27			1000 Second Avenue
10.02	Property	28			2901 Third Avenue
10.03	Property				3101 Western Avenue
10.04	Property	29			300 Elliott Avenue West
10.05	Property	30			3131 Elliott Avenue
10.06	Property				2615 Fourth Avenue
10.07	Property				190 Queen Anne Avenue North
10.08	Property	31			200 First Avenue West
10.09	Property				18 West Mercer Street
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	Alderwood Mall L.L.C.	No	GGP/Homart II L.L.C.
12	Loan		SMC	SMF I	Sysmex Way	SPI Property Interests, LLC	No	Paul Reisman and Steven Reisman
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	AVG Cypress LP	No	AVG Equities LLC
14	Loan		GSMC	GSMC	Court at Deptford II	Almonesson Associates II, L.L.C.	No	Kenneth N. Goldenberg
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	Applegate Apartments of Delaware County, LLC, Applegate Apartments of Delaware County, II, LLC, Empirian Annhurst LP, Heathmoore Apartments of Jefferson County, LLC, Meadowood Apartments of Nicholasville, LLC, Stonehenge Apartments of Jefferson County, LLC, Heron Pointe Apartments, LLC	No	Arbor Realty SR, Inc.
15.01	Property				Annhurst
15.02	Property				Applegate
15.03	Property				Heron Pointe
15.04	Property				Meadowood
15.05	Property				Ridgewood
15.06	Property				Heathmoore
16	Loan	36	SMC	SMF I	Freshwater Commons	DEVCON Commons, LLC	No	Roland G. LaBonte
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	Eddystone Associates, L.P.	No	Steven B. Wolfson and Milton S. Schneider
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	Brookville P-52 LLC, Elmwood Industrial LLC, Fairview Corners LLC, Franklin Shoppes LLC, Heartland Village Shoppes LLC, Holiday Center LLC, Whiteland Retail Center II LLC and White River Landing LLC	No	Brady S. Clements, Brian R. Bischoff and Roger S. Curry
18.01	Property				Heartland Village Shopping Center
18.02	Property				Park 52
18.03	Property				Andrade Business Park
18.04	Property				Fairview Corners
18.05	Property				Elmwood Tech
18.06	Property				White River Landing
18.07	Property				Holiday Center
18.08	Property				Whiteland Retail Center
18.09	Property				Franklin Shoppes
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	Hotel Developers - Eagle Rock, LLC	No	Roger Brett Ball, Ben Craig Ball, Kimberly Anne Ence and Christi Ball Marshall
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	Hotel Developers - Ammon, LLC	No	Roger Brett Ball, Ben Craig Ball, Kimberly Anne Ence and Christi Ball Marshall

A-54

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name	Delaware Statutory Trust?	Carve-out Guarantor
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	CPF Rio Linda Associates, LLC	No	Robert A. Flaxman and Jaime Sohacheski
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	Chicago Apts For Rent LLC	No	Wafika Khalil
22.01	Property				5334-5362 West Madison Street
22.02	Property				5300 South Martin Luther King Junior Drive
22.03	Property				1115-27 East 81st Street
22.04	Property				5248 South Martin Luther King Junior Drive
22.05	Property				4900-4910 West Jackson Boulevard
22.06	Property				130-136 North Leamington Avenue
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue
22.08	Property				8231-8239 South Ingleside
22.09	Property				3101 W. Lexington Street
22.10	Property				8200 South Exchange Avenue
23	Loan		GSMC	GSMC	Palomar Point	Lanikai Partners II	No	T. Lawrence Jett
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	Huntsville Portfolio Associates, LLC	No	David L. Husman and the David L. Husman Trust dated October 3, 1993
24.01	Property				Paramount Place
24.02	Property				Memorial Plaza
24.03	Property				Creekside Corners
24.04	Property				Greensboro Plaza
24.05	Property				Exchange Place
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	69th Street Office Owner L.P.	No	Ben Ashkenazy
26	Loan		CGMRC	CGMRC	College Grove	San Diego Grove, L.P.	No	Joseph Daneshgar
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	Brook Run Associates, LLC	No	Wheeler REIT, L.P.
28	Loan		CCRE	CCRE	Southeast Plaza	BDB Southeast Plaza, LLC	No	Michael Bisciotti
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	Seaboard Frontage Road Development, LLC	No	James G. Rice
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	SunBlossom at Galleria, Ltd.	No	Leeshan Birney and James Birney
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	Bolingbrook HI Owner, LLC	No	Timothy L. O’Byrne
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	WHLR-Beaver Ruin Village, LLC and WHLR-Beaver Ruin Village II, LLC	No	Wheeler REIT, L.P.
32.01	Property				Beaver Ruin Village I
32.02	Property				Beaver Ruin Village II
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	Rothschild St. Louis LLC, 405 Euclid LLC, Maple King Properties LLC, and Rawhide Building LLC	No	Milton D. Rothschild, II
33.01	Property				4654 Maryland
33.02	Property				401 North Euclid
33.03	Property				7370 Manchester
33.04	Property				7350 Manchester
33.05	Property				7344 Manchester
33.06	Property				4229 Manchester
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	520 West Avenue Property, LLC	No	Stanley M. Seligson and Robert A. Epstein
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	ACG Oakland Glen, LLC, ACG Charlotte North Carolina, LLC, ACG All Star, LLC and ACG Princeton Village, LLC	No	Michael B. Conlon
35.01	Property				All Star
35.02	Property				Orion Oaks
35.03	Property				Oakland Glen
35.04	Property				Princeton Village
36	Loan		SMC	SMF I	Pangea 11	PP P11 1, LLC, PP P11 2, LLC and PP P11 3, LLC	No	Pangea Properties
36.01	Property				13905-13957 South Clark Street
36.02	Property				1101 North Lawler Avenue
36.03	Property				7800 South Jeffery Boulevard
36.04	Property				7701 South Yates Boulevard
36.05	Property				9040 South Bishop Street
36.06	Property				7949 South Ellis Avenue
36.07	Property				14138 South School Street
36.08	Property				6200 South Rockwell Street
36.09	Property				7055 South St. Lawrence Avenue
36.10	Property				5402 West Rice Street
36.11	Property				7056 South Eberhart Avenue
36.12	Property				204 West 138th Street
36.13	Property				7956 South Burnham Avenue
36.14	Property				9100 South Dauphin Avenue
36.15	Property				8208 South Drexel Avenue
36.16	Property				8640 South Ingleside Avenue

A-55

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name	Delaware Statutory Trust?	Carve-out Guarantor
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	CSRA Grocery Portfolio I, DST	Yes	Louis J. Rogers
37.01	Property				West Pointe Village Shopping Center
37.02	Property				Kris Krossing Shopping Center
37.03	Property				College Lakes Plaza
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	VJP Hospitality, Ltd.	No	Dr. Jayendra Patel, Prakash Patel, Vibhakar Shah, Neha Sampat and Nishant Patel
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	Torrey Place, LLC	No	Eugene C. Curran, Jr.
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	Amsdell Storage Ventures XXXVI, LLC	No	Robert J. Amsdell and Barry L. Amsdell
40.01	Property				Compass Self Storage
40.02	Property				Access Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	Kawips Delaware Cuyahoga Falls LLC, Kawips Delaware Tulsa LLC and Kawips Delaware Evergreen Park LLC	No	Allan Spiwak
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH
41.02	Property				Destination XL - Evergreen Park, IL
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	Sherman DE LLC d/b/a WDS Hotels Sherman, LLC	No	William Deep Singh
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	River Pointe/Canton, LLC	No	Charles Garfunkel
44	Loan		GSCRE	GSMC	Hunters Point Apartments	Hunters Point Apartments, LLC	No	Mark A. Englert
45	Loan	11	GSMC	GSMC	Crown Meadows	Crown Meadows SA Partnership, Ltd.	No	Kamran Farhadi
46	Loan		SMC	SMF I	Cross Creek Medical Office	Six Pack, LLC	No	Michael Fugle, Gregory Stevens, John Raymond Olenyn, Paul Joseph Siatczynski, Allen Prince, John Ryan, Gina M. Rook, Deborah Romans, The Deborah A. Romans Revocable Trust, Edward Burke, Mehuel Mehta, Samson Samuel, Richard Singer, Steven Plomaritis and Edward Haass
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	Colfax and Harlan LLC	No	Harvey L Saipe and Raymond A. Garcia, Jr.
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	NLF FE Birmingham LLC and Delaware 2015 Associates LLC	No	The Hampshire Net Lease Fund LLC
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	S2 Forest Gate Associates LLC	No	George W. Stewart, IV and Robert B. Seidel
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	Jos Development Group, LLC	No	Laith Jonna
51	Loan		CCRE	CCRE	Delray Pointe	Delray 172 Realty LLC	No	Arthur B. Cornfeld and Alexander B. Cornfeld
52	Loan		CGMRC	CGMRC	24 Simon Street	24 Simon Street Developers Corp.	No	Dmitry Volkov
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	Binford Shoppes LLC	No	Donna S. Carr-Roberts
54	Loan		SMC	SMF I	CVS Shelby	Notting Hill LLC	No	Thomas H. Kato
55	Loan		SMC	SMF I	Flamingo Retail	B/L Flamingo, LLC	No	John Young and Andrew Sun
56	Loan		SMC	SMF I	Harrisonville Crossing	Harrisonville Crossing Properties, LLC	No	Elliot Michael Loboda
57	Loan		GSCRE	GSMC	Redan Cove Apartments	Westchester Redan Cove, LLC	No	Richard E. James
58	Loan		CCRE	CCRE	Moraga Plaza	Moraga Plaza, LLC	No	Kirk Kuzmanic and Mark P. Esbensen
59	Loan		CCRE	CCRE	CVS Jersey Shore	Jersey Shore Partners LLC	No	Marc Jacobowitz and Yerachmeal Jacobson
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	Lakewood Galleria, Lakewood CA, LLC	No	US Property Trust South America LLC
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	KSNJ Investment, Inc.	No	Won Kee Chon
62	Loan		SMC	SMF I	Millennium Business Center	Millennium Business Center, LLC	No	William Ziegler and John Walsh
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	Lakewood Village Limited Partnership	No	Paul Howard

A-56

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	Refinance	145,000,000	0	0	350,000	145,350,000	118,632,190	0	2,642,474	1,406,982	22,668,354	0
1.01	Property				Eagle River
1.02	Property				Foxridge Farm
1.03	Property				River Valley
1.04	Property				West Winds
1.05	Property				Skyline Village
1.06	Property				Gaslight Village
1.07	Property				Dream Island
1.08	Property				Valley Ridge
1.09	Property				Western Hills
1.10	Property				Lake Fork
1.11	Property				Aloha Vegas
1.12	Property				Kingswood Estates
1.13	Property				Country Oaks
1.14	Property				Woodlawn Estates
1.15	Property				Buckingham Village
1.16	Property				Woodview
1.17	Property				West Park Plaza
1.18	Property				Valle Grande
1.19	Property				Riviera de Sandia
1.20	Property				Cedar Village
1.21	Property				Rancho Bridger
1.22	Property				Sheltered Valley
1.23	Property				Vals
1.24	Property				Countryside Estates
1.25	Property				W bar K
1.26	Property				Trails End
1.27	Property				Windgate
1.28	Property				Golden Eagle
1.29	Property				Mountain Springs
1.30	Property				North Breeze
1.31	Property				Sugar Creek
1.32	Property				Hillside
2	Loan		GSMC	GSMC	Fig Garden Village	Acquisition	74,200,000	33,280,166	0	0	107,480,166	0	106,100,000	383,185	996,981	0	0
3	Loan	15, 16	GSMC	GSMC	Bassett Place	Refinance	65,500,000	0	0	0	65,500,000	56,339,563	0	857,971	8,221,480	80,986	0
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	Refinance	65,000,000	0	0	0	65,000,000	38,261,505	0	301,725	31,362	26,405,408	0
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	Refinance	259,000,000	0	0	0	259,000,000	131,719,468	0	1,738,333	2,897,247	122,644,953	0
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	Acquisition	140,000,000	49,572,354	0	125,000	189,697,354	147,690,666	30,753,034	1,057,205	7,198,518	0	2,997,932
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	Refinance	30,000,000	0	0	50,000	30,050,000	14,459,281	0	561,993	349,939	14,678,787	0
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	Refinance	25,574,500	0	0	0	25,574,500	17,519,258	0	547,806	1,116,913	6,390,523	0
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	Refinance	412,500,000	0	102,500,000	0	515,000,000	339,273,588	0	5,810,431	0	169,915,981	0
9.01	Property				50 Wallabout Street
9.02	Property				250 Flanagan Way
9.03	Property				6700 River Road
9.04	Property				1015 North Halsted Street
9.05	Property				7536 Wornall Road
9.06	Property				640 Southwest 2nd Avenue
9.07	Property				4920 Northwest 7th Street
9.08	Property				9925 Southwest 40th Street
9.09	Property				9220 West 135th Street
9.10	Property				980 4th Avenue
9.11	Property				405 South Federal Highway
9.12	Property				11001 Excelsior Boulevard
9.13	Property				11325 Lee Highway
9.14	Property				2021 Griffin Road
9.15	Property				400 West Olmos Drive
9.16	Property				14151 Wyandotte Street
9.17	Property				5979 Butterfield Road
9.18	Property				115 Park Avenue
9.19	Property				3500 Southwest 160th Avenue
9.20	Property				2445 Crain Highway
9.21	Property				100 West North Avenue
9.22	Property				2727 Shermer Road
9.23	Property				15201 Antioch Road
9.24	Property				2450 Mandela Parkway
9.25	Property				184-02 Jamaica Avenue
9.26	Property				9012 Northwest Prairie View Road

A-57

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
9.27	Property				16101 West 95th Street
9.28	Property				3100 North Mannheim
9.29	Property				9580 Potranco Road
9.30	Property				18025 Monterey Street
9.31	Property				9N 004 Route 59
9.32	Property				5115 Clayton Road
9.33	Property				9702 West 67th Street
9.34	Property				794 Scenic Highway
9.35	Property				12430 Bandera Road
9.36	Property				4000 South Providence Road
9.37	Property				2743 San Pablo Avenue
9.38	Property				819 North Eola Road
9.39	Property				2506 West Worley Street
9.40	Property				15601 FM 1325
9.41	Property				10700 West 159th Street
9.42	Property				2403 Rangeline Street
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue
9.44	Property				2277 Walters Road
9.45	Property				1575 Thousand Oaks Drive
9.46	Property				7460 Frontage Road
9.47	Property				6401 Third Street
9.48	Property				2816 Eaton Road
9.49	Property				3985 Atlanta Highway
9.50	Property				11510 North Main Street
9.51	Property				750 Winchester Road
9.52	Property				3401 Broadway Boulevard
9.53	Property				1720 Grand Boulevard
9.54	Property				1310 South Enterprise Street
9.55	Property				2420 St Mary’s Boulevard
9.56	Property				3500 I-70 Drive Southeast
9.57	Property				195 Southwest Boulevard
9.58	Property				8900 Northwest Prairie View Road
9.59	Property				1601 Twilight Trail
9.60	Property				1515 Church Street
9.61	Property				1891 North Columbia Street
9.62	Property				1200 US #1
9.63	Property				251 Collins Industrial Boulevard
9.64	Property				2310 Paris Road
9.65	Property				1820 West Business Loop 70
9.66	Property				1723 East Florida
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	Refinance	345,000,000	0	0	0	345,000,000	307,285,721	0	2,739,949	7,871,205	27,103,125	0
10.01	Property	27			1000 Second Avenue
10.02	Property	28			2901 Third Avenue
10.03	Property				3101 Western Avenue
10.04	Property	29			300 Elliott Avenue West
10.05	Property	30			3131 Elliott Avenue
10.06	Property				2615 Fourth Avenue
10.07	Property				190 Queen Anne Avenue North
10.08	Property	31			200 First Avenue West
10.09	Property				18 West Mercer Street
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	Refinance	355,000,000	0	0	0	355,000,000	243,293,021	0	1,160,730	0	110,546,249	0
12	Loan		SMC	SMF I	Sysmex Way	Refinance	23,850,000	177,416	0	0	24,027,416	22,055,969	0	1,758,996	212,450	0	0
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	Refinance	22,300,000	0	0	50,000	22,350,000	14,705,149	0	164,932	329,497	7,150,422	0
14	Loan		GSMC	GSMC	Court at Deptford II	Refinance	22,205,000	0	0	0	22,205,000	13,551,440	0	314,401	3,439,007	4,900,151	0
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	Refinance	20,549,000	1,284,787	0	0	21,833,787	21,221,590	0	376,243	235,954	0	0
15.01	Property				Annhurst
15.02	Property				Applegate
15.03	Property				Heron Pointe
15.04	Property				Meadowood
15.05	Property				Ridgewood
15.06	Property				Heathmoore
16	Loan	36	SMC	SMF I	Freshwater Commons	Refinance	19,200,000	0	0	0	19,200,000	17,487,276	0	403,041	1,001,759	307,924	0
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	Refinance	17,713,000	0	0	0	17,713,000	13,440,429	0	278,632	0	3,993,938	0
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	Refinance	15,150,000	0	0	0	15,150,000	14,223,771	0	485,197	384,179	56,853	0
18.01	Property				Heartland Village Shopping Center
18.02	Property				Park 52
18.03	Property				Andrade Business Park
18.04	Property				Fairview Corners
18.05	Property				Elmwood Tech
18.06	Property				White River Landing
18.07	Property				Holiday Center
18.08	Property				Whiteland Retail Center
18.09	Property				Franklin Shoppes
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	Acquisition	8,050,000	3,046,953	0	0	11,096,953	0	10,740,000	137,027	219,926	0	0
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	Acquisition	5,450,000	2,434,238	0	0	7,884,238	0	7,360,000	110,689	413,549	0	0

A-58

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	Acquisition	12,825,000	4,518,487	0	0	17,343,487	0	17,100,000	95,487	148,000	0	0
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	Refinance	12,566,250	0	0	0	12,566,250	9,606,428	0	589,495	126,064	2,244,263	0
22.01	Property				5334-5362 West Madison Street
22.02	Property				5300 South Martin Luther King Junior Drive
22.03	Property				1115-27 East 81st Street
22.04	Property				5248 South Martin Luther King Junior Drive
22.05	Property				4900-4910 West Jackson Boulevard
22.06	Property				130-136 North Leamington Avenue
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue
22.08	Property				8231-8239 South Ingleside
22.09	Property				3101 W. Lexington Street
22.10	Property				8200 South Exchange Avenue
23	Loan		GSMC	GSMC	Palomar Point	Refinance	12,500,000	42,474	0	0	12,542,474	12,112,309	0	200,364	229,802	0	0
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	Refinance/Acquisition	12,025,000	563,827	0	0	12,588,827	460,256	11,400,000	410,988	317,583	0	0
24.01	Property				Paramount Place
24.02	Property				Memorial Plaza
24.03	Property				Creekside Corners
24.04	Property				Greensboro Plaza
24.05	Property				Exchange Place
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	Refinance	11,250,000	0	0	60,000	11,310,000	9,751,516	0	235,418	260,034	1,063,032	0
26	Loan		CGMRC	CGMRC	College Grove	Refinance	11,000,000	0	0	50,000	11,050,000	10,820,170	0	137,125	80,714	11,991	0
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	Refinance/Acquisition	10,950,000	24,490,418	0	0	35,440,418	15,932,738	18,496,159	188,478	823,043	0	0
28	Loan		CCRE	CCRE	Southeast Plaza	Recapitalization	10,725,000	0	0	0	10,725,000	0	0	366,438	230,328	10,128,235	0
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	Refinance	10,200,000	0	0	0	10,200,000	6,233,409	0	250,183	46,825	3,669,583	0
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	Refinance	10,000,000	0	0	0	10,000,000	7,186,133	0	159,769	190,236	2,463,862	0
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	Acquisition	9,575,000	2,709,139	0	0	12,284,139	0	9,800,000	222,852	2,261,287	0	0
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	Acquisition	9,400,000	7,851,530	0	0	17,251,530	0	16,725,000	244,344	282,186	0	0
32.01	Property				Beaver Ruin Village I
32.02	Property				Beaver Ruin Village II
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	Refinance	9,025,000	95,478	0	0	9,120,478	8,572,515	0	360,654	187,308	0	0
33.01	Property				4654 Maryland
33.02	Property				401 North Euclid
33.03	Property				7370 Manchester
33.04	Property				7350 Manchester
33.05	Property				7344 Manchester
33.06	Property				4229 Manchester
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	Refinance	9,000,000	0	0	0	9,000,000	8,817,952	0	126,883	17,663	37,502	0
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	Refinance	9,000,000	0	0	0	9,000,000	6,216,904	0	272,543	171,517	2,339,035	0
35.01	Property				All Star
35.02	Property				Orion Oaks
35.03	Property				Oakland Glen
35.04	Property				Princeton Village
36	Loan		SMC	SMF I	Pangea 11	Recapitalization	8,750,000	0	0	0	8,750,000	0	0	256,927	121,871	8,371,202	0
36.01	Property				13905-13957 South Clark Street
36.02	Property				1101 North Lawler Avenue
36.03	Property				7800 South Jeffery Boulevard
36.04	Property				7701 South Yates Boulevard
36.05	Property				9040 South Bishop Street
36.06	Property				7949 South Ellis Avenue
36.07	Property				14138 South School Street
36.08	Property				6200 South Rockwell Street
36.09	Property				7055 South St. Lawrence Avenue
36.10	Property				5402 West Rice Street
36.11	Property				7056 South Eberhart Avenue
36.12	Property				204 West 138th Street
36.13	Property				7956 South Burnham Avenue
36.14	Property				9100 South Dauphin Avenue
36.15	Property				8208 South Drexel Avenue
36.16	Property				8640 South Ingleside Avenue

A-59

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	Acquisition	8,750,000	5,059,220	0	0	13,809,220	0	12,483,000	170,236	1,155,984	0	0
37.01	Property				West Pointe Village Shopping Center
37.02	Property				Kris Krossing Shopping Center
37.03	Property				College Lakes Plaza
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	Refinance	8,700,000	24,350	0	0	8,724,350	8,446,856	0	202,629	74,865	0	0
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	Refinance	8,550,000	0	0	36,000	8,586,000	5,416,731	0	1,712,588	280,471	1,176,210	0
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	Refinance/Acquisition	8,000,000	0	0	173,309	8,173,309	3,372,854	3,475,000	237,220	199,555	888,680	0
40.01	Property				Compass Self Storage
40.02	Property				Access Self Storage
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	Acquisition	7,510,000	3,456,580	0	0	10,966,580	0	10,590,000	227,397	149,183	0	0
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH
41.02	Property				Destination XL - Evergreen Park, IL
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	Acquisition	7,160,000	3,195,377	0	77,721	10,433,098	0	9,300,000	192,246	940,852	0	0
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	Refinance	6,400,000	0	0	0	6,400,000	4,944,702	0	111,657	1,011,335	332,305	0
44	Loan		GSCRE	GSMC	Hunters Point Apartments	Refinance	6,100,000	0	0	0	6,100,000	4,657,127	0	203,580	105,509	1,133,784	0
45	Loan	11	GSMC	GSMC	Crown Meadows	Acquisition	6,037,500	2,478,571	0	0	8,516,071	0	8,050,000	104,107	361,964	0	0
46	Loan		SMC	SMF I	Cross Creek Medical Office	Refinance	5,700,000	0	0	0	5,700,000	5,168,935	0	198,477	321,646	10,942	0
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	Refinance	5,500,000	0	0	0	5,500,000	3,752,588	0	208,521	9,752	1,529,139	0
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	Acquisition	4,760,000	2,730,218	0	0	7,490,218	0	7,325,000	165,218	0	0	0
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	Acquisition	4,600,000	1,602,856	0	0	6,202,856	0	6,056,713	83,324	62,819	0	0
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	Refinance	4,500,000	0	0	0	4,500,000	3,679,650	0	108,353	921	711,076	0
51	Loan		CCRE	CCRE	Delray Pointe	Acquisition	4,400,000	1,631,953	0	0	6,031,953	0	5,715,000	193,851	123,102	0	0
52	Loan		CGMRC	CGMRC	24 Simon Street	Acquisition	4,270,000	2,912,869	0	381,194	7,564,063	0	7,168,705	395,358	0	0	0
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	Refinance	4,100,000	0	0	0	4,100,000	3,950,201	0	116,118	18,170	15,511	0
54	Loan		SMC	SMF I	CVS Shelby	Refinance	4,000,000	0	0	0	4,000,000	3,000,385	0	138,686	27,506	833,423	0
55	Loan		SMC	SMF I	Flamingo Retail	Refinance	3,750,000	21,179	0	0	3,771,179	3,647,068	0	110,109	14,001	0	0
56	Loan		SMC	SMF I	Harrisonville Crossing	Refinance	3,700,000	0	0	0	3,700,000	3,455,666	0	105,199	40,774	98,361	0
57	Loan		GSCRE	GSMC	Redan Cove Apartments	Acquisition	3,675,000	1,252,431	0	0	4,927,431	0	4,770,000	68,286	89,146	0	0
58	Loan		CCRE	CCRE	Moraga Plaza	Refinance	3,350,000	0	0	0	3,350,000	2,230,859	0	211,477	17,626	890,039	0
59	Loan		CCRE	CCRE	CVS Jersey Shore	Refinance	3,230,000	52,978	0	0	3,282,978	3,193,121	0	85,294	4,563	0	0
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	Refinance	3,100,000	0	0	0	3,100,000	2,632,253	0	134,899	180,130	152,718	0
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	Refinance	3,025,000	29,780	0	0	3,054,780	2,905,808	0	111,638	37,333	0	0
62	Loan		SMC	SMF I	Millennium Business Center	Refinance	3,000,000	0	0	0	3,000,000	2,066,742	0	167,470	123,406	642,382	0
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	Acquisition	2,550,000	937,774	0	0	3,487,774	0	3,284,180	127,359	76,235	0	0

A-60

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio	145,350,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%
1.01	Property				Eagle River					No
1.02	Property				Foxridge Farm					No
1.03	Property				River Valley					No
1.04	Property				West Winds					No
1.05	Property				Skyline Village					No
1.06	Property				Gaslight Village					No
1.07	Property				Dream Island					No
1.08	Property				Valley Ridge					No
1.09	Property				Western Hills					No
1.10	Property				Lake Fork					No
1.11	Property				Aloha Vegas					No
1.12	Property				Kingswood Estates					No
1.13	Property				Country Oaks					No
1.14	Property				Woodlawn Estates					No
1.15	Property				Buckingham Village					No
1.16	Property				Woodview					No
1.17	Property				West Park Plaza					No
1.18	Property				Valle Grande					No
1.19	Property				Riviera de Sandia					No
1.20	Property				Cedar Village					No
1.21	Property				Rancho Bridger					No
1.22	Property				Sheltered Valley					No
1.23	Property				Vals					No
1.24	Property				Countryside Estates					No
1.25	Property				W bar K					No
1.26	Property				Trails End					No
1.27	Property				Windgate					No
1.28	Property				Golden Eagle					No
1.29	Property				Mountain Springs					No
1.30	Property				North Breeze					No
1.31	Property				Sugar Creek					No
1.32	Property				Hillside					No
2	Loan		GSMC	GSMC	Fig Garden Village	107,480,166	Hard	Springing	(i) the Stated Maturity Date, (ii) the occurrence of an Event of Default, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Lease Sweep Period, (v) Whole Foods discontinues its business at the premises or gives notice that it intends to discontinues its business	No
3	Loan	15, 16	GSMC	GSMC	Bassett Place	65,500,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event, (v) failure of Sponsor to maintain net worth and liquidity above the respective thresholds	No
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek	65,000,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%, (iii) the occurrence of a Lease Sweep Period, (iv) failure to deliver financial statements as required in the Loan Agreement	No
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center	259,000,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center	189,697,354	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the Debt Yield being less than 7.0%, (iv) the occurrence of a Specified Tenant Trigger Period	No
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe	30,050,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a franchise agreement trigger period (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy action of the Manager	No
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee	25,574,500	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	515,000,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of a Mezzanine Loan Default, (iii) Debt Yield is less than 7.1% prior to May 6, 2018, Debt Yield is less than 7.6% on or after May 6, 2018.				223,574,000
9.01	Property				50 Wallabout Street					No
9.02	Property				250 Flanagan Way					No
9.03	Property				6700 River Road					No
9.04	Property				1015 North Halsted Street					No
9.05	Property				7536 Wornall Road					No
9.06	Property				640 Southwest 2nd Avenue					No
9.07	Property				4920 Northwest 7th Street					No
9.08	Property				9925 Southwest 40th Street					No
9.09	Property				9220 West 135th Street					No
9.10	Property				980 4th Avenue					No
9.11	Property				405 South Federal Highway					No
9.12	Property				11001 Excelsior Boulevard					No
9.13	Property				11325 Lee Highway					No
9.14	Property				2021 Griffin Road					No
9.15	Property				400 West Olmos Drive					No
9.16	Property				14151 Wyandotte Street					No
9.17	Property				5979 Butterfield Road					No
9.18	Property				115 Park Avenue					No
9.19	Property				3500 Southwest 160th Avenue					No
9.20	Property				2445 Crain Highway					No
9.21	Property				100 West North Avenue					No
9.22	Property				2727 Shermer Road					No
9.23	Property				15201 Antioch Road					No
9.24	Property				2450 Mandela Parkway					No
9.25	Property				184-02 Jamaica Avenue					No
9.26	Property				9012 Northwest Prairie View Road					No

A-61

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)
9.27	Property				16101 West 95th Street					No
9.28	Property				3100 North Mannheim					No
9.29	Property				9580 Potranco Road					No
9.30	Property				18025 Monterey Street					No
9.31	Property				9N 004 Route 59					No
9.32	Property				5115 Clayton Road					No
9.33	Property				9702 West 67th Street					No
9.34	Property				794 Scenic Highway					No
9.35	Property				12430 Bandera Road					No
9.36	Property				4000 South Providence Road					No
9.37	Property				2743 San Pablo Avenue					No
9.38	Property				819 North Eola Road					No
9.39	Property				2506 West Worley Street					No
9.40	Property				15601 FM 1325					No
9.41	Property				10700 West 159th Street					No
9.42	Property				2403 Rangeline Street					No
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue					No
9.44	Property				2277 Walters Road					No
9.45	Property				1575 Thousand Oaks Drive					No
9.46	Property				7460 Frontage Road					No
9.47	Property				6401 Third Street					No
9.48	Property				2816 Eaton Road					No
9.49	Property				3985 Atlanta Highway					No
9.50	Property				11510 North Main Street					No
9.51	Property				750 Winchester Road					No
9.52	Property				3401 Broadway Boulevard					Yes	2/28/2058	7,200
9.53	Property				1720 Grand Boulevard					No
9.54	Property				1310 South Enterprise Street					No
9.55	Property				2420 St Mary’s Boulevard					No
9.56	Property				3500 I-70 Drive Southeast					No
9.57	Property				195 Southwest Boulevard					No
9.58	Property				8900 Northwest Prairie View Road					No
9.59	Property				1601 Twilight Trail					No
9.60	Property				1515 Church Street					No
9.61	Property				1891 North Columbia Street					No
9.62	Property				1200 US #1					No
9.63	Property				251 Collins Industrial Boulevard					No
9.64	Property				2310 Paris Road					No
9.65	Property				1820 West Business Loop 70					No
9.66	Property				1723 East Florida					No
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio	345,000,000	Hard	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
10.01	Property	27			1000 Second Avenue					No
10.02	Property	28			2901 Third Avenue					No
10.03	Property				3101 Western Avenue					No
10.04	Property	29			300 Elliott Avenue West					No
10.05	Property	30			3131 Elliott Avenue					No
10.06	Property				2615 Fourth Avenue					No
10.07	Property				190 Queen Anne Avenue North					No
10.08	Property	31			200 First Avenue West					No
10.09	Property				18 West Mercer Street					No
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	355,000,000	Hard	Springing	(i) the occurrence of an event of default, (ii) DSCR is less than 1.40x	No			127,800,000
12	Loan		SMC	SMF I	Sysmex Way	24,027,416	Hard	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Major Tenant Event Period	No
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center	22,350,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
14	Loan		GSMC	GSMC	Court at Deptford II	22,205,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Tenant Trigger Event	Yes	8/31/2064	4,345
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II	21,833,787	Soft	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
15.01	Property				Annhurst					No
15.02	Property				Applegate					No
15.03	Property				Heron Pointe					No
15.04	Property				Meadowood					No
15.05	Property				Ridgewood					No
15.06	Property				Heathmoore					No
16	Loan	36	SMC	SMF I	Freshwater Commons	19,200,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x	No
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center	17,713,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Tenant Trigger Event	No
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio	15,150,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.75%
18.01	Property				Heartland Village Shopping Center					No
18.02	Property				Park 52					No
18.03	Property				Andrade Business Park					No
18.04	Property				Fairview Corners					No
18.05	Property				Elmwood Tech					No
18.06	Property				White River Landing					No
18.07	Property				Holiday Center					No
18.08	Property				Whiteland Retail Center					No
18.09	Property				Franklin Shoppes					No
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport	11,096,953	None	None	NAP	Yes	2/28/2067	Greater of $32,016 or 1.6% of Gross Room Revenues
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls	7,884,238	None	None	NAP	No

A-62

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)
21	Loan		CCRE	CCRE	Rio Linda Shopping Center	17,343,487	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.10x, (iv) the occurrence of a Food Source Cash Trap Period	No
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio	12,566,250	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 7.50%
22.01	Property				5334-5362 West Madison Street					No
22.02	Property				5300 South Martin Luther King Junior Drive					No
22.03	Property				1115-27 East 81st Street					No
22.04	Property				5248 South Martin Luther King Junior Drive					No
22.05	Property				4900-4910 West Jackson Boulevard					No
22.06	Property				130-136 North Leamington Avenue					No
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue					No
22.08	Property				8231-8239 South Ingleside					No
22.09	Property				3101 W. Lexington Street					No
22.10	Property				8200 South Exchange Avenue					No
23	Loan		GSMC	GSMC	Palomar Point	12,542,474	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
24	Loan	42	CCRE	CCRE	Huntsville Portfolio	12,588,827	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Piggly Wiggly Cash Trap Period (v) the occurrence of a Peebles Cash Trap Period, (vi) the occurrence of a Giga Parts Cash Trap Period, (vii) the occurrence of a Walmart Cash Trap Period
24.01	Property				Paramount Place					No
24.02	Property				Memorial Plaza					No
24.03	Property				Creekside Corners					No
24.04	Property				Greensboro Plaza					No
24.05	Property				Exchange Place					No
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street	11,310,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
26	Loan		CGMRC	CGMRC	College Grove	11,050,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center	35,440,418	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, or Manager, (iii) DSCR is less than 1.50x, (iv) the occurrence of an Anchor Tenant Trigger Event	No
28	Loan		CCRE	CCRE	Southeast Plaza	10,725,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Major Tenant Trigger Event	No
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center	10,200,000	None	None	NAP	No
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks	10,000,000	Springing	Springing	(i) the occurrence of an Event of Default	No
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook	12,284,139	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the commencement of a Franchise Agreement Discontinuation Period	No
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II	17,251,530	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.50x, (iv) following the release of Beaver Ruin Village I, the occurrence of a Anchor Tenant Trigger Event		1/14/2017	11,852
32.01	Property				Beaver Ruin Village I					Yes
32.02	Property				Beaver Ruin Village II					Yes
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use	9,120,478	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor, or Manager, (iii) DSCR is less than 1.20x
33.01	Property				4654 Maryland					No
33.02	Property				401 North Euclid					No
33.03	Property				7370 Manchester					No
33.04	Property				7350 Manchester					No
33.05	Property				7344 Manchester					No
33.06	Property				4229 Manchester					No
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue	9,000,000	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.50%, (iv) the occurrence of a Trigger Lease Event	No
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3	9,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.55x, and (iii) Debt Yield is less than 10.0%
35.01	Property				All Star					No
35.02	Property				Orion Oaks					No
35.03	Property				Oakland Glen					No
35.04	Property				Princeton Village					No
36	Loan		SMC	SMF I	Pangea 11	8,750,000	None	None	NAP
36.01	Property				13905-13957 South Clark Street					No
36.02	Property				1101 North Lawler Avenue					No
36.03	Property				7800 South Jeffery Boulevard					No
36.04	Property				7701 South Yates Boulevard					No
36.05	Property				9040 South Bishop Street					No
36.06	Property				7949 South Ellis Avenue					No
36.07	Property				14138 South School Street					No
36.08	Property				6200 South Rockwell Street					No
36.09	Property				7055 South St. Lawrence Avenue					No
36.10	Property				5402 West Rice Street					No
36.11	Property				7056 South Eberhart Avenue					No
36.12	Property				204 West 138th Street					No
36.13	Property				7956 South Burnham Avenue					No
36.14	Property				9100 South Dauphin Avenue					No
36.15	Property				8208 South Drexel Avenue					No
36.16	Property				8640 South Ingleside Avenue					No

A-63

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Total Uses	Lockbox	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Subordinate Companion Loan Balance ($)
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I	13,809,220	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Lease Sweep Period, (v) 12 months prior to the Maturity Date
37.01	Property				West Pointe Village Shopping Center					No
37.02	Property				Kris Krossing Shopping Center					No
37.03	Property				College Lakes Plaza					No
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport	8,724,350	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, or Manager, (iii) DSCR is less than 1.35x	No
39	Loan		CGMRC	CGMRC	Torrey Place Apartments	8,586,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio	8,173,309	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.0%
40.01	Property				Compass Self Storage					No
40.02	Property				Access Self Storage					No
41	Loan		CCRE	CCRE	Midwest Retail Portfolio	10,966,580	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Lease Sweep Period
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH					No
41.02	Property				Destination XL - Evergreen Park, IL					No
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK					No
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX	10,433,098	Hard	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy action of the Manager	No
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center	6,400,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Trigger Event	No
44	Loan		GSCRE	GSMC	Hunters Point Apartments	6,100,000	None	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.65x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
45	Loan	11	GSMC	GSMC	Crown Meadows	8,516,071	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
46	Loan		SMC	SMF I	Cross Creek Medical Office	5,700,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan	5,500,000	None	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center	7,490,218	Springing	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of a Rollover Trigger Event, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Guarantor fails to maintain an aggregate net worth of at least $5,000,000	No
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center	6,202,856	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI	4,500,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Tenant Trigger Event	No
51	Loan		CCRE	CCRE	Delray Pointe	6,031,953	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Significant Tenant Trigger Event, (v) the occurrence of an 18 Month Trigger Event	No
52	Loan		CGMRC	CGMRC	24 Simon Street	7,564,063	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes	4,100,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%	No
54	Loan		SMC	SMF I	CVS Shelby	4,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Trigger Event	No
55	Loan		SMC	SMF I	Flamingo Retail	3,771,179	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
56	Loan		SMC	SMF I	Harrisonville Crossing	3,700,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
57	Loan		GSCRE	GSMC	Redan Cove Apartments	4,927,431	None	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
58	Loan		CCRE	CCRE	Moraga Plaza	3,350,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, Principal, or Manager, (iii) DSCR is less than 1.40x	No
59	Loan		CCRE	CCRE	CVS Jersey Shore	3,282,978	Hard	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.10x, (iv) the occurrence of any Lease Sweep Period	No
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria	3,100,000	Springing	Springing	(i) the occurrence of an Event of Default	Yes	1/1/2055	308,956
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree	3,054,780	Springing	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Anchor Tenant Trigger Event	No
62	Loan		SMC	SMF I	Millennium Business Center	3,000,000	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village	3,487,774	Springing	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Debt Yield is less than 10.50%.	No

A-64

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
1	Loan	8, 9, 10	CGMRC	CGMRC	Ascentia MHC Portfolio				Yes	1
1.01	Property				Eagle River				Yes	1.01
1.02	Property				Foxridge Farm				Yes	1.02
1.03	Property				River Valley				Yes	1.03
1.04	Property				West Winds				Yes	1.04
1.05	Property				Skyline Village				Yes	1.05
1.06	Property				Gaslight Village				Yes	1.06
1.07	Property				Dream Island				Yes	1.07
1.08	Property				Valley Ridge				Yes	1.08
1.09	Property				Western Hills				Yes	1.09
1.10	Property				Lake Fork				Yes	1.10
1.11	Property				Aloha Vegas				Yes	1.11
1.12	Property				Kingswood Estates				Yes	1.12
1.13	Property				Country Oaks				Yes	1.13
1.14	Property				Woodlawn Estates				Yes	1.14
1.15	Property				Buckingham Village				Yes	1.15
1.16	Property				Woodview				Yes	1.16
1.17	Property				West Park Plaza				Yes	1.17
1.18	Property				Valle Grande				Yes	1.18
1.19	Property				Riviera de Sandia				Yes	1.19
1.20	Property				Cedar Village				Yes	1.20
1.21	Property				Rancho Bridger				Yes	1.21
1.22	Property				Sheltered Valley				Yes	1.22
1.23	Property				Vals				Yes	1.23
1.24	Property				Countryside Estates				Yes	1.24
1.25	Property				W bar K				Yes	1.25
1.26	Property				Trails End				Yes	1.26
1.27	Property				Windgate				Yes	1.27
1.28	Property				Golden Eagle				Yes	1.28
1.29	Property				Mountain Springs				Yes	1.29
1.30	Property				North Breeze				Yes	1.30
1.31	Property				Sugar Creek				Yes	1.31
1.32	Property				Hillside				Yes	1.32
2	Loan		GSMC	GSMC	Fig Garden Village				Yes	2
3	Loan	15, 16	GSMC	GSMC	Bassett Place				Yes	3
4	Loan		GSMC	GSMC	JW Marriott Cherry Creek				Yes	4
5	Loan	11, 12, 13, 14	GSMC	GSMC	Dallas Market Center				Yes	5
6	Loan	15, 17, 18	CGMRC	CGMRC	Kaiser Center				Yes	6
7	Loan	19	CGMRC	CGMRC	Hilton Garden Inn Pittsburgh/Southpointe				Yes	7
8	Loan	15, 20, 21	GSMC	GSMC	Doubletree Tallahassee				Yes	8
9	Loan	22, 23, 24, 25	CGMRC, BANA	CGMRC	US StorageMart Portfolio	3.79788%	102,500,000	8.23000%	Yes	9
9.01	Property				50 Wallabout Street				Yes	9.01
9.02	Property				250 Flanagan Way				Yes	9.02
9.03	Property				6700 River Road				Yes	9.03
9.04	Property				1015 North Halsted Street				Yes	9.04
9.05	Property				7536 Wornall Road				Yes	9.05
9.06	Property				640 Southwest 2nd Avenue				Yes	9.06
9.07	Property				4920 Northwest 7th Street				Yes	9.07
9.08	Property				9925 Southwest 40th Street				Yes	9.08
9.09	Property				9220 West 135th Street				Yes	9.09
9.10	Property				980 4th Avenue				Yes	9.10
9.11	Property				405 South Federal Highway				Yes	9.11
9.12	Property				11001 Excelsior Boulevard				Yes	9.12
9.13	Property				11325 Lee Highway				Yes	9.13
9.14	Property				2021 Griffin Road				Yes	9.14
9.15	Property				400 West Olmos Drive				Yes	9.15
9.16	Property				14151 Wyandotte Street				Yes	9.16
9.17	Property				5979 Butterfield Road				Yes	9.17
9.18	Property				115 Park Avenue				Yes	9.18
9.19	Property				3500 Southwest 160th Avenue				Yes	9.19
9.20	Property				2445 Crain Highway				Yes	9.20
9.21	Property				100 West North Avenue				Yes	9.21
9.22	Property				2727 Shermer Road				Yes	9.22
9.23	Property				15201 Antioch Road				Yes	9.23
9.24	Property				2450 Mandela Parkway				Yes	9.24
9.25	Property				184-02 Jamaica Avenue				Yes	9.25
9.26	Property				9012 Northwest Prairie View Road				Yes	9.26

A-65

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
9.27	Property				16101 West 95th Street				Yes	9.27
9.28	Property				3100 North Mannheim				Yes	9.28
9.29	Property				9580 Potranco Road				Yes	9.29
9.30	Property				18025 Monterey Street				Yes	9.30
9.31	Property				9N 004 Route 59				Yes	9.31
9.32	Property				5115 Clayton Road				Yes	9.32
9.33	Property				9702 West 67th Street				Yes	9.33
9.34	Property				794 Scenic Highway				Yes	9.34
9.35	Property				12430 Bandera Road				Yes	9.35
9.36	Property				4000 South Providence Road				Yes	9.36
9.37	Property				2743 San Pablo Avenue				Yes	9.37
9.38	Property				819 North Eola Road				Yes	9.38
9.39	Property				2506 West Worley Street				Yes	9.39
9.40	Property				15601 FM 1325				Yes	9.40
9.41	Property				10700 West 159th Street				Yes	9.41
9.42	Property				2403 Rangeline Street				Yes	9.42
9.43	Property				6714 South Cottage Grove Avenue and 6932 South South Chicago Avenue				Yes	9.43
9.44	Property				2277 Walters Road				Yes	9.44
9.45	Property				1575 Thousand Oaks Drive				Yes	9.45
9.46	Property				7460 Frontage Road				Yes	9.46
9.47	Property				6401 Third Street				Yes	9.47
9.48	Property				2816 Eaton Road				Yes	9.48
9.49	Property				3985 Atlanta Highway				Yes	9.49
9.50	Property				11510 North Main Street				Yes	9.50
9.51	Property				750 Winchester Road				Yes	9.51
9.52	Property				3401 Broadway Boulevard				Yes	9.52
9.53	Property				1720 Grand Boulevard				Yes	9.53
9.54	Property				1310 South Enterprise Street				Yes	9.54
9.55	Property				2420 St Mary’s Boulevard				Yes	9.55
9.56	Property				3500 I-70 Drive Southeast				Yes	9.56
9.57	Property				195 Southwest Boulevard				Yes	9.57
9.58	Property				8900 Northwest Prairie View Road				Yes	9.58
9.59	Property				1601 Twilight Trail				Yes	9.59
9.60	Property				1515 Church Street				Yes	9.60
9.61	Property				1891 North Columbia Street				Yes	9.61
9.62	Property				1200 US #1				Yes	9.62
9.63	Property				251 Collins Industrial Boulevard				Yes	9.63
9.64	Property				2310 Paris Road				Yes	9.64
9.65	Property				1820 West Business Loop 70				Yes	9.65
9.66	Property				1723 East Florida				Yes	9.66
10	Loan	15, 26	GSMC	GSMC	Selig Office Portfolio				Yes	10
10.01	Property	27			1000 Second Avenue				Yes	10.01
10.02	Property	28			2901 Third Avenue				Yes	10.02
10.03	Property				3101 Western Avenue				Yes	10.03
10.04	Property	29			300 Elliott Avenue West				Yes	10.04
10.05	Property	30			3131 Elliott Avenue				Yes	10.05
10.06	Property				2615 Fourth Avenue				Yes	10.06
10.07	Property				190 Queen Anne Avenue North				Yes	10.07
10.08	Property	31			200 First Avenue West				Yes	10.08
10.09	Property				18 West Mercer Street				Yes	10.09
11	Loan	32, 33, 34	CGMRC, MSBNA	CGMRC	Alderwood Mall	3.47875%			Yes	11
12	Loan		SMC	SMF I	Sysmex Way				Yes	12
13	Loan	35	CGMRC	CGMRC	Cypress Retail Center				Yes	13
14	Loan		GSMC	GSMC	Court at Deptford II				Yes	14
15	Loan		CCRE	CCRE	ART Multi-State Portfolio II				Yes	15
15.01	Property				Annhurst				Yes	15.01
15.02	Property				Applegate				Yes	15.02
15.03	Property				Heron Pointe				Yes	15.03
15.04	Property				Meadowood				Yes	15.04
15.05	Property				Ridgewood				Yes	15.05
15.06	Property				Heathmoore				Yes	15.06
16	Loan	36	SMC	SMF I	Freshwater Commons				Yes	16
17	Loan		GSMC	GSMC	Eddystone Crossing Shopping Center				Yes	17
18	Loan		MC-FiveMile	MC-FiveMile	Skyline Property Portfolio				Yes	18
18.01	Property				Heartland Village Shopping Center				Yes	18.01
18.02	Property				Park 52				Yes	18.02
18.03	Property				Andrade Business Park				Yes	18.03
18.04	Property				Fairview Corners				Yes	18.04
18.05	Property				Elmwood Tech				Yes	18.05
18.06	Property				White River Landing				Yes	18.06
18.07	Property				Holiday Center				Yes	18.07
18.08	Property				Whiteland Retail Center				Yes	18.08
18.09	Property				Franklin Shoppes				Yes	18.09
19	Loan	37, 38, 39	SMC	SMF I	Hampton Inn Idaho Falls Airport				Yes	19
20	Loan	37, 38, 40	SMC	SMF I	La Quinta Inn & Suites Idaho Falls				Yes	20

A-66

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
21	Loan		CCRE	CCRE	Rio Linda Shopping Center				Yes	21
22	Loan	41	MC-FiveMile	MC-FiveMile	Chicago Multifamily Portfolio				Yes	22
22.01	Property				5334-5362 West Madison Street				Yes	22.01
22.02	Property				5300 South Martin Luther King Junior Drive				Yes	22.02
22.03	Property				1115-27 East 81st Street				Yes	22.03
22.04	Property				5248 South Martin Luther King Junior Drive				Yes	22.04
22.05	Property				4900-4910 West Jackson Boulevard				Yes	22.05
22.06	Property				130-136 North Leamington Avenue				Yes	22.06
22.07	Property				8211-8213, 8214, and 8223 South Exchange Avenue				Yes	22.07
22.08	Property				8231-8239 South Ingleside				Yes	22.08
22.09	Property				3101 W. Lexington Street				Yes	22.09
22.10	Property				8200 South Exchange Avenue				Yes	22.10
23	Loan		GSMC	GSMC	Palomar Point				Yes	23
24	Loan	42	CCRE	CCRE	Huntsville Portfolio				Yes	24
24.01	Property				Paramount Place				Yes	24.01
24.02	Property				Memorial Plaza				Yes	24.02
24.03	Property				Creekside Corners				Yes	24.03
24.04	Property				Greensboro Plaza				Yes	24.04
24.05	Property				Exchange Place				Yes	24.05
25	Loan	15	CGMRC	CGMRC	Shops at 69th Street				Yes	25
26	Loan		CGMRC	CGMRC	College Grove				Yes	26
27	Loan	43	CCRE	CCRE	Brook Run Shopping Center				Yes	27
28	Loan		CCRE	CCRE	Southeast Plaza				Yes	28
29	Loan		GSMC	GSMC	Myrtle Beach Self Storage Center				Yes	29
30	Loan		MC-FiveMile	MC-FiveMile	Birney Portfolio - Galleria Oaks				Yes	30
31	Loan	15, 44, 45, 46	CCRE	CCRE	Holiday Inn Bolingbrook				Yes	31
32	Loan	47	CCRE	CCRE	Beaver Ruin Village I & II				Yes	32
32.01	Property				Beaver Ruin Village I				Yes	32.01
32.02	Property				Beaver Ruin Village II				Yes	32.02
33	Loan	48	CCRE	CCRE	Maplewood Mixed Use				Yes	33
33.01	Property				4654 Maryland				Yes	33.01
33.02	Property				401 North Euclid				Yes	33.02
33.03	Property				7370 Manchester				Yes	33.03
33.04	Property				7350 Manchester				Yes	33.04
33.05	Property				7344 Manchester				Yes	33.05
33.06	Property				4229 Manchester				Yes	33.06
34	Loan		MC-FiveMile	MC-FiveMile	520 West Avenue				Yes	34
35	Loan	49, 50	MC-FiveMile	MC-FiveMile	Conlon MHC Portfolio 3				Yes	35
35.01	Property				All Star				Yes	35.01
35.02	Property				Orion Oaks				Yes	35.02
35.03	Property				Oakland Glen				Yes	35.03
35.04	Property				Princeton Village				Yes	35.04
36	Loan		SMC	SMF I	Pangea 11				Yes	36
36.01	Property				13905-13957 South Clark Street				Yes	36.01
36.02	Property				1101 North Lawler Avenue				Yes	36.02
36.03	Property				7800 South Jeffery Boulevard				Yes	36.03
36.04	Property				7701 South Yates Boulevard				Yes	36.04
36.05	Property				9040 South Bishop Street				Yes	36.05
36.06	Property				7949 South Ellis Avenue				Yes	36.06
36.07	Property				14138 South School Street				Yes	36.07
36.08	Property				6200 South Rockwell Street				Yes	36.08
36.09	Property				7055 South St. Lawrence Avenue				Yes	36.09
36.10	Property				5402 West Rice Street				Yes	36.10
36.11	Property				7056 South Eberhart Avenue				Yes	36.11
36.12	Property				204 West 138th Street				Yes	36.12
36.13	Property				7956 South Burnham Avenue				Yes	36.13
36.14	Property				9100 South Dauphin Avenue				Yes	36.14
36.15	Property				8208 South Drexel Avenue				Yes	36.15
36.16	Property				8640 South Ingleside Avenue				Yes	36.16

A-67

GSMS 2015-GC32 Annex A

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
37	Loan		CCRE	CCRE	CSRA Food Lion Portfolio I				Yes	37
37.01	Property				West Pointe Village Shopping Center				Yes	37.01
37.02	Property				Kris Krossing Shopping Center				Yes	37.02
37.03	Property				College Lakes Plaza				Yes	37.03
38	Loan		CCRE	CCRE	Four Points Sheraton Columbus Airport				Yes	38
39	Loan		CGMRC	CGMRC	Torrey Place Apartments				Yes	39
40	Loan	51	CGMRC	CGMRC	Amsdell FL/NJ Self Storage Portfolio				Yes	40
40.01	Property				Compass Self Storage				Yes	40.01
40.02	Property				Access Self Storage				Yes	40.02
41	Loan		CCRE	CCRE	Midwest Retail Portfolio				Yes	41
41.01	Property				Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH				Yes	41.01
41.02	Property				Destination XL - Evergreen Park, IL				Yes	41.02
41.03	Property				Sleep Number & Noodles & Company - Tulsa, OK				Yes	41.03
42	Loan	15, 52	CGMRC	CGMRC	Holiday Inn Express & Suites - Sherman TX				Yes	42
43	Loan	15, 53	SMC	SMF I	River Pointe Shopping Center				Yes	43
44	Loan		GSCRE	GSMC	Hunters Point Apartments				Yes	44
45	Loan	11	GSMC	GSMC	Crown Meadows				Yes	45
46	Loan		SMC	SMF I	Cross Creek Medical Office				Yes	46
47	Loan		GSMC	GSMC	ExtraSpace Colfax and Harlan				Yes	47
48	Loan		GSMC	GSMC	FedEx Regional Distribution Center				Yes	48
49	Loan	54	GSMC	GSMC	Forest Gate Shopping Center				Yes	49
50	Loan		SMC	SMF I	Rite Aid Cedar Springs, MI				Yes	50
51	Loan		CCRE	CCRE	Delray Pointe				Yes	51
52	Loan		CGMRC	CGMRC	24 Simon Street				Yes	52
53	Loan		MC-FiveMile	MC-FiveMile	Binford Shoppes				Yes	53
54	Loan		SMC	SMF I	CVS Shelby				Yes	54
55	Loan		SMC	SMF I	Flamingo Retail				Yes	55
56	Loan		SMC	SMF I	Harrisonville Crossing				Yes	56
57	Loan		GSCRE	GSMC	Redan Cove Apartments				Yes	57
58	Loan		CCRE	CCRE	Moraga Plaza				Yes	58
59	Loan		CCRE	CCRE	CVS Jersey Shore				Yes	59
60	Loan	55, 56	MC-FiveMile	MC-FiveMile	Lakewood Galleria				Yes	60
61	Loan		CCRE	CCRE	Shoppes of Old Peachtree				Yes	61
62	Loan		SMC	SMF I	Millennium Business Center				Yes	62
63	Loan	57	MC-FiveMile	MC-FiveMile	Lakewood Village				Yes	63

A-68

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance of $100,000,000 represents the note A-1 of a $145,000,000 whole loan evidenced by two pari passu notes. The companion loan has a principal balance of $45,000,000 as of the Cut-off Date and is expected to be contributed to one or more future securitizations. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $145,000,000.

(9)	The lockout period will be at least 24 payment dates beginning with and including the first Due Date of August 6, 2015. For the purposes of this prospectus supplement, the assumed lockout period of 24 payment dates is based on the expected GSMS 2015-GC32 securitization closing date in July 2015. The actual lockout period may be longer.

(10)	The Appraised Value is the “as-is” bulk portfolio value. The combined “as-is” individual appraised values are $212,530,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “as-is” bulk portfolio value. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined “as-is” individual appraised value of $212,530,000 are 68.2% and 55.0% respectively.

(11)	For tenants with multiple lease expirations, the expiration date associated with the largest square footage is shown.

(12)	Historical cash flows reflect a February fiscal year-end.

(13)	The Cut-off Date Balance of $56,844,816 represents the note A-3 of a $258,294,865 whole loan evidenced by three pari passu notes. Note A-1, with a Cut-off Date Balance of $129,646,071 was contributed to GSMS 2015-GC30. Note A-2, with a Cut-off Date Balance of $71,803,978 was contributed to CGCMT 2015-GC31. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $258,294,865.

(14)	Occupancy is based on permanent showroom space and 82,630 SF of administrative office space (utilized by property management) and excludes the 377,000 SF of temporary show space.

(15)	The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity is calculated on the basis of the “As Stabilized” Appraised Value.

A-69

(16)	The Cut-off Date LTV Ratio is calculated based on the Cut-off Date Principal Balance ($65,500,000) less a $7,539,861 holdback associated with Dave & Buster’s and food court renovations for which ($5,376,901) and ($2,162,960), respectively, has been reserved. The Cut-off Date LTV Ratio, calculated without adjusting for these holdbacks, is 73.5%.

(17)	The Cut-off Date Balance of $50,000,000 represents the note A-1 of a $140,000,000 whole loan evidenced by two pari passu notes. The companion loan has a principal balance of $90,000,000 as of the Cut-off Date and is expected to be contributed to one or more future securitizations. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $140,000,000.

(18)	The lockout period will be at least 25 payment dates beginning with and including the first Due Date of July 6, 2015. For the purposes of this prospectus supplement, the assumed lockout period of 25 payment dates is based on the expected GSMS 2015-GC32 securitization closing date in July 2015. The actual lockout period may be longer.

(19)	The Ongoing Replacement Reserve will be an FF&E equal to one-twelfth of 4% of the greater of (a) the annual gross room revenue at the property for the immediately preceding fiscal year and (b) the projected annual gross revenues for the hotel related operations at the property for the fiscal year in which such due date occurs as set forth in the approved annual budget, provided, that if no approved annual budget exists for the applicable fiscal year, the amount is required to be determined by the lender in its reasonable discretion.

(20)	On each due date, the borrower is required to fund the FF&E reserve in an amount equal to (i) $33,514 for the Due Dates occurring in August 2015 through July 2016 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E or (b) one-twelfth of 4% of the Operating Income of the Property for the previous twelve month period as determined on the anniversary of the last calendar day of June.

(21)	The 2014 cash flow information is annualized from April to December.

(22)	The Cut-off Date Balance of $25,000,000 represents the note A-1D of a $412,500,000 whole loan evidenced by six senior pari passu notes and two junior pari passu notes. The pari passu senior companion loans are evidenced by (i) (a) Note A-1A, Note A-1B and Note A-1C, which had an aggregate outstanding principal balance as of the Cut-off Date of $89,000,000 and contributed to the CGBAM 2015-SMRT transaction, (b) Note A-1E, which has an aggregate outstanding principal balance as of the Cut-off Date of $43,694,500 and is expected to be contributed to a future securitization transaction and (c) Note A-1F which had an outstanding principal balance as of the Cut-off Date of $31,231,500 and was contributed to the MSBAM 2015-C23 transaction. The two pari passu junior notes (Note A-2A and Note A-2B) have an aggregate outstanding principal balance as of the Cut-off Date of $223,574,000 and were contributed to the CGBAM 2015-SMRT transaction. Unless otherwise indicated, all LTV Ratio, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are calculated based upon the six senior pari passu notes only.

(23)	The lockout period will be at least 27 payment dates beginning with and including the first Due Date of May 6, 2015. For the purposes of this prospectus supplement, the assumed lockout period of 27 payment dates is based on the expected GSMS 2015-GC32 securitization closing date in July 2015. The actual lockout period may be longer.

(24)	The Appraised Value is the “as-is” bulk portfolio value. The combined “as-is” individual appraised values are $598,440,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “as-is” bulk portfolio value. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined “as-is” individual appraised value of $598,440,000 are both 31.6%.

(25)	Occupancy is presented as a weighted average of the Occupancy of the individual properties, weighted by the Allocated Cut-off Date Loan Amount.

(26)	The Cut-off Date Balance of $25,000,000 represents the note A-4 of a $345,000,000 whole loan evidenced by four pari passu notes. Note A-1, with a Cut-off Date Balance of $125,000,000 was contributed to CGCMT 2015-GC29. Note A-2, with a Cut-off Date Balance of $123,000,000 was contributed to GSMS 2015-GC30. Note A-3, with a Cut-off Date Balance of $72,000,000 was contributed to CGCMT 2015-GC31.Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $345,000,000.

(27)	The Largest Tenant, DDB Seattle, currently subleases 51,179 SF of its space to ThePlatform through its lease expiration on March 31, 2018. ThePlatform has executed a lease on floors 9, 10 and 11 that commences on April 1, 2018 and expires on March 31, 2023.

(28)	The Largest Tenant, Washington State Ferries, signed a 5-year lease extension on March 11, 2015 for 86,510 SF of its space, will vacate the remaining 37,864 SF in August 2015 and will continue to pay rent on the full 124,374 SF through August 2015.

A-70

(29)	The Largest Tenant, Holland America, is expected to vacate all of its space at the end of its lease term in December 2016. Holland America has the right to contract its space by up to 10% per year on a noncumulative basis. However the premises may not be reduced below 71,300 SF.

(30)	The Largest Tenant, Emeritus Corporation, currently subleases 7,969 SF of its space to TCS & Starquest Expeditions, Inc. and 26,386 SF of its space to Hart-Crowser.

(31)	Occupancy includes 7,826 SF for the Largest Tenant, CKCA2 Inc. (Cosmo Kids), which has executed its lease and is expected to take occupancy on August 1, 2015. We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all.

(32)	The Original Balance of $24,500,000 represents the note A-1-4-1 of a $355,000,000 whole loan evidenced by five senior pari passu notes and two junior pari passu notes. The pari passu senior companion loans are evidenced by (i) (a) Note A-1-1 and Note A-1-2, which had an aggregate original principal balance of $127,800,000 and were contributed to the MSCCG 2015-ALDR transaction, (b) Note A-1-3, which had an original principal balance of $50,400,000 is expected to be contributed to the MSC 2015-MS1 transaction and (c) Note A-1-4-2 which had an original principal balance of $24,500,000 and is expected to be contributed to a future securitization. The two pari passu junior notes (Note A-2-1 and Note A-2-2) had an aggregate original balance of $127,800,000 and were contributed to the MSCCG 2015-ALDR transaction. Unless otherwise indicated, all LTV Ratio, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are calculated based upon the five senior pari passu notes only.

(33)	The lockout period will be at least 25 payment dates beginning with and including the first Due Date of July 1, 2015. For the purposes of this prospectus supplement, the assumed lockout period of 25 payment dates is based on the expected GSMS 2015-GC32 securitization closing date in July 2015. The actual lockout period may be longer.

(34)	The Mortgage Loan amortizes based on a non-standard amortization schedule and the Underwritten NCF DSCR is calculated based on the Average Debt Service of the five senior notes totaling $227,200,000 for the 12-month period starting August 1, 2015. See Annex G in the prospectus supplement for the related amortization schedule.

(35)	This Mortgage Loan has a one-time only 2-day grace period, only in the event of (i) a trigger period exists and (ii) sufficient funds are on deposit to pay such amounts but have not been transferred to the cash management account.

(36)	The Borrower is required to deposit $7,667 monthly into a joint TI/LC/CapEx reserve. The joint TI/LC/CapEx reserve is capped at $276,000.

(37)	With respect to the Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of the Mortgage Loans are presented in the aggregate.

(38)	On each monthly Due Date beginning in August 2016, the borrower is required to fund the FF&E reserve in an amount equal to one-twelfth of 4% of annual gross revenue.

(39)	On each Due Date occurring in the months of August and September of 2015, the borrower will be required to deposit an amount equal to $31,750 into a seasonality reserve, which can be used to cover debt service payments on the Due Dates in October, November, December, January, February and March of each year. If during the term of the loan the balance of the seasonality reserve is below $127,000, the borrower will be required to deposit on the next monthly Due Date in April, May, June, July, August or September an amount equal to $21,167 until the balance in the seasonality reserve is again equal to $127,000. If at any time after the due date in July 2018, the net cash flow at the Hampton Inn Idaho Falls Airport Mortgaged Property is greater than or equal to $996,938, all funds in the seasonality reserve will be released back to the borrower and the borrower will no longer be obligated to make deposits into the seasonality reserve.

(40)	On each Due Date occurring in the months of August and September of 2015, the borrower will be required to deposit an amount equal to $14,000 into a seasonality reserve, which can be used to cover debt service payments on the Due Dates in October, November, December, January, February and March of each year. If during the term of the loan the balance of the seasonality reserve is below $56,000, the borrower will be required to deposit on the next monthly Due Date in April, May, June, July, August or September an amount equal to $9,334 until the balance in the seasonality reserve is again equal to $56,000. If at any time after the due date in July 2018, the net cash flow at the La Quinta Inn & Suites Idaho Falls Mortgaged Property is greater than or equal to $689,092, all funds in the seasonality reserve will be released back to the borrower and the borrower will no longer be obligated to make deposits into the seasonality reserve.

A-71

(41)	Releases of either Group 1, consisting of the Madison Property, Jackson Property, Leamington Property, and the Lexington Property, or Group 2, consisting of the 5300 MLK Drive Property, 81st Street Property, 5248 MLK Drive Property, 8211 Exchange Property, Ingleside Property and 8200 Exchange Property, as defined in the loan agreement, are permitted subject to i) the payment of 125% of the allocated loan amount for the properties within the group and that the undefeased note has, ii) a debt service coverage ratio of greater than 1.50x, ii) a debt yield greater than 10.0% or 10.5% depending on which pool is released and iv) a Loan-to-Value Ratio not greater than 60%.

(42)	The Ongoing TI/LC Reserve monthly deposit will decrease from $16,029 to $6,411 beginning on the monthly Due Date on August 6, 2016 and continuing until the Mortgage Loan’s maturity date.

(43)	The Ongoing Replacement Reserve monthly deposit will decrease from $6,156 to $1,539 beginning on the monthly Due Date on August 6, 2017 and continuing until the Mortgage Loan’s maturity date.

(44)	The seasonal working capital reserve will be collected on each Due Date from July through October with a cap of $83,000. Upon the DSCR as defined in the loan documents being above 1.20x for 24 consecutive calendar months, the seasonal working capital reserve deposits will be suspended.

(45)	The DSCR trigger for cash management as defined in the loan agreement will increase from 1.20x to 1.25x after the first 12 payments of the loan.

(46)	The appraised value is the current “as-is” appraised value of $10,800,000 plus the PIP reserve of $2,221,920, totaling $13,021,920. The LTV Ratio at Maturity is calculated on the basis of the “as stabilized” appraised value.

(47)	The ground lease extensions are all automatic, with rent increases every five years.

(48)	The Ongoing TI/LC Reserve monthly deposit will decrease from $12,201 to $5,895 beginning on the August 2016 payment and continuing until the Mortgage Loan’s maturity date.

(49)	The 2014 portfolio basis historical cashflows do not include the All Star Mortgaged Property because it was recently acquired by the borrower and historical operating statements were not available at origination.

(50)	The Most Recent figures represent the annualized trailing-12 months for all properties listed except for the All Star Mortgaged Property, which represents the annualized trailing-9 months ending May 31, 2015.

(51)	The Cut-off Date LTV Ratio is calculated net of the $150,000 economic holdback reserve. The Cut-off Date LTV Ratio calculated based upon the fully funded Mortgage Loan amount of $8,000,000 and “as-is” Appraised Value of $11,020,000 is 72.6%.

(52)	The Cut-off Date LTV Ratio is calculated using the appraisal’s “as-is” Appraised Value of $9,300,000 plus the cost amount of the PIP required under the franchise agreement ($650,000). The Cut-off Date LTV Ratio calculated using solely the “as-is” Appraised Value is 77.0%.

(53)	The borrower is required to deposit $2,015 monthly into a joint TI/LC/CapEx reserve. The joint TI/LC/CapEx reserve is capped at $300,000.

(54)	The 2012 cash flow numbers represent an annualized trailing-10 months ending in December 2012.

(55)	The TI/LC Reserve is subject to a cap of $75,000, or upon the renewal of leases for a term of not less than five years at market rent by Corner Bakery and Rubio’s, the cap is reduced to $50,000.

(56)	The Most Recent figures represent the annualized trailing-11 months ending May 31, 2015.

(57)	At origination, $30,000 was deposited into the Seasonality Reserve Fund. Such funds may be used for the payment of all or part of any monthly debt service payment amount during any period other than that in which Spring Prepaid Rent occurs. Upon the reserve balance falling below $30,000, the Spring Prepaid Rent will be applied toward the Seasonality Reserve. If at any time the balance in the Seasonality Reserve account is below $30,000, all Spring Prepaid Rent shall be deposited with lender, as defined in the loan agreement, within three (3) business days of receipt until the balance in the account is again $30,000.

A-72

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

July 17, 2015

Structural and Collateral Term Sheet

$1,003,123,074

(Approximate Mortgage Pool Balance)

$926,634,000

(Offered Certificates)

GS Mortgage Securities Trust 2015-GC32

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2015-GC32

Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.

Cantor Commercial Real Estate Lending, L.P.

Starwood Mortgage Funding I LLC

MC-Five Mile Commercial Mortgage Finance LLC

As Sponsors

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Cantor Fitzgerald & Co.	Drexel Hamilton
Co-Managers

B-1

CERTIFICATE SUMMARY

Offered Class	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$54,451,000		30.000%(4)	1.593%	Fixed	2.59	8/15 – 4/20
Class A-2	$50,885,000		30.000%(4)	3.062%	Fixed	4.81	4/20 – 7/20
Class A-3	$180,000,000		30.000%(4)	3.498%	Fixed	9.81	4/25 – 6/25
Class A-4	$331,866,000		30.000%(4)	3.764%	Fixed	9.91	6/25 – 7/25
Class A-AB	$84,984,000		30.000%(4)	3.513%	Fixed	7.43	7/20 – 4/25
Class X-A	$772,404,000	(5)	N/A	1.061%	Variable IO(6)	N/A	N/A
Class X-B	$60,188,000	(5)	N/A	0.010%	Variable IO(6)	N/A	N/A
Class A-S(7)	$70,218,000	(8)	23.000%	4.018%	Fixed(9)	9.94	7/25 – 7/25
Class B(7)	$60,188,000	(8)	17.000%	4.549%	Variable(10)	9.94	7/25 – 7/25
Class PEZ(7)	$173,038,000	(8)	12.750%(11)	(12)	(12)	9.94	7/25 – 7/25
Class C(7)	$42,632,000	(8)	12.750%(11)	4.559%	Variable(13)	9.94	7/25 – 7/25
Class D	$51,410,000		7.625%	3.345%	Fixed	9.94	7/25 – 7/25
Class X-D	$51,410,000	(5)	N/A	1.214%	Variable IO(6)	N/A	N/A
Non-Offered Class	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class E	$20,063,000		5.625%	4.559%	Variable(13)	9.94	7/25 – 7/25
Class F	$10,031,000		4.625%	4.559%	Variable(13)	9.94	7/25 – 7/25
Class G	$17,555,000		2.875%	4.559%	Variable(13)	9.94	7/25 – 7/25
Class H	$28,840,074		0.000%	4.559%	Variable(13)	9.94	7/25 – 7/25
Class R(14)	N/A		N/A	N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-191331) dated February 9, 2015 (the “Base Prospectus”) and a separate Prospectus Supplement dated July 17, 2015 (the “Prospectus Supplement”). Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to them elsewhere in the Prospectus Supplement or, if not defined in the Prospectus Supplement, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	Approximate per annum rate as of the closing date.
(3)	Assuming no prepayments prior to the maturity date for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.
(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.
(5)	The Class X-A, Class X-B and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates.
(6)	The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Prospectus Supplement. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Prospectus Supplement. The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class D certificates, as described in the Prospectus Supplement.
(7)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.
(8)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $70,218,000, $60,188,000 and $42,632,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively. The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.
(9)	For any distribution date, the pass-through rate of the Class A-S certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(10)	For any distribution date, the pass-through rate of the Class B certificates will be a per annum rate equal to (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus (ii) 0.010%.

B-2

CERTIFICATE SUMMARY (continued)

(11)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.
(12)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.
(13)	For any distribution date, the pass-through rate of each class of the Class C, Class E, Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(14)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Prospectus Supplement. The Class R certificates will not be entitled to distributions of principal or interest.

B-3

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,003,123,074
Number of Mortgage Loans	63
Number of Mortgaged Properties	222
Average Cut-off Date Mortgage Loan Balance	$15,922,588
Weighted Average Mortgage Interest Rate	4.4299%
Weighted Average Remaining Term to Maturity (months)	117
Weighted Average Remaining Amortization Term (months)(3)	357
Weighted Average Cut-off Date LTV Ratio(4)	65.8%
Weighted Average Maturity Date LTV Ratio(5)	55.7%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	1.75x
Weighted Average Debt Yield on Underwritten NOI(7)	10.8%
% of Mortgage Loans with Mezzanine Debt	2.5%
% of Mortgage Loans with Subordinate Debt	4.9%
% of Mortgage Loans with Preferred Equity(8)	1.1%
% of Mortgaged Properties with Single Tenants	4.7%

(1)	Each of the Ascentia MHC Portfolio, Dallas Market Center, Kaiser Center, US StorageMart Portfolio, Selig Office Portfolio and Alderwood Mall mortgage loans has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per pad/SF calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Each of the US StorageMart Portfolio and Alderwood Mall mortgage loans has one or more related subordinate companion loans and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF calculations presented in this Term Sheet with respect to the US StorageMart Portfolio and Alderwood Mall mortgage loans are calculated without regard to the related subordinate companion loans. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. With respect to the Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls mortgage loans, which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield calculations with respect to those mortgage loans are presented in this Term Sheet in the aggregate unless otherwise indicated.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Excludes mortgage loans that are interest-only for the entire term.
(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to five mortgage loans (one of which is secured by a portfolio of mortgaged properties), representing approximately 9.7% of the initial pool balance, the respective Cut-off Date LTV Ratio was calculated using (i) an “as-is” appraised value plus related property improvement plan costs, (ii) an “as-is” appraised value plus a “capital deduction”, (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination or (iv) an “as complete” appraised value. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 66.6%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Cut-off Date LTV Ratio.
(5)	Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to eight mortgage loans, representing approximately 20.0% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.
(6)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Alderwood Mall mortgage loan the Underwritten Debt Service Coverage Ratio is calculated based on the aggregate of the first 12 monthly payments following the securitization Closing Date set forth in the non-standard amortization schedule set forth in Annex G to the Prospectus Supplement. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.
(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.
(8)	See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in the Prospectus Supplement.

B-4

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Co-Managers:	Cantor Fitzgerald & Co. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,003,123,074

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Pricing:	Week of July 13, 2015
Closing Date:	July 31, 2015
Cut-off Date:	For each mortgage loan, the related due date for such mortgage loan in July 2015 (or, in the case of any mortgage loan that has its first due date in August 2015, the date that would have been its due date in July 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in August 2015
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	July 2048
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A, Class X-B and Class X-D: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

B-5

TRANSACTION HIGHLIGHTS

■	$1,003,123,074 (Approximate) New-Issue Multi-Borrower CMBS:
—	Overview: The mortgage pool consists of 63 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,003,123,074 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $15,922,588 and are secured by 222 mortgaged properties located throughout 32 states
—	LTV: 65.8% weighted average Cut-off Date LTV Ratio
—	DSCR: 1.75x weighted average Underwritten Debt Service Coverage Ratio
—	Debt Yield: 10.8% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB
■	Loan Structural Features:
—	Amortization: 91.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:
–	50.5% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity
–	40.5% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity
—	Hard Lockboxes: 56.7% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—	Cash Traps: 95.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve
—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
–	Real Estate Taxes: 55 mortgage loans representing 85.2% of the Initial Pool Balance
–	Insurance: 48 mortgage loans representing 58.1% of the Initial Pool Balance
–	Replacement Reserves (Including FF&E Reserves): 51 mortgage loans representing 74.1% of the Initial Pool Balance
–	Tenant Improvements / Leasing Commissions: 29 mortgage loans representing 62.3% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only
—	Predominantly Defeasance: 93.2% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period
■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
—	Retail: 39.1% of the mortgaged properties by allocated Initial Pool Balance are retail properties (31.5% are anchored retail properties)
—	Hospitality: 15.9% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties
—	Manufactured Housing: 11.1% of the mortgaged properties by allocated Initial Pool Balance are manufactured housing properties
—	Office: 10.5% of the mortgaged properties by allocated Initial Pool Balance are office properties
—	Mixed Use: 8.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties
—	Multifamily: 7.0% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
■	Geographic Diversity: The 222 mortgaged properties are located throughout 32 states with only three states having greater than 10.0% of the allocated Initial Pool Balance: California (19.0%), Texas (16.6%) and Colorado (12.7%)

B-6

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	16	24	$405,380,589	40.4%
Citigroup Global Markets Realty Corp.	12	109	301,922,119	30.1
Cantor Commercial Real Estate Lending, L.P.	15	34	134,034,503	13.4
Starwood Mortgage Funding I LLC	12	27	96,338,253	9.6
MC-Five Mile Commercial Mortgage Finance LLC	8	28	65,447,611	6.5
Total	63	222	$1,003,123,074	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size Pads / SF / Rooms	Cut-off Date Balance Per Pad / SF / Room	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Ascentia MHC Portfolio	$100,000,000	9.97%	Man. Housing	4,965	$29,204	1.68	x	10.3%	63.5%
Fig Garden Village	74,200,000	7.4	Retail	301,501	$246	1.42	x	8.8%	69.3%
Bassett Place	65,500,000	6.5	Retail	595,412	$110	1.51	x	9.7%	65.0%
JW Marriott Cherry Creek	65,000,000	6.5	Hospitality	196	$331,633	1.80	x	12.2%	69.7%
Dallas Market Center	56,844,816	5.7	Mixed Use	3,101,772	$83	2.13	x	13.1%	64.1%
Kaiser Center	50,000,000	5.0	Office	811,005	$173	1.39	x	9.3%	70.5%
Hilton Garden Inn Pittsburgh/Southpointe	30,000,000	3.0	Hospitality	175	$171,429	1.93	x	13.1%	68.6%
Doubletree Tallahassee	25,574,500	2.5	Hospitality	243	$105,245	1.75	x	12.6%	70.4%
US StorageMart Portfolio(1)	25,000,000	2.5	Various	4,519,664	$91	5.27	x	20.7%	27.9%
Selig Office Portfolio	25,000,000	2.5	Office	1,631,457	$211	2.22	x	9.3%	63.4%
Top 10 Total / Wtd. Avg.	$517,119,316	51.6%				1.88	x	11.2%	65.0%
Remaining Total / Wtd. Avg.	486,003,758	48.4				1.61	x	10.4%	66.7%
Total / Wtd. Avg.	$1,003,123,074	100.0%				1.75	x	10.8%	65.8%

(1)	All but one of the US StorageMart Portfolio mortgaged properties are classified as self storage properties, and the remaining mortgaged property is classified as a mixed use property with self storage and retail components.

Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Companion Loans	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Ascentia MHC Portfolio(1)	$100,000,000	9.97%	1	$45,000,000	$145,000,000	GSMS 2015-GC32	Midland	CWCapital
Dallas Market Center(1)	$56,844,816	5.7%	2	$201,450,049	$258,294,865	GSMS 2015-GC30	Midland	Midland
Kaiser Center(1)	$50,000,000	5.0%	1	$90,000,000	$140,000,000	GSMS 2015-GC32(3)	Midland(3)	CWCaptial(3)
US StorageMart Portfolio(2)	$25,000,000	2.5%	7	$387,500,000	$412,500,000	CGBAM 2015-SMRT	Midland	Midland
Selig Office Portfolio(1)	$25,000,000	2.5%	3	$320,000,000	$345,000,000	CGCMT 2015-GC29	Midland	Midland
Alderwood Mall(4)	$24,439,530	2.4%	6	$329,999,700	$354,439,230	MSCCG 2015-ALDR	KeyBank	KeyBank

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan.
(2)	The US StorageMart Portfolio mortgage loan has five pari passu companion loans with an aggregate outstanding principal balance of $163,926,000 and two subordinate companion loans with an aggregate outstanding principal balance of $223,574,000.
(3)	The Kaiser Center whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the Kaiser Center companion loan, the Kaiser Center whole loan will be serviced by the master servicer and, if and to the extent necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Kaiser Center whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.
(4)	The Alderwood Mall mortgage loan has four pari passu companion loans with an aggregate outstanding principal balance of $202,199,700 and two subordinate companion loans with an aggregate outstanding principal balance of $127,800,000.

B-7

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
US StorageMart Portfolio(1)	$25,000,000	$102,500,000	$515,000,000	4.68000%	27.9%	76.1%	5.27x	1.57x

(1)	As of the Cut-off Date, the related mezzanine loan is held by an unrelated third party.

B-8

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Ascentia MHC Portfolio(3)	CGMRC	Various	Various	Man. Housing	$100,000,000	9.97%	Various
Kaiser Center	CGMRC	Oakland	California	Office	$50,000,000	5.0%	COMM 2005-C6
Hilton Garden Inn Pittsburgh/Southpointe	CGMRC	Canonsburg	Pennsylvania	Hospitality	$30,000,000	3.0%	MLMT 2005-CIP1
US StorageMart Portfolio(4)(5)	CGMRC	Various	Various	Various	$25,000,000	2.5%	Various
Selig Office Portfolio(6)	GSMC	Seattle	Washington	Office	$25,000,000	2.5%	Various
Alderwood Mall	CGMRC	Lynnwood	Washington	Retail	$24,439,530	2.4%	MSC 2006-T21, BSCMS 2006-T22
Sysmex Way	SMF I	Mundelein	Illinois	Office	$23,850,000	2.4%	JPMCC 2006-LDP9
Cypress Retail Center	CGMRC	Cypress	California	Retail	$22,268,382	2.2%	CSFB 2005-C4
ART Multi-State Portfolio II	CCRE	Various	Various	Multifamily	$20,549,000	2.0%	MLMT 2007-C1
Freshwater Commons	SMF I	Enfield	Connecticut	Retail	$19,200,000	1.9%	MSC 2005-HQ7
Eddystone Crossing Shopping Center	GSMC	Eddystone	Pennsylvania	Retail	$17,713,000	1.8%	CD 2005-CD1
Rio Linda Shopping Center	CCRE	Rio Linda	California	Retail	$12,825,000	1.3%	JPMCC 2006-LDP6
Palomar Point	GSMC	Carlsbad	California	Industrial	$12,500,000	1.2%	GSMS 2006-GG8
Shops at 69th Street	CGMRC	Upper Darby	Pennsylvania	Mixed Use	$11,250,000	1.1%	MLMT 2005-CIP1
College Grove	CGMRC	San Diego	California	Retail	$10,984,207	1.1%	MLMT 2005-CIP1
Brook Run Shopping Center	CCRE	Richmond	Virginia	Retail	$10,950,000	1.1%	JPMCC 2005-CB12
Myrtle Beach Self Storage Center	GSMC	Myrtle Beach	South Carolina	Self Storage	$10,200,000	1.0%	MSC 2005-HQ7
Torrey Place Apartments	CGMRC	New Braunfels	Texas	Multifamily	$8,550,000	0.9%	JPMCC 2006-LDP6
Hampton Inn Idaho Falls Airport	SMF I	Idaho Falls	Idaho	Hospitality	$8,050,000	0.8%	BSCMS 2003-T12
Compass Self Storage	CGMRC	Oviedo	Florida	Self Storage	$5,150,000	0.5%	BACM 2005-5
River Pointe Shopping Center	SMF I	Canton	Georgia	Retail	$6,400,000	0.6%	WBCMT 2005-C17
Hunters Point Apartments	GSMC	Zionsville	Indiana	Multifamily	$6,100,000	0.6%	MLCFC 2006-1
24 Simon Street	CGMRC	Nashua	New Hampshire	Industrial	$4,270,000	0.4%	BSCMS 2007-PW17
CVS Shelby	SMF I	Shelby Township	Michigan	Retail	$3,993,034	0.4%	WBCMT 2005-C20
Flamingo Retail	SMF I	Las Vegas	Nevada	Retail	$3,750,000	0.4%	CD 2005-CD1
Harrisonville Crossing	SMF I	Harrisonville	Missouri	Retail	$3,695,219	0.4%	GCCFC 2005-GG5
Moraga Plaza	CCRE	Temecula	California	Retail	$3,345,503	0.3%	JPMCC 2005-CB12
CVS Jersey Shore	CCRE	Jersey Shore	Pennsylvania	Retail	$3,230,000	0.3%	LBUBS 2005-C5
Shoppes of Old Peachtree	CCRE	Duluth	Georgia	Retail	$3,025,000	0.3%	JPMCC 2005-LDP4

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.
(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.
(3)	Twenty-six of the Ascentia MHC Portfolio mortgaged properties were included in the CGCMT 2013-GCJ11 transaction, one of the Ascentia MHC Portfolio mortgaged properties was included in the BSCMS 2004-T16 transaction and one of the Ascentia MHC Portfolio mortgaged properties was included in the CSMC 2007-C2 transaction.
(4)	Twenty-seven of the US StorageMart Portfolio mortgaged properties were included in the LBUBS 2006-C6 transaction.
(5)	All but one of the US StorageMart Portfolio mortgaged properties are classified as self storage properties, and the remaining mortgaged property is classified as a mixed use property with self storage and retail components.
(6)	Seven of the Selig Office Portfolio mortgaged properties were included in the JPMCC 2005-LDPS transaction.

B-9

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	43	$392,708,691	39.1%	1.54	x	65.8%	9.8%
Anchored	13	214,391,362	21.4	1.47	x	68.6%	9.2%
Power Center/Big Box	1	65,500,000	6.5	1.51	x	65.0%	9.7%
Unanchored	16	41,969,547	4.2	1.44	x	70.4%	9.9%
Shadow Anchored	9	34,685,219	3.5	1.70	x	65.5%	10.6%
Super Regional Mall	1	24,439,530	2.4	2.24	x	32.7%	15.1%
Single Tenant Retail	3	11,723,034	1.2	1.26	x	72.5%	8.7%
Hospitality	8	$159,509,500	15.9%	1.80	x	69.9%	12.7%
Full Service	4	130,149,500	13.0	1.83	x	69.9%	12.7%
Limited Service	3	20,660,000	2.1	1.71	x	70.6%	12.8%
Select Service	1	8,700,000	0.9	1.54	x	69.6%	11.7%
Manufactured Housing	37	$111,545,641	11.1%	1.69	x	63.5%	10.4%
Office	13	$105,030,000	10.5%	1.57	x	68.7%	9.1%
CBD	10	75,000,000	7.5	1.67	x	68.1%	9.3%
General Suburban	2	24,330,000	2.4	1.24	x	71.8%	7.8%
Medical	1	5,700,000	0.6	1.79	x	62.6%	12.5%
Mixed Use	9	$86,099,567	8.6%	1.97	x	64.6%	12.4%
Merchandise Mart/Retail	1	56,844,816	5.7	2.13	x	64.1%	13.1%
Retail/Office	6	26,749,955	2.7	1.60	x	66.3%	10.9%
Multifamily/Retail	1	1,906,002	0.2	1.38	x	65.2%	9.8%
Self Storage/Retail	1	598,795	0.1	5.27	x	27.9%	20.7%
Multifamily	36	$70,175,970	7.0%	1.64	x	70.4%	10.1%
Garden	30	63,335,502	6.3	1.66	x	70.1%	10.1%
Mid-Rise	6	6,840,468	0.7	1.42	x	72.6%	10.1%
Self Storage	69	$48,101,205	4.8%	3.57	x	47.6%	15.4%
Industrial	7	$29,952,500	3.0%	1.69	x	64.5%	11.0%
Flex	5	20,922,500	2.1	1.68	x	65.3%	11.1%
Warehouse/Distribution	1	4,760,000	0.5	1.62	x	64.8%	9.8%
Flex/Manufacturing	1	4,270,000	0.4	1.83	x	60.1%	11.7%
Total	222	$1,003,123,074	100.0%	1.75	x	65.8%	10.8%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

B-10

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)(3)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	13	$190,810,003	19.0%	$445,380,000	12.0%	$28,760,822	11.9%
Texas	18	166,147,096	16.6	600,955,000	16.2	47,656,141	19.7
Colorado	9	127,416,632	12.7	226,680,000	6.1	17,350,760	7.2
Pennsylvania	5	67,058,884	6.7	96,900,000	2.6	7,562,377	3.1
Illinois	38	60,812,689	6.1	169,611,920	4.6	11,138,793	4.6
Florida	13	53,387,506	5.3	164,875,000	4.5	12,198,568	5.0
Washington	10	49,439,530	4.9	1,238,000,000	33.5	66,207,195	27.3
Indiana	12	29,654,435	3.0	44,100,000	1.2	3,168,327	1.3
Connecticut	2	28,200,000	2.8	39,190,000	1.1	2,420,332	1.0
New Jersey	4	26,994,904	2.7	82,220,000	2.2	4,670,372	1.9
Georgia	9	23,272,800	2.3	54,520,000	1.5	3,926,839	1.6
Wyoming	11	18,632,759	1.9	41,230,000	1.1	3,174,506	1.3
North Carolina	6	18,479,952	1.8	27,835,000	0.8	2,014,989	0.8
Missouri	22	16,552,088	1.7	110,800,000	3.0	7,714,123	3.2
Michigan	3	14,193,034	1.4	20,770,000	0.6	1,481,628	0.6
Idaho	2	13,500,000	1.3	19,300,000	0.5	1,735,605	0.7
South Carolina	2	13,320,048	1.3	18,100,000	0.5	1,311,407	0.5
Alabama	5	12,735,000	1.3	18,110,000	0.5	1,192,604	0.5
Ohio	3	12,075,000	1.2	17,370,000	0.5	1,364,377	0.6
Virginia	2	11,518,751	1.1	31,930,000	0.9	2,000,261	0.8
Nebraska	5	9,708,621	1.0	23,290,000	0.6	1,694,053	0.7
Kentucky	5	8,309,015	0.8	19,560,000	0.5	1,546,997	0.6
Tennessee	2	7,050,000	0.7	9,750,000	0.3	779,533	0.3
Nevada	2	5,818,966	0.6	11,820,000	0.3	596,327	0.2
Oklahoma	2	4,960,641	0.5	7,000,000	0.2	497,543	0.2
New Hampshire	1	4,270,000	0.4	7,100,000	0.2	499,100	0.2
New Mexico	2	2,806,034	0.3	6,100,000	0.2	481,192	0.2
Kansas	8	2,569,602	0.3	61,580,000	1.7	3,584,157	1.5
New York	3	2,227,741	0.2	56,300,000	1.5	3,512,774	1.5
Minnesota	1	577,514	0.1	13,840,000	0.4	1,025,747	0.4
Maryland	1	469,021	0.05	11,240,000	0.3	622,613	0.3
Louisiana	1	154,810	0.02	3,710,000	0.1	284,833	0.1
Total	222	$1,003,123,074	100.0%	$3,699,166,920	100.0%	$242,174,895	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)	The Aggregate Appraised Value was calculated using the individual “as-is” appraised values for the Ascentia MHC Portfolio and the US StorageMart Portfolio mortgaged properties without regard to the portfolio premiums as described under “Certain Definitions—Appraised Value” in this Term Sheet.

B-11

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,545,641 - 5,000,000	16	$59,989,397	6.0%
5,000,001 - 10,000,000	20	156,657,500	15.6
10,000,001 - 15,000,000	9	104,011,177	10.4
15,000,001 - 20,000,000	3	52,063,000	5.2
20,000,001 - 25,000,000	7	163,282,684	16.3
25,000,001 - 30,000,000	2	55,574,500	5.5
30,000,001 - 50,000,000	1	50,000,000	5.0
50,000,001 - 75,000,000	4	261,544,816	26.1
75,000,001 - 100,000,000	1	100,000,000	10.0
Total	63	$1,003,123,074	100.0%

Distribution of Underwritten DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.23 - 1.30	9	$104,711,806	10.4%
1.31 - 1.40	10	126,885,000	12.6
1.41 - 1.50	8	161,439,571	16.1
1.51 - 1.60	6	97,945,641	9.8
1.61 - 1.70	7	138,697,500	13.8
1.71 - 1.80	8	126,380,003	12.6
1.81 - 1.90	2	13,270,000	1.3
1.91 - 2.00	3	50,825,000	5.1
2.01 - 2.50	7	143,718,553	14.3
2.51 - 3.00	2	14,250,000	1.4
3.01 - 5.27	1	25,000,000	2.5
Total	63	$1,003,123,074	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Amortizing (30 Years)	29	$454,042,900	45.3%
Interest Only, Then Amort.(2)	19	406,016,500	40.5
Interest Only	7	90,700,000	9.0
Amortizing (25 Years)	5	29,613,674	3.0
Amortizing (27 Years)	1	15,150,000	1.5
Amortizing (22 Years)	1	4,500,000	0.4
Amortizing (29.3 Years)	1	3,100,000	0.3
Total	63	$1,003,123,074	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date. (2) Original partial interest only periods range from 12 to 84 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	22	$569,227,727	56.7%
Springing	33	365,621,347	36.4
None	7	47,725,000	4.8
Soft	1	20,549,000	2.0
Total	63	$1,003,123,074	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
27.9 - 35.0	2	$49,439,530	4.9%
35.1 - 50.0	2	16,484,207	1.6
50.1 - 55.0	2	18,150,000	1.8
55.1 - 60.0	2	14,295,503	1.4
60.1 - 65.0	11	296,074,816	29.5
65.1 - 70.0	17	315,104,154	31.4
70.1 - 75.0	27	293,574,863	29.3
Total	63	$1,003,123,074	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
21.5 - 30.0	2	$49,439,530	4.9%
30.1 - 40.0	1	10,984,207	1.1
40.1 - 50.0	5	26,615,503	2.7
50.1 - 55.0	17	289,246,872	28.8
55.1 - 60.0	17	279,348,273	27.8
60.1 - 65.0	18	315,913,689	31.5
65.1 - 70.0	2	18,750,000	1.9
70.1 - 71.5	1	12,825,000	1.3
Total	63	$1,003,123,074	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	41	$729,464,934	72.7%
Acquisition	17	223,208,141	22.3
Refinance/Acquisition	3	30,975,000	3.1
Recapitalization	2	19,475,000	1.9
Total	63	$1,003,123,074	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.479 - 4.000	3	$74,439,530	7.4%
4.001 - 4.250	8	198,007,405	19.7
4.251 - 4.500	13	369,866,003	36.9
4.501 - 4.750	18	169,750,992	16.9
4.751 - 5.000	16	140,697,174	14.0
5.001 - 5.300	5	50,361,970	5.0
Total	63	$1,003,123,074	100.0%

B-12

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.7 - 8.0	2	$27,080,000	2.7%
8.1 - 9.0	14	216,685,188	21.6
9.1 - 10.0	13	211,135,000	21.0
10.1 - 11.0	8	179,233,689	17.9
11.1 - 12.0	10	62,811,144	6.3
12.1 - 13.0	10	149,068,707	14.9
13.1 - 14.0	3	98,094,816	9.8
14.1 - 16.0	2	34,014,530	3.4
16.1 - 20.7	1	25,000,000	2.5
Total	63	$1,003,123,074	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.6 - 8.0	5	$79,793,773	8.0%
8.1 - 9.0	18	277,896,416	27.7
9.1 - 10.0	13	174,893,689	17.4
10.1 - 11.0	10	213,591,144	21.3
11.1 - 12.0	13	141,088,707	14.1
12.1 - 13.0	1	56,844,816	5.7
13.1 - 14.0	1	9,575,000	1.0
14.1 - 20.3	2	49,439,530	4.9
Total	63	$1,003,123,074	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	4	$86,462,500	8.6%
24	7	$85,454,000	8.5%
30	1	$8,750,000	0.9%
36	5	$101,150,000	10.1%
60	1	$74,200,000	7.4%
84	1	$50,000,000	5.0%

Distribution of Original Terms to Maturity
Original Term to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	3	$47,400,000	4.7%
120	60	955,723,074	95.3
Total	63	$1,003,123,074	100.0%

Distribution of Remaining Terms to Maturity
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
57 - 60	3	$47,400,000	4.7%
61 - 120	60	955,723,074	95.3
Total	63	$1,003,123,074	100.0%

Distribution of Original Amortization Terms(1)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	7	$90,700,000	9.0%
264 - 300	6	34,113,674	3.4
301 - 360	50	878,309,400	87.6
Total	63	$1,003,123,074	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	7	$90,700,000	9.0%
264 - 300	6	34,113,674	3.4
301 - 360	50	878,309,400	87.6
Total	63	$1,003,123,074	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	54	$935,188,867	93.2%
Yield Maintenance	9	67,934,207	6.8
Total	63	$1,003,123,074	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	55	$854,210,545	85.2%
Replacement Reserves(1)	51	$743,140,545	74.1%
Insurance	48	$582,465,545	58.1%
TI/LC(2)	29	$381,852,193	62.3%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of Initial Pool Balance secured by retail, office, mixed use and industrial properties only.

B-13

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
US StorageMart Portfolio(2)	Various	$25,000,000	2.5%	57	5.27x	20.7%	27.9%
Rio Linda Shopping Center	Retail	$12,825,000	1.3%	60	1.27x	8.5%	75.0%
Holiday Inn Bolingbrook	Hospitality	$9,575,000	1.0%	60	1.91x	15.7%	73.5%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Prospectus Supplement. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	All but one of the US StorageMart Portfolio mortgaged properties are classified as self storage properties, and the remaining mortgaged property is classified as a mixed use property with self storage and retail components.

B-14

STRUCTURAL OVERVIEW

Distributions

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2. Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Prospectus Supplement for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above. If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3. Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4. Class A-S and Class PEZ certificates: (i) first, to interest on the Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse the Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5. Class B and Class PEZ certificates: (i) first, to interest on the Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse the Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

B-15

STRUCTURAL OVERVIEW (continued)

Distributions (continued)

6. Class C and Class PEZ certificates: (i) first, to interest on the Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse the Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7. Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on the Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8. After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C, Class D and Class X-D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F, Class G and Class H certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses	The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); seventh, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); eighth, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amount of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

B-16

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) and trust components in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates and/or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class H or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and all the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates Distributions Prepayment Premiums” in the Prospectus Supplement.

B-17

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	Each of the Dallas Market Center, US StorageMart Portfolio, Selig Office Portfolio and Alderwood mortgage loans are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The Kaiser Center mortgage loan will become a “non-serviced loan” upon the securitization of the related companion loan. The non-serviced loans and each related companion loan are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to to be, effected in accordance with, the Controlling PSA set forth under the “Companion Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling PSA. Each Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the forgoing, servicing advances for each non-serviced loan will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

Appraisal Reduction Amounts

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a mortgage loan or whole loan serviced under the pooling and servicing agreement for this transaction) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus Supplement) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal amount, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

B-18

STRUCTURAL OVERVIEW (continued)

Cleanup Call

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of all certificates (exclusive of the Class X Certificates) senior to the Class E certificates, and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. At any time when Class E is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

Seer Capital Partners Master Fund L.P., or its affiliate, is expected to purchase the Class E, Class F, Class G and Class H certificates and, on the Closing Date, is expected to appoint Seer Capital Partners Master Fund L.P., or its affiliate, to be the initial Controlling Class Representative.

Control/Consultation Rights

The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicers to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of the serviced companion loans, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

If at any time that Seer Capital Partners Master Fund L.P., or its affiliate, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to exist until such time as the certificate registrar receives any such notice.

Notwithstanding the forgoing, with respect to the Kaiser Center whole loan and each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the controlling class representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) or another directing holder pursuant to the related co-lender agreement and/or the related Controlling PSA will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the Kaiser Center whole loan or such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling PSA, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement.

B-19

STRUCTURAL OVERVIEW (continued)

Whole Loans

The Ascentia MHC Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, represents approximately 9.97% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $45,000,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Ascentia MHC Portfolio mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement and are collectively referred to in this Term Sheet as the “Ascentia MHC Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

The Dallas Market Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $56,844,816, represents approximately 5.7% of the Initial Pool Balance, and has two related companion loans with an outstanding principal balance as of the Cut-off Date of $201,450,049. One such companion loan was contributed to the mortgage pool related to the GSMS 2015-GC30 transaction and the other such companion loan was contributed to the mortgage pool related to the CGCMT 2015-GC31 transaction. Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Dallas Market Center mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement and are collectively referred to in this Term Sheet as the “Dallas Market Center whole loan”, a “whole loan” and a “non-serviced whole loan”. The Dallas Market Center whole loan will be serviced by the GSMS 2015-GC30 master servicer and, if and to the extent necessary, the GSMS 2015-GC30 special servicer, under the GS Mortgage Securities Trust 2015-GC29 pooling and servicing agreement (referred to as the “GSMS 2015-GC30 PSA” in this Term Sheet).

The Kaiser Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 5.0% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $90,000,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The Kaiser Center mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement. The Kaiser Center companion loan is referred to in this Term Sheet as a “pari passu companion loan” or a “companion loan”, and the Kaiser Center whole loan is referred to in this Term Sheet as a “whole loan”. Prior to the securitization of the Kaiser Center companion loan, the Kaiser Center whole loan and the Kaiser Center companion loan will be considered to be a “serviced whole loan” and a “serviced companion loan”, respectively. Upon the securitization of the Kaiser Center companion loan, the Kaiser Center whole loan will be serviced by the master servicer and, if and to the extent necessary, the special servicer, under the pooling and servicing agreement for such securitization, and the Kaiser Center whole loan and the Kaiser Center companion loan will be considered to be a “non-serviced whole loan” and a “non-serviced companion loan”, respectively.

The US StorageMart Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $25,000,000, represents approximately 2.5% of the Initial Pool Balance, and has (i) three related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $89,000,000 which are not included in the issuing entity and have been securitized in connection with the CGBAM 2015-SMRT transaction, (ii) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $31,231,500 which is not included in the issuing entity and has been securitized in connection with the MSBAM 2015-C23 transaction, (iii) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $43,694,500 which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts and (iv) two subordinate companion loans with an outstanding principal balance as of the cut-off date of $223,574,000, which are not included in the issuing entity and have been securitized in connection with the CGBAM 2015-SMRT transaction. Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan” and each subordinate companion loan described above in this paragraph is referred to in this Term Sheet as a “subordinate companion loan”, a “companion loan” and a “non-serviced companion loan”. The US StorageMart Portfolio mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other and the related subordinate companion loans are generally subordinate in right of payment to the US StorageMart Portfolio mortgage loan and the related pari passu companion loans to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement and are collectively referred to in this Term Sheet prospectus as the ”US StorageMart Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The US StorageMart Portfolio whole loan is expected to be serviced by the CGBAM 2015-SMRT master servicer and, if and to the extent necessary, the CGBAM 2015-SMRT special servicer, under the CGBAM 2015-SMRT Mortgage Trust trust and servicing agreement (referred to as the “CGBAM 2015-SMRT TSA” in this Term Sheet).

B-20

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

The Selig Office Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $25,000,000, represents approximately 2.5% of the Initial Pool Balance, and has three related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $320,000,000. One such companion loan was contributed to the mortgage pool related to the CGCMT 2015-GC29 transaction, one such companion loan was contributed to the mortgage pool related to GSMS 2015-GC30 transaction and one such companion loan was contributed to the mortgage pool related to the CGCMT 2015-GC31 transaction. Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Selig Office Portfolio mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement and are collectively referred to in this Term Sheet as the “Selig Office Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The Selig Office Portfolio whole loan will be serviced by the CGCMT 2015-GC29 master servicer and, if and to the extent necessary, the CGCMT 2015-GC29 special servicer, under the Citigroup Commercial Mortgage Trust 2015-GC29 pooling and servicing agreement (referred to as the “CGCMT 2015-GC29 PSA” in this Term Sheet).

The Alderwood Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $24,439,530, represents approximately 2.4% of the Initial Pool Balance, and has (i) two related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $127,484,567 which are not included in the issuing entity and have been securitized in connection with the MSCCG 2015-ALDR transaction, (ii) one related pari passu companion loan with an outstanding principal balance as of the cut-off date of $50,275,604, which is not included in the issuing entity and has been securitized in connection with the MSC 2015-MS1 transaction, (iii) one related pari passu companion loan with an outstanding principal balance as of the cut-off date of $24,439,530, which is not included in the issuing entity, is currently held by Citigroup Global Markets Realty Corp., an originator, and is expected to be contributed to one or more future securitization trusts and (iv) two subordinate companion loans with an outstanding principal balance as of the cut-off date of $127,800,000, which are not included in the issuing entity and have been securitized in connection with the MSCCG 2015-ALDR transaction.  Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan” and the subordinate companion loan described above in this paragraph is referred to in this Term Sheet as a “subordinate companion loan”, a “companion loan” and a “non-serviced companion loan”.  The Alderwood Mall mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other and the related subordinate companion loans are generally subordinate in right of payment to the Alderwood Mall mortgage loan and the related pari passu companion loans to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement and are collectively referred to in this Term Sheet prospectus as the ”Alderwood Mall whole loan”, a “whole loan” and a “non-serviced whole loan”.  The Alderwood Mall whole loan is expected to be serviced by the MSCCG 2015-ALDR master servicer and, if and to the extent necessary, the MSCCG 2015-ALDR special servicer, under the MSCCG 2015-ALDR Mortgage Trust trust and servicing agreement (referred to as the “MSCCG 2015-ALDR TSA” in this Term Sheet).

For more information regarding the whole loans, see “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” and “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement.

Servicing Standard

Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)  for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)  for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

B-21

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer	Prior to the occurrence and continuance of a Control Termination Event, the controlling class representative may replace the special servicer with respect to all the mortgage loans (other than the non-serviced loans and other than the Kaiser Center mortgage loan) and the serviced whole loans (other than the Kaiser Center whole loan), with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single "Class" for such purpose) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loans and the Kaiser Center whole loan). The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single "Class" for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single "Class" for such purpose) vote affirmatively to so replace such special servicer. At any time, solely with respect to the Kaiser Center whole loan, the special servicer may be replaced by the holder of the Kaiser Center companion loan (or its representative), with or without cause.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of such special servicer resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than the Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer.

Servicing Compensation

Modification Fees: With respect to those mortgage loans and the whole loan serviced under the pooling and servicing agreement (each, a “serviced loan”) certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related serviced loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees)) on the related serviced loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced loan or related REO property; provided, that if the serviced loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced loan , and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the applicable special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

B-22

STRUCTURAL OVERVIEW (continued)

Servicing Compensation (continued)

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the applicable special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender. However, the operating advisor has no rights or obligations with respect to the Kaiser Center whole loan or the non-serviced whole loans.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Controlling Class Representative, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Deal Website

The certificate administrator will maintain a deal website including, but not limited to:

—  all special notices delivered.

—  summaries of final asset status reports.

—  all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—  an “Investor Q&A Forum” and a voluntary investor registry.

B-23

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as complete,” “as stabilized,” “as repaired,” “hypothetical,” “prospective as-is” or ”as renovated” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the (i) Ascentia MHC Portfolio mortgage loan, the appraised value is the appraiser’s “as-is” value of $228,370,000 which represents the appraised value for the Ascentia MHC Portfolio as a whole and not the sum of the appraised values for each of the 32 individual Ascentia MHC Portfolio mortgaged properties and (ii) US StorageMart Portfolio mortgage loan, the appraised value is the appraiser’s “as-is” value of $676,500,000 which represents the appraised value for the US StorageMart Portfolio as a whole and not the sum of the appraised values for each of the 66 individual US StorageMart Portfolio mortgaged properties. With respect to the Holiday Inn Bolingbrook mortgage loan, the appraised value represents the appraiser’s “as-is” appraised value of $10,800,000 plus a stated $2,221,920 PIP reserve for capital improvements at the related mortgaged property. With respect to the Mattress Firm & Vitamin Shoppe - Cuyahoga Falls, OH mortgaged property, the appraised value represents the appraiser’s “as complete” appraised value which assumes the completion of certain improvements at the Mortgaged Property in the near term and the commencement of certain leases on May 1, 2015 .For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See ”Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. With respect to the JW Marriott Cherry Creek mortgage loan, the manager established an operating account (and borrower has pledged its rights in such account to lender pursuant to the management agreement into which all of the foregoing amounts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves administered in accordance with the management agreement, and the manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the management agreement until the management agreement has been terminated, however, the loan agreement prohibits the borrower or operating lessee from withdrawing or transferring money from such operating account during the continuance of an event of default under the related loan documents.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

B-24

CERTAIN DEFINITIONS (continued)

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

B-25

CERTAIN DEFINITIONS (continued)

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material, and in certain cases contractual rent increases generally within 18 months past the Cut-off Date (or, in the case of one mortgaged property, up to 56 months), in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

B-26

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B-27

ASCENTIA MHC PORTFOLIO

B-28

ASCENTIA MHC PORTFOLIO

CARTIFACT
Minneapolis
SOUTH DAKOTA
Rapid City
Boise
IDAHO
WYOMING
Casper
Sioux Falls
IOWA
NEBRASKA
Omaha
Salt Lake City
Reno
NEVADA
UTAH
Denver
COLORADO
Kansas City
KANSAS
San Francisco
Wichita
St George
San Jose
CALIFORNIA
Las Vegas
OKLAHOMA
Flagstaff
Okalahoma City
Albuquerque
ARIZONA
NEW MEXICO
Los Angeles
Phoenix
Fort Worth
Dallas
Tucson
Las Cruces
TEXAS
Austin
Houston
Pacific Ocean
MEXICO

Ascentia MHC Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Eagle River	32700 Highway 6	Edwards	Colorado	81632
2	Foxridge Farm	26900 East Colfax Avenue	Aurora	Colorado	80018
3	River Valley	10910 Turner Boulevard	Longmont	Colorado	80504
4	West Winds	505 Williams Street	Cheyenne	Wyoming	82007
5	Skyline Village	1700 Swanson Drive	Rock Springs	Wyoming	82901
6	Gaslight Village	2801 North 1st Street	Lincoln	Nebraska	68521
7	Dream Island	1315 Dream Island Plaza	Steamboat Springs	Colorado	80487
8	Valley Ridge	8671 Southwest Loop 410	San Antonio	Texas	78242
9	Western Hills	45 Purple Sage Road	Rock Springs	Wyoming	82901
10	Lake Fork	150 Highway 300	Leadville	Colorado	80461
11	Aloha Vegas	500 Miller Avenue	North Las Vegas	Nevada	89030
12	Kingswood Estates	2323 Bellwood Drive	Grand Island	Nebraska	68801
13	Country Oaks	7510 Talley Road	San Antonio	Texas	78253
14	Woodlawn Estates	2720 North 2nd Street	Lincoln	Nebraska	68521
15	Buckingham Village	2910 Pat Booker Road	Universal City	Texas	78148
16	Woodview	1301 West Oltorf Street	Austin	Texas	78704
17	West Park Plaza	129 Melody Lane	Grand Island	Nebraska	68803
18	Valle Grande	8900 2nd Street Northwest	Albuquerque	New Mexico	87114
19	Riviera de Sandia	12145 State Highway 14 North, Lot J3	Cedar Crest	New Mexico	87008
20	Cedar Village	15814 East Colfax Avenue	Aurora	Colorado	80011
21	Rancho Bridger	5020 Springs Drive	Rock Springs	Wyoming	82901
22	Sheltered Valley	1700 Wilson Street	Green River	Wyoming	82935
23	Vals	125 Clinton Road	Cibolo	Texas	78108
24	Countryside Estates	2400 North 1st Street	Lincoln	Nebraska	68521
25	W bar K	3800 Sunset Drive	Rock Springs	Wyoming	82901
26	Trails End	1925 East Murray Street	Rawlins	Wyoming	82301
27	Windgate	2800 Windgate Drive	New Braunfels	Texas	78130
28	Golden Eagle	1016 Harshman Street	Rawlins	Wyoming	82301
29	Mountain Springs	701 Antelope Drive	Rock Springs	Wyoming	82901
30	North Breeze	8360 Eckhert Road	San Antonio	Texas	78240
31	Sugar Creek	211 Monroe Street	Rawlins	Wyoming	82301
32	Hillside	300 Harshman Street	Rawlins	Wyoming	82301

B-29

ASCENTIA MHC PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	32		Loan Seller	CGMRC
Location (City/State)	Various		Cut-off Date Principal Balance(4)	$100,000,000
Property Type	Manufactured Housing		Cut-off Date Principal Balance per Pad(2)	$29,204.43
Size (Pads)	4,965		Percentage of Initial Pool Balance	9.97%
Total Occupancy as of 3/31/2015	84.3%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2015	84.3%		Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various		Mortgage Rate	4.42500%
Appraised Value(1)	$228,370,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP
Underwritten Revenues	$25,988,254
Underwritten Expenses	$11,037,793	Escrows
Underwritten Net Operating Income (NOI)	$14,950,460		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,686,930	Taxes	$344,296	$86,074
Cut-off Date LTV Ratio(1)(2)	63.5%	Insurance	$284,344	$25,849
Maturity Date LTV Ratio(2)(3)	51.2%	Replacement Reserves	$0	$21,961
DSCR Based on Underwritten NOI / NCF(2)	1.71x / 1.68x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 10.1%	Other(5)	$778,343	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$145,000,000	99.8%	Loan Payoff	$118,632,190	81.6%
Other Sources	350,000	0.2	Principal Equity Distribution	22,668,354	15.6
			Closing Costs	2,642,474	1.8
			Reserves	1,406,982	1.0
Total Sources	$145,350,000	100.0%	Total Uses	$145,350,000	100.0%

(1)	Appraised Value is based on the “as-is” portfolio value. The appraised “as-is” aggregate value of the mortgaged properties on an individual basis is $212,530,000, which results in a Cut-off Date LTV Ratio of 68.2%. See “—Appraisal” below.
(2)	Calculated based on the aggregate balance of the Ascentia MHC Portfolio Whole Loan (defined below).
(3)	The Maturity Date LTV Ratio is calculated utilizing the “as is” portfolio value of $228,370,000. The Maturity Date LTV Ratio, calculated on the basis of the sum of the individual “as-is” appraised values, is 55.0%. See “—Appraisal” below.
(4)	The Ascentia MHC Portfolio Loan, with a Cut-off Date Principal Balance of $100,000,000, is evidenced by Note A-1 (the controlling note), which is part of the $145,000,000 Ascentia MHC Portfolio Whole Loan evidenced by two pari passu notes. The non-controlling pari passu companion loan evidenced by Note A-2 has a principal balance of $45,000,000 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization.
(5)	Other upfront reserves include $775,343 for deferred maintenance and $3,000 for funds to be used to cap a well at the Valley Ridge Property. See “—Escrows” below.
■	The Mortgage Loan. The mortgage loan (the “Ascentia MHC Portfolio Loan”) is part of a Whole Loan (the “Ascentia MHC Portfolio Whole Loan”) evidenced by two pari passu notes that are together secured by first mortgages or deeds of trust encumbering the borrowers’ fee interests in a 4,965-pad manufactured housing community portfolio comprised of 32 manufactured housing communities (the “Ascentia MHC Portfolio Property”). The Ascentia MHC Portfolio Loan, which will be contributed to the Issuing Entity (which is evidenced by Note A-1 and represents the controlling interest in the Ascentia MHC Portfolio Whole Loan) had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.97% of the Initial Pool Balance. The related companion loan (the “Ascentia MHC Portfolio Companion Loan”) (which is evidenced by Note A-2 and represents the non-controlling interest in the Ascentia MHC Portfolio Whole Loan) is expected to be contributed to a future securitization transaction, had an original principal balance of $45,000,000 and has an outstanding principal balance as of the Cut-off Date of $45,000,000. The Ascentia MHC Portfolio Whole Loan was originated by Citigroup Global Markets Realty Corp. on July 1, 2015. The Ascentia MHC Portfolio Whole Loan had an original principal balance of $145,000,000 and has an outstanding principal balance as of the Cut-off Date of $145,000,000 and each of the Ascentia MHC Portfolio Loan and Ascentia MHC Portfolio Companion Loan accrues interest at an interest rate of 4.42500% per annum. The proceeds of the Ascentia MHC Portfolio Loan were used to refinance existing debt on the Ascentia MHC Portfolio Properties.

The Ascentia MHC Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months. The Ascentia MHC Portfolio Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Ascentia MHC Portfolio Loan is the due date in July 2025. Voluntary prepayment of the Ascentia MHC Portfolio Loan without payment of any prepayment premium is permitted on or after the due date in April 2025. At any time after the date that is the earlier of the second anniversary of securitization of the last portion of the Ascentia MHC Portfolio Whole Loan and the fourth anniversary of the origination of the Ascentia MHC Portfolio Loan, the Ascentia MHC Portfolio Loan may be defeased in full (or in part in connection with a permitted release of certain eligible properties as described below) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities”.

B-30

ASCENTIA MHC PORTFOLIO

■	The Mortgaged Properties. The Ascentia MHC Portfolio Properties consist of 32 manufactured housing communities across six states totaling 4,965 pads.

The following tables present certain information relating to Ascentia MHC Portfolio Properties:

Property Name	City	State	Year Built	# of Pads	Occupancy	Allocated Cut-off Date Whole Loan Amount	% Allocated Cut-off Whole Date Loan Amount	Underwritten NCF	Avg. Monthly Rent per Pad	Underwritten NCF per Pad	Appraised Value

Eagle River	Edwards	CO	1975	381	99.2%	$40,995,000	28.3%	$3,703,289	$1,026	$9,720	$54,660,000
Foxridge Farm	Aurora	CO	1974	481	96.9%	19,342,500	13.3	1,791,370	$541	3,724	25,790,000
River Valley	Longmont	CO	1974	210	99.0%	12,001,250	8.3	1,118,387	$572	5,326	16,220,000
West Winds	Cheyenne	WY	1973	295	85.4%	8,000,000	5.5	887,494	$446	3,008	11,830,000
Skyline Village	Rock Springs	WY	1972	304	93.8%	7,300,000	5.0	822,650	$395	2,706	10,970,000
Gaslight Village	Lincoln	NE	1970	437	71.6%	4,700,000	3.2	564,110	$333	1,291	9,150,000
Dream Island	Steamboat Springs	CO	1959	86	96.5%	4,300,000	3.0	507,314	$672	5,899	6,350,000
Valley Ridge	San Antonio	TX	1970	308	74.4%	3,875,000	2.7	325,640	$347	1,057	6,220,000
Western Hills	Rock Springs	WY	1970	143	81.1%	3,375,000	2.3	373,430	$373	2,611	5,070,000
Lake Fork	Leadville	CO	1967	151	87.4%	3,250,000	2.2	396,506	$393	2,626	4,930,000
Aloha Vegas	North Las Vegas	NV	1965	213	58.2%	3,000,000	2.1	261,550	$493	1,228	6,400,000
Kingswood Estates	Grand Island	NE	1972	213	93.0%	3,000,000	2.1	370,397	$288	1,739	4,710,000
Country Oaks	San Antonio	TX	1985	131	86.3%	2,860,000	2.0	305,848	$353	2,335	4,950,000
Woodlawn Estates	Lincoln	NE	1975	258	64.0%	2,600,000	1.8	290,888	$331	1,127	4,330,000
Buckingham Village	Universal City	TX	1970	127	89.0%	2,500,000	1.7	237,707	$368	1,872	4,360,000
Woodview	Austin	TX	1969	71	91.5%	2,400,000	1.7	247,030	$542	3,479	3,560,000
West Park Plaza	Grand Island	NE	1968	227	69.2%	2,150,000	1.5	246,168	$285	1,084	2,930,000
Valle Grande	Albuquerque	NM	1970	71	97.2%	2,100,000	1.4	237,125	$441	3,340	2,800,000
Riviera de Sandia	Cedar Crest	NM	1967	80	95.0%	1,968,750	1.4	223,787	$428	2,797	3,300,000
Cedar Village	Aurora	CO	1954	43	100.0%	1,950,000	1.3	180,555	$502	4,199	2,650,000
Rancho Bridger	Rock Springs	WY	1975	75	92.0%	1,875,000	1.3	235,742	$381	3,143	2,950,000
Sheltered Valley	Green River	WY	1975	55	98.2%	1,700,000	1.2	200,612	$412	3,647	2,460,000
Countryside Estates	Lincoln	NE	1971	164	52.4%	1,627,500	1.1	139,693	$324	852	2,170,000
Vals	Cibolo	TX	1974	90	86.7%	1,637,500	1.1	208,306	$366	2,315	2,810,000
W bar K	Rock Springs	WY	1980	51	100.0%	1,500,000	1.0	184,947	$396	3,626	2,270,000
Trails End	Rawlins	WY	1975	62	87.1%	1,237,500	0.9	117,760	$361	1,899	1,650,000
Windgate	New Braunfels	TX	1986	55	90.9%	1,025,000	0.7	137,278	$360	2,496	1,780,000
Golden Eagle	Rawlins	WY	1980	51	82.4%	750,000	0.5	114,524	$339	2,246	1,330,000
Mountain Springs	Rock Springs	WY	1980	40	85.0%	700,000	0.5	103,732	$384	2,593	1,390,000
North Breeze	San Antonio	TX	1960	36	91.7%	700,000	0.5	63,916	$357	1,775	1,230,000
Sugar Creek	Rawlins	WY	1977	33	93.9%	400,000	0.3	69,540	$324	2,107	950,000
Hillside	Rawlins	WY	1960	23	73.9%	180,000	0.1	19,638	$307	854	360,000
Total / Wtd. Avg.				4,965	84.3%	$145,000,000	100.0%	$14,686,930	$452	$2,958	$212,530,000
Geographic Distribution

State	# of Properties	# of Pads	% of Total Pads	Allocated Cut-off Date Whole Loan Amount	% Allocated Cut-off Date Whole Loan Amount	Appraised Value	Underwritten NOI	Underwritten NCF	% of Underwritten NCF	Debt Yield (NOI)	Debt Yield (NCF)	LTV
Colorado	6	1,352	27.2%	$81,838,750	56.4%	$110,600,000	$7,772,107	$7,697,420	52.4%	9.5%	9.4%	74.0%
Wyoming	11	1,132	22.8	27,017,500	18.6	41,230,000	3,174,506	3,130,069	21.3	11.7%	11.6%	65.5%
Texas	7	818	16.5	14,997,500	10.3	24,910,000	1,564,483	1,525,724	10.4	10.4%	10.2%	60.2%
Nebraska	5	1,299	26.2	14,077,500	9.7	23,290,000	1,694,053	1,611,255	11.0	12.0%	11.4%	60.4%
New Mexico	2	151	3.0	4,068,750	2.8	6,100,000	481,192	460,912	3.1	11.8%	11.3%	66.7%
Nevada	1	213	4.3	3,000,000	2.1	6,400,000	264,120	261,550	1.8	8.8%	8.7%	46.9%
Total / Wtd. Avg.	32	4,965	100.0%	$145,000,000	100.0%	$212,530,000	$14,950,460	$14,686,930	100.0%	10.3%	10.1%	68.2%

 The following table presents certain information relating to historical leasing at the Ascentia MHC Portfolio Properties:

Historical Leased %(1)

2011	2012	2013	2014	TTM 3/31/2015
84.2%	84.3%	83.3%	83.6%	83.7%

(1)	As provided by borrowers and represents average occupancy as of December 31 for the specified year unless otherwise indicated.

B-31

ASCENTIA MHC PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ascentia MHC Portfolio Properties:

Cash Flow Analysis

	2011	2012	2013	2014	TTM 3/31/2015	Underwritten	Underwritten $ per pad
Base Rent	$20,085,736	$19,756,355	$20,969,788	$22,454,843	$22,895,881	$23,451,574	$4,723
Gross Up Vacancy	0	0	0	0	0	3,444,960	694
Utility Reimbursements(1)	1,116,856	1,604,195	1,827,977	1,709,844	1,662,129	1,662,129	335
Total Rent	$21,202,593	$21,360,550	$22,797,765	$24,164,687	$24,558,010	$28,558,663	$5,752
Vacancy & Credit Loss	(644,276)	(377,022)	(636,848)	(417,155)	(491,289)	(4,030,806)	(812)
Effective Gross Income	$20,558,317	$20,983,528	$22,160,917	$23,747,531	$24,066,721	$24,527,857	$4,940
Other Income(2)	523,336	809,640	1,044,181	1,378,111	1,460,396	1,460,396	294
Total Revenue	$21,081,653	$21,793,168	$23,205,098	$25,125,643	$25,527,117	$25,988,254	$5,234

Utilities	$2,788,693	$2,665,909	$2,966,917	$3,193,235	$3,204,021	$3,204,021	$645
Payroll	2,725,248	3,043,013	2,659,616	2,868,021	2,986,990	3,100,356	624
Repairs & Maintenance	1,349,487	1,447,723	1,593,097	1,409,986	1,478,595	1,478,595	298
General and Administrative	1,549,834	1,395,180	1,002,228	992,600	994,463	994,463	200
Management Fee	838,704	861,290	937,442	995,550	1,014,935	1,039,530	209
Real Estate Taxes	879,470	792,836	898,746	879,903	868,924	983,704	198
Insurance	243,355	324,375	263,144	259,429	259,305	237,125	48
Total Operating Expenses	$10,374,792	$10,530,326	$10,321,190	$10,598,724	$10,807,232	$11,037,793	$2,223

Net Operating Income	$10,706,861	$11,262,842	$12,883,908	$14,526,918	$14,719,885	$14,950,460	$3,011
Capital Expenditures	0	0	0	0	0	263,530	53
Net Cash Flow	$10,706,861	$11,262,842	$12,883,908	$14,526,918	$14,719,885	$14,686,930	$2,958

(1)	Represents utility reimbursements including water/sewer, gas/electricity, and trash removal.
(2)	Other Income represents (i) late fees, reimbursements, application fees, forfeiture income, pet fees and miscellaneous fees ($1,117,569) and (ii) commercial, storage and ancillary income ($342,827).

■	Appraisal. According to the appraisals dated from May 11, 2015 to May 23, 2015, and a portfolio value letter dated June 19, 2015, the Ascentia MHC Portfolio Properties had an “as-is” portfolio value of $228,370,000, which represents the appraised value for the Ascentia MHC Portfolio Properties as a whole, as compared to the aggregate “as-is” appraised value of $212,530,000 for the 32 individual Ascentia MHC Portfolio Properties.

■	Environmental Matters. According to the Phase I environmental reports, each dated May 19, 2015, there were no recommendations for further action other than, with respect to certain of the Ascentia MHC Portfolio Properties, radon remediation and Operations and Maintenance plans for asbestos and/or lead-based paint.

■	The Borrowers. Each of the 30 borrowers under the Ascentia MHC Portfolio Loan is a single-purpose Delaware limited liability company. Of the 30 borrowers under the Ascentia MHC Portfolio Loan, 28 of such borrowers own one property each and two borrowers own two properties each. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ascentia MHC Portfolio Loan. The borrowers of the Ascentia MHC Portfolio Loan are indirectly owned by Ascentia Real Estate Holding Company, LLC. The guarantors of the non-recourse carveouts under the Ascentia MHC Portfolio Loan are John J. Eberle, Boris B Vukovich and Ascentia Real Estate Holding Company, LLC.

■	Escrows. On the origination date, the borrowers funded aggregate reserves of $1,406,982 with respect to the Ascentia MHC Portfolio Properties, comprised of: (i) $344,296 for real estate taxes; (ii) $284,344 for insurance premiums; (iii) $775,343 for deferred maintenance and (iv) $3,000 to cap a well at the Valley Ridge Property.

In addition, on each monthly due date, the borrowers are required to fund the following reserves with respect to the Ascentia MHC Portfolio Properties: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; initially $86,074; (ii) if the insurance policies are not an approved blanket policy, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums; over the then succeeding twelve month period; initially $25,849; and (iii) a replacement reserve in the amount of $21,961.

Further, on each monthly due date during the continuance of an Ascentia MHC Portfolio Trigger Period, an excess cash reserve account is required as described below under “Lockbox and Cash Management” below.

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ASCENTIA MHC PORTFOLIO

An “Ascentia MHC Portfolio Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Ascentia MHC Portfolio Loan documents, (ii) the debt yield being less than 8.0%, or (iii) the debt service coverage ratio being less than 1.20x, and expiring upon, with respect to any Ascentia MHC Portfolio Trigger Period commenced in connection with (i) above, the cure of such event of default; with respect to any Ascentia MHC Portfolio Trigger Period commenced in connection with (ii) above, the debt yield being equal to or greater than 8.5% for two consecutive calendar quarters; and with respect to any Ascentia MHC Portfolio Trigger Period commenced in connection with (iii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

■	Lockbox and Cash Management. The Ascentia MHC Portfolio Loan is structured with a springing lockbox. Upon the first occurrence of an Ascentia MHC Portfolio Trigger Period, the Ascentia MHC Portfolio Loan documents require all revenues generated by the Ascentia MHC Portfolio Properties to be deposited into a restricted account under the sole dominion and control of the lender (the “Ascentia MHC Portfolio Restricted Account”) upon receipt by any borrower or manager, and in no event later than two business days thereafter. Until such time as an Ascentia MHC Portfolio Trigger Period has occurred, all funds in the Ascentia MHC Portfolio Restricted Account will be transferred each business day to or at the direction of the borrowers. Upon the occurrence of the first Ascentia MHC Portfolio Trigger Period, the lender, on behalf of the borrowers will establish a cash management account. On each monthly due date during the continuance of an Ascentia MHC Portfolio Trigger Period, all amounts in the Ascentia MHC Portfolio Restricted Account are swept on each business day to the cash management account. During the continuance of an Ascentia MHC Portfolio Trigger Period, funds held in the cash management account after payment of debt service, required reserves and budget operating expenses are required to be held in an excess cash reserve as additional security for the Ascentia MHC Portfolio Loan. Upon the occurrence and during the continuance of an event of default under the Ascentia MHC Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Ascentia MHC Portfolio Loan and/or toward the payment of expenses of the Ascentia MHC Portfolio Properties, in such order of priority as the lender may determine.

■	Affiliates. Certain mobile homes at the individual Ascentia MHC Portfolio Properties are or may in the future be owned by certain affiliates of the borrowers (each such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the applicable borrower) and (ii) the mobile homes (which rents are property of the Affiliated Owner). The borrowers, the Affiliated Owner, the borrower-affiliated property manager (“Affiliated Manager”), and the lender entered into an agreement which provides that, in the event a tenant remits the pad site rents and the mobile home rents in a single combined payment or into a single account, the Affiliated Manager is required to deposit the single combined payment into its operating account maintained by the Affiliated Manager. The borrower, Affiliated Manager and Affiliated Owner, as applicable, are required to (i) account for rents in such a manner that pad site rents owed to the borrower are readily ascertainable and identifiable as separate and apart from mobile home rents owed to Affiliated Owner; (ii) remit the pad site rents to the mortgagor’s restricted account within two days of receipt; and (iii) during an Ascentia MHC Portfolio Trigger Period or after the bankruptcy of Affiliated Manager or Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the mobile home rents to Affiliated Owner into a separate account held by Affiliated Owner or Affiliated Manager (such notices are to be sent each time a tenant makes a single combined payment until such tenant complies).

■	Property Management. The Ascentia MHC Portfolio Properties are currently managed by Ascentia Real Estate Investment Company, an affiliate of the borrowers, pursuant to 32 property-specific management agreements. Under the Ascentia MHC Portfolio Loan documents, the Ascentia MHC Portfolio Properties may not be managed by any other party, other than a management company approved by the lender, which approval may be conditioned on the receipt of a Rating Agency Confirmation. Upon the occurrence of an event of default under the Ascentia MHC Portfolio Loan, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrowers to replace the property manager with a new property manager approved by the lender, which approval may be conditioned on the receipt of a Rating Agency Confirmation.

■	Release of Collateral. Provided no event of default is then continuing under the Ascentia MHC Portfolio Loan, at any time prior to the maturity date and after the date that is the earlier of the second anniversary of securitization of the last portion of the Ascentia MHC Portfolio Whole Loan and the fourth anniversary of the origination of the

B-33

ASCENTIA MHC PORTFOLIO

Ascentia MHC Portfolio Loan, the borrowers may obtain the release of one or more of the Ascentia MHC Portfolio Properties (other than any of the Eagle River, Foxridge Farm or River Valley properties, which may not be released) from the liens of the Ascentia MHC Portfolio Loan documents, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the greater of 120% of the allocated loan amount for each Ascentia MHC Portfolio Property being released and 85% of the net sales proceeds for the Ascentia MHC Portfolio Property being released; (ii) after giving effect to the release, the debt service coverage ratio for the remaining Ascentia MHC Portfolio Properties is no less than the greater of (a) 1.70x and (b) the debt service coverage ratio immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties); (iii) after giving effect to the release, the loan-to-value ratio for the remaining Ascentia MHC Portfolio Properties is no greater than the lesser of (a) 68.2% and (b) the loan-to-value ratio immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties); (iv) after giving effect to the release, the debt yield for the remaining Ascentia MHC Portfolio Properties is no less than the greater of (a) 10.13% and (b) the debt yield immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties); (v) delivery of a Rating Agency Confirmation; and (vi) delivery of a REMIC opinion and a new non-consolidation opinion with respect to the successor defeasance borrower.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Ascentia MHC Portfolio Properties, plus twelve (12) months of business interruption coverage in an amount equal to 100% of the projected gross income from the Ascentia MHC Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Ascentia MHC Portfolio Properties are completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors— Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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B-35

FIG GARDEN VILLAGE

B-36

FIG GARDEN VILLAGE

B-37

FIG GARDEN VILLAGE

CARTIFACT
Modesto
Turlock
Mariposa
Merced
Fresno
Orosi
Visalia
Hanford
San Lucas
Coalinga
Corcoran
Porterville
Avenal
Delano
Children's Hospital
WOODWARD PARK
Willow International Center
Fresno Heart & Surgical Hospital
Villagio Shopping Center
The Shops At River Park
Marketplace At River Park
Kaiser Permanente Medical Center
River Park Shopping Center
St Agnes Hospital
SIERRA SKY PARK AIRPORT
Fig Garden Village
632-770 West Shaw Avenue
and 5056-5128 North Palm Avenue
Fresno, CA 93704
BULLARD
Savemart @ Bullard
Burlington Plaza
Trader Joe's Center
HOOVER
California State University -Fresno
Clovis
Bulldog Stadium
Island Waterpark
The Center Fresno
Walmart New Center
West Acres
Winepress Shopping Center
Arbor-broadway Faire
Thrifty Plaza
Northgate Shopping Center
Fashion Fair Mall
The Shaw Marketplace
Fresno
Sierra Vista Mall
Ashlan Park
Blackbeard's Family Entertainment Center
Manchester Center
Westlan Shopping Center
FRESNO YOSEMITE INTERNATIONAL AIRPORT
Fresno City College
Community Regional Medical Center
DOWNTOWN
FRESNO CHANDLER DOWNTOWN AIRPORT
Chukchansi Park
Fresno Pacific University

B-38

FIG GARDEN VILLAGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Fresno, California	Cut-off Date Principal Balance	$74,200,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$246.10
Size (SF)	301,501	Percentage of Initial Pool Balance	7.4%
Total Occupancy as of 4/1/2015(1)	92.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2015(1)	92.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1956 / 2007	Mortgage Rate	4.13550%
Appraised Value	$107,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$9,532,223
Underwritten Expenses	$3,022,008	Escrows
Underwritten Net Operating Income (NOI)	$6,510,215	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,122,400	Taxes	$327,676	$109,225
Cut-off Date LTV Ratio	69.3%	Insurance	$0	$0
Maturity Date LTV Ratio	63.1%	Replacement Reserve(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.51x / 1.42x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.3%	Other(4)	$669,305	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$74,200,000	69.0%	Purchase Price	$106,100,000	98.7%
Principal’s New Cash Contribution	33,280,166	31.0	Reserves	996,981	0.9
Closing Costs	383,185	0.4

Total Sources	$107,480,166	100.0%	Total Uses	$107,480,166	100.0%

(1)	Total Occupancy and Owned Occupancy include 6,562 SF for two tenants (Active Ride and Lululemon) that have executed leases, but have not yet opened for business or begun paying rent. We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all. Total Occupancy and Owned Occupancy excluding these two tenants are both 90.7%.
(2)	Monthly replacement reserves are springing and capped at $144,720. See “—Escrows” below.
(3)	Monthly TI/LC reserves are springing and capped at $150,751. See “—Escrows” below.
(4)	Other reserve represents an unfunded obligations reserve for unfunded tenant allowances and leasing commissions. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Fig Garden Village Loan”) is evidenced by a note in the original principal amount of $74,200,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Fresno, California (the ”Fig Garden Village Property”). The Fig Garden Village Loan was originated by Goldman Sachs Mortgage Company on June 3, 2015 and represents approximately 7.4% of the Initial Pool Balance. The note evidencing the Fig Garden Village Loan has a principal balance as of the Cut-off Date of $74,200,000 and an interest rate of 4.13550% per annum. The borrower utilized the proceeds of the Fig Garden Village Loan to acquire the Fig Garden Village Property, fund reserves and pay origination costs.

The Fig Garden Village Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Fig Garden Village Loan requires monthly payments of interest only for the initial 60 months, followed by monthly payments of interest and principal sufficient to amortize the Fig Garden Village Loan over a 30-year amortization schedule. The scheduled maturity date of the Fig Garden Village Loan is the due date in June 2025. Voluntary prepayment of the Fig Garden Village Loan is prohibited prior to the due date in March 2025. Provided that no event of default under the Fig Garden Village Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Fig Garden Village Property is a 301,501 SF grocery-anchored, open-air lifestyle center located in Fresno, California. The Fig Garden Village Property consists of 15 separate buildings spread across approximately 26 acres. It was constructed in 1956 and was most recently renovated in 2007. The Fig Garden Village Property is anchored by Whole Foods Market and CVS, and additional tenants include Talbots Woman, Pottery Barn and Elbow Room. The Fig Garden Village Property has approximately 85 stores and restaurants, including Lululemon, J.Crew, Williams-Sonoma, Bath & Body Works, Coach, Starbucks and Eddie Bauer. The Fig Garden Village Property generates comparable in-line (<10,000 SF) sales of $398 per SF and has a comparable in-line occupancy cost of 9.8%. As of April 1, 2015, Total Occupancy and Owned Occupancy for the Fig Garden Village Property were both 92.8%.

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FIG GARDEN VILLAGE

The following table presents certain information relating to the anchor and junior anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Fig Garden Village Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Whole Foods Market	NR / NR / BBB-	30,819	10.2%	Yes	$740,786	$24.04	9/30/2020	$945	2.5%	4, 5-year options
Total Anchors		30,819	10.2%

Jr. Anchors
CVS	NR / Baa1 / BBB+	23,244	7.7%	Yes	$643,138	$27.67	4/30/2019	$424	6.5%	3, 5-year options
Pottery Barn	NR / NR / NR	12,500	4.1	Yes	$443,653	$35.49	1/31/2019	$394	9.0%	2, 6-year options
Elbow Room	NR / NR / NR	11,592	3.8	Yes	$302,429	$26.09	7/31/2022	$405	6.3%	NA
Talbots Woman	NR / NR / B-	10,372	3.4	Yes	$427,746	$41.24	5/31/2020	$190	21.1%	2, 5-year options
Total Jr. Anchors		57,708	19.1%

Total In-line		173,660	57.6%	Yes	$6,118,547	$35.23
Total Office		33,181	11.0%	Yes	$583,054	$17.57
Total Storage		1,582	0.5%	Yes	$32,004	$20.23
Total Kiosk		224	0.1%	Yes	$16,429	$73.35
Total Outparcels		4,327	1.4%	Yes	$174,437	$40.31
Total Owned SF		301,501	100.0%
Total SF		301,501	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	TTM sales as of March 31, 2015.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Fig Garden Village Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Pottery Barn	NR / NR / NR	12,500	4.1%	$443,653	6.4%	$35.49	1/31/2019	$394	9.0%	2, 6-year options
CVS	NR / Baa1 / BBB+	23,244	7.7	417,660	6.0	17.97	4/30/2019	$424	6.5%	3, 5-year options
Whole Foods Market	NR / NR / BBB-	30,819	10.2	365,225	5.3	11.85	9/30/2020	$945	2.5%	4, 5-year options
Talbots Woman	NR / NR / B-	10,372	3.4	314,894	4.6	30.36	5/31/2020	$190	21.1%	2, 5-year options
Elbow Room	NR / NR / NR	11,592	3.8	175,920	2.5	15.18	7/31/2022	$405	6.3%	NA
Chico’s	NR / NR / NR	4,500	1.5	171,000	2.5	38.00	1/31/2017	$499	9.8%	2, 5-year options
Patrick James W. Coast Classic	NR / NR / NR	4,726	1.6	169,399	2.4	35.84	1/31/2021	$445	10.7%	NA
Spa & Salon at Fig Garden	NR / NR / NR	7,361	2.4	163,414	2.4	22.20	12/31/2018	$204	15.4%	NA
Banana Republic, LLC	BBB- / Baa3 / BBB-	9,000	3.0	162,000	2.3	18.00	4/30/2016	$216	12.7%	3, 5-year options
J.Crew	NR / NR / B-	5,482	1.8	153,496	2.2	28.00	1/31/2017	$354	10.7%	2, 5-year options
Ten Largest Owned Tenants		119,596	39.7%	$2,536,661	36.7%	$21.21
Remaining Owned Tenants		160,328	53.2	4,380,039	63.3	27.32
Vacant Spaces (Owned Space)		21,577	7.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		301,501	100.0%	$6,916,699	100.0%	$24.71

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	TTM sales as of March 31, 2015.

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FIG GARDEN VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Fig Garden Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,961	1.0%	1.0%	$59,469	0.9%	$20.08	3
2015	7,422	2.5	3.4%	152,996	2.2	20.61	7
2016	32,317	10.7	14.2%	713,022	10.3	22.06	12
2017	54,754	18.2	32.3%	1,424,552	20.6	26.02	19
2018	24,636	8.2	40.5%	720,492	10.4	29.25	11
2019	55,978	18.6	59.1%	1,380,562	20.0	24.66	11
2020	50,607	16.8	75.8%	1,118,538	16.2	22.10	8
2021	14,468	4.8	80.6%	438,392	6.3	30.30	4
2022	13,462	4.5	85.1%	231,085	3.3	17.17	2
2023	5,526	1.8	86.9%	150,318	2.2	27.20	2
2024	8,166	2.7	89.7%	238,274	3.4	29.18	3
2025	5,300	1.8	91.4%	159,000	2.3	30.00	2
2026 & Thereafter	4,327	1.4	92.8%	130,000	1.9	30.04	1
Vacant	21,577	7.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	301,501	100.0%		$6,916,699	100.0%	$24.71	85

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Fig Garden Village Property:

Historical Leased %(1)

	2012	2013	2014
Owned Space	94.0%	95.5%	93.9%

(1)	As provided by the borrower, and represents occupancy as of December 31 for the indicated year.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fig Garden Village Property:

Cash Flow Analysis(1)

	2013	2014	TTM 4/30/2015	Underwritten	Underwritten $ per SF
Base Rent(2)(3)	$6,265,811	$6,484,206	$6,576,253	$6,916,699	$22.94
Overage/Percentage Rent	201,816	253,085	238,910	173,781	0.58
Kiosks/Temporary/Specialty	0	0	0	50,000	0.17
Gross Up Vacancy	0	0	0	706,311	2.34
Total Rent	$6,467,627	$6,737,291	$6,815,163	$7,846,791	$26.03
Total Reimbursables	1,705,265	1,942,140	1,988,739	2,391,743	7.93
Vacancy & Credit Loss	32,552	(80,894)	(90,930)	(706,311)	(2.34)
Effective Gross Income	$8,205,444	$8,598,537	$8,712,972	$9,532,223	$31.62

Total Operating Expenses	$2,197,959	$2,385,287	$2,426,717	$3,022,008	$10.02

Net Operating Income	$6,007,485	$6,213,250	$6,286,255	$6,510,215	$21.59
TI/LC	0	0	0	245,171	0.81
Capital Expenditures	0	0	0	142,644	0.47
Net Cash Flow	$6,007,485	$6,213,250	$6,286,255	$6,122,400	$20.31

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of April 1, 2015 and rent steps through July 31, 2016.
(3)	Underwritten Base Rent includes tenants who pay rent based on a percentage of sales in lieu of base rent. The Underwritten Base Rent includes two tenants (Pottery Barn and White House Black Market) comprising 15,975 SF that paid rent based on a percentage of sales in lieu of base rent totaling $525,963.

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FIG GARDEN VILLAGE

■	Appraisal. According to the appraisal, the Fig Garden Village Property had an “as-is” appraised value of $107,000,000 as of May 13, 2015.

■	Environmental Matters. According to a Phase I environmental site assessment dated May 22, 2015 (“ESA”), an environmental consultant reported that prior dry cleaning activities at the Fig Garden Village Property resulted in contamination onsite and also may be impacting an offsite municipal water well. A Fixed Fee Environmental Service Agreement (“Remediation Agreement”) was entered into in 1998 between the property owner at that time and ARCADIS Geraghty & Miller, Inc. (“ARCADIS”, whose successor’s parent company, ARCADIS NV, is a publicly traded company) in which ARCADIS assumed responsibility for remediating the then-existing contamination, with no monetary cap or time limit, until regulatory closure was obtained in the form of a no further action letter. Following active remediation, the dry cleaning release has been in groundwater monitoring status. No further remediation currently is foreseen onsite. However, contamination levels in the off-site municipal water well have been increasing, although still below federal and state action levels. Under the Remediation Agreement, ARCADIS is responsible for the costs of any off-site municipal well-head treatment that is necessary in response to the offsite presence of contamination that is determined by the environmental authority to be the responsibility of the site. Accordingly, the ESA did not recommend any further investigation or other action by the owner of the Fig Garden Village Property. The borrower sponsor has provided an environmental guaranty that, in the event that ARCADIS should fail to complete its obligations under the Remediation Agreement, then the borrower sponsor would be liable for any damages to the extent not covered by the borrower or by environmental insurance. Additionally, the borrower sponsor purchased a $20.0 million environmental insurance policy at origination with a minimum term of 10 years. The policy will cover third party claims and remediation costs but not remediation costs for dry cleaning constituents in the groundwater commencing prior to the inception date of the policy and resulting from dry cleaning operations conducted at the Fig Garden Village Property. We cannot assure you that ARCADIS or the borrower sponsor will in fact fund any or all remaining required remediation to achieve regulatory closure, that the environmental insurance policy will cover all or any part of any claims that may arise, or that any governmental agency or private party will not bring any environmental claims or demands directly against the owner or any successor to the owner of the Fig Garden Village Property.

■	Market Overview and Competition. The Fig Garden Village Property is a grocery-anchored, open-air retail center in the Fresno, California market. Primary retail competition includes Fashion Fair Mall, an enclosed super-regional mall located 1.7 miles east of the Fig Garden Village Property, which generates estimated comparable in-line (<10,000 SF) sales of approximately $600 per SF and has an estimated occupancy of 99%; The Shops at River Park, a regional center located 3.3 miles north of the Fig Garden Village Property, which has an estimated occupancy of 95% and for which sales estimates are not available; Villagio Shopping Center, a lifestyle center located 3.7 miles north of the Fig Garden Village Property, which has an estimated occupancy of 100% and for which sales estimates are not available; Burlington Plaza, a community center located 1.6 miles northeast of the Fig Garden Village Property which has an estimated occupancy of approximately 98% and for which sales estimates are not available; and Winepress S.C., a community center located 2.1 miles west of the Fig Garden Village Property, which has an estimated occupancy of 77% and for which sales estimates are not available.

Competitive Set(1)

	Fig Garden Village	Fashion Fair Mall	The Shops at River Park	Villagio Shopping Center	Burlington Plaza	Winepress S.C.
Distance from Subject	-	1.7 miles	3.3 miles	3.7 miles	1.6 miles	2.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1956	1970	1997	2002	1978	1987
Total GLA	301,501	1,055,437	677,252	203,268	395,059	310,650
Total Occupancy	92.8%	99%	95%	100%	98%	77%
Anchors & Jr. Anchors	Whole Foods Market, CVS, Talbots Woman, Pottery Barn, Elbow Room	Apple, Macy’s, JCPenney, Forever 21, Victoria’s Secret	Macy’s, Edward’s Cinema, REI, Cost Plus	Barnes & Noble, HomeGoods, Nordstrom Rack, DSW	Burlington Coat Factory, Target, Smart & Final	Target, Steinmart, Anna’s Linens, Big 5

(1)     Source: Appraisal.

■	The Borrower. The borrower is RPI Fig Garden, LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fig Garden Village Loan. Rouse Properties, LP (“Rouse”), an indirect owner of the borrower, is the non-recourse carveout guarantor under

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the Fig Garden Village Loan. Rouse is a publicly traded real estate investment trust headquartered in New York City. Rouse was formed as a spin-off from General Growth Properties in January 2012. Rouse’s portfolio includes 35 malls in 21 states, encompassing approximately 24.1 million SF of space. Rouse actively manages all of its properties, performing daily functions such as leasing, maintenance, marketing, and other promotional services.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve of $327,676, (ii) a deferred maintenance reserve of $340,835 related to, among other things, roof repairs and repairs to comply with the Americans with Disabilities Act (replaced by a guaranty from the borrower sponsor at origination), and (iii) an unfunded obligations reserve of $669,305 related to unpaid tenant improvements and leasing commissions.

On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the next succeeding 12-month period; provided, however, that reserve deposits for taxes are not required to the extent such taxes are paid by certain tenants and there is no continuing event of default under the Fig Garden Village Loan; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the Fig Garden Village Loan documents and there is no continuing event of default under the Fig Garden Village Loan; (iii) during a Fig Garden Village Cash Management Period, a tenant improvements and leasing commissions reserve in an amount equal to approximately $12,563 (subject to a cap of $150,751); and (iv) during a Fig Garden Village Cash Management Period, a capital expenditure reserve in the amount of approximately $12,060 (subject to a cap of $144,720).

In addition, on each due date during the continuance of a Fig Garden Village Cash Management Period other than such period caused solely as a result of a Fig Garden Village Lease Sweep Period, the Fig Garden Village Loan documents require a cash collateral subaccount as discussed under “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. The Fig Garden Village Loan is structured with a hard lockbox that is already in place. The Fig Garden Village Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all rents (other than de minimis income not exceeding $50,000 per annum and sponsorship income) received by the borrower or the property manager be deposited into such lockbox account within three business days following receipt. For so long as no Fig Garden Village Cash Management Period under the Fig Garden Village Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Fig Garden Village Cash Management Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a Fig Garden Village Cash Management Period, the Fig Garden Village Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in (i) a cash collateral subaccount during the continuance of a Fig Garden Village Cash Management Period (other than as described in clause (ii) following this item) or (ii) a rollover reserve account during the continuance of a Fig Garden Village Cash Management Period caused by a Fig Garden Village Lease Sweep Period (up to an amount equal to the product of $10 times the SF leased by each Fig Garden Village Major Tenant relating to such Fig Garden Village Lease Sweep Period).

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FIG GARDEN VILLAGE

A “Fig Garden Village Cash Management Period” means any period (i) commencing as of June 2025 and ending upon the Fig Garden Village Loan and all other obligations under the Fig Garden Village Loan documents being paid in full, (ii) commencing upon an event of default under the Fig Garden Village Loan and ending upon such event of default being cured (as long as no other event of default is continuing), (iii) commencing upon the debt service coverage ratio (as calculated under the Fig Garden Village Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 1.15x and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio is equal to or greater than 1.20x, (iv) during the continuance of a Fig Garden Village Lease Sweep Period or (v) commencing upon the Whole Foods Market tenant discontinuing its business at its premises or giving notice of its intent to discontinue its business at its premises, and ending upon the entirety of the space covered by the Whole Foods Market lease being re-let with one or more tenants entered into in accordance with the terms of the Fig Garden Village Loan documents (and each such tenant is in occupancy and paying rent).

A “Fig Garden Village Lease Sweep Period” means the period commencing upon the occurrence of a Fig Garden Village Tenant Trigger Event and ending: (i) in the case of any Fig Garden Village Tenant Trigger Event, when an amount has been deposited into a special rollover reserve equal to $10 per SF of the related Fig Garden Village Major Tenant’s leased space; (ii) in the case of a Fig Garden Village Tenant Trigger Event solely under clauses (i), (ii) or (iii) of the definition of that term, if the tenant exercises its renewal or extension option or the related space has been leased pursuant to one or more replacement leases reasonably approved by the lender; (iii) in the case of a Fig Garden Village Tenant Trigger Event solely under clause (iv) of the definition of that term, if the related default has been cured; or (iv) in the case of a Fig Garden Village Tenant Trigger Event solely under clause (v) of the definition of that term, if the insolvency proceeding has terminated and the related lease has been affirmed.

“Fig Garden Village Tenant Trigger Event” means the date that (i) a Fig Garden Village Major Tenant fails to give notice of renewal of its lease pursuant to the lease, (ii) a Fig Garden Village Major Tenant surrenders, cancels or terminates its lease prior to the related expiration date, (iii) a Fig Garden Village Major Tenant (other than Whole Foods Market) discontinues its business (unless such tenant has an investment grade rating or continues to pay rent), (iv) a material monetary default under a Fig Garden Village Major Tenant lease (or other default where the borrower has a termination right) occurs or (v) certain insolvency proceedings involving a Fig Garden Village Major Tenant have commenced.

A “Fig Garden Village Major Tenant” is (i) the Whole Foods Market tenant and each other tenant that leases more than 30,000 SF of space at the Fig Garden Village Property (including space leased by any affiliate of such tenant), (ii) any tenant that has a purchase option with respect to all or any portion of its leased space or (iii) any tenant that is a borrower affiliate.

■	Property Management. The Fig Garden Village Property is currently self-managed. There is currently no property management agreement for the Fig Garden Village Property. Under the Fig Garden Village Loan documents, the Fig Garden Village Property is required to remain self-managed or managed by (i) Rouse Properties, Inc., (ii) a property management company meeting certain experience and leasing requirements under the Fig Garden Village Loan documents or (iii) any other property manager consented to by the lender. If the borrower enters into a management agreement, the lender has the right to replace, or require the borrower to replace, the property manager with a property manager acceptable to the lender in the lender’s reasonable discretion (i) during the continuance of an event of default under the Fig Garden Village Loan, (ii) upon the gross negligence, malfeasance or willful misconduct of the property manager, (iii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable grace and/or cure periods) or (iv) upon the commencement of certain insolvency events with respect to the property manager. In the event a replacement manager is appointed (subject to standard lender approvals), the newly created management agreement would be subordinate to the Fig Garden Village Loan and would be subject to a fee cap of 3.5% of effective gross income.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. At any time on or after the first due date following the second anniversary of the securitization Closing Date, the borrower is permitted to obtain the release of a non-income producing vacant portion of the Fig Garden Village Property, subject to the satisfaction of certain conditions, including that: (i) no

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event of default under the Fig Garden Village Loan is then continuing and the release will not cause an event of default to occur, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Fig Garden Village Loan documents) for the remaining portion of the Fig Garden Village Property is at least 1.67x, (iii) after giving effect to the release, the loan-to-value ratio (as calculated under the Fig Garden Village Loan documents) for the remaining portion of the Fig Garden Village Property is no greater than 60.3%, and (iv) the borrower delivers a REMIC opinion.

■	Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy (or as stand-alone coverage) against loss or damage by terrorist acts in an amount equal to the full replacement cost of the Fig Garden Village Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration and general liability and excess liability/umbrella coverage), provided that such coverage is available. Notwithstanding the foregoing, if TRIPRA or any successor or equivalent replacement acts are ever not in effect, then with respect to any such stand-alone policy covering terrorist acts, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of two times the amount of the premiums that the borrower paid for the portion of property and casualty insurance required under the Fig Garden Village Loan documents (the ”Fig Garden Village Terrorism Premium Cap”), and if the cost of terrorism insurance exceeds such amount, then, at the lender’s option, the lender may (i) purchase such stand-alone terrorism policy, with the borrower paying the portion of the insurance premium that equals the Fig Garden Village Terrorism Premium Cap and the lender paying the remaining portion of the insurance premium or (ii) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premium payable with respect to such stand-alone terrorism policy to the Fig Garden Village Terrorism Premium Cap. The required terrorism insurance may be included in a blanket policy, provided that the policy will provide the same protection as a separate policy insuring only the Fig Garden Village Property. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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BASSETT PLACE

B-46

BASSETT PLACE

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BASSETT PLACE

CARTIFACT
Franklin Mountains State Park
BIGGS ARMY AIRFIELD
Fort Bliss
EL PASO INTERNATIONAL AIRPORT
Bassett Place
6101 Gateway Boulevard West
El Paso, TX 79925
GOVERNMENT HILL
KOLLIEN HILL
The University of Texas - El Paso
SAN JUAN
El Paso
Cielo Vista Mall
Fountains at Farah
MONTCLAIR
BNSF INTERMODAL TERMINAL
BOTA PORT OF ENTRY
STANTON ST PORT OF ENTRY
UNION PACIFIC INTERMODAL TERMINAL
Ciudad Juarez
UNITED STATES (TEXAS)
MEXICO
YSELETA PORT OF ENTRY
Flagstaff
Albuquerque
NEW MEXICO
Phoenix
Tucson
Las Cruces
MEXICO
375
54
601
60
180
10
20

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BASSETT PLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	El Paso, Texas	Cut-off Date Principal Balance		$65,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$110.01
Size (SF)	595,412	Percentage of Initial Pool Balance		6.5%
Total Occupancy as of 6/3/2015(1)	98.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/3/2015(1)	98.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1962 / 2004-2005, 2007	Mortgage Rate		4.39850%
Appraised Value	$89,165,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$10,098,176
Underwritten Expenses	$3,724,745	Escrows
Underwritten Net Operating Income (NOI)	$6,373,431		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,933,425	Taxes	$450,619	$75,103
Cut-off Date LTV Ratio(2)	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	60.1%	Replacement Reserve	$0	$11,525
DSCR Based on Underwritten NOI / NCF	1.62x / 1.51x	TI/LC(4)	$0	$25,000
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.1%	Other(5)	$7,770,861	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$65,500,000	100.0%	Loan Payoff	$56,339,563	86.0%
			Reserves	8,221,480	12.6
			Closing Costs	857,971	1.3
			Principal Equity Distribution	80,986	0.1

Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%

(1)	Total Occupancy and Owned Occupancy include 38,585 SF of space for five tenants (Dave & Buster’s, Sansei Japan, Chinese Gourmet, Sbarro’s and Subway) that have executed leases but have not yet taken occupancy or begun paying rent. We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all. Total Occupancy and Owned Occupancy excluding the five tenants described above are 91.7% and 93.3%, respectively, as of June 3, 2015.
(2)	The Cut-off Date LTV Ratio is calculated based on the Cut-off Date Principal Balance ($65,500,000) less a $7,539,861 holdback associated with Dave & Buster’s and food court renovations for which $5,376,901 and $2,162,960, respectively, has been reserved. The Cut-off Date LTV Ratio, calculated without adjusting for these holdbacks, is 73.5%. See “—Escrows” below.
(3)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $95,200,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $89,165,000, is 64.2%. See “—Appraisal” below.
(4)	The TI/LC reserve is capped at $600,000. See “—Escrows” below.
(5)	Other reserve represents unfunded obligations related to Dave & Buster’s ($5,376,901), food court renovations and related tenant improvement, leasing commissions and rent holdbacks ($2,162,960) and Petco ($231,000). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Bassett Place Loan”) is evidenced by a note in the original principal amount of $65,500,000, secured by a first mortgage encumbering the fee simple interest in a retail property located in El Paso, Texas (the “Bassett Place Property”). The Bassett Place Loan was originated by Goldman Sachs Mortgage Company on June 9, 2015 and represents approximately 6.5% of the Initial Pool Balance. The note evidencing the Bassett Place Loan has a principal balance as of the Cut-off Date of $65,500,000 and an interest rate of 4.39850% per annum. The borrower utilized the proceeds of the Bassett Place Loan to refinance the existing debt on the Bassett Place Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Bassett Place Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Bassett Place Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the Bassett Place Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in July 2025. Voluntary prepayment of the Bassett Place Loan is prohibited prior to April 6, 2025. Provided that no event of default under the Bassett Place Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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BASSETT PLACE

■	The Mortgaged Property. The Bassett Place Property is comprised of 595,412 SF of a 736,151 SF retail center located in El Paso, Texas at the intersection of Interstate 10 and Geronimo Drive. The Bassett Place Property was originally constructed in 1962 as a regional mall and over the years has been re-positioned as a power center with big box retailers. The borrower acquired the Bassett Place Property in 2003 and completed renovations in 2007. The Bassett Place Property is anchored by Costco (not included in collateral), Target (ground leased), Kohl’s (ground leased), Premiere Cinema (IMAX), Conn’s, Ross Dress for Less and Dave & Buster’s. Other tenants include Marshall’s, Office Depot, Shoe Carnival, Petco and Dollar Tree. Costco (not included in collateral) opened in 2003, Premiere Cinema (IMAX) opened in 2007 (replacing in-line space), Kohl’s opened in 2009 (completely renovated its space), Conn’s opened in 2012 (replacing in-line space) and Dave & Buster’s is expected to open in November or December 2015 (replacing in-line and food court space). As of June 3, 2015, Total Occupancy and Owned Occupancy were 98.5% and 98.1%, respectively.

The following table presents certain information relating to the anchor and junior tenants (of which, certain tenants may have co-tenancy provisions) at the Bassett Place Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Costco	A+ / A1 / A+	140,739	19.1%	No	NA	NA	NA	NA	NA	NA
Target (GL)(3)	A- / A2 / A	117,380	15.9	Yes	$724,471	$6.17	1/31/2020	NA	NA	5, 5-year options
Kohl’s (GL)(4)	BBB+ / Baa1 / BBB	83,130	11.3	Yes	$186,636	$2.25	1/31/2017	$133.10	1.7%	4, 10-year options
Premiere Cinema (IMAX)	NR / NR / NR	61,028	8.3	Yes	$1,152,832	$18.89	10/31/2023	$328,979	19.5%	2, 5-year options
Conn’s	NR / Ba3 / B	47,005	6.4	Yes	$676,360	$14.39	12/31/2022	NA	NA	3, 5-year options
Ross Dress for Less	NR / A3 / A-	36,250	4.9	Yes	$614,215	$16.94	1/31/2021	$646.91	2.6%	2, 5-year options
Dave & Buster’s(5)	NR / NR / NR	35,933	4.9	Yes	$835,442	$23.25	11/30/2030	NA	NA	3, 5-year options
Total Anchors		521,465	70.8%

Jr. Anchors
Marshall’s	NR / A3 / A+	29,610	4.0%	Yes	$433,631	$14.64	9/30/2018	$380.71	3.8%	2, 5-year options
Office Depot	NR / B2 / B-	22,750	3.1	Yes	$372,708	$16.38	1/31/2018	$282.31	5.8%	1, 5-year option
Shoe Carnival	NR / NR / NR	13,751	1.9	Yes	$234,566	$17.06	5/31/2022	NA	NA	2, 5-year options
Petco	NR / B3 / B	12,000	1.6	Yes	$276,000	$23.00	1/31/2026	NA	NA	2, 5-year options
Dollar Tree	NR / Ba2 / BB	11,327	1.5	Yes	$192,418	$16.99	3/31/2017	NA	NA	3, 5-year options
Total Jr. Anchors		89,438	12.1%

Occupied In-line		80,783	11.0%		$3,265,136	$40.42
Occupied Outparcel		23,724	3.2%		$533,309	$22.48
Other(6)		9,662	1.3%		$207,959	$21.52
Vacant Spaces		11,079	1.5%		$0	$0.00
Total Owned SF		595,412	80.9%
Total SF		736,151	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales figures for Ross Dress for Less, Marshall’s and Office Depot are for the year ending December 31, 2014. Sales for other tenants are for the trailing 12-months ending March 31, 2015.
(3)	Target (GL) is a ground lease tenant. The borrower sponsor owns the land, and the tenant owns the improvements.
(4)	Kohl’s (GL) is a ground lease tenant. The borrower sponsor owns the land, and the tenant owns the improvements.
(5)	Dave & Buster’s has signed a lease and will commence paying rent once they are open for business which is expected to be in November or December 2015. The expiration date shown (11/30/2030) assumes the tenant will open in November 2015. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(6)	Other represents temporary tenants, kiosks, vending machines and an ATM.

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BASSETT PLACE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Bassett Place Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Premiere Cinema (IMAX)	NR / NR / NR	61,028	10.2%	$961,191	14.1%	$15.75	10/31/2023	$328,979	19.5%	2, 5-year options
Dave & Buster’s(3)	NR / NR / NR	35,933	6.0	664,761	9.8	18.50	11/30/2030	NA	NA	3, 5-year options
Target (GL)(4)	A / A2 / A	117,380	19.7	464,188	6.8	3.95	1/31/2020	NA	NA	5, 5-year options
Ross Dress for Less	NR / A3 / A	36,250	6.1	453,125	6.7	12.50	1/31/2021	$646.91	2.6%	2, 5-year options
Conn’s	NR / Ba3 / B	47,005	7.9	437,147	6.4	9.30	12/31/2022	NA	NA	3, 5-year options
Marshall’s	AA / A3 / A	29,610	5.0	281,295	4.1	9.50	9/30/2018	$380.71	3.8%	2, 5-year options
Office Depot	BB / B2 / B	22,750	3.8	278,688	4.1	12.25	1/31/2018	$282.31	5.8%	1, 5-year option
Petco	NR / B3 / B	12,000	2.0	222,000	3.3	18.50	1/31/2026	NA	NA	2, 5-year options
Shoe Carnival	NR / NR / NR	13,751	2.3	178,754	2.6	13.00	5/31/2022	NA	NA	2, 5-year options
David’s Bridal	B / B3 / NR	9,000	1.5	171,000	2.5	19.00	12/31/2016	NA	NA	2, 5-year options
Ten Largest Owned Tenants		384,707	64.6%	$4,112,148	60.4%	$10.69
Remaining Owned Tenants		199,626	33.5	2,701,412	39.6	13.53
Vacant Spaces (Owned Space)		11,079	1.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		595,412	100.0%	$6,813,560	100.0%	$11.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales figures for Ross Dress for Less, Marshall’s and Office Depot are for the year ending December 31, 2014. Sales for other tenants are for the trailing 12-months ending March 31, 2015.
(3)	Dave & Buster’s has signed a lease and will commence paying rent once they are open for business which is expected to be in November or December 2015. The expiration date shown (11/30/2030) assumes the tenant will open in November 2015. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(4)	Target (GL) is a ground lease tenant. The borrower sponsor owns the land, and the tenant owns the improvements.

The following table presents certain information relating to the lease rollover schedule at the Bassett Place Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	2,838	0.5	0.5%	80,000	1.2	28.19	9
2016	35,989	6.0	6.5%	543,417	8.0	15.10	18
2017	103,638	17.4	23.9%	454,923	6.7	4.39	7
2018	89,321	15.0	38.9%	1,512,329	22.2	16.93	15
2019	5,343	0.9	39.8%	259,603	3.8	48.59	4
2020	131,577	22.1	61.9%	750,154	11.0	5.70	6
2021	37,303	6.3	68.2%	484,715	7.1	12.99	2
2022	60,756	10.2	78.4%	615,901	9.0	10.14	2
2023	62,803	10.5	88.9%	1,007,991	14.8	16.05	2
2024	0	0.0	88.9%	0	0.0	0.00	0
2025	1,976	0.3	89.3%	127,887	1.9	64.72	3
2026 & Thereafter	52,789	8.9	98.1%	976,641	14.3	18.50	3
Vacant	11,079	1.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	595,412	100.0%		$6,813,560	100.0%	$11.44	71

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

B-51

BASSETT PLACE

The following table presents certain information relating to historical leasing at the Bassett Place Property:

Historical Leased %(1)

	2012	2013	2014	As of 4/30/2015
Owned Space	97.8%	97.2%	92.8%	90.2%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year, unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bassett Place Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 4/30/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$6,007,919	$6,397,914	$6,044,903	$5,962,105	$6,813,560	$11.44
Overage Rent(3)	173,905	304,608	173,391	218,284	196,435	0.33
Temporary Tenant Revenue(3)	0	0	502,888	483,722	377,132	0.63
Gross Up Vacancy	0	0	0	0	532,877	0.89
Total Rent	$6,181,824	$6,702,522	$6,721,182	$6,664,111	$7,920,005	$13.30
Total Reimbursables	2,050,017	2,429,965	1,990,495	2,502,041	2,695,688	4.53
Other Income	53,135	21,982	(3,988)	(880)	15,360	0.03
Vacancy & Credit Loss	0	0	(12,565)	(12,566)	(532,877)	(0.89)
Effective Gross Income	$8,284,976	$9,154,469	$8,695,124	$9,152,706	$10,098,176	$16.96

Total Operating Expenses	$3,001,719	$3,096,276	$3,195,275	$3,215,238	$3,724,745	$6.26

Net Operating Income	$5,283,257	$6,058,193	$5,499,849	$5,937,468	$6,373,431	$10.70
TI/LC	0	0	0	0	301,706	0.51
Capital Expenditures	0	0	0	0	138,300	0.23
Net Cash Flow	$5,283,257	$6,058,193	$5,499,849	$5,937,468	$5,933,425	$9.97

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of June 3, 2015 and rent steps through July 31, 2016.
(3)	Operating statements for 2012 and 2013 do not separately break out Overage Rent and Temporary Tenant Revenue. Temporary Tenant Revenue was included in Base Rent for those years.

■	Appraisal. According to the appraisal, the Bassett Place Property had an “as-is” appraised value of $89,165,000 as of April 27, 2015 and an “as complete and stabilized” appraised value of $95,200,000 as of January 1, 2016, assuming completion of an 11,622 SF expansion and the occupation of that space by the Dave & Buster’s tenant. This expansion will increase the size of the property from 583,790 SF to 595,412 SF, and Dave & Buster’s space (including the 11,622 expansion space) will be 35,933 SF. Dave & Buster’s is expected to open in November or December 2015.

■	Environmental Matters. According to a Phase I environmental report, dated April 16, 2015, there are no recognized environmental conditions or recommendations for further action at the Bassett Place Property, other than the recommendations for (i) further assessment of soil and groundwater in the event any future redevelopment or excavation/construction is proposed at the Bassett Place Property and (ii) an asbestos operations and maintenance (O&M) plan.

B-52

BASSETT PLACE

■	Market Overview and Competition. The Bassett Place Property is located at the intersection of Interstate 10 and Geronimo Drive in El Paso, Texas. The Bassett Place Property is located approximately five miles from the area’s three major activity hubs: Bridge of Americas, El Paso International Airport and Fort Bliss. The Bassett Place Property draws from over 30,000 troops and 58,000 family members currently at Fort Bliss, as well as the 2.6 million residents of the combined El Paso / Juarez MSA. As of the first quarter 2015, the El Paso area market contained approximately 46.4 million SF of retail space with a reported occupancy rate of 95.3%. The Bassett Place Property is located in the South Submarket which contained approximately 6.35 million SF with a reported occupancy rate of 95.2% as of the first quarter 2015.

The following table presents certain information relating to the primary competition for the Bassett Place Property:

Competitive Set(1)

	Bassett Place	Cielo Vista Mall	El Paseo Marketplace	Las Palmas Marketplace	Sunland Park Mall	Yarbrough Plaza
Distance from Subject	-	2.0 miles	8.5 miles	7.3 miles	8.3 miles	4.3 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1962	1974	2007	1997	1988	1982
Total GLA	595,412	1,193,103	449,532	634,991	917,889	310,031
Total Occupancy	98%	100%	100%	100%	98%	98%
Anchors	Target, Kohl’s, Premiere Cinema (IMAX), Dave & Buster’s, Ross Dress for Less	Dillard’s, JCPenney, Sears, Macy’s	Target, Marshall’s, Office Depot, Best Buy, Ross Dress for Less, PetsMart	Lowe’s, Kohl’s, Bed Bath & Beyond, Office Depot, Cinemark Theater, Babies R’ Us	Dillard’s, Sears, Macy’s, Forever 21	PetSmart, Ross Dress for Less, Pep Boys

(1)	Source: Appraisal.

■	The Borrower. The borrower is Bassett Place Real Estate Company, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bassett Place Loan. The non-recourse carveout guarantors under the Bassett Place Loan are Cypress Ventures, LLC and (with respect to certain bankruptcy events) Christopher C. Maguire, each an indirect owner of the borrower. Cypress Ventures, LLC is a joint venture between Cypress Equities and Akard Street Partners, an investment partnership with Hunt Realty Investments, Inc. and Teacher Retirement Systems of Texas. Over the course of 20 years, Cypress Equities companies have been actively involved in over 200 real estate investments, valued at more than $4 billion, including over $1 billion of total invested equity.

■	Escrows. On the origination date of the Basset Place Loan, the borrower funded (i) a tax reserve of approximately $450,619, (ii) an unfunded obligations reserve related to food court renovations and related tenant improvements, leasing commissions and rent holdbacks ($2,162,960) and Petco tenant improvements, leasing commissions and rent holdbacks ($231,000) and (iii) an unfunded obligations reserve of $5,376,901 related to the Dave & Buster’s space, including, among other things, food court renovations, tenant improvements, leasing commissions, rent and certain construction (including roof repairs).

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the Bassett Place Loan documents and there is no continuing event of default under the Bassett Place Loan, (ii) a capital expenditure reserve in the amount of $11,525 and (iii) a tenant improvements and leasing commissions reserve in the amount of $25,000 (subject to a cap of $600,000, excluding termination fees).

In addition, on each due date during the continuance of a Bassett Place Trigger Period, the Bassett Place Loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

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BASSETT PLACE

■	Lockbox and Cash Management. The Bassett Place Loan is structured with a hard lockbox that is already in place. The Bassett Place Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the Bassett Place Property and all other money received by the borrower or the property manager with respect to the Bassett Place Property (other than tenant security deposits) be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day, all amounts in the lockbox account that exceed $5,000 are required to be remitted to the cash management account.

For so long as no Bassett Place Trigger Period or event of default under the Bassett Place Loan is continuing, on each business day, the lender will be required to remit to a borrower-controlled operating account all amounts in the cash management account in excess of $5,000 and the amounts required to pay monthly reserves and debt service on the next due date. On each due date during the continuance of a Bassett Place Trigger Period or, at the lender’s discretion, during an event of default under the Bassett Place Loan agreement, the Bassett Place Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in (i) an excess cash flow reserve account during the continuance of a Bassett Place Trigger Period or event of default or (ii) a rollover reserve account during the continuance of a Bassett Place Trigger Period.

A “Bassett Place Trigger Period” means any period: (i) commencing with fiscal quarter ending September 30, 2015 as of the conclusion of the 12-month period (ending on the last day of each subsequent fiscal quarter) during which the debt service coverage ratio (as calculated under the Bassett Place Loan documents) is less than 1.15x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.20x; (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Bassett Place Trigger Period is ongoing; (iii) commencing as of the end of any fiscal quarter during which the borrower sponsor, Cypress Ventures, LLC, fails to maintain a net worth in excess of $10,000,000 (excluding assets attributable to the Bassett Place Property) or liquid assets in excess of $1,000,000 (excluding assets attributable to the Bassett Place Property) and ending when such borrower sponsor provides current financial statements verifying that it maintains a net worth in excess of $10,000,000 and liquid assets in excess of $1,000,000 (in each case, excluding assets attributable to the Bassett Place Property); and (iv) commencing upon the occurrence of a Bassett Place Rollover Trigger Event and ending when either (a) in the case of any Bassett Place Rollover Trigger Event, the space is subject to one or more approved substitute leases, and the substitute tenant(s) is in occupancy and paying normal monthly rent, or (b)(1) in the case of any Bassett Place Rollover Trigger Event solely under clause (i) of the definition of that term, the Bassett Place Rollover Tenant enters a renewal or extension of its existing lease for at least a five-year term at the renewal rate set forth in the rollover lease (or as otherwise approved by lender), (2) in the case of any Bassett Place Rollover Trigger Event solely under clause (ii) of the definition of that term, the Bassett Place Rollover Tenant has recommenced its business and operations in its space and is paying normal monthly rent and (3) in the case of any Bassett Place Rollover Trigger Event solely under clause (iii) of the definition of that term, the Bassett Place Rollover Tenant has affirmed its lease during the bankruptcy proceeding or the related bankruptcy proceeding is dismissed, and the Basset Place Rollover Tenant is paying normal monthly rent.

A “Bassett Place Rollover Trigger Event” means the earlier of (i) the date that the Bassett Place Rollover Tenant gives notice of an intent to terminate or vacate all or a material portion of its space or fails to give notice to renew its lease as of the date that is the earlier of the date required pursuant to its lease and 12 months prior to the expiration of its lease, (ii) the date that the Bassett Place Rollover Tenant goes dark, discontinues its operations or business in all or substantially all of its space, vacates or is otherwise not in occupancy of all or substantially all of its space for a period of 60 consecutive days or more and excluding such events caused solely by casualty, condemnation, renovations or alterations undertaken pursuant to the terms of its lease, or (iii) the date of the filing of a bankruptcy petition by or against the Bassett Place Rollover Tenant or the guarantor under its lease.

A “Bassett Place Rollover Tenant” means Premiere Cinema (IMAX) and any successor tenant.

During the continuance of an event of default under the Bassett Place Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Bassett Place Loan to amounts payable under the

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BASSETT PLACE

Bassett Place Loan documents and/or toward the payment of expenses of the Bassett Place Property, in such order of priority as the lender may determine.

■	Property Management. The Bassett Place Property is managed by Cypress Equities Managed Services, L.P. pursuant to a management agreement. Under the Bassett Place Loan documents, the Bassett Place Property is required to remain managed by Cypress Equities Managed Services, L.P. or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower and subject to the reasonable approval of the lender or (during an event of default under the Bassett Place Loan) selected by the lender: (i) during the continuance of an event of default under the Bassett Place Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets if the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Bassett Place Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Bassett Place Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Bassett Place Property are separately allocated to the Bassett Place Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

B-55

JW MARRIOTT CHERRY CREEK

B-56

JW MARRIOTT CHERRY CREEK

B-57

JW MARRIOTT CHERRY CREEK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Denver, Colorado		Cut-off Date Principal Balance	$65,000,000
Property Type	Hospitality		Cut-off Date Principal Balance per Room	$331,632.65
Size (Rooms)	196		Percentage of Initial Pool Balance	6.5%
Total TTM Occupancy as of 5/31/2015	80.7%		Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2015	80.7%		Type of Security	Fee Simple
Year Built / Latest Renovation	2004 / 2012-2013		Mortgage Rate	4.32800%
Appraised Value	$93,300,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	12
Underwritten Revenues	$24,081,831
Underwritten Expenses	$16,137,460
Underwritten Net Operating Income (NOI)	$7,944,371	Escrows
Underwritten Net Cash Flow (NCF)	$6,981,098		Upfront	Monthly
Cut-off Date LTV Ratio	69.7%	Taxes	$0	$0
Maturity Date LTV Ratio	57.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.05x / 1.80x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.2% / 10.7%	Other(1)	$31,362	$5,227

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$65,000,000	100.0%	Loan Payoff	$38,261,505	58.9%
			Principal Equity Distribution	26,405,408	40.6
			Closing Costs	301,725	0.5
			Reserves	31,362	0.0
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	Other reserve represents a space lease reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “JW Marriott Cherry Creek Loan”) is evidenced by a note in the original principal amount of $65,000,000, secured by a first mortgage encumbering the fee simple interest in a full-service hotel property located in Denver, Colorado (the “JW Marriott Cherry Creek Property”). The JW Marriott Cherry Creek Loan was originated by Goldman Sachs Mortgage Company on July 1, 2015 and represents approximately 6.5% of the Initial Pool Balance. The note evidencing the JW Marriott Cherry Creek Loan has a principal balance as of the Cut-off Date of $65,000,000 and an interest rate of 4.32800% per annum. The borrower utilized the proceeds of the JW Marriott Cherry Creek Loan to refinance the existing debt on the JW Marriott Cherry Creek Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The JW Marriott Cherry Creek Loan had an initial term of 120 months and has a remaining term of 120 months. The JW Marriott Cherry Creek Loan requires monthly payments of interest only for the initial 12 months, followed by monthly payments of interest and principal sufficient to amortize the JW Marriott Cherry Creek Loan over a 30-year amortization schedule. The scheduled maturity date of the JW Marriott Cherry Creek Loan is the due date in July 2025. Voluntary prepayment of the JW Marriott Cherry Creek Loan is prohibited prior to April 6, 2025. Provided that no event of default under the JW Marriott Cherry Creek Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

In addition, at any time on or after the first due date following the second anniversary of the Closing Date, the borrower is permitted to defease the JW Marriott Cherry Creek Loan only to the extent necessary to cause the debt yield (as calculated under the related loan documents) for the related trailing 12-month period (ending on the last day of any fiscal quarter) to be greater than 7.0% (during a trigger period under the loan documents) or 10.8% (during a lease sweep period under the loan documents), subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of Rating Agency Confirmation with respect to such defeasance and (ii) delivery of a REMIC opinion.

B-58

JW MARRIOTT CHERRY CREEK

■	The Mortgaged Property. The JW Marriott Cherry Creek Property is a 196-room full-service hotel located in the Cherry Creek neighborhood of Denver, Colorado. The JW Marriott Cherry Creek Property was constructed in 2004 and renovated in 2012-2013, and it is part of a mixed-use building on a 0.29 acre parcel located at 150 Clayton Lane, between First Avenue and Second Avenue. The JW Marriott Cherry Creek Property features 8,400 SF of meeting space (across nine rooms), food and beverage outlets, a fitness center, business center, concierge and valet service. The JW Marriott Cherry Creek Property is operated by an affiliate of Sage Hospitality on a long-term management agreement.

The 168,517 SF JW Marriott Cherry Creek Property includes the condominium interests in the first through eleventh floors as well as 100 underground parking spaces (See “—Planned Community Structure” below). Additionally, the borrower leases a 6,681 SF (0.15 acre) courtyard upon which a semi-permanent event pavilion has been constructed. This space is not part of the collateral (See “—Space Leases” below).

The following table presents certain information relating to the 2014 demand analysis with respect to the JW Marriott Cherry Creek Property based on market segmentation, as provided in the appraisal for the JW Marriott Cherry Creek Property:

2014 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Corporate
JW Marriott Cherry Creek Hotel	40.0%	15.0%	45.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the JW Marriott Cherry Creek Property and various market segments, as provided in a May 2015 travel research report for the JW Marriott Cherry Creek Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM May 2015	108.3%	126.7%	137.2%
TTM May 2014	105.5%	123.2%	130.0%
TTM May 2013	107.6%	124.7%	134.1%

(1)	Source: May 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the JW Marriott Cherry Creek Property:

JW Marriott Cherry Creek(1)

	2013	2014	TTM 5/31/2015
Occupancy	80.4%	82.4%	80.7%
ADR	$239.27	$254.30	$263.01
RevPAR	$192.39	$209.64	$212.25

(1)	As provided by the borrower and represents averages for the indicated periods.

B-59

JW MARRIOTT CHERRY CREEK

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the JW Marriott Cherry Creek Property:

Cash Flow Analysis(1)

	2013	2014	TTM 5/31/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$13,763,261	$14,997,485	$15,184,205	$15,184,205	$77,470
Food & Beverage Revenue(2)	7,470,735	7,393,471	7,781,502	7,781,502	39,702
Telephone Revenue	64,705	32,114	7,834	7,834	40
Other Revenue(3)	840,709	905,986	1,108,290	1,108,290	5,655
Total Revenue	$22,139,410	$23,329,056	$24,081,831	$24,081,831	$122,866

Room Expense	$2,661,763	$2,817,520	$2,730,309	$2,730,309	$13,930
Food & Beverage Expense	4,872,291	4,653,021	4,856,925	4,856,925	24,780
Telephone Expense	101,296	100,476	60,971	60,971	311
Other Expense	274,961	308,448	421,998	421,998	2,153
Total Departmental Expense	$7,910,311	$7,879,465	$8,070,203	$8,070,203	$41,175
Total Undistributed Expense	6,017,855	6,500,110	6,531,912	6,551,696	33,427
Total Fixed Expense	1,380,927	1,419,595	1,490,171	1,515,561	7,732
Total Operating Expenses	$15,309,093	$15,799,170	$16,092,286	$16,137,460	$82,334

Net Operating Income	$6,830,317	$7,529,886	$7,989,545	$7,944,371	$40,533
FF&E	885,576	933,186	962,997	963,273	4,915
Net Cash Flow	$5,944,741	$6,596,700	$7,026,548	$6,981,098	$35,618

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	For all periods indicated, food & beverage revenue line item includes revenue associated with the borrower’s use of leased space (See “—Space Leases” below). Per the borrower, in 2014, that amount was approximately $997,000.
(3)	Other revenue includes parking, movie rental, cancellation/attrition and other miscellaneous revenue.

■	Appraisal. According to the appraisal, the JW Marriott Cherry Creek Property had an “as-is” appraised value of $93,300,000 as of May 26, 2015.

■	Environmental Matters. According to a Phase I environmental report, dated June 5, 2015, there are no recognized environmental conditions or recommendations for further action at the JW Marriott Cherry Creek Property.

■	Market Overview and Competition. The JW Marriott Cherry Creek Property is located in the Cherry Creek submarket of Denver, Colorado. The JW Marriott Cherry Creek Property’s competitive set has an average occupancy of 74.5%, ADR of $207.57, and RevPAR of $154.72 as of the trailing 12-month period ended May 31, 2015.

The following table presents certain information relating to the primary competition for the JW Marriott Cherry Creek Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM May 2015 Occupancy	TTM May 2015 ADR	TTM May 2015 RevPAR
JW Marriott Cherry Creek Hotel	196	2004	80.7%	$263.01	$212.25

Competitive Set
Autograph Collection The Brown Palace Hotel & Spa	241	1892	NAV	NAV	NAV
Magnolia Hotel Denver	246	1995	NAV	NAV	NAV
Kimpton Hotel Monaco Denver	189	1998	NAV	NAV	NAV
Hotel Teatro	110	1998	NAV	NAV	NAV
Total / Wtd. Avg. Competitive Set			74.5%	$207.57	$154.72

(1)	Source: May 2015 travel research report.

B-60

JW MARRIOTT CHERRY CREEK

■	The Borrower. The borrower is DiamondRock Cherry Creek Owner, LLC, a single-purpose, single-asset entity formed solely for the purpose of owning and operating the JW Marriott Cherry Creek Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott Cherry Creek Loan. DiamondRock Hospitality Limited Partnership, the direct owner of the borrower, is the non-recourse carveout guarantor under the JW Marriott Cherry Creek Loan. DiamondRock Hospitality Limited Partnership is sole owner of the borrower and a wholly owned indirect subsidiary of DiamondRock Hospitality Company, a lodging-focused, publicly traded real estate investment trust that owns a portfolio of 29 premium hotels and resorts containing approximately 10,900 rooms in the aggregate, concentrated in cities and resorts throughout North America and the U.S. Virgin Islands.

■	Escrows. On the origination date of the JW Marriott Cherry Creek Loan, the borrower funded a reserve of $31,362, representing 6 months of payments under the JW Marriott Cherry Creek Space Leases. (See “—Space Leases” below).

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, that reserve deposits for (a) insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default and (b) taxes and insurance premiums are not required if the property manager is reserving amounts for and actually paying such taxes and insurance premiums, (ii) a reserve in an amount equal to one-twelfth of the annual rent under the JW Marriott Cherry Creek Space Leases and (iii) an FF&E reserve held by the approved property manager as described below.

The borrower is also permitted to fund a reserve account as additional collateral for the JW Marriott Cherry Creek Loan in order to cause the debt yield (as calculated under the related loan documents) for the related trailing 12-month period (ending on the last day of any fiscal quarter) to be greater than 7.0%.

In addition, on each due date during the continuance of a JW Marriott Cherry Creek Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “JW Marriott Cherry Creek Trigger Period” means (i) a period commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt yield (as calculated under the related loan documents) is less than 7.0%, and ending at the conclusion of the 12-month period during which the debt yield for the trailing 12-month period (ending on the last day of any fiscal quarter) is equal to or greater than 7.0%; (ii) a period commencing upon the borrower’s failure to deliver monthly financial reports and ending when such reports are delivered and they indicate that no other JW Marriott Cherry Creek Trigger Period is ongoing; and (iii) during the continuance of a JW Marriott Cherry Creek Lease Sweep Period.

A “JW Marriott Cherry Creek Lease Sweep Period” means each period commencing on the date that borrower receives notice of the termination of either JW Marriott Cherry Creek Space Lease or either JW Marriott Cherry Creek Space Lease (or any material portion thereof) has been surrendered, cancelled or terminated prior to the expiration of such JW Marriott Cherry Creek Space Lease (assuming the exercise of all available extension options) and ending on the date that (x) the termination notice has been withdrawn by the applicable landlord; (y) if the applicable JW Marriott Cherry Creek Space Lease has been terminated, cancelled or surrendered, the borrower has entered into a replacement lease for at least 3,000 SF of space that, in the lender’s reasonable judgment, is an adequate substitute for the space covered by the terminated JW Marriott Cherry Creek Space Lease or (z) the debt yield (as calculated under the related loan documents) for the trailing 12-month period (ending on the last day of any fiscal quarter) is equal to or greater than 10.8%.

Additionally, the borrower is required to fund an FF&E reserve equal to the greater of (i) the amount mandated by any approved management or franchise agreement and (ii) an amount equal to the product of (x) 4.0% and (y) the gross revenues of the JW Marriott Cherry Creek Property during the immediately preceding calendar month. Such FF&E reserve may be held by the approved property manager so long as the account is (i) pledged to the lender and (ii) subject to an account control agreement.

As of May 31, 2015, the balance of the FF&E reserve held by the manager was approximately $1,958,344.

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JW MARRIOTT CHERRY CREEK

■	Lockbox and Cash Management. The JW Marriott Cherry Creek Loan is structured with a hard lockbox that is already in place. The related loan documents require that all credit card receivables, cash revenues and all other money received by the borrower, the operating lessee or the property manager with respect to the JW Marriott Cherry Creek Property be deposited into (i) if there is a property manager, one or more accounts maintained by such property manager and pledged to the lender or (ii) if there is no property manager, a lender-controlled cash management account. In addition, the borrower is required to cause all amounts otherwise required to be remitted by the property manager to the borrower or the operating lessee to be remitted directly into the cash management account (or another lender-controlled account from which amounts will be swept into the cash management account on a daily basis) and, if any such amounts are received by the borrower or the operating lessee, then such amounts are required to be deposited into the cash management account (or such other lender-controlled account) within two business days of receipt.

For so long as no JW Marriott Cherry Creek Trigger Period or event of default under the JW Marriott Cherry Creek Loan is continuing, on each business day, the lender will be required to remit all amounts in the cash management account to a borrower-controlled operating account. On each due date during the continuance of a JW Marriott Cherry Creek Trigger Period or, at the lender’s discretion, during an event of default under the JW Marriott Cherry Creek Loan, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and, during a JW Marriott Cherry Creek Trigger Period, operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

During the continuance of an event of default under the JW Marriott Cherry Creek Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the JW Marriott Cherry Creek Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the JW Marriott Cherry Creek Property, in such order of priority as the lender may determine.

■	Property Management. The JW Marriott Cherry Creek Property is managed by Sage Client 290, LLC pursuant to a management agreement. Under the related loan documents, the JW Marriott Cherry Creek Property is required to remain managed by (i) Sage Client 290, LLC, (ii) certain pre-approved management companies with respect to which Rating Agency Confirmation has been received, or (iii) any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender in the event of an acceleration of the JW Marriott Cherry Creek Loan following an event of default under the JW Marriott Cherry Creek Loan.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Space Leases. The borrower is a tenant under two space leases (the “JW Marriott Cherry Creek Space Leases”) covering a 6,681 SF (0.15 acres) courtyard, upon a portion of which the borrower constructed a semi-permanent event pavilion. The JW Marriot Cherry Creek Space Leases have terms through 2030 and 2032, inclusive of extensions. Thereafter one-year extensions can be exercised in perpetuity at 3% annual rent increases. The entire JW Marriott Cherry Creek Property is owned in fee simple. Neither the JW Marriott Cherry Creek Space Leases nor the related 6,681 SF space described above are part of the collateral.

■	Planned Community Structure. The JW Marriott Cherry Creek Property is one unit of an 11-unit planned community structure. The other units are comprised of a seven-story office and retail building, other buildings housing retail and office space totaling approximately 590,000 SF, a residential community comprised of approximately 25 residential units, a 5-story parking structure, a 3-story below-grade parking structure, a 4-story below-grade parking structure, surface and deck parking areas, certain private streets, plazas and common areas. The condominium board consists of five managers, one of which was appointed by the borrower as owner of one of the units. The borrower’s unit is responsible for approximately 23.896% of common expenses.

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JW MARRIOTT CHERRY CREEK

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the JW Marriott Cherry Creek Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the JW Marriott Cherry Creek Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that such policy is used by an insurer or insurers satisfying the requirements under the loan documents, the borrower provides evidence satisfactory to the lender that the insurance premiums for the JW Marriott Cherry Creek Property are separately allocated to the JW Marriott Cherry Creek Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

B-63

DALLAS MARKET CENTER

B-64

DALLAS MARKET CENTER

B-65

DALLAS MARKET CENTER

DALLAS LOVE FIELD AIRPORT
University Park
GREENWAY PARK
Highland Park
KNOX PARK
DALLAS NORTH TOLLWAY
PERRY HEIGHTS
COCHRAN HEIGHTS
OAK LAWN
Southwestern Medical Center
STEMMONS FWY
DART
ARLINGTON PARK
Dallas Trade Mart
Texas Scottish Rite Hospital
CityPlace Market
Dallas
UPTOWN
OLD EAST DALLAS
Dallas Market Center
2050 and 2100 North Stemmons Freeway
Dallas, TX 75207
DESIGN DISTRICT
American Airlines Center
RODGERS FWY
ARTS DISTRICT
Dallas Museum of Art
Baylor Hospital
WEST DALLAS
LA BAJADA
DOWNTOWN
HISTORIC DISTRICT
GOVERNMENT DISTRICT
FARMERS MARKET
DEEP ELLUM
Cotton Bowl
Dallas City Hall Convention Center
E R L THORNTON FWY
Reunion Arena
REUNION
DALLAS FORT WORTH TPKE
EAST KESSLER PARK
HAWN FWY
Fort Worth
Arlington
Grand Prairie
Irving
CARTIFACT

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DALLAS MARKET CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Dallas, Texas	Cut-off Date Principal Balance(4)		$56,844,816
Property Type	Merchandise Mart	Cut-off Date Principal Balance per SF(1)(3)		$83.27
Size (SF)(1)	3,101,772	Percentage of Initial Pool Balance		5.7%
Total Occupancy as of 4/22/2015(2)	88.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/22/2015(2)	88.3%	Type of Security(5)		Fee Simple
Year Built / Latest Renovation	1959, 1974, 1978, 1984, 2007 / 2007	Mortgage Rate		4.09750%
Appraised Value	$403,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$66,737,601
Underwritten Expenses	$32,904,905	Escrows
Underwritten Net Operating Income (NOI)	$33,832,696		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,915,179	Taxes	$439,167	$87,833
Cut-off Date LTV Ratio(3)	64.1%	Insurance	$47,500	$0
Maturity Date LTV Ratio(3)	51.2%	Replacement Reserve(6)	$910,580	$0
DSCR Based on Underwritten NOI / NCF(3)	2.25x / 2.13x	TI/LC(7)	$1,500,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)	13.1% / 12.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$259,000,000	100.0%	Loan Payoff	$131,719,468	50.9%
			Principal Equity Distribution(8)	122,644,953	47.4
			Reserves	2,897,247	1.1
			Closing Costs	1,738,333	0.7

Total Sources	$259,000,000	100.0%	Total Uses	$259,000,000	100.0%

(1)	The total collateral square footage includes 2,642,142 SF from permanent showroom tenants, 82,630 SF of administrative office space (utilized by property management) and 377,000 SF of temporary show space.

(2)	Total Occupancy and Owned Occupancy are based on permanent showroom space and the 82,630 SF of administrative office space (utilized by property management), and excludes the 377,000 SF of temporary show space.

(3)	Calculated based on the aggregate balance of the Dallas Market Center Whole Loan.

(4)	The Cut-off Date Principal Balance of $56,844,816 represents the non-controlling note A-3 of a $258,294,865 whole loan evidenced by three pari passu notes. The related companion loans are evidenced by the controlling note A-1 and the non-controlling note A-2. Note A-1, with a principal balance of $129,646,071 as of the Cut-off Date, was contributed to the GS Mortgage Securities Trust 2015-GC30, Commercial Mortgage Pass-Through Certificates, Series 2015-GC30 (“GSMS 2015-GC30”) transaction and note A-2, with a principal balance of $71,803,978 as of the Cut-off Date, was contributed to the Citigroup Commercial Mortgage Trust 2015-GC31, Commercial Mortgage Pass-Through Certificates, Series 2015-GC31 (“CGCMT 2015-GC31”) transaction.

(5)	The Dallas Market Center Loan is subject to four ground leases. The borrower sponsor controls both landlord and tenant under each of the ground leases.

(6)	The Replacement Reserve is capped at $910,580. See “—Escrows” below.

(7)	The TI/LC reserve is capped at $1,500,000. See “—Escrows” below.

(8)	Principal equity distribution was utilized by the borrower for the buyout of its existing equity partner. The total buyout amount was $140,000,000 and closed in conjunction with the origination of the Dallas Market Center Loan.

■	The Mortgage Loan. The mortgage loan (the “Dallas Market Center Loan”) is part of a whole loan (the “Dallas Market Center Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in two buildings that comprise a portion of the Dallas Market Center campus located in Dallas, Texas (the “Dallas Market Center Property”). The Dallas Market Center Loan (evidenced by note A-3), which represents the non-controlling interest in the Dallas Market Center Whole Loan, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $56,844,816 and represents approximately 5.7% of the Initial Pool Balance. The related companion loans (collectively, the “Dallas Market Center Companion Loan”) are evidenced by: (i) note A-1, which has an outstanding principal balance as of the Cut-off Date of $129,646,071, represents the controlling interest in the Dallas Market Center Whole Loan and was contributed to the GSMS 2015-GC30 transaction; and (ii) note A-2, which has an outstanding principal balance as of the Cut-off Date of $71,803,978, represents a non-controlling interest in the Dallas Market Center Whole Loan and was contributed to the CGCMT 2015-GC31 transaction. The Dallas Market Center Whole Loan was originated by Goldman Sachs Mortgage Company on April 29, 2015 and has an original principal balance of $259,000,000. Each note evidencing the Dallas Market Center Whole Loan has an interest rate of 4.09750% per annum. The borrower utilized the proceeds of the Dallas Market Center Whole Loan to refinance the existing debt on the Dallas Market Center Property, pay origination costs, fund reserves and buy out the borrower’s existing equity partner.

The Dallas Market Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Dallas Market Center Loan requires payments of interest and principal based on a 30-year amortization schedule during its term. The scheduled maturity date of the Dallas Market Center Loan is the due date in May 2025. The Dallas Market Center Loan may be voluntarily prepaid on or after February 6, 2025 without payment of a prepayment premium. Provided that no event of default under the Dallas Market Center Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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DALLAS MARKET CENTER

■	The Mortgaged Property. The Dallas Market Center Property is a wholesale merchandise mart that consists of two buildings (the “World Trade Center” and the “Trade Mart”) totaling approximately 3,101,772 SF of rentable space in Dallas, Texas. Approximately 2,642,142 SF of the total rentable area is permanent showroom space occupied by approximately 1,100 tenants, approximately 377,000 SF is exhibition space that is temporarily leased to tenants during various trade shows and markets throughout the year and 82,630 SF is administrative office space (occupied by property management) located on the fifth floor of the Trade Mart. The Dallas Market Center Property comprises a portion of the four-building Dallas Market Center campus, which includes the World Trade Center (which is included in the collateral for the Dallas Market Center Loan), the Trade Mart (which is included in the collateral for the Dallas Market Center Loan), the International Trade Plaza building (which is not included in the collateral for the Dallas Market Center Loan) and the Market Hall building (which is not included in the collateral for the Dallas Market Center Loan). Parking for the Dallas Market Center Property is provided by 2,156 parking spaces located in three structured parking garages and surface spaces which are part of the collateral for the Dallas Market Center Loan. The non-collateral buildings are owned by an affiliate of the borrower. As of April 22, 2015, Total Occupancy and Owned Occupancy for the Dallas Market Center Property were both approximately 88.3% (based on permanent SF).

The Dallas Market Center campus was constructed in order to respond to the needs of the wholesale trading community and totals 5.25 million gross SF in four facilities. The Dallas Market Center Property offers manufacturers, or their distributors and sales representatives, centralized permanent showrooms for year-round exhibition of their products. By committing to permanent space, in addition to having the availability of a year-round sales facility, tenants have the ability to participate in the various markets and trade shows held at the Dallas Market Center Property. The Dallas Market Center Property is located at the intersection of Interstate 35 (Stemmons Freeway) and Market Center Boulevard, just northwest of downtown and uptown Dallas. The majority of the tenants at the Dallas Market Center Property (representing approximately 85% of the rental revenue) lease permanent showroom space and are open year-around while others lease temporary space to maintain a presence at specific markets. The temporary space (approximately 377,000 SF) intentionally is not leased on a long term basis so it can be used to hold markets.

The World Trade Center contains approximately 2.9 million gross SF of which approximately 1.94 million SF is rentable permanent showroom space. The first seven floors opened in 1974 and later expanded to 15 floors in 1978. Nine of its floors house showrooms of gifts, decorative accents, lighting, furniture, rugs, textiles, fabric, jewelry, toys and design furnishings. Temporary exhibits can be found on floors 1, 6, 8, 12 and 13 while markets are held.

The Trade Mart contains approximately 1.5 million gross SF of which approximately 701,000 SF is rentable permanent showroom space. Completed in 1959, its four floors are home to hundreds of showrooms featuring gifts, decorative accents, lighting, tabletops and stationery. The Trade Mart was last renovated and expanded in 2007, adding two additional floors of showroom space, two floors of garage parking and a modernized atrium.

Most of the tenants at the Dallas Market Center Property are small with an average tenant size of just over 2,000 SF for all of the currently leased space. This is considered typical of the merchandise mart industry, which has a number of independent wholesale representatives that do not have a need for expansive floor space. Within the Dallas Market Center Property, the gift industry is the largest industry segment with over 600,000 SF of space situated on the first and second floors of the Trade Mart and second, third and fourth floors of the World Trade Center. Following closely behind is the lighting industry with almost 500,000 SF of space mainly located on the third and fourth floors of the Trade Mart. The Dallas Market Center Property also has large concentrations of businesses within the home furnishings, children’s and women’s wear industry segments.

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DALLAS MARKET CENTER

The following table presents certain information relating to the major tenants at the Dallas Market Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Sales per SF	Lease Expiration	Renewal / Extension Options
Don Bernard & Associates, LLC	NR / NR / NR	20,737	0.7%	$597,421	0.9%	$28.81	NA	(1)	NA
Cliff Price & Co., Inc.	NR / NR / NR	20,834	0.7	578,061	0.9	27.75	NA	(2)	NA
Generation Brands, LLC(3)	NR / NR / NR	23,667	0.8	577,948	0.9	24.42	NA	8/31/2016	NA
Ivystone Group, LLC	NR / NR / NR	22,759	0.7	576,979	0.9	25.35	NA	(4)	NA
Hudson Valley Lighting, Inc.	NR / NR / NR	16,742	0.5	547,463	0.9	32.70	NA	9/30/2017	NA
Goetz, Inc.	NR / NR / NR	20,477	0.7	522,828	0.8	25.53	NA	6/30/2018	NA
Hinkley Lighting, Inc.	NR / NR / NR	17,327	0.6	485,472	0.8	28.02	NA	8/31/2016	NA
The L.D. Kichler Company	NR / NR / NR	28,633	0.9	483,325	0.8	16.88	NA	(5)	NA
Western Reps, Inc.	NR / NR / NR	18,345	0.6	465,587	0.7	25.38	NA	(6)	NA
Midwest – CBK, LLC	NR / NR / NR	15,756	0.5	384,027	0.6	24.37	NA	7/31/2018	NA
Ten Largest Permanent Tenants		205,277	6.6%	$5,219,112	8.1%	$25.42
Remaining Permanent Tenants(7)		2,201,262	71.0	49,592,654	77.0	22.53
Vacant Space		318,233	10.3	0	0.0	0.00
Total / Wtd. Avg. All Permanent Tenants		2,724,772	87.8%	$54,811,766	85.1%	$22.78
Total Temporary Tenants		377,000	12.2%	$9,569,365	14.9%	$25.38
Total / Wtd. Avg. All Owned Tenants		3,101,772	100.0%	$64,381,131	100.0%	$23.13

(1)	Don Bernard & Associates, LLC has five separate lease expirations, including 12,167 SF of space ($30.54 base rent per SF) expiring on October 31, 2016, 3,900 SF of space ($29.23 base rent per SF) expiring on January 30, 2016, 2,659 SF of space ($37.02 base rent per SF) expiring on September 30, 2017, 1,486 SF of space ($3.37 base rent per SF) expiring on August 31, 2015 and 525 SF of space ($16.00 base rent per SF) expiring on October 31, 2017.
(2)	Cliff Price & Co., Inc. has three separate lease expirations, including 13,607 SF of space ($27.98 base rent per SF) expiring on September 30, 2020, 3,855 SF of space ($28.78 base rent per SF) expiring on September 30, 2020 and 3,372 SF of space ($25.62 base rent per SF) expiring on January 31, 2017.
(3)	Generation Brands, LLC d/b/a Murray Feiss Imports and Monte Carlo Fans.
(4)	Ivystone Group, LLC has two separate lease expirations, including 21,728 SF of space ($26.32 base rent per SF) expiring on April 30, 2017 and 1,031 SF of space ($5.00 base rent per SF) expiring on September 30, 2016.
(5)	The L.D. Kichler Company has two separate lease expirations, including 23,948 SF of space ($16.88 base rent per SF) expiring on August 31, 2016 and 4,685 SF of space ($16.88 base rent per SF) expiring on November 30, 2015.
(6)	Western Reps, Inc. has four separate lease expirations, including 12,735 SF of space ($25.68 base rent per SF) expiring on March 31, 2019, 4,203 SF of space ($26.74 base rent per SF) expiring on March 31, 2020, 957 SF of space ($25.00 base rent per SF) expiring on October 31, 2016 and 450 SF of space ($5.00 base rent per SF) expiring on May 31, 2015.
(7)	Includes 82,630 SF of administrative office space (utilized by property management).

The following table presents certain information relating to the lease rollover schedule at the Dallas Market Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	83,547	3.1%	3.1%	$1,405,676	2.6%	$16.82	47
2015	320,931	11.8	14.8%	6,733,812	12.3	20.98	335
2016	677,694	24.9	39.7%	16,419,385	30.0	24.23	328
2017	653,707	24.0	63.7%	15,263,184	27.8	23.35	230
2018	257,867	9.5	73.2%	6,982,134	12.7	27.08	88
2019	247,631	9.1	82.3%	6,014,639	11.0	24.29	56
2020	80,878	3.0	85.2%	1,953,313	3.6	24.15	16
2021	0	0.0	85.2%	0	0.0	0.00	0
2022	0	0.0	85.2%	0	0.0	0.00	0
2023	1,150	0.0	85.3%	28,451	0.1	24.74	1
2024	0	0.0	85.3%	0	0.0	0.00	0
2025	504	0.0	85.3%	11,174	0.0	22.17	1
2026 & Thereafter(2)	82,630	3.0	88.3%	0	0.0	0.00	1
Vacant	318,233	11.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,724,772	100.0%		$54,811,766	100.0%	$22.78	1,103

(1)	Calculated based on approximate square footage occupied by each Owned Tenant, exclusive of the 377,000 SF of temporary tenant space.

(2)	Represents 82,630 SF of administrative office space.

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DALLAS MARKET CENTER

The following table presents certain information relating to historical leasing at the Dallas Market Center Property:

Historical Leased %(1)

TTM February 2011	TTM February 2012	TTM February 2013	TTM February 2014	TTM February 2015
81.6%	81.6%	82.6%	85.0%	88.5%

(1)       As provided by the borrower and which represents average occupancy for the indicated 12-month period.

The following table presents certain information relating to historical base rent per SF at the Dallas Market Center Property:

Historical Average Base Rent per SF(1)

TTM February 2012	TTM February 2013	TTM February 2014	TTM February 2015
$23.28	$23.07	$22.71	$22.32

(1)	As provided by the borrower and which represents average base rent for the total current permanent space for the indicated 12-month period.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dallas Market Center Property:

Cash Flow Analysis(1)

	TTM February 2012	TTM February 2013	TTM February 2014	TTM February 2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$50,201,733	$50,354,958	$50,994,144	$52,199,011	$54,811,766	$17.67
Gross Up Vacancy	0	0	0	0	7,644,527	2.46
Total Rent	$50,201,733	$50,354,958	$50,994,144	$52,199,011	$62,456,293	$20.14
Temporary Tenant Revenue	7,917,866	8,442,508	8,952,879	9,569,365	9,569,365	3.09
Other Income	2,828,215	2,907,630	2,890,827	2,945,632	2,945,632	0.95
Vacancy & Credit Loss(3)	0	0	0	0	(8,233,689)	(2.65)
Effective Gross Income	$60,947,814	$61,705,096	$62,837,850	$64,714,008	$66,737,601	$21.52

Total Operating Expenses	$30,874,612	$30,976,915	$31,005,176	$31,529,354	$32,904,905	$10.61

Net Operating Income	$30,073,202	$30,728,181	$31,832,674	$33,184,654	$33,832,696	$10.91
TI/LC	0	0	0	0	1,153,463	0.37
Capital Expenditures	0	0	0	0	764,053	0.25
Net Cash Flow	$30,073,202	$30,728,181	$31,832,674	$33,184,654	$31,915,179	$10.29

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of April 22, 2015 and rent steps through May 31, 2016.
(3)	Underwritten Vacancy & Credit Loss includes vacancy loss and rent abatements.

■    Appraisal. According to the appraisal dated as of March 23, 2015, the Dallas Market Center Property had an “as-is” appraised value of $403,000,000.

■    Environmental Matters. According to a Phase I environmental report dated April 24, 2015, there are no recognized environmental conditions or recommendations for further action at the Dallas Market Center Property other than the maintenance of an operations and maintenance plan for asbestos.

■     Market Overview and Competition. The Dallas Market Center Property is located about two miles northwest of the Dallas central business district (“CBD”), approximately two miles southeast of Dallas Love Field airport, and 12 miles east of Dallas/Fort Worth International Airport, in a district locally referred to as the Stemmons Freeway Corridor. The Dallas Market Center Property is accessible via Oak Lawn Avenue, Mockingbird Lane, the Northwest Highway and Irving Boulevard, which all provide direct access to and from Stemmons Freeway. The Dallas North Tollway is located three blocks from the Dallas Market Center Property and provides access to the Dallas CBD to the south and suburban locales in Collin County to the north. The Dallas Area Rapid Transit (“DART”) provides rail and bus services adjacent to the Dallas Market Center Property.

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DALLAS MARKET CENTER

According to the appraisal, the U.S. Census Bureau estimates that the Dallas-Fort Worth-Arlington metropolitan statistical area (“MSA”) was the fastest growing metro area in the country over the past 10 years. The population has grown by over 25%, or 1.5 million people, since 2000. The area is forecasted to have an average of 3.0% of job growth year over year through 2018. The Dallas-Fort Worth region is among the top six metropolitan areas in the country for large corporate headquarters, including Toyota North America, Exxon Mobil Corporation, AT&T and Southwest Airlines.

The Dallas Market Center Property is considered to compete most directly with the trade marts found in Atlanta, Las Vegas, Los Angeles and New York.

The following table presents certain information relating to the primary competition for the Dallas Market Center:

Competitive Set(1)

	Dallas Market Center	AmericasMart	Atlanta Decorative Arts Center	Decoration and Design Building	The New Mart	New York Design Center	World Market Center
Location	Dallas, TX	Atlanta, GA	Atlanta, GA	New York, NY	Los Angeles, CA	New York, NY	Las Vegas, NV
Property Type	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart
Year Built/Renovated	1957/1964	1957/NAP	1960/1984	1960/NAP	1928/1997	1926/1981	2005/2008
Total GLA	3,101,772	4,200,000	500,000	584,000	253,000	500,000	4,098,248
Total Occupancy	88.3%	98%	99%	100%	100%	100%	78%
Merchandise Lines	Home Décor, Apparel, Gifts, Lighting	Home Furnishings, Gifts, Apparel	Home Furnishings, Accessories	Home Furnishings, Accessories	Apparel, Furnishings, Gifts	Home Furnishings, Accessories	Furniture, Gifts, Home Décor

(1)       Source: Appraisal.

■	The Borrower. The borrower is WTC-Trade Mart 2015, L.P., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dallas Market Center Loan. Dallas Market Center Financial, L.L.C. is the non-recourse carveout guarantor under the Dallas Market Center Loan. The borrower is indirectly owned by Crow Family Partnership, L.P., which has a substantial stake in the ownership of various businesses, both real estate and non-real estate related, in the United States, Europe and South America. Crow Family Partnership, L.P. owns and manages the capital of the Trammell Crow family, which has had ownership in the Dallas Market Center Property for more than 55 years and is the original developer of the Dallas Market Center Property.

■	Escrows. On the origination date of the Dallas Market Center Loan, the borrower funded escrow reserves in the amount of (i) $439,167 for real estate taxes, (ii) $47,500 for insurance premiums, (iii) $1,500,000 for tenant improvements and leasing commissions and (iv) $910,580 for replacement reserves.

In addition, on each due date, the borrower will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve in an amount equal to $125,000 (capped at $1,500,000) and (iv) a replacement reserve in an amount equal to $125,000 (capped at $910,580).

However, the borrower will not be required to fund a reserve in respect of insurance premiums so long as (i) no event of default under the Dallas Market Center Loan has occurred or is continuing, (ii) the borrower maintains the required insurance under one or more blanket policies and (iii) the borrower delivers evidence reasonably acceptable to the lender that the insurance premiums have been paid.

■	Lockbox and Cash Management. The Dallas Market Center Loan is structured with a hard lockbox and in place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account. All amounts in the lockbox account will be swept weekly to the lender-controlled cash management account. On a weekly basis, other than during a Dallas Market Center Trigger Period or an event of default under the Dallas Market Center Loan, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account. On each due date during a Dallas Market Center Trigger Period or, at the lender’s discretion, during an event of default under the Dallas Market Center Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt

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service, required reserves and (other than during an event of default) operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account. On each due date during which no Dallas Market Center Trigger Period or event of default is continuing, the related loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and required reserves, be swept into a borrower-controlled operating account. During the continuance of an event of default under the Dallas Market Center Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Dallas Market Center Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Dallas Market Center Property, in such order of priority as the lender may determine.

A “Dallas Market Center Trigger Period” means (i) any period commencing from the conclusion of any 12-month period (ending on the last day of a fiscal quarter) during which the net operating income (as calculated under the related loan documents) is less than $25,312,000, and ending at the conclusion of the second of any two 12-month periods thereafter during each of which the net operating income is equal to or greater than $25,312,000 and (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports (subject to certain notice and cure rights) and ending when such financial reports are delivered and indicate that no Dallas Market Center Trigger Period under clause (i) above has commenced and is continuing.

■	Property Management. The Dallas Market Center Property is managed by Market Center Management Company, Ltd. pursuant to a management agreement. Under the related loan documents, the Dallas Market Center Property must remain managed by Market Center Management Company, Ltd. or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to terminate, or require the borrower to terminate, the property manager and to replace them with a property manager selected by the lender (i) during the continuance of an event of default under the Dallas Market Center Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for, or is the subject of a petition in, bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, provided that any replacement property manager will be selected by the borrower and approved by the lender (provided further that in the event of default, any such replacement property manager will be selected by the lender).

■	Ground Lease. The Dallas Market Center Property is subject to four ground leases that mature between 2055 and 2057. An affiliate of the borrower (and a mortgagor under the Dallas Market Center Loan) acquired the fee simple interest under all of the ground leases between 2004 and 2005 and is the fee owner of the land and the lessor under the ground leases. The ground lessors under each ground lease have confirmed, among other things, that (i) there are no defaults under the ground lease, (ii) the ground lessor consents to the interest of the ground lessee being encumbered by the mortgage, (iii) the lender is entitled to notice of any defaults under the ground lease and no notice of default or termination is effective unless such notice is given to the lender, (iv) the ground lease is assignable to the lender and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Dallas Market Center Loan and its successors and assigns without the consent of the lessor and (v) the ground lease is not subject to any interests or encumbrances superior to the mortgage, except for the related fee interest of the fee owner and permitted encumbrances, as defined under the related loan documents. In addition, the ground lease does not restrict the use of the Dallas Market Center Property by the borrower in a manner that would adversely affect the mortgage.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Future Indebtedness. The borrower is permitted under the Dallas Market Center Loan to accept unsecured loans made by the borrower’s partners to the borrower in accordance with the terms of the borrower’s organizational documents and not exceeding $15,000,000 in the aggregate, provided that each such loan is required to be subject to the terms of a subordination and standstill agreement in a form acceptable to the lender under the Dallas Market Center Loan and to be entered into by the applicable holder of such loan in favor of the lender under the Dallas Market Center Loan.

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■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Dallas Market Center Property (plus 18 months of rental loss and/or business interruption coverage and containing an extended period of indemnity endorsement covering the 12-month period commencing on the date on which the Dallas Market Center Property has been restored). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Dallas Market Center Loan as described in the preceding sentence, but will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Dallas Market Center Property are separately allocated to the Dallas Market Center Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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KAISER CENTER

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CARTIFACT
Kaiser Center
300 Lakeside Drive
Oakland, CA 94612
Oakland
San Francisco
Richmond
Berkeley
Concord
Walnut Creek
Antioch
Pittsburg
Danville
San Leandro
Hayward
Dublin
Pleasanton
Daly City
San Mateo
Fremont
Redwood City
Palo Alto
Milpitas
UPTOWN
OLD TOWN
CHINATOWN
WATERFRONT DISTRICT
JACK LONDON SQUARE
JOHN B. WILLIAMS FREEWAY
NIMITZ FREEWAY
FREE BROADWAY SHUTTLE
BART
19TH ST STATION
12TH ST / OAKLAND CENTER STATION
LAKE MERRITT STATION
City Center
Oakland Convention Center
Children's Fairyland
Lake Merritt
Oakland Museum of California
Henry J Kaiser Convention Center
Laney College
980
880

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Oakland, California	Cut-off Date Principal Balance(3)		$50,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$172.63
Size (SF)	811,005	Percentage of Initial Pool Balance		5.0%
Total Occupancy as of 5/28/2015	88.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/28/2015	88.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1962 / 2005	Mortgage Rate		4.39000%
Appraised Value(1)	$198,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		84
Underwritten Revenues	$27,576,010
Underwritten Expenses	$14,488,393	Escrows
Underwritten Net Operating Income (NOI)	$13,087,617		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,721,793	Taxes	$1,491,823	$248,637
Cut-off Date LTV Ratio(2)	70.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	60.4%	Replacement Reserves	$0	$16,551
DSCR Based on Underwritten NOI / NCF(2)	1.56x / 1.39x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 8.4%	Other(4)	$5,706,695	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount(2)	$140,000,000	73.8%	Loan Payoff(5)	$147,690,666	77.9%
Principal Equity Contribution	49,572,354	26.1	Purchase Price(5)	30,753,034	16.2
Other Sources	125,000	0.1	Reserves	7,198,518	3.8
			Other Uses(6)	2,997,932	1.6
			Closing Costs	1,057,205	0.6
Total Sources	$189,697,354	100.0%	Total Uses(7)	$189,697,354	100.0%

(1)	Appraised Value does not attribute any value to Kaiser II, which is collateral for the Kaiser Center Loan but may be released pursuant to certain terms and conditions. The “as-is” appraised value of the Kaiser Center Property including Kaiser II is $209,500,000 as of an effective date of April 21, 2015. See “—Partial Release” and “—Appraisal” below.

(2)	Calculated based on the aggregate balance of the Kaiser Center Whole Loan.

(3)	The Cut-off Date Principal Balance of $50,000,000 is evidenced by Note A-2 (a non-controlling note), which is part of a $140,000,000 Whole Loan evidenced by two pari passu notes. The controlling pari passu companion loan evidenced by Note A-1 has a principal balance of $90,000,000 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization.

(4)	Other upfront reserves represent an unfunded obligations reserve of $5,706,695 for unfunded tenant improvements and free rent. See “—Escrows” below.

(5)	Prior to the origination of the Kaiser Center Loan, the borrower owned a 25% interest in the Kaiser Center Property. Purchase Price represents the remaining 75% equity interest in the Kaiser Center Property purchased by the borrower at origination. Proceeds from the Kaiser Center Loan were used by the borrower to purchase the remaining 75% equity interest in the Kaiser Center Property and pay off existing debt secured by the Kaiser Center Property.

(6)	Other uses were for transfer taxes.

(7)	The implied total acquisition cost of the Kaiser Center Property is $199,948,366 assuming the Purchase Price is adjusted to $41,004,045 ($30,753,034 / 0.75) to account for the fact that the Purchase Price in the Sources and Uses schedule above represents a 75% equity interest in the Kaiser Center Property.

■	The Mortgage Loan. The mortgage loan (the “Kaiser Center Loan”) is part of a Whole Loan (the “Kaiser Center Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in an 811,005 SF office building in Oakland, California (the “Kaiser Center Property”). The Kaiser Center Loan, which will be contributed to the Issuing Entity (and which is evidenced by Note A-2 and represents the non-controlling interest in the Kaiser Center Whole Loan) has an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.0% of the Initial Pool Balance. The related companion loan (the “Kaiser Center Companion Loan”) (which is evidenced by Note A-1 and represents the controlling interest in the Kaiser Center Whole Loan) is expected to be contributed to a future securitization transaction, has an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. The Kaiser Center Whole Loan was originated by Citigroup Global Markets Realty Corp. on June 3, 2015. The Kaiser Center Whole Loan had an original principal balance of $140,000,000 and has an outstanding principal balance as of the Cut-off Date of $140,000,000 and both the Kaiser Center Loan and Kaiser Center Companion Loan accrue interest at an interest rate of 4.39000% per annum. The proceeds of the Kaiser Center Loan were primarily used to acquire the Kaiser Center Property and pay off existing debt.

The Kaiser Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Kaiser Center Loan requires interest only payments on each due date through and including the due date occurring in June 2022 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Kaiser Center Loan is the due date in June 2025. Voluntary prepayment of the Kaiser Center Loan without payment of any prepayment premium is permitted on or after the due date in March 2025. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Kaiser Center Whole Loan and (ii) the fourth anniversary of the origination of the Kaiser Center Whole Loan, the Kaiser Center Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are "government securities" permitted under the Kaiser Center Loan documents.

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■	The Mortgaged Property. The Kaiser Center Property is a LEED Gold Certified, 811,005 SF, 28-story, multi-tenant office building (“Kaiser I”) and a 128,872 SF former department store that has been repurposed to a three-story mixed-use office and retail building (“Kaiser II”). Kaiser I was 88.3% occupied as of May 28, 2015 and Kaiser II was 97.1% occupied as of April 21, 2015. No revenue was underwritten for Kaiser II as the borrower has the right to release Kaiser II from the lien of the Kaiser Center Whole Loan (see “—Partial Release” below). The Kaiser Center Property was originally constructed in 1962, renovated in 2005 and is situated on 7.2 acres. Parking is provided via a 1,335 space, four-level garage that is operated by the borrower and offers monthly, hourly, and daily parking. Amenities at the Kaiser I include a 382-seat auditorium for tenant use, four conference rooms, an on-site restaurant, on-site security, a fitness center (24-Hour Fitness) and on-site management. The ground floor of Kaiser I includes six retail suites including Bank of America, a café, a florist, a coffee shop, a FedEx office, and a shoe repair tenant.

The following table presents certain information relating to the major tenants at the Kaiser Center Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Bay Area Rapid Transit (“BART”)	NR / NR / NR	311,714	38.4%	$9,564,430	42.6%	$30.68	7/17/2021(3)	2, 5-year options
University of California(4)	AA / Aa2 / AA	127,623	15.7	4,742,930	21.1	37.16	4/30/2021	NA
Kaiser Foundation Health Plan(5)	NR / NR / A+	100,240	12.4	3,967,550	17.7	39.58	2/29/2024	2, 5-year options
California Bank & Trust	BBB- / Baa1 / NR	24,967	3.1	999,860	4.4	40.05	9/30/2017	1, 5-year option
WestEd	NR / NR / NR	26,993	3.3	906,942	4.0	33.60	1/31/2018(6)	1, 5-year option
Foley Mansfield PLLP	NR / NR / NR	23,445	2.9	738,852	3.3	31.51	7/31/2018	1, 5-year option
Goldstein, Demchak etal	NR / NR / NR	12,402	1.5	421,544	1.9	33.99	10/31/2020	NA
JP Morgan Chase Bank, National	A+ / A3 / A	10,946	1.3	383,485	1.7	35.03	11/30/2020	1, 5-year option
The Port Workspaces	NR / NR / NR	28,423	3.5	172,917	0.8	6.08	6/30/2021	NA
Bank of America	A / Baa2 / A-	8,425	1.0	156,705	0.7	18.60	3/31/2020	3, 5-year options
Ten Largest Owned Tenants		675,178	83.3%	$22,055,213	98.1%	$32.67
Remaining Owned Tenants		40,668	5.0	417,122	1.9	10.26
Vacant Spaces (Owned Space)		95,159	11.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		811,005	100.0%	$22,472,335	100.0%	$31.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual underwritten base rent per SF and annual underwritten base rent include (i) the present value of contractual rent steps for BART ($1,241,557), University of California ($236,947), JP Morgan Chase Bank, National ($38,576), California Bank & Trust ($73,665), and Kaiser Foundation Health Plan ($684,289) and (ii) contractual rent increases through May 2015 ($17,018).

(3)	BART has 758 SF that is leased on a month-to-month basis.

(4)	University of California has a one-time right to terminate all or a portion of 28,527 SF at any time between May 1, 2016 and April 30, 2021 with 12 months’ notice. Additionally, University of California has the right to terminate either the 10th floor space (12,309 SF) or the 7th floor space (14,437 SF) (but not both spaces) at any time up to and including April 30, 2016 with six months’ notice and payment of a termination fee of one month’s rent if the termination date occurs in the calendar year 2015.

(5)	Kaiser Foundation Health Plan has a one-time right to terminate its lease on February 28, 2019 upon 15 months’ notice and payment of $2,200,000.

(6)	WestEd has 206 SF of storage space that is leased on a month-to-month basis.

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The following table presents certain information relating to the lease rollover schedule for the Kaiser Center Property:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(1)	# of Expiring Tenants(2)
MTM(3)	29,277	3.6%	3.6%	$104,601	0.5%	$3.57	19
2015	0	0.0	3.6%	0	0.0	0.00	0
2016	0	0.0	3.6%	0	0.0	0.00	0
2017	31,748	3.9	7.5%	1,220,580	5.4	38.45	5
2018	50,731	6.3	13.8%	1,665,129	7.4	32.82	4
2019	4,382	0.5	14.3%	55,826	0.2	12.74	2
2020	31,773	3.9	18.2%	961,734	4.3	30.27	3
2021	467,695	57.7	75.9%	14,496,916	64.5	31.00	4
2022	0	0.0	75.9%	0	0.0	0.00	0
2023	0	0.0	75.9%	0	0.0	0.00	0
2024	100,240	12.4	88.3%	3,967,550	17.7	39.58	1
2025	0	0.0	88.3%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	88.3%	0	0.0	0.00	0
Vacant	95,159	11.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	811,005	100.0%		$22,472,335	100.0%	$31.39	38

(1)	Weighted Average Annual UW Base Rent per SF excludes vacant space.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	MTM tenants primarily consist of storage space, conference rooms, mail room, and the management office.

The following table presents certain information relating to historical leasing at the Kaiser Center Property:

Historical Leased %(1)

	2012	2013	2014	As of 5/28/2015
Owned Space	93.3%	90.3%	90.7%	88.3%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kaiser Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten(2)	Underwritten $ per SF(2)
Base Rent	$21,007,578	$19,754,772	$18,537,442	$19,215,991	$20,180,283	$24.88
Contractual Rent Steps	0	0	0	0	2,292,052	2.83
Gross Up Vacancy	0	0	0	0	3,066,483	3.78
Total Rent	$21,007,578	$19,754,772	$18,537,442	$19,215,991	$25,538,819	$31.49
Total Reimbursables	1,051,363	1,194,492	955,436	824,698	962,312	1.19
Parking Income	3,255,833	3,433,463	3,480,840	3,515,035	3,515,035	4.33
Other Income(3)	790,447	806,397	739,742	768,552	626,327	0.77
Vacancy & Credit Loss	0	0	0	0	(3,066,483)	(3.78)
Effective Gross Income	$26,105,221	$25,189,124	$23,713,460	$24,324,275	$27,576,010	$34.00

Real Estate Taxes	$2,885,372	$2,957,396	$3,026,691	$3,029,457	$3,131,104	$3.86
Insurance	202,985	201,779	199,820	195,128	222,163	0.27
Management Fee	228,146	227,643	195,961	204,669	827,280	1.02
Parking Expense	1,282,994	1,417,170	1,333,369	1,358,110	1,358,110	1.67
Other Operating Expenses	8,295,873	8,401,506	8,443,964	8,532,269	8,949,735	11.04
Total Operating Expenses	$12,895,370	$13,205,494	$13,199,805	$13,319,634	$14,488,393	$17.86

Net Operating Income	$13,209,851	$11,983,630	$10,513,655	$11,004,641	$13,087,617	$16.14
TI/LC	0	0	0	0	1,163,073	1.43
Capital Expenditures	0	0	0	0	202,751	0.25
Net Cash Flow	$13,209,851	$11,983,630	$10,513,655	$11,004,641	$11,721,793	$14.45

(1)	No income was underwritten for Kaiser II, which is collateral for the Kaiser Center Loan but may be released pursuant to certain terms and conditions. See “—Partial Release” below.

(2)	The increase in the Underwritten Net Operating Income from the TTM 3/31/2015 Net Operating Income is primarily attributed to (i) the present value of contractual rent steps for BART ($1,241,557), University of California ($236,947), JP Morgan Chase Bank, National ($38,576), California Bank & Trust ($73,665), and Kaiser Foundation Health Plan ($684,289); (ii) the burn off of free rent periods and (iii) contractual rent increases through May 2015 ($17,018).

(3)	Other Income includes direct utility reimbursements ($491,777) and tenant services and other miscellaneous income ($134,550).

■	Appraisal. As of the appraisal valuation date of April 21, 2015, Kaiser I had an “as-is” appraised value of $198,700,000 and an “as stabilized” value of $220,200,000 as of April 21, 2016. The borrower is strategically renovating certain floors at Kaiser I to attract technology tenants. The “as stabilized” value assumes that the renovations are complete and the occupancy rate at Kaiser I is 95% versus the underwritten occupancy rate of 88.3%. Further, as of the appraisal valuation date of April 21, 2015, the Kaiser Center Property (including both Kaiser I and Kaiser II) had an “as-is” appraised value of $209,500,000, and an “as stabilized” value of $233,100,000 as of April 21, 2016.

■	Environmental Matters. According to a Phase I environmental site assessment dated April 27, 2015, there were no recommendations for further action for the Kaiser Center Property.

■	Market Overview and Competition. The Kaiser Center Property is located in the downtown area of Oakland, Alameda County, California in the East Bay office market. Alameda County encompasses 17 separate cities covering an area of approximately 743 square miles. Oakland is home to corporate headquarters, start-ups, green energy companies, and research and development/high-technology companies. Oakland is served by several major freeways including Interstate 80 (east/west), Interstate 580 (east/west), Interstate 980 (north/south), and Interstate 880 (north/south). Mass transportation is provided by local and regional bus lines provided by the BART system. According to the U.S. Bureau of Labor Statistics, the March 2015 unemployment rate of Alameda County was 4.8%. The 2014 population within a one-, three- and five-mile radius of the Kaiser Center Property was 53,775, 267,831 and 490,486, respectively. As of the fourth quarter of 2014, the central business district submarket of the Oakland/ East Bay office market had an inventory of 10,592,000 SF that was 88.7% occupied with an average asking rent of $29.65 per SF, gross. The appraiser surveyed six competitive properties totaling 2,079,729 SF that had occupancy rates ranging from 86%-100% (91.0% weighted average) and recently signed leases with rental rates ranging from $33.00 to $42.00 per SF ($36.24 weighted average), gross. The appraiser concluded a market rent of $36.00 per SF, gross, for the 2nd through 4th floors and $39.00 per SF, gross, for the 5th through 28th floors. The weighted average in-place rent at the Kaiser Center Property is $30.54 per SF, gross.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Kaiser Center Property:

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Office Lease Comparables(1)

	Kaiser Center (subject)	Lake Merritt Tower	City Center Complex	Center 21	Lake Merritt Plaza	Harrison Street Building	555 City Center
Year Built	1962	1990	1982	1984	1985	1985	2002
Total GLA	811,005	204,277	172,077	456,187	490,049	272,100	485,039
Lease Date	-	3/12/2015	7/1/2014	10/1/2014	7/1/2014	7/1/2014	2/1/2015
Rental Rate ($ per SF, gross)	-	$36.00	$33.48	$33.00	$37.20	$36.00	$42.00
Total Occupancy	88%	86%	86%	91%	87%	100%	94%

(1)	Source: Appraisal.

■	The Borrower. The borrower is SIC-Lakeside Drive, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kaiser Center Whole Loan. Swig Investment Company, LLC (“Swig”) is the guarantor of certain non-recourse carveouts under the Kaiser Center Whole Loan.

The borrower sponsor is Swig. Swig is a privately-owned, San Francisco-based real estate operator with a 75+ year history of investment, development, partnership and management of commercial real estate properties in U.S. markets. Swig owns interests in 24 properties totaling approximately 8.3 million SF.

■	Escrows. The Kaiser Center Loan documents provide for upfront reserves in the amount of $1,491,823 for taxes and $5,706,695 (of which $261,308 have been released to borrower) for unfunded tenant improvements and free rent associated with certain tenants at the Kaiser Center Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Kaiser Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; (ii) at the lender’s option if an acceptable blanket policy is not in effect, an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $16,551, capped at $595,836.

■	Lockbox and Cash Management. The Kaiser Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and the borrower was required to direct tenants to pay their rents directly into such lockbox account. The related loan documents also require that all rents received by the borrower or the property manager be immediately deposited into the lockbox account following receipt. Prior to the occurrence of a Kaiser Center Trigger Period, all funds on deposit in the lockbox account are distributed to the borrower. During a Kaiser Center Trigger Period, all cash flow is required to be swept to a lender-controlled cash management account. After and prior to the cure of a Kaiser Center Trigger Period caused by a Specified Tenant Triggering Event, the Kaiser Center Loan documents require the monthly Specified Tenant Minimum Deposit to be swept into a lender-controlled leasing reserve account unless the borrower has delivered to the lender cash collateral or a letter of credit in the amount of the Specified Tenant Minimum Deposit.

“Specified Tenant Triggering Event” means (i) the bankruptcy or similar insolvency of BART or the University of California, (ii) the termination or cancellation of the BART or University of California lease and/or the BART or University of California lease failing to otherwise be in full force and effect, (iii) BART or University of California being in monetary default or material non-monetary default of its lease (beyond all notice and cure periods), or (iv) BART or University of California giving notice that it is terminating its lease for all or any portion of such space containing at least 50,000 SF or which when aggregated with all other leases terminated by BART or University of California contains 60,000 SF (in each case, excluding storage).

“Specified Tenant Minimum Deposit” means (i) in the event of a Renewal Cash Sweep associated with BART and/or University of California: (a) the cash flow sweep will be capped at $1.80 per SF per month based on BART’s then current net rentable area, (b) if University of California renews at least 50% of its current net rentable area, cash flow sweep will be capped at $30 per SF foot of BART’s then current net rentable area, (c) at BART’s renewal notice date, if BART renews at least 60% of its current net rentable area, the cash flow sweep will stop and the previously swept funds will be used for contractual leasing costs associated with BART’s renewal and due or available to BART during the first 24 months following the renewal and the remaining previously swept

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funds will be released to the borrower, (d) If BART renews less than 60% of its then current net rentable area and the cash flow sweep continues, the cash flow sweep will stop once a total of 60% of BART’s then current net rentable area is leased to any other tenant or tenants (including any space renewed by BART) and previously swept funds will be used for contractual leasing costs associated with BART’s renewal and the other tenant(s) leases and due or available to BART and the other tenant(s) during the first 24 months following the renewal or new lease commencement and the remaining previously swept funds will be released to the borrower, (e) if University of California does not renew at least 50% of its then current net rentable area and BART does not renew at least 60% of its then current net rentable area, the cash flow sweep will be capped at $1.80 per SF per month up to a total cap of $30 per SF based on all non-renewed space for both tenants or (ii) in the event of a Specified Tenant Triggering Event, the cash flow sweep will be capped at $1.80 per SF per month up to a total cap of $30 per SF of the applicable tenant’s then current rentable area. Provided that no other event has occurred which results in a Kaiser Center Trigger Period, the borrower has the option to cure a Kaiser Center Trigger Period resulting from a Specified Tenant Triggering Event or a Renewal Cash Sweep related to BART or University of California by delivering to the lender a letter of credit in an amount equal to the applicable Specified Tenant Minimum Deposit.

A “Kaiser Center Trigger Period” means the period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Kaiser Center Loan documents (ii) the debt service coverage ratio being less than 1.20x; (iii) the debt yield being less than 7.0%; (iv) a Specified Tenant Triggering Event; or (v) any Specified Tenant’s (defined below) failure to provide written notice to the borrower of the renewal of its lease upon the earlier to occur of (1) (a) 24 months with respect to BART and (b) 12 months with respect to University of California, prior to its then current applicable lease expiration or (2) the renewal notice period required under the applicable lease, for a minimum renewal term of five years (the event described in this clause (v) being a “Renewal Cash Sweep”) and (B) expiring upon (q) with regard to any Kaiser Center Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default; (r) with regard to any Kaiser Center Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or the delivery of a letter of credit in an amount which if applied as a partial prepayment of the Kaiser Center Whole Loan causes the debt service coverage ratio to be equal to or greater than 1.20x; (s) with regard to any Kaiser Center Trigger Period commenced in connection with clause (iii) above, the date that the debt yield is equal to or greater than 7.0% for two consecutive calendar quarters or the delivery of a letter of credit in an amount which if applied as a partial prepayment of the Kaiser Center Whole Loan causes the debt yield to equal 7% or greater; (t) with regard to any Kaiser Center Trigger Period commenced in connection with clause (iv) above, the applicable Specified Tenant affirming its lease in the applicable bankruptcy or insolvency proceeding, the lender’s receipt of evidence that the applicable vacant or dark tenant space is leased, the tenant has accepted its premises, there is no further landlord work to be completed and the tenant is paying full unabated rent, or if it is not paying full unabated rent, that there are no conditions to tenant’s obligations to pay full rent other than any free rent period, the amount of which is reserved with the lender, default under the applicable Specified Tenant’s lease has been cured, or the applicable Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the applicable Specified Tenant’s lease and has re-affirmed the applicable Specified Tenant’s lease as being in full force and effect, as applicable; and (u) with regard to any Kaiser Center Trigger Period commenced in connection with clause (v) above, with respect to the Renewal Cash Sweep, lender’s receipt of evidence satisfactory to it (1) that the applicable Specified Tenant has renewed its Specified Tenant Lease prior to its then applicable lease expiration or (2) the applicable Specified Tenant’s space is leased for a minimum term of five years, the tenant has accepted its premises, there is no further landlord work to be completed and the tenant is paying full unabated rent, or if it is not paying full unabated rent, that there are no conditions to the tenant’s obligations to pay full rent other than any free rent period, the amount of which is reserved with the lender.

A “Specified Tenant” means, as applicable, each of (a) BART and (b) University of California (together with any parent or affiliate thereof providing credit support or a guaranty under any such lease) and will include any replacement tenant of either such Specified Tenant of 60,000 SF or more approved in accordance with the Kaiser Center Loan documents.

■	Property Management. The Kaiser Center Property is managed by The Swig Company, an affiliate of the borrower (the “Manager”). Under the Kaiser Center Loan documents, the Kaiser Center Property may not be managed by any other party, other than a Qualified Manager (defined below). The borrower has the right to

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replace the Manager provided: (i) no event of default under the Kaiser Center Loan has occurred and is continuing, (ii) the lender receives at least 30 days prior written notice and (iii) the applicable new manager is a Qualified Manager. If the borrower is in default (following applicable notice and cure periods) under the management agreement, the lender has the right, but not the obligation, to perform any act or take any action to cause all the terms, covenants and conditions of the management agreement on the part of borrower to be performed or observed, to the end that the rights of borrower in, to and under the management agreement will be kept unimpaired and free from default.

A “Qualified Manager” means (i) a property manager reasonably approved by the lender in writing (which such approval may be conditioned upon a Rating Agency Confirmation) or (ii)(a) the Manager, (b) any affiliate of the Manager that is controlled by or is under common control with the Manager, (c) Cushman & Wakefield or an affiliate, (d) Jones Lang LaSalle or an affiliate, (e) CBRE or an affiliate, or (f) a property manager that is (I) a reputable management company having at least five years’ experience in the management of properties similar in class and size to the Kaiser Center Property in Oakland, California, the San Francisco Bay area or any similar metropolitan area, (II) at the time of its engagement as property manager has under management not less than three class “A” office properties containing leasable square footage equal to or greater than 2,500,000 leasable SF of office space in the aggregate (excluding the Kaiser Center Property) and (III) not the subject of a bankruptcy or similar insolvency proceeding; provided, that, no material adverse change (economic or otherwise) has occurred to such manager, as determined by the lender in its reasonable discretion, prior to such manager taking over the management responsibilities of the Kaiser Center Property.

■	Partial Release. In the event the borrower proposes to transfer Kaiser II to an entity other than an entity owned, directly or indirectly by the borrower (the “Release Parcel”), the borrower is permitted to release Kaiser II from the lien of the Kaiser Center Whole Loan provided that, among other conditions: (a) the borrower delivers to the lender evidence that the Release Parcel is not necessary for the borrower’s operation or use of the Remaining Kaiser Center Property for its then current use, and may be readily separated from the Kaiser Center Property; (b) on the date of the release, no event of default under the Kaiser Center Loan has occurred and is continuing; (c) the borrower delivers to the lender evidence that (i) the Release Parcel has been legally subdivided from the remainder of the Kaiser Center Property after giving effect to the release of the Release Parcel (the “Remaining Kaiser Center Property”), (ii) after giving effect to such transfer, each of the Release Parcel and the Remaining Property conforms to and is in compliance in all material respects with applicable legal requirements and constitutes a separate tax lot, (iii) the Release Parcel is not necessary for the Remaining Kaiser Center Property to comply with any zoning, building, land use or parking or other legal requirements applicable to the Remaining Kaiser Center Property or for the then current use of the Remaining Kaiser Center Property; and (d) immediately after such release, the loan-to-value ratio based on the value of the Remaining Kaiser Center Property is equal to or less than 125%.

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■	Mezzanine Indebtedness. After the first anniversary of the origination of the Kaiser Center Loan, mezzanine debt secured by a pledge of direct or indirect equity interests in the borrower is permitted from a lender meeting certain requirements set forth in the Kaiser Center Loan documents (the “Mezzanine Lender”), provided that, among other things (a) no event of default under the Kaiser Center Loan has occurred and is continuing, (b) after giving effect to the mezzanine loan, the combined debt service coverage ratio is equal to or greater than 1.40x, the combined loan-to-value ratio does not exceed 75.0% and the combined debt yield is greater than 8.5%, (c) the mezzanine loan is current pay with no payment-in-kind or similar features, (d) if the mezzanine loan is subject to floating-rate interest, the borrower is required to acquire and maintain an interest rate cap agreement acceptable to the lender, (e) the Mezzanine Lender executes a subordination and intercreditor agreement acceptable in form and substance to the lender, (f) the borrower delivers to the lender a Rating Agency Confirmation, (g) the related loan documents are amended as required by the lender, among other things, to require that all sums in the lockbox account be swept daily to the cash management account irrespective of whether a Kaiser Center Trigger Period exists and to include payments of mezzanine debt service from the disbursements from the cash management account and (h) the term of the mezzanine loan is co-terminous with, or longer than, the term of the Kaiser Center Loan.

■	Terrorism Insurance. The borrower is required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Kaiser Center Property and (y) business interruption coverage with no exclusion for terrorism covering no less than 12 months of business interruption coverage in an amount equal to 100% of the projected gross income from the Kaiser Center Property (on an actual loss sustained basis) for a period continuing until the restoration of the Kaiser Center Property is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no higher than $50,000. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Kaiser Center Loan, but in such event the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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HILTON GARDEN INN PITTSBURGH/SOUTHPOINTE

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HILTON GARDEN INN PITTSBURGH/SOUTHPOINTE

Hilton Garden Inn
Pittsburgh/Southpointe
1000 Corporate Drive
Canonsburg, PA 15317
Pittsburgh
Monroeville
McKeesport
Canonsburg
Washington
Green Tree
Carnegie
Oakdale
Rennerdale
Heidelberg
Dormont
Mt Lebanon
Bridgeville
Morgan
Cuddy
Southview
Bethel Park
Upper St Clair
Lawrence
Hendersonville
Muse
Westland
McMurray
Strabane
Houston
Venetia
Wylandville
Eighty Four
Laboratory
CARTIFACT

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HILTON GARDEN INN PITTSBURGH/SOUTHPOINTE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Canonsburg, Pennsylvania	Cut-off Date Principal Balance		$30,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$171,428.57
Size (Rooms)	175	Percentage of Initial Pool Balance		3.0%
Total TTM Occupancy as of 4/30/2015	73.0%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2015	73.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2001 / 2013-2014	Mortgage Rate		4.35000%
Appraised Value(1)	$43,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$11,405,754	Original Interest-Only Period (Months)		24
Underwritten Expenses	$7,484,967
Underwritten Net Operating Income (NOI)	$3,920,787	Escrows
Underwritten Net Cash Flow (NCF)	$3,464,556		Upfront	Monthly
Cut-off Date LTV Ratio	68.6%	Taxes	$238,074	$29,759
Maturity Date LTV Ratio	58.4%	Insurance	$0	$6,415
DSCR Based on Underwritten NOI / NCF	2.19x / 1.93x	FF&E	$0	$ 38,019
Debt Yield Based on Underwritten NOI / NCF	13.1% / 11.5%	Other(2)	$111,865	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	99.8%	Loan Payoff	$14,459,281	48.8%
Other Sources	50,000	0.2	Principal Equity Distribution	14,678,787	48.1
			Closing Costs	561,993	1.9
			Reserves	349,939	1.2

Total Sources	$30,050,000	100.0%	Total Uses	$30,050,000	100.0%

(1)	The Appraised Value of $43,700,000 excludes the value attributable to the Retail Center Parcel.
(2)	Other reserve represents an upfront deferred maintenance reserve of $111,865 for asphalt repairs.

■	The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn Pittsburgh/Southpointe Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering a 175-room full-service hotel located in Canonsburg, Pennsylvania (the “Hilton Garden Inn Pittsburgh/Southpointe Property”). The Hilton Garden Inn Pittsburgh/Southpointe Loan was originated by Citigroup Global Markets Realty Corp. on June 23, 2015 and represents approximately 3.0% of the Initial Pool Balance. The note evidencing the Hilton Garden Inn Pittsburgh/Southpointe Loan has an outstanding principal balance as of the Cut-off Date of $30,000,000 and an interest rate of 4.35000% per annum. The proceeds of the Hilton Garden Inn Pittsburgh/Southpointe Loan were primarily used to refinance existing indebtedness at the Hilton Garden Inn Pittsburgh/Southpointe Property and return principal equity to the borrower sponsor.

The Hilton Garden Inn Pittsburgh/Southpointe Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Hilton Garden Inn Pittsburgh/Southpointe Loan requires interest only payments on each due date through and including the due date occurring in July 2017 and thereafter requires monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Hilton Garden Inn Pittsburgh/Southpointe Loan is the due date in July 2025. At any time after the second anniversary of the securitization Closing Date, the Hilton Garden Inn Pittsburgh/Southpointe Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hilton Garden Inn Pittsburgh/Southpointe Loan documents. Voluntary prepayment of the Hilton Garden Inn Pittsburgh/Southpointe Loan is permitted on or after the due date occurring in April 2025 without payment of any prepayment premium.

■	The Mortgaged Property. The Hilton Garden Inn Pittsburgh/Southpointe Property is a 175-room, full-service hotel located in the Southpointe Business Park in Canonsburg, Pennsylvania. The hotel is operated as a Hilton Garden Inn hotel facility pursuant to a franchise agreement with an expiration date of September 27, 2022. The Hilton Garden Inn Pittsburgh/Southpointe Property also includes an 11,866 SF strip shopping center that is 100% leased by three tenants (“Retail Center Parcel”), however, revenue and expenses associated with the Retail Center Parcel were not included in the underwriting of the Hilton Garden Inn Pittsburgh/Southpointe Loan except for real estate taxes and insurance expenses. The Hilton Garden Inn Pittsburgh/Southpointe Property was constructed in 2001 and most recently renovated in 2013-2014. The Hilton Garden Inn Pittsburgh/Southpointe Property features 18,933 SF across five banquet/meeting rooms, 11,700 SF of outdoor event space, a heated indoor pool and whirlpool, fitness center, 24-hour business center, 24-hour convenience store, and a full-service restaurant. The site also contains parking areas that can accommodate 602 vehicles.

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The following table presents certain information relating to the demand analysis with respect to the Hilton Garden Inn Pittsburgh/Southpointe Property based on market segmentation, as provided in the appraisal for the Hilton Garden Inn Pittsburgh/Southpointe Property:

Demand Segmentation(1)

Property	Commercial	Meeting & Group	Leisure
Hilton Garden Inn Pittsburgh/Southpointe	60.0%	20.0%	20.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM March 31, 2015 penetration rates relating to the Hilton Garden Inn Pittsburgh/Southpointe Property and various market segments, as provided in the March 2015 travel research report for the Hilton Garden Inn Pittsburgh/Southpointe Property:

TTM March 31, 2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Hilton Garden Inn Pittsburgh/Southpointe	96.7%	108.0%	104.4%

(1)	Source: March 2015 travel research report for the Hilton Garden Inn Pittsburgh/Southpointe Property.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Garden Inn Pittsburgh/Southpointe Property:

Hilton Garden Inn Pittsburgh/Southpointe(1)

	2012(2)	2013(2)	2014(2)	TTM 4/30/2015
Occupancy	75.6%	74.6%	74.0%	73.0%
ADR	$118.15	$125.61	$128.09	$128.92
RevPAR	$89.27	$93.75	$94.82	$94.07

(1)	Source: As provided by the borrower.
(2)	Fiscal year end for 2012, 2013 and 2014 is October 31.

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HILTON GARDEN INN PITTSBURGH/SOUTHPOINTE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Garden Inn Pittsburgh/Southpointe Property:

Cash Flow Analysis

	2012(2)	2013(2)	2014(2)	TTM 4/30/2015	Underwritten(3)	Underwritten $ per Room
Room Revenue	$5,717,725	$5,988,516	$6,056,310	$6,008,718	$6,008,718	$34,336
Food & Beverage Revenue	3,053,389	3,050,174	3,222,235	3,017,642	3,017,642	17,244
Jacksons Restaurant	1,978,002	2,040,820	2,030,436	1,949,664	1,949,664	11,141
Other Revenue(1)	384,037	384,383	469,477	473,773	429,730	2,456
Total Revenue	$11,133,153	$11,463,893	$11,778,458	$11,449,797	$11,405,754	$65,176

Room Expense	$1,155,119	$1,216,820	$1,275,065	$1,268,095	$1,268,095	$7,246
Food & Beverage Expense	1,277,210	1,195,282	1,251,999	1,199,603	1,199,603	6,855
Jacksons Restaurant	1,402,472	1,357,940	1,354,252	1,271,450	1,291,145	7,378
Other Expense	255,323	260,424	315,007	303,533	303,533	1,734
Total Departmental Expense	$4,090,124	$4,030,466	$4,196,323	$4,042,681	$4,062,376	$23,214
Total Undistributed Expense	2,923,325	2,916,509	2,939,577	2,932,531	2,985,679	17,061
Total Fixed Charges	380,068	385,277	468,931	543,983	436,913	2,497
Total Operating Expenses	$7,393,516	$7,332,252	$7,604,830	$7,519,195	$7,484,967	$42,771

Net Operating Income	$3,739,637	$4,131,641	$4,173,628	$3,930,602	$3,920,786	$22,404
FF&E	445,326	458,556	471,138	457,992	456,230	2,607
Net Cash Flow	$3,294,311	$3,673,086	$3,702,490	$3,472,610	$3,464,556	$19,797

(1)	Other Revenue includes vending, guest laundry, audio visual rental, no show income, cancellation fees and other miscellaneous income.
(2)	Fiscal year end for 2012, 2013 and 2014 is October 31.
(3)	Revenue and expenses associated with the Retail Center Parcel was not included in the Underwritten Cash Flow Analysis except for real estate taxes and insurance expenses.

■	Appraisal. According to the appraisal, the Hilton Garden Inn Pittsburgh/Southpointe Loan had an “as-is” appraised value of $43,700,000 as of May 13, 2015.

■	Environmental Matters. According to the Phase I environmental report, dated May 20, 2015, there are no recognized environmental conditions or recommendations for further action at the Hilton Garden Inn Pittsburgh/Southpointe Property.

■	Market Overview and Competition. The Hilton Garden Inn Pittsburgh/Southpointe Property is located in Canonsburg, Washington County, Pennsylvania, which is part of the Pittsburgh Metropolitan Area. Based on the appraisal, as of year-end 2014, the resident population of Pittsburgh was approximately 2,361,800, with a median household income of approximately $51,400. Hotel demand for the neighborhood is primarily generated by its location along Interstate 79 and proximity to Interstate 70. Commercial demand is largely derived from the 610-acre Southpointe Business Park with 3.1 million SF of office space, which is home to many large area employers including CONSOL Energy, Crown Castle USA, Halliburton, Mylan, Noble Energy, NiSource, and Range Resources.

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HILTON GARDEN INN PITTSBURGH/SOUTHPOINTE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Garden Inn Pittsburgh/Southpointe Property and its competitive set, as provided in a market report for the Hilton Garden Inn Pittsburgh/Southpointe Property:

Historical Statistics(1)

	Hilton Garden Inn Pittsburgh/Southpointe			Competitive Set			Penetration

	TTM 3/31/2013	TTM 3/31/2014	TTM 3/31/2015	TTM 3/31/2013	TTM 3/31/2014	TTM 3/31/2014	TTM 3/31/2013	TTM 3/31/2014	TTM 3/31/2015
Occupancy(2)	74.9%	73.7%	73.3%	75.6%	75.9%	75.9%	99.1%	97.2%	96.7%
ADR	$122.34	$128.86	$131.10	$114.67	$118.78	$121.42	106.7%	108.5%	108.0%
RevPAR	$91.57	$94.97	$96.16	$86.63	$90.10	$92.13	105.7%	105.4%	104.4%

(1)	Source: March 2015 travel research report for the Hilton Garden Inn Pittsburgh/Southpointe Property.
(2)	As provided by the borrower and reflects average occupancy the trailing-twelve months as of March 31st for the specified year unless otherwise indicated.

Hilton Garden Inn Pittsburgh/Southpointe Property Competitive Set(1)

Property	Number of Rooms	Year Opened
Hilton Garden Inn Pittsburgh/Southpointe	175	2001
Cambria Suites Washington	105	2010
Courtyard Washington Meadow Lands	124	2011
Crowne Plaza Pittsburgh South	179	1969
Hampton Inn Washington	111	1995
Homewood Suites Pittsburgh Southpointe	113	2009
Holiday Inn Express Pittsburgh Bridgeville	70	1999
Holiday Inn Express & Suites Pittsburgh Southwest Southpointe	90	2014
Total	967

(1)	Source: March 2015 travel research report for the Hilton Garden Inn Pittsburgh/Southpointe Property.

■	The Borrower. The borrower is Southpointe Hotel and Conference Center, L.P., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Garden Inn Pittsburgh/Southpointe Loan. The non-recourse carveout guarantor is Millcraft Investments, Inc. Millcraft Investments, Inc. is a Pittsburgh based real estate developer and management company established in 1957 and has been creating and maintaining large-scale office, retail, and mixed-use developments. The Millcraft Investments, Inc. portfolio includes 706,763 SF across 8 office properties, 223-units in two apartment properties, a 175-room hotel (the Hilton Garden Inn Pittsburgh/Southpointe Property), and two condominiums.

■   Escrows. On the origination date, the borrower funded aggregate reserves of $349,939 with respect to the Hilton Garden Inn Pittsburgh/Southpointe Property, comprised of: (i) $238,074 in respect of certain real estate tax expenses; and (ii) $111,865 into a deferred maintenance reserve for asphalt repairs.

On each due date, the borrower is required to fund: (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that lender may, at its option, waive the required monthly insurance deposit if the liability or casualty policy maintained by the borrower constitutes an approved blanket or umbrella policy under the Hilton Garden Inn Pittsburgh/Southpointe Loan documents and the borrower is not required to maintain a separate policy under the Hilton Garden Inn Pittsburgh/Southpointe Loan documents, and (iii) a reserve for furniture, fixtures and equipment in an amount equal to one-twelfth of 4% of the greater of (a) the annual gross room revenue for the Hilton Garden Inn Pittsburgh/Southpointe Property for the immediately preceding fiscal year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations at the Hilton Garden Inn Pittsburgh/Southpointe Property for the fiscal year in which such due date occurs as set forth in the approved annual budget, provided, that if no approved annual budget exists for the applicable fiscal year, the amount is required to be determined by the lender in its reasonable discretion. No property improvement plan (“PIP”) was required under the franchise agreement at origination. In the event that at any time following origination the lender determines that a PIP is required by the franchisor, the borrower will be required to deposit an amount equal to 110% of the costs of the related PIP work

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(as estimated by the lender in its reasonable discretion) (i) in the case of any existing or renewal franchise agreement, prior to the effective date on which the PIP is imposed and (ii) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered. Additionally, if, at any time, the lender determines that amounts on deposit in the PIP reserve account will be insufficient to pay the estimated costs of PIP work, the borrower is required to make a true-up payment (excluding the costs of any items constituting duplicative FF&E) with respect to any insufficiency into the PIP reserve account.

■	Outparcel Release. Provided no event of default is then continuing under the Hilton Garden Inn Pittsburgh/Southpointe Loan documents, the borrower has a one-time right to obtain release of the Retail Center Parcel from the lien of the Hilton Garden Inn Pittsburgh/Southpointe Loan documents in conjunction with a transfer of the Retail Center Parcel out of the borrower’s ownership, subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Hilton Garden Inn Pittsburgh/Southpointe Loan, (ii) the borrower has delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) except as set forth in the last sentence of this paragraph, the debt service coverage ratio after the release, based on the amortizing constant is at least equal to 1.50x and the debt yield after the release is at least equal to 11.65% after any such release, (iv) except as set forth in the last sentence of this paragraph, the loan-to-value after any such release is no greater than 70%, and (v) any future owner of the Retail Center Parcel is prohibited from developing or using such Retail Center Parcel as a restaurant (other than certain types permitted by the Hilton Garden Inn Pittsburgh/Southpointe Loan documents that would not compete with the hotel restaurant) or other similar uses that would directly compete with the hotel at the Hilton Garden Inn Pittsburgh/Southpointe Property (including any restaurant tenants) or poach any tenants from the hotel at the Hilton Garden Inn Pittsburgh/Southpointe Property. If the release is completed within the first loan year, the release will not be subject to any debt service coverage ratio, debt yield, or loan-to-value tests.

■	Lockbox and Cash Management. The Hilton Garden Inn Pittsburgh/Southpointe Loan is structured with a hard lockbox and springing cash management. The Hilton Garden Inn Pittsburgh/Southpointe Loan documents require credit card receivables to be sent directly to the lockbox account. The manager deposits retail rents into the lockbox account prior to the earlier of a Hilton Garden Inn Pittsburgh/Southpointe Trigger Period or the first anniversary of origination, after which tenants will be directed to deposit their rent directly into the lockbox account. Upon the occurrence and during the continuance of a Hilton Garden Inn Pittsburgh/Southpointe Trigger Period, all other revenue from the operation of the hotel is required to be directly deposited into the lockbox account. The funds in the lockbox account are required to be swept on a daily basis to or at the direction of the borrower unless a Hilton Garden Inn Pittsburgh/Southpointe Trigger Period exists, in which case funds are to be transferred on each business day to a lender-controlled cash management account (which cash management account is also to be established and thereafter maintained by the lender on the borrower’s behalf upon the occurrence and during the existence of a Hilton Garden Inn Pittsburgh/Southpointe Trigger Period). On each due date, the Hilton Garden Inn Pittsburgh/Southpointe Loan documents require that all amounts on deposit in the cash management account, if any, after payment of debt service and funding of any required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums, replacement reserves and other amounts due and owing to the lender and/or servicer pursuant to the terms of the Hilton Garden Inn Pittsburgh/Southpointe Loan documents, to the extent that a Hilton Garden Inn Pittsburgh/Southpointe Trigger Period has occurred and is continuing, be held by the lender as additional collateral for the Hilton Garden Inn Pittsburgh/Southpointe Loan. During the continuance of an event of default under the Hilton Garden Inn Pittsburgh/Southpointe Loan, the lender may apply any funds in Hilton Garden Inn Pittsburgh/Southpointe cash management account to amounts payable under the Hilton Garden Inn Pittsburgh/Southpointe Loan and/or toward the payment of expenses of the Hilton Garden Inn Pittsburgh/Southpointe Property, in such order of priority as the lender may determine.

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A “Hilton Garden Inn Pittsburgh/Southpointe Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Hilton Garden Inn Pittsburgh/Southpointe Loan, (ii) the debt service coverage ratio being less than 1.20x; (iii) the occurrence of a Hilton Garden Inn Pittsburgh/Southpointe Franchise Agreement Trigger Period; (iv) the failure of a Hilton Garden Inn Pittsburgh/Southpointe Franchise Renewal Event to have occurred on or before 12 months prior to the expiration of the franchise agreement; or (v) Millcraft Hospitality, L.P.’s involvement in a bankruptcy action including, but not limited to, commencement of a proceeding seeking reorganization, liquidation, or dissolution or the appointment of a receiver; and (B) expiring upon (u) in the case of clause (i) above, the cure (if applicable) of such event of default; (w) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters; (x) in the case of clause (iii) above, a Hilton Garden Inn Pittsburgh/Southpointe Franchise Agreement Trigger Period ceasing to exist in accordance with the terms of the related loan agreement; (y) in the case of clause (iv) above, the occurrence of a Hilton Garden Inn Pittsburgh/Southpointe Franchise Renewal Event; and (z) in the case of clause (v) above, the borrower’s replacement of Millcraft Hospitality, L.P. with a replacement manager approved by the lender in writing and engaged pursuant to a management agreement approved by the lender in writing (in each case, lender’s approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation).

A “Hilton Garden Inn Pittsburgh/Southpointe Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the franchisor giving written notice of a default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) the failure of the Hilton Garden Inn Pittsburgh/Southpointe Property to be operated or flagged pursuant to the franchise agreement, (v) any intellectual property or material permit relating to the Hilton Garden Inn Pittsburgh/Southpointe Property failing to be in full force and effect and (vi) any bankruptcy or insolvency of the franchisor and (B) terminating upon the lender’s receipt of evidence reasonably acceptable to the lender (1) (a) that the borrower has cured all defaults, if any, under the franchise agreement, the borrower and franchisor have re-affirmed the franchise agreement is in full force and effect, the franchisor is no longer insolvent or subject to any bankruptcy proceedings and has affirmed the franchise agreement to the court, the Hilton Garden Inn Pittsburgh/Southpointe Property continues to be operated, flagged, and branded pursuant to the franchise agreement, and all permits are in full force and effect or (b) of the branding, “flagging” and operation of the Hilton Garden Inn Pittsburgh/Southpointe Property pursuant to a replacement qualified franchise agreement entered into in accordance with the terms of the related loan agreement and the other Hilton Garden Inn Pittsburgh/Southpointe Loan documents (the qualified franchise agreement is required to be in full force and effect with no defaults), and delivery to the lender of a comfort letter in form and substance reasonably acceptable to the lender and (2) to the extent a PIP is required in connection with the foregoing of, the deposit of the corresponding PIP deposit into the PIP reserve account in accordance the loan agreement.

A “Hilton Garden Inn Pittsburgh/Southpointe Franchise Renewal Event” occurs upon the lender’s receipt of evidence reasonably acceptable to the lender that (i) the related franchise agreement has been extended or a replacement qualified franchise agreement has been entered into, in each case, for a term expiring no earlier than 3 years after the maturity date of the Hilton Garden Inn Pittsburgh/Southpointe Loan, (ii) such franchise agreement (as so extended) or such replacement qualified franchise agreement is in full force and effect with no defaults thereunder, (iii) to the extent a PIP is required, the corresponding PIP deposit has been deposited in the PIP reserve and (iv) a comfort letter has been delivered in form and substance reasonably acceptable to the lender from the applicable franchisor.

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■	Property Management. The Hilton Garden Inn Pittsburgh/Southpointe Property is currently managed by Millcraft Hospitality, L.P., an affiliate of the borrower. Under the Hilton Garden Inn Pittsburgh/Southpointe Loan documents, Millcraft Hospitality, L.P. cannot be replaced as manager of the Hilton Garden Inn Pittsburgh/Southpointe Property by the borrower, except with a management company meeting certain criteria specified in the Hilton Garden Inn Pittsburgh/Southpointe Loan documents, including delivery to the lender of a Rating Agency Confirmation. The lender may replace (or require the borrower to replace) Millcraft Hospitality, L.P. as manager if there is a material default by Millcraft Hospitality, L.P. under the management agreement, if Millcraft Hospitality, L.P. files a bankruptcy petition or a similar event occurs, or if a Hilton Garden Inn Pittsburgh/Southpointe Trigger Period exists. Any change to the property manager is subject to the prior approval of the franchisor.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn Pittsburgh/Southpointe Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses (on an actual loss sustained basis) from the Hilton Garden Inn Pittsburgh/Southpointe Property for a period continuing from the time of loss for a recovery period not to exceed twelve (12) months. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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GEORGIA
Jacksonville
Panama City
Gainesville
Daytona Beach
Orlando
Tampa
Palm Bay
St Petersburg
FLORIDA
Port St Lucie
Fort Myers
Naples
Miami
Key West
Tallahassee
Doubletree Tallahassee
Tallahassee Mall
Florida State University
Tallahassee Community College
DOWNTOWN
Governor's Square
Florida A&M
Florida State Rec Center
TALLAHASSEE REGIONAL AIRPORT
CARTIFACT

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Tallahassee, Florida	Cut-off Date Principal Balance		$25,574,500
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$105,244.86
Size (Rooms)	243	Percentage of Initial Pool Balance		2.5%
Total TTM Occupancy as of 5/31/2015	74.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 5/31/2015	74.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1971 / 2014-2015	Mortgage Rate		4.83650%
Appraised Value	$36,335,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$10,054,161
Underwritten Expenses	$6,824,801
Underwritten Net Operating Income (NOI)	$3,229,360	Escrows
Underwritten Net Cash Flow (NCF)	$2,827,193		Upfront	Monthly
Cut-off Date LTV Ratio	70.4%	Taxes	$92,612	$18,522
Maturity Date LTV Ratio(1)	57.3%	Insurance	$24,302	$12,151
DSCR Based on Underwritten NOI / NCF	2.00x / 1.75x	FF&E(2)	$0	$33,514
Debt Yield Based on Underwritten NOI / NCF	12.6% / 11.1%	Other(3)	$1,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,574,500	100.0%	Loan Payoff	$17,519,258	68.5%
			Principal Equity Distribution	6,390,523	25.0
			Reserves	1,116,913	4.4
			Closing Costs	547,806	2.1
Total Sources	$25,574,500	100.0%	Total Uses	$25,574,500	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as complete” appraised value of $36,535,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 57.6%. See “—Appraisal” below.
(2)	On each monthly due date, the borrower is required to fund the FF&E reserve in an amount equal to (i) $33,514 occurring in August 2015 through July 2016 and (ii) thereafter, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Property for the previous 12-month period determined on the last calendar day of June. See “—Escrows” below.
(3)	Other reserves represent $1,000,000 for capital expenditures in accordance with a lender approved capital expenditure budget. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Doubletree Tallahassee Loan”) is evidenced by a note in the original principal amount of $25,574,500, secured by a first mortgage encumbering the fee simple interest in a full-service hotel property located in Tallahassee, Florida (the “Doubletree Tallahassee Property”). The Doubletree Tallahassee Loan was originated by Goldman Sachs Mortgage Company on June 18, 2015 and represents approximately 2.5% of the Initial Pool Balance. The note evidencing the Doubletree Tallahassee Loan has a principal balance as of the Cut-off Date of $25,574,500 and an interest rate of 4.83650% per annum. The borrower utilized the proceeds of the Doubletree Tallahassee Loan to refinance the existing debt on the Doubletree Tallahassee Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Doubletree Tallahassee Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Doubletree Tallahassee Loan requires monthly payments of interest and principal sufficient to amortize the Doubletree Tallahassee Loan over a 30-year amortization schedule. The scheduled maturity date is the due date occurring in July 2025. Voluntary prepayment of the Doubletree Tallahassee Loan is prohibited prior to April 6, 2025. Provided that no event of default under the Doubletree Tallahassee Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Doubletree Tallahassee Property is a 243-room full-service hotel located in Tallahassee, Florida. The Doubletree Tallahassee Property was constructed in 1971 and was most recently renovated in 2014-2015. Located at the corner of South Adams Street and East Park Avenue in Tallahassee, the Doubletree Tallahassee Property sits atop approximately 0.98 total acres. The building is 16 stories tall and sits within one mile of Florida State University and the Florida State Capitol. The full-service Doubletree Tallahassee Property features approximately 5,394 SF of meeting space, garage parking, a food and beverage outlet, a fitness center and a business center.

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The following table presents certain information relating to the demand analysis with respect to the Doubletree Tallahassee Property based on market segmentation, as provided by the borrower for the Doubletree Tallahassee Property:

Accommodated Room Night Demand(1)

	Meeting and Group	Leisure	Commercial
Doubletree Tallahassee	40.8%	48.6%	10.6%

(1)	As provided by the borrower.

The following table presents certain information relating to the TTM April 2015 penetration rates relating to the Doubletree Tallahassee Property and various market segments, as provided in an April 2015 travel research report for the Doubletree Tallahassee Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM April 2015	113.7%	100.7%	114.5%
TTM April 2014	111.6%	103.0%	115.0%
TTM April 2013	114.4%	103.3%	118.2%

(1)	Source: April 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Doubletree Tallahassee Property:

Doubletree Tallahassee (1)

	2013	2014(2)	TTM 5/31/2015
Occupancy	73.0%	73.6%	74.8%
ADR	$117.57	$118.28	$126.49
RevPAR	$85.86	$87.09	$94.67

(1)	As provided by the borrower and which represents averages for the indicated periods.
(2)	The 2014 information is annualized from April to December. The borrower sponsor purchased the property in April 2014 and operating statements for the first three months of the year were not available.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Doubletree Tallahassee Property:

Cash Flow Analysis(1)

	2013	2014(2)	TTM 5/31/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$7,615,037	$7,724,188	$8,396,405	$8,396,362	$34,553
Food & Beverage Revenue	1,258,607	1,023,779	1,259,717	1,259,711	5,184
Telephone Revenue	0	0	0	0	0
Other Revenue(3)	416,373	397,601	398,090	398,088	1,638
Total Revenue	$9,290,017	$9,145,568	$10,054,212	$10,054,161	$41,375

Room Expense	$1,718,577	$1,752,852	$1,810,410	$1,810,401	$7,450
Food & Beverage Expense	1,152,508	1,042,999	1,120,617	1,120,611	4,612
Telephone Expense	0	0	0	0	0
Other Expense	106,477	122,401	125,967	125,966	518
Total Departmental Expense	$2,977,562	$2,918,252	$3,056,994	$3,056,978	$12,580
Total Undistributed Expense	3,593,204	3,204,914	3,344,352	3,344,347	13,763
Total Fixed Expense	235,986	477,935	433,083	423,475	1,743
Total Operating Expenses	$6,806,752	$6,601,100	$6,834,429	$6,824,801	$28,086

Net Operating Income	$2,483,265	$2,544,468	$3,219,783	$3,229,360	$13,290
FF&E	371,601	365,823	402,168	402,166	1,655
Net Cash Flow	$2,111,665	$2,178,645	$2,817,614	$2,827,193	$11,635

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The 2014 information is annualized from April to December. The borrower sponsor purchased the property in April 2014 and operating statements for the first three months of the year were not available.
(3)	Other revenue includes parking, telephone, and other miscellaneous income items.

■	Appraisal. According to the appraisal, the Doubletree Tallahassee Property had an “as-is” appraised value of $36,335,000 as of May 26, 2015 and an “as complete” appraised value of $36,535,000 as of July 26, 2015, assuming completion of certain renovations at the Doubletree Tallahassee Property.

■	Environmental Matters. According to a Phase I environmental report, dated May 27, 2015, there are no recognized environmental conditions or recommendations for further action at the Doubletree Tallahassee Property, other than the recommendations for (i) an asbestos operations and maintenance (“O&M”) plan and (ii) a lead-based paint O&M plan.

■	Market Overview and Competition. The Doubletree Tallahassee Property is located in downtown Tallahassee, Florida. As of TTM April 2015, the Doubletree Tallahassee Property’s competitive set had an average occupancy of 65.1%, ADR of $126.91 and RevPAR of $85.65.

The following table presents certain information relating to the primary competition for the Doubletree Tallahassee Property:

Property	Number of Rooms	Year Built	TTM 4/30/2015 Occupancy	TTM 4/30/2015 ADR	TTM 4/30/2015 RevPAR
Doubletree Tallahassee	243	1971	74.0%	$127.82	$94.61
Wyndham Garden Hotel Tallahassee	148	1969	45.0%	$87.00	$39.15
Courtyard Hotel Tallahassee	154	1987	66.0%	$123.00	$81.18
Autograph Collection Hotel Duval	117	1951	70.0%	$165.22	$115.65
Hilton Garden Inn Tallahassee	85	2006	82.0%	$134.00	$109.88
Residence Inn Tallahassee	135	2006	67.0%	$152.69	$102.30
Aloft Hotel Tallahassee	162	2009	72.0%	$120.00	$86.40
Holiday Inn & Suites Tallahassee	132	2005	61.0%	$102.00	$62.22

Source: Appraisal.

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■	The Borrower. The borrower is IB Tallahassee, LLC, a single-purpose, single-asset entity. John Thomas Burnette, a direct owner of the borrower, is the non-recourse carveout guarantor under the Doubletree Tallahassee Loan. Mr. Burnette is a Principal at Inkbridge, LLC, a private equity firm based in Tallahassee which is comprised of Inkbridge Acquisitions and Inkbridge Investments. Inkbridge Investments determines capital investment and growth, focusing on real estate investments and acquisitions. Inkbridge Acquisitions is the company’s asset holding company focusing on the execution of investments.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve of approximately $92,612, (ii) an insurance reserve of approximately $24,302 and (iii) a capital improvement reserve of $1,000,000 related to, among other things, room and pool renovations and certain other improvements required under the franchise agreement to be completed mostly by October 31, 2015 and to be disbursed up to two times monthly against invoices for work performed in accordance with the work budget. Additionally, if the borrower enters a lease for the development of a rooftop bar or restaurant prior to June 30, 2016, then the borrower is required to provide an updated capital plan for the lender’s approval and will have such additional time as is reasonably necessary to complete the capital expenditures related to the development of the rooftop bar or restaurant (including the installation of a separate elevator on the existing 16th floor), but in no event beyond June 30, 2017. In addition, to the extent the borrower has entered a lease for the development of a rooftop bar or restaurant which necessitates the installation of a new elevator for access from the existing 16th floor to the rooftop, no more than one hotel room may be eliminated by such installation.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period and (ii) a FF&E reserve in the amount of: (a) on each due date from August 2015 through and including July 2016, the amount of $33,514 and (b) beginning on the due date in August 2016, the greater of (1) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of furniture, fixtures and equipment and (2) one-twelfth of 4% of the operating income of the Doubletree Tallahassee Property for the previous 12-month period (as determined on June 30 of each year).

In addition, on each due date during the continuance of a Doubletree Tallahassee Trigger Period, the Doubletree Tallahassee Loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. The Doubletree Tallahassee Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Doubletree Tallahassee Cash Management Period, the related loan documents permit the lender to deliver notices to each credit card company instructing it to remit all credit card receivables directly into a lender-controlled lockbox account and require that all cash revenues relating to the Doubletree Tallahassee Property and all other money received by the borrower or the property manager with respect to the Doubletree Tallahassee Property (other than tenant security deposits) be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day during a continuing Doubletree Tallahassee Cash Management Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that a Doubletree Tallahassee Cash Management Period is continuing but no Doubletree Tallahassee Trigger Period or event of default under the Doubletree Tallahassee Loan is continuing, all funds in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a Doubletree Tallahassee Trigger Period or, at the lender’s discretion, during an event of default under the Doubletree Tallahassee Loan, the Doubletree Tallahassee Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and budgeted operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of an event of default under the Doubletree Tallahassee Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Doubletree Tallahassee Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Doubletree Tallahassee Property, in such order of priority as the lender may determine.

A “Doubletree Tallahassee Cash Management Period” means any period: (i) commencing as of the initial Doubletree Tallahassee Trigger Period and ending at the conclusion of such Doubletree Tallahassee Trigger

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Period; (ii) commencing as of the initial event of default under the Doubletree Tallahassee Loan and ending at the expiration of such event of default as determined by the lender in its reasonable discretion; and (iii) a period commencing as of any subsequent Doubletree Tallahassee Trigger Period or subsequent event of default under the Doubletree Tallahassee Loan until the Doubletree Tallahassee Loan is paid off in its entirety.

A “Doubletree Tallahassee Trigger Period” means (i) a period commencing as of the conclusion of the twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the Doubletree Tallahassee Loan documents) is less than 1.30x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than 1.30x; and (ii) a period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Doubletree Tallahassee Trigger Period is ongoing.

■	Property Management. The Doubletree Tallahassee Property is managed by Magnolia Hotel Group, LLC pursuant to a management agreement. Under the Doubletree Tallahassee Loan documents, the Doubletree Tallahassee Property is required to remain managed by Magnolia Hotel Group, LLC or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Doubletree Tallahassee Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Doubletree Tallahassee Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Doubletree Tallahassee Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Doubletree Tallahassee Property are separately allocated to the Doubletree Tallahassee Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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CARTIFACT
San Francisco
Los Angeles
Salt Lake City
Denver
Kansas City
Minneapolis
Chicago
Dallas
San Antonio
Houston
Atlanta
Tampa
Miami
Washington DC
Philadelphia
New York
Boston
Gulf of Mexico
Pacific Ocean
Atlantic Ocean

US StorageMart Portfolio

	Property Name	Address	City	State	Zip Code
1	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
2	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
3	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
4	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
5	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
6	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
7	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
8	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
9	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
10	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
11	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
12	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
13	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
14	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
15	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
16	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
17	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
18	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
19	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
20	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
21	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
22	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
23	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
24	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
25	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
26	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
27	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
28	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
29	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
31	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
32	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
33	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
34	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
36	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
37	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
38	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
39	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
40	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
41	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
42	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
43	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
44	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
46	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
47	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
48	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
49	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
50	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
51	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
52	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
53	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
54	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
55	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
56	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
57	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
58	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
59	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
60	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
61	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
62	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
63	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
64	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
65	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
66	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	66	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance(4)		$25,000,000
Property Type(1)	Self Storage	Cut-off Date Principal Balance per SF(5)		$41.80
Size (SF)	4,519,664	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 2/28/2015	85.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2015	85.7%	Type of Security		Various
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.79788%
Appraised Value(2)	$676,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)	60

Underwritten Revenues	$61,300,250
Underwritten Expenses	$22,188,390	Escrows(6)
Underwritten Net Operating Income (NOI)	$39,111,860		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$38,343,518	Taxes	$0	$0
Cut-off Date LTV Ratio(2)(3)	27.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	27.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	5.38x / 5.27x	Immediate Repairs	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	20.7% / 20.3%	Ground Rent	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$412,500,000	80.1%	Loan Payoff	$339,273,588	65.9%
Mezzanine Loan Amount	102,500,000	19.9	Principal Equity Distribution	169,915,981	33.0
			Closing Costs	5,810,431	1.1

Total Sources	$515,000,000	100.0%	Total Uses	$515,000,000	100.0%

(1)	One of the 66 US StorageMart Portfolio Properties is a mixed use property comprising of both self storage and retail spaces.
(2)	The Appraised Value of the US StorageMart Portfolio Properties has been determined by an appraisal for the entire portfolio and represents a reduction of 75 basis points to the capitalization rate implied for the individual properties (in the aggregate) and assumes the sale of the whole portfolio to a single buyer. The aggregate of the individual appraised values of the individual properties is $598,440,000 which results in an LTV of 31.6% based on the US StorageMart Portfolio A-1 Note balance (as described below).
(3)	Calculated based on the aggregate balance of the US StorageMart Portfolio A-1 Note (as described below).
(4)	The US StorageMart Portfolio Loan with a Cut-off Date Balance of $25,000,000 is evidenced by Note A-1D (non-controlling note) which is part of the $412,500,000 whole loan evidenced by six senior pari passu notes and two junior pari passu notes (as described below).
(5)	Calculated based on the aggregate balance of the US StorageMart Portfolio Whole Loan.
(6)	The Monthly Escrows will spring during a US StorageMart Reserve Waiver Revocation Event Period. See “— Escrows” below.

■	Mortgage Loan. The mortgage loan (the “US StorageMart Portfolio Loan”) is part of a whole loan (the “US StorageMart Portfolio Whole Loan”) evidenced by six senior pari passu notes (Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F, collectively, the “US StorageMart Portfolio A-1 Note”) with a combined outstanding principal balance as of the Cut-off Date of $188,926,000, and two junior pari passu notes (Note A-2A and Note A-2B, collectively, the “US StorageMart Portfolio A-2 Note”) with a combined outstanding principal balance as of the Cut-off Date of $223,574,000. The US StorageMart Portfolio A-2 Note is subordinate to the US StorageMart Portfolio A-1 Note as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The US StorageMart Portfolio Whole Loan” in the Prospectus Supplement. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the US StorageMart Whole Loan is $412,500,000 (see “—Additional Secured Indebtedness” below for additional information). The US StorageMart Whole Loan is secured by 66 first mortgages encumbering the borrowers’ fee simple interest (and, in the case of one of the US StorageMart Portfolio Properties, fee simple and leasehold interest) in fifteen states collectively known as the US StorageMart Portfolio (collectively, the “US StorageMart Portfolio Properties”). The US StorageMart Portfolio Loan (evidenced by Note A-1D), which represents a non-controlling interest in the US StorageMart Portfolio Whole Loan, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and represents approximately 2.5% of the Initial Pool Balance. The related companion loans (collectively, the “US StorageMart Portfolio Companion Loans”) are evidenced by (i) Note A-1A, Note A-1B, Note A-1C, Note A-2A, and Note A-2B, which represent the controlling interest in the US StorageMart Portfolio Whole Loan, were contributed to the CGBAM 2015-SMRT transaction and have a combined outstanding principal balance as of the Cut-off Date of $312,574,000, (ii) Note A-1E, which represents a non-controlling in the US StorageMart Portfolio Whole Loan, is expected to be contributed to a future securitization transaction and has an outstanding principal balance as of the Cut-off Date of $43,694,500, and (iii) Note A-1F, which represents a non-controlling interest in the US StorageMart Portfolio Whole Loan, has been contributed to the MSBAM 2015-C23 transaction and has an outstanding principal balance as of the Cut-off Date of $31,231,500. Note A-1A, Note A-1B, Note A-1C, Note A-1E and Note A-1F are sometimes collectively referred to as the ”US StorageMart Portfolio Pari Passu Companion Loans”. The US StorageMart Portfolio Whole Loan was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on March 26, 2015. Each note evidencing the US StorageMart Portfolio Whole Loan has an interest rate of 3.79788% per annum.

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The borrowers utilized the proceeds of the US StorageMart Portfolio Whole Loan to refinance the existing debt on the US StorageMart Portfolio Properties, return equity to the borrower sponsors, fund reserves and pay origination costs.

The US StorageMart Portfolio Whole Loan had an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date. The US StorageMart Portfolio Whole Loan requires interest only payments on each due date through the scheduled maturity date in April 2020. At any time after the earlier of (a) the second anniversary of the last note included in the US StorageMart Portfolio Whole Loan and (b) three years from the origination of the US StorageMart Portfolio Whole Loan (the “US StorageMart Portfolio Release Date”), the US StorageMart Portfolio Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the US StorageMart Portfolio Whole Loan documents. Voluntary prepayment of the US StorageMart Portfolio Whole Loan is permitted on or after the due date occurring in January 2020 without payment of any prepayment premium.

■	The Mortgaged Properties. The US StorageMart Portfolio Properties are comprised of 66 self-branded self storage properties. No single property represents more than 5.3% of the portfolio’s Underwritten Net Cash Flow. In addition, 51.8% of the US StorageMart Portfolio Properties’ rentable SF is comprised of climate controlled units. Each property has 24-hour video surveillance and is fully-fenced, with an access controlled gate which tenants can enter with a unique PIN code. Protection plans are required for any tenant that leases at the US StorageMart Portfolio Properties. The US StorageMart Portfolio Properties’ weighted average underwritten physical occupancy, in-place rent per square foot and revenue per available square foot are 85.7%, $15.05 and $13.56, respectively. The US StorageMart Portfolio Properties are centrally managed by StorageMart from its headquarters in Columbia, Missouri.

The following table presents the geographical distribution for the US StorageMart Portfolio Properties:

State	Total Units	% of Total	Total SF	% of Total	Allocated Whole Loan Amount ($000s)(1)	% of Total	UW NCF ($000s)	% of Total	2013 Occ.	2014 Occ.	TTM Occ.(2)	UW Occ.
Florida	5,559	13.5%	558,963	12.4%	$67,558.6	16.4%	$6,430.8	16.8%	83.9%	86.7%	87.2%	86.5%
Missouri	7,373	18.0	954,488	21.1	63,225.8	15.3	$6,292.6	16.4	85.9%	84.9%	84.9%	83.6%
Illinois	6,614	16.1	736,607	16.3	59,659.4	14.5	$5,106.1	13.3	87.8%	87.8%	87.6%	86.0%
Kansas	4,074	9.9	564,325	12.5	42,398.4	10.3	$3,488.2	9.1	89.3%	87.5%	86.9%	83.3%
New York	3,640	8.9	168,534	3.7	36,757.7	8.9	$3,484.1	9.1	88.0%	91.4%	91.8%	91.5%
New Jersey	1,813	4.4	176,994	3.9	32,490.7	7.9	$2,537.1	6.6	87.7%	89.7%	89.6%	86.9%
Texas	3,057	7.5	344,903	7.6	28,242.7	6.8	$2,597.5	6.8	90.1%	88.8%	87.8%	83.2%
California	3,285	8.0	253,284	5.6	26,184.0	6.3	$2,663.1	6.9	81.6%	83.9%	84.5%	84.4%
Georgia	1,838	4.5	235,455	5.2	12,751.2	3.1	$1,367.6	3.6	78.1%	82.1%	82.1%	79.1%
Minnesota	768	1.9	162,995	3.6	9,529.0	2.3	$998.0	2.6	83.1%	88.5%	89.3%	88.1%
Virginia	529	1.3	44,418	1.0	9,384.4	2.3	$778.2	2.0	91.5%	90.9%	90.7%	88.4%
Colorado	654	1.6	80,923	1.8	7,855.9	1.9	$958.9	2.5	81.5%	90.1%	91.4%	92.5%
Maryland	590	1.4	65,246	1.4	7,738.8	1.9	$611.5	1.6	87.3%	87.0%	85.6%	81.1%
Kentucky	828	2.0	109,250	2.4	6,169.0	1.5	$755.6	2.0	88.7%	89.4%	90.1%	90.2%
Louisiana	409	1.0	63,280	1.4	2,554.4	0.6	$274.1	0.7	82.3%	85.7%	87.3%	87.4%
Total/Wtd. Avg.	41,031	100.0%	4,519,664	100.0%	$412,500.0	100.0%	$38,343.5	100.0%	86.3%	87.4%	87.4%	85.7%

(1)	Allocated Loan Amount for each state is based on the US StorageMart Portfolio Whole Loan balance of $412,500,000.

(2)	TTM Occupancy is based on the average physical occupancy (based on square footage) for the trailing 12 months ending February 2015. The weighted average occupancy rates for the US StorageMart Portfolio Properties are calculated based on the applicable allocated loan amounts.

The following table presents certain information relating to historical leasing at the US StorageMart Portfolio Properties:

Historical Leased %(1)

	2012	2013	2014	As of 2/28/2015
US StorageMart Portfolio Properties	81.5%	86.3%	87.4%	87.4%

(1)	As provided by the borrowers and which represents average occupancy as of December 31 for the specified year unless otherwise indicated.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the US StorageMart Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 2/28/2015	Underwritten	Underwritten $per SF
Base Rent	$46,861,620	$52,021,856	$55,780,656	$56,458,269	$69,108,360	$12.69
Total Recoveries	0	0	0	0	0	0.00
Other Income(2)	5,572,988	6,130,054	6,319,676	6,266,826	6,266,826	1.39
Discounts Concessions	(1,980,155)	(2,074,981)	(2,119,371)	(2,166,564)	(2,307,652)	(0.51)
Less Vacancy & Credit Loss	0	0	0	0	(11,767,284)	(2.60)
Effective Gross Income	$50,454,452	$56,076,930	$59,980,961	$60,558,531	$61,300,250	$13.56
Total Operating Expenses	16,559,350	17,954,978	19,321,871	19,305,053	22,188,390	4.91
Net Operating Income	$33,895,102	$38,121,951	$40,659,090	$41,253,477	$39,111,860	$8.65
Capital Expenditures	0	0	0	0	768,343	0.17
Net Cash Flow	$33,895,102	$38,121,951	$40,659,090	$41,253,477	$38,343,518	$8.48

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Income includes late fees, administration fees, interest income, locks, boxes, trucks and protection plan and miscellaneous income.

■	Appraisal. As of various appraisal valuation dates occurring in October and November 2014, the US StorageMart Portfolio Properties had an aggregate “as-is” appraised value of $676,500,000, which represents the appraised values for the US StorageMart Portfolio Properties on a portfolio basis, as compared to the aggregate “as-is” appraised value of $598,440,000 for the 66 individual US StorageMart Portfolio Properties.

■	Environmental Matters. Based on the Phase I environmental reports, each dated November 21, 2014, there were no recommendations for further action.

■	Market Overview and Competition. The US StorageMart Portfolio Properties are located throughout 15 states, with concentrations in Florida, Illinois, New York, New Jersey, Texas and California. The weighted average population density and population household income within a three-mile radius, were 226,493 and $69,566, respectively, as of the fourth quarter of 2014.

■	The Borrowers. The borrowers are TKG-StorageMart Partners Portfolio, LLC and New TKG-StorageMart Partners Portfolio, LLC, each a single purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the US StorageMart Portfolio Whole Loan. The non-recourse carveout guarantor is Mr. E. Stanley Kroenke who is an owner of StorageMart. Mr. E. Stanley Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000 and was listed on the 2014 “Forbes 400” list, with an estimated $5.7 billion net worth.

Established in 1999, StorageMart is an owner/operator of self storage properties in the United States with 166 self-branded and self-managed self storage properties. StorageMart is one of the largest private owners of self storage properties in North America. StorageMart’s founder, Gordon Burnam, started developing and acquiring individual self storage properties in the early 1970’s. Each of Gordon Burnam’s four children holds an executive position within StorageMart, including Mike Burnam (CEO) and Chris Burnam (President).

■	Escrows. On each due date during a US StorageMart Reserve Waiver Revocation Event Period, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) if the liability or casualty insurance policy maintained by the borrowers covering the US StorageMart Portfolio Properties (or any portion thereof) will not constitute an approved blanket or umbrella insurance policy pursuant to the related loan documents, an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the renewal of insurance premiums upon expiration of the insurance policies, (iii) a replacement reserve in the amount of $64,029, and (iv) a ground rent reserve in an amount equal to one-twelfth of the annual ground rent due under the terms of the ground lease. Upon the commencement of a US StorageMart Reserve Waiver Revocation Event Period, the borrowers will be required to fund within five (5) business days following the commencement of the US StorageMart Reserve Waiver Revocation Event Period an immediate repair reserve in the amount of 115% of the estimated costs of certain immediate repairs listed in the related loan documents

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which have not been completed and paid for in full as of the date the borrowers deposit funds into the immediate repair reserve.

“US StorageMart Reserve Waiver Revocation Event Period” means a period (A) commencing on the earlier of (i) the commencement of a US StorageMart Portfolio Trigger Period and (ii) the commencement of a Guarantor Reserve Waiver Revocation Event Period and (B) expiring upon, (x) with respect to a US StorageMart Reserve Waiver Revocation Event Period commenced in connection with clause (i) above, the termination of the US StorageMart Portfolio Trigger Period, and (y) with respect to a US StorageMart Reserve Waiver Revocation Event Period commenced in connection with clause (A) (ii) above, the termination of the Guarantor Reserve Waiver Revocation Event Period.

“Guarantor Reserve Waiver Revocation Event Period” means a period (A) commencing on the earlier to occur of (i) the date E. Stanley Kroenke no longer, individually and fully, guarantees payment for all recourse obligations of the borrowers under the non-recourse guaranty executed by E. Stanley Kroenke in connection with the US StorageMart Portfolio Loan (the “US StorageMart Non-Recourse Guaranty”), whether as a result of any termination or rejection of the US StorageMart Non-Recourse Guaranty, any release of E. Stanley Kroenke from the US StorageMart Non-Recourse Guaranty, any death or incapacity of E. Stanley Kroenke, or any prohibited or permitted transfer under the related loan documents or otherwise or (ii) the date E. Stanley Kroenke no longer, individually and fully, guarantees payment to the mezzanine lender for all recourse obligations of the mezzanine borrowers under the non-recourse guaranty executed by E. Stanley Kroenke in connection with the US StorageMart Portfolio Mezzanine Loan (the “US StorageMart Non-Recourse Mezzanine Guaranty”), whether as a result of any termination or rejection of the US StorageMart Non-Recourse Mezzanine Guaranty, any release of E. Stanley Kroenke from the US StorageMart Non-Recourse Mezzanine Guaranty, any death or incapacity of E. Stanley Kroenke, or prohibited or permitted transfer under the US StorageMart Portfolio Mezzanine Loan documents or otherwise, and (B) expiring upon (x) with regard to any Guarantor Reserve Waiver Revocation Event Period commenced in connection with clause (A) (i) above following the death or incapacity of E. Stanley Kroenke, the execution by one or more approved replacement guarantors of a replacement US StorageMart Non-Recourse Guaranty and environmental indemnity agreement and (y) with respect to clause (A) (ii) above following the death or incapacity of E. Stanley Kroenke, the execution by one or more approved replacement guarantors of a replacement US StorageMart Non-Recourse Mezzanine Guaranty and an environmental indemnity agreement.

■	Lockbox and Cash Management. The US StorageMart Portfolio Loan is structured with a hard lockbox and springing cash management. All revenues derived from the US StorageMart Portfolio Properties (other than the cash revenue attributable to the properties located at: (i) 1891 N Columbia St, Milledgeville, GA; (ii) 1515 Church Street, Lake Charles, LA; and (iii) 1601 Twilight Trail, Frankfort, KY (the “Indirect Properties”)) are required to be directly deposited into one or more accounts (each, a “Property Account”) pledged as security for the US StorageMart Portfolio Whole Loan and in which the lender will have a first priority perfected security interest. In addition, the borrowers are required to direct each credit card company with which the borrowers have entered into merchant agreements to deposit all credit card receipts with respect to the US StorageMart Portfolio Properties into the Property Accounts. The borrowers are permitted access to each Property Account until a US StorageMart Portfolio Trigger Period, after which event (i) the borrowers will no longer have access to the funds on deposit in each Property Account, and (ii) all funds on deposit in each Property Account will be transferred on each business day to the cash management account. Funds on deposit in accounts attributable to the Indirect Properties, less $5,000 and any required peg balance, are required to be swept weekly into a Property Account. Upon the occurrence of the first US StorageMart Portfolio Trigger Period, a cash management account in the name of the borrowers for the benefit of the lender will be established, which is required to be held and controlled by the lender. To the extent an event of default exists under the US StorageMart Portfolio Loan, the lender will have the right to apply all sums on deposit in the cash management account in its sole and absolute discretion.

A “US StorageMart Portfolio Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the US StorageMart Portfolio Loan or (ii) receipt of notice by the lender of written notice from the mezzanine lender that an event of default has occurred under the related mezzanine loan or (iii) the aggregate debt yield inclusive of the mezzanine loan falling below (x) 7.10% during the period from the US StorageMart Portfolio Loan origination date through and including May 5, 2018 and (y) 7.60% during the period from and after May 6, 2018 and (B) terminating upon (x) with respect to clause (A) (i) above, the cure of the applicable event of default, (y) with respect to clause (A) (ii) above, receipt of notice from the mezzanine lenders that the event of default under the related mezzanine loan has been cured or waived, and (z) with respect to

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clause (A) (iii) above, the debt yield remaining at or above 7.10% or 7.60%, as applicable, for two consecutive calendar quarters.

■	Release Provisions. At any time after the US StorageMart Portfolio Release Date, partial releases of the US StorageMart Portfolio Properties are permitted in connection with the conveyance of a US StorageMart Portfolio Property to an unaffiliated third party subject to certain terms and conditions contained in the US StorageMart Portfolio Loan documents, including that the US StorageMart Portfolio Whole Loan is partially defeased in the amount of the release price of the US StorageMart Portfolio Property being released and the debt yield for the remaining US StorageMart Portfolio Properties is equal to or greater than the greater of (i) 7.34% and (ii) the debt yield for all US StorageMart Portfolio Properties immediately prior to the release.

■	Additional Secured and Mezzanine Indebtedness. The US StorageMart Portfolio Whole Loan was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on March 26, 2015 and is evidenced by the US StorageMart Portfolio A-1 Note, with an original principal amount of $188,926,000, and the US StorageMart Portfolio A-2 Note, with an original principal amount of $223,574,000. A mezzanine note (the “US StorageMart Portfolio Mezzanine Loan”) in the original principal amount of $102,500,000 is secured by the equity interests in the borrowers.

The following table presents certain information relating to the US StorageMart Portfolio Loan, the US StorageMart Portfolio Companion Loans and the US StorageMart Portfolio Mezzanine Loan:

Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	UW NCF DSCR	UW NCF Debt Yield	Cut-off Date LTV(2)
Mortgage Loan(1)	$25,000,000	3.79788%	60	0	60	5.27x	20.3%	27.9%
Pari Passu Companion Loans(1)	163,926,000	3.79788%	60	0	60	5.27x	20.3%	27.9%
A-2 Note	223,574,000	3.79788%	60	0	60	2.41x	9.3%	61.0%
Mezzanine Loan	102,500,000	8.23000%	60	0	60	1.57x	7.4%	76.1%

Total/Wtd. Avg.	$515,000,000	4.68000%	60	0	60	1.57x	7.4%	76.1%

(1)	DSCR, debt yield and LTV calculations are based on the Mortgage Loan and the Pari Passu Companion Loans.
(2)	Based on the Appraised Value of the US StorageMart Portfolio Properties of $676,500,000, as determined by an appraisal for the entire portfolio which represents a reduction of 75 basis points to the capitalization rate implied for the individual properties (in the aggregate) and assumes the sale of the whole portfolio to a single buyer. The Cut-off Date LTVs using the sum of the appraised values on an individual basis are 31.6%, 31.6%, 68.9% and 86.1% for the US StorageMart Portfolio Loan, the US StorageMart Portfolio Pari Passu Companion Loans, the US StorageMart Portfolio A-2 Note and the US StorageMart Portfolio Mezzanine Loan, respectively.

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■	Property Management. The US StorageMart Portfolio Properties are currently managed by TKG-StorageMart Management Co., LLC with respect to 52 of the US StorageMart Portfolio Properties and New TKG-StorageMart Management Co., LLC with respect to 14 of the US StorageMart Portfolio Properties. Under the loan documents, the borrowers may replace the property manager or consent to the manager’s assignment of the property management agreement so long as (i) no event of default is continuing under the loan documents, (ii) the lender receives at least sixty (60) days prior written notice, (iii) the replacement or assignment, as applicable, would not cause, without the lender’s prior written consent, directly or indirectly, any termination right, right of first refusal, right of first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur under any ground lease, REA or similar document and (iv) the replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender's receipt of a Rating Agency Confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding; (b) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (c) there exists a default under the management agreement by the property manager beyond all applicable notice and cure periods.

■	Terrorism Insurance. The borrowers are required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the US StorageMart Portfolio Properties and (y) business interruption coverage with no exclusion for terrorism covering no less than 18 months of business interruption coverage in an amount equal to 100% of the projected gross income from the US StorageMart Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the US StorageMart Portfolio Properties are completed, and containing an extended period endorsement which provides for up to six months of additional coverage. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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QUEEN ANNE
SOUTH LAKE UNION
CAPITOL HILL
DENNY TRIANGLE
BELLTOWN
PIKE/PINE CORRIDOR
RETAIL CORE
Seattle
PIKE MARKET DISTRICT
CBD
Elliott Bay
FIRST HILL
PIONEER SQUARE
CHINATOWN/ INTERNATIONAL DISTRICT
PORT OF SEATTLE
CARTIFACT

Selig Office Portfolio

	Property Name	Address	City	State	Zip Code
1	1000 Second Avenue	1000 Second Avenue	Seattle	Washington	98104
2	2901 Third Avenue	2901 Third Avenue	Seattle	Washington	98121
3	3101 Western Avenue	3101 Western Avenue	Seattle	Washington	98121
4	300 Elliott Avenue West	300 Elliott Avenue West	Seattle	Washington	98119
5	3131 Elliott Avenue	3131 Elliott Avenue	Seattle	Washington	98121
6	2615 Fourth Avenue	2615 Fourth Avenue	Seattle	Washington	98121
7	190 Queen Anne Avenue North	190 Queen Anne Avenue North	Seattle	Washington	98109
8	200 First Avenue West	200 First Avenue West	Seattle	Washington	98119
9	18 West Mercer Street	18 West Mercer Street	Seattle	Washington	98119

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	9	Loan Seller		GSMC
Location (City/State)	Seattle, Washington	Cut-off Date Principal Balance(4)		$25,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$211.47
Size (SF)	1,631,457	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 2/23/2015(1)	92.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/23/2015(1)	92.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		3.90850%
Appraised Value	$544,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)	120

Underwritten Revenues	$44,652,839
Underwritten Expenses	$12,576,474	Escrows
Underwritten Net Operating Income (NOI)	$32,076,365		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$30,307,148	Taxes	$255,019	$255,019
Cut-off Date LTV Ratio(2)	63.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	62.3%	Replacement Reserve	$0	$33,989
DSCR Based on Underwritten NOI / NCF(2)	2.35x / 2.22x	TI/LC	$0	$203,932
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 8.8%	Other(5)	$7,616,186	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Whole Loan Amount	$345,000,000	100.0%	Loan Payoff	$307,285,721	89.1%
			Principal Equity Distribution	27,103,125	7.9
			Reserves	7,871,205	2.3
			Closing Costs	2,739,949	0.8
Total Sources	$345,000,000	100.0%	Total Uses	$345,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include: (i) 6,715 SF of space leased by Triton Radio Networks whose lease expires in February 2016, but as of June 2015 was dark and still paying rent and (ii) 7,826 SF of space for CKCA2 Inc., which has executed its lease but has not yet taken occupancy or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as expected or at all. Total Occupancy and Owned Occupancy excluding the two tenants described in the second preceding sentence are both 91.5%. Additionally, Total Occupancy and Owned Occupancy do not include 37,864 SF of space that Washington State Ferries will vacate in August 2015 pursuant to a recently executed lease renewal.
(2)	Calculated based on the aggregate balance of the Selig Office Portfolio Whole Loan.
(3)	The Maturity Date LTV Ratio is calculated utilizing the aggregate “as stabilized” appraised value of $553,400,000 which includes “as stabilized” appraised values for four of the Selig Office Portfolio Properties. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 63.4%. See “—Appraisals” below.
(4)	The Cut-off Date Principal Balance of $25,000,000 represents the non-controlling note A-4 of a $345,000,000 whole loan evidenced by four pari passu notes. The companion loans are evidenced by (i) the controlling note A-1 with a principal balance of $125,000,000 as of the Cut-off Date, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC29, Commercial Mortgage Pass-Through Certificates, Series 2015-GC29 (“CGCMT 2015-GC29”) transaction, (ii) the non-controlling note A-2 with a principal balance of $123,000,000 as of the Cut-off Date, which was contributed to the GS Mortgage Securities Trust 2015-GC30, Commercial Mortgage Pass-Through Certificates, Series 2015-GC30 (“GSMS 2015-GC30”) transaction and (iii) the non-controlling note A-3 with a principal balance of $72,000,000 as of the Cut-Off Date, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC31, Commercial Mortgage Pass-Through Certificates, Series 2015-GC31 (“CGCMT 2015-GC31”) transaction.
(5)	Other upfront reserves represent $3,900,807 for an unexecuted lease holdback related to two negotiated leases that are now signed but were out for signature at the time of loan origination (which holdback has since been released), $3,377,855 for unfunded obligations (primarily related to tenant improvements and unfunded free rent at the Selig Office Portfolio Properties) and a $337,524 deferred maintenance and environmental escrow reserve (primarily related to $200,000 for remediation of potential soil and groundwater issues at the 2615 Fourth Avenue Property, and various other items at the Selig Office Portfolio Properties, none greater than $20,000). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Selig Office Portfolio Loan”) is part of a whole loan (the “Selig Office Portfolio Whole Loan”) evidenced by four pari passu notes that are together secured by first mortgages encumbering the borrower’s fee simple interest in nine office buildings located in Seattle, Washington (collectively, the “Selig Office Portfolio Properties”). The Selig Office Portfolio Loan (evidenced by note A-4), which represents a non-controlling interest in the Selig Office Portfolio Whole Loan, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and represents approximately 2.5% of the Initial Pool Balance. The related companion loans (collectively, the “Selig Office Portfolio Companion Loan”) are evidenced by (i) note A-1, which represents the controlling interest in the Selig Office Portfolio Whole Loan and was contributed to the CGCMT 2015-GC29 transaction, (ii) note A-2, which represents a non-controlling interest in the Selig Office Portfolio Whole Loan and was contributed to the GSMS 2015-GC30 transaction, and (iii) note A-3, which represents a non-controlling interest in the Selig Office Portfolio Whole Loan and was contributed to the CGCMT 2015-C31 transaction. The Selig Office Portfolio Companion Loan has an aggregate outstanding principal balance as of the Cut-off Date of $320,000,000. The Selig Office Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on March 19, 2015 and has an original principal balance of $345,000,000. Each note has an interest rate of 3.90850% per annum. The borrower utilized the proceeds of the Selig Office Portfolio Whole Loan to refinance the existing debt on the Selig Office Portfolio Properties, return equity to the borrower sponsors, fund reserves and pay origination costs.

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The Selig Office Portfolio Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Selig Office Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Selig Office Portfolio Loan is the due date in April 2025. The Selig Office Portfolio Loan may be voluntarily prepaid in whole or in part on or after January 6, 2025 without payment of any prepayment premium or yield maintenance premium. Provided that no event of default under the Selig Office Portfolio Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Properties. The Selig Office Portfolio Properties consist of five Class A and four Class B office buildings located in Seattle, Washington that were constructed between 1971 and 1986. The collateral securing the Selig Office Portfolio Whole Loan totals approximately 1,631,457 SF and the largest tenants include Holland America (11.0% of GLA, 9.9% of UW Base Rent), Washington State Ferries (5.3% of GLA, 5.6% of UW Base Rent), Emeritus Corporation (4.7% of GLA, 5.2% of UW Base Rent), Cell Therapeutics (4.0% of GLA, 5.0% of UW Base Rent) and Cisco Systems (4.1% of GLA, 4.8% of UW Base Rent). As of February 23, 2015, Total Occupancy and Owned Occupancy for the Selig Office Portfolio Properties were both 92.4%.

The following table presents certain information relating to the Selig Office Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)(2)	Property Class	Year Built / Renovated	Appraised Value(1)	UW NCF(1)
1000 Second Avenue	Seattle	WA	$8,815,427	447,792	97.8%	Class A	1986 / NAP	$192,000,000	$10,106,504
2901 Third Avenue	Seattle	WA	3,764,922	269,862	76.7%	Class A	1982 / NAP	82,000,000	4,058,884
3101 Western Avenue	Seattle	WA	3,168,044	187,035	96.1%	Class A	1984 / NAP	69,000,000	4,167,663
300 Elliott Avenue West	Seattle	WA	2,777,778	226,159	99.7%	Class B	1981 / NAP	60,500,000	3,790,919
3131 Elliott Avenue	Seattle	WA	2,731,864	189,849	91.3%	Class A	1986 / NAP	59,500,000	3,463,718
2615 Fourth Avenue	Seattle	WA	1,643,710	124,276	89.4%	Class A	1974 / NAP	35,800,000	2,097,270
190 Queen Anne Avenue North	Seattle	WA	968,779	84,582	98.1%	Class B	1974 / NAP	21,100,000	1,209,573
200 First Avenue West	Seattle	WA	734,619	66,470	85.2%	Class B	1971 / NAP	16,000,000	852,940
18 West Mercer Street	Seattle	WA	394,858	35,432	94.6%	Class B	1984 / NAP	8,600,000	559,677
Total / Wtd. Avg.			$25,000,000	1,631,457	92.4%			$544,500,000	$30,307,148

(1)	Based on the Selig Office Portfolio Whole Loan.
(2)	Occupancy as of February 23, 2015. Occupancy does not include 37,864 SF of space that Washington State Ferries will vacate in August 2015 pursuant to a recently executed lease renewal.

The following table presents certain information relating to the major tenants at the Selig Office Portfolio Properties:

Tenant Name	Tenant Description	Renewal / Extension Options
Holland America	Holland America is widely recognized as a leader in the premium segment of the cruise industry. The company’s fleet of 15 ships annually offers more than 500 cruises to 415 ports of call in 98 countries, territories or dependencies. In 1989, Holland America Line Inc. became a wholly owned subsidiary of Carnival Corp (NYSE: CCL), the largest cruise company in the world.	1, 5-year option

Washington State Ferries	Washington State Ferries operates the largest ferry system in the United States. Twenty-two (22) ferries cross Puget Sound and its inland waterways, carrying more than 22 million passengers to 20 different ports of call. From Tacoma, Washington, to Sidney, British Columbia, the ferries travel up and down the Puget Sound, acting as a marine highway for commercial users, tourists and daily commuters alike.	None

Emeritus Corporation	Emeritus Corporation is the nation’s largest assisted living and memory care provider, with the ability to serve nearly 54,000 residents. Over 31,000 employees support more than 500 communities throughout 45 states coast to coast. In July 2014, Emeritus Corporation merged with Brookdale Senior Living Inc., the leading operator of senior living communities throughout the United States.	2, 5-year options

Cell Therapeutics	Cell Therapeutics is a biopharmaceutical company whose mission is to acquire, develop and bring to market less toxic, more effective ways to treat and cure cancer. The company has a commercial product, PIXUVRI®, available in certain markets in Europe, as well as a diverse late-stage development pipeline that it believes will drive future growth of the company. The company is headquartered in Seattle, Washington, with offices in London and Milan.	2, 5-year options

Cisco Systems	Cisco Systems, Inc. (NASDAQ:CSCO), incorporated in 1984, designs, manufactures, and sells Internet protocol (IP)-based networking products and services related to the communications and information technology (IT) industry. The company’s customers include businesses of all sizes, public institutions, telecommunication companies, other service providers and individuals.	2, 3-year options

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The following table presents certain information relating to the major tenants at the Selig Office Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Holland America(2)(3)	NR / Baa1 / BBB+	179,042	11.0%	$3,845,112	9.9%	$21.48	12/31/2016	1, 5-year option
Washington State Ferries(4)	NR / NR / NR	86,510	5.3	2,162,750	5.6	25.00	8/31/2020	NA
Emeritus Corporation(5)	NR / NR / NR	76,690	4.7	2,009,635	5.2	26.20	9/30/2025	2, 5-year options
Cell Therapeutics(6)	NR / NR / NR	66,045	4.0	1,948,328	5.0	29.50	4/30/2022	2, 5-year options
Cisco Systems(7)	NR / A1 / AA-	66,363	4.1	1,850,868	4.8	27.89	7/10/2019	2, 3-year options
Immigration and Customs Enforcement	AAA / Aaa / AA+	51,235	3.1	1,748,124	4.5	34.12	3/31/2017	1, 5-year option
Customs & Border Protection	AAA / Aaa / AA+	48,220	3.0	1,633,824	4.2	33.88	3/31/2017	1, 5-year option
DDB Seattle(8)	NR / Baa1 / BBB+	54,369	3.3	1,449,900	3.7	26.67	3/31/2023	2, 5-year options
Seattle Housing Authority	NR/ NR / NR	67,601	4.1	1,354,548	3.5	20.04	3/25/2023	2, 5-year options
Ben Bridge	A+ / Aa2 / AA	41,686	2.6	1,008,094	2.6	24.18	8/23/2022	2, 5- or 10-year options
Ten Largest Tenants		737,761	45.2%	$19,011,183	48.8%	$25.77
Remaining Tenants		769,857	47.2	19,909,237	51.2	25.86
Vacant		123,839	7.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,631,457	100.0%	$38,920,420	100.0%	$25.82

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Holland America is expected to vacate all of its space at the end of its lease term in December 2016. The Selig Office Portfolio Loan is structured with a springing $170,000 monthly reserve commencing 18 months prior to this lease expiration and continuing until $3.0 million is reserved for the purpose of covering any costs associated with re-leasing this space.
(3)	Holland America has the right to contract its space by up to 10% per year on a noncumulative basis. However, the premises may not be reduced below 71,300 SF.
(4)	As of the Cut-off Date, Washington State Ferries is expected to occupy 124,374 SF at the 2901 Third Avenue Property. On March 11, 2015, the tenant signed a 5-year lease extension for 86,510 SF of this space, and is expected to vacate the remaining 37,864 SF in August 2015. The new lease terms are reflected in the underwriting; however, Washington State Ferries will continue to pay rent on the full 124,374 SF through August 2015.
(5)	Emeritus Corporation subleases 7,969 SF of its space to TCS & Starquest Expeditions, Inc. (sublease expires November 30, 2021) and 26,386 SF of its space to Hart-Crowser (sublease expires September 30, 2025).
(6)	Cell Therapeutics has the one-time right and option to terminate its lease after May 2017 by giving no less than 12 months’ prior written notice and paying a termination fee.
(7)	Cisco Systems has the right to terminate its lease at any time after July 10, 2017, by giving no less than six months’ prior written notice and paying a termination fee.
(8)	DDB Seattle currently subleases 51,179 SF of its space to ThePlatform through its lease expiration on March 31, 2018. ThePlatform has executed a lease on floors 9, 10 and 11 of the 1000 Second Avenue Property that commences on April 1, 2018 and expires on March 31, 2023. ThePlatform lease includes two, 5-year extension options.

The following table presents the lease rollover schedule at the Selig Office Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites	# of Expiring Tenants
MTM	27,357	1.7%	1.7%	$57,156	0.1%	$2.09	36	18
2015	70,702	4.3	6.0%	1,891,336	4.9	26.75	15	12
2016	275,580	16.9	22.9%	6,339,642	16.3	23.00	36	20
2017	195,412	12.0	34.9%	5,734,158	14.7	29.34	40	22
2018	90,503	5.5	40.4%	2,378,298	6.1	26.28	19	15
2019	165,441	10.1	50.6%	4,523,699	11.6	27.34	21	19
2020	181,495	11.1	61.7%	4,845,816	12.5	26.70	33	18
2021	54,637	3.3	65.0%	1,473,765	3.8	26.97	8	6
2022	154,678	9.5	74.5%	4,325,135	11.1	27.96	10	6
2023	183,885	11.3	85.8%	4,689,575	12.0	25.50	18	7
2024	0	0.0	85.8%	0	0.0	0.00	0	0
2025	107,691	6.6	92.4%	2,661,840	6.8	24.72	9	3
2026 & Thereafter	237	0.0	92.4%	0	0.0	0.00	1	1
Vacant	123,839	7.6	100.0%	0	0.0	0.00	0	0
Total / Wtd. Avg.	1,631,457	100.0%		$38,920,420	100.0%	$25.82	246	147

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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The following table presents certain information relating to historical leasing at the Selig Office Portfolio Properties:

Historical Leased %(1)(2)

	2010	2011	2012	2013	2014
Selig Office Portfolio Properties	95.7%	91.8%	89.6%	95.0%	95.8%

(1)	As provided by the borrower and which represents average occupancy as of December 31 for the indicated year.
(2)	Historical occupancy information for the 18 West Mercer Street Property was not available for 2010 or 2011, and historical occupancy for the 200 First Avenue West Property is not available for any period. The historical occupancy numbers shown reflect the weighted average occupancy of available occupancy figures.

The following table presents certain information relating to historical rent per SF at the Selig Office Portfolio Properties:

Historical Weighted Average Rent per SF(1)

Property Name	2012	2013	2014
1000 Second Avenue	$29.03	$29.62	$29.98
2901 Third Avenue	$27.35	$27.58	$27.64
3101 Western Avenue	$26.23	$27.16	$27.88
3131 Elliott Avenue	$25.29	$25.35	$25.67
300 Elliott Avenue West	$22.06	$22.06	$22.06
2615 Fourth Avenue	$24.27	$24.80	$25.41
190 Queen Anne Avenue North	$20.96	$20.74	$21.01
200 First Avenue West	NA	NA	$20.97
18 West Mercer Street	$21.84	$21.98	$22.60
Total / Wtd. Avg.	$25.98	$26.34	$26.42

(1)	As provided by the borrower.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Selig Office Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014(2)	TTM 1/31/2015(2)	Underwritten	Underwritten $per SF
Base Rent(3)	$34,462,241	$37,688,219	$38,287,759	$38,363,498	$38,920,420	$23.86
Gross Up Vacancy	0	0	0	0	3,192,256	1.96
Total Rent	$34,462,241	$37,688,219	$38,287,759	$38,363,498	$42,112,676	$25.81
Total Reimbursables	912,986	1,022,309	1,379,313	1,400,356	1,320,573	0.81
Parking Revenue	3,426,089	3,704,549	3,584,885	3,594,843	3,594,843	2.20
Other Revenue(4)	743,928	756,308	785,696	817,004	817,004	0.50
Vacancy & Credit Loss	(35,785)	(1,629)	(94,310)	(94,310)	(3,192,256)	(1.96)
Effective Gross Income	$39,509,460	$43,169,757	$43,943,344	$44,081,390	$44,652,839	$27.37

Total Operating Expenses	$12,267,650	$12,489,151	$12,835,713	$12,810,605	$12,576,474	$7.71

Net Operating Income	$27,241,810	$30,680,606	$31,107,630	$31,270,786	$32,076,365	$19.66
TI/LC	0	0	0	0	1,361,353	0.83
Replacement Reserves	0	0	0	0	407,864	0.25
Net Cash Flow	$27,241,810	$30,680,606	$31,107,630	$31,270,786	$30,307,148	$18.58

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	With respect to the 200 First Avenue West Property, the first six months of cash flow in 2014 (prior to the borrower sponsor’s acquisition of such property) is not available. As such, the last six months of 2014 were annualized and presented in lieu of full-year 2014 financials, and the annualized trailing seven month cash flows are presented in lieu of TTM 1/31/2015 cash flows.
(3)	Underwritten cash flow is based on contractual rents as of February 23, 2015 and contractual rent steps through April 30, 2016. Underwritten Base Rent includes $224,953 of rental revenue for Triton Radio Networks, which is dark but still paying as of June 2015, and such lease expires in February 2016. Underwritten Base Rent also includes $199,093 for CKCA2 Inc., which has executed its lease but has not yet taken occupancy or begun paying rent. An unexecuted lease holdback of $3,900,807 was established at loan origination (and has since been released). We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all. See “—Escrows” below.
(4)	Other Revenue includes storage rent and antenna rent.

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■	Appraisals. According to the appraisals dated as of March 2, 2015, the Selig Office Portfolio Properties had an aggregate “as-is” appraised value of $544,500,000 and an aggregate “as stabilized” appraised value of $553,400,000, based on the “as stabilized” appraised values at four of the Selig Office Portfolio Properties as of dates ranging from September 2015 to June 2016 and based on assumed stabilized occupancy at those Selig Office Portfolio Properties.

■	Environmental Matters. According to a Phase I environmental report dated March 6, 2015, a recognized environmental condition was identified at the 18 West Mercer Street Property due to the remediation of petroleum or other solvents. However, responsible third parties have been identified, and no further action was recommended. The report also recommended further evaluation to determine if groundwater being discharged from an onsite sump pump required pre-treatment before discharge, and that an onsite groundwater monitoring well be decommissioned if no longer required for a past gas station investigation. A Phase I environmental report dated March 4, 2015 with respect to the 300 Elliott Avenue West Property recommended that two onsite monitoring wells be decommissioned by a licensed professional if no longer required for environmental cleanup. A Phase I environmental report dated March 4, 2015 with respect to the 2615 Fourth Avenue Property recommended continued investigation and remediation of the documented soil and groundwater impacts on the property and the implementation of an asbestos operations and maintenance (“O&M”) plan at the property. A Phase I environmental report dated March 4, 2015 with respect to the 3131 Elliott Avenue Property identified a recognized environmental condition as a result of an adjacent property being listed in the regulatory database due to the presence of non-halogenated solvents, unspecified petroleum products and polynuclear aromatic hydrocarbons in both soil and groundwater and pending cleanup. However, as responsible third parties have been identified, no further action was recommended. A Phase I environmental report dated March 4, 2015 with respect to the 3101 Western Avenue Property identified a recognized environmental condition as a result of the age of an underground storage tank located on the property. The consultant recommended annual tank tightness testing and inspection of the root system. In addition, the report identified an adjacent property being listed in the regulatory database due to the presence of polynuclear aromatic hydrocarbons, petroleum products and non-halogenated solvents in the soil and groundwater and pending cleanup. However, as responsible third parties have been identified, no further action was recommended. According to the remaining Phase I environmental reports, each dated between March 4, 2015 and March 6, 2015, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos O&M plan at the 190 Queen Anne Avenue North and 200 First Avenue Properties.

■	Market Overview and Competition. The Selig Office Portfolio Properties are located within the Seattle central business district, which contains approximately 41.9 million SF of office space with a direct vacancy level of 10.4% as of the fourth quarter of 2014, and rents with a weighted average asking rate of $31.37 per SF. The Seattle central business district recorded approximately 3.1 million SF of office leasing activity and approximately 1.5 million SF of absorption in 2014. The 1000 2nd Avenue Property is located in the Financial District submarket, and of the remaining eight properties, four are located in the Lower Queen Anne / Lake Union submarket and four are located in the Denny Regrade submarket. Office space in the Financial District submarket totaled 21.4 million SF with a direct vacancy level of 10.6% as of the fourth quarter of 2014 and average asking rents of $35.58 per SF. Office space in the Lower Queen Anne / Lake Union submarket totaled 8.1 million SF with a direct vacancy level of 4.4% as of the fourth quarter of 2014, and average asking rents of $31.16 per SF. Office space in the Denny Regrade submarket totaled 8.1 million SF with a direct vacancy level of 6.7% as of the fourth quarter of 2014, and direct average asking rents of $33.02 per SF. The Selig Office Portfolio Properties compete with office properties of similar location, type and class, which vary across the Selig Office Portfolio.

■	The Borrower. The borrower of the Selig Office Portfolio Whole Loan is Selig Holdings Company L.L.C., a single-purpose entity that owns no assets other than the Selig Office Portfolio Properties. The non-recourse carveout guarantors are Selig Family Holdings, LLC and Martin Selig, jointly and severally. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Selig Office Portfolio Whole Loan. Martin Selig is the principal and founder of Martin Selig Real Estate. Martin Selig Real Estate was founded in 1958 and is a privately-held company in the commercial real estate industry in the state of Washington. Martin Selig Real Estate is headquartered in Seattle, Washington where it owns and operates a portfolio of 20 office properties totaling approximately 3.5 million SF of space.

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■	Escrows. In connection with the origination of the Selig Office Portfolio Loan, the borrower funded (a) a tax reserve of $255,019, (b) a deferred maintenance reserve of $337,524, (c) an unfunded obligations reserve of $3,377,855 related to tenant improvements and free rent at the Selig Office Portfolio Properties and (d) an unexecuted lease holdback in the amount of $3,900,807 relating to two leases covering a total of 14,642 SF at the Selig Office Portfolio Properties which were unexecuted and out for signature at the time of origination. Subsequently, both leases referred to in clause (d) of the prior sentence were executed and have been delivered to the borrower, and in connection therewith, $2,145,444 has been released related to the CKCA2 Inc. lease, and the remaining $1,755,363 has been released related to the Koru Careers, Inc. lease.

On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve in the amount of $203,932, (iv) a replacement reserve in the amount of $33,989, and (v) if a Holland America Reserve Period is continuing, the Holland America reserve account in an amount equal to the Holland America Reserve Amount.

“Holland America Reserve Period” means the period (A) commencing on the date that is 18 months prior to the expiration of Holland America Line, Inc.’s (“Holland America”) lease, to the extent that, as of such date, (x) Holland America has not exercised its option to renew or extend its lease and (y) substantially all of the space covered by such lease has not been re-let pursuant to one or more replacement leases entered into in accordance with the Selig Office Portfolio Loan documents and (B) ending on the earlier of the date that (x) the Holland America reserve account first contains the Holland America Reserve Cap Amount or (y) at least 90% of the space covered by Holland America’s lease has been re-let pursuant to one or more replacement leases entered into in accordance with the Selig Office Portfolio Loan documents.

“Holland America Reserve Cap Amount” means $3,000,000 times a fraction, (i) the numerator of which is the amount of space covered by Holland America’s lease as of the origination date of the Selig Office Portfolio Loan that has not been re-let pursuant to one or more replacement leases and (ii) the denominator of which is $179,042.

“Holland America Reserve Amount” means, with respect to any due date during the continuance of a Holland America Reserve Period, the lesser of: (x) $170,000 times a fraction, (i) the numerator of which is the amount of space covered by Holland America’s lease as of the origination date of the Selig Office Portfolio Loan that has not been re-let pursuant to one or more replacement leases and (ii) the denominator of which is $179,042; and (y) the amount necessary to cause the amount contained in the Holland America reserve account to equal the Holland America Reserve Cap Amount.

■	Lockbox and Cash Management. The Selig Office Portfolio Whole Loan requires a hard lockbox, which is already in place. The Selig Office Portfolio Loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The Selig Office Portfolio Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. All amounts in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account.

On each business day that no Selig Office Portfolio Trigger Period or event of default under the Selig Office Portfolio Loan is continuing, all amounts in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be deposited into a borrower-controlled account containing only amounts relating to the Selig Office Portfolio Whole Loan (the “Operating Account”). On each due date during a Selig Office Portfolio Trigger Period (and, at lender’s option, during the continuance of an event of default until the Selig Office Portfolio Whole Loan has been accelerated), the Selig Office Portfolio Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in an excess cash flow reserve account. So long as no event of default is continuing, all amounts in the excess cash flow reserve account are required to be swept into the cash management account on the first due date after which the borrower delivers evidence reasonably satisfactory to the lender that no Selig Office Portfolio Trigger Period is then continuing. During the continuance of an event of default, the lender may apply all funds on deposit in the

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cash management account to amounts payable under the Selig Office Portfolio Whole Loan in such order of priority as the lender may determine.

A “Selig Office Portfolio Trigger Period” means the period (A) commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the Selig Office Portfolio Loan documents) of the Selig Office Portfolio Properties for the 12-month period immediately preceding such fiscal quarter end is less than $25,403,954 (as adjusted to account for property releases) and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Selig Office Portfolio Properties for the 12-month period immediately preceding such fiscal quarter end is equal to or greater than $25,403,954 (as adjusted to account for property releases) or (B) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports and ending when such financial reports are delivered and indicate that no trigger period under clause (A) above has commenced.

■	Property Management. The Selig Office Portfolio Properties are currently managed by MSRE Management, L.L.C. pursuant to a management agreement. Under the Selig Office Portfolio Loan documents, the Selig Office Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which the lender has received a Rating Agency Confirmation. The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Selig Office Portfolio Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a default under the management agreement (after the expiration of any applicable notice and/or cure period), if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Permitted Pari Passu Debt. Upon 30 days’ prior written notice to the lender, the borrower has a one-time right (an “Additional Permitted Debt Election”) to incur up to $51,750,000 of additional pari passu fixed-rate debt that is co-terminous with the Selig Office Portfolio Loan (“Additional Permitted Debt”) secured by the Selig Office Portfolio Properties, provided that each of the following requirements is satisfied: (i) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to March 19, 2020, the aggregate loan-to-value ratio (as calculated under the Selig Office Portfolio Loan documents) does not exceed 60%, and if the borrower requests the lender’s approval of an Additional Permitted Debt Election after March 19, 2020, the aggregate loan-to-value ratio does not exceed 58% (in each case, taking into account the principal amount of such Additional Permitted Debt); (ii) immediately after giving effect to such Additional Permitted Debt, the debt service coverage ratio (as calculated under the Selig Office Portfolio Loan documents) for the 12-month period immediately preceding the most recently ended fiscal quarter is equal to or greater than 2.44x (in each case, taking into account debt service for such Additional Permitted Debt); (iii) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to March 19, 2020, the debt yield (as calculated under the Selig Office Portfolio Loan documents) for the 12-month period immediately preceding the most recently ended fiscal quarter is no less than 9.25%, and if such request is made after March 19, 2020, the debt yield for the 12-month period immediately preceding such fiscal quarter end is no less than 9.5% (in each case, taking into account the principal amount of such Additional Permitted Debt); (iv) the lender of the Additional Permitted Debt enters into a co-lender agreement with the lender; (v) a Rating Agency Confirmation is obtained; (vi) a REMIC opinion, as well as updated non-consolidation and enforceability opinions, are delivered; (vii) the borrower, the lender and the lender of the Additional Permitted Debt execute amendments to the Selig Office Portfolio Loan documents reasonably requested by any such party to reflect the existence of such Additional Permitted Debt; (viii) the borrower pays all reasonable out-of-pocket costs and expenses incurred by the lender; and (ix) the lender otherwise approves, in its sole discretion applied in good faith and using commercially reasonable standards, the terms, documentation, lender, and incurrence of such loan.

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■	Mezzanine or Subordinate Indebtedness. Fixed rate mezzanine debt is permitted once during the term of the Selig Office Portfolio Loan from certain qualified institutional lenders meeting the requirements set forth in the Selig Office Portfolio Loan documents to a direct owner of the borrower that is secured by a pledge of direct equity interests in the borrower (a “Permitted Mezzanine Loan”), so long as each of the following requirements is satisfied: (i) if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to March 19, 2020, the aggregate loan-to-value ratio (as calculated under the Selig Office Portfolio Loan documents) does not exceed 60% and if such request is made after March 19, 2020, the aggregate loan-to-value ratio does not exceed 58% (in each case, taking into account the principal amount of such Permitted Mezzanine Loan); (ii) the debt yield (as calculated under the Selig Office Portfolio Loan documents) for the 12-month period immediately preceding such fiscal quarter end is at least 9.5% (taking into account the principal amount of such Permitted Mezzanine Loan); (iii) the debt service coverage ratio (as calculated under the Selig Office Portfolio Loan documents) for the 12-month period immediately preceding such fiscal quarter end is at least 2.44x (taking into account debt service under such Permitted Mezzanine Loan); (iv) no event of default has occurred and is continuing under any of the Selig Office Portfolio Loan documents; (v) the lender has received evidence that the Permitted Mezzanine Loan has no adverse effect on the bankruptcy remote status of the borrower under the rating agency requirements and a new non-consolidation opinion; (vi) the lender receives all items reasonably required to evaluate and approve of the Permitted Mezzanine Loan, including current rent rolls, operating statements and financial statements; (vii) the lender determines that there has been no material adverse change in the condition, financial, physical or otherwise, of any of the Selig Office Portfolio Properties or the borrower from and after the origination date of the Selig Office Portfolio Loan; (viii) the borrower has executed amendments to the Selig Office Portfolio Loan documents reasonably required by the lender to reflect the existence of such Permitted Mezzanine Loan and has received enforceability and due authorization opinions with respect thereto; (ix) the borrower pays all reasonable out of pocket costs and expenses incurred by the lender; (x) a Rating Agency Confirmation has been obtained; and (xi) the lender has otherwise approved the terms and documentation of such loan.

■	Release of Collateral. Provided no event of default under the Selig Office Portfolio Loan is then continuing, at any time on or after the first due date following securitization Closing Date, the borrower may obtain the release of one or more of the Selig Office Portfolio Properties from the lien of the Selig Office Portfolio Loan documents, subject to the satisfaction of certain conditions set forth in the Selig Office Portfolio Loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the Selig Office Portfolio Release Price for each Selig Office Portfolio Property being released; (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Selig Office Portfolio Loan documents) for the remaining Selig Office Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.32x and (b) the debt service coverage ratio immediately prior to the release; and (iii) delivery of Rating Agency Confirmation with respect to such defeasance.

“Selig Office Portfolio Release Price” means, with respect to the release of any Selig Office Portfolio Property, the greater of (x) 90% of net sales proceeds with respect to such Selig Office Portfolio Property and (y) (i) in the case of the 3131 Elliott Avenue Property, the 300 Elliott Avenue Property, the 2901 Third Avenue Property and the 1000 Second Avenue Property, 125% of their respective allocated loan amounts and (ii) in the case of the 3101 Western Avenue Property, the 2615 Fourth Avenue Property, the 190 Queen Anne Avenue North Property, the 18 West Mercer Street Property and the 200 First Avenue West Property, 115% of their respective allocated loan amounts.

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■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined under TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Selig Office Portfolio Properties, plus 12 months of rental loss and/or business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Selig Office Portfolio Loan as described in the preceding sentence, but will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Selig Office Portfolio Loan documents on a stand-alone basis (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance). If the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available on the current market rates with funds equal to such amount, in either such case with a deductible not exceeding $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence reasonably satisfactory to the lender that the insurance premiums for the Selig Office Portfolio Properties are separately allocated to the Selig Office Portfolio Properties under the blanket policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Prospectus Supplement.

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ALDERWOOD MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Lynnwood, Washington	Cut-off Date Principal Balance(4)		$24,439,530
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$393.67
Size (SF)(1)	575,704	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 2/28/2015	96.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2015	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 1995, 2003, 2009	Mortgage Rate		3.47875%
Appraised Value	$693,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(5)		GGP/Homart II L.L.C.
Underwritten Revenues	$41,736,151
Underwritten Expenses	$7,605,321	Escrows(6)
Underwritten Net Operating Income (NOI)	$34,130,830		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$32,610,280	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	32.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	21.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)(3)	2.34x / 2.24x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.1% / 14.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$355,000,000	100.0%	Loan Payoff	$243,293,021	68.5%
			Principal Equity Distribution	110,546,249	31.1
			Closing Costs	1,160,730	0.3
Total Sources	$355,000,000	100.0%	Total Uses	$355,000,000	100.0%

(1)	The Alderwood Mall Property includes only the improvements owned by the borrower. The Alderwood Mall Property excludes approximately 705,898 SF of non-collateral anchor space consisting of the Macy’s, Sears, JCPenney and Nordstrom spaces.

(2)	Calculated based on the five senior notes which have an aggregate Cut-off Date Principal Balance of $226,639,230.

(3)	The DSCR Based on Underwritten NOI / NCF is calculated using the Alderwood Mall Loan non-standard amortization schedule as set forth in Annex G to the Prospectus Supplement, and is calculated based on an annual debt service assuming the aggregate of the first 12 monthly payments following the securitization Closing Date.

(4)	The Cut-off Date Principal Balance of $24,439,530 represents note A-1-4-1 of a $354,439,230 whole loan evidenced by five pari passu notes and two subordinate notes. The companion loans are evidenced by (i) note A-1-1 and note A-1-2 with an aggregate Cut-off Date balance of $127,484,567, which were contributed to the MSCCG 2015-ALDR transaction, (ii) note A-1-3 with a Cut-off Date balance of $50,275,604, which was securitized in the MSC 2015-MS1 transaction, (iii) note A-1-4-2 with a Cut-off Date balance of $24,439,530, which is expected to be contributed to one or more future securitization transactions and (iv) note A-2-1 and note A-2-2 with an outstanding principal balance as of the cut-off date of $127,800,000, which were contributed to the MSCCG 2015-ALDR transaction.

(5)	GGP/Homart II L.L.C. is the non-recourse carveout guarantor under the Alderwood Mall Loan.

(6)	The Alderwood Mall loan agreement does not require upfront reserves for taxes, insurance, replacement reserves, TI/LCs or other reserves. The Alderwood Mall loan agreement requires certain monthly reserves upon the occurrence of an Alderwood Mall Trigger Period or an Alderwood Mall Cash Sweep Event Period.

Full Debt Summary

		Cumulative Original Balance	Cumulative Original Loan per SF(1)	Cumulative Original LTV(2)	Cumulative Original NOI DY(3)	Cumulative Original NCF DSCR(4)
Alderwood Mall Mortgage Loan $24,500,000 Note A-1-4-1	Alderwood Mall Non-Serviced Companion Loan $202,700,000 Notes A-1-1, A-1-2, A-1-3 and A-1-4-2	$227,200,000	$395	32.8%	15.0%	2.24x
Alderwood Mall Subordinate Companion Loans $127,800,000 Notes A-2-1 and A-2-2		$355,000,000	$617	51.2%	9.6%	1.71x

Implied Equity(2)		$338,500,000

(1)	Based on collateral square footage of 575,704.

(2)	Based on $693,500,000 appraised value as of March 17, 2015.

(3)	Based on Underwritten NOI of $34,130,830.

(4)	Based on Underwritten NCF of $32,610,280 and actual debt service assuming the aggregate of the first 12 monthly payments following the securitization closing date.

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The following table presents certain information relating to the anchor tenants and major tenants. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Alderwood Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	Occupancy %	% of Owned GLA	UW Base Rent(2)	UW Base Rent Per SF/Screen(3)	TTM 1/31/15 Sales(4)	TTM 1/31/15 Sales per SF/Screen	Occ. Cost %(5)	Lease Expiration
Non-Collateral Anchors
Macy’s(6)	BBB / Baa2 / BBB+	235,213		NA	NA	NA	$54,000,000	$221	0.0%	NA
Sears(7)	CC / Caa1 / CCC+	177,679		NA	NA	NA	18,800,000	106	0.7%	NA
JCPenney(8)	CCC / Caa1 / CCC+	148,949		NA	NA	NA	30,000,000	201	0.3%	NA
Nordstrom(9)	BBB+ / Baa1 / A-	144,057		NA	NA	NA	62,500,000	434	0.0%	NA
Subtotal/Wtd. Avg.		705,898	100.0%				$165,300,000	$231	0.1%

Anchor/Major (collateral)
Loews Cineplex(10)	A / A2 / A+	79,330		13.8%	$2,657,555	$166,097	$9,701,563	$606,348	29.4%	12/31/2025
REI	NR / NR / NR	25,543		4.4	823,762	32.25	NA	NA	NA	1/31/2020
Forever 21	NR / NR / NR	24,320		4.2	874,061	35.94	4,908,691	202	18.4%	1/31/2022
H&M(11)	NR / NR / NR	18,000		3.1	764,100	42.45	8,655,518	481	9.2%	1/31/2023
Claim Jumper	NR / NR / NR	12,641		2.2	412,981	32.67	4,323,983	342	13.2%	10/31/2024
American Girl	NR / NR / NR	12,500		2.2	576,875	46.15	7,962,206	637	7.7%	2/28/2022
Urban Outfitters	NR / NR / NR	10,829		1.9	249,067	$23.00	2,892,421	267	19.9%	1/31/2017
Subtotal/Wtd. Avg.		183,163	100.0%	31.8%	$6,358,401	$34.71	$38,444,381	$210	19.7%

Select Top 10 In-Line(12)
Pottery Barn	NR / NR / NR	9,058		1.6%	$436,052	$48.14	$4,743,241	$524	9.2%	1/31/2017
Victoria’s Secret	BB+ / Ba1 / BB+	9,131		1.6%	$427,331	$46.80	$5,446,221	$596	12.3%	1/31/2025
Abercrombie & Fitch	NR / B1 / BB-	9,180		1.6%	$400,064	$43.58	$2,040,704	$222	19.6%	2/28/2019
Gap	BBB- / Baa3 / BBB-	5,438		0.9%	$385,772	$70.94	$1,607,416	$296	25.2%	1/31/2017
Ben Bridge Jeweler	AA- / Aa2 / AA	2,714		0.5%	$374,478	$137.98	$4,500,798	$1,658	8.5%	12/31/2021
Zumiez	NR / NR / NR	4,062		0.7%	$364,686	$89.78	$2,347,810	$578	16.1%	5/31/2018
Express	NR / NR / NR	7,316		1.3%	$362,800	$49.59	$2,482,519	$339	28.5%	1/31/2019
Champs Sports	NR / NR / NR	5,376		0.9%	$354,063	$65.86	$2,373,254	$441	15.6%	3/31/2016
Lane Bryant	NR / NR / NR	5,967		1.0%	$346,384	$58.05	$1,497,365	$251	27.1%	1/31/2020
American Eagle Outfitters	NR / NR / NR	6,000		1.0%	$336,000	$56.00	$2,626,021	$438	21.6%	1/31/2017

All In-line < 10,000 SF		392,541	94.6%	68.2%	$19,341,918	$52.06	$215,723,380

Total Collateral SF		575,704	96.4%	100.0%	$25,700,319	$46.33	$254,167,761
Total Mall SF		1,281,602	98.4%				$417,467,761

Comparable In-Line		331,852					$207,410,095	$625	12.7%
Comparable In-Line Without Apple(13)		327,898					$168,271,996	$513	15.6%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	UW Base Rent reflects the following: (a) annualized base rent from signed leases as of the February 28, 2015 rent roll, (b) annualized contractual base rent steps through January 1, 2016 and (c) The Art Of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), both of which have signed leases but are not yet open for business. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis for additional detail.

(3)	Per SF figures exclude vacant space.

(4)	Tenant sales are for TTM ended January 31, 2015, except for non-collateral anchors which are based on the Alderwood Mall Loan Borrower’s Sponsor’s estimate for 2014.

(5)	Occupancy Cost % calculations are based on UW Total Rent (UW base rent, recoveries, percentage rent in lieu and overage rent) excluding utilities/HVAC recoveries, divided by TTM 1/31/15 Sales.

(6)	Macy’s owns its land and improvements. Macy’s has been operating at the Alderwood Mall Property since it opened in 1979 as The Bon Marché before being rebranded as a Macy’s in 2005.

(7)	A joint venture between Sears and GGP owns the Sears land and improvements, which do not serve as collateral for the Alderwood Mall Loan. Sears has been operating at the Alderwood Mall Property since 1980, shortly after it opened. Sears is required to pay an annual payment of $131,460 for its share of common area maintenance.

(8)	JCPenney owns its land and improvements. JCPenney has been operating at the Alderwood Mall Property since 1980, shortly after it opened. JCPenney is required to pay $80,000 for its share of common area maintenance.

(9)	Nordstrom owns its own land and improvements. Nordstrom has been operating at the Alderwood Mall Property since it opened in 1979. Sales data is based on Sponsor estimates for 2014.

(10)	Sales per SF for Loews Cineplex are based on 16 screens.

(11)	H&M has a termination right for 180 days following December 31, 2016 with 6 months’ notice and the payment of a termination fee equal to 50% of unamortized tenant improvements if sales fail to exceed $6,000,120 during 2016. As of the TTM 1/31/15, H&M’s sales were $8,655,518.

(12)	Select Top 10 In-Line tenants based on UW Base Rent.

(13)	Apple leases approximately 3,954 SF (0.7% of NRA) of in-line space at the Alderwood Mall Property.

B-125

ALDERWOOD MALL

The following table presents the lease rollover schedule at the Alderwood Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA(1)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# Expiring Tenants
MTM	7,923	1.4%	1.4%	$560,700	2.2%	$70.77	4
2015	9,683	1.7	3.1%	554,401	2.2	57.26	5
2016	47,030	8.2	11.2%	2,181,590	8.5	46.39	14
2017	59,409	10.3	21.5%	3,265,906	12.7	54.97	18
2018	40,542	7.0	28.6%	2,482,945	9.7	61.24	15
2019	67,484	11.7	40.3%	3,180,964	12.4	47.14	18
2020	48,551	8.4	48.7%	2,048,765	8.0	42.20	11
2021	21,232	3.7	52.4%	1,465,167	5.7	69.01	11
2022	61,540	10.7	63.1%	2,594,749	10.1	42.16	12
2023	28,592	5.0	68.1%	1,397,950	5.4	48.89	6
2024	35,340	6.1	74.2%	1,427,008	5.6	40.38	11
2025	119,172	20.7	94.9%	4,359,774	17.0	36.58	15
2026 & Thereafter	8,200	1.4	96.4%	180,400	0.7	22.00	1
Vacant	21,006	3.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	575,704	100.0%		$25,700,319	100.0%	$46.33	141

(1)	Based on the Alderwood Mall Borrower’s owned space and excludes storage space.

(2)	Base rental revenue reflects the following: (a) annualized base rent from signed leases as of the February 28, 2015 rent roll, (b) annualized contractual base rent steps through January 1, 2016 and (c) The Art Of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), both of which have signed leases but are not yet open for business. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis.

(3)	UW Base Rent per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Alderwood Mall Property:

Historical Leased %(1)

	2012	2013	2014	TTM 2/28/2015
Owned Space	97.9%	97.8%	98.6%	96.4%

(1)	2012 and 2013 Historical Leased % represent average annual occupancy; 2014 Occupancy % represents the occupancy as of December 31, 2014.

B-126

ALDERWOOD MALL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alderwood Mall Property:

Cash Flow Analysis

	2012	2013	2014	TTM 2/28/2015	2015 Budget	Underwritten	Underwritten per SF
Base Rent(1) (2)	$23,476,011	$24,559,648	$24,754,619	$24,822,238	$25,908,706	$25,700,319	$44.64
Contractual Rent Steps	0	0	0	0	0	620,383	1.08
Percentage Rent	256,172	5,806	7,031	0	0	0	0.00
Overage Rent	482,178	819,075	765,279	797,840	524,986	908,826	1.58
Total Minimum Rent	$24,214,361	$25,384,529	$25,526,929	$25,620,079	$26,433,692	$26,609,145	$46.22
Expense Reimbursements(3)	9,036,763	9,763,161	10,376,772	10,346,091	11,126,806	11,126,806	19.33
Other Income(4)	4,371,352	4,536,973	3,860,837	4,192,829	4,000,200	4,000,200	6.95
Total Gross Income	$37,622,477	$39,684,663	$39,764,538	$40,158,998	$41,560,698	$41,736,151	$72.50
Vacancy & Credit Loss(1)	(94,056)	(99,212)	(99,411)	(100,397)	(103,902)	0	0.00
Effective Gross Income	$37,528,421	$39,585,451	$39,665,127	$40,058,601	$41,456,797	$41,736,151	$72.50
Recoverable Expenses(5)
Repairs & Maintenance	$673,329	$625,849	$624,127	$626,024	$693,756	$693,756	$1.21
Security	756,070	762,411	728,042	753,171	787,825	787,825	1.37
Cleaning Expense	874,805	766,314	727,040	741,579	761,218	761,218	1.32
Utilities	887,974	890,876	901,520	895,775	880,889	880,889	1.53
Landscaping	151,403	145,640	162,439	160,709	172,669	172,669	0.30
Insurance	295,737	236,145	143,190	155,927	134,218	134,218	0.23
Miscellaneous Recoverable	726,906	733,027	712,225	716,247	764,279	764,279	1.33
Marketing	471,216	357,583	525,872	573,335	648,335	648,335	1.13
Real Estate Taxes(6)	1,597,639	1,649,990	1,580,795	1,548,720	1,536,977	1,536,977	2.67
Non-Recoverable Expenses
General & Administrative	237,179	192,182	190,268	185,918	225,154	225,154	0.39
Management Fees(7)	1,524,830	1,580,881	1,477,417	1,532,600	1,467,488	1,000,000	1.74
Total Operating Expenses	$8,197,087	$7,941,621	$7,772,933	$7,890,005	$8,072,809	$7,605,321	$13.21
Net Operating Income	$29,331,334	$31,643,830	$31,892,193	$32,168,596	$33,383,988	$34,130,830	$59.29
Capital Reserves(8)	0	0	0	0	0	86,356	0.15
Tenant Improvements(9)	0	0	0	0	0	476,142	0.83
Leasing Commissions(10)	0	0	0	0	0	958,052	1.66
Net Cash Flow	$29,331,334	$31,643,830	$31,892,193	$32,168,596	$33,383,988	$32,610,281	$56.64

(1)	Underwritten Occupancy is based on square footage of 575,704 (based on February 28, 2015 rent roll) and reflects in place occupancy, including The Art of Shaving, whose lease began on 7/1/2015 and Young Art Lessons & Gallery (in aggregate representing 0.4% of collateral SF), which have executed leases but have not yet taken occupancy or commenced paying rent.

(2)	Underwritten Base Rental is based on the rent roll as of February 28, 2015 and includes The Art of Shaving (659 SF, $68,062 of UW Base Rent) and Young Art Lessons & Gallery (1,427 SF, $68,981 of UW Base Rent), which have executed leases but have not yet taken occupancy or commenced paying rent.

(3)	Underwritten Expense Reimbursements have been underwritten based on the 2015 budget.

(4)	Underwritten Other Income is underwritten per the 2015 budget and includes specialty leasing income & recoveries, other rental income and miscellaneous income.

(5)	Underwritten Expenses reflect the 2015 budget for the Alderwood Mall Property, unless otherwise noted.

(6)	Underwritten Real Estate Taxes are based on the 2015 budget and include local improvement bonds debt service of approximately $209,000. Such improvement bonds are subordinate to real estate taxes and require equal annual payments up to and including the payment date in July 2019, following which they will be fully discharged and the related expense will cease. Underwritten Real Estate Taxes exclude contingent partial real estate tax liabilities to JCPenney and Macy’s which are due under their respective reciprocal easement agreements (each, an “REA”) but which the Alderwood Mall Borrower has not historically paid. If the Alderwood Mall Borrower were to make such payments, they would be reimbursable per the terms of most inline tenants’ leases. Lender has recourse to the Alderwood Mall Borrower and the related guarantor for losses resulting from the Alderwood Mall Borrower’s failure to reimburse any party to the applicable REA for real estate taxes in accordance with the terms of such REA, unless such failure is solely caused by a lack of cash flow at the Alderwood Mall Property. See “Risk Factors—Risks Related to the Mortgage Loans—A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties” in the Prospectus Supplement.

(7)	Underwritten Management Fee reflects a management fee of 5.0% of effective gross income less recoveries, capped at $1,000,000.

(8)	Underwritten Replacement Reserves reflects $0.15 per square foot for all underwritten square footage at the Alderwood Mall Property. The property condition report prepared March 24, 2015 estimated un-inflated annual reserve expenditures of $0.33 per square foot per year.

(9)	Underwritten Tenant Improvements reflect $18.00 per SF for new leases and $9.00 per square foot for renewals for in-line tenants and $2.00 per SF for new leases and $1.00 per SF for renewals for anchor/major tenants. Based on a 65% renewal probability and 10-year lease terms, this equates to a blended annual expense of $0.83 per SF for all collateral space.

(10)	Underwritten Leasing Commissions reflect leasing commissions of 4.0% of average base rent and recoveries for new leases and 2.0% of average base rent and recoveries for renewals. Based on a 65% renewal probability, this equates to a blended annual expense of $1.66 per SF for all collateral space.

B-127

SYSMEX WAY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Mundelein, Illinois	Cut-off Date Principal Balance		$23,850,000
Property Type	Office	Cut-off Date Principal Balance per SF		$170.36
Size (SF)	140,000	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 6/22/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/22/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1991, 2007 / 2003	Mortgage Rate		4.70500%
Appraised Value	$33,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Paul Reisman and Steven Reisman
Underwritten Revenues	$2,326,320
Underwritten Expenses	$467,518	Escrows
Underwritten Net Operating Income (NOI)	$1,858,802		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,846,052	Taxes	$160,408	$32,082
Cut-off Date LTV Ratio	71.8%	Insurance	$18,417	$1,985
Maturity Date LTV Ratio	58.5%	Replacement Reserves(2)	$0	$1,063
DSCR Based on Underwritten NOI / NCF	1.25x / 1.24x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.8% / 7.7%	Other(4)	$33,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,850,000	99.3%	Loan Payoff	$22,055,969	91.8%
Principal’s New Cash Contribution	177,416	0.7	Closing Costs	1,758,996	7.3
			Reserves	212,450	0.9

Total Sources	$24,027,416	100.0%	Total Uses	$24,027,416	100.0%

(1)	Paul Reisman and Steven Reisman are the guarantors of the non-recourse carveouts under the Sysmex Way Loan.
(2)	The replacement reserve is capped at $50,000.
(3)	All excess cash flow will be transferred to the TI/LC reserve and will be available to pay for tenant improvements and leasing commissions related to extending Sysmex’s lease or putting a replacement tenant in the Sysmex leased space for a term of at least five years on terms satisfactory to the lender if (i) the debt rating of Sysmex Corporation falls below “BBB-”, (ii) Sysmex defaults under its lease, (iii) Sysmex goes dark or otherwise ceases operations at the Sysmex Way Property, (iv) Sysmex sublets its leased space at the Sysmex Way Property, (v) Sysmex gives notice to vacate or vacates its leased space or (vi) Sysmex becomes a debtor in any bankruptcy or other insolvency proceeding.
(4)	Upfront other reserve represents a deferred maintenance reserve of $33,625.

The following table presents certain information relating to the tenants at the Sysmex Way Property:

Largest Owned Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Sysmex America	NR / NR / NR	85,000	60.7%	$1,688,000	89.9%	$19.86	1/31/2030	3, 5-year options
Sysmex America (GL)(1)	NR / NR / NR	55,000	39.3	190,000	10.1	3.45	1/31/2030	3, 5-year options
Total / Wtd. Avg. All Owned Tenants		140,000	100.0%	$1,878,000	100.0%	$13.41

(1)	Sysmex ground leases 55,000 SF on a lease that is cross-defaulted and co-terminous with the remaining Sysmex leased space at the Sysmex Way Property.

B-128

SYSMEX WAY

The following table presents the lease rollover schedule at the Sysmex Way Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026 & Thereafter	140,000	100.0	100.0%	1,878,000	100.0	13.41	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	140,000	100.0%		$1,878,000	100.0%	$13.41	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Sysmex Way Property:

Historical Leased %(1)

	2012	2013	2014	As of 6/22/2015
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents average occupancy as of December 31 for the indicated year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Sysmex Way Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,088,661	$2,143,500	$2,096,237	$2,030,602	$1,878,000	$13.41
Contractual Rent Steps	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$2,088,661	$2,143,500	$2,096,237	$2,030,602	$1,878,000	$13.41
Total Reimbursables	377,586	396,660	398,453	400,198	448,320	3.20
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$2,466,247	$2,540,160	$2,494,690	$2,430,800	$2,326,320	$16.62

Total Operating Expenses	$393,146	$414,946	$418,079	$418,391	$467,518	$3.34

Net Operating Income	$2,073,101	$2,125,214	$2,076,611	$2,012,409	$1,858,802	$13.28
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	12,750	0.09
Net Cash Flow	$2,073,101	$2,125,214	$2,076,611	$2,012,409	$1,846,052	$13.19

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent based on the in place rent roll dated June 22, 2015 with no contractual rent steps.

B-129

CYPRESS RETAIL CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Cypress, California	Cut-off Date Principal Balance		$22,268,382
Property Type	Retail	Cut-off Date Principal Balance per SF		$299.75
Size (SF)	74,289	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 3/31/2015	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2015	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate		4.09000%
Appraised Value	$32,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
		Borrower Sponsor(1)	AVG Equities LLC, the Schlesinger Living Trust, the Scott 2005 Family Trust and the Vera Guerin Separate Property Trust of 1992
Underwritten Revenues	$2,516,020
Underwritten Expenses	$534,283	Escrows
Underwritten Net Operating Income (NOI)	$1,981,737		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,887,459	Taxes	$101,322	$16,887
Cut-off Date LTV Ratio	68.5%	Insurance	$20,675	$1,880
Maturity Date LTV Ratio	54.7%	Replacement Reserves(2)	$30,000	$0
DSCR Based on Underwritten NOI / NCF	1.53x / 1.46x	TI/LC(3)	$170,000	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.5%	Other(4)	$7,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,300,000	99.8%	Loan Payoff	$14,705,149	65.8%
Other Sources	50,000	0.2	Principal Equity Distribution	7,150,422	32.0
			Reserves	329,497	1.5
			Closing Costs	164,932	0.7
Total Sources	$22,350,000	100.0%	Total Uses	$22,350,000	100.0%

(1)	AVG Equities LLC is the non-recourse carveout guarantor under the Cypress Retail Center Loan.
(2)	The Replacement reserve is subject to a cap of $30,000. Monthly payments of $1,238 will commence upon the balance in the Replacement reserve falling below $30,000.
(3)	The TI/LC reserve is subject to a cap of $170,000. Monthly payments of $8,175 will commence upon the balance in the TI/LC reserve falling below $170,000.
(4)	Upfront other reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the major tenants at the Cypress Retail Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
24-Hour Fitness	NR / NR / B	37,000	49.8%	$1,264,285	62.9%	$34.17	10/31/2024	3, 5-year options
Office Depot	NR / B2 / B-	18,000	24.2	324,000	16.1	18.00	12/31/2017	3, 5-year options
Pacific Premier Bank	NR / NR / NR	3,505	4.7	137,957	6.9	39.36	1/31/2020	1, 5-year option
Rockstar Tan	NR / NR / NR	2,400	3.2	69,540	3.5	28.98	7/31/2019	1, 5-year option
Aroma Italiano Café	NR / NR / NR	3,150	4.2	56,700	2.8	18.00	5/14/2019	1, 5-year option
Island Cleaners	NR / NR / NR	1,502	2.0	47,269	2.4	31.47	4/30/2025	NA
Cold Stone Creamery	NR / NR / NR	1,200	1.6	39,600	2.0	33.00	2/29/2020	1, 5-year option
Subway	NR / NR / NR	1,504	2.0	26,400	1.3	17.55	8/30/2020	2, 5-year options
White Sands	NR / NR / NR	1,110	1.5	25,974	1.3	23.40	5/31/2018	NA
Red Persimmon	NR / NR / NR	1,200	1.6	18,324	0.9	15.27	4/30/2025	2, 5-year options
Largest Owned Tenants		70,571	95.0%	$2,010,048	100.0%	$28.48
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		3,718	5.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		74,289	100.0%	$2,010,048	100.0%	$28.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

B-130

CYPRESS RETAIL CENTER

The following table presents the lease rollover schedule at the Cypress Retail Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	18,000	24.2	24.2%	324,000	16.1	18.00	1
2018	1,110	1.5	25.7%	25,974	1.3	23.40	1
2019	5,550	7.5	33.2%	126,240	6.3	22.75	2
2020	6,209	8.4	41.6%	203,957	10.1	32.85	3
2021	0	0.0	41.6%	0	0.0	0.00	0
2022	0	0.0	41.6%	0	0.0	0.00	0
2023	0	0.0	41.6%	0	0.0	0.00	0
2024	37,000	49.8	91.4%	1,264,285	62.9	34.17	1
2025	2,702	3.6	95.0%	65,593	3.3	24.28	2
2026 & Thereafter	0	0.0	95.0%	0	0.0	0.00	0
Vacant	3,718	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	74,289	100.0%		$2,010,048	100.0%	$28.48	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cypress Retail Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten	Underwritten $ per SF
Base Rent	$2,047,177	$2,002,355	$2,010,854	$1,989,116	$2,010,048	$27.06
Contractual Rent Steps(2)	0	0	0	0	29,633	0.40
Gross Up Vacancy	0	0	0	0	119,718	1.61
Total Rent	$2,047,177	$2,002,355	$2,010,854	$1,989,116	$2,159,400	$29.07
Total Reimbursables	352,019	423,435	453,690	412,440	461,253	6.21
Vacancy & Credit Loss	0	0	0	0	(131,033)	(1.76)
Other Income	0	0	0	0	26,400	0.36
Effective Gross Income	$2,399,196	$2,425,790	$2,464,545	$2,401,557	$2,516,020	$33.87

Real Estate Taxes	$96,881	$195,878	$198,331	$198,331	$198,670	$2.67
Insurance	31,880	28,010	20,765	35,899	21,481	0.29
Management Fee	95,968	97,032	98,582	96,062	100,641	1.35
Other Operating Expenses	178,844	162,801	224,962	239,040	213,491	2.87
Total Operating Expenses	$403,573	$483,720	$542,641	$569,333	$534,283	$7.19

Net Operating Income	$1,995,623	$1,942,070	$1,921,904	$1,832,224	$1,981,738	$26.68
TI/LC	0	0	0	0	79,420	1.07
Replacement Reserves	0	0	0	0	14,858	0.20
Net Cash Flow	$1,995,623	$1,942,070	$1,921,904	$1,832,224	$1,887,460	$25.41

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Contractual rent steps are underwritten based upon actual scheduled increases through August 1, 2015.

B-131

COURT AT DEPTFORD II

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Woodbury, New Jersey	Cut-off Date Principal Balance		$22,175,773
Property Type	Retail	Cut-off Date Principal Balance per SF		$156.36
Size (SF)	141,822	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 6/1/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2015	100.0%	Type of Security		Fee Simple / Leasehold
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate		4.50250%
Appraised Value	$32,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	NAP
		Borrower Sponsor(1)	Kenneth N. Goldenberg
Underwritten Revenues	$2,777,937
Underwritten Expenses	$929,220	Escrows
Underwritten Net Operating Income (NOI)	$1,848,717		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,741,525	Taxes	$179,160	$44,790
Cut-off Date LTV Ratio	68.2%	Insurance	$4,847	$0
Maturity Date LTV Ratio	55.3%	Replacement Reserves	$305,000	$2,364
DSCR Based on Underwritten NOI / NCF	1.37x / 1.29x	TI/LC(2)	$0	$7,500
Debt Yield Based on Underwritten NOI / NCF	8.3% / 7.9%	Other(3)	$2,950,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,205,000	100.0%	Loan Payoff	$13,551,440	61.0%
			Principal Equity Distribution	4,900,151	22.1
			Reserves	3,439,007	15.5
			Closing Costs	314,401	1.4

Total Sources	$22,205,000	100.0%	Total Uses	$22,205,000	100.0%

(1)	Kenneth N. Goldenberg is the non-recourse carveout guarantor under the Court at Deptford II Loan.
(2)	The TI/LC reserve is subject to a cap of $270,000.
(3)	Upfront other reserve is comprised of (i) $700,000 for unpaid TI obligations to Bob’s Furniture and (ii) $2,250,000 for Old Navy’s ability to terminate its lease by 7/31/2015.

The following table presents certain information relating to the major tenants at the Court at Deptford II Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Barnes & Noble	NR / NR / NR	25,719	18.1%	$437,223	21.0%	$17.00	7/31/2018	2, 5-year options
Bob’s Furniture	NR / NR / NR	38,000	26.8	418,000	20.0	11.00	2/28/2025	3, 5-year options
Ulta Salon	NR / NR / NR	11,599	8.2	295,775	14.2	25.50	10/31/2024	2, 5-year options
TJ Maxx Homegoods	NR / A3 / A+	24,434	17.2	268,774	12.9	11.00	10/31/2024	3, 5-year options
Old Navy	BBB- / Baa3 / BBB-	15,736	11.1	227,288	10.9	14.44	2/28/2018	2, 5-year options
David’s Bridal	NR / NR / NR	13,330	9.4	193,270	9.3	14.50	4/30/2019	1, 5-year option
Joyce Leslie	NR / NR / NR	7,950	5.6	151,050	7.2	19.00	12/31/2019	2, 5-year options
Men’s Wearhouse	NR / B2 / B+	5,054	3.6	95,550	4.6	18.91	2/28/2019	1, 5-year option
Largest Tenants		141,822	100.0%	$2,086,930	100.0%	$14.72
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		141,822	100.0%	$2,086,930	100.0%	$14.72

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

B-132

COURT AT DEPTFORD II

The following table presents the lease rollover schedule at the Court at Deptford II Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	41,455	29.2	29.2%	664,511	31.8	16.03	2
2019	26,334	18.6	47.8%	439,870	21.1	16.70	3
2020	0	0.0	47.8%	0	0.0	0.00	0
2021	0	0.0	47.8%	0	0.0	0.00	0
2022	0	0.0	47.8%	0	0.0	0.00	0
2023	0	0.0	47.8%	0	0.0	0.00	0
2024	36,033	25.4	73.2%	564,549	27.1	15.67	2
2025	38,000	26.8	100.0%	418,000	20.0	11.00	1
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	141,822	100.0%		$2,086,930	100.0%	$14.72	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Court at Deptford II Property:

Historical Leased %(1)

	2012	2013	2014
Owned Space	100.0%	75.2%	74.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

B-133

COURT AT DEPTFORD II

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Court at Deptford II Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten	Underwritten $ per SF
Base Rent	$2,093,437	$1,673,519	$1,346,310	$2,086,930	$14.72
Contractual Credit Rent Steps(2)	0	0	0	14,478	0.10
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,093,437	$1,673,519	$1,346,310	$2,101,408	$14.82
Total Reimbursables	647,510	563,314	465,717	809,079	5.70
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(132,550)	(0.93)
Effective Gross Income	$2,740,947	$2,236,833	$1,812,027	$2,777,937	$19.59

Real Estate Taxes	$475,810	$502,263	$514,336	$537,481	$3.79
Insurance	52,021	52,999	64,427	66,046	0.47
Management Fee	81,675	67,034	53,255	111,117	0.78
Other Operating Expenses	177,098	218,327	335,315	214,575	1.51
Total Operating Expenses	$786,604	$840,623	$967,333	$929,220	$6.55

Net Operating Income	$1,954,343	$1,396,210	$844,694	$1,848,717	$13.04
TI/LC	0	0	0	78,828	0.56
Replacement Reserves	0	0	0	28,364	0.20
Net Cash Flow	$1,954,343	$1,396,210	$844,694	$1,741,525	$12.28

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The Underwritten Contractual Credit Rent Steps line item represents the straight-lined rent steps for TJ Maxx Homegoods throughout the term of the loan.

B-134

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B-135

art multi-state portfolio ii

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Seller		CCRE
Location (State)	Kentucky, Florida, Indiana and Pennsylvania	Cut-off Date Principal Balance		$20,549,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$39,746.62
Size (Units)	517	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 4/22/2015	92.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/22/2015	92.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.86850%
Appraised Value	$27,450,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
		Borrower Sponsor(2)	Arbor Realty SR, Inc.
Underwritten Revenues	$3,677,079
Underwritten Expenses	$1,610,967	Escrows
Underwritten Net Operating Income (NOI)	$2,066,112		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,907,582	Taxes	$89,107	$19,802
Cut-off Date LTV Ratio	74.9%	Insurance	$21,359	$2,670
Maturity Date LTV Ratio	64.6%	Replacement Reserves	$0	$13,209
DSCR Based on Underwritten NOI / NCF(1)	1.58x / 1.46x	Other(3)	$125,488	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.3%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,549,000	94.1%	Loan Payoff	$21,221,590	97.2%
Principal’s New Cash Contribution	1,284,787	5.9	Closing Costs	376,243	1.7
			Reserves	235,954	1.1

Total Sources	$21,833,787	100.0%	Total Uses	$21,833,787	100.0%

(1)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.04x and 1.88x, respectively.

(2)	Arbor Reality SR, Inc. is the guarantor of the non-recourse carveouts under the ART Multi-State Portfolio II Loan.

(3)	Other upfront reserve is a deferred maintenance reserve of $125,488.

The following table presents certain unit and rent information relating to the ART Multi-State Portfolio II Properties:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
Applegate Studio	21	288	$557	$427	$427	$107,579
Applegate 1 Bed/1Bath	96	576	$562	$504	$504	580,470
Applegate 2 Bed/1Bath	11	864	$678	$673	$673	88,800
Applegate 2 Bed/2Bath	4	864	$692	$671	$671	32,220
Heathmoore Studio	6	288	$551	$459	$459	33,048
Heathmoore 1 Bed/1Bath	44	576	$469	$541	$541	285,833
Heathmoore 2 Bed/1Bath	9	864	$702	$705	$705	76,116
Heathmoore 2 Bed/2Bath	3	864	$734	$735	$735	26,460
Ridgewood Studio	7	288	$493	$476	$476	40,020
Ridgewood 1 Bed/1Bath	41	576	$594	$567	$567	278,831
Ridgewood 2 Bed/1 Bath	10	864	$721	$709	$709	85,080
Ridgewood 2 Bed/2 Bath	3	864	$728	$702	$702	25,260
Annhurst Studio	10	288	$500	$511	$511	61,320
Annhurst 1 Bed/1Bath	67	580	$707	$651	$651	523,042
Annhurst 2 Bed/1Bath	15	864	$879	$846	$846	152,249
Annhurst 2 Bed/2Bath	5	864	$877	$858	$858	51,480
Meadowood Studio	7	288	$458	$459	$459	38,544
Meadowood 1 Bed/1Bath	47	576	$559	$543	$543	305,987
Meadowood 2 Bed/1Bath	10	864	$654	$642	$642	77,000
Meadowood 2 Bed/2Bath	3	864	$664	$656	$656	23,616
Heron Pointe Studio	30	288	$510	$490	$490	176,540
Heron Pointe 1 Bed/1Bath	62	576	$616	$572	$572	425,747
Heron Pointe 2 Bed/1Bath	2	864	$749	$688	$688	16,512
Heron Pointe 2 Bed/2Bath	3	864	$756	$697	$697	25,092
Heron Pointe 3Bed/2 Bath	1	864	$829	$807	$807	9,684
Total / Wtd. Avg.	517	575	$603	$572	$572	$3,546,531

(1)	As provided by the borrower per the underwritten rent roll dated April 22, 2015.

B-136

art multi-state portfolio ii

The following table presents certain information relating to historical leasing at the ART Multi-State Portfolio II Properties:

Historical Leased %(1)

2013	2014	As of 4/22/2015
82.5%	89.5%	92.5%

(1)	As provided by the borrower and reflects weighted average occupancy for the indicated unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ART Multi-State Portfolio II Properties:

Cash Flow Analysis(1)

	2013	2014	TTM 2/28/2015	Underwritten	Underwritten $ per Unit
Base Rent	$3,418,048	$3,499,095	$3,517,207	$3,538,634	$6,845
Gross Up Vacancy	0	0	0	23,322	45
Gross Potential Rent	$3,418,048	$3,499,095	$3,517,207	$3,561,955	$6,890
Vacancy, Credit Loss & Concessions(2)	776,570	469,597	451,455	440,654	852
Total Rent Revenue	$2,641,478	$3,029,498	$3,065,752	$3,121,301	$6,037
Other Revenue(3)	441,033	509,676	506,176	555,778	1,075
Effective Gross Income	$3,082,511	$3,539,174	$3,571,928	$3,677,079	$7,112

Total Operating Expenses	$1,573,144	$1,651,141	$1,612,714	$1,610,967	$3,116

Net Operating Income	$1,509,367	$1,888,033	$1,959,214	$2,066,112	$3,996
Capital Expenditures	0	0	0	158,530	307
Net Cash Flow	$1,509,367	$1,888,033	$1,959,214	$1,907,582	$3,690

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy, Credit Loss & Concessions represent 12.4% of Underwritten Gross Potential Rent. As of April 22, 2015, the ART Multi-State Portfolio II properties were 7.5% physically vacant.

(3)	Other revenue includes move-in fees, late fees and other miscellaneous items.

B-137

freshwater commons

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Enfield, Connecticut	Cut-off Date Principal Balance		$19,200,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$146.62
Size (SF)	130,953	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 5/1/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate		4.60500%
Appraised Value	$26,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Roland G. LaBonte

Underwritten Revenues	$2,413,540
Underwritten Expenses	$792,805	Escrows
Underwritten Net Operating Income (NOI)	$1,620,735		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,553,044	Taxes	$31,759	$31,759
Cut-off Date LTV Ratio	73.8%	Insurance	$0	$0
Maturity Date LTV Ratio	59.9%	Replacement Reserves(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.37x / 1.31x	TI/LC(2)	$0	$7,667
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.1%	Other(3)	$970,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,200,000	100.0%	Loan Payoff	$17,487,276	91.1%
			Reserves	1,001,759	5.2
			Closing Costs	403,041	2.1
			Principal Equity Distribution	307,924	1.6
Total Sources	$19,200,000	100.0%	Total Uses	$19,200,000	100.0%

(1)	Roland G. Labonte is the guarantor of the non-recourse carveouts under the Freshwater Commons Loan.

(2)	On each monthly due date, the borrower is required to deposit $7,667 into a joint TI/LC/CapEx reserve. The joint TI/LC/CapEx reserve is capped at $276,000.

(3)	Other upfront reserves represent a Goodwill reserve ($925,000) and a DaVita TI reserve ($45,000).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Freshwater Commons Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Big Y Foods, Inc.	NR / NR / NR	52,523	40.1%	Yes	$1,095,361	$20.85	9/30/2029	$496	4.2%	4, 5-year options
Total Anchors		52,523	40.1%

Jr. Anchors
Tractor Supply Company	NR / NR / NR	20,000	15.3%	Yes	$314,869	$15.74	5/31/2022	$235	6.7%	1, 5-year option
Goodwill(3)	NR / NR / NR	14,500	11.1	Yes	$140,600	$9.70	8/31/2030	NA	NA	4, 5-year options
Rite Aid of Connecticut	B / B3 / B	11,180	8.5	Yes	$256,609	$22.95	8/31/2018	NA	NA	4, 5-year options
Total Jr. Anchors		45,680	34.9%

Occupied In-line (4)		32,750	25.0%		$682,611	$20.84
Occupied Outparcel/Other		0	0.0%		$0	$0.00
Vacant Spaces		0	0.0%		$0	$0.00
Total Owned SF		130,953	100.0%
Total SF		130,953	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	Tenant Sales $ per SF are as of December 31, 2014.

(3)	The Goodwill pad is subject to a 15-year fully executed sub-ground lease that calls for a “date-certain” rent commencement date of September 1, 2015. The borrower has delivered the space to Goodwill “as-is”, with no further obligations. Goodwill is responsible to construct its improvements, with no tenant improvement allowance from the borrower. The ground lease provides that, upon completion of the development of the Goodwill pad site, at Goodwill’s cost, the ground lessor is obligated to sell, and the borrower has agreed to buy, the ground lease interest for $925,000. $925,000 was reserved at closing in the Goodwill reserve until Goodwill is in full occupancy, open for business and paying full unabated rent in accordance with its lease, at which time the funds on deposit in the Goodwill reserve will be paid directly to the ground lessor.

(4)	Empire Wine has signed a lease for 7,000 SF at the Freshwater Commons Property but is in the process of building out its improvements at its sole cost and does not commence base rent payments until August 2015. We cannot assure you that this tenant will commence base rent payments as expected or at all.

B-138

freshwater commons

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Freshwater Commons Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Big Y Foods, Inc.	NR / NR / NR	52,523	40.1%	$817,610	44.8%	$15.57	9/30/2029	$496	4.2%	4, 5-year options
Rite Aid of Connecticut	B / B3 / B	11,180	8.5	201,240	11.0	18.00	8/31/2018	NA	NA	4, 5-year options
Tractor Supply Company	NR / NR / NR	20,000	15.3	195,000	10.7	9.75	5/31/2022	$235	6.7%	1, 5-year option
Sleepy’s	NR / NR / NR	8,000	6.1	120,000	6.6	15.00	11/30/2025	$97	21.7%	NA
Total Renal Care (DaVita Dialysis)	NR / NR / NR	6,500	5.0	106,600	5.8	16.40	6/29/2024	NA	NA	3, 5-year options
Goodwill(3)	NR / NR / NR	14,500	11.1	100,000	5.5	6.90	8/31/2030	NA	NA	4, 5-year options
Empire Wine(4)	NR / NR / NR	7,000	5.3	91,000	5.0	13.00	7/31/2030	NA	NA	3, 5-year options
Acapulcos	NR / NR / NR	4,770	3.6	78,705	4.3	16.50	3/31/2020	$243	9.6%	NA
Trendy Kids	NR / NR / NR	2,250	1.7	37,688	2.1	16.75	3/31/2017	NA	NA	1, 2-year option
Miracle Ear	NR / NR / NR	1,530	1.2	27,540	1.5	18.00	4/30/2019	NA	NA	1, 5-year option
Ten Largest Owned Tenants		128,253	97.9%	$1,775,383	97.2%	$13.84
Remaining Owned Tenants		2,700	2.1	50,921	2.8	18.86
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		130,953	100.0%	$1,826,304	100.0%	$13.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant Sales $ per SF are as of December 31, 2014 except for Acapulcos. Acapulcos sales are as of September 30, 2014 annualized.

(3)	Goodwill pad is subject to a 15-year fully executed sub-ground lease that calls for a “date-certain” rent commencement date of September 1, 2015. The borrower has delivered the space to Goodwill “as-is”, with no further obligations. Goodwill is responsible to construct its improvements, with no tenant improvement allowance from the borrower. The ground lease provides that, upon completion of the development of the Goodwill pad site, at Goodwill’s cost, the ground lessor is obligated to sell, and the borrower has agreed to buy, the ground lease interest for $925,000. $925,000 was reserved at closing in the Goodwill reserve until Goodwill is in full occupancy, open for business and paying full unabated rent in accordance with its lease, at which time the funds on deposit in the Goodwill reserve will be paid directly to the ground lessor.

(4)	Empire Wine has signed a lease for 7,000 SF at the Freshwater Commons Property but is in the process of building out its improvements at its sole cost and does not commence base rent payments until August 2015. We cannot assure you that this tenant will commence base rent payments as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Freshwater Commons Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	1,350	1.0	1.0%	26,283	1.4	19.47	1
2017	2,250	1.7	2.7%	37,688	2.1	16.75	1
2018	11,180	8.5	11.3%	201,240	11.0	18.00	1
2019	2,880	2.2	13.5%	52,178	2.9	18.12	2
2020	4,770	3.6	17.1%	78,705	4.3	16.50	1
2021	0	0.0	17.1%	0	0.0	0.00	0
2022	20,000	15.3	32.4%	195,000	10.7	9.75	1
2023	0	0.0	32.4%	0	0.0	0.00	0
2024	6,500	5.0	37.4%	106,600	5.8	16.40	1
2025	8,000	6.1	43.5%	120,000	6.6	15.00	1
2026 & Thereafter	74,023	56.5	100.0%	1,008,610	55.2	13.63	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	130,953	100.0%		$1,826,304	100.0%	$13.95	12

(1)	Calculated based on approximate SF occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at Freshwater Commons Property:

Historical Leased %(1)

	2012	2013	TTM 11/30/2014	As of 5/1/2015
Owned Space	88.0%	88.0%	95.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy as of December 31, for the year specified unless otherwise indicated.

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freshwater commons

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Freshwater Commons Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 5/31/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,524,083	$1,497,633	$1,540,747	$1,599,808	$1,826,304	$13.95
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,524,083	$1,497,633	$1,540,747	$1,599,808	$1,826,304	$13.95
Total Reimbursables	510,239	554,181	584,064	652,019	714,264	5.45
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(127,028)	(0.97)
Effective Gross Income	$2,034,322	$2,051,814	$2,124,811	$2,251,827	$2,413,540	$18.43

Total Operating Expenses	$699,303	$747,435	$768,257	$779,484	$792,805	$6.05

Net Operating Income	$1,335,019	$1,304,379	$1,356,554	$1,472,343	$1,620,735	$12.38
TI/LC	0	0	0	0	41,500	0.32
Capital Expenditures	0	0	0	0	26,191	0.20
Net Cash Flow	$1,335,019	$1,304,379	$1,356,554	$1,472,343	$1,553,044	$11.86

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the May 1, 2015 rent roll with no contractual rent steps.

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B-141

eddystone crossing shopping center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Eddystone, Pennsylvania	Cut-off Date Principal Balance		$17,713,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$184.65
Size (SF)	95,930	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 5/1/2015	99.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2015	97.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2001 / NAP	Mortgage Rate		4.45650%
Appraised Value	$25,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	NAP
		Borrower Sponsor(1)	Steven B. Wolfson and Milton S. Schneider

Underwritten Revenues	$2,144,079
Underwritten Expenses	$685,245		Escrows
Underwritten Net Operating Income (NOI)	$1,458,834		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,382,788	Taxes	$0	$0
Cut-off Date LTV Ratio	70.9%	Insurance	$0	$0
Maturity Date LTV Ratio	57.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.36x / 1.29x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 7.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,713,000	100.0%	Loan Payoff	$13,440,429	75.9%
			Principal Equity Distribution	3,993,938	22.5
			Closing Costs	278,632	1.6

Total Sources	$17,713,000	100.0%	Total Uses	$17,713,000	100.0%

(1)	Steven B. Wolfson and Milton S. Schneider are the non-recourse carveout guarantors under the Eddystone Crossing Shopping Center Loan.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Eddystone Crossing Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
WalMart(3)	AA / Aa2 / AA	141,147	59.5%	No	$22,290	$0.16	NA	NA	NA	NA
Shop Rite	NR / NR / NR	54,760	23.1	Yes	$953,724	$17.42	11/30/2025	$670.00	2.6%	3, 5-year options
Total Anchors		195,907	82.6%

Occupied In-line		26,878	11.3%		$716,501	$26.66
Occupied Outparcels		11,892	5.0%		$479,950	$80.74
Vacant Space		2,400	1.0%		$0

Total Owned SF		95,930	40.5%

Total SF		237,077	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales $per SF are as of 12/31/2014 for Shop Rite.
(3)	Walmart is not a tenant and is not included in the collateral. Total rent represents Common Area Maintenance (“CAM”) that Walmart pays.

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eddystone crossing shopping center

The following table presents certain information relating to the major tenants at the Eddystone Crossing Shopping Center Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Shop Rite	NR / NR / NR	54,760	57.1%	$629,740	39.8%	$11.50	11/30/2025	2, 5-year options
Rainbow	NR / NR / NR	8,000	8.3	144,000	9.1	18.00	1/31/2018	3, 5-year options
Beneficial Mutual Savings Bank	NR / NR / NR	3,000	3.1	136,896	8.7	45.63	12/31/2020	1, 5-year option
McDonald’s (GL)	BBB+ / A3 / A-	3,834	4.0	102,586	6.5	26.76	12/31/2025	3, 5-year options
Ashley Stewart	NR / NR / NR	4,000	4.2	99,680	6.3	24.92	6/30/2017	1, 5-year option
Popeye’s (GL)	NR / NR / NR	2,138	2.2	86,672	5.5	40.54	3/31/2022	2, 5-year options
AT&T	A- / Baa1 / BBB+	2,920	3.0	83,981	5.3	28.76	8/15/2021	4, 5-year options
Wine & Spirits	NR / NR / NR	4,463	4.7	74,760	4.7	16.75	2/29/2016	NA
Kicks USA	NR / NR / NR	3,780	3.9	72,349	4.6	19.14	12/31/2019	1, 5-year option
Payless Shoes	NR / NR / B	2,700	2.8	62,262	3.9	23.06	3/31/2021	1, 5-year option
Ten Largest Tenants		89,595	93.4%	$1,492,926	94.3%	$16.66
Remaining Owned Tenants		3,935	4.1	89,438	5.7	22.73
Vacant (Owned Space)		2,400	2.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		95,930	100.0%	$1,582,364	100.0%	$16.92

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the Eddystone Crossing Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	6,263	6.5	6.5%	116,160	7.3	18.55	2
2017	6,135	6.4	12.9%	147,718	9.3	24.08	2
2018	8,000	8.3	21.3%	144,000	9.1	18.00	1
2019	3,780	3.9	25.2%	72,349	4.6	19.14	1
2020	3,000	3.1	28.3%	136,896	8.7	45.63	1
2021	5,620	5.9	34.2%	146,243	9.2	26.02	2
2022	2,138	2.2	36.4%	86,672	5.5	40.54	1
2023	0	0.0	36.4%	0	0.0	0.00	0
2024	0	0.0	36.4%	0	0.0	0.00	0
2025	58,594	61.1	97.5%	732,326	46.3	12.50	2
2026 & Thereafter	0	0.0	97.5%	0	0.0	0.00	0
Vacant	2,400	2.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	95,930	100.0%		$1,582,364	100.0%	$16.92	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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eddystone crossing shopping center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eddystone Crossing Shopping Center Property:

Cash Flow Analysis(1)

	2013	2014	TTM 3/31/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,489,554	$1,490,914	$1,486,265	$1,582,364	$16.49
Contractual Credit Rent Steps(3)	0	0	0	6,101	0.06
Gross Up Vacancy	0	0	0	73,138	0.76
Total Rent	$1,489,554	$1,490,914	$1,486,265	$1,661,603	$17.32
Total Reimbursables	508,546	542,940	657,364	590,102	6.15
Other Income	1,122	0	0	0	0.00
Vacancy & Credit Loss	0	0	(10,342)	(107,626)	(1.12)
Effective Gross Income	$1,999,222	$2,033,854	$2,133,287	$2,144,079	$22.35

Real Estate Taxes	$360,160	$370,488	$370,931	$378,296	$3.94
Insurance	48,044	49,661	49,868	50,150	0.52
Management Fee	70,144	70,899	72,193	75,043	0.78
Other Operating Expenses	133,200	208,863	216,983	181,756	1.89
Total Operating Expenses	611,548	699,911	709,975	685,245	7.14

Net Operating Income	$1,387,674	$1,333,943	$1,423,312	$1,458,834	$15.21
TI/LC	0	0	0	52,422	0.55
Replacement Reserves	0	0	0	23,625	0.25
Net Cash Flow	$1,387,674	$1,333,943	$1,423,312	$1,382,788	$14.41

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of May 1, 2015 and rent steps through July 31, 2016.
(3)	Underwritten Contractual Credit Rent Steps is the straight-line average of the contractual rent steps for McDonald’s.

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B-145

skyline property portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties(1)	9	Loan Seller		MC-Five Mile
Location (City/State)	Various	Cut-off Date Principal Balance		$15,150,000
Property Type	Various	Cut-off Date Principal Balance per SF		$53.21
Size (SF)	284,737	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 5/13/2015	85.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/13/2015	85.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.83500%
Appraised Value	$22,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		324
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Brady S. Clements, Brian R. Bischoff and Roger S. Curry
Underwritten Revenues	$2,667,219
Underwritten Expenses	$1,000,752	Escrows
Underwritten Net Operating Income (NOI)	$1,666,468		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,494,552	Taxes	$97,189	$32,396
Cut-off Date LTV Ratio	67.0%	Insurance	$17,109	$4,277
Maturity Date LTV Ratio	52.1%	Replacement Reserves	$0	$3,085
DSCR Based on Underwritten NOI / NCF	1.66x / 1.49x	TI/LC(2)	$100,000	$12,500
Debt Yield Based on Underwritten NOI / NCF	11.0% / 9.9%	Other(3)	$169,881	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,150,000	100.0%	Loan Payoff	$14,223,771	93.9%
			Closing Costs	485,197	3.2
			Reserves	384,179	2.5
			Principal Equity Distribution	56,853	0.4
Total Sources	$15,150,000	100.0%	Total Uses	$15,150,000	100.0%

(1)	Brady S. Clements, Brian R. Bischoff and Roger S. Curry are the guarantors of the non-recourse carveouts under the Skyline Property Portfolio Loan.
(2)	At origination, the borrower deposited $100,000 into the TI/LC reserve account. The borrower will be required to deposit $12,500 monthly subject to a cap of $650,000.
(3)	Other upfront reserves represents a deferred maintenance reserve of $169,881.

The following table presents certain information relating to the Skyline Property Portfolio Properties:

Property Name	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated(2)	Appraised Value	UW NCF
Heartland Village Shopping Center	Camby	Indiana	$4,500,000	40,219	92.0%	2004 / NAP	$6,000,000	$404,224
Park 52	Indianapolis	Indiana	2,212,500	57,600	97.2%	1974 / NAP	2,950,000	228,012
Andrade Business Park	Zionsville	Indiana	1,972,500	45,000	100.0%	1983 / 1988	2,630,000	227,431
Fairview Corners	Greenwood	Indiana	1,425,000	16,000	100.0%	1985 / NAP	1,900,000	155,269
Elmwood Tech	Indianapolis	Indiana	1,237,500	28,901	83.4%	1987 / NAP	1,650,000	114,495
White River Landing	Greenwood	Indiana	1,065,000	14,000	91.4%	1983 / NAP	1,450,000	101,362
Holiday Center	Columbus	Indiana	1,012,500	58,845	58.0%	1970 / NAP	2,870,000	109,920
Whiteland Retail Center	Whiteland	Indiana	1,012,500	19,372	66.3%	1989 / NAP	2,200,000	81,399
Franklin Shoppes	Franklin	Indiana	712,500	4,800	100.0%	1988 / 2012	950,000	72,440
Total / Wtd. Avg.			$15,150,000	284,737	85.2%		$22,600,000	$1,494,552

(1)	Occupancy as of May 13, 2015.
(2)	Year Built represents the earliest year for properties that were built in multiple years. The years for properties that were built or renovated in multiple years are as follows: Park 52 – 1974, 1978 / NAP; Andrade Business Park – 1983-1988 / 1984-1988; Elmwood Tech – 1987-1988 / NAP; Holiday Center – 1970, 1971, 1978, 1997 / NAP.

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skyline property portfolio

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Skyline Property Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Remaining Renewal / Extension Options
Powder Metal	NR / NR / NR	15,050	5.3%	$92,288	4.3%	$6.13	2/28/2017	NA	NA	1, 3-year option
Dollar Tree	NR / NR / BB	9,800	3.4	79,380	3.7	8.10	8/31/2020	NA	NA	1, 5-year option
Heavy’s Sports Cafe	NR / NR / NR	4,864	1.7	78,446	3.7	16.13	9/30/2022	NA	NA	2, 3-year options
Mac’s Circle K	NR / NR / NR	3,500	1.2	70,154	3.3	20.04	9/30/2017	NA	NA	NA
Royal Buffet	NR / NR / NR	4,678	1.6	64,800	3.0	13.85	10/31/2018	NA	NA	1, 5-year option
Western / Advance Auto	NR / NR / NR	7,200	2.5	62,292	2.9	8.65	12/31/2018	NA	NA	NA
Service Glass of Indpls/Fultz	NR / NR / NR	11,200	3.9	58,625	2.7	5.23	2/28/2019	NA	NA	1, 3-year option
GameStop	NR / Ba1 / BB+	3,277	1.2	45,878	2.1	14.00	1/31/2016	NA	NA	2, 5-year options
Firehouse Subs	NR / NR / NR	2,400	0.8	44,400	2.1	18.50	10/31/2022	NA	NA	2, 5-year options
Accurate Laser	NR / NR / NR	5,400	1.9	41,572	1.9	7.70	8/31/2017	NA	NA	1, 5-year option
Ten Largest Owned Tenants		67,369	23.7%	$637,835	29.7%	$9.47
Remaining Owned Tenants		172,418	60.6	1,508,631	70.3	8.75
Vacant Spaces (Owned Space)		44,950	15.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		284,737	100.0%	$2,146,466	100.0%	$8.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Skyline Property Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(2)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	400	0.1%	0.1%	$4,800	0.2%	$12.00	1
2015	7,512	2.6	2.8%	64,806	3.0	8.63	5
2016	53,882	18.9	21.7%	435,570	20.3	8.08	22
2017	91,378	32.1	53.8%	810,671	37.8	8.87	35
2018	39,380	13.8	67.6%	359,462	16.7	9.13	17
2019	24,690	8.7	76.3%	171,839	8.0	6.96	6
2020	9,800	3.4	79.7%	85,080	4.0	8.68	2
2021	0	0.0	79.7%	0	0.0	0.00	0
2022	8,464	3.0	82.7%	142,046	6.6	16.78	3
2023	3,025	1.1	83.8%	30,764	1.4	10.17	1
2024	0	0.0	83.8%	13,250	0.6	0.00	1
2025	4,160	1.5	85.2%	28,178	1.3	6.77	1
2026 & Thereafter	0	0.0	85.2%	0	0.0	0.00	0
Vacant	42,046	14.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	284,737	100.0%		$2,146,466	100.0%	$7.54	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise indicated.
(2)	Expiring Owned GLA represents physically occupied space as reported on the May 13, 2015 borrower rent roll.
(3)	UW Base Rent does not Include Subway (lease expiration 10/31/2015) or Rieth Riley Construction (lease expiration 6/30/2016), which are underwritten as vacant.

B-147

skyline property portfolio

The following table presents certain information relating to historical leasing at the Skyline Property Portfolio Properties:

Historical Leased %(1)

	2012	2013	2014	As of 5/13/2015
Owned Space	77.4%	81.3%	82.8%	85.2%

(1)	As provided by the borrower and represents the average annual occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Skyline Property Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 5/31/2015	Underwritten	Underwritten $ per SF
Base Rent	$1,865,149	$2,002,975	$2,086,529	$2,143,949	$2,146,466	$7.54
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	386,215	1.36
Total Rent	$1,865,149	$2,002,975	$2,086,529	$2,143,949	$2,532,681	$8.89
Total Reimbursables	395,048	442,944	479,778	517,953	629,668	2.21
Other Income	0	0	23,011	18,705	21,650	0.08
Vacancy & Credit Loss(2)	0	0	0	0	(516,780)	(1.81)
Effective Gross Income	$2,260,197	$2,445,919	$2,589,318	$2,680,607	$2,667,219	$9.37

Total Operating Expenses	$929,912	$1,127,075	$1,086,068	$961,629	$1,000,752	$3.51

Net Operating Income	$1,330,285	$1,318,844	$1,503,250	$1,718,978	$1,666,468	$5.85
TI/LC	0	0	0	0	134,899	0.47
Capital Expenditures	0	0	0	0	37,015	0.13
Net Cash Flow	$1,330,285	$1,318,844	$1,503,250	$1,718,978	$1,494,552	$5.25

(1)	Underwritten cash flow based on the underwritten rent roll and excluding all contractual rent steps.
(2)	Vacancy & Credit Loss represents an economic vacancy of 16.3% of underwritten base rent and reimbursements.

B-148

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B-149

IDAHO FALLS CROSSED HOSPITALITY PORTFOLIO

Mortgaged Property Information(1)		Mortgage Loan Information(2)
Number of Mortgaged Properties	2	Loan Seller		SMF I
Location (City/State)	Various, Idaho	Cut-off Date Principal Balance		$13,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$63,981.04
Size (Rooms)	211	Percentage of Initial Pool Balance		1.3%
Total TTM Occupancy as of 4/30/2015	69.4%	Number of Related Mortgage Loans		2
Owned TTM Occupancy as of 4/30/2015	69.4%	Type of Security(3)		Various
Year Built / Latest Renovation	1996, 2000 / 2012	Mortgage Rate		4.77300%
Appraised Value	$19,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(4)	Roger Brett Ball, Ben Craig Ball, Kimberly
Underwritten Revenues	$5,071,251		Anne Ence and Christi Ball Marshall
Underwritten Expenses	$3,335,646
Underwritten Net Operating Income (NOI)	$1,735,605	Escrows
Underwritten Net Cash Flow (NCF)	$1,532,755		Upfront	Monthly
Cut-off Date LTV Ratio(5)	69.9%	Taxes	$31,725	$15,863
Maturity Date LTV Ratio(5)	51.9%	Insurance	$37,551	$3,717
DSCR Based on Underwritten NOI / NCF(5)	1.87x / 1.66x	FF&E(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(5)	12.9% / 11.4%	Other(7)	$564,199	$45,750

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$13,500,000	71.1%	Purchase Price	$18,100,000	95.4%
Principal’s New Cash Contribution	5,481,191	28.9	Reserves	633,475	3.3
			Closing Costs	247,716	1.3

Total Sources	$18,981,191	100.0%	Total Uses	$18,981,191	100.0%

(1)	The Idaho Falls Crossed Hospitality Portfolio crossed loan group consists of two Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to the Prospectus Supplement as Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls, which are cross-collateralized and cross-defaulted with each other.

(2)	Each of the Mortgage Loans in the Idaho Falls Crossed Hospitality Portfolio crossed loan group may be released from the cross-collateralization and cross-default in connection with a prepayment or an assumption. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans–Partial Releases and Substitution” in the Prospectus Supplement.

(3)	The Hampton Inn Idaho Falls Airport Property is held in leasehold interest. The La Quinta Inn & Suites Idaho Falls Property is held in fee simple interest.

(4)	Roger Brett Ball, Ben Craig Ball, Kimberly Anne Ence and Christi Ball Marshall are the guarantors of the non-recourse carveouts under the Hampton Inn Idaho Falls Airport and La Quinta Inn & Suites Idaho Falls Loans.

(5)	The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR Based on Underwritten NOI / NCF and the Debt Yield Based on Underwritten NOI / NCF of the Hampton Inn Idaho Falls Airport Loan and the La Quinta Inn & Suites Idaho Falls Loan are presented in the aggregate.

(6)	On each monthly due date starting in August 2016, the borrowers are required to fund the FF&E reserve in an amount equal to one-twelfth of 4% of annual gross revenues at the respective properties.

(7)	As it relates to the Hampton Inn Idaho Falls Airport Loan, other reserves represent a $92,371 PIP reserve, a $63,500 seasonality reserve and a $23,596 ground lease reserve. On each due date occurring in the months of August and September of 2015, the borrower will be required to deposit an amount equal to $31,750 into a seasonality reserve which can be used to cover debt service payments on the due dates in October, November, December, January, February and March of each year. If during the term of the loan the balance of the seasonality reserve is below $127,000, the borrower will be required to deposit on the next monthly due date in April, May, June, July, August or September an amount equal to $21,167 until the balance in the seasonality reserve is again equal to $127,000. If at any time after the due date in July 2018, the net cash flow at the Hampton Inn Idaho Falls Airport Property is greater than or equal to $996,938, all funds in the seasonality reserve will be released back to the borrower and the borrower will no longer be obligated to make deposits into the seasonality reserve. As it relates to the La Quinta Inn & Suites Idaho Falls Loan, other reserves represent a $356,732 PIP reserve and a $28,000 seasonality reserve. On each due date occurring in the months of August and September of 2015, the borrower will be required to deposit an amount equal to $14,000 into a seasonality reserve which can be used to cover debt service payments on the due dates in October, November, December, January, February and March of each year. If during the term of the loan the balance of the seasonality reserve is below $56,000, the borrower will be required to deposit on the next monthly due date in April, May, June, July, August or September an amount equal to $9,334 until the balance in the seasonality reserve is again equal to $56,000. If at any time after the due date in July 2018, the net cash flow at the La Quinta Inn & Suites Idaho Falls Property is greater than or equal to $689,092, all funds in the seasonality reserve will be released back to the borrower and the borrower will no longer be obligated to make deposits into the seasonality reserve.

The following table presents certain information relating to the Idaho Falls Crossed Hospitality Portfolio Properties:

Property	Number of Rooms	Cut-off Date Loan Amount	Year Built	Ownership Interest	Appraised Value	UW NCF	UW NCF per Room
Hampton Inn Idaho Falls Airport	127	$8,050,000	1996	Leasehold	$11,500,000	$906,308	$7,136
La Quinta Inn & Suites Idaho Falls	84	5,450,000	2000	Fee Simple	7,800,000	626,447	7,458
Total / Wtd. Avg.	211	$13,500,000			$19,300,000	$1,532,755	$7,264

B-150

IDAHO FALLS CROSSED HOSPITALITY PORTFOLIO

The following table presents certain information relating to the 2014 market mix with respect to the Idaho Falls Crossed Hospitality Portfolio Properties, as provided in the appraisals for the Idaho Falls Crossed Hospitality Portfolio Properties:

Estimated Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
Hampton Inn Idaho Falls Airport	20%	30%	50%
La Quinta Inn & Suites Idaho Falls	5%	40%	55%

(1)	Source: Appraisals.

The following table presents certain information relating to the trailing twelve month period ended March 2015 penetration rates relating to the Idaho Falls Crossed Hospitality Portfolio Properties, as provided in an April 2015 travel research report:

TTM Through 3/31/2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Hampton Inn Idaho Falls Airport	106.1%	93.9%	99.6%
La Quinta Inn & Suites Idaho Falls	107.0%	99.5%	106.5%

(1)	Source: April 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hampton Inn Idaho Falls Airport Property:

Hampton Inn Idaho Falls Airport(1)

	2013	2014	TTM 4/30/2015(1)	Underwritten
Occupancy	59.2%	66.9%	68.2%	68.2%
ADR	$90.30	$93.34	$93.36	$93.36
RevPAR	$53.42	$62.46	$63.63	$63.63

(1)	As provided by the borrowers.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the La Quinta Inn & Suites Idaho Falls Property:

La Quinta Inn & Suites Idaho Falls(1)

	2013	2014	TTM 4/30/2015(1)	Underwritten
Occupancy	63.8%	69.3%	71.1%	71.1%
ADR	$91.40	$92.59	$93.77	$93.77
RevPAR	$58.27	$64.14	$66.63	$66.63

(1)	As provided by the borrowers.

B-151

IDAHO FALLS CROSSED HOSPITALITY PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Idaho Falls Crossed Hospitality Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	TTM 4/30/2015	Underwritten	Underwritten $ per Room
Room Revenue	$4,262,859	$4,861,988	$4,992,468	$4,992,468	$23,661
Food and Beverage Revenue	0	0	0	0	0
Other Income(2)	85,492	79,725	78,783	78,783	373
Total Revenue	$4,348,351	$4,941,713	$5,071,251	$5,071,251	$24,034

Room Expense	$1,039,023	$1,222,239	$1,286,468	$1,286,468	$6,097
Food and Beverage Expense	0	0	0	0	0
Other Expense	55,388	61,330	65,630	65,630	311
Total Departmental Expense	$1,094,411	$1,283,570	$1,352,097	$1,352,097	$6,408
Total Undistributed Expense	1,694,892	1,792,095	1,832,234	1,769,672	8,387
Total Fixed Charges	189,319	185,263	198,392	213,877	1,014
Total Operating Expenses	$2,978,622	$3,260,928	$3,382,723	$3,335,646	$15,809

Net Operating Income	$1,369,729	$1,680,785	$1,688,528	$1,735,605	$8,226
FF&E	0	0	0	202,850	961
Net Cash Flow	$1,369,729	$1,680,785	$1,688,528	$1,532,755	$7,264

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Includes meeting room/banquet rental revenue, laundry, valet and miscellaneous income.

B-152

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

B-153

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

—	The Dodd Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

B-154

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC. We cannot assure you that the applicable sponsor (or guarantor) will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized“ values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

B-155

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative, the Non-Serviced Whole Loan Directing Holders, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the directing holder for a non-serviced whole loan under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the directing holder for a non-serviced whole loan under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investors in the Class E, Class F, Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

B-156

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

B-157

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	41	$ 729,464,934	72.7%	$ 17,791,828	1.81x	4.407%	117.4	64.6%	54.0%
Acquisition	17	223,208,141	22.3	$ 13,129,891	1.51x	4.469%	113.4	69.8%	60.6%
Refinance/Acquisition	3	30,975,000	3.1	$ 10,325,000	1.70x	4.603%	119.6	67.8%	59.7%
Recapitalization	2	19,475,000	1.9	$ 9,737,500	2.04x	4.569%	120.0	63.0%	55.8%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Amortizing (30 Years)	29	$ 454,042,900	45.3%	$ 15,656,652	1.66x	4.467%	119.5	65.3%	52.5%
Interest Only, Then Amortizing(2)	19	406,016,500	40.5	$ 21,369,289	1.56x	4.411%	117.7	69.3%	60.6%
Interest Only	7	90,700,000	9.0	$ 12,957,143	3.15x	4.074%	101.6	50.5%	50.2%
Amortizing (25 Years)	5	29,613,674	3.0	$ 5,922,735	1.68x	4.928%	100.4	71.8%	55.1%
Amortizing (27 Years)	1	15,150,000	1.5	$ 15,150,000	1.49x	4.835%	120.0	67.0%	52.1%
Amortizing (22 Years)	1	4,500,000	0.4	$ 4,500,000	1.28x	4.768%	120.0	71.7%	48.6%
Amortizing (29.3 Years)	1	3,100,000	0.3	$ 3,100,000	1.31x	4.685%	120.0	72.1%	58.1%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 84 months.

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2,545,641 - 5,000,000	16	$ 59,989,397	6.0%	$ 3,749,337	1.51x	4.624%	119.7	70.5%	56.9%
5,000,001 - 10,000,000	20	156,657,500	15.6	$ 7,832,875	1.73x	4.718%	116.2	66.7%	56.4%
10,000,001 - 15,000,000	9	104,011,177	10.4	$ 11,556,797	1.68x	4.618%	112.2	67.1%	58.2%
15,000,001 - 20,000,000	3	52,063,000	5.2	$ 17,354,333	1.36x	4.621%	120.0	70.8%	56.7%
20,000,001 - 25,000,000	7	163,282,684	16.3	$ 23,326,098	2.22x	4.170%	109.5	57.4%	48.7%
25,000,001 - 30,000,000	2	55,574,500	5.5	$ 27,787,250	1.85x	4.574%	120.0	69.4%	57.9%
30,000,001 - 50,000,000	1	50,000,000	5.0	$ 50,000,000	1.39x	4.390%	119.0	70.5%	60.4%
50,000,001 - 75,000,000	4	261,544,816	26.1	$ 65,386,204	1.69x	4.241%	119.3	67.2%	58.4%
75,000,001 - 100,000,000	1	100,000,000	10.0	$ 100,000,000	1.68x	4.425%	120.0	63.5%	51.2%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	$2,545,641
Max	$100,000,000
Weighted Average	$15,922,588

C-1

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.23 - 1.30	9	$ 104,711,806	10.4%	$ 11,634,645	1.27x	4.690%	112.4	71.5%	59.2%
1.31 - 1.40	10	126,885,000	12.6	$ 12,688,500	1.36x	4.586%	119.5	70.7%	59.5%
1.41 - 1.50	8	161,439,571	16.1	$ 20,179,946	1.44x	4.428%	119.3	70.3%	60.4%
1.51 - 1.60	6	97,945,641	9.8	$ 16,324,273	1.52x	4.535%	120.0	67.1%	60.1%
1.61 - 1.70	7	138,697,500	13.8	$ 19,813,929	1.67x	4.472%	120.0	65.4%	52.4%
1.71 - 1.80	8	126,380,003	12.6	$ 15,797,500	1.78x	4.489%	119.9	68.7%	56.5%
1.81 - 1.90	2	13,270,000	1.3	$ 6,635,000	1.87x	4.488%	120.0	60.9%	49.2%
1.91 - 2.00	3	50,825,000	5.1	$ 16,941,667	1.92x	4.580%	108.7	68.8%	57.7%
2.01 - 2.50	7	143,718,553	14.3	$ 20,531,222	2.19x	4.004%	118.4	56.5%	48.6%
2.51 - 3.00	2	14,250,000	1.4	$ 7,125,000	2.68x	4.303%	119.6	52.8%	52.8%
3.01 - 5.27	1	25,000,000	2.5	$ 25,000,000	5.27x	3.798%	57.0	27.9%	27.9%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	1.23x
Max	5.27x
Weighted Average	1.75x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
3.479 - 4.000	3	$ 74,439,530	7.4%	$ 24,813,177	3.25x	3.730%	97.5	41.4%	37.4%
4.001 - 4.250	8	198,007,405	19.7	$ 24,750,926	1.78x	4.114%	118.7	65.0%	56.0%
4.251 - 4.500	13	369,866,003	36.9	$ 28,451,231	1.65x	4.393%	119.8	66.9%	56.9%
4.501 - 4.750	18	169,750,992	16.9	$ 9,430,611	1.52x	4.619%	119.8	69.3%	57.6%
4.751 - 5.000	16	140,697,174	14.0	$ 8,793,573	1.52x	4.839%	114.5	70.7%	57.8%
5.001 - 5.300	5	50,361,970	5.0	$ 10,072,394	1.49x	5.198%	108.3	71.9%	59.4%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	3.479%
Max	5.300%
Weighted Average	4.430%

C-2

Distribution of Cut-off Date Loan-to-Value Ratios (1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
27.9 - 35.0	2	$ 49,439,530	4.9%	$ 24,719,765	3.77x	3.640%	87.6	30.3%	24.7%
35.1 - 50.0	2	16,484,207	1.6	$ 8,242,104	2.34x	4.014%	119.0	49.8%	43.0%
50.1 - 55.0	2	18,150,000	1.8	$ 9,075,000	2.43x	4.612%	120.0	54.8%	54.8%
55.1 - 60.0	2	14,295,503	1.4	$ 7,147,752	2.24x	4.150%	119.0	59.8%	57.1%
60.1 - 65.0	11	296,074,816	29.5	$ 26,915,892	1.79x	4.315%	119.3	63.8%	54.4%
65.1 - 70.0	17	315,104,154	31.4	$ 18,535,538	1.58x	4.440%	119.6	68.8%	57.8%
70.1 - 75.0	27	293,574,863	29.3	$ 10,873,143	1.44x	4.693%	115.1	72.5%	60.4%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	27.9%
Max	75.0%
Weighted Average	65.8%

(1)	With respect to five mortgage loans (one of which is secured by a portfolio of mortgaged properties), representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date LTV Ratio was calculated using (i) an “as-is” appraised value plus related property improvement plan costs, (ii) an “as-is” appraised value plus a “capital deduction”, (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination or (iv) a “as complete” appraised value. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 66.6%.

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
21.5 - 30.0	2	$ 49,439,530	4.9%	$ 24,719,765	3.77x	3.640%	87.6	30.3%	24.7%
30.1 - 40.0	1	10,984,207	1.1	$ 10,984,207	2.06x	4.020%	119.0	49.9%	39.8%
40.1 - 50.0	5	26,615,503	2.7	$ 5,323,101	1.98x	4.423%	119.7	60.2%	49.1%
50.1 - 55.0	17	289,246,872	28.8	$ 17,014,522	1.78x	4.429%	119.5	64.5%	52.3%
55.1 - 60.0	17	279,348,273	27.8	$ 16,432,251	1.60x	4.547%	119.9	69.7%	57.7%
60.1 - 65.0	18	315,913,689	31.5	$ 17,550,760	1.53x	4.444%	117.5	69.2%	61.6%
65.1 - 70.0	2	18,750,000	1.9	$ 9,375,000	1.46x	4.537%	119.5	75.0%	65.7%
70.1 - 71.5	1	12,825,000	1.3	$ 12,825,000	1.27x	4.789%	60.0	75.0%	71.5%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	21.5%
Max	71.5%
Weighted Average	55.7%

(1)	Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 8 of the mortgage loans.

C-3

Distribution of Original Terms to Maturity

Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	3	$ 47,400,000	4.7%	$ 15,800,000	3.51x	4.355%	58.4	49.9%	46.2%
120	60	955,723,074	95.3	$ 15,928,718	1.66x	4.434%	119.5	66.6%	56.1%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	60 months
Max	120 months
Weighted Average	117 months

Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
57 - 60	3	$ 47,400,000	4.7%	$ 15,800,000	3.51x	4.355%	58.4	49.9%	46.2%
61 - 120	60	955,723,074	95.3	$ 15,928,718	1.66x	4.434%	119.5	66.6%	56.1%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	57 months
Max	120 months
Weighted Average	117 months

C-4

Distribution of Original Amortization Terms(1)

Range of Original Amortization Terms (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	7	$ 90,700,000	9.0%	$ 12,957,143	3.15x	4.074%	101.6	50.5%	50.2%
264 - 300	6	34,113,674	3.4	$ 5,685,612	1.62x	4.906%	103.0	71.8%	54.3%
301 - 360	50	878,309,400	87.6	$ 17,566,188	1.61x	4.448%	118.7	67.2%	56.3%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	264 months
Max	360 months
Weighted Average	357 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	7	$ 90,700,000	9.0%	$ 12,957,143	3.15x	4.074%	101.6	50.5%	50.2%
264 - 300	6	34,113,674	3.4	$ 5,685,612	1.62x	4.906%	103.0	71.8%	54.3%
301 - 360	50	878,309,400	87.6	$ 17,566,188	1.61x	4.448%	118.7	67.2%	56.3%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	264 months
Max	360 months
Weighted Average	357 months

(1) All of the mortgage loans will have balloon payments at maturity date.

C-5

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
12	4	$ 86,462,500	8.6%	$ 21,615,625	1.72x	4.422%	120.0	69.3%	57.3%
24	7	$ 85,454,000	8.5%	$ 12,207,714	1.66x	4.600%	110.9	71.3%	61.9%
30	1	$ 8,750,000	0.9%	$ 8,750,000	1.39x	4.709%	120.0	69.3%	60.3%
36	5	$ 101,150,000	10.1%	$ 20,230,000	1.52x	4.428%	119.8	66.9%	60.6%
60	1	$ 74,200,000	7.4%	$ 74,200,000	1.42x	4.136%	119.0	69.3%	63.1%
84	1	$ 50,000,000	5.0%	$ 50,000,000	1.39x	4.390%	119.0	70.5%	60.4%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	54	$ 935,188,867	93.2%	$ 17,318,312	1.74x	4.405%	117.0	65.9%	55.9%
Yield Maintenance	9	67,934,207	6.8	$ 7,548,245	1.84x	4.766%	111.4	64.2%	52.8%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

C-6

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
7.7 - 8.0	2	$ 27,080,000	2.7%	$ 13,540,000	1.24x	4.699%	119.9	71.8%	58.9%
8.1 - 9.0	14	216,685,188	21.6	$ 15,477,513	1.36x	4.410%	115.8	70.5%	60.3%
9.1 - 10.0	13	211,135,000	21.0	$ 16,241,154	1.56x	4.437%	119.4	67.7%	59.9%
10.1 - 11.0	8	179,233,689	17.9	$ 22,404,211	1.61x	4.575%	119.8	66.5%	54.7%
11.1 - 12.0	10	62,811,144	6.3	$ 6,281,114	1.93x	4.534%	119.6	64.1%	54.8%
12.1 - 13.0	10	149,068,707	14.9	$ 14,906,871	1.87x	4.517%	119.9	66.5%	55.1%
13.1 - 14.0	3	98,094,816	9.8	$ 32,698,272	2.04x	4.237%	118.8	65.6%	53.7%
14.1 - 16.0	2	34,014,530	3.4	$ 17,007,265	2.15x	3.972%	102.4	44.2%	32.4%
16.1 - 20.7	1	25,000,000	2.5	$ 25,000,000	5.27x	3.798%	57.0	27.9%	27.9%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	7.7%
Max	20.7%
Weighted Average	10.8%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
7.6 - 8.0	5	$ 79,793,773	8.0%	$ 15,958,755	1.27x	4.605%	110.0	71.1%	59.5%
8.1 - 9.0	18	277,896,416	27.7	$ 15,438,690	1.47x	4.393%	119.2	69.5%	60.5%
9.1 - 10.0	13	174,893,689	17.4	$ 13,453,361	1.55x	4.579%	119.8	68.4%	59.5%
10.1 - 11.0	10	213,591,144	21.3	$ 21,359,114	1.72x	4.443%	119.9	66.4%	54.3%
11.1 - 12.0	13	141,088,707	14.1	$ 10,852,977	1.97x	4.555%	119.9	64.0%	53.6%
12.1 - 13.0	1	56,844,816	5.7	$ 56,844,816	2.13x	4.098%	118.0	64.1%	51.2%
13.1 - 14.0	1	9,575,000	1.0	$ 9,575,000	1.91x	5.230%	60.0	73.5%	60.2%
14.1 - 20.3	2	49,439,530	4.9	$ 24,719,765	3.77x	3.640%	87.6	30.3%	24.7%
Total/Avg./Wtd.Avg.	63	$ 1,003,123,074	100.0%	$ 15,922,588	1.75x	4.430%	116.6	65.8%	55.7%

Min	7.6%
Max	20.3%
Weighted Average	10.1%

C-7

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	22	$ 569,227,727	56.7%
Springing	33	365,621,347	36.4
None	7	47,725,000	4.8
Soft	1	20,549,000	2.0
Total	63	$ 1,003,123,074	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Real Estate Tax	55	$ 854,210,545	85.2%
Replacement Reserves(1)	51	$ 743,140,545	74.1%
Insurance	48	$ 582,465,545	58.1%
TI/LC(2)	29	$ 381,852,193	62.3%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties only.

C-8

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	43	$392,708,691	39.1%	$9,132,760	1.54x	4.386%	117.6	65.8%	56.5%
Anchored	13	214,391,362	21.4	$16,491,643	1.47x	4.321%	115.8	68.6%	59.4%
Power Center/Big Box	1	65,500,000	6.5	$65,500,000	1.51x	4.399%	120.0	65.0%	60.1%
Unanchored	16	41,969,547	4.2	$2,623,097	1.44x	4.803%	119.9	70.4%	57.6%
Shadow Anchored	9	34,685,219	3.5	$3,853,913	1.70x	4.777%	119.9	65.5%	56.4%
Super Regional Mall	1	24,439,530	2.4	$24,439,530	2.24x	3.479%	119.0	32.7%	21.5%
Single Tenant Retail	3	11,723,034	1.2	$3,907,678	1.26x	4.732%	119.4	72.5%	54.4%
Hospitality	8	$159,509,500	15.9%	$19,938,688	1.80x	4.582%	116.4	69.9%	57.2%
Full Service	4	130,149,500	13.0	$32,537,375	1.83x	4.499%	115.6	69.9%	57.9%
Limited Service	3	20,660,000	2.1	$6,886,667	1.71x	4.803%	120.0	70.6%	52.6%
Select Service	1	8,700,000	0.9	$8,700,000	1.54x	5.295%	120.0	69.6%	57.8%
Manufactured Housing	37	$111,545,641	11.1%	$3,014,747	1.69x	4.443%	120.0	63.5%	51.1%
Office	13	$105,030,000	10.5%	$8,079,231	1.57x	4.375%	118.8	68.7%	59.9%
CBD	10	75,000,000	7.5	$7,500,000	1.67x	4.230%	118.3	68.1%	61.0%
General Suburban	2	24,330,000	2.4	$12,165,000	1.24x	4.713%	120.0	71.8%	58.5%
Medical	1	5,700,000	0.6	$5,700,000	1.79x	4.844%	120.0	62.6%	51.2%
Mixed Use	9	$86,099,567	8.6%	$9,566,619	1.97x	4.324%	118.2	64.6%	52.2%
Merchandise Mart/Retail	1	56,844,816	5.7	$56,844,816	2.13x	4.098%	118.0	64.1%	51.2%
Retail/Office	6	26,749,955	2.7	$4,458,326	1.60x	4.772%	120.0	66.3%	54.8%
Multifamily/Retail	1	1,906,002	0.2	$1,906,002	1.38x	4.935%	120.0	65.2%	54.9%
Self Storage/Retail	1	598,795	0.1	$598,795	5.27x	3.798%	57.0	27.9%	27.9%
Multifamily	36	$70,175,970	7.0%	$1,949,332	1.64x	4.743%	119.7	70.4%	61.4%
Garden	30	63,335,502	6.3	$2,111,183	1.66x	4.682%	119.8	70.1%	61.5%
Mid-Rise	6	6,840,468	0.7	$1,140,078	1.42x	5.300%	119.0	72.6%	60.4%
Self Storage	69	$48,101,205	4.8%	$697,119	3.57x	4.131%	87.9	47.6%	43.6%
Industrial	7	$29,952,500	3.0%	$4,278,929	1.69x	4.397%	119.5	64.5%	53.6%
Flex	5	20,922,500	2.1	$4,184,500	1.68x	4.435%	119.3	65.3%	55.0%
Warehouse/Distribution	1	4,760,000	0.5	$4,760,000	1.62x	4.199%	120.0	64.8%	51.8%
Flex/Manufacturing	1	4,270,000	0.4	$4,270,000	1.83x	4.430%	120.0	60.1%	48.5%
Total/Avg./Wtd.Avg.	222	$1,003,123,074	100.0%	$4,518,572	1.75x	4.430%	116.6	65.8%	55.7%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-9

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
California	13	$190,810,003	19.0%	$14,677,693	1.50x	4.251%	114.5	67.9%	59.4%
Texas	18	166,147,096	16.6	$9,230,394	1.78x	4.322%	118.6	65.8%	56.1%
Colorado	9	127,416,632	12.7	$14,157,404	1.81x	4.355%	119.7	65.9%	54.3%
Pennsylvania	5	67,058,884	6.7	$13,411,777	1.69x	4.479%	120.0	69.3%	57.9%
Illinois	38	60,812,689	6.1	$1,600,334	1.81x	4.839%	106.6	67.1%	56.8%
Florida	13	53,387,506	5.3	$4,106,731	1.90x	4.703%	115.2	67.6%	56.1%
Washington	10	49,439,530	4.9	$4,943,953	2.23x	3.696%	118.0	48.2%	42.1%
Indiana	12	29,654,435	3.0	$2,471,203	1.63x	4.699%	120.0	67.4%	56.5%
Connecticut	2	28,200,000	2.8	$14,100,000	1.32x	4.674%	120.0	72.0%	58.6%
New Jersey	4	26,994,904	2.7	$6,748,726	1.59x	4.458%	114.6	65.6%	53.7%
Georgia	9	23,272,800	2.3	$2,585,867	1.98x	4.674%	117.9	62.4%	55.3%
Wyoming	11	18,632,759	1.9	$1,693,887	1.68x	4.425%	120.0	63.5%	51.2%
North Carolina	6	18,479,952	1.8	$3,079,992	1.65x	4.545%	120.0	67.1%	56.4%
Missouri	22	16,552,088	1.7	$752,368	2.31x	4.598%	105.2	58.5%	49.8%
Michigan	3	14,193,034	1.4	$4,731,011	1.48x	4.795%	119.7	68.7%	51.4%
Idaho	2	13,500,000	1.3	$6,750,000	1.66x	4.773%	120.0	69.9%	51.9%
South Carolina	2	13,320,048	1.3	$6,660,024	1.52x	4.665%	120.0	73.7%	64.6%
Alabama	5	12,735,000	1.3	$2,547,000	1.42x	4.766%	120.0	69.8%	57.0%
Ohio	3	12,075,000	1.2	$4,025,000	1.51x	5.187%	120.0	69.1%	57.2%
Virginia	2	11,518,751	1.1	$5,759,375	2.51x	4.062%	115.9	58.2%	58.2%
Nebraska	5	9,708,621	1.0	$1,941,724	1.68x	4.425%	120.0	63.5%	51.2%
Kentucky	5	8,309,015	0.8	$1,661,803	1.63x	4.820%	117.2	72.8%	62.9%
Tennessee	2	7,050,000	0.7	$3,525,000	1.49x	4.872%	119.6	73.7%	61.8%
Nevada	2	5,818,966	0.6	$2,909,483	1.45x	4.750%	120.0	67.2%	54.8%
Oklahoma	2	4,960,641	0.5	$2,480,320	1.44x	4.949%	119.5	70.8%	55.4%
New Hampshire	1	4,270,000	0.4	$4,270,000	1.83x	4.430%	120.0	60.1%	48.5%
New Mexico	2	2,806,034	0.3	$1,403,017	1.68x	4.425%	120.0	63.5%	51.2%
Kansas	8	2,569,602	0.3	$321,200	5.27x	3.798%	57.0	27.9%	27.9%
New York	3	2,227,741	0.2	$742,580	5.27x	3.798%	57.0	27.9%	27.9%
Minnesota	1	577,514	0.1	$577,514	5.27x	3.798%	57.0	27.9%	27.9%
Maryland	1	469,021	0.05	$469,021	5.27x	3.798%	57.0	27.9%	27.9%
Louisiana	1	154,810	0.02	$154,810	5.27x	3.798%	57.0	27.9%	27.9%
Total/Avg./Wtd.Avg	222	$1,003,123,074	100.0%	$4,518,572	1.75x	4.430%	116.6	65.8%	55.7%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-10

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Operating Advisor
GS Mortgage Securities Corporation II	Midland Loan Services	CWCapital Asset Management LLC.	Park Bridge Lender Services LLC
	A Division of PNC Bank, N.A.	7501 Wisconsin Ave.	560 Lexington Avenue, 17th Floor
200 West Street	10851 Mastin Street, Building 82	Suite 500 West	New York, NY 10022
New York, NY 10282	Overland Park, KS 66210	Bethesda, MD 20814

Contact:
Contact: Leah Nivison	Heather Wagner	Contact: Brian Hanson	Contact: David Rodgers
Phone Number: (212) 902-1000	Phone Number: (913) 253-9570	Phone Number: (202) 715-9500	Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

D-1

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) The initial certificate balance of the Class A-S, Class B, and Class C certificates represents the certificate balance of such class without giving effect to any exchanges. For details on the current status and payments of Class PEZ, see page 4.

D-2

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

D-3

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEZ Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEZ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-4

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-5

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

D-6

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee- Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

D-7

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

D-8

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

D-9

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

D-10

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

D-11

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

 ;

D-12

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

D-13

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

D-14

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

D-15

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
									MH	-	Mobile Home Park

D-16

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

D-17

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

D-18

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

D-19

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

D-20

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

D-21

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

D-22

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

D-23

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

D-24

	GS Mortgage Securities Trust 2015-GC32 Commercial Mortgage Pass-Through Certificates Series 2015-GC32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/12/15
8480 Stagecoach Circle		Record Date:	7/31/15
Frederick, MD 21701-4747		Determination Date:	8/6/15

Supplemental Reporting

D-25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in

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connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants

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(as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

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(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and

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having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and

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expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Sponsor.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage

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Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a

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natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan)outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual

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combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and

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cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any,

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comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e) The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f) The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

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(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j) Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

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(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase

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Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Dallas Market Center (No. 5)	The Mortgages provided in favor of Mortgagee grant a lien on both the fee interest held by an affiliate and the leasehold interest (pursuant to 4 separate ground leases) in the Mortgaged Property held by borrower.
(5) Lien; Valid Assignment	Selig Office Portfolio (No. 10)	The borrower is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include LTV, DSCR and Debt Yield hurdles, Rating Agency confirmation and a co-lender agreement acceptable to the Mortgagee.
(6) Permitted Liens; Title Insurance	JW Marriott Cherry Creek (No. 4)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgaged Property if there is a proposed transfer of such Mortgaged Property to a competitor.
(7) Junior Liens	Selig Office Portfolio (No. 10)	The borrower is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include LTV, DSCR and Debt Yield hurdles, Rating Agency confirmation and a co-lender agreement acceptable to the Mortgagee.
(16) Insurance	Fig Garden Village (No. 2)	All policies may be issued by one or more insurers having a rating of at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A-: VIII” by AM Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A-: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A-: VIII” by AM Best).
(16) Insurance	Bassett Place (No. 3) JW Marriott Cherry Creek (No. 4) Dallas Market Center (No. 5) Doubletree Tallahassee (No. 8) Selig Office Portfolio (No. 10)	All policies may be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(16) Insurance	Court at Deptford II (No. 14)

All policies may be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

The borrower may pay the insurance premiums through a premium financing agreement provided that the borrower (i) provides proof of payment of each installment to the premium financing company as it becomes due and payable and (ii) maintains an escrow of an amount equal to 6 months of annual insurance premiums to be paid under the premium finance agreement.

(16) Insurance	FedEx Regional Distribution Center (No. 48)	The borrower may rely on the insurance provided by the tenant doing business as Fed Ex for its leased premises so long as such insurance is maintained in compliance with the terms of the applicable lease and satisfies the other requirements set forth in the related Mortgage Loan documents.
(17) Access; Utilities; Separate Tax Lots	Court at Deptford II (No. 14)	The ground leased premises of the Mortgaged Property are part of a larger tax lot that includes property that is not part of the Mortgaged Property.
(25) Licenses and Permits	Bassett Place (No. 3)	Building permits have not been obtained for the completion of tenant improvements at the Dave & Buster’s leased premises and certain other tenant spaces at the Mortgaged Property. Certificates of occupancy have not been obtained for the leased premises relating to Dave & Buster’s, Chinese Gourmet, Sensei, Subway and Sbarro, as well as portions of the food court at the Mortgaged Property.
(30) Due on Sale or Encumbrance	Selig Office Portfolio (No. 10)	The borrower is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include LTV, DSCR and Debt Yield hurdles, Rating Agency confirmation and a co-lender agreement acceptable to the Mortgagee.
(31) Single-Purpose Entity	Doubletree Tallahassee (No. 8)	The borrower was not required to deliver a non-consolidation opinion in connection with the origination of the Mortgage Loan.
(31) Single-Purpose Entity	Court at Deptford II (No. 14)	The borrower was not required to deliver a non-consolidation opinion in connection with the origination of the Mortgage Loan.
(32) Defeasance	JW Marriott Cherry Creek (No. 4)	At any time on or after the first due date following the second anniversary of the securitization Closing Date, the borrower is permitted to defease the Mortgage Loan only to the extent necessary to cause the debt yield (as calculated under the related loan documents) for the related trailing twelve-month period (ending on the last day of any fiscal quarter) to be greater than 7.0% (during a trigger period under the loan documents) or 10.8% (during a lease sweep period under the loan documents), subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of Rating Agency Confirmation with respect to such defeasance and (ii) delivery of a REMIC opinion.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(34) Ground Leases	Court at Deptford II (No. 14)

Subsection (g) – There is no affirmative statement that no notice of default or termination is effective against the Mortgagee without notice having actually been given. However, pursuant to an Agreement of Ground Lessor, in the event of an event of default by the lessee under the Ground Lease, or in the event the lessee fails to perform or observe any of the terms, conditions or agreements in the Ground Lease, the lessor will be required to give written notice thereof to the Mortgagee.

Subsection (i) – The Ground Lease is silent as to subletting.

Subsection (j) – The ground lessee maintains insurance; ground lessor is named as an additional insured.

Subsection (k) – The Ground Lease and Agreement of Ground Lessor are silent as to condemnation awards.

(40) Environmental Conditions	Fig Garden Village (No. 2)	The Phase I ESA for the related Mortgaged Property reported that prior dry cleaning activities at the Mortgaged Property resulted in contamination onsite and also may be impacting an offsite municipal water well. A Fixed Fee Environmental Service Agreement (“Remediation Agreement”) was entered into in 1998 between the property owner at that time and ARCADIS Geraghty & Miller, Inc. (“ARCADIS”, whose successor’s parent company, ARCADIS NV, is a publicly traded company) in which ARCADIS assumed responsibility for remediating the then-existing contamination, with no monetary cap or time limit, until regulatory closure is obtained in the form of a no further action letter. Following active remediation, the dry cleaning release has been in groundwater monitoring status. However, contamination levels in the off-site municipal water well have been increasing, although still below federal and state action levels. Under the Remediation Agreement, ARCADIS is responsible for the costs of any off-site municipal well-head treatment that is necessary in response to the offsite presence of contamination that is determined by the environmental authority to be the responsibility of the site. Accordingly, the ESA did not recommend any further investigation or other action by the owner of the Mortgaged Property.
(40) Environmental Conditions	Eddystone Crossing Shopping Center (No. 17)	The Phase I ESA for the related Mortgaged Property identified a controlled recognized environmental condition at the Mortgaged Property. A release from an underground storage tank occurred in 1994 and cleanup was completed in 1997. In 2000, the Pennsylvania Department of Environmental Protection (“PADEP”) determined that certain contaminants in soil and groundwater exceeded the applicable Statewide Health Standards. Certain engineering controls (i.e., building improvements and asphalt paved parking areas) were constructed onsite and PADEP determined the site to be in compliance with related remediation standards. The environmental consultant recommended that those engineering controls remain in place and be inspected annually.
(40) Environmental Conditions	Crown Meadows (No. 45)	The Phase I ESA for the related Mortgaged Property identified the operation of a dry cleaner at the Mortgaged Property from approximately 1986 to 2010 as a recognized environmental condition. The environmental consultant recommended further investigation into the potential for sub-surface impacts, at an estimated cost of $8,000 - $10,000.

E-2-3

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	US StorageMart Portfolio (No. 9)	A portion of the roof top space at such Mortgaged Property is subject to an agreement pursuant to which the tenant (Verizon Wireless) has a right of first refusal to purchase the related portion of such Mortgaged Property should the Mortgagor receive a bona fide offer from a third party to purchase such Mortgaged Property; such right of first refusal does not apply in the case of a foreclosure sale or deed-in-lieu of foreclosure with respect to such Mortgaged Property.
(6) Permitted Liens; Title Insurance	Holiday Inn Express & Suites – Sherman TX (No. 42)	There is an active oil well located on the Mortgaged Property. The portion of the Mortgaged Property on which the oil well sits is leased to the owner of the oil well.
(12) Condemnation	US StorageMart Portfolio (No. 9)	With respect to the related Mortgaged Property identified as 10700 W. 159th St, there is a pending condemnation relating to the improvement of the public street located adjacent to the related Mortgaged Property by the Illinois Department of Transportation, requiring approximately 0.362 acres along the periphery of the related Property, plus an additional approximately 0.029 acres for a temporary construction easement for a 5-year term.
(16) Insurance	Ascentia MHC Portfolio (No. 1)	Under the “all risk” or “special perils” policies delivered at origination of the Mortgage Loan, the coverage cap allocated for specific improvements (i.e., each building) is permitted to be less than the appraised insurable value for such improvements, so long as the total coverage for each such individual Mortgaged Property is not less than the total insurable value for such individual Mortgaged Property (i.e., it is possible that some of the buildings may not be covered for the full insurable value). The Mortgage Loan documents require the Mortgagor to increase such policy limits no later than October 1, 2015, so that the full policy limit applies per occurrence to the improvements, personal property and loss of rents/business interruption insurance coverage. The business interruption insurance is for a period of 12 months.
(16) Insurance	US StorageMart Portfolio (No. 9)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration (i) with respect to each individual Mortgaged Property is equal to the greater of (a) $500,000 and (b) an amount equal to the lesser of (1) 15% of the outstanding principal amount of the “Allocated Loan Amount” (as defined in the related Mortgage Loan agreement) attributable to such individual Mortgaged Property and (2) $2,000,000 and (ii) with respect to all individual Mortgaged Properties undergoing restorations, an aggregate amount equal to 5% of the outstanding principal balance of the related Mortgage Loan.
(16) Insurance	Alderwood Mall (No. 11)

The mortgagor has the right to use a syndicate of insurers to provide all-risk earthquake insurance, through which at least 75% of the coverage (if there are Five (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a rating by S&P not lower than “A,” by Moody’s not lower than “A2” to the extent Moody’s rates the securities, and by A.M. Best not lower than “A:VIII” and the balance of the coverage is, in each case, with insurers having a rating by S&P of not lower than “BBB”,” by Moody’s not lower than “Baa2” to the extent Moody’s rates the securities, and by A.M. Best not lower than “A:VIII”.

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(16) Insurance	Cypress Retail Center (No. 13)	The Mortgage Loan documents provide that for so long as the anchor tenant known as 24 Hour Fitness maintains “all-risk” or “special perils” insurance coverage policy required under the related Mortgage Loan Documents, 24 Hour Fitness is permitted to maintain a policy with up to a $250,000 deductible.
(16) Insurance	24 Simon Street (No. 52)	The property insurance policy covering the Mortgaged Property requires a deductible in the amount of $100,000. The Mortgage Loan documents require the Mortgagor to obtain a deductible buy-down policy with a deductible that does not exceed $50,000 or a guaranty from certain specified parties pursuant to which such guarantor guarantees payment of any deductible of such property insurance policy in excess of $50,000.
(17) Access; Utilities; Separate Tax Lots	Ascentia MHC Portfolio (No. 1)	The Mortgaged Property known as Valle Grande is served, in part, by a private well. The well permit that provides the right to use and draw water from the well is in the name of an individual who was affiliated with a predecessor owner. The Mortgage Loan documents require the Mortgagor to verify the current purpose and place of use for the water rights, ensure and verify that the New Mexico’s State Engineer’s records reflect the water rights are owned by the related borrower and secured for the lender, and ensure and verify that the water rights are in good standing with the applicable governmental authorities within time periods set forth in the Mortgage Loan documents.
(24) Local Law Compliance	Ascentia MHC Portfolio (No. 1)	The Mortgaged Properties known as Countryside MHC and Woodlawn MHC may not be in compliance with the setback requirements for such Mortgaged Properties. Some of the pad sites and homes at such Mortgaged Properties are currently encroaching on certain setback requirements. The Sponsor has been unable to verify whether these Mortgaged Properties are legal conforming, legal non-conforming, or non-conforming with certain setback requirements and the Mortgage Loan documents require the related Mortgagor to provide a final zoning report as evidence that such properties are legal conforming or legal nonconforming with respect such setback requirements within 105 days of origination. In addition, some of the homes and pads at such Mortgaged Properties, however, are non-conforming, and the related Mortgagor is required to remove such encroachments if required by the municipality or any other person invoking applicable legal requirements.
(26) Recourse Obligations	Ascentia MHC Portfolio (No. 1)	The Mortgage Loan documents limit full recourse for transfers of the related Mortgaged Property or equity interests in the related Mortgagor made in violation of the Mortgage Loan Documents to those transfers where (i) such breach was material, (ii) the Mortgagor failed to correct such breach within 10 days notice from the lender, and (iii) such breach is a violation of the Mortgage Loan documents.
(26) Recourse Obligations	Alderwood Mall (No. 11)	Recourse for prohibited transfers is for actual losses only. There is no recourse if the prohibited transfer was due to (A) a failure to provide any required notice, if the Mortgagor promptly provides such notice after notice from the related lender or (B) a failure to provide any required delivery, if Mortgagor promptly provides such required delivery after notice from the related lender, to the extent, in the case of any required delivery, that the contents of such delivery are such that the transfer in question would have been permitted pursuant to the Mortgage Loan documents.

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	Shops at 69th Street (No. 25)	Losses incurred as a result of any breach or violation of any representation, warranty or covenant with regard to the transfer provisions are recourse to the Mortgagor; provided, however, that, with respect to breaches or violations of any such transfer provisions, any such breach or violation does not result in recourse liability if (A) such breach or violation was inadvertent and immaterial, and (B) within 30 days of Mortgagor obtaining notice of the occurrence thereof, Mortgagor cures such breach or violation and provides the related lender with written evidence of the same. A sale or pledge of the Mortgaged Property (other than a lease, license or similar occupancy agreement conveying the right to occupy any portion of the Mortgaged Property, except to the extent the applicable agreement conveys all or substantially all of the Mortgaged Property or improvements thereon or land thereunder in contravention of the Mortgage Loan documents) or of any direct or indirect interest in Mortgagor made without the consent of the related lender in contravention of the Mortgage Loan documents which, in each case, is material or deliberate, is full recourse.
(28) Financial Reporting and Rent Rolls	US StorageMart Portfolio (No. 9)	The related Mortgage Loan documents do not require the related Mortgagors to combine their balance sheets and/or statement of income for the Mortgaged Properties on a combined basis.
(30) Due on Sale or Encumbrance	Ascentia MHC Portfolio (No. 1)	More than 51% of the indirect equity interests in the Mortgagor may be transferred so long as certain identified holders retain an aggregate 21.6% interest in the Mortgagor and no change of control occurs.
(30) Due on Sale or Encumbrance	Alderwood Mall (No. 11)	The Mortgagor may transfer the Mortgaged Property without the related lender’s consent upon receipt of a rating agency confirmation and satisfaction of certain other conditions under the Mortgage Loan documents.
(31) Single-Purpose Entity	Ascentia MHC Portfolio (No. 1)

Certain of the individual Mortgagors are recycled entities that previously owned mobile home units on the Mortgaged Property that were transferred to an affiliate of the Mortgagors prior to the origination of the related Mortgage Loan.

Certain mobile homes at the individual Mortgaged Properties are owned by certain affiliates of the Mortgagor (each such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the Mortgagor; such rents, the “Pad Site Rents”) and (ii) the mobile homes (which rents is property of the Affiliated Owner; such rents, the “Mobile Home Rents”). The Mortgagor, the Affiliated Owner, the Mortgagor-affiliated property manager (“Affiliated Manager”), and lender entered into a multi-party agreement (the “Five-Party Agreement”) which provides that, in the event a tenant remits the Pad Site Rents and the Mobile Home Rents in a single payment or into a single account (either, a “Unified Payment”), the Affiliated Manager shall deposit the Unified Payment into its operating account maintained by the Affiliated Manager. The Mortgagor, Affiliated Manager and Affiliated Owner, as applicable, shall (i) account for rents in such a manner such that Pad Sites Rents owed to Mortgagor are readily ascertainable and identifiable as separate and apart from Mobile Home Rents owed to Affiliated Owner; (ii) remit the Pad Site Rents to the Mortgagor’s lockbox account for the Mortgage Loan within two (2) Business Days of receipt; (iii) during a trigger period under the Mortgage Loan Documents or after the bankruptcy of Affiliated Manager or Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the Mobile Home Rents to Affiliated Owner into a separate account held by Affiliated Owner or Affiliated Manager.

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(32) Defeasance	Alderwood Mall (No. 11)

The permitted defeasance collateral under the Mortgage Loan documents consists of (a) obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or of any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, which qualify under § 1.860G-2(a)(8) of the Treasury Regulations, (b) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, for which a Rating Agency confirmation shall have been received or (c) other non-callable instruments, which if a securitization has occurred, the REMIC trust formed pursuant to such securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code of 1986 and for which a rating agency confirmation shall have been received.  Any obligations or instruments pursuant to clause (b) above and, provided same shall not constitute a “significant modification” for REMIC purposes, clause (c) above, shall be subject to the related lender’s reasonable approval.

The Mortgagor is required to pay costs and expenses in connection with a defeasance up to $15,000 (exclusive of any Rating Agency fees and expenses).

E-2-7

Cantor Commercial Real Estate Lending, L.P.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(16) Insurance	Delray Pointe (No. 51) Moraga Plaza (No. 58) Shoppes of Old Peachtree (No. 61)	The Loan Documents provide that insurance proceeds may be disbursed to the Mortgagor where the proceeds are less than $250,000, which is more than 5% of the outstanding principal amount of the related Mortgage Loan.
(16) Insurance	CVS Jersey Shore (No. 59)	The Loan Documents provide that insurance proceeds may be disbursed to the Mortgagor where the proceeds are less than $200,000, which is more than 5% of the outstanding principal amount of the related Mortgage Loan.
(25) Licenses and Permits	Maplewood Mixed Use (No. 33)	As of the date of origination of the Mortgage Loan, a final certificate of occupancy had not been issued for the fourth and ninth largest tenants at the 4654 Maryland Avenue property, occupying approximately 5.87% and 1.62%, respectively, of the net rentable area at such Mortgaged Property due to interior renovations at the time of origination of the Mortgage Loan. The Loan Documents require issuance of a final certificate of occupancy within 60 days of closing of the Mortgage Loan.
(27) Mortgage Releases	Beaver Ruin Village I & II (No. 32)	The Loan Documents permit the release of the Beaver Ruin Village I property from the lien of the security instrument upon payment of a release price equal to 100% of the allocated loan amount and satisfaction of the requirements under the REMIC Provisions.
(39) Organization of Mortgagor	Brook Run Shopping Center (No. 27) Beaver Ruin Village I & II (No. 32)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

E-2-8

Starwood Mortgage Funding I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Sysmex Way (No. 12)	The sole tenant (which operates under multiple leases) has the option to purchase the Mortgaged Property for a price determined pursuant to the valuation procedures contained in the related leases (i) in the event the Mortgagor terminates the leases following a casualty in accordance with the terms thereof and (ii) on January 31, 2030, which is when the leases expire.
(13) Actions Concerning Mortgage Loan	Freshwater Commons (No. 16)	The related non-recourse carve-out guarantor previously served as a personal guarantor on two prior loans secured by properties unrelated to the Mortgaged Property that were the subjects of foreclosure proceedings, in connection with which the holder of such prior loans obtained judgments against the guarantor in the amounts of $3,983,473.80 and $2,080,008.24, respectively, in 2012 and 2013. However, the non-recourse carve-out guarantor has reported that there has been no further action by the holder of such prior loans in pursuit of such judgments or otherwise.
(13) Actions Concerning Mortgage Loan	Flamingo Retail (No. 55)	A lawsuit that commenced in 2013 is currently pending between the related guarantors regarding business opportunities associated with a partnership arrangement unrelated to the Mortgaged Property or the Mortgagor. The guarantors have continued a business relationship and currently own and operate, directly or indirectly, 46 entities together. The Mortgagor’s operating agreement includes a mechanism to address the resolution of potential future disagreements between the guarantors with respect to running the Mortgaged Property.
(16) Insurance	Sysmex Way (No. 12)	A portion of the Mortgaged Property is subject to a ground lease from the Mortgagor to the sole tenant that governs the application and control of insurance proceeds received in respect of a loss to such portion. The ground lease generally requires insurance proceeds to be applied towards restoration following a casualty but, in the event of certain casualties occurring within the last 3 years of the lease term, permits the tenant to terminate the lease with insurance proceeds to be paid to the Mortgagor in an amount determined in accordance with the lease terms as compensation for the value of the related improvements.
(24) Local Law Compliance	Pangea 11 (No. 36)	Several of the Mortgaged Properties are legal non-conforming as to use. The legal use of any of the applicable Mortgaged Properties may lapse if there is a protracted discontinuance of such use. The Mortgage Loan documents contain a loss recourse carve-out in the event the Mortgagor fails to maintain the legal use of any such Mortgaged Property as a multi-family apartment building with ancillary commercial uses, to the extent rebuilding of such Mortgaged Property is required pursuant to the Mortgage Loan agreement, following a casualty or condemnation of such Mortgaged Property.
In addition, there are open building code violations at several of the Mortgaged Properties as indicated in the related zoning reports and city records searches. A violations indemnity from the guarantor has been obtained.
(26) Recourse Obligations	Cross Creek Medical Office (No. 46)	Several non-recourse carve-out guarantors have guaranteed the Mortgagor’s recourse obligations severally, in proportions determined by their respective interests in the Mortgagor, which total 97.14% and, accordingly, result in a partial guarantee of such obligations in the aggregate to the extent of such percentage.

E-2-9

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(30) Due on Sale or Encumbrance	Pangea 11 (No. 36)	The Mortgage Loan documents permit certain transfers of more than 50% of the equity interests in the Mortgagor without the consent of the holder of the related Mortgage if such transfers do not result in a change of “Control” (as defined in the Mortgage Loan documents) of the Mortgagor. Pursuant to the Mortgage Loan documents, no change in “Control” shall be deemed to have occurred so long as the related guarantor maintains no less than 51% of the direct or indirect equity interests in the Mortgagor and controls the day-to-day management of the Mortgagor and the Mortgaged Property. Other than in connection with transfers occurring as a result of death or estate planning, the Mortgage Loan documents prohibit direct or indirect transfers that result, in the aggregate, in a transfer of greater than 49% of the direct or indirect interests in the Mortgagor.

E-2-10

MC-Five Mile Commercial Mortgage Finance LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Skyline Property Portfolio (No. 18)	A prior owner in the chain of title has a right of first refusal against the Fairview Corners Mortgaged Property. Title coverage was obtained and the borrower covenanted in the Mortgage Loan Documents to use commercially reasonable efforts to obtain a subordination agreement post-closing. The Mortgage Loan Documents contain a recourse carveout related to any loss.
(5) Lien; Valid Assignment	Binford Shoppes (No. 53)	The shadow anchor has a right of first refusal with respect to the Mortgaged Property. The shadow anchor has executed a waiver agreement pursuant to which it agreed that its right of first refusal does not apply to a foreclosure, deed-in-lieu of foreclosure, or the sale by the lender (or a lender affiliate) after a foreclosure or a deed-in-lieu of foreclosure.
(16) Insurance	Birney Portfolio – Galleria Oaks (No. 30)	In the event of a loss, insurance proceeds relating to the improvements and building on the Mortgaged Property are distributed directly to the lender in accordance with related Mortgage Loan Documents. However, any distribution of insurance proceeds with respect to the common elements for the condominium must go to the condominium association. In the event proceeds are sufficient to restore the Mortgaged Property, the condominium association effects the restoration. If proceeds are insufficient to restore the Mortgaged Property, and if damage is not more than two-thirds of all general common elements, the damage shall be promptly restored through a special assessment against all unit owners for the deficiency, payable within 30 days. However, if the damage is more than two-thirds of all general common elements, then the condominium regime is terminated and the property sold with proceeds distributed pro rata, unless 100% of the unit owners and their related mortgagees agree to restore within 100 days.
(16) Insurance	Conlon MHC Portfolio 3 (No. 35)	The Princeton Village MHC Mortgaged Property is located in a flood zone, but insurance could not be obtained under the National Flood Insurance Program due to lack of permanent structures on the Mortgaged Property. The Mortgage Loan Documents provide a nonrecourse carveout for losses due to flood.
(24) Local Law Compliance	Chicago Multifamily Portfolio (No. 22)	The 8200 S. Exchange Avenue, 8231-8239 South Ingleside, 1115-27 East 81st Street and 8211—8213, 8214 and 8223 South Exchange Avenue Mortgaged Properties are legal non-conforming as to use. The applicable rebuild provision provides that if the non-conforming building or structure is partially damaged or totally destroyed, it may be repaired or rebuilt if a building permit is obtained within 18 months’ of the date of the damage, provided that the resulting building is not more out of compliance than the building being replaced. A non-recourse carveout was added to the Loan Documents relating to the inability to rebuild to include the same amount of rentable square feet and number (and size) of dwelling units as existed prior to the casualty.
(24) Local Law Compliance	Chicago Multifamily Portfolio (No. 22)	Certain of the Mortgaged Properties contain existing building code violations, which have been resolved, but are awaiting inspection and approval by the applicable agency. A non-recourse carveout was added to the Loan Documents relating to any losses sustained due to building code violations.
(28) Financial Reporting and Rent Rolls	Skyline Property Portfolio (No. 18)	Each individual borrower is required to provide the required financial information, but not on a combined basis.

E-2-11

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
8/10/2015	$84,984,000.00	8/10/2020	$83,708,934.79
9/10/2015	$84,984,000.00	9/10/2020	$82,429,469.82
10/10/2015	$84,984,000.00	10/10/2020	$81,047,291.17
11/10/2015	$84,984,000.00	11/10/2020	$79,757,670.21
12/10/2015	$84,984,000.00	12/10/2020	$78,365,625.44
1/10/2016	$84,984,000.00	1/10/2021	$77,065,771.60
2/10/2016	$84,984,000.00	2/10/2021	$75,760,958.99
3/10/2016	$84,984,000.00	3/10/2021	$74,160,131.35
4/10/2016	$84,984,000.00	4/10/2021	$72,844,224.47
5/10/2016	$84,984,000.00	5/10/2021	$71,426,643.99
6/10/2016	$84,984,000.00	6/10/2021	$70,100,305.14
7/10/2016	$84,984,000.00	7/10/2021	$68,672,590.41
8/10/2016	$84,984,000.00	8/10/2021	$67,335,740.58
9/10/2016	$84,984,000.00	9/10/2021	$65,993,789.85
10/10/2016	$84,984,000.00	10/10/2021	$64,550,908.82
11/10/2016	$84,984,000.00	11/10/2021	$63,198,328.88
12/10/2016	$84,984,000.00	12/10/2021	$61,745,122.00
1/10/2017	$84,984,000.00	1/10/2022	$60,381,832.34
2/10/2017	$84,984,000.00	2/10/2022	$59,013,340.21
3/10/2017	$84,984,000.00	3/10/2022	$57,354,774.59
4/10/2017	$84,984,000.00	4/10/2022	$55,974,721.70
5/10/2017	$84,984,000.00	5/10/2022	$54,494,825.92
6/10/2017	$84,984,000.00	6/10/2022	$53,103,855.17
7/10/2017	$84,984,000.00	7/10/2022	$51,546,184.60
8/10/2017	$84,984,000.00	8/10/2022	$50,082,888.07
9/10/2017	$84,984,000.00	9/10/2022	$48,614,008.59
10/10/2017	$84,984,000.00	10/10/2022	$47,039,757.73
11/10/2017	$84,984,000.00	11/10/2022	$45,559,264.57
12/10/2017	$84,984,000.00	12/10/2022	$43,973,731.51
1/10/2018	$84,984,000.00	1/10/2023	$42,481,536.74
2/10/2018	$84,984,000.00	2/10/2023	$40,983,648.04
3/10/2018	$84,984,000.00	3/10/2023	$39,183,560.72
4/10/2018	$84,984,000.00	4/10/2023	$37,673,079.13
5/10/2018	$84,984,000.00	5/10/2023	$36,058,413.54
6/10/2018	$84,984,000.00	6/10/2023	$34,536,003.25
7/10/2018	$84,984,000.00	7/10/2023	$32,909,749.41
8/10/2018	$84,984,000.00	8/10/2023	$31,375,320.09
9/10/2018	$84,984,000.00	9/10/2023	$29,835,034.60
10/10/2018	$84,984,000.00	10/10/2023	$28,191,415.74
11/10/2018	$84,984,000.00	11/10/2023	$26,638,975.85
12/10/2018	$84,984,000.00	12/10/2023	$24,983,549.48
1/10/2019	$84,984,000.00	1/10/2024	$23,418,863.15
2/10/2019	$84,984,000.00	2/10/2024	$21,848,204.43
3/10/2019	$84,984,000.00	3/10/2024	$20,078,608.04
4/10/2019	$84,984,000.00	4/10/2024	$18,495,194.17
5/10/2019	$84,984,000.00	5/10/2024	$16,809,677.83
6/10/2019	$84,984,000.00	6/10/2024	$15,213,782.92
7/10/2019	$84,984,000.00	7/10/2024	$13,516,141.74
8/10/2019	$84,984,000.00	8/10/2024	$11,907,671.24
9/10/2019	$84,984,000.00	9/10/2024	$10,293,060.14
10/10/2019	$84,984,000.00	10/10/2024	$8,577,236.93
11/10/2019	$84,984,000.00	11/10/2024	$6,949,908.48
12/10/2019	$84,984,000.00	12/10/2024	$5,221,730.86
1/10/2020	$84,984,000.00	1/10/2025	$3,581,588.72
2/10/2020	$84,984,000.00	2/10/2025	$1,935,184.27
3/10/2020	$84,984,000.00	3/10/2025	$438.33
4/10/2020	$84,984,000.00	4/10/2025 and
5/10/2020	$84,984,000.00	thereafter	$0.00
6/10/2020	$84,984,000.00
7/10/2020	$84,983,537.98

F-1

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ANNEX G

ALDERWOOD MALL AMORTIZATION SCHEDULE

Payment Due Date	Beginning Balance	Principal Due	Interest Due	Total Debt Service Payment	Total Ending Balance
7/1/2015	$24,500,000.00	$60,470.40	$71,024.48	$131,494.88	$24,439,529.60
8/1/2015	$24,439,529.60	$56,952.35	$73,210.82	$130,163.17	$24,382,577.24
9/1/2015	$24,382,577.24	$57,122.96	$73,040.21	$130,163.17	$24,325,454.28
10/1/2015	$24,325,454.28	$60,976.40	$70,518.48	$131,494.88	$24,264,477.88
11/1/2015	$24,264,477.88	$57,476.74	$72,686.43	$130,163.17	$24,207,001.14
12/1/2015	$24,207,001.14	$61,319.79	$70,175.09	$131,494.88	$24,145,681.35
1/1/2016	$24,145,681.35	$57,832.60	$72,330.57	$130,163.17	$24,087,848.74
2/1/2016	$24,087,848.74	$58,005.85	$72,157.33	$130,163.17	$24,029,842.90
3/1/2016	$24,029,842.90	$65,487.13	$67,339.46	$132,826.59	$23,964,355.77
4/1/2016	$23,964,355.77	$58,375.78	$71,787.39	$130,163.17	$23,905,979.99
5/1/2016	$23,905,979.99	$62,192.44	$69,302.44	$131,494.88	$23,843,787.55
6/1/2016	$23,843,787.55	$58,736.95	$71,426.22	$130,163.17	$23,785,050.59
7/1/2016	$23,785,050.59	$62,543.01	$68,951.87	$131,494.88	$23,722,507.58
8/1/2016	$23,722,507.58	$59,100.26	$71,062.91	$130,163.17	$23,663,407.32
9/1/2016	$23,663,407.32	$59,277.30	$70,885.87	$130,163.17	$23,604,130.03
10/1/2016	$23,604,130.03	$63,067.49	$68,427.39	$131,494.88	$23,541,062.53
11/1/2016	$23,541,062.53	$59,643.79	$70,519.38	$130,163.17	$23,481,418.74
12/1/2016	$23,481,418.74	$63,423.23	$68,071.65	$131,494.88	$23,417,995.51
1/1/2017	$23,417,995.51	$60,012.45	$70,150.72	$130,163.17	$23,357,983.06
2/1/2017	$23,357,983.06	$60,192.23	$69,970.95	$130,163.17	$23,297,790.83
3/1/2017	$23,297,790.83	$71,121.60	$63,036.70	$134,158.30	$23,226,669.24
4/1/2017	$23,226,669.24	$60,585.59	$69,577.58	$130,163.17	$23,166,083.65
5/1/2017	$23,166,083.65	$64,337.37	$67,157.51	$131,494.88	$23,101,746.28
6/1/2017	$23,101,746.28	$60,959.81	$69,203.37	$130,163.17	$23,040,786.48
7/1/2017	$23,040,786.48	$64,700.60	$66,794.28	$131,494.88	$22,976,085.87
8/1/2017	$22,976,085.87	$61,336.23	$68,826.94	$130,163.17	$22,914,749.64
9/1/2017	$22,914,749.64	$61,519.97	$68,643.20	$130,163.17	$22,853,229.67
10/1/2017	$22,853,229.67	$65,244.32	$66,250.56	$131,494.88	$22,787,985.35
11/1/2017	$22,787,985.35	$61,899.70	$68,263.47	$130,163.17	$22,726,085.65
12/1/2017	$22,726,085.65	$65,612.91	$65,881.98	$131,494.88	$22,660,472.74
1/1/2018	$22,660,472.74	$62,281.68	$67,881.49	$130,163.17	$22,598,191.06
2/1/2018	$22,598,191.06	$62,468.25	$67,694.92	$130,163.17	$22,535,722.81
3/1/2018	$22,535,722.81	$73,183.52	$60,974.78	$134,158.30	$22,462,539.29
4/1/2018	$22,462,539.29	$62,874.61	$67,288.56	$130,163.17	$22,399,664.68
5/1/2018	$22,399,664.68	$66,559.19	$64,935.70	$131,494.88	$22,333,105.50
6/1/2018	$22,333,105.50	$63,262.34	$66,900.83	$130,163.17	$22,269,843.16
7/1/2018	$22,269,843.16	$66,935.53	$64,559.35	$131,494.88	$22,202,907.62
8/1/2018	$22,202,907.62	$63,652.36	$66,510.81	$130,163.17	$22,139,255.27
9/1/2018	$22,139,255.27	$63,843.03	$66,320.14	$130,163.17	$22,075,412.23
10/1/2018	$22,075,412.23	$67,499.18	$63,995.70	$131,494.88	$22,007,913.05
11/1/2018	$22,007,913.05	$64,236.48	$65,926.69	$130,163.17	$21,943,676.57
12/1/2018	$21,943,676.57	$67,881.08	$63,613.80	$131,494.88	$21,875,795.49
1/1/2019	$21,875,795.49	$64,632.25	$65,530.92	$130,163.17	$21,811,163.24
2/1/2019	$21,811,163.24	$64,825.86	$65,337.31	$130,163.17	$21,746,337.38
3/1/2019	$21,746,337.38	$75,319.35	$58,838.94	$134,158.30	$21,671,018.02
4/1/2019	$21,671,018.02	$65,245.68	$64,917.49	$130,163.17	$21,605,772.34
5/1/2019	$21,605,772.34	$68,860.65	$62,634.23	$131,494.88	$21,536,911.69
6/1/2019	$21,536,911.69	$65,647.41	$64,515.76	$130,163.17	$21,471,264.28
7/1/2019	$21,471,264.28	$69,250.58	$62,244.30	$131,494.88	$21,402,013.70
8/1/2019	$21,402,013.70	$66,051.51	$64,111.66	$130,163.17	$21,335,962.19
9/1/2019	$21,335,962.19	$66,249.37	$63,913.80	$130,163.17	$21,269,712.82
10/1/2019	$21,269,712.82	$69,834.87	$61,660.01	$131,494.88	$21,199,877.95
11/1/2019	$21,199,877.95	$66,657.02	$63,506.15	$130,163.17	$21,133,220.93
12/1/2019	$21,133,220.93	$70,230.55	$61,264.33	$131,494.88	$21,062,990.38
1/1/2020	$21,062,990.38	$67,067.08	$63,096.09	$130,163.17	$20,995,923.29
2/1/2020	$20,995,923.29	$67,267.99	$62,895.18	$130,163.17	$20,928,655.30
3/1/2020	$20,928,655.30	$74,177.67	$58,648.92	$132,826.59	$20,854,477.64
4/1/2020	$20,854,477.64	$67,691.70	$62,471.47	$130,163.17	$20,786,785.93
5/1/2020	$20,786,785.93	$71,234.85	$60,260.03	$131,494.88	$20,715,551.08

G-1

Payment Due Date	Beginning Balance	Principal Due	Interest Due	Total Debt Service Payment	Total Ending Balance
6/1/2020	$20,715,551.08	$68,107.87	$62,055.30	$130,163.17	$20,647,443.21
7/1/2020	$20,647,443.21	$71,638.80	$59,856.08	$131,494.88	$20,575,804.41
8/1/2020	$20,575,804.41	$68,526.49	$61,636.68	$130,163.17	$20,507,277.92
9/1/2020	$20,507,277.92	$68,731.77	$61,431.40	$130,163.17	$20,438,546.15
10/1/2020	$20,438,546.15	$72,244.39	$59,250.49	$131,494.88	$20,366,301.76
11/1/2020	$20,366,301.76	$69,154.08	$61,009.10	$130,163.17	$20,297,147.68
12/1/2020	$20,297,147.68	$72,654.30	$58,840.59	$131,494.88	$20,224,493.39
1/1/2021	$20,224,493.39	$69,578.88	$60,584.30	$130,163.17	$20,154,914.51
2/1/2021	$20,154,914.51	$69,787.31	$60,375.87	$130,163.17	$20,085,127.20
3/1/2021	$20,085,127.20	$79,814.08	$54,344.22	$134,158.30	$20,005,313.12
4/1/2021	$20,005,313.12	$70,235.45	$59,927.72	$130,163.17	$19,935,077.67
5/1/2021	$19,935,077.67	$73,703.92	$57,790.96	$131,494.88	$19,861,373.75
6/1/2021	$19,861,373.75	$70,666.63	$59,496.54	$130,163.17	$19,790,707.11
7/1/2021	$19,790,707.11	$74,122.45	$57,372.44	$131,494.88	$19,716,584.67
8/1/2021	$19,716,584.67	$71,100.36	$59,062.81	$130,163.17	$19,645,484.31
9/1/2021	$19,645,484.31	$71,313.35	$58,849.82	$130,163.17	$19,574,170.96
10/1/2021	$19,574,170.96	$74,750.18	$56,744.71	$131,494.88	$19,499,420.78
11/1/2021	$19,499,420.78	$71,750.90	$58,412.28	$130,163.17	$19,427,669.88
12/1/2021	$19,427,669.88	$75,174.88	$56,320.01	$131,494.88	$19,352,495.01
1/1/2022	$19,352,495.01	$72,191.03	$57,972.15	$130,163.17	$19,280,303.98
2/1/2022	$19,280,303.98	$72,407.28	$57,755.89	$130,163.17	$19,207,896.70
3/1/2022	$19,207,896.70	$82,187.60	$51,970.70	$134,158.30	$19,125,709.10
4/1/2022	$19,125,709.10	$72,870.38	$57,292.79	$130,163.17	$19,052,838.72
5/1/2022	$19,052,838.72	$76,261.50	$55,233.39	$131,494.88	$18,976,577.22
6/1/2022	$18,976,577.22	$73,317.12	$56,846.05	$130,163.17	$18,903,260.10
7/1/2022	$18,903,260.10	$76,695.12	$54,799.76	$131,494.88	$18,826,564.98
8/1/2022	$18,826,564.98	$73,766.50	$56,396.68	$130,163.17	$18,752,798.48
9/1/2022	$18,752,798.48	$73,987.47	$56,175.70	$130,163.17	$18,678,811.01
10/1/2022	$18,678,811.01	$77,345.79	$54,149.09	$131,494.88	$18,601,465.23
11/1/2022	$18,601,465.23	$74,440.80	$55,722.37	$130,163.17	$18,527,024.42
12/1/2022	$18,527,024.42	$77,785.81	$53,709.07	$131,494.88	$18,449,238.61
1/1/2023	$18,449,238.61	$74,896.81	$55,266.36	$130,163.17	$18,374,341.80
2/1/2023	$18,374,341.80	$75,121.17	$55,042.00	$130,163.17	$18,299,220.63
3/1/2023	$18,299,220.63	$84,646.20	$49,512.10	$134,158.30	$18,214,574.43
4/1/2023	$18,214,574.43	$75,599.77	$54,563.40	$130,163.17	$18,138,974.66
5/1/2023	$18,138,974.66	$78,910.75	$52,584.13	$131,494.88	$18,060,063.91
6/1/2023	$18,060,063.91	$76,062.62	$54,100.55	$130,163.17	$17,984,001.29
7/1/2023	$17,984,001.29	$79,360.01	$52,134.87	$131,494.88	$17,904,641.28
8/1/2023	$17,904,641.28	$76,528.20	$53,634.97	$130,163.17	$17,828,113.08
9/1/2023	$17,828,113.08	$76,757.45	$53,405.72	$130,163.17	$17,751,355.63
10/1/2023	$17,751,355.63	$80,034.44	$51,460.44	$131,494.88	$17,671,321.19
11/1/2023	$17,671,321.19	$77,227.13	$52,936.04	$130,163.17	$17,594,094.05
12/1/2023	$17,594,094.05	$80,490.34	$51,004.55	$131,494.88	$17,513,603.72
1/1/2024	$17,513,603.72	$77,699.59	$52,463.58	$130,163.17	$17,435,904.12
2/1/2024	$17,435,904.12	$77,932.35	$52,230.83	$130,163.17	$17,357,971.78
3/1/2024	$17,357,971.78	$84,183.89	$48,642.70	$132,826.59	$17,273,787.89
4/1/2024	$17,273,787.89	$78,417.98	$51,745.19	$130,163.17	$17,195,369.91
5/1/2024	$17,195,369.91	$81,646.22	$49,848.66	$131,494.88	$17,113,723.69
6/1/2024	$17,113,723.69	$78,897.47	$51,265.70	$130,163.17	$17,034,826.22
7/1/2024	$17,034,826.22	$82,111.63	$49,383.25	$131,494.88	$16,952,714.59
8/1/2024	$16,952,714.59	$79,379.79	$50,783.39	$130,163.17	$16,873,334.81
9/1/2024	$16,873,334.81	$79,617.57	$50,545.60	$130,163.17	$16,793,717.23
10/1/2024	$16,793,717.23	$82,810.59	$48,684.29	$131,494.88	$16,710,906.64
11/1/2024	$16,710,906.64	$80,104.14	$50,059.03	$130,163.17	$16,630,802.49
12/1/2024	$16,630,802.49	$83,282.88	$48,212.00	$131,494.88	$16,547,519.62
1/1/2025	$16,547,519.62	$80,593.58	$49,569.59	$130,163.17	$16,466,926.03
2/1/2025	$16,466,926.03	$80,835.01	$49,328.16	$130,163.17	$16,386,091.02
3/1/2025	$16,386,091.02	$89,822.54	$44,335.76	$134,158.30	$16,296,268.48
4/1/2025	$16,296,268.48	$81,346.23	$48,816.94	$130,163.17	$16,214,922.25
5/1/2025	$16,214,922.25	$84,488.50	$47,006.38	$131,494.88	$16,130,433.75
6/1/2025	$16,130,433.75	$81,843.00	$48,320.17	$130,163.17	$0

G-2

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 109 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

February 9, 2015

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 112 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	25
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	26
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	40
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	109
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	112
LEGAL MATTERS	112
RATINGS	113
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

●	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors. Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement. Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund. As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow. Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants in common under the mortgage loans will be special purpose entities. Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates. The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes. Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors. First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer. An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund. These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee. Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus. We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates. Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)      a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)     all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)    all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

* Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

In addition, the Trust Fund for a series may include various forms of credit enhancement. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing. See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)       mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)      the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)     the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)       remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)      to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)     pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)     reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)      make remittances to the Collection Account as required by the Agreement;

(ii)      pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)     provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)      to cure any ambiguity;

(ii)      to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)     to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)     for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)       the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)      the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)     the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)     mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)       information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)      updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)     financial information relating to the underlying Mortgaged Properties;

(iv)     information with respect to delinquent mortgage loans;

(v)      information on mortgage loans which have been modified; and

(vi)     information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.         mortgage loans with fixed interest rates;

2.         mortgage loans with adjustable interest rates;

3.         mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.         mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.         mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.         mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.         mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)      the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)     the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)     the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)     the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)      the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)     the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)    the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)   the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)     the debt service coverage ratios relating to the mortgage loans;

(x)      information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)     information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)    payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)       the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)      the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)     any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)     a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)      if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)     a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)    any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust

Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)       have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)      have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)     have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)     comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special

Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency. Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Servicer Termination Events

Termination events (each, a “Servicer Termination Event”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)       with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)      with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)     with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)     with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)      with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)     with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as a Servicer Termination Event remains unremedied, the Trustee may, and as long as a Servicer Termination Event remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released. Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full. If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap. In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class for the rate of interest on that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code. Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances. The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool. The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

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for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

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as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 and was reauthorized and amended on January 12,2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as amended, “TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80%, of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (with the insurers being liable for any amount that exceeds this cap).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable

Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated. For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC. If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of

Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter. If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.” Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related

Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative. In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates. Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity. A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool. A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code

Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under Treasury regulations a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement. Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN or W-8BEN-E, if the Non-U.S. Person is an individual or an entity (such as a corporation), respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN, W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to

Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a manner different than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or

Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans. Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans. Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code. However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include ERISA Plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets” of an ERISA Plan, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity. Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates. Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties. Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments. Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA	109
1		FIRREA Appraisal	109
		Form 8-K	37
1986 Act	76
		G
A
		Garn-St Germain Act	67
ADA	72
Advances	43	H
Agreement	26
Appraisal Regulations	109	Holders	28
Assessment of Compliance	45
		I
B
		Insurance Proceeds	29
Balloon Payments	51	IRS	75
Bankruptcy Code	55
beneficial owner	27	L

C		Lender Liability Act	64
		Letter of Credit Bank	48
California Military Code	69
CERCLA	64	M
Certificateholders	28
Closing Date	37	Master Servicer	40
Code	73	Master Servicer Remittance Date	30
Collection Account	29	Mortgage Loan File	38
Cut-Off Date	29	Mortgage Loan Schedule	38
		Mortgaged Property	35
D		Mortgages	35

Defective Mortgage Loans	39	N
Department	107
Depositor	25	Non-U.S. Person	91
Depository	27	NRSRO	26
Disqualified Non-U.S. Person	91
Disqualified Organization	107	O
Distribution Account	29
Distribution Date	28	OID Regulations	77
		Operating Advisor	41
E
		P
EDGAR	33
Environmental Condition	64	Pass-Through Entity	91
ERISA	106	Permitted Investments	31
ERISA Plans	106	Plan Asset Regulations	107
Exchange Act	26	Plans	106
Exchangeable Certificates	33	Prepayment Assumption	78
		Prepayment Premium	30
F		Property Protection Expenses	30

FATCA	97	R
FDIA	21
Financial Intermediary	27	Random Lot Certificates	77

Rating Agency	26	Special Servicer	40
REA	6	Specially Serviced Mortgage Loans	40
Regular Certificateholder	76	Standard Certificateholder	98
Regular Certificates	73	Standard Certificates	98
Regulation AB	24	Startup Day	74
Relief Act	68	Stripped Certificateholder	103
REMIC	32	Stripped Certificates	98, 101
REMIC Certificates	73	Subordinate Certificates	47
REMIC Pool	73	Substitute Mortgage Loans	39
REMIC Regulations	73
REO Account	30	T
REO Property	29
Repurchase Price	39	Title V	70
Residual Certificateholder	86	Title VIII	70
Residual Certificates	73	TRIPRA	72
Responsible Party	38	Trust Fund	26
		Trustee	35
S
		U
SEC	24
Secured-Creditor Exemption	64	U.S. Person	92
Securities Act	25	Underwriter’s Exemption	107
Senior Certificates	47
Servicer Termination Event	46	V
Servicing Fee	43
Similar Law	106	Voting Rights	47
SMMEA	108

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.	$926,634,000 (Approximate) GS Mortgage Securities Trust 2015-GC32 as Issuing Entity GS Mortgage Securities Corporation II as Depositor Commercial Mortgage Pass-Through Certificates, Series 2015-GC32

Prospectus Supplement

Summary of Prospectus Supplement	S-16
Risk Factors	S-67
Description of the Mortgage Pool	S-118
Transaction Parties	S-213
Description of the Offered Certificates	S-276
Yield, Prepayment and Maturity Considerations	S-306
The Pooling and Servicing Agreement	S-321
Use of Proceeds	S-386
Material Federal Income Tax Consequences	S-386
State and Local Tax Considerations	S-390
ERISA Considerations	S-390
Legal Investment	S-392
Certain Legal Aspects of the Mortgage Loans	S-393
Ratings	S-395
Plan of Distribution (Underwriter Conflicts of Interest)	S-397
Legal Matters	S-399
Index of Significant Definitions	S-400

Annex A	–	Statistical Characteristics of the
Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1	Class A-1 Class A-2 Class A-3 Class A-4 Class A-AB Class X-A Class X-B Class A-S Class B Class PEZ Class C Class D Class X-D	$ $ $ $ $ $ $ $ $ $ $ $ $	54,451,000 50,885,000 180,000,000 331,866,000 84,984,000 772,404,000 60,188,000 70,218,000 60,188,000 173,038,000 42,632,000 51,410,000 51,410,000
Annex E-1	–	Sponsor Representations and
Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor
Representations and Warranties	E-2-1
Annex F	–	Class A-AB Scheduled Principal
Balance Schedule	F-1
Annex G	–	Alderwood Mall Amortization Schedule	G-1

Prospectus
Table of Contents	2
Summary of Prospectus	3
Risk Factors	4
The Prospectus Supplement	23
The Depositor	25
The Sponsors	25
Use of Proceeds	25
Description of the Certificates	26	PROSPECTUS SUPPLEMENT
The Mortgage Pools	35
Servicing of the Mortgage Loans	40
Credit Enhancement	47	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Citigroup Co-Managers Cantor Fitzgerald & Co. Drexel Hamilton July 17, 2015
Swap Agreement	49
Yield Considerations	50
Certain Legal Aspects of the Mortgage Loans	52
Material Federal Income Tax Consequences	73
State and Local Tax Considerations	106
ERISA Considerations	106
Legal Investment	108
The Appraisal Regulations	109
Plan of Distribution	109
Incorporation of Certain Information by Reference	112
Legal Matters	112
Ratings	113
Index of Defined Terms	114

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.